                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No. 4)



      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                            UBIQUITEL INC.
      ----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                   Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/X/        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]


                                                                          , 2001


Dear Shareholder:

    You are cordially invited to attend the 2001 annual meeting of shareholders of UbiquiTel Inc., which we will hold on August 9, 2001, at 10:00 a.m., local time, at the Philadelphia Marriott West Hotel, 111 Crawford Avenue, West Conshohocken, Pennsylvania.

    At the annual meeting, we will ask you to vote on the following matters:

    1. To approve the issuance of up to 16,400,000 shares of UbiquiTel common stock to the stockholders of the members of VIA Wireless, LLC and certain of the employees of VIA Wireless in a series of merger transactions in which UbiquiTel will purchase all of the membership interests of VIA Wireless. As a result of the mergers, VIA Wireless will become a subsidiary of UbiquiTel;

    2. To elect three Class I directors, each for a three-year term ending in 2004;

    3.  To elect one Class II director, for a one-year term ending in 2002;

    4. To elect one Class II director, for a one-year term ending in 2002, subject to and upon completion of the mergers;

    5. To approve an amendment to UbiquiTel's amended and restated certificate of incorporation to increase the number of authorized shares of common stock to 240,000,000 from 100,000,000;

    6. To approve UbiquiTel's amended and restated 2000 equity incentive plan to (a) increase the number of shares of common stock reserved for issuance under the plan to 7,500,000 from 4,080,000, (b) provide for a maximum limitation of 1,500,000 shares that may be subject to awards granted under the plan to any one individual for any fiscal year during the term of the plan, (c) provide that the maximum amount that may be earned by a participant as an annual incentive award in any fiscal year is $2,000,000, and (d) provide that the maximum amount that may be earned by a participant as a performance award for any performance period is $5,000,000; and

    7. To act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

    We cannot issue the UbiquiTel common stock required to be issued to complete the mergers, unless the holders of a majority of all shares of UbiquiTel common stock casting votes at the annual meeting approve the issuance of these shares.

    WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY, INCLUDING THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 15.

    AFTER CAREFUL CONSIDERATION, THE UBIQUITEL BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, INCLUDING THE MERGERS AND THE OTHER RELATED TRANSACTIONS, AND DEEMED THE MERGER AGREEMENT, INCLUDING THE MERGERS AND THE OTHER RELATED TRANSACTIONS, TO BE ADVISABLE AND IN THE BEST INTERESTS OF UBIQUITEL AND ITS SHAREHOLDERS. THE UBIQUITEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF SHARES OF UBIQUITEL COMMON STOCK IN THE MERGERS, AS WELL AS THE OTHER MATTERS TO BE VOTED UPON AT THE MEETING.


    You can find additional information regarding UbiquiTel in the section entitled "Where You Can Find More Information" on page 187 of the attached proxy statement.


    Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return your proxy.

                                          Sincerely,

                                          [LOGO]

                                          Donald A. Harris
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

 Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the mergers described in the proxy statement or the UbiquiTel common stock to be issued in connection with the mergers, or determined if the proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

                   THIS PROXY STATEMENT IS DATED       , 2001
 AND IS FIRST BEING MAILED TO UBIQUITEL SHAREHOLDERS ON OR ABOUT       , 2001.

                                 UBIQUITEL INC.
                         ONE WEST ELM STREET, SUITE 400
                        CONSHOHOCKEN, PENNSYLVANIA 19428

                            ------------------------

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 9, 2001

                            ------------------------

To the shareholders of UbiquiTel Inc.:

    We will hold the 2001 annual meeting of shareholders of UbiquiTel Inc. on August 9, 2001, at 10:00 a.m., local time, at the Philadelphia Marriott West Hotel, 111 Crawford Avenue, West Conshohocken, Pennsylvania, for the following purposes:

    1. To approve the issuance of up to 16,400,000 shares of UbiquiTel common stock to the stockholders of the members of VIA Wireless, LLC and certain employees of VIA Wireless in a series of merger transactions in which UbiquiTel will purchase all of the membership interests of VIA Wireless. As a result of the mergers, VIA Wireless will become a subsidiary of UbiquiTel; and

    2. To elect three Class I directors, each for a three-year term ending in 2004;

    3.  To elect one Class II director, for a one-year term ending in 2002;

    4. To elect one Class II director, for a one-year term ending in 2002, subject to and upon completion of the mergers;

    5. To approve an amendment to UbiquiTel's amended and restated certificate of incorporation to increase the number of authorized shares of common stock to 240,000,000 from 100,000,000;

    6. To approve UbiquiTel's amended and restated 2000 equity incentive plan to (a) increase the number of shares of common stock reserved for issuance under the plan to 7,500,000 from 4,080,000, (b) provide for a maximum limitation of 1,500,000 shares that may be subject to awards granted under the plan to any one individual for any fiscal year during the term of the plan, (c) provide that the maximum amount that may be earned by a participant as an annual incentive award in any fiscal year is $2,000,000, and (d) provide that the maximum amount that may be earned by a participant as a performance award for any performance period is $5,000,000; and

    7. To act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

    These items of business are described in detail in the accompanying proxy statement. Only holders of record of shares of UbiquiTel common stock at the close of business on June 22, 2001, the record date of the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

    A list of shareholders entitled to vote at the annual meeting will be available for examination by UbiquiTel shareholders, for any purpose germane to the meeting, during ordinary business hours beginning 10 days prior to the date of the annual meeting, at UbiquiTel's executive offices at One West Elm Street, Suite 400, Conshohocken, Pennsylvania.

    Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held at a brokerage firm or bank, you must provide them with instructions on how to vote your shares.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Patricia E. Knese
                                          SECRETARY


Conshohocken, Pennsylvania
      , 2001

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Questions and Answers About the Mergers.....................      1
Summary.....................................................      3
Risk Factors................................................     15
Special Note Concerning Forward-Looking Statements..........     31
The Annual Meeting..........................................     32
  Date, Time and Place......................................     32
  Purpose...................................................     32
  Record Date...............................................     32
  Quorum....................................................     32
  Votes Required............................................     33
  Voting by UbiquiTel Directors and Executive Officers......     33
  Voting of Proxies.........................................     34
  Revocability of Proxies...................................     34
  Solicitation of Proxies...................................     34
The Mergers.................................................     35
  Background of the Mergers.................................     35
  UbiquiTel's Reasons for the Mergers.......................     38
  Recommendation of UbiquiTel's Board of Directors..........     40
  Opinion of UbiquiTel's Financial Advisor..................     40
  Interests of Certain Persons in the Mergers...............     44
  Financing of the Mergers..................................     45
  Regulatory and Third Party Approvals......................     46
  Appraisal Rights..........................................     48
  Accounting Treatment......................................     49
  Nasdaq Listing............................................     49
  Material Federal Income Tax Consequences of the Mergers...     49
The Merger Agreement and Related Agreements.................     52
  The Merger Agreement......................................     52
    The Merger Transactions.................................     52
    Merger Consideration....................................     52
    Effective Date of the Mergers...........................     53
    The Pre-Closing Period..................................     53
    The Closing.............................................     57
    Covenants...............................................     58
    Termination.............................................     59
    Termination Fees........................................     60
    Representations and Warranties..........................     60
    Conduct of Business Pending the Mergers.................     62
    Resale Registration Statement...........................     62
    Expenses................................................     63
    Indemnification.........................................     63
  The Management Agreement..................................     63
    The Management Committee................................     63
    Payment.................................................     64
    Covenants...............................................     65
    Term and Termination....................................     65
    Exculpation and Indemnification.........................     66

                                                              PAGE
                                                              ----
  The Loan Agreement........................................     66
  The Warrant...............................................     67
  The Voting Agreements.....................................     67
  The Escrow Agreement......................................     68
  The Lock-Up Agreements....................................     68
  The Evans Indemnification Agreement.......................     68
Pro Forma Condensed Consolidated Financial Statements.......     69
Description of UbiquiTel....................................     76
  Business..................................................     76
  Wireless Industry Growth..................................     77
  Sprint PCS................................................     78
  Our Markets...............................................     79
  Business Strategy.........................................     82
  Network Build-Out.........................................     86
  Products and Services.....................................     88
  Traveling and Roaming.....................................     89
  Marketing Strategy........................................     90
  Sales and Distribution....................................     91
  Technology................................................     93
  Code Division Multiple Access Technology..................     94
  Competition...............................................     95
  Intellectual Property.....................................     97
  Employees.................................................     97
  Properties................................................     97
  Legal Proceedings.........................................     97
  Environmental Compliance..................................     97
UbiquiTel Management's Discussion and Analysis of Financial
  Condition and Results of Operations.......................     98
  Overview..................................................     98
  Results of Operations.....................................     99
  Liquidity and Capital Resources...........................    104
  Quantitative and Qualitative Disclosure About Market
    Risk....................................................    106
  Inflation.................................................    106
  Seasonality...............................................    106
  Supplementary Financial Information.......................    107
UbiquiTel's Management and Executive Compensation...........    108
  Executive Officers and Directors..........................    108
  Board of Directors........................................    110
  Report of the Audit Committee.............................    111
  Report of the Compensation Committee......................    113
  Compensation Committee Interlocks and Insider
    Participation...........................................    114
  Limitation on Liability and Indemnification Matters.......    115
  Executive Compensation....................................    115
  Employment Agreements.....................................    118
  Benefit Plans.............................................    119
  Noncompetition Agreements.................................    119
Performance Graph...........................................    120
Principal Shareholders of UbiquiTel.........................    121
Certain Transactions of UbiquiTel...........................    123
Description of Certain UbiquiTel Indebtedness...............    127

                                                              PAGE
                                                              ----
  Senior Credit Facility....................................    127
  Senior Subordinated Discount Notes........................    129
Description of UbiquiTel Capital Stock......................    131
  Authorized Capital Stock..................................    131
  Stock Reserved for Issuance...............................    131
  Antitakeover Effects of Delaware Law......................    134
  Provisions of our Certificate of Incorporation and Bylaws
    that may Prevent Takeovers..............................    134
  Certain Provisions of the Sprint PCS Agreements...........    135
  Transfer Agent and Registrar..............................    136
  Listing...................................................    136
UbiquiTel's Sprint PCS Agreements...........................    137
  Overview of Sprint PCS Relationship and Agreements........    137
  The Management Agreement..................................    137
  The Services Agreement....................................    144
  The Trademark and Service Mark License Agreements.........    144
  The Consent and Agreement.................................    145
Description of VIA Wireless.................................    151
  Business..................................................    151
Certain Transactions of VIA Wireless........................    151
Principal Equityholders of VIA Wireless.....................    154
VIA Wireless Management's Discussion and Analysis of
  Financial Condition and Results of Operations.............    156
  Overview..................................................    156
  Results of Operations.....................................    157
  Liquidity and Capital Resources...........................    160
  Effect of Recently Issued Accounting Pronouncements.......    162
  Quantitative and Qualitative Disclosures About Market
    Risks...................................................    162
  Inflation.................................................    162
  Seasonality...............................................    162
Description of VIA Wireless Equity Interests................    162
  VIA Wireless Equity Interests.............................    162
  Provisions of VIA Wireless' Operating Agreement...........    162
Description of Certain VIA Wireless Indebtedness............    164
VIA Wireless' Sprint PCS Agreements.........................    165
Regulation of the Wireless Telecommunications Industry......    172
  Transfers and Assignments of PCS Licenses.................    172
  Conditions of PCS Licenses................................    172
  PCS License Renewal.......................................    172
  Interconnection...........................................    173
  Other FCC Requirements....................................    173
  Communications Assistance for Law Enforcement Act.........    174
  Other Federal Regulations.................................    174
  Review of Universal Service Requirements..................    175
  Partitioning; Disaggregation..............................    175
  Wireless Facilities Siting................................    175
  Equal Access..............................................    175
  State Regulation of Wireless Service......................    175
Proposal 2: Election of Class I Directors...................    177
Proposal 3: Election of Class II Director...................    177
Proposal 4: Election of Class II Director Subject to VIA
  Wireless Acquisition......................................    178

                                                              PAGE
                                                              ----
Proposal 5: Amendment to UbiquiTel's Amended and Restated
  Certificate of Incorporation to Increase the Number of
  Authorized Shares of Common Stock.........................    179
Proposal 6: UbiquiTel's Amended and Restated 2000 Equity
  Incentive Plan............................................    180
Relationship With Independent Auditors......................    186
Fees Paid To Our Independent Auditors.......................    186
  Audit Fees................................................    186
  Financial Information Systems Design and Implementation
    Fees....................................................    186
  All Other Fees............................................    186
Miscellaneous...............................................    186
  Compliance With Section 16(a) of the Securities Exchange
    Act of 1934.............................................    186
  Annual Report on Form 10-K................................    187
Independent Public Accountants..............................    187
Shareholder Proposals.......................................    187
Other Matters...............................................    187
Where You Can Find More Information.........................    187
Index To Consolidated Financial Statements..................    F-1


Annexes:
Annex A-1  Amended and Restated Merger Agreement
Annex A-2  Management Agreement
Annex A-3  Revolving Credit and Term Loan Agreement
Annex A-4  Voting Agreements
Annex A-5  Form of Escrow Agreement
Annex A-6  Lock-Up Agreement
Annex A-7  Opinion of Credit Suisse First Boston Corporation
Annex B    Form of Amendment to UbiquiTel's Amended and Restated
             Certificate of Incorporation
Annex C    Form of UbiquiTel's Amended and Restated 2000 Equity
             Incentive Plan
Annex D    Charter of the Audit Committee of the Board of Directors of
             UbiquiTel

                    QUESTIONS AND ANSWERS ABOUT THE MERGERS

Q: WHAT WILL I RECEIVE AS A RESULT OF THE MERGERS?

A: UbiquiTel shareholders will continue to hold the same number of shares of UbiquiTel common stock after the mergers. Shares of UbiquiTel common stock will be issued only to the stockholders of the members of VIA Wireless and certain employees of VIA Wireless.

Q: WHAT IS THE RELATIONSHIP AMONG THE SIX PROPOSALS TO BE VOTED UPON AT THE
    ANNUAL MEETING?

A: Completion of the mergers is conditioned on, among other things, approval by UbiquiTel shareholders of the issuance of shares of UbiquiTel common stock. The election of the Class II director identified in Proposal 4 is conditioned on the approval of the issuance of the shares and the completion of the mergers. The election of three Class I directors, the election of the Class II director identified in Proposal 3, the amendment to UbiquiTel's amended and restated certificate of incorporation and the approval of UbiquiTel's amended and restated 2000 equity incentive plan are not conditioned on the approval of any of the other five proposals.

Q: WHO IS ENTITLED TO VOTE?

A: You are entitled to vote, in person or by proxy, at the annual meeting if you owned shares of UbiquiTel common stock as of the close of business
    (5:00 p.m., EST) on June 22, 2001, the record date.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE ISSUANCE OF UBIQUITEL COMMON STOCK IN
    THE MERGERS?

A: This proposal requires the approval of the holders of a majority of the outstanding shares of UbiquiTel common stock that cast votes, either in person or by proxy, at the annual meeting, provided that the holders of a majority of the outstanding shares of UbiquiTel common stock vote or are represented at the meeting.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the annual meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of the issuance of the shares of UbiquiTel common stock in the mergers.

Q: WHAT IF I DO NOT VOTE?

A: Failure to return your proxy will result in your shares not being counted for purposes of determining the presence of a quorum at the annual meeting or determining whether we have received the votes required to approve the issuance of the shares of common stock in the mergers.

       - If you return your proxy signed but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the issuance of the shares of UbiquiTel common stock in the mergers.

       - If you return your proxy and abstain from voting, your proxy will not be counted as a vote cast on, and therefore will not affect the outcome of, the proposal to approve the issuance of the shares of UbiquiTel common stock in the mergers.

Q: IF MY BROKER OR BANK HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER OR BANK
    VOTE MY SHARES?

A: Your broker or bank will vote your shares for the issuance of the shares in the mergers only if you provide them with instructions on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct them to vote your shares. If you do not provide your broker or bank with instructions on how to vote your shares, they will not vote your shares and their failure to do so will have no effect in determining whether the issuance of shares of UbiquiTel common stock in the mergers will be approved.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to us at our address set forth below. Third, you can attend the annual meeting and vote in person.

    If your shares are held in "street name" through an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGERS?

A: We expect to complete the mergers by the end of August 2001. We are working to complete the mergers as quickly as possible and intend to do so shortly after the annual meeting, provided that we have obtained the regulatory approvals necessary for the mergers.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the mergers or if you need additional copies of this proxy statement or the enclosed proxy, you should contact:

                                 UbiquiTel Inc.
                         One West Elm Street, Suite 400
                        Conshohocken, Pennsylvania 19428
                         Attention: Investor Relations
                           Telephone: (610) 832-3300
                                       or
                    American Stock Transfer & Trust Company
                                 59 Maiden Lane
                            New York, New York 10038
                           Telephone: (212) 936-5100

                                    SUMMARY

    WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.

                                  THE MERGERS

THE COMPANIES (PAGE 76 AND 151)

UbiquiTel Inc.
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428
(610) 832-3300

    UbiquiTel is the exclusive provider of Sprint PCS digital wireless personal communication services to midsize and smaller markets in the Western and Midwestern United States covering a total population of approximately
7.7 million residents. As of March 31, 2001, UbiquiTel had approximately 21,900 customers. When complete, the majority of UbiquiTel's network will cover portions of California, Nevada, Washington, Idaho, Montana, Utah, Indiana and Kentucky.

VIA Wireless, LLC
6781 North Palm
Fresno, California 93704
(559) 307-0200

    VIA Wireless is the exclusive provider of Sprint PCS digital wireless personal communication services to the Central California market, comprised of the service areas of Stockton, Modesto, Merced, Fresno, Visalia-Porterville-Hanford, and Bakersfield, California, covering a total population of approximately 3.4 million residents. As of March 31, 2001, VIA Wireless had approximately 46,000 customers.

                                    GENERAL

THE MERGERS

    In the mergers, UbiquiTel will purchase all of the membership interests of VIA Wireless for a total estimated cost of approximately $211.4 million, calculated as follows:


UbiquiTel common shares.......    16,400,000
Closing price--February 21,
  2001........................  $       7.44
                                ------------
Stock consideration...........  $122,016,000
VIA Wireless debt assumed.....    79,410,455
Estimated transaction costs...    10,000,000
                                ------------
Total consideration and
  costs.......................  $211,426,455
                                ============

Following the mergers, VIA Wireless will be a subsidiary of UbiquiTel. The amended and restated merger agreement is attached to this proxy statement as Annex A-1. We encourage you to read the amended and restated merger agreement carefully, which is referred to in this proxy statement as the merger agreement.

OWNERSHIP OF UBIQUITEL AFTER THE MERGERS

    Stockholders of the members of VIA Wireless and certain employees of VIA Wireless will receive up to 16,400,000 shares of UbiquiTel common stock in the mergers. Based on that number and on the number of outstanding shares of UbiquiTel common stock on the record date, after the mergers former stockholders of the members of VIA Wireless and certain employees of VIA Wireless will own in the aggregate approximately 20%, and existing UbiquiTel shareholders will own approximately 80%, of the outstanding shares of UbiquiTel common stock.

BOARD OF DIRECTORS RECOMMENDATIONS (page 40)

    The UbiquiTel board of directors has determined that the mergers and the merger agreement are advisable and in the best interests of UbiquiTel and its shareholders and unanimously recommends that UbiquiTel shareholders vote FOR the issuance of shares of UbiquiTel common stock in the mergers.


OPINION OF FINANCIAL ADVISOR (page 40)


    UbiquiTel's financial advisor, Credit Suisse First Boston Corporation, has delivered a written opinion to the UbiquiTel board of directors as to the fairness, from a financial point of view, to UbiquiTel of the consideration to be paid in the mergers. Credit Suisse First Boston's written opinion, as of February 21, 2001, is attached to this document as Annex A-7. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken.

THE ANNUAL MEETING; RECORD DATE; VOTING POWER (page 32)

    The annual meeting of UbiquiTel shareholders will be held on August 9, 2001 at 10:00 a.m., local time, at the Philadelphia Marriott West Hotel, 111 Crawford Avenue, West Conshohocken, Pennsylvania. UbiquiTel shareholders are entitled to vote at the UbiquiTel annual meeting if they owned shares of UbiquiTel common stock as of the close of business on June 22, 2001, the record date.

    On June 22, 2001, there were approximately 64,716,465 shares of UbiquiTel common stock entitled to vote at the annual meeting. UbiquiTel shareholders will have one vote at the annual meeting for each share of UbiquiTel common stock that they owned on the record date.

VOTES REQUIRED (page 33)

    The affirmative vote of the holders of a majority of all shares of UbiquiTel common stock casting votes at the annual meeting, either in person or by proxy, is required to approve the issuance of shares of UbiquiTel common stock in the mergers, provided that the holders of a majority of the outstanding shares of UbiquiTel common stock vote or are represented at the meeting.

    Our directors and certain of our shareholders, who as of the record date owned and were entitled to vote on a combined basis approximately 25,410,000 shares of UbiquiTel common stock, or approximately 39% of the outstanding shares of UbiquiTel common stock on that date, have entered into voting agreements under the terms of the merger agreement, whereby they have all agreed to vote their shares in favor of the issuance of the shares of our common stock in the mergers.

VOTING BY DIRECTORS AND EXECUTIVE OFFICERS (page 33)

    As of the record date, directors and executive officers of UbiquiTel and their affiliates owned and were entitled to vote approximately 19,536,500 shares of UbiquiTel common stock, or approximately 30% of the shares of UbiquiTel common stock outstanding on that date. Our directors, as parties to the voting agreements described above, have agreed to vote their shares in favor of the issuance of the shares of our common stock.

THE MERGERS (page 35)


CONDITIONS TO THE COMPLETION OF THE MERGERS (page 55)


    UbiquiTel and VIA Wireless will complete the mergers only if they satisfy various conditions, including the condition that UbiquiTel must have received $50 million of additional financing under the existing $250 million senior credit facility of its operating subsidiary UbiquiTel Operating Company. Some of these conditions may be waived by the parties.

TERMINATION OF THE MERGER AGREEMENT (page 59)

    UbiquiTel and VIA Wireless can jointly agree to terminate the merger agreement at any time before the pre-closing date without completing the mergers. Either party may terminate the merger agreement before the pre-closing date under specific circumstances, including the failure to complete the mergers by September 30, 2001. The pre-closing date will be the third business day after the date on which UbiquiTel and VIA Wireless have satisfied, or in some cases, waived, the closing conditions to the mergers. Neither UbiquiTel nor VIA Wireless will be able to terminate the merger agreement for any reason on or after the pre-closing date. Immediately after the pre-closing date, UbiquiTel has agreed to complete the transition of VIA Wireless' operations from using VIA Wireless' PCS spectrum to using Sprint PCS' existing PCS spectrum in VIA Wireless' service area. The parties have agreed to complete the mergers no later than thirty (30) days after the pre-closing date.

TERMINATION FEES (page 60)

    UbiquiTel Operating Company must pay VIA Wireless a termination fee of $4.9 million if UbiquiTel Operating Company terminates the merger agreement because it is not able to obtain additional financing of $50 million under its senior credit facility or from another source.

THE MANAGEMENT AGREEMENT (page 63)

    UbiquiTel Operating Company and VIA Wireless have entered into a management agreement under which they have agreed to cooperate in managing VIA Wireless' business until completion of the mergers. The management agreement will terminate automatically if either the merger agreement or loan agreement, as described below, is terminated before the mergers have been completed.

THE LOAN AGREEMENT (page 66)

    UbiquiTel Operating Company and VIA Wireless have entered into a revolving credit and term loan agreement, whereby UbiquiTel Operating Company has agreed to loan VIA Wireless up to $25 million until completion of the mergers.

    Loans are available to VIA Wireless in multiples of $1.0 million and bear interest at an annual rate of 14%. As of the date of this proxy statement, VIA Wireless had loans in the amount of $13 million outstanding. If the mergers are not completed, these loans will convert automatically into a term loan payable in full 18 months after such conversion. At the closing of the mergers, all of VIA Wireless' obligations to UbiquiTel Operating Company under the loan agreement shall be forgiven and otherwise canceled in full without the payment of any principal or interest by VIA Wireless.

THE WARRANT (page 67)

    As an inducement for UbiquiTel Operating Company to enter into the loan agreement described above, VIA Wireless has granted to UbiquiTel Operating Company a warrant to purchase for a nominal exercise price membership interests of VIA Wireless which, when issued, will equal approximately 15% of VIA Wireless' outstanding membership interests should the mergers not be completed.

ESCROW AGREEMENT (page 68)

    The stockholders of the members of VIA Wireless have agreed to enter into an escrow agreement pursuant to the terms of the merger agreement, whereby they will place for a period of one year after the closing of the mergers 2 million of the shares of UbiquiTel common stock they receive in the mergers into escrow to satisfy a portion of their obligations to indemnify UbiquiTel for any losses it suffers as a result of any breach of the representations, warranties or covenants of VIA Wireless, or its members or the stockholders of these members contained in the merger agreement or any related agreement.

LOCK-UP AGREEMENTS (page 68)

    Each of the stockholders of the members of VIA Wireless has entered into a lock-up agreement with UbiquiTel, which will impose restrictions on their ability to sell or otherwise dispose of the shares of UbiquiTel common stock received in the mergers.

FINANCING OF THE MERGERS (page 45)

    On March 1, 2001, UbiquiTel and its operating subsidiary UbiquiTel Operating Company and Paribas and the other lenders under UbiquiTel Operating Company's $250 million senior secured credit facility amended the credit agreement, whereby the lenders increased the $250 million credit facility by $50 million to $300 million, and approved UbiquiTel's acquisition of VIA Wireless, including UbiquiTel Operating Company's commitment to loan VIA Wireless up to $25 million under the loan agreement. The lenders' increase in the senior credit facility is subject to UbiquiTel Operating Company's satisfaction of specified conditions.

    The $50 million increase has been funded into escrow, along with UbiquiTel Operating Company's other current borrowings under the senior credit facility, and is conditioned on UbiquiTel completing both the mergers and a sale of certain non-essential assets acquired from VIA Wireless for consideration of at least $50 million on or before December 31, 2001. If both transactions are not completed by December 31, 2001, this $50 million loan will be prepayable automatically, together with a prepayment premium of $1 million, and the borrowing availability under the senior credit facility will be reduced automatically by $50 million to $250 million.

    On March 6, 2001, UbiquiTel announced that it has entered into an agreement with VoiceStream Wireless to sell VIA Wireless' California PCS licenses for
$50 million. The sale of VIA Wireless' PCS licenses is conditioned upon closing the mergers and is subject to FCC approval and other customary closing conditions.


REGULATORY AND THIRD PARTY APPROVALS (page 46)


    REGULATORY APPROVALS. United States antitrust laws prohibit UbiquiTel and VIA Wireless from completing the mergers until after they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has expired or been terminated. UbiquiTel and VIA Wireless filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on April 6, 2001. The waiting period with respect to each of UbiquiTel and VIA Wireless was terminated on April 13, 2001.

    The Federal Communications Commission must approve the transfer of control of VIA Wireless' FCC licenses and authorizations to UbiquiTel. As of March 13, 2001, UbiquiTel and VIA Wireless filed applications for approval with the Federal Communications Commission. Both parties are awaiting approval.

    THIRD PARTY APPROVALS. Neither UbiquiTel nor VIA Wireless can complete the mergers unless each party has obtained approvals from its lenders and Sprint PCS. Both parties have obtained these third party approvals on a conditional basis. UbiquiTel is also required to obtain approval from its shareholders for the issuance of the shares in the mergers.


ACCOUNTING TREATMENT (page 49)


    The mergers will be accounted for using the purchase method of accounting with UbiquiTel having acquired VIA Wireless, which means the assets and liabilities of VIA Wireless, including its intangible assets, will be recorded on UbiquiTel's books at their fair market values. The results of operations and cash flows of VIA Wireless will be included in UbiquiTel's financial statements prospectively as of the closing of the mergers.

APPRAISAL RIGHTS (page 48)

    Under the Delaware General Corporation Law, UbiquiTel shareholders are not entitled to dissenters' rights in connection with the mergers.

RESALE REGISTRATION STATEMENT (page 62)

    Not later than the third business day following the closing of the mergers, UbiquiTel has agreed to file a registration statement, to be jointly prepared by UbiquiTel and the stockholders of the members of VIA Wireless, under the Securities Act with the SEC in connection with the resale by the stockholders of the members of VIA Wireless and certain employees of VIA Wireless of the shares of UbiquiTel common stock they receive in the mergers. UbiquiTel has agreed to pay the stockholders of the members of VIA Wireless an aggregate amount of $4.9 million in the event the resale registration statement has not been declared effective by the SEC on the date any shares of UbiquiTel common stock become saleable by such stockholders under their lock-up agreements with UbiquiTel.

                                 OTHER MATTERS

ELECTION OF CLASS I DIRECTORS (page 178)

    At the annual meeting, UbiquiTel shareholders will also be asked to elect three Class I directors, each for a three-year term ending in 2004. Class I director nominees are James Blake, Peter Lucas and Bruce Toll, each of whom is currently a Class I director.

    The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of the shares of UbiquiTel common stock entitled to vote at the meeting is required for the election of each Class I director nominee.

    UbiquiTel's board of directors recommends shareholders vote "FOR" the election of these nominees as Class I directors.

ELECTION OF CLASS II DIRECTOR (page 178)

    At the annual meeting, UbiquiTel shareholders will also be asked to elect a Class II director, for a one-year term ending in 2002. The Class II director nominee is Eric Weinstein, currently a director of Credit Suisse First Boston.

    The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of the shares of UbiquiTel common stock entitled to vote at the meeting is required for the election of this nominee.

    UbiquiTel's board of directors recommends shareholders vote "FOR" the election of this nominee as a Class II director.

ELECTION OF CLASS II DIRECTOR SUBJECT TO VIA WIRELESS ACQUISITION (page 179)

    At the annual meeting, UbiquiTel shareholders will also be asked to elect an additional Class II director, for a one-year term ending in 2002. The additional Class II director nominee is Matthew Boos, currently the Secretary-Treasurer of VIA Wireless and a member of its members committee. Under the merger agreement, UbiquiTel has agreed to nominate a designee of VIA Wireless to serve as a Class II director subject to the completion of the mergers.

    The election of Mr. Boos as a Class II director is conditioned on the approval of the issuance of the shares in the mergers and the closing of the mergers. If Mr. Boos is elected as a Class II director, he will not be permitted to serve as such unless and until the mergers are completed.

    The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of the shares of UbiquiTel common stock entitled to vote at the meeting is required for the election of the Class II director nominee.

    UbiquiTel's board of directors recommends shareholders vote "FOR" the election of this nominee as a Class II director.

AMENDMENT TO UBIQUITEL'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
  (page 180)

    At the annual meeting, UbiquiTel shareholders will also be asked to approve an amendment to UbiquiTel's amended and restated certificate of incorporation to increase the number of shares of UbiquiTel common stock to 240,000,000 from 100,000,000.

    Approval is required under the Delaware General Corporation Law. We have attached a form of the proposed amendment as Annex B to this proxy statement and encourage you to review it. The affirmative vote, either in person or by proxy, at the annual meeting of the holders of a majority of the outstanding shares of UbiquiTel common stock entitled to vote at the meeting is required to approve the proposed amendment.

    UbiquiTel's board of directors recommends shareholders vote "FOR" the amendment to UbiquiTel's amended and restated certificate of incorporation.

UBIQUITEL'S AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN (page 181)

    At the annual meeting, UbiquiTel shareholders will also be asked to approve UbiquiTel's amended and restated 2000 equity incentive plan to (a) increase the number of shares of common stock reserved for issuance under the plan to 7,500,000 from 4,080,000, (b) provide for a maximum limitation of 1,500,000 shares that may be subject to awards granted under the plan to any one individual for any fiscal year during the term of the plan, (c) provide that the maximum amount that may be earned by a participant as an annual incentive award in any fiscal year is $2,000,000, and (d) provide that the maximum amount that may be earned by a participant as a performance award for any performance period is $5,000,000.

    Approval is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, (ii) for purposes of compliance with the requirements of incentive stock options under Section 422 of the Internal Revenue Code, and (iii) by the rules of The Nasdaq National Market. We have attached a form of the proposed amended and restated 2000 equity incentive plan as Annex C to this proxy statement and encourage you to review it. The affirmative vote, either in person or by proxy, at the annual meeting of the holders of a majority of all shares of UbiquiTel common stock casting votes at the annual meeting is required to approve the proposed amended and restated 2000 equity incentive plan.

    UbiquiTel's board of directors recommends shareholders vote "FOR" the amended and restated 2000 equity incentive plan.

                     MARKET PRICE AND DIVIDEND INFORMATION


    Shares of UbiquiTel common stock began trading on The Nasdaq National Market on June 7, 2000 under the symbol "UPCS." Prior to that date, there was no public market for UbiquiTel common stock. On February 21, 2001, the last trading day prior to public announcement of the proposed mergers, the last reported sale price per share of UbiquiTel common stock on The Nasdaq National Market was $7.438. On July 12, 2001, the last trading day before the date of this proxy statement, the last reported sale price per share of UbiquiTel common stock on The Nasdaq National Market was $7.20. On June 22, 2001, there were 172 holders of record of UbiquiTel common stock.


    The following table lists the high and low bid prices for UbiquiTel common stock for the periods indicated, as reported by The Nasdaq National Market.

2000                                                          HIGH       LOW
----                                                        --------   --------
Second Quarter (from June 7, 2000 through June 30,
  2000)...................................................  $10.00      $7.00
Third Quarter (ended September 30, 2000)..................   12.0625     7.00
Fourth Quarter (ended December 31, 2000)..................    9.375      3.125

2001
----
First Quarter (ended March 31, 2001)......................  $ 8.0625    $4.25
Second Quarter (ended June 30, 2001)......................    7.85       4.20

    We are unable to provide information with respect to the market prices of the VIA Wireless membership interests because there is no established trading market for them.

    UbiquiTel has never paid any cash dividends on its common stock. UbiquiTel intends to retain its future earnings, if any, to fund the development and growth of its business and, therefore, does not anticipate paying cash dividends in the foreseeable future. Our future decisions concerning the payment of dividends on our common stock will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors as the board of directors, in its sole discretion, may consider relevant. In addition, our existing indebtedness restricts, and we anticipate our future indebtedness may restrict, our ability to pay dividends.

                        UBIQUITEL INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA

UBIQUITEL INC.

    The selected financial data presented below as of and for the three-month periods ended March 31, 2001 and 2000 are derived from the unaudited consolidated financial statements of UbiquiTel Inc. and subsidiaries, which have been prepared on the same basis as UbiquiTel Inc. and subsidiaries audited financial statements and, in the opinion of UbiquiTel, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these periods. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results for the full year. The selected financial data presented below for the year ended December 31, 2000 and the period from September 29, 1999 (inception) through December 31, 1999 and as of December 31, 2000 are derived from the audited consolidated financial statements of UbiquiTel Inc. and subsidiaries. The data set forth below should be read in conjunction with UbiquiTel's consolidated financial statements and accompanying notes and "UbiquiTel Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this proxy statement.

                                                                                              PERIOD FROM
                                                     THREE MONTHS ENDED                    SEPTEMBER 29, 1999
                                                          MARCH 31,         YEAR ENDED        (INCEPTION)
                                                     -------------------   DECEMBER 31,            TO
                                                       2001       2000         2000        DECEMBER 31, 1999
                                                     --------   --------   -------------   ------------------
                                                         (UNAUDITED)
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Total revenues.....................................  $  6,039   $     69      $  9,283           $    --
Costs and expenses:
  Cost of services and operations and products.....     7,767        216        10,919                --
  Selling and marketing............................     3,274         54         4,166                --
  General and administrative expenses including
    non-cash compensation charges..................     3,101        731         7,960             1,949
  Depreciation and amortization....................     2,135         25         3,134                --
                                                     --------   --------      --------           -------
    Total costs and expenses.......................    16,277      1,025        26,179             1,949
                                                     --------   --------      --------           -------
Operating loss.....................................   (10,238)      (957)      (16,896)           (1,949)
Net loss...........................................  $(14,064)  $(16,096)     $(46,638)          $(1,987)

Pro forma basic and diluted net loss per share of
  common stock(1)..................................  $  (0.22)  $  (0.32)     $  (0.84)          $ (0.04)

                                                                    AS OF               AS OF
                                                               MARCH 31, 2001     DECEMBER 31, 2000
                                                              -----------------   ------------------
                                                                 (UNAUDITED)
                                                                      (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................      $ 87,779             $147,706
  Restricted cash...........................................       155,000              105,000
  Property and equipment and construction in progress.......       152,691              119,872
  Total assets..............................................       440,040              406,095
  Long-term debt............................................       314,680              258,363
  Total liabilities.........................................       330,234              282,348
  Total stockholders' equity................................       109,236              123,177

--------------------------
(1) Basic and diluted net loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding after giving effect to the conversion of preferred stock into common stock upon the initial public offering and the exercise of warrants to purchase 4,978,150 shares of common stock which were issued in connection with the 12% senior subordinated note.

SPOKANE DISTRICT

    The selected financial data presented below for each of the three years in the period ended December 31, 1999 are derived from the audited financial statements of the Spokane District (wholly owned by Sprint Spectrum L.P. through April 15, 2000), the predecessor of UbiquiTel Inc. and its subsidiaries. The selected summary financial data presented below as of March 31, 2000 and for the three-month periods ended March 31, 1999 and March 31, 2000 have been derived from unaudited financial statements of the Spokane District, which have been prepared on the same basis as the Spokane District's audited financial statements and, in the opinion of Sprint Spectrum L.P.'s management, include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for these periods. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results that could have been expected for the full year. The Spokane District did not launch operations until December 16, 1996. As a result, we have not presented financial data for 1996 because revenues were less than $10,000. The data set forth below should be read in conjunction with the Spokane District's financial statements and accompanying notes included elsewhere herein.

                                                                                         THREE MONTHS
                                                        YEAR ENDED DECEMBER 31,         ENDED MARCH 31,
                                                     ------------------------------   -------------------
                                                       1997       1998       1999       1999       2000
                                                     --------   --------   --------   --------   --------
                                                             (IN THOUSANDS)               (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net revenues.......................................  $ 1,246     $3,280     $5,625     $1,136     $1,574
Expenses:
  Cost of service and equipment....................    2,903      3,970      5,046        747        779
  Selling, general and administrative expense......    8,168      4,470      5,419        997      1,214
  Depreciation.....................................    2,968      3,112      3,471        828        931
                                                     -------     ------     ------     ------     ------
Expenses in excess of net revenues.................  $12,793     $8,272     $8,311     $1,436     $1,350
                                                     =======     ======     ======     ======     ======

                                                          AS OF DECEMBER 31,
                                                          -------------------
                                                            1998       1999     AS OF MARCH 31, 2000
                                                          --------   --------   --------------------
                                                            (IN THOUSANDS)          (UNAUDITED)
BALANCE SHEET DATA:
    Total assets purchased..............................  $19,551    $19,784           $19,025

                               VIA WIRELESS, LLC
                            SELECTED FINANCIAL DATA

    The selected financial data presented below as of and for the three-month periods ended March 31, 2001 and 2000 have been derived from the unaudited consolidated financial statements of VIA Wireless and its subsidiary, which have been prepared on the same basis as VIA Wireless and its subsidiary audited financial statements and, in the opinion of VIA Wireless, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these periods. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results for the full year. The selected financial data presented below for the years ended December 31, 2000, 1999 and 1998 and as of December 31, 2000 have been derived from the audited consolidated financial statements of VIA Wireless and its subsidiary. The data set forth below should be read in conjunction with VIA Wireless' consolidated financial statements and accompanying notes and "VIA Wireless Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this proxy statement.

                                                         FOR THE THREE
                                                         MONTHS ENDED             FOR THE YEAR ENDED
                                                           MARCH 31,                 DECEMBER 31,
                                                      -------------------   ------------------------------
                                                        2001       2000       2000       1999       1998
                                                      --------   --------   --------   --------   --------
                                                          (UNAUDITED)
                                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:

Total revenue.......................................  $10,377    $ 6,458    $ 31,715   $ 13,393   $ 1,598

Costs and expenses
  Cost of service and operations (exclusive of
    depreciation as shown separately below).........    2,125      1,676       7,088      5,433     1,935
  Cost of products sold.............................    2,004      1,944      10,649      6,991     1,409
  Selling and marketing.............................    2,644      3,105      12,272      7,558     1,913
  General and administrative expenses...............    3,123      2,314      10,436      4,799     1,525
  Depreciation and amortization.....................    3,144      2,532      10,901      7,297     2,637
                                                      -------    -------    --------   --------   -------
    Total costs and expenses........................   13,039     11,571      51,346     32,078     9,418

Operating loss......................................   (2,663)    (5,113)    (19,631)   (18,686)   (7,820)

Net loss............................................  $(5,648)   $(6,331)   $(26,065)  $(22,939)  $(9,525)

                                                              AS OF               AS OF
                                                          MARCH 31, 2001    DECEMBER 31, 2000
                                                         ----------------   -----------------
                                                           (UNAUDITED)
                                                                (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:

  Cash.................................................      $  4,198           $  1,831
  Property and equipment, net..........................        57,303             59,601
  Total assets.........................................        89,821             89,027
  Due to members.......................................        29,760             26,760
  Long-term debt.......................................        83,191             78,499
  Total liabilities....................................       129,887            124,716
  Total members' deficit...............................       (40,066)           (35,689)

                        UBIQUITEL INC. AND SUBSIDIARIES
                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

    The following unaudited pro forma condensed consolidated financial data as of and for the three months ended March 31, 2001 and for the year ended December 31, 2000 combines the historical consolidated balance sheets and statements of operations of UbiquiTel and VIA Wireless. These unaudited pro forma financial statements give effect to the acquisition of VIA Wireless using the purchase method of accounting.

    We derived this information from the unaudited consolidated financial statements of UbiquiTel and VIA Wireless as of and for the quarter ended
March 31, 2001, the audited consolidated financial statements of UbiquiTel and VIA Wireless for the year ended December 31, 2000 and the unaudited statement of revenues and expenses for the Spokane District for the quarter ended March 31, 2000. This information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein for the periods presented. For presentation of the pro forma financial aspects of these transactions, see "Pro Forma Condensed Consolidated Financial Statements (unaudited)."

    The unaudited pro forma condensed consolidated statements of operations for the quarter ended March 31, 2001 and the year ended December 31, 2000 assume the mergers were effected on January 1, 2000. The accounting policies of UbiquiTel and VIA Wireless are comparable. Certain reclassifications have been made to VIA Wireless' historical presentation to conform to UbiquiTel's presentation. These reclassifications do not materially impact UbiquiTel's or VIA Wireless' operations or financial position for the periods presented.

    UbiquiTel is providing the unaudited pro forma condensed consolidated financial information for illustrative purposes only. The companies may have performed differently had they always been combined. Furthermore, no effect has been given in the unaudited pro forma financial data for costs that may be incurred in integrating the operations of UbiquiTel and VIA Wireless. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

                                                           FOR THE THREE MONTHS   FOR THE YEAR ENDED
                                                           ENDED MARCH 31, 2001   DECEMBER 31, 2000
                                                           --------------------   ------------------
                                                               (UNAUDITED)           (UNAUDITED)
SELECTED OPERATING DATA:
Revenues:
  Service revenue........................................      $ 15,543,058          $ 38,313,498
  Revenue from sale of handsets..........................           872,572             4,257,908
                                                               ------------          ------------
  Total revenues.........................................        16,415,630            42,571,406
                                                               ------------          ------------
Costs and expenses.......................................        31,593,081            89,941,536
Interest and other income/(expense)......................        (4,422,660)          (25,361,158)
Loss before extraordinary and non-recurring items........      $(19,600,111)         $(72,731,288)
                                                               ============          ============
OTHER FINANCIAL DATA:
Capital expenditures(1)..................................      $ 43,658,571          $131,631,614

                                                              AS OF MARCH 31, 2001
                                                              --------------------
                                                                  (UNAUDITED)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents...................................      $217,566,646(2)
Property and equipment, net and construction in progress....       213,482,604
Total assets................................................       618,299,840
Accounts payable and accrued expenses.......................        31,804,153
Long-term debt and capital leases...........................       314,679,785
Total liabilities...........................................       386,478,174
Total stockholders' equity..................................       618,299,840

------------------------

(1) Capital expenditures represent additions to property and equipment.

(2) Includes restricted cash.

                       COMPARATIVE PER SHARE INFORMATION

    The following table reflects the historical net loss per share and book value per share of UbiquiTel common stock in comparison with the pro forma net loss per share and book value per share after giving effect to the proposed mergers on a purchase accounting basis. The information presented in this table should be read in conjunction with the pro forma condensed consolidated financial statements and the separate financial statements of UbiquiTel and VIA Wireless and the notes thereto appearing elsewhere herein. UbiquiTel has not paid any dividends to its shareholders during the periods presented.

    Given that VIA Wireless is a private limited liability company, historical per share data is not available.

                                            HISTORICAL                                 PRO FORMA
                             ----------------------------------------   ----------------------------------------
                                 THREE MONTHS          YEAR ENDED           THREE MONTHS          YEAR ENDED
                             ENDED MARCH 31, 2001   DECEMBER 31, 2000   ENDED MARCH 31, 2001   DECEMBER 31, 2000
                             --------------------   -----------------   --------------------   -----------------
                                 (UNAUDITED)                                (UNAUDITED)           (UNAUDITED)
Net loss before
  extraordinary and
  non-recurring items per
  common share, basic and
  diluted..................         $ (0.22)             $ (0.50)              $ (0.25)             $ (1.01)
Book value per common
  share....................            1.72                 2.22                  2.89                 3.41

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS PROXY STATEMENT, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN DECIDING HOW TO VOTE ON THE ISSUANCE OF SHARES OF UBIQUITEL COMMON STOCK IN THE MERGERS.

RISKS RELATED TO THE MERGERS

THE INTEGRATION OF UBIQUITEL AND VIA WIRELESS FOLLOWING THE MERGERS WILL PRESENT
  SIGNIFICANT CHALLENGES, AND WE EXPECT TO INCUR SIGNIFICANT COSTS ASSOCIATED WITH THE MERGERS

    UbiquiTel and VIA Wireless have entered into the merger agreement with the expectation that the mergers will result in certain benefits, including revenue enhancements and other synergies. Achieving the benefits of the mergers will depend in part on the integration of the two businesses in an efficient manner, and there can be no assurance that this will occur. For example, VIA Wireless currently provides its own billing, customer care and activation services whereas UbiquiTel Operating Company outsources these services to Sprint PCS. VIA Wireless is in the process of outsourcing these services to Sprint PCS, but if the outsourcing is not completed prior to completing the mergers UbiquiTel Operating Company will be required to do so. Furthermore, prior to closing, VIA Wireless' operations are required to be disconnected from VIA Wireless' PCS spectrum and reconnected to Sprint PCS' existing PCS spectrum in VIA Wireless' service area. There is no assurance that either the outsourcing or reconnection will be completed efficiently and without technical difficulties. The integration of UbiquiTel's and VIA Wireless' businesses will require substantial attention from management.

    To realize the anticipated benefits of this combination, UbiquiTel's management team must develop strategies and implement a business plan that will:

    - effectively manage the network build-out, networks and markets of UbiquiTel and VIA Wireless;

    - effectively manage the marketing and sales of the services of UbiquiTel and VIA Wireless;

    - successfully retain and attract key employees of the combined company, including management, during a period of transition and in light of the competitive employment market; and

    - maintain adequate focus on existing business and operations while working to integrate the two companies.

    We will also incur direct transaction costs associated with the mergers, which will be included as a part of our total purchase cost for accounting purposes. In addition, VIA Wireless will incur direct transaction costs, which will be expensed in the quarter that the mergers are completed. See "Pro Forma Condensed Consolidated Financial Statements." We also believe we will incur charges to operations, which cannot currently be estimated in the quarter in which the mergers are completed or the following quarters, to reflect costs associated with integrating the two companies. We cannot assure you that we will not incur additional material charges in subsequent quarters to reflect additional costs associated with the mergers.

UBIQUITEL OPERATING COMPANY OBTAINED $50 MILLION OF ADDITIONAL FUNDING IN
  CONNECTION WITH THE MERGERS UNDER UBIQUITEL OPERATING COMPANY'S EXISTING SENIOR SECURED CREDIT FACILITY; HOWEVER, UBIQUITEL OPERATING COMPANY MAY LOSE SUCH ADDITIONAL FUNDING AFTER COMPLETING THE MERGERS UNLESS IT IS ABLE TO SELL CERTAIN NON-ESSENTIAL ASSETS OF VIA WIRELESS FOR AT LEAST $50 MILLION ON OR BEFORE DECEMBER 31, 2001

    On March 1, 2001, UbiquiTel and its operating subsidiary, UbiquiTel Operating Company, and the lenders under UbiquiTel Operating Company's
$250 million senior credit facility amended the credit agreement for the purpose of increasing the $250 million credit facility by $50 million to $300 million pending the satisfaction of specified conditions described below, and approving UbiquiTel's acquisition of VIA Wireless pending the satisfaction of specified conditions, including the repayment in full of VIA

Wireless' existing indebtedness on or prior to completing the mergers. The
$50 million increase has been funded into an escrow account, along with UbiquiTel Operating Company's other current borrowings of $75 million under the senior credit facility, and is conditioned on UbiquiTel completing both the mergers and the sale of certain non-essential assets acquired from VIA Wireless for at least $50 million on or before December 31, 2001.

    If following the mergers, UbiquiTel is not able to complete the sale of certain non-essential assets of VIA Wireless for at least $50 million in a timely manner, it would then, after having repaid in full all of VIA Wireless' indebtedness, including a $68.4 million term loan from the Rural Telephone Finance Cooperative, have to prepay the additional $50 million, together with a prepayment premium of $1 million, and its borrowing availability under the senior credit facility would be reduced automatically by $50 million to $250 million. In such a situation, UbiquiTel might not have access to sufficient funds to complete the build-out of either its or VIA Wireless' network and it would either have to seek a waiver from the lenders under the senior credit facility or obtain funding from another source to avoid a potential breach of its Sprint PCS management agreement for failure to satisfy its network build-out requirements.

    On March 6, 2001, UbiquiTel announced that it had entered into an agreement with VoiceStream Wireless to sell VIA Wireless' California PCS licenses for
$50 million. This sale of the PCS licenses is conditioned upon completing the mergers and is subject to Federal Communications Commission approval and other customary closing conditions. UbiquiTel expects to complete the sale before December 31, 2001, though there is no assurance that it will be able to do so. UbiquiTel is also required to deposit the net sale proceeds into the escrow account under the senior credit facility.

NOTWITHSTANDING UBIQUITEL'S TIMELY COMPLETION OF A SALE OF CERTAIN NON-ESSENTIAL
  ASSETS OF VIA WIRELESS FOR AT LEAST $50 MILLION, UBIQUITEL MAY NOT RECEIVE THE FUNDS UNDER UBIQUITEL OPERATING COMPANY'S SENIOR CREDIT FACILITY, WHICH COULD PREVENT THE COMBINED COMPANY FROM MEETING ITS NETWORK BUILD-OUT OBLIGATIONS UNDER UBIQUITEL'S AGREEMENTS WITH SPRINT PCS

    UbiquiTel Operating Company's senior credit facility requires that all borrowings be funded into an escrow account. UbiquiTel currently has outstanding borrowings of $155 million, all of which have been funded into an escrow account. The escrow account will remain the property of the lenders under the senior credit facility and will not be released to UbiquiTel if an event of default has occurred under the amended credit agreement. Additionally, the escrow funds will not be released until specified conditions have been satisfied. These conditions include, among others:

    - evidence that we have used all of the proceeds from the sale of UbiquiTel Operating Company's senior subordinated discount notes completed in April 2000 and from UbiquiTel's initial public offering of its common stock completed in June 2000 to pay fees and expenses in connection with those offerings, to fund the build-out of the combined company's network or for other general corporate and working capital purposes;

    - the absence of any material adverse change to the business or financial condition of UbiquiTel Operating Company; and

    - the absence of any litigation that could likely cause a material adverse change to the business or financial condition of UbiquiTel Operating Company.

    Accordingly, there can be no assurance that we will receive the proceeds from the senior credit facility, even if UbiquiTel is able to complete the sale of certain of VIA Wireless' non-essential assets in a timely manner. If we fail to receive these funds, we may not be able to meet the combined company's network build-out obligations under UbiquiTel's agreements with Sprint PCS. See "-- Other Risks Particular to the Combined Company--We have substantial debt which we may not be able to service and which may result in our lenders controlling our assets in an event of default" for additional risks relating to UbiquiTel's consolidated debt.

UBIQUITEL COULD BE REQUIRED TO COMPLETE THE MERGERS NOTWITHSTANDING SIGNIFICANT
  ADVERSE CHANGES IN THE BUSINESS AND OPERATIONS OF VIA WIRELESS

    UbiquiTel is currently managing the operations of VIA Wireless pursuant to a management agreement entered into in connection with the execution of the merger agreement. Pursuant to the merger agreement, UbiquiTel has assumed a substantial portion of the risk associated with the operation of the business of VIA Wireless prior to completion of the mergers. Generally, subject to other conditions to closing, UbiquiTel will be required to complete the mergers, even if one or more of VIA Wireless' representations, warranties or covenants in the merger agreement is breached unless such breaches would constitute a "material adverse change." However, if such material adverse change is the sole result of the actions or inactions of UbiquiTel while managing the operations of VIA Wireless pursuant to the management agreement, UbiquiTel would not have the right to terminate the agreement.

    The merger agreement defines a "material adverse change" as:

    - any termination of VIA Wireless' affiliation agreement with Sprint PCS; or

    - any change, effect, event or occurrence that would reasonably be expected to result in (a) a decrease in the balance sheet net worth of VIA Wireless, measured immediately prior to the pre-closing date, of at least $10 million or (b) a reduction of anticipated cash flow, or increased losses, of UbiquiTel, on a consolidated basis, attributable to VIA Wireless' operations, at or after the pre-closing date, discounted at 10% per annum, having a net present value of at least $10 million.

THE ISSUANCE OF UBIQUITEL COMMON STOCK IN THE MERGERS MAY CAUSE DILUTION TO
  UBIQUITEL SHAREHOLDERS

    UbiquiTel and VIA Wireless believe that certain benefits will result from the mergers; however, there can be no assurance that combining their businesses, even if achieved in an efficient, effective and timely manner, will result in combined results of operations and financial conditions superior to what would have been achieved by each of them independently. The issuance of UbiquiTel common stock in connection with the mergers could reduce the market price of UbiquiTel common stock. The transaction is not initially expected to be accretive to UbiquiTel, and the benefits of the transaction to UbiquiTel will depend on revenue growth or other benefits sufficient to offset the effects of such stock issuance. There can be no assurance that such benefits will be achieved. In addition, if UbiquiTel does not recognize economies of scale and synergies as a result of the mergers, the value of its stock may decline.

FUTURE SALES OF SHARES OF UBIQUITEL COMMON STOCK, INCLUDING SHARES ISSUED TO THE
  STOCKHOLDERS OF THE MEMBERS OF VIA WIRELESS FOLLOWING THE EXPIRATION OF "LOCK-UP" ARRANGEMENTS, MAY NEGATIVELY AFFECT UBIQUITEL'S STOCK PRICE

    As a result of the mergers, the stockholders of the members of VIA Wireless and certain employees of VIA Wireless will receive 16,400,000 shares of UbiquiTel common stock, representing as of the record date approximately 20% of the shares of UbiquiTel common stock outstanding immediately following the mergers. The stockholders of the members of VIA Wireless will not be able to resell these shares after the closing of the mergers until such time as the agreed-upon lock-up periods restricting their ability to resell them have expired, and either a resale registration statement covering such shares, which we have agreed to file on their behalf after the closing of the mergers, is effective with the SEC or resales are permitted under Rule 144. Under the lock-up periods, the stockholders of the members of VIA Wireless may not resell any of the shares for a period of 90 days after the pre-closing date of the mergers or more than 50% of the shares for a period of 180 days after the pre-closing date.

    Additionally, approximately 21% of our outstanding shares of common stock as of March 23, 2001 are freely tradable without restriction. Approximately 79% of UbiquiTel's outstanding common stock as of March 23, 2001 is owned by our executive officers, directors, affiliates and other persons holding restricted shares, and may be resold publicly at any time subject to the volume and other restrictions under Rule 144 of the Securities Act of 1933. Additionally, we have granted the holders of approximately 50,264,000 shares of our common stock that are restricted securities the right to register the sales of their shares of common stock with the SEC under registration rights agreements.

    Sales of substantial amounts of shares of UbiquiTel common stock, or even the potential for such sales, could lower the market price of UbiquiTel common stock and impair the ability of UbiquiTel to raise capital through the sale of equity securities.

THE FAILURE TO DISPOSE OF VIA WIRELESS' FCC LICENSES COULD SUBJECT THE COMBINED
  COMPANY TO ONEROUS REGULATORY REQUIREMENTS

    Although UbiquiTel plans to dispose of the FCC licenses acquired from VIA Wireless, it is possible that the transactions conveying those licenses will not be consummated or that the FCC will not consent to the assignment of those licenses. In such circumstances, UbiquiTel will continue to hold the licenses. As a FCC licensee, it will be subject to all FCC-imposed requirements governing operation of licensed stations and it could be subject to revocation proceedings and other sanctions if it fails to operate those licensed facilities in accordance with applicable requirements. Revocation of those licenses could adversely impact the combined company's ability to provide service and adversely affect its financial condition.

UBIQUITEL MAY BE SUBJECT TO ADVERSE REGULATORY CONDITIONS, WHICH MAY SLOW ITS
  GROWTH AND ITS ABILITY TO COMPETE IN THE WIRELESS COMMUNICATIONS INDUSTRY

    UbiquiTel must obtain various approvals from competition authorities in the United States and the FCC before the mergers may be completed. Any of these governmental entities from whom approvals are required may attempt to condition their approval of the mergers, or of the transfer of control of licenses and other entitlements to the combined company, on the imposition of certain regulatory conditions that may have the effect of imposing additional costs on UbiquiTel or limiting its revenues.

BOTH UBIQUITEL AND VIA WIRELESS HAVE LIMITED OPERATING HISTORIES WITH HISTORIES
  OF LOSSES AND THE COMBINED COMPANY MAY NEVER ACHIEVE OPERATING PROFITABILITY OR GENERATE SUFFICIENT CASH FLOW TO MEET ITS OBLIGATIONS

    Both UbiquiTel and VIA Wireless have limited operating histories and histories of operating losses. UbiquiTel and VIA Wireless expect to continue to incur operating losses and to generate negative cash flow from operating activities until at least 2003 while they develop their business and expand their networks. Additionally, UbiquiTel's and VIA Wireless' businesses have required and expect to continue to require substantial capital expenditures of approximately $192 million on a combined basis in 2001 to 2003. We will have to dedicate a substantial portion of any cash flow from operations to make interest and principal payments on our consolidated debt, which will reduce funds available for other purposes. The combined company's operating profitability will depend on many factors, including, among others, its ability to market Sprint PCS services, achieve projected market penetration and manage customer turnover rates. If the combined company does not achieve and maintain positive cash flow from operations on a timely basis, we may be unable to develop our network or conduct our business in an effective or competitive manner.

THE COMBINED COMPANY MAY BECOME RESPONSIBLE FOR UNDISCLOSED LIABILITIES OF VIA
  WIRELESS THAT THE COMBINED COMPANY MAY OR MAY NOT BE ADEQUATELY INDEMNIFIED AGAINST BY THE STOCKHOLDERS OF THE MEMBERS OF VIA WIRELESS

    UbiquiTel performed certain due diligence investigations with respect to potential liabilities of VIA Wireless and obtained indemnification with respect to certain liabilities from the stockholders of the members of VIA Wireless. Nevertheless, there can be undiscovered claims which subsequently can arise and there can be no assurance that any liabilities for which UbiquiTel becomes responsible (despite such indemnification) will not be material or will not exceed either the limitations of any applicable indemnification provisions or the financial resources of the indemnifying parties. Furthermore, UbiquiTel is required to bear the first $2.225 million of indemnifiable losses, except certain indemnifiable tax losses, while the stockholders of the members of VIA Wireless are required to indemnify UbiquiTel for indemnifiable losses in excess of $2.225 million up to a maximum amount of $30 million. The stockholders of the members of VIA Wireless have agreed to secure a portion of their indemnification obligations by depositing 2 million of their shares received in the mergers into escrow for a period of one year after the closing of the mergers and, as a result, UbiquiTel may be required to expend its own cash for the first
$2.225 million of losses and for third party indemnification claims in excess of the $30 million limitation.

RISKS PARTICULAR TO THE COMBINED COMPANY'S RELATIONSHIP WITH SPRINT PCS

IF WE FAIL TO COMPLETE THE BUILD-OUT OF OUR PCS NETWORK BY THE DATES DESCRIBED
  IN OUR MANAGEMENT AGREEMENT, SPRINT PCS MAY TERMINATE THE AGREEMENT AND PURCHASE OUR OPERATING ASSETS AT A DISCOUNT TO MARKET VALUE WITHOUT FURTHER SHAREHOLDER APPROVAL, AND WE WOULD NO LONGER BE ABLE TO OFFER SPRINT PCS SERVICES

    Our agreements with Sprint PCS require that we provide network coverage to a minimum network coverage area within specified time frames. We may amend our agreements with Sprint PCS in the future to expand our network coverage. A failure to meet our build-out requirements for any one of our individual markets would constitute a breach of our management agreement with Sprint PCS that could lead to a termination. If the management agreement is terminated, we will no longer be able to offer Sprint PCS products and services, and we may be required to sell our operating assets to Sprint PCS. This sale may take place without further approval of UbiquiTel's shareholders and for a price equal to 72% of our entire business value. Our entire business value includes the value of our right to use the spectrum licenses in our markets in which the combined company does not own the spectrum licenses, our business operations and other assets. The provisions of our management agreement that allow Sprint PCS to purchase our operating assets at a discount may limit our ability to sell our business and may reduce the value a buyer would be willing to pay for our business. See "UbiquiTel's Sprint PCS Agreements--Management Agreement--Rights on Termination."

WE MAY ENCOUNTER DIFFICULTIES IN COMPLETING THE BUILD-OUT OF OUR NETWORK, WHICH
  COULD INCREASE COSTS AND DELAY COMPLETION OF OUR BUILD-OUT

    As part of our build-out, we must successfully lease or otherwise retain rights to a sufficient number of radio communications and network control sites, complete the purchase and installation of equipment, build out the physical infrastructure and test the network. Some of the radio communications sites are likely to require us to obtain zoning variances or other local governmental or third party approvals or permits. Additionally, we must retain rights to a sufficient number of tower sites, which requires us to obtain local regulatory approvals. The local governmental authorities in various locations in our markets have, at times, placed moratoriums on the construction of additional towers and radio communications sites. We may also have to make changes to our radio base station network design as a result of difficulties in the site acquisition process. Additionally, the Federal Communications Commission requires that our PCS network must not interfere with the operations of microwave radio systems, and Sprint PCS may be required to relocate incumbent microwave operations to enable us to complete our build-out. In addition, our ability to meet our build-out requirements is dependent on certain actions that must be taken by Sprint PCS. These actions are not within our control, and Sprint's failure to timely take these actions could result in our failure to timely launch operations in a particular market in accordance with our build-out plans. Any failure to construct our portion of the Sprint PCS network on a timely basis may affect our ability to provide services in our markets on a schedule consistent with our current business plan, limit our network capacity or reduce the number of new Sprint PCS subscribers. Any significant delays could have a material adverse effect on our business.

IF WE FAIL TO MEET THE TECHNICAL STANDARDS DESCRIBED IN OUR MANAGEMENT
  AGREEMENT, SPRINT MAY TERMINATE THE AGREEMENT AND PURCHASE OUR OPERATING ASSETS AT A DISCOUNT TO MARKET VALUE WITHOUT FURTHER SHAREHOLDER APPROVAL, AND WE WOULD NO LONGER BE ABLE TO OFFER SPRINT PCS SERVICES

    Our agreements with Sprint PCS require us to build our PCS network in accordance with Sprint PCS' technical requirements. Sprint PCS can, at any time with at least 30 days' prior notice to us, adjust the technical requirements for the network. A failure to meet these technical requirements would constitute a breach of our management agreement with Sprint PCS that could lead to a termination. If the management agreement is terminated, we will no longer be able to offer Sprint PCS products and services, and we may be required to sell our operating assets to Sprint PCS. This sale may take place without further approval of UbiquiTel's shareholders and for a price equal to 72% of our entire business value. The provisions of our management agreement that allow Sprint PCS to purchase our operating assets at a discount may limit our ability to sell our business and may reduce the value a buyer would be willing to pay for our business. See "UbiquiTel's Sprint PCS Agreements--The Management Agreement--Rights on Termination."

THE TERMINATION OF OUR MANAGEMENT AGREEMENT WITH SPRINT PCS OR SPRINT PCS'
  FAILURE TO PERFORM ITS OBLIGATIONS UNDER THE AGREEMENT WOULD SEVERELY RESTRICT OUR ABILITY TO CONDUCT OUR BUSINESS AND, IF OUR MANAGEMENT AGREEMENT IS TERMINATED, SPRINT PCS MAY PURCHASE OUR OPERATING ASSETS AT A DISCOUNT TO MARKET VALUE WITHOUT FURTHER SHAREHOLDER APPROVAL

    Since we do not own our licenses to operate a wireless network, our ability to offer Sprint PCS products and services and our PCS network's operation are dependent on our agreements with Sprint PCS not being terminated. Our agreements with Sprint PCS can be terminated for breach of any material terms. We are also dependent on Sprint PCS' ability to perform its obligations under our agreements. The termination of our management agreement with Sprint PCS, or the failure of Sprint PCS to perform its obligations under our management agreement, would severely restrict our ability to conduct our business. If our management agreement is terminated, we may be required to sell our operating assets to Sprint PCS. This sale may take place without further approval of UbiquiTel's shareholders and for a price equal to 72% of our entire business value. The provisions of our management agreement that allow Sprint PCS to purchase our operating assets at a discount may limit our ability to sell our business and may reduce the value a buyer would be willing to pay for our business. See "UbiquiTel's Sprint PCS Agreements--The Management Agreement--Rights on Termination."

WE MAY NOT RECEIVE AS MUCH SPRINT PCS TRAVEL REVENUE AS WE ANTICIPATE BECAUSE
  THE RATE WE RECEIVE IS ADJUSTABLE OR FEWER PEOPLE MAY TRAVEL ON OUR NETWORK

    We are paid a fee from Sprint PCS for every minute that a Sprint PCS subscriber based outside of our markets uses the Sprint PCS network in our markets, which we refer to as travel revenue. Similarly, we pay a fee to Sprint PCS for every minute that a Sprint PCS subscriber based in our markets uses the Sprint PCS network outside our markets, which we refer to as travel fees. Travel revenue represented approximately 32% of our revenue in 2000. We anticipate that travel revenue will continue to represent a substantial portion of our revenue in the future. Under our agreements with Sprint PCS, the current fee of 15 cents per minute will decrease to 12 cents beginning October 1, 2001. Beginning January 1, 2002, and for the remainder of the term of our agreements with Sprint PCS, the fee will be adjusted to provide a fair and reasonable return on the cost of our portion of the Sprint PCS network. A decrease in the travel revenue we are paid could substantially decrease our revenues and net income. In addition, Sprint PCS customers from our markets may spend more time in other Sprint PCS coverage areas than we anticipate and Sprint PCS customers from outside our markets may spend less time in our markets or may use our services less than we anticipate, which will reduce our travel revenue. As a result, we may receive less Sprint PCS travel revenue than we anticipate or we may have to pay more Sprint PCS travel fees than the travel revenue we collect. For more information, see "Description of UbiquiTel--Business--Travel and Roaming."

THE INABILITY TO USE SPRINT PCS' SUPPORT SERVICES COULD DISRUPT OUR BUSINESS AND
  INCREASE OUR OPERATING COSTS

    We rely on Sprint PCS' internal support systems, including customer care, customer activation, billing and other administrative support. Our operations could be disrupted if Sprint PCS is unable to maintain and expand these office services, or to efficiently outsource those services and systems through third party vendors.

    The rapid expansion of Sprint PCS' business is expected to require that Sprint PCS continue to enhance its internal support systems. Sprint PCS' ability to provide adequate capacity for billing and other systems is dependent on a number of factors, including forecasts of customer growth, customer usage patterns and software releases from third-party vendors. We cannot assure that Sprint PCS will be able to successfully add system capacity or that its internal support systems will be adequate. It is likely that problems with Sprint PCS' internal support systems could cause:

    - delays or problems in our own operations or service;

    - delays or difficulty in gaining access to customer and financial information;

    - a loss of Sprint PCS customers; and

    - an increase in the costs of those services.

    Our services agreement with Sprint PCS provides that, upon nine months' prior written notice, Sprint PCS may terminate any service that we purchase from Sprint PCS. If Sprint PCS terminates a service for which we have not developed a cost-effective alternative or increases the amount it charges us for these services, our operating costs may increase beyond our expectations and our operations may be interrupted or restricted.

IF SPRINT PCS DOES NOT COMPLETE THE CONSTRUCTION OF ITS NATIONWIDE PCS NETWORK,
  WE MAY NOT BE ABLE TO ATTRACT AND RETAIN CUSTOMERS

    Sprint PCS currently intends to cover a significant portion of the population of the United States, Puerto Rico and the U.S. Virgin Islands by creating a nationwide PCS network through its own construction efforts and those of its network partners. Sprint PCS is still constructing its nationwide network and does not offer PCS services, either on its own network or through its roaming agreements, in every city in the United States. Sprint PCS has entered into management agreements similar to ours with companies in other markets under its nationwide PCS build-out strategy. Our results of operations are dependent on Sprint PCS' national network and, to a lesser extent, on the networks of its other network partners. Sprint PCS' network may not provide nationwide coverage to the same extent as its competitors which could adversely affect our ability to attract and retain customers.

OUR ROAMING ARRANGEMENTS MAY NOT BE COMPETITIVE WITH OTHER WIRELESS SERVICE
  PROVIDERS, WHICH MAY RESTRICT OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS

    We rely on roaming arrangements with other wireless service providers for coverage in some areas. Some risks related to these arrangements are as follows:

    - the quality of the service provided by another provider during a roaming call may not approximate the quality of the service provided by the Sprint PCS network;

    - the price of a roaming call may not be competitive with prices of other wireless companies for roaming calls;

    - customers may have to use a more expensive dual-band/dual-mode handset with diminished standby and talk time capacities;

    - customers must end a call in progress and initiate a new call when leaving the Sprint PCS network and entering another wireless network; and

    - Sprint PCS customers may not be able to use Sprint PCS' advanced features, such as voicemail notification, while roaming.

    If Sprint PCS customers are not able to roam instantaneously or efficiently onto other wireless networks, we may lose current Sprint PCS subscribers and our Sprint PCS services will be less attractive to new customers.

WE ARE LIKELY TO RECEIVE VERY LITTLE NON-SPRINT PCS ROAMING REVENUE SINCE THE
  SPRINT PCS NETWORK IS NOT COMPATIBLE WITH MANY OTHER NETWORKS

    A portion of our revenue may be derived from payments by other wireless service providers for use by their subscribers of the Sprint PCS network in our markets. However, the technology used in the Sprint PCS network is not compatible with the technology used by many other systems, which diminishes the ability of other wireless service providers' subscribers to use Sprint PCS services. Sprint PCS has entered into few agreements that enable customers of other wireless service providers to roam onto the Sprint PCS network. As a result, the actual non-Sprint PCS roaming revenue that we receive in the future is likely to be low relative to that of other wireless service providers.

SPRINT PCS MAY MAKE BUSINESS DECISIONS THAT WOULD NOT BE IN OUR BEST INTEREST

    Under our management agreement, Sprint PCS has a substantial amount of control over the conduct of our business. Conflicts between us and Sprint PCS may arise, and because Sprint PCS owes us no duties except as set forth in the management agreement, these conflicts may not be resolved in our favor. Accordingly, Sprint PCS may make decisions that adversely affect our business, such as the following:

    - Sprint PCS prices its national plans based on its own objectives and could set price levels that may not be economically sufficient for our business;

    - Sprint PCS could change the per minute rate for Sprint PCS travel revenue it must pay to us, the per minute charge we must pay to Sprint PCS for travel fees, and the costs for Sprint PCS to perform support services;

    - we must obtain Sprint PCS' consent to sell non-Sprint PCS approved equipment, which consent could be withheld;

    - Sprint PCS may alter its network and technical requirements, which could result in increased equipment and build-out costs;

    - Sprint PCS may request that we build-out additional areas within our markets, which if undertaken, could result in less return on investment or a reduction of our licensed population if we decline to build the requested area;

    - if Sprint PCS terminates our management agreement because we fail to meet the build-out of our network or the technical standards as required under our management agreement, Sprint PCS may force us to sell our operating assets at a discount to market value without further approval of UbiquiTel's shareholders, which may limit our ability to sell our business and may reduce the value a buyer would be willing to pay for our business; and

    - Sprint or Sprint PCS could make other business decisions which could adversely affect the Sprint and Sprint PCS brand names, products or services.

PROVISIONS OF OUR MANAGEMENT AGREEMENT WITH SPRINT PCS MAY DIMINISH OUR VALUE
  AND RESTRICT THE SALE OF OUR BUSINESS

    Under certain circumstances and without further approval of UbiquiTel's shareholders, Sprint PCS may purchase our operating assets or capital stock for a percentage of our "entire business value," which includes the value of the spectrum licenses, business operations and other assets more fully described in "UbiquiTel's Sprint PCS Agreements--The Management Agreement--Rights on Termination." In addition, Sprint PCS must approve any change of control of our ownership and consent to any assignment of our management agreement with Sprint PCS. Sprint PCS has a right of first refusal if we decide to sell our operating assets to a third party. We are also subject to a number of restrictions on the transfer of our business including a prohibition on the sale of us or our operating assets to competitors of Sprint or Sprint PCS. These restrictions and other restrictions in our management agreement with Sprint PCS may limit our ability to sell the business, may reduce the value a buyer would be willing to pay for our business and may operate to reduce our entire business value.

IF SPRINT PCS DOES NOT MAINTAIN CONTROL OVER ITS LICENSED SPECTRUM, OUR
  MANAGEMENT AGREEMENT WITH SPRINT PCS MAY BE TERMINATED

    Sprint PCS, not us, owns the majority of the licenses necessary to provide wireless services in our markets. The Federal Communications Commission requires that licensees like Sprint PCS maintain control of their licensed systems and not delegate control to third party operators or managers like us. If the Federal Communications Commission were to determine that our management agreement with Sprint PCS needs to be modified to increase the level of licensee control, we have agreed with Sprint PCS to use our best efforts to modify the agreement to comply with applicable law. If we cannot agree with Sprint PCS to modify the agreement, it may be terminated. If the agreement is terminated, we would no longer be a part of the Sprint PCS network and it would be extremely difficult to conduct our business.

THE FEDERAL COMMUNICATIONS COMMISSION MAY NOT RENEW THE SPRINT PCS LICENSES OR
  OUR LICENSES, WHICH WOULD PREVENT US FROM PROVIDING WIRELESS SERVICES

    We do not own the licenses to operate wireless networks in our markets. We are dependent on Sprint PCS' licenses, which are subject to renewal and revocation. Sprint PCS' licenses in our markets will expire in 2004 through 2007, but may be renewed for additional 10-year terms. The Federal Communications Commission has adopted specific standards that apply to wireless personal communications services license renewals which, in the event of a comparative proceeding with competing applications, includes the award of a renewal expectancy to Sprint PCS upon a showing by the licensee of "substantial service" during the past license term. Any failure by Sprint PCS to comply with these standards could cause nonrenewal of the Sprint PCS licenses for our markets. Additionally, if Sprint PCS does not demonstrate to the Federal Communications Commission that Sprint PCS has met the 5-year and 10-year construction requirements for each of its wireless personal communications services licenses, it can lose the affected licenses and be ineligible to regain them.

WE RELY ON THE USE OF THE SPRINT PCS BRAND NAME AND LOGO TO MARKET OUR SERVICES,
  AND A LOSS OF USE OF THIS BRAND AND LOGO OR A DECREASE IN THE MARKET VALUE OF THIS BRAND AND LOGO WOULD HINDER OUR ABILITY TO MARKET OUR PRODUCTS

    The Sprint PCS brand and logo is highly recognizable. If we lose our rights to use the Sprint PCS brand and logo under our trademark and service mark license agreements, we would lose the advantages associated with marketing efforts conducted by Sprint PCS. If we lose the rights to use this brand and logo, customers may not recognize our brand readily and we may have to spend significantly more money on advertising to create brand recognition. See "UbiquiTel's Sprint PCS Agreements--The Trademark and Service Mark License Agreements."

PROBLEMS EXPERIENCED BY SPRINT PCS WITH ITS INTERNAL SUPPORT SYSTEMS COULD LEAD
  TO CUSTOMER DISSATISFACTION OR INCREASE OUR COSTS

    We rely on Sprint PCS' internal support systems, including customer care, billing and back-office support. As Sprint PCS has expanded, its internal support systems have been subject to increased demand and, in some cases, suffered a degradation in service. We cannot assure you that Sprint PCS will be able to successfully add system capacity or that its internal support systems will be adequate. It is likely that problems with Sprint PCS' internal support systems could cause:

    - delays or problems in our operations or services;

    - delays or difficulty in gaining access to customer and financial information;

    - a loss of Sprint PCS customers; and

    - an increase in the costs of customer care, billing and back office services.

IF SPRINT PCS DOES NOT RENEW OUR MANAGEMENT AGREEMENT, OUR ABILITY TO CONDUCT
  OUR BUSINESS WOULD BE SEVERELY RESTRICTED

    Our management agreement with Sprint PCS is not perpetual. Sprint PCS can choose not to renew the agreement at the expiration of the 20-year initial term or any ten-year renewal term. Our agreement with Sprint PCS terminates in all events in 50 years. If Sprint PCS decides not to renew the management agreement or terminates it in accordance with its terms, we would no longer be a part of the Sprint PCS network and it would severely restrict our ability to conduct our business.

OTHER RISKS PARTICULAR TO THE COMBINED COMPANY

UBIQUITEL WILL INCUR ADDITIONAL AMORTIZATION EXPENSE AS A RESULT OF RECORDING
  GOODWILL IN CONNECTION WITH THE MERGERS, WHICH WILL RESULT IN A CHARGE AGAINST UBIQUITEL'S REVENUES

    The mergers will be accounted for using the purchase method of accounting, which means assets and liabilities of VIA Wireless, including its intangible assets, will be recorded on UbiquiTel's books at their fair market value. After giving effect to the mergers, on a pro forma basis at March 31, 2001, UbiquiTel would have recorded net intangible assets on its books of $161 million, representing approximately 26.0% of UbiquiTel's total assets as of that date on a pro forma basis. UbiquiTel's net intangible assets are amortized over periods ranging from 5 to 20 years. There can be no assurance that the value of the intangible assets will ever be realized by UbiquiTel. Any future determination requiring the write-off of a significant portion of UbiquiTel's unamortized intangible assets could have a material adverse effect on UbiquiTel's financial condition and results of operation.

WE HAVE A LIMITED OPERATING HISTORY AND IF WE DO NOT SUCCESSFULLY MANAGE OUR
  ANTICIPATED RAPID GROWTH, WE MAY NOT BE ABLE TO COMPLETE OUR ENTIRE PCS NETWORK BY OUR TARGET DATE, IF AT ALL

    As of the date of this proxy statement, we have commenced limited operations. Our performance as a PCS provider will depend on our ability to manage successfully the network build-out process, implement operational and administrative systems, expand our base of employees, and train and manage our employees, including engineering, marketing and sales personnel. The combined company expects to require expenditures of approximately $192 million in 2001 to 2003 for the development, construction, testing and deployment of its PCS network before expanding commercial PCS operations. These activities are expected to place significant demands on our managerial, operational and financial resources.

    The management of our anticipated growth will require, among other things:

    - continued development of our operational and administrative systems;

    - stringent control of costs of network build-out;

    - integration of our network infrastructure with the rest of the Sprint PCS network;

    - increased marketing activities;

    - the ability to attract and retain qualified management, technical and sales personnel; and

    - the training of new personnel.

    Failure to successfully manage our expected rapid growth and development could impair our ability to achieve profitability and expand the coverage in our markets.

WE MAY NEED MORE CAPITAL THAN WE CURRENTLY PROJECT TO BUILD-OUT OUR PORTION OF
  THE SPRINT PCS NETWORK; AND IF WE FAIL TO OBTAIN REQUIRED ADDITIONAL CAPITAL, WE MAY NOT HAVE SUFFICIENT FUNDS TO COMPLETE OUR BUILD-OUT IN ACCORDANCE WITH THE TERMS OF OUR MANAGEMENT AGREEMENT WITH SPRINT PCS AND SPRINT PCS MAY TERMINATE OUR MANAGEMENT AGREEMENT AND PURCHASE OUR OPERATING ASSETS AT A DISCOUNT TO MARKET VALUE WITHOUT FURTHER SHAREHOLDER APPROVAL

    The build-out of the combined company's portion of the Sprint PCS network will require substantial capital, which we anticipate to be approximately
$192 million for 2001 through 2003. Additional funds could be required for a variety of reasons, including unanticipated expenses or operating losses. Additional funds may not be available. Even if those funds are available, we may not be able to obtain them on a timely basis, or on terms acceptable to us or within limitations permitted by the covenants under our senior credit facility or the covenants under the indenture that governs our senior subordinated discount notes. Failure to obtain additional funds, should the need for them develop, could result in the delay or abandonment of our development and expansion plans. If we do not have sufficient funds to complete our build-out, we may be in breach of our management agreement with Sprint PCS and under our debt agreements. If Sprint PCS terminates our management agreement as result of this breach, we may be required to sell our operating assets to Sprint PCS at a discount to market value without further approval of UbiquiTel's shareholders. The provisions in our management agreement that allow Sprint PCS to purchase our operating assets at a discount may limit our ability to sell our business and may reduce the value a buyer would be willing to pay for our business.

BECAUSE WE DEPEND HEAVILY ON OUTSOURCING, THE INABILITY OF THIRD PARTIES TO
  FULFILL THEIR CONTRACTUAL OBLIGATIONS TO US MAY DISRUPT OUR SERVICES OR THE BUILD-OUT OF OUR PORTION OF THE SPRINT PCS NETWORK

    Because we outsource portions of our business, we depend heavily on third-party vendors, suppliers, consultants, contractors and local telephone companies. We have retained those persons to:

    - design and engineer our systems;

    - construct radio communications sites, network control centers and towers;

    - lease radio communications sites;

    - install transmission lines; and

    - deploy our wireless personal communications services network systems.

    We lease a portion of the radio communications sites for our wireless systems through master lease agreements with communication site management companies such as SpectraSite. SpectraSite, in turn, has separate leasing arrangements with each of the owners of the sites. If SpectraSite or other similar firms were to become insolvent or were to breach those arrangements, we may lose access to those radio communications sites and experience extended service interruption in the areas serviced by those sites. We have retained LCC International and other consultants and contractors to assist in the design and engineering of our systems, construct radio communications sites, network control centers and towers, lease radio communications sites and deploy our PCS network systems and we will be significantly dependent upon them in order to fulfill our build-out obligations. The failure by any of our vendors, suppliers, consultants, contractors or local telephone companies to fulfill their contractual obligations to us could materially delay construction and adversely affect the operations of our portion of the Sprint PCS network.

WE HAVE SUBSTANTIAL DEBT WHICH WE MAY NOT BE ABLE TO SERVICE AND WHICH MAY
  RESULT IN OUR LENDERS CONTROLLING OUR ASSETS IN AN EVENT OF DEFAULT

    In April 2000, we issued 300,000 units consisting of the outstanding senior subordinated discount notes of UbiquiTel Operating Company and warrants to purchase 3,579,000 shares of UbiquiTel's common stock, which yielded gross proceeds to us of $152.3 million. In March 2000, UbiquiTel Operating Company obtained a $250.0 million senior credit facility, and made borrowings of $75.0 million under the credit facility in April 2000, which were funded into the escrow account. In October 2000, we made borrowings of $30.0 million as required under the credit facility, which were funded into the escrow account. In connection with the mergers, we have increased the availability of borrowings under our senior credit facility by $50 million to $300 million, and made additional borrowings of $50 million under the credit facility in March 2001, which also were funded into the escrow account. As a result, we have a substantial amount of long-term debt.

    The substantial amount of our debt will have a number of important consequences for our operations, including the following:

    - we will have to dedicate a substantial portion of any cash flow from operations to the payment of interest on, and principal of, our debt, which will reduce funds available for other purposes;

    - we may not have sufficient funds to pay interest on, and principal of, our debt;

    - we may not be able to obtain additional financing for currently unanticipated capital requirements, capital expenditures, working capital requirements and other corporate purposes;

    - some of our debt, including borrowings under our senior credit facility, will be at variable rates of interest, which could result in higher interest expense in the event of increases in market interest rates;

    - due to the liens on substantially all of our assets and the assets of our subsidiaries that secure our debt, lenders may control our assets or subsidiaries upon a default; and

    - we may be more highly leveraged than some of our competitors, which may put us at a competitive disadvantage.

    Our ability to make payments on our debt depends upon our future operating performance which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. If the cash flow from our operating activities is insufficient, we may take actions, such as delaying or reducing capital expenditures, attempting to restructure or refinance our debt, selling assets or operations or seeking additional equity capital. Any or all of these actions may not be sufficient to allow us to service our debt obligations. Further, we may be unable to take any of these actions on satisfactory terms, in a timely manner or at all. The senior credit facility and the indenture that governs the notes limit our ability to take several of these actions. Under our current business plan, we expect to incur substantial debt before achieving break-even cash flow.

IF WE DEFAULT UNDER OUR SENIOR CREDIT FACILITY, OUR LENDERS MAY DECLARE OUR DEBT
  IMMEDIATELY DUE AND PAYABLE AND SPRINT PCS MAY FORCE US TO SELL OUR ASSETS WITHOUT STOCKHOLDER APPROVAL

    Our senior credit facility requires that we comply with specified financial ratios and other performance covenants. If we fail to comply with these covenants or we default on our obligations under our senior credit facility, our lender may accelerate the maturity of our debt. If our lender accelerates our debt, Sprint PCS has the option to purchase our operating assets at a discount to market value and assume our obligations under the senior credit facility, without further approval of UbiquiTel's shareholders. If Sprint PCS does not exercise this option, our lender may sell our assets to third parties without approval of UbiquiTel's shareholders. If Sprint PCS provides notice to our lender that we are in breach of our management agreement with Sprint PCS and, as a result, our obligations under the credit agreement are accelerated and Sprint PCS does not elect to operate our business, our lender may designate a third party to operate our business without the approval of UbiquiTel's shareholders.

OUR INDEBTEDNESS PLACES RESTRICTIONS ON US WHICH MAY LIMIT OUR OPERATING
  FLEXIBILITY AND OUR ABILITY TO PAY DIVIDENDS

    The indenture that governs the senior subordinated discount notes and the credit agreement that governs our senior credit facility impose material operating and financial restrictions on us. These restrictions, subject to ordinary course of business exceptions, may limit our ability to engage in some transactions, including the following:

    - designated types of mergers or consolidations;

    - paying dividends or other distributions to UbiquiTel's shareholders;

    - making investments;

    - selling assets;

    - repurchasing UbiquiTel's common stock; and

    - borrowing additional money.

    These restrictions could limit our ability to obtain debt financing, repurchase stock, refinance or pay principal or interest on our outstanding debt, consummate acquisitions for cash or debt or react to changes in our operating environment.

WE MAY NOT BE ABLE TO RESPOND EFFECTIVELY TO THE SIGNIFICANT COMPETITION IN THE
  WIRELESS COMMUNICATIONS SERVICES INDUSTRY OR KEEP PACE WITH OUR COMPETITORS IN THE INTRODUCTION OF NEW PRODUCTS, SERVICES AND EQUIPMENT, WHICH COULD IMPAIR OUR ABILITY TO ATTRACT NEW CUSTOMERS

    Our dependence on Sprint PCS to develop competitive products and services and the requirement that we obtain Sprint PCS' consent to sell non-Sprint PCS approved equipment may limit our ability to keep pace with our competitors in the introduction of new products, services and equipment. Additionally, we expect that existing cellular providers will upgrade their systems and provide expanded, digital services to compete with the Sprint PCS products and services that we intend to offer. These wireless providers require their customers to enter into long-term contracts, which may make it more difficult for us to attract customers away from them. Sprint PCS generally does not require its customers to enter into long-term contracts, which may make it easier for other wireless providers to attract customers away from us.

WE MAY NOT BE ABLE TO COMPETE WITH LARGER, MORE ESTABLISHED WIRELESS PROVIDERS
  WHO HAVE RESOURCES TO COMPETITIVELY PRICE THEIR PRODUCTS AND SERVICES, WHICH COULD RESULT IN A REDUCTION OF OUR SUBSCRIBERS

    We will compete in some of our markets with more than four wireless providers, some of which have an infrastructure in place and have been operational for a number of years. Some of our competitors, namely AT&T Wireless Services, Verizon and VoiceStream:

    (1) have substantially greater financial, technological, marketing and sales and distribution resources than us;

    (2) have more extensive coverage in specific areas of our markets and have broader regional coverage than us; and

    (3) may market other services, such as traditional telephone service, cable television access and access to the Internet, with their wireless communications services.

    We may be unable to compete successfully with these larger competitors who have substantially greater resources or who offer more services than we do to a larger subscriber base, which could result in a reduction in new subscribers.

WE MAY NOT BE ABLE TO RESPOND TO THE RECENT TREND IN THE CONSOLIDATION OF THE
  WIRELESS COMMUNICATIONS INDUSTRY, OR COMPETE WITH POTENTIAL ACQUIRORS FOR ACQUISITIONS, WHICH COULD RESULT IN A REDUCTION OF OUR SUBSCRIBERS OR A DECLINE IN PRICES FOR OUR PRODUCTS AND SERVICES

    There has been a recent trend in the wireless communications industry towards consolidation of wireless service providers through joint ventures, mergers and acquisitions. We expect this consolidation to lead to larger competitors over time. Several large competitors already exist, such as AT&T Wireless Services, Verizon, VoiceStream and Cingular (the result of the recent joint venture between SBC Corporation and Bell South). We may not be able to respond to pricing pressures that may result from a consolidation in our industry, which could result in a reduction of new subscribers and cause market prices for our products and services to decline in the future. Also, if we expand our operations through acquisitions, we will compete with other potential acquirors, some of which may have greater financial or operational resources than us.

THE TECHNOLOGY WE USE HAS LIMITATIONS AND COULD BECOME OBSOLETE, WHICH WOULD
  REQUIRE US TO IMPLEMENT NEW TECHNOLOGY AT SUBSTANTIALLY INCREASED COSTS AND LIMIT OUR ABILITY TO COMPETE EFFECTIVELY

    We intend to employ digital wireless communications technology selected by Sprint PCS for its nationwide network. Code division multiple access, known as CDMA, technology is a relatively new technology. CDMA may not provide the advantages expected by Sprint PCS. If another technology becomes the preferred industry standard, we may be at a competitive disadvantage and competitive pressures may require Sprint PCS to change its digital technology which, in turn may require us to make changes at substantially increased costs. We may not be able to respond to such pressures and implement new technology on a timely basis, or at an acceptable cost. We also expect to face competition from other existing communications technologies such as specialized mobile radio, known as SMR, and enhanced specialized mobile radio, known as ESMR, and domestic and global mobile satellite service. SMR and ESMR systems can provide services that may be competitive with those offered by PCS and are often less expensive to build than PCS systems. In addition, we expect that in the future providers of wireless communications services will compete more directly with providers of traditional telephone services, energy companies, utility companies and cable operators who expand their services to offer communications services. Potential users of PCS systems may find their communications needs satisfied by other current and developing technologies. One or two-way paging or beeper services that feature voice messaging and data display as well as tone-only service may be adequate for potential subscribers who do not need to speak to the caller. See "Description of UbiquiTel--Business--Technology."

UNAUTHORIZED USE OF OUR PCS NETWORK COULD DISRUPT OUR BUSINESS

    We will likely incur costs associated with the unauthorized use of our PCS network, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraud impacts interconnection costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for unbillable fraudulent roaming.

UBIQUITEL'S CERTIFICATE OF INCORPORATION AND BYLAWS INCLUDE PROVISIONS THAT MAY
  DISCOURAGE A CHANGE OF CONTROL TRANSACTION

    Some provisions of UbiquiTel's certificate of incorporation and bylaws and the provisions of Delaware law could have the effect of delaying, deferring or preventing an acquisition of us. For example, UbiquiTel has a staggered board of directors, the members of which may only be removed for cause, authorized but unissued shares of preferred stock which could be used to fend off a takeover attempt, and UbiquiTel's shareholders may not take actions by written consent and are limited in their ability to make proposals at shareholder meetings.

OUR PLAN OF COVERAGE FOR OUR MARKETS MAY BE INADEQUATE TO PROFITABLY OPERATE OUR
  BUSINESS

    Our projected build-out plan for our markets does not cover all areas of our markets. As a result, our plan may not adequately serve the needs of the potential customers in our markets or attract enough subscribers to operate our business successfully. To correct this potential problem, we may have to cover a greater percentage of our markets than we anticipate, which we may be unable to do profitably.

RISKS PARTICULAR TO OUR INDUSTRY

WE MAY EXPERIENCE A HIGH RATE OF CUSTOMER TURNOVER WHICH WOULD INCREASE OUR
  COSTS OF OPERATIONS AND REDUCE OUR REVENUE

    Our strategy to reduce customer turnover may not be successful. The rate of customer turnover may be the result of several factors, including network coverage, reliability issues such as blocked calls, dropped calls, handset problems, non-use of phones, change of employment, the non-use of customer contracts, affordability, customer care concerns and other competitive factors. Price competition and other competitive factors could also cause increased customer turnover. A high rate of customer turnover could adversely affect our competitive position, results of operations and our costs of, or losses incurred in, obtaining new subscribers, especially because we subsidize some of the costs of initial purchases of handsets by customers.

USE OF HAND-HELD PHONES MAY POSE HEALTH RISKS, WHICH COULD RESULT IN A REDUCTION
  IN SUBSCRIBERS AND INCREASED EXPOSURE TO LITIGATION

    Media reports have suggested that certain radio frequency emissions from wireless handsets may be linked to various health concerns, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. The actual or perceived risk of radio frequency emissions from portable telephones could adversely affect us through a reduced subscriber growth rate, a reduction in subscribers, reduced network usage per subscriber, reduced financing available to the mobile communications industry and increased exposure to potential litigation.

REGULATION BY GOVERNMENT AGENCIES AND TAXING AUTHORITIES MAY INCREASE OUR COSTS
  OF PROVIDING SERVICE OR REQUIRE US TO CHANGE OUR SERVICES

    The licensing, construction, use, operation, sale and interconnection arrangements of wireless telecommunication systems are regulated to varying degrees by the Federal Communications Commission, the Federal Trade Commission, the Federal Aviation Administration, the Environmental Protection Agency, the Occupational Safety and Health Administration and, depending on the jurisdiction, state and local regulatory agencies and legislative bodies. Adverse decisions regarding these regulatory requirements could negatively impact Sprint PCS' operations and our costs of doing business. For example, changes in tax laws or the interpretation of existing tax laws by state and local authorities could subject us to increased income, sales, gross receipts or other tax costs or require us to alter the structure of our relationship with Sprint PCS.

OUR BUSINESS IS SEASONAL AND WORSE THAN EXPECTED FOURTH QUARTER RESULTS MAY
  CAUSE OUR STOCK PRICE TO DROP AND SIGNIFICANTLY REDUCE OUR OVERALL RESULTS OF OPERATIONS

    The wireless industry is heavily dependent on fourth quarter results. Among other things, the industry relies on significantly higher customer additions and handset sales in the fourth quarter as compared to the other three fiscal quarters. The price of our common stock may drop and our overall results of operations could be significantly reduced if we have a worse than expected fourth quarter for any reason, including the following:

    - our inability to match or beat pricing plans offered by competitors;

    - the failure to adequately promote Sprint PCS' products, services and pricing plans;

    - our inability to obtain an adequate supply or selection of handsets;

    - a downturn in the economy of some or all of our markets; or

    - a poor holiday shopping season.

    There is also uncertainty as to the extent of customer demand as well as the extent to which airtime and monthly recurring charges may continue to decline. As a result, our future prospects and those of the industry, and the success of PCS and other competitive services, remain uncertain.

               SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

    This proxy statement contains statements about future events and expectations, which are "forward-looking statements." Any statement in this proxy statement that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements include:

    - forecasts of growth in the number of consumers using wireless personal communications services and in estimated populations;

    - statements regarding UbiquiTel's or VIA Wireless' plans for, schedule for and costs of the build-out of their respective portions of the Sprint PCS network;

    - statements regarding UbiquiTel's or VIA Wireless' anticipated revenues, expense levels, liquidity and capital resources, operating losses and future stock price performance;

    - projections of when UbiquiTel or VIA Wireless will launch commercial wireless personal communications service in particular markets;

    - statements regarding expectations or projections about markets in UbiquiTel's or VIA Wireless' service areas;

    - statements regarding the anticipated benefits of the mergers; and

    - other statements, including statements containing words such as "may," "might," "could," "would," "anticipate," "believe," "plan," "estimate," "project," "expect," "intend" and other similar words that signify forward-looking statements.

    These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause UbiquiTel's or VIA Wireless' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Specific factors that might cause such a difference include, but are not limited to:

    - UbiquiTel's ability to integrate VIA Wireless' operations;

    - UbiquiTel's ability to sell VIA Wireless' non-essential assets;

    - UbiquiTel's ability to finance future growth opportunities;

    - UbiquiTel's or VIA Wireless' dependence on their respective affiliation with Sprint PCS;

    - the ability to successfully complete the build-out of UbiquiTel's and/or VIA Wireless' portion of the Sprint PCS network in an efficient and timely manner;

    - UbiquiTel's or VIA Wireless' limited operating histories and anticipation of future losses;

    - UbiquiTel's dependence on Sprint PCS' back office services;

    - potential fluctuations in UbiquiTel's or VIA Wireless' operating results;

    - changes or advances in technology;

    - changes in government regulation;

    - competition in the industry and markets in which UbiquiTel or VIA Wireless operate;

    - future acquisitions;

    - UbiquiTel's or VIA Wireless' ability to attract and retain skilled personnel; and

    - general economic and business conditions.

    For a discussion of some of these factors as well as additional factors, see "Risk Factors" beginning on page 15.

                               THE ANNUAL MEETING

    WE ARE FURNISHING THIS PROXY STATEMENT TO SHAREHOLDERS OF UBIQUITEL AS PART OF THE SOLICITATION OF PROXIES BY UBIQUITEL'S BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING.

DATE, TIME AND PLACE

    We will hold the annual meeting on August 9, 2001, at 10:00 a.m., local time, at the Philadelphia Marriott West Hotel, 111 Crawford Avenue, West Conshohocken, Pennsylvania.

PURPOSE

    At the annual meeting, we are asking UbiquiTel shareholders:

    - to approve the issuance of up to 16,400,000 shares of UbiquiTel common stock to the stockholders of the members of VIA Wireless and certain employees of VIA Wireless in a series of merger transactions in which UbiquiTel will purchase all of the membership interests of VIA Wireless. As a result of the mergers, VIA Wireless will become a subsidiary of UbiquiTel;

    - to elect three Class I directors, each for a three-year term ending in 2004;

    - to elect one Class II director, for a one-year term ending in 2002;

    - to elect one Class II director, for a one-year term ending in 2002, subject to and upon completion of the mergers;

    - to approve an amendment to UbiquiTel's amended and restated certificate of incorporation to increase the number of authorized shares of UbiquiTel common stock to 240,000,000 from 100,000,000;

    - to approve UbiquiTel's amended and restated 2000 equity incentive plan to
      (a) increase the number of shares of common stock reserved for issuance under the plan to 7,500,000 from 4,080,000, (b) provide for a maximum limitation of 1,500,000 shares that may be subject to awards granted under the plan to any one individual for any fiscal year during the term of the plan, (c) provide that the maximum amount that may be earned by a participant as an annual incentive award in any fiscal year is $2,000,000, and (d) provide that the maximum amount that may be earned by a participant as a performance award for any performance period is $5,000,000; and

    - to act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE

    Only holders of record of UbiquiTel common stock at the close of business on June 22, 2001, the record date, are entitled to notice of and to vote at the annual meeting. On June 22, 2001, 64,716,465 shares of UbiquiTel common stock were issued and outstanding and held by approximately 172 holders of record. Holders of record of UbiquiTel common stock on the record date are entitled to one vote per share at the annual meeting.

QUORUM

    If a majority of the shares of UbiquiTel common stock outstanding on the record date is represented either in person or by proxy at the annual meeting, a quorum will be present at the annual meeting. Shares held by persons attending the annual meeting but not voting, and shares represented in person or by proxy and for which the holder has abstained from voting, will be counted as present at the annual meeting for purposes of determining the presence or absence of a quorum.

    A broker who holds shares in nominee or "street name" for a customer who is the beneficial owner of those shares is prohibited from giving a proxy to vote those shares on any proposal to be voted on at the annual meeting without specific instructions from such customer with respect to such proposal. Accordingly, if a broker receives voting instructions from a customer with respect to one or more, but not all, of the proposals to be voted on at the annual meeting, the shares beneficially owned by such customer will not constitute "votes cast" or shares "entitled to vote" with respect to any proposal for which the customer has not provided voting instructions to the broker. These so-called "broker non-votes" will be counted as present at the annual meeting for purposes of determining whether a quorum exists.

VOTES REQUIRED

    Approval of the issuance of shares of UbiquiTel common stock in the mergers requires the affirmative vote of the holders of a majority of all shares of our common stock casting votes in person or by proxy at the annual meeting. This approval is required under the rules of The Nasdaq National Market, the stock market on which UbiquiTel common stock is listed and traded. Abstentions and "broker non-votes" will not be counted as "votes cast" and therefore will have no effect on the outcome of this proposal.

    Election of the Class I directors and Class II directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the annual meeting. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

    Approval of the amendment to UbiquiTel's amended and restated certificate of incorporation requires the affirmative vote in person or by proxy of the holders of a majority of all shares of UbiquiTel common stock entitled to vote at the annual meeting. This approval is required under the Delaware General Corporation Law. Abstentions and "broker non-votes" will have the same effect as a vote against this proposal.

    Approval of UbiquiTel's amended and restated 2000 equity incentive plan requires the affirmative vote of the holders of a majority of all shares of UbiquiTel common stock casting votes in person or by proxy at the annual meeting. This approval is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, (ii) for purposes of compliance with the requirements of incentive stock options under Section 422 of the Internal Revenue Code, and
(iii) by the rules of The Nasdaq National Market. Abstentions and "broker non-votes" will have the same effect as a vote against this proposal, but "broker non-votes" will have no effect on this proposal.

VOTING BY UBIQUITEL DIRECTORS AND EXECUTIVE OFFICERS

    As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 19,536,500 shares of UbiquiTel common stock, which represented approximately 30% of UbiquiTel common stock outstanding on that date. Our directors and certain of our shareholders, who as of the record date owned and were entitled to vote on a combined basis approximately 25,410,000 shares of UbiquiTel common stock, or approximately 39% of the outstanding shares of UbiquiTel common stock on that date, have entered into voting agreements whereby they have agreed to vote their and their affiliates shares' in favor of the issuance of UbiquiTel common stock in the mergers. We currently anticipate that all of these persons will also vote their and their affiliates' shares in favor of the other proposals.

VOTING OF PROXIES

    All shares of UbiquiTel common stock represented by properly executed proxies received before or at the annual meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by such proxy card will be voted "FOR" approval of each of the five proposals to be voted on at the annual meeting. You are urged to mark the box on your proxy to indicate how to vote your shares.

    We do not expect that any other matters will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting. No proxy that is voted against all of the proposals will be voted in favor of any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed form of proxy does not preclude a UbiquiTel shareholder from voting in person at the annual meeting. A shareholder may revoke a proxy at any time prior to its exercise by filing with us a duly executed revocation of proxy, by submitting a duly executed proxy to us bearing a later date or by appearing at the annual meeting and voting in person if you are a holder of record. Attendance at the annual meeting will not in and of itself revoke a proxy.

SOLICITATION OF PROXIES

    We will bear the cost of the solicitation of proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees and those of our subsidiaries may solicit proxies from our shareholders by telephone or other electronic means or in person. These persons will not receive additional compensation for soliciting proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

    We will mail a copy of this proxy statement to each holder of record of UbiquiTel common stock on the record date.

                                  THE MERGERS

    This section of the proxy statement describes the material aspects of the proposed mergers, including the merger agreement, the management agreement, the loan agreement, the warrant, the voting agreements, the escrow agreement and the lock-up agreements. You should, however, read this entire proxy statement and the other documents we refer to carefully for a more complete understanding of the mergers.

BACKGROUND OF THE MERGERS

    In April 2000, VIA Wireless engaged The Robinson-Humphrey Company, LLC as its financial advisor to explore strategic alternatives, including a possible sale of VIA Wireless, in order to grow its business and enhance liquidity. Robinson-Humphrey advised VIA Wireless that a sale to another Sprint PCS affiliate could result in a larger and stronger entity and could also provide VIA Wireless with greater access to capital and management resources. In addition, several members of VIA Wireless believed that they could obtain the highest price for VIA Wireless from another Sprint PCS affiliate.

    In early May 2000, after being contacted by Robinson-Humphrey, UbiquiTel received a confidential memorandum prepared by them for the use of prospective purchasers and investors in considering their possible interest in acquiring VIA Wireless. A copy of this confidential memorandum was also provided to UbiquiTel's investment banker and financial advisor, Credit Suisse First Boston Corporation.

    After reviewing the VIA Wireless confidential memorandum, representatives of UbiquiTel, including Donald A. Harris, President and Chief Executive Officer, Peter Lucas, Interim Chief Financial Officer, and Andrew W. Buffmire, Vice President, Business Development, along with representatives of Credit Suisse First Boston, met on May 15, 2000 in Fresno, California with representatives of the owners of VIA Wireless, the senior management team of VIA Wireless and Robinson-Humphrey. At this meeting UbiquiTel sought to understand the business operations of VIA Wireless, its capital structure and long-term business interests.

    On June 7, 2000, UbiquiTel completed its initial public offering and began consulting with legal and accounting advisors regarding Federal Communications Commission, regulatory, tax and corporate structuring issues relevant to a possible transaction with VIA Wireless.

    On June 21, 2000, Mr. Harris and Credit Suisse First Boston made a presentation in Fresno, California to the owners of VIA Wireless and Robinson-Humphrey concerning the possible acquisition of VIA Wireless by UbiquiTel. In late June, UbiquiTel was informed that VIA Wireless had entered into an agreement with another potential merger partner providing for a period of exclusive negotiations.

    Representatives of UbiquiTel did not subsequently hear from VIA Wireless until mid-September 2000, when representatives of Robinson-Humphrey contacted Credit Suisse First Boston, and David Nelson, President of VIA Wireless and a member of its members committee, and Matthew Boos, Secretary-Treasurer of VIA Wireless and a member of its members committee, called Mr. Buffmire to advise UbiquiTel that the period of exclusive negotiations with the third party had passed without the execution of a definitive agreement and that VIA Wireless would be interested in exploring a possible transaction with UbiquiTel. Both Robinson-Humphrey and Messrs. Nelson and Boos considered UbiquiTel to be an attractive potential buyer since it was publicly-traded, it was one of the largest Sprint PCS affiliates and it operated in markets that were proximate to VIA Wireless' markets.

    At a regularly scheduled meeting of the UbiquiTel board of directors held on September 21, 2000, executive management of UbiquiTel informed the board of the additional discussions relating to the feasibility of a possible transaction with VIA Wireless. A representive of Credit Suisse First Boston, UbiquiTel's financial advisor, and Lee R. Marks, UbiquiTel's outside legal counsel from Greenberg

Traurig, LLP, were also present at the meeting. The UbiquiTel board of directors deemed a potential acquisition of VIA Wireless to be a significant strategic opportunity for UbiquiTel to expand its Sprint PCS footprint in the California PCS market, especially since the PCS industry was rapidly consolidating.

    On September 24, 2000, Messrs. Harris and Buffmire, along with representatives of Credit Suisse First Boston, met in Fresno, California with various representatives of the members of VIA Wireless, the VIA Wireless senior management team, including Mr. Nelson and Robinson-Humphrey, to discuss a potential business combination of UbiquiTel and VIA Wireless and the strategic benefits of combining the two businesses. The parties decided to proceed with discussions regarding the business combination, and on September 26, 2000, Mr. Nelson gave permission to Sprint PCS to provide access to UbiquiTel to all communications and correspondence between VIA Wireless and Sprint PCS, including any reviews or evaluations by Sprint PCS of the network and operating infrastructure of VIA Wireless. On September 28, 2000, an exclusivity and confidentiality agreement was executed between the parties relating to the exchange of information between the parties in connection with a possible transaction and the agreement by VIA Wireless not to discuss or consider any competing transactions during a specified exclusivity period. Shortly after execution of the exclusivity and confidentiality agreement, representatives of UbiquiTel and its legal and financial advisors began their due diligence review of VIA Wireless.

    On October 3, 2000, Mr. Buffmire and representatives of Credit Suisse First Boston met with Robinson-Humphrey in Atlanta, Georgia to review the production of initial due diligence material, commence financial due diligence and discuss the schedule for subsequent due diligence of VIA Wireless. Beginning at this time and continuing for several weeks, UbiquiTel and its legal and financial advisors, including its outside public accountants, Arthur Andersen LLP, conducted a due diligence review of VIA Wireless' business and operations.

    On October 10, 2000, various management representatives of UbiquiTel, including Dean Russell, Chief Operating Officer, John Little, Vice President, Operations, Debra Gerstenberg, Vice President, Human Resources, David Zylka, Vice President, Engineering, William Lawn, Director, Information Technology, John Schoell, Director, Engineering, Michael Medrow, Director, Marketing and Sales, and Mr. Buffmire, visited VIA Wireless in Fresno, California as part of UbiquiTel's due diligence review of VIA Wireless and its network and operations. Representatives from Arthur Andersen also visited with VIA Wireless during this time period to conduct a due diligence review of the finances and financial operations of VIA Wireless. In October 2000, UbiquiTel also retained Tacit Communications to assist in evaluating the network and operating infrastructure of VIA Wireless.

    On October 13, 2000, Messrs. Harris and Buffmire met in Dallas, Texas with Messrs. Nelson, Boos and Delwyn Williams, Chairman of VIA Wireless and a member of its members committee, on behalf of VIA Wireless, along with representatives of Credit Suisse First Boston and Robinson-Humphrey and legal counsel for UbiquiTel and VIA Wireless, to discuss the structure of a possible transaction and to identify the significant issues relating to the structure including, in particular, tax issues arising as a result of the operating and capital structure of VIA Wireless as a limited liability company and the desire of the parties to consider a tax free reorganization as part of the transaction. The legal and financial advisors for the companies were asked to consider various alternatives and to advise the companies on the implications of each of these alternatives.

    From October 17 to 20, 2000, representatives of each of the parties attended the annual Sprint PCS Operations Review in Kansas City, Missouri. During the course of the meeting, the parties discussed with Sprint PCS the potential transaction and its general structure.

    On October 24, 2000, the parties attended a meeting in Atlanta, Georgia with Mr. Buffmire and representatives of Credit Suisse First Boston and Greenberg Traurig representing UbiquiTel, and representatives of Morris, Manning & Martin, VIA Wireless' outside legal counsel, and Robinson-

Humphrey representing VIA Wireless. Representatives of VIA Wireless' management, including Mr. Nelson, attended portions of this meeting by teleconference. At this meeting, the pricing and terms of the potential transaction and the transaction and management structure of the combined companies were discussed. The discussions concluded without a definitive agreement being reached.

    On November 2, 2000, Mr. Boos attended the grand opening of the Reno, Nevada network of UbiquiTel. At this time, he met with various members of the management team of UbiquiTel, including Messrs. Russell, Zylka, Little, Buffmire, Medrow and Dow Costa, the General Manager of the UbiquiTel Reno market. The benefits of a business combination of the two companies was discussed generally at this time.

    On November 13, 2000, representatives of Robinson-Humphrey and Credit Suisse First Boston met in Dallas, Texas, to discuss further the terms related to the mergers.

    On November 20, 2000, the parties attended a meeting in Atlanta, Georgia with Mr. Buffmire and representatives of Credit Suisse First Boston and Greenberg Traurig representing UbiquiTel, and Mr. Nelson and representatives of Morris, Manning & Martin and Robinson-Humphrey representing VIA Wireless. At this meeting, the parties discussed the schedule for the completion of the parties' respective due diligence and the transaction negotiation, the terms of the merger agreement and various related agreements, and the status of the financial markets. The discussions concluded without a definitive agreement being reached.

    On November 29, 2000, Messrs. Nelson, Boos and Williams and representatives of Robinson-Humphrey and Morris, Manning and Martin on behalf of VIA Wireless attended a meeting at UbiquiTel's headquarters in Conshohocken, Pennsylvania with Messrs. Harris, Russell and Buffmire and other representatives of the various functional and operating groups at UbiquiTel as part of a VIA Wireless due diligence review of UbiquiTel. At the meeting, the parties also discussed the terms of the merger agreement and related agreements without definitive agreements being reached.

    On December 12, 2000, UbiquiTel received and reviewed the network analysis prepared on its behalf by Tacit Communications.

    Negotiation of the terms and structure of a transaction continued between financial and legal advisors for the companies during the month of December. In late December 2000, UbiquiTel advised VIA Wireless that, based upon the completed due diligence of UbiquiTel and the nature and status of the capital markets, the structure of the transaction and the form and nature of the merger consideration would need to be revisited. Various discussions were held between the parties at the beginning of January 2001 and, as a result of those discussions, an agreement was reached as to the nature of the final terms and conditions of the transaction, including the agreement by UbiquiTel to loan, upon execution of a final form of merger agreement, up to $25 million to VIA Wireless for capital and operating expenses until the closing of the mergers. Also in January, negotiations were pursued with a third party for the possible purchase of the existing VIA Wireless spectrum should a final agreement be reached between UbiquiTel and VIA Wireless, which were ultimately concluded in mid-February 2001, resulting in the execution, contemporaneously with the execution of the VIA Wireless merger agreement, of a definitive agreement to sell VIA Wireless' spectrum upon the closing of the VIA Wireless transaction.

    On January 15, 2001, Mr. Buffmire met with representatives of Sprint PCS in Kansas City, Missouri and reviewed in detail the terms and structure of the proposed VIA Wireless transaction.

    Final terms and provisions of legal documents were negotiated in various meetings between management, legal counsel and financial advisors for the companies during the last two weeks of January and the first three weeks of February 2001. From January 30, 2001 until February 21, 2001, negotiations took place between UbiquiTel and Sprint PCS concerning the final terms and conditions of an addendum to the existing UbiquiTel Sprint PCS management agreement providing for expansion of the agreement to include the VIA Wireless service area network territory.

    On February 6, 2001, the entire board of directors of UbiquiTel met in person and by conference telephone at UbiquiTel's Conshohocken, Pennsylvania headquarters to consider the final structure and terms and conditions of the VIA Wireless transaction. At this meeting, Messrs. Harris, Lucas and Buffmire and Patricia Knese, UbiquiTel's Vice President and General Counsel, reviewed the transaction and the transaction agreements with the board of directors, including the strategic reasons for the proposed transaction, the principal terms of the proposed transaction, a financial review of the proposed transaction, a review of UbiquiTel's financial condition and business operations and the results of UbiquiTel's due diligence review of VIA Wireless. UbiquiTel's legal advisors, including Greenberg Traurig, UbiquiTel's outside legal counsel, discussed the terms of the merger agreement and related documents. Representatives of Credit Suisse First Boston presented to the board of directors a summary of its analysis of the strategic rationale for and financial matters related to the proposed transaction. In addition, Credit Suisse First Boston delivered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of the date thereof, and subject to the assumptions, qualifications and limitations referred to in its opinion, the merger consideration of UbiquiTel common stock was fair, from a financial point of view, to UbiquiTel. After an extensive review and discussion of the merger transaction, the board of directors unanimously approved the merger agreement and the related agreements and the transactions contemplated by those agreements, declared them advisable and resolved to recommend that UbiquiTel's shareholders approve the issuance of the shares of UbiquiTel common stock required for completion of the mergers.

    Negotiation and resolution of the final terms of the merger agreement and related agreements continued among representatives of UbiquiTel and VIA Wireless through February 21, 2001.

    On the morning of February 22, 2001, UbiquiTel, affiliated companies of UbiquiTel, VIA Wireless, its members and certain stockholders of members of VIA Wireless executed the merger agreement and issued a press release to that effect.

    On April 18, 2001, the parties amended and restated the merger agreement to clarify some of their respective obligations thereunder.

UBIQUITEL'S REASONS FOR THE MERGERS

    The UbiquiTel board of directors has determined that the mergers are advisable and in the best interest of UbiquiTel, has approved the merger agreement and related agreements, and unanimously recommends a vote "FOR" approval of the issuance of the shares of UbiquiTel common stock in the mergers.

    In light of the developing trends in the telecommunications industry and consolidation in the wireless PCS market, the UbiquiTel board of directors believes that the mergers represent a strategic opportunity to significantly expand the size and scope of UbiquiTel's operations. The UbiquiTel board of directors believes that, following the mergers, UbiquiTel will have greater financial strength, operational efficiencies and growth potential than UbiquiTel would have on its own. UbiquiTel's board of directors also identified a number of potential benefits of the proposed mergers, including the following:

    - the opportunity that the acquisition provides for UbiquiTel to expand its in-network coverage and contiguous network footprint into attractive and growing markets within California consistent with UbiquiTel's strategy of expanding into areas bordering on and between Sprint PCS cities to provide the potential for roaming travel traffic from Sprint PCS customers and increased marketing overlap by Sprint PCS into UbiquiTel markets;

    - increased economies of scale that should yield enhanced purchasing power and purchasing efficiencies and improved marketing and operating efficiencies;

    - the expectation that a larger and stronger capital structure resulting from the acquisition will provide UbiquiTel with a significantly stronger capital structure and financial resources (UbiquiTel obtained $50 million of additional financing under UbiquiTel Operating Company's existing credit facility in connection with the mergers), will strengthen UbiquiTel's relationship with Sprint PCS, will increase UbiquiTel's operating flexibility, and may provide broader research coverage and increased interest by institutional investors; and

    - the fact that after completion of the acquisition, UbiquiTel expects to become the nation's second largest Sprint PCS network partner, increasing its licensed population by 44%, from 7.7 million residents to
      11.1 million residents.

    In reaching its decision to approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement, UbiquiTel's board of directors also considered, in addition to the factors described above:

    - information concerning the business, results of operations, financial performance and condition, business operations, compatible network equipment, capital structure and prospects of UbiquiTel on both a historical and prospective basis, and the performance of and current market prices for UbiquiTel's stock;

    - information concerning the financial performance and condition, business, results of operations, capital structure and prospects for VIA Wireless on a stand-alone basis as well as on a combined basis with UbiquiTel;

    - current industry, economic and market trends, including the likelihood of increased and broadening competition in the wireless PCS industry and in both the UbiquiTel and VIA Wireless markets;

    - the importance of market position, scale and scope and financial resources of both UbiquiTel and VIA Wireless on a combined basis to UbiquiTel's ability to compete effectively in the future;

    - the valuation ascribed to UbiquiTel's common stock in the merger agreement and the valuation implied for the combined entity based on the existing operations of each entity and the currently prevailing market multiples;

    - the relative contributions of UbiquiTel and VIA Wireless to the net revenue and EBITDA of the combined company;

    - the financial presentation made by Credit Suisse First Boston at the February 6, 2001 meeting of the board and the opinion delivered by Credit Suisse First Boston to UbiquiTel's board of directors on February 21, 2001 to the effect that, as of the date thereof and based on and subject to the assumptions, limitations and qualifications set forth in the opinion, the merger consideration of UbiquiTel common stock to be received by the VIA Wireless members was fair, from a financial point of view, to UbiquiTel; and

    - the expectation that the mergers would be accounted for as a purchase for accounting purposes and would be accomplished on a tax-free basis for federal income tax purposes.

    UbiquiTel's board of directors also considered potential risks relating to the mergers, including:

    - the risk that the benefits and synergies sought from the mergers would not be fully achieved;

    - the management distraction inherent in integrating two companies;

    - the risk that the mergers would not be consummated; and

    - the number of shares of UbiquiTel common stock issuable in connection with the mergers and related transactions and the consequent reduction in the voting power of UbiquiTel's current shareholders.

    The UbiquiTel board of directors believes that these risks were outweighed by the potential benefits to be realized by the mergers. The foregoing discussion of the information and factors considered by the UbiquiTel board of directors is not intended to be exhaustive but includes all material factors considered by the UbiquiTel board of directors. In view of the wide variety of information and factors considered, the board of directors did not find it practical to, and did not, assign any relative or special weights to the foregoing factors, and individual directors may have given differing weights to different factors. The UbiquiTel board of directors adopted the merger agreement and approved the transactions contemplated thereby in consideration of all of the facts, matters and information brought to its attention. Taking into account all of the material facts, matters and information, including those described above, the UbiquiTel board of directors believes that the terms of the merger agreement and the transactions provided for therein are advisable and in the best interests of UbiquiTel's shareholders. THE UBIQUITEL BOARD UNANIMOUSLY RECOMMENDS THAT UBIQUITEL'S SHAREHOLDERS VOTE "FOR" THE ISSUANCE OF THE SHARES OF UBIQUITEL COMMON STOCK IN THE MERGERS.

RECOMMENDATION OF UBIQUITEL'S BOARD OF DIRECTORS

    The UbiquiTel board of directors believes that the mergers are advisable and in the best interest of UbiquiTel and its shareholders, and recommends approval of the issuance of the shares of UbiquiTel common stock in the mergers.

OPINION OF UBIQUITEL'S FINANCIAL ADVISOR

    Credit Suisse First Boston has acted as UbiquiTel's exclusive financial advisor in connection with the mergers. UbiquiTel selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation, and its familiarity with UbiquiTel's business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    In connection with Credit Suisse First Boston's engagement, UbiquiTel requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to UbiquiTel of the consideration to be paid in the mergers. On February 6, 2001, at a meeting of the UbiquiTel board held to consider the mergers, Credit Suisse First Boston rendered to the UbiquiTel board an oral opinion, which opinion was confirmed by delivery of a written opinion as of February 21, 2001, to the effect that, as of that date and based on and subject to the assumptions, limitations and qualifications described in its opinion, the consideration to be paid was fair, from a financial point of view, to UbiquiTel.

    Credit Suisse First Boston's written opinion as of February 21, 2001 to the UbiquiTel board is attached as Annex A-7. Credit Suisse First Boston's opinion relates only to the fairness of the consideration to be paid from a financial point of view to UbiquiTel, does not address the relative benefit of the mergers with any other business strategies that may have been considered by the UbiquiTel board of directors, does not address any other aspect of the proposed mergers or any related transaction and does not constitute a recommendation to any stockholder as to any matters relating to the mergers.

    In arriving at its opinion, Credit Suisse First Boston:

    - reviewed the merger agreement, as well as business and financial information relating to UbiquiTel and VIA Wireless;

    - reviewed other information relating to UbiquiTel and VIA Wireless, including financial forecasts, which UbiquiTel provided to Credit Suisse First Boston, and met with the managements of UbiquiTel and VIA Wireless to discuss the businesses and prospects of VIA Wireless;

    - considered financial and market data of VIA Wireless and compared those data with similar data for other publicly held companies in businesses similar to VIA Wireless;

    - considered the financial terms of other business combinations and transactions recently effected; and

    - considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

    In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. With respect to financial forecasts, Credit Suisse First Boston assumed that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of UbiquiTel as to the future financial performance of VIA Wireless and as to the cost savings and other potential synergies, including the amount, timing and achievability thereof, anticipated to result from the mergers. With respect to certain transactions related to the mergers, Credit Suisse First Boston assumed, with the UbiquiTel board's consent, that VIA Wireless will have disposed of certain of its PCS spectrum for $50 million prior to consummation of the mergers.

    Credit Suisse First Boston was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of VIA Wireless, and was not furnished with any evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based on information available to, and financial, economic, market and other conditions as they existed and could be evaluated by, Credit Suisse First Boston on the date of its opinion. Credit Suisse First Boston did not express any opinion as to what the value of UbiquiTel common stock actually would be when issued in the mergers or the prices at which UbiquiTel common stock would trade after the mergers.

    In preparing its opinion to the UbiquiTel board, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of UbiquiTel. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to UbiquiTel or VIA Wireless or the proposed mergers, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

    The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

    Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the UbiquiTel board in its evaluation of the proposed mergers and should not be viewed as determinative of the views of the UbiquiTel board or management with respect to the mergers or the consideration paid.

    The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion as of February 21, 2001 delivered to the UbiquiTel board in connection with the mergers. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

    SELECTED PUBLIC COMPANY ANALYSIS. Credit Suisse First Boston compared financial and operating data of VIA Wireless to corresponding data of the following publicly-traded Sprint PCS affiliates:

    - AirGate PCS, Inc.

    - Alamosa PCS, Inc.

    - US Unwired Inc.

    - UbiquiTel Inc.

    Credit Suisse First Boston reviewed enterprise values, calculated as the sum of equity market capitalization, total debt, preferred stock and minority interests, less cash and equivalents, for each of the above companies based on the closing stock prices of such companies on February 2, 2001. Credit Suisse First Boston derived enterprise values as a multiple of total POPs (the total number of persons within a licensed coverage area), estimated covered POPs (the number of POPs within the licensed area served by the operating network) for calendar years 2000 and 2001, and current subscribers. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for UbiquiTel and VIA Wireless were based on internal estimates of the management of UbiquiTel. Credit Suisse First Boston then used these multiples to determine a range of implied valuations for VIA Wireless as set forth below. The statistics derived from this analysis are set forth below:

                                                                  MULTIPLE RANGE
                                                              ----------------------
                                                                LOW           HIGH
                                                              --------      --------
Enterprise Value/Total POPs.................................   $   50        $   80
Enterprise Value/Estimated 2000 Covered POPs................   $  130        $  160
Enterprise Value/Estimated 2001 Covered POPs................   $  110        $  140
Enterprise Value/Subscribers................................   $5,500        $7,000

    This analysis indicated an implied enterprise value of $251.2 million and $330.3 million and an implied equity value of $230.2 million and $309.3 million for VIA Wireless compared to the proposed enterprise value consideration of $149.1 million (calculated as $128.1 million of equity value consideration plus $80.2 million of total debt less $59.2 million of cash and cash equivalents) and the proposed equity value consideration of $128.1 million (calculated using 16,400,000 shares of UbiquiTel's common stock and assuming a February 2, 2001 closing price of UbiquiTel's common stock on The Nasdaq National Market of $7.81).

    SELECTED MERGERS AND ACQUISITIONS ANALYSIS. Credit Suisse First Boston analyzed the implied enterprise value as of February 2, 2001 as a multiple of total POPs, estimated covered POPs for calendar year 2000 and current subscribers proposed to be paid in other selected merger and acquisition transactions of Sprint PCS affiliates. Credit Suisse First Boston then used these multiples to determine a range of implied valuations for VIA Wireless as set forth below. The statistics derived from this analysis are set forth below:

ACQUIROR                                                      TARGET
--------                               ----------------------------------------------------
Alamosa PCS, Inc.                      Roberts Wireless Communications, L.L.C.
Alamosa PCS, Inc.                      Washington Oregon Wireless, LLC

                                                                  MULTIPLE RANGE
                                                              ----------------------
                                                                LOW           HIGH
                                                              --------      --------
Enterprise Value/Total POPs.................................  $    75       $   100
Enterprise Value/Estimated 2000 Covered POPs................  $   175       $   225
Enterprise Value/Subscribers................................  $11,000       $12,000

------------------------

Note: The selected merger and acquisition transactions had not closed as of February 2, 2001. Therefore, the relevant ranges were based on the implied enterprise value and implied equity value of the comparable transactions as of February 2, 2001.

    The multiples derived by this analysis indicated an implied enterprise value of $389.4 million and $473.5 million and an implied equity value of $368.4 million and $452.5 million for VIA Wireless compared to the proposed enterprise value consideration of $149.1 million (calculated as $128.1 million of equity value consideration plus $80.2 million of total debt less
$59.2 million of cash and cash equivalents) and the proposed equity value consideration of $128.1 million (calculated using 16,400,000 shares of UbiquiTel's common stock and assuming a February 2, 2001 closing price of UbiquiTel's common stock on The Nasdaq National Market of $7.81).

    DISCOUNTED CASH FLOW ANALYSIS. Credit Suisse First Boston estimated the present value of the free cash flows that VIA Wireless could produce over calendar years 2001 through 2010, based on internal estimates of the management of UbiquiTel. Ranges of estimated terminal values were calculated by multiplying calendar year 2010 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, for VIA Wireless by an EBITDA exit multiple ranging from 10.0x to 12.0x. The free cash flows of VIA Wireless were then discounted to present value using discount rates of 17.0% to 20.0%. This analysis indicated an implied enterprise value range of $216.5 million and $323.9 million and an implied equity value range of $195.5 million and $302.9 million for VIA Wireless compared to the proposed enterprise value consideration of $149.1 million (calculated as $128.1 million of equity value consideration plus $80.2 million of total debt less $59.2 million of cash and cash equivalents) and the proposed equity value consideration of $128.1 million (calculated using 16,400,000 shares of UbiquiTel's common stock and assuming a February 2, 2001 closing price of UbiquiTel's common stock on The Nasdaq National Market of $7.81).

    MISCELLANEOUS. UbiquiTel has agreed to pay Credit Suisse First Boston for its financial advisory services upon completion of the mergers an aggregate fee equal to $2.5 million. Of such fees, $500,000 was paid in connection with the delivery of Credit Suisse First Boston's fairness opinion, while the balance is contingent upon consummation of the mergers. UbiquiTel also has agreed to reimburse Credit Suisse First Boston for its reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

    Credit Suisse First Boston and its affiliates have in the past provided services to UbiquiTel unrelated to the proposed mergers, for which services Credit Suisse First Boston and its affiliates have received compensation. In addition, certain of Credit Suisse First Boston's affiliates own, in the aggregate, approximately 7% of UbiquiTel's common stock. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of UbiquiTel and its subsidiary for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    In connection with the mergers, we have entered into a consulting agreement with David S. Nelson, the president of VIA Wireless, through Instant Phone, LLC, which is wholly owned by Mr. Nelson. Mr. Nelson will advise us concerning strategic planning, technical analysis and advice on structural issues following the completion of the mergers. The term of the agreement will begin on the closing date of the mergers and will continue for two years unless earlier terminated in accordance with the provisions of the consulting agreement.
Mr. Nelson will be paid $18,035 per month for services provided under the agreement, as well as an automobile allowance of $400 per month. In addition, we will reimburse Mr. Nelson for all reasonable out-of-pocket expenses incurred in performing services under the consulting agreement. The agreement will terminate automatically in the event of bankruptcy of either party or the sale of UbiquiTel's business. The consulting agreement may be terminated by either party in the event of a default in performance or material breach by the other party which is not cured within 30 days. In the event of an uncured default in payment of compensation by UbiquiTel, Mr. Nelson will be entitled to accelerate and receive the remainder of all payments due under the consulting agreement immediately.

    We have agreed to appoint Matthew J. Boos to our board of directors at or prior to the closing date of the mergers. Mr. Boos is the Secretary-Treasurer of VIA Wireless and a member of its members committee, and the general manager of The Ponderosa Telephone Co., which is the sole stockholder of Ponderosa Cellular 4, Inc., one of the members of VIA Wireless. Mr. Boos is the Class II director nominee that UbiquiTel shareholders are being asked to elect at the annual meeting. Additional information on Mr. Boos is set forth under "Proposal 4:
Election of Class II Director Subject to VIA Wireless Acquisition."

    Credit Suisse First Boston, which as of March 23, 2001, through Donaldson, Lufkin & Jenrette Merchant Banking Partners II, L.P., owned and was entitled to vote 4,323,995 shares of our common stock, or approximately 7% of the shares of our common stock outstanding on that date, served as our financial advisor with respect to the mergers. Credit Suisse First Boston also holds a warrant to purchase 86,183 shares of our common stock. In connection with its services as financial advisor, Credit Suisse First Boston is entitled to receive an aggregate fee equal to $2.5 million, a portion of which we paid in connection with their delivery of the fairness opinion, and the balance of which we will pay upon completion of the mergers. Eric Weinstein, one of our Class II director nominees, is a director of Credit Suisse First Boston.

    Paribas, which holds 1,147,861 shares of our common stock, participated in the financing of the mergers through a $50 million increase in our senior credit facility. In connection with the financing, Paribas received certain customary commitment fees.

    Our directors and certain of our shareholders, who as of the record date owned and were entitled to vote on a combined basis approximately 25,410,000 shares of our common stock, or approximately 39% of the shares of our common stock outstanding on that date, have entered into a voting agreement, whereby they have agreed to vote their shares in favor of the issuance of the shares of our common stock in the mergers.

    Our board of directors was aware of the interests detailed above during its consideration of the merger agreement and the related agreements and in determining to approve the merger agreement and the related agreements and to recommend to UbiquiTel's shareholders that they vote FOR the issuance of shares of UbiquiTel common stock in the mergers.

FINANCING OF THE MERGERS

    On March 1, 2000, UbiquiTel and its operating subsidiary, UbiquiTel Operating Company, and Paribas and the other lenders under UbiquiTel Operating Company's $250 million senior secured credit facility amended the credit agreement relating to the credit facility for the purpose of increasing the $250 million credit facility by $50 million to $300 million, and approving UbiquiTel's acquisition of VIA Wireless, including UbiquiTel's commitment to loan VIA Wireless up to $25 million under the loan agreement. The lenders' increase in the senior credit facility is subject to UbiquiTel's satisfaction of specified conditions described below. The lenders' approval of the mergers is subject to UbiquiTel's satisfaction of specified conditions set forth in the second amendment and consent described under "--Regulatory and Third Party Approvals--Third Party Approvals--UbiquiTel--Senior Lenders."

    The $50 million increase has been funded into escrow in the form of an additional B term loan, along with UbiquiTel Operating Company's other current borrowings under the senior credit facility. UbiquiTel Operating Company's existing $75 million B term loans were increased by $50 million to $125 million, while its existing $120 million A term loans and $55 million revolving credit facility were not affected by the second amendment and consent. The $50 million increase on the B term loans is conditioned on UbiquiTel completing both the mergers and the sale of certain non-essential assets acquired from VIA Wireless for total consideration of at least $50 million on or before December 31, 2001. If UbiquiTel does not complete both transactions by December 31, 2001, the $50 million B term loan will be prepayable automatically, together with a prepayment premium of $1 million, and the borrowing availability under the senior credit facility will be reduced automatically by $50 million to $250 million.

    On March 6, 2001, UbiquiTel announced that it had entered into an agreement with VoiceStream Wireless to sell VIA Wireless' California PCS licenses for
$50 million. The sale of these PCS licenses is conditioned upon completing the mergers and is subject to Federal Communications Commission approval and other customary closing conditions. UbiquiTel is required to deposit the sale proceeds from the asset sale into escrow under the credit facility and their release is subject to the same terms and conditions that UbiquiTel Operating Company's other escrowed borrowings are subject. Any proceeds received from the sale of VIA Wireless' other non-essential assets are required to be used to prepay outstanding borrowings under the senior credit facility.

    A description of UbiquiTel Operating Company's senior credit facility as amended by the second amendment and consent is set forth under "Description of Certain UbiquiTel Indebtedness--Senior Credit Facility."

REGULATORY AND THIRD PARTY APPROVALS

    REGULATORY APPROVALS

    UNITED STATES ANTITRUST. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and its rules, certain transactions, including the mergers, may not be completed unless certain waiting period requirements have been satisfied. On April 6, 2001, UbiquiTel and VIA Wireless each filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with the Antitrust Division and the Federal Trade Commission. The waiting period with respect to each of UbiquiTel and VIA Wireless was terminated on April 13, 2001.

    FEDERAL COMMUNICATIONS COMMISSION APPROVAL. The Federal Communications Commission must approve the transfer of control to UbiquiTel of VIA Wireless' FCC licenses and authorizations. The Federal Communications Commission must decide whether UbiquiTel is qualified to control such licenses and authorizations, and whether the transfer is consistent with public interest, convenience and necessity. In particular, the Federal Communications Commission will examine, among other things, the competitive impact of the mergers and other benefits and alleged harms to the public.

    Although the Federal Communications Commission retains broad discretion with regard to the proposed mergers, there are relatively few well-established bases upon which an interested party can successfully challenge a transfer of control application. Generally, the Federal Communications Commission reviews a merger for compliance with statutory requirements, such as any limitations placed on foreign ownership of Federal Communications Commission licenses, and to ensure that the markets in which the two entities participate will remain competitive after the mergers. In the absence of a filed objection, the Federal Communications Commission has generally approved transfers of control within 90 days from the date petitions to deny were due. However, a challenge might have the effect of extending the Federal Communications Commission's review for an additional six months or more. We cannot predict with accuracy when the Federal Communications Commission might approve the mergers.

    As of March 13, 2001, UbiquiTel and VIA Wireless filed applications for approval with the Federal Communications Commission. Both parties are awaiting approval.

    UbiquiTel and VIA Wireless believe that UbiquiTel's general qualifications to be a licensee have already been established. They also believe that the Federal Communications Commission applications demonstrate that the proposed mergers satisfy the Federal Communications Commission's standards for approval. Although we are seeking Federal Communications Commission approval, we cannot assure you that such approvals will be obtained with respect to all licenses and authorizations on terms satisfactory to either party.

    GENERAL. It is possible that filings may be made with other governmental entities which may seek various regulatory concessions. There can be no assurance that:

    - UbiquiTel or VIA Wireless will be able to satisfy or comply with such conditions;

    - compliance or non-compliance will not have adverse consequences for UbiquiTel after completion of the mergers; or

    - the required regulatory approvals will be obtained within the time frame contemplated by UbiquiTel and VIA Wireless referred to in this proxy statement or on terms that will be satisfactory to UbiquiTel and VIA Wireless.

    THIRD PARTY APPROVALS

    UBIQUITEL. UbiquiTel is prohibited from completing the mergers unless it has obtained the following third party approvals.

    SHAREHOLDERS. Shareholder approval is required for the issuance of the shares in the mergers under the rules of The Nasdaq National Market, the stock market on which shares of UbiquiTel common stock are listed and traded. UbiquiTel is seeking such shareholder approval at the annual meeting.

    SENIOR LENDERS. UbiquiTel is required to obtain the approval of Paribas and the other senior lenders under UbiquiTel Operating Company's $250 million senior credit facility. UbiquiTel obtained this approval on March 1, 2001 when UbiquiTel and UbiquiTel Operating Company and the senior lenders entered into the second amendment and consent to the credit agreement relating to the senior credit facility. The senior lenders' approval of the mergers is conditioned upon satisfaction of certain conditions at the closing of the mergers, including:

    - the merger agreement and related agreements shall not have been amended, modified or supplemented in any material respect without the prior written consent of the lenders;

    - the agreement with VoiceStream Wireless relating to the sale of VIA Wireless' California PCS licenses for $50 million shall be in full force and effect;

    - neither UbiquiTel nor any of its subsidiaries shall have assumed any additional indebtedness of VIA Wireless;

    - VIA Wireless' indebtedness existing immediately prior to the closing, including the $68.4 million Rural Telephone Finance Cooperative loan, shall have been repaid in full;

    - Paribas shall have completed its legal and environmental due diligence investigation of VIA Wireless and shall be reasonably satisfied with the results thereof;

    - no event shall have occurred that could reasonably be expected to have a material adverse effect on the performance, business, assets, liabilities (contingent or otherwise), operations, properties, condition (financial or otherwise), solvency or prospects of UbiquiTel or its subsidiaries or VIA Wireless and its subsidiaries;

    - UbiquiTel and its subsidiaries shall have obtained all required consents, authorizations and approvals from third parties such as the Federal Communications Commission and Sprint PCS;

    - UbiquiTel Operating Company and Sprint PCS shall have entered into an amendment to UbiquiTel Operating Company's Sprint PCS management agreement; and

    - VIA Wireless' litigation with Sprint PCS shall have been duly resolved, dismissed and released, in a manner satisfactory to the lenders.


    SPRINT PCS. UbiquiTel Operating Company is required to obtain Sprint PCS' approval of the mergers under its Sprint PCS management agreement. UbiquiTel Operating Company obtained this approval on February 21, 2001 when UbiquiTel Operating Company and Sprint PCS entered into Addendum VI to the Sprint PCS management agreement, which provides, among other things, that:


    - by the closing of the mergers, VIA Wireless' operations shall have been disconnected from VIA Wireless' PCS spectrum and reconnected to Sprint PCS' existing PCS spectrum in VIA Wireless' service area; and

    - UbiquiTel Operating Company shall complete the network build-out requirements for certain portions of VIA Wireless' service area on or before September 1, 2001.

    A description of UbiquiTel Operating Company's Sprint PCS Management Agreement as amended by Addendum VI is set forth under "UbiquiTel's Sprint PCS Agreements."

    VIA WIRELESS. VIA Wireless is prohibited from completing the mergers unless it has obtained the following third party approvals.

    SPRINT PCS. VIA Wireless is required to obtain the approval of Sprint PCS under its Sprint PCS affiliation agreement. VIA Wireless and Sprint PCS have been involved in litigation with one another since May 25, 2000. In this litigation, VIA Wireless claimed that it was damaged by Sprint PCS' refusal to execute an acknowledgement of security interests that VIA Wireless had sought in connection with the RTFC loan. On February 20, 2001, VIA Wireless obtained Sprint PCS' approval of the mergers, including UbiquiTel Operating Company's management of VIA Wireless pursuant to the management agreement during the pendency of the mergers, when the parties entered into a letter agreement. Sprint PCS agreed until September 1, 2001 to refrain from declaring VIA Wireless in default of its Sprint PCS affiliation agreement based on the failure of either VIA Wireless and/or UbiquiTel Operating Company to complete the build-out requirements for certain portions of VIA Wireless' service area. In connection with their letter agreement, Sprint PCS and VIA Wireless entered into a settlement agreement and release and a standstill agreement with respect to their pending litigation. The settlement agreement and release provides for the settlement of the litigation between the parties and the release by each party of the other party and its affiliates from any claim, cause of action or right alleged in the litigation whether known, unknown, foreseen or unforeseen, and is effective only upon the closing of the mergers. The standstill agreement provides that so long as the mergers have not closed VIA Wireless shall not, until May 21, 2001, and Sprint PCS shall not, until June 20, 2001, initiate or pursue any claim, cause of action or remedy relating to the matters referred to in the litigation.

    RURAL TELEPHONE FINANCE COOPERATIVE. VIA Wireless is required to obtain the approval of the Rural Telephone Finance Cooperative under VIA Wireless'
$68.4 million term loan with the RTFC. VIA Wireless obtained this approval on February 22, 2001 when it and UbiquiTel and their respective affiliates entered into a lender's consent and intercreditor agreement with the RTFC. Under the lender's consent and intercreditor agreement, the RTFC consented to the merger agreement and the related agreements between UbiquiTel Operating Company and VIA Wireless, including the management agreement, the loan agreement and the warrant, and waived VIA Wireless' non-compliance with the financial covenants contained in VIA Wireless' RTFC loan agreement as of and for the year ended December 31, 2000. In connection with the lender's consent and intercreditor agreement, UbiquiTel and VIA Wireless entered into a subordination agreement with the RTFC whereby UbiquiTel Operating Company's loans to VIA Wireless were subordinated to the RTFC loan. The RTFC's approval is conditioned upon satisfaction of certain conditions on or before the closing of the mergers, including:

    - the RTFC shall have received written evidence of Sprint PCS' approval of the mergers;

    - the RTFC shall have received information regarding VIA Wireless' litigation with Sprint PCS sufficient for the RTFC to determine, in its sole discretion, that the litigation does not adversely affect its interests in the mergers; and

    - the $68.4 million term loan from the RTFC shall have been repaid in full.

APPRAISAL RIGHTS

    Under Delaware law, UbiquiTel shareholders are not entitled to appraisal rights in connection with the mergers.

ACCOUNTING TREATMENT

    The mergers will be accounted for as a "purchase," as such term is used under generally accepted accounting principles. Accordingly, from and after the effective time of the mergers VIA Wireless' consolidated results of operations will be included in UbiquiTel's consolidated results of operations. For purposes of preparing UbiquiTel's consolidated financial statements, UbiquiTel will establish a new accounting basis for VIA Wireless' assets and liabilities based upon the estimated fair market values thereof and UbiquiTel's purchase price, including the costs of the acquisition. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed consolidated financial information appearing elsewhere in this proxy statement are preliminary and have been made solely for purposes of developing such pro forma condensed consolidated financial information to comply with disclosure requirements of the SEC. Although the final purchase price allocation may differ, the pro forma condensed consolidated financial information reflects UbiquiTel's management's best estimate based upon currently available information. For more information regarding the pro forma allocation of the purchase price, see "Pro Forma Condensed Consolidated Financial Statements."

NASDAQ LISTING

    The UbiquiTel shares of common stock to be issued in connection with the mergers are required to be listed on The Nasdaq National Market. Nasdaq's approval to list these shares of common stock is expected to be obtained prior to the completion of the mergers, subject to official notice of issuance.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

GENERAL

    The following discussion summarizes certain federal income tax consequences of the mergers. The discussion does not address all aspects of federal income taxation that may be relevant to particular taxpayers and may not be applicable to taxpayers who are not citizens or residents of the United States, or who will acquire UbiquiTel common stock pursuant to the exercise or termination of employee stock options, performance unit appreciation rights, or otherwise as compensation, nor does the discussion address any aspect of any applicable foreign, state, local or other tax law. THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR THE BENEFIT OF THE UBIQUITEL SHAREHOLDERS FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT HIS, HER, OR ITS OWN TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGERS, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

    For purposes of this discussion, the "Non-Evans mergers" refers to the merger of four wholly-owned subsidiaries of UbiquiTel with and into four of the members of VIA Wireless: Ponderosa Cellular 4, Inc., Personal Communications Service, Inc., Pinnacles PCS, Inc. and Kerman Communication Technologies, Inc. The "CVC merger" or the "Evans merger" refer to the merger of a fifth wholly-owned subsidiary of UbiquiTel with and into either the fifth member of VIA Wireless, Central Valley Cellular, Inc., or that member's sole stockholder, J.H. Evans Inc., as the case may be. "Merger Subs" refers to wholly-owned subsidiaries of UbiquiTel formed for the purpose of the mergers.

NON-EVANS MERGERS

    The mergers other than the Evans merger are intended to qualify as tax-deferred reorganizations for federal income tax purposes; however, no ruling has been nor will be sought from the Internal Revenue Service (the "IRS") as to the federal income tax consequences of the Non-Evans mergers (including the CVC merger). In addition, no legal opinion will be rendered concerning the income tax consequences of the mergers. Furthermore, this summary is not binding upon the IRS, and the IRS is not precluded from adopting a contrary position.

    Assuming that the Non-Evans mergers (including the CVC merger) qualify as tax-deferred reorganizations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the Non-Evans mergers generally will have the following federal income tax consequences to the stockholders of the corporate members of VIA Wireless, to the corporate members of VIA Wireless, to UbiquiTel, and to the Merger Subs:

    - No gain or loss will be recognized by the corporate members of VIA Wireless, UbiquiTel, or the Merger Subs as the result of the Non-Evans mergers;

    - No gain or loss will be recognized by the stockholders of the corporate members of VIA Wireless upon the exchange of their common stock held in each such corporate member solely for shares of UbiquiTel common stock in the Non-Evans mergers; however, a corporate stockholder of a corporate member of VIA Wireless filing a consolidated federal income tax return with such corporate member may be required to recognize gain to the extent of its "excess loss account" (if any) in the stock of such corporate member as determined under the consolidated return regulations promulgated pursuant to Section 1502 of the Code;

    - The tax basis of the shares of UbiquiTel common stock received by the stockholders of the corporate members of VIA Wireless in the Non-Evans mergers will be equal to the tax basis each such stockholder had in its shares of stock in the corporate member of VIA Wireless exchanged therefor; and

    - The holding period of the shares of UbiquiTel common stock received by the stockholders of the corporate members of VIA Wireless in the Non-Evans mergers will include the holding period for the shares of the stock of the corporate member exchanged therefor in the Non-Evans mergers, provided that the shares of the stock of the corporate member are held as capital assets at the time the Non-Evans mergers are completed.

    A successful IRS challenge to the reorganization status of the Non-Evans mergers would result in a stockholder of a corporate member of VIA Wireless recognizing gain or loss with respect to each share of its stock in the corporate member. The gain or loss recognized would be equal to the difference between the shareholder's basis in such share of stock in the corporate member and the fair market value, as of the time of completion of the Non-Evans mergers, of the UbiquiTel common stock received in exchange therefor. In such event, a stockholder's aggregate basis in the UbiquiTel common stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the date of the completion of the Non-Evans mergers.

THE EVANS MERGER AND THE PURCHASE OF THE MEMBERSHIP INTEREST FROM THE SELLING
  MEMBER

    The Evans merger is not intended to qualify as a tax-deferred reorganization for federal income tax purposes. If the Evans merger occurs, the stockholders of J.H. Evans Inc. will receive a portion of the merger consideration in UbiquiTel common stock as well as an amount of cash. Consequently, a stockholder of J.H. Evans Inc. generally will recognize gain or loss equal to the difference between
(i) the sum of the fair market value, at the time of the completion of the Evans merger, of the UbiquiTel common stock and the cash received and (ii) the stockholder's tax basis in the J.H. Evans Inc. stock surrendered in the Evans merger. Likewise, the exchange of the membership interest in VIA Wireless by Delmar Williams & Associates, L.P. (the "selling member") for UbiquiTel common stock will be a taxable transaction for federal income tax purposes, and the selling member generally will recognize gain or loss equal to the difference between the fair market value, at the time of the completion of the mergers, of the UbiquiTel common stock received and the selling member's tax basis in the membership interest surrendered in exchange for UbiquiTel common stock. Such recognized gain or loss generally will be capital gain or loss, and generally will be long-term capital gain or loss (i) with respect to J.H. Evans Inc. stock held by a J.H. Evans Inc. stockholder for more than 12 months at the completion of the Evans merger, or (ii) with respect to the membership interest held by the selling member if such membership interest has been held for more than 12 months at the completion of the mergers.

    As noted above, the stockholders of J.H. Evans will receive a portion of the merger consideration in cash. The amount of cash will essentially equal (i) the proceeds of the sale of J.H. Evans' telephone company businesses prior to the closing of the mergers less (ii) an amount equal to the estimated federal and state income taxes still payable by J.H. Evans as of the closing date of the mergers. J.H. Evans will retain an amount of cash equal to these estimated taxes, which UbiquiTel will utilize to satisfy the remaining tax obligations of J.H. Evans following the closing. Although UbiquiTel will be liable for the payment of these taxes, the stockholders of J.H Evans have agreed to indemnify UbiquiTel for any tax obligations of J.H. Evans arising prior to the closing of the mergers.

    Notwithstanding the fact that the Evans merger and the exchange of the selling member's membership interest will be taxable transactions for federal income tax purposes, no gain or loss will be recognized by UbiquiTel or any Merger Subs as the result of the Evans merger or the acquisition of the selling member's membership interest.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

    THE FOLLOWING IS A SUMMARY OF THE AGREEMENTS RELATING TO THE MERGERS DESCRIBED IN THIS PROXY STATEMENT, INCLUDING THE MERGER AGREEMENT, THE MANAGEMENT AGREEMENT, THE LOAN AGREEMENT, THE WARRANT, THE VOTING AGREEMENT, THE ESCROW AGREEMENT, THE LOCK-UP AGREEMENTS AND THE EVANS INDEMNIFICATION AGREEMENT, EACH OF WHICH IS ATTACHED AS AN ANNEX TO THIS PROXY STATEMENT. WE URGE YOU TO READ THE FULL TEXT OF EACH OF THE AGREEMENTS. THROUGHOUT THIS DESCRIPTION WE REFER TO THE MANAGEMENT AGREEMENT, THE LOAN AGREEMENT, THE WARRANT, THE VOTING AGREEMENT, THE ESCROW AGREEMENT, THE LOCK-UP AGREEMENTS AND THE EVANS INDEMNIFICATION AGREEMENT COLLECTIVELY AS "THE RELATED AGREEMENTS."

THE MERGER AGREEMENT

THE MERGER TRANSACTIONS

    Under the merger agreement, four wholly-owned subsidiaries of UbiquiTel will merge with and into four of the members of VIA Wireless, each of which is a single-purpose subsidiary whose only asset is the ownership of its membership interest in VIA Wireless: Ponderosa Cellular 4, Inc., Personal Communications Services, Inc., Pinnacles PCS, Inc. and Kerman Communication Technologies, Inc. After the mergers, these four members of VIA Wireless will survive as subsidiaries of UbiquiTel. In this description we refer to these mergers as the "Non-Evans mergers." At a time which is determined according to conditions specified in the merger agreement, a fifth wholly-owned subsidiary of UbiquiTel will merge with and into either the fifth member of VIA Wireless, Central Valley Cellular, Inc., or that member's sole stockholder, J.H. Evans Inc. After the merger, either Central Valley or J.H. Evans, as the case may be, will survive as a subsidiary of UbiquiTel. In this description we refer to this merger as either the "Evans merger" or the "CVC merger," as the case may be. The Non-Evans mergers together with the Evans or CVC merger are referred to collectively as the "mergers." A sixth merger subsidiary of UbiquiTel will purchase the membership interests of VIA Wireless owned by Delmar Williams & Associates, L.P., the sixth member of VIA Wireless. Delmar Williams & Associates, L.P. is referred to herein as the "selling member."

    Central Valley is a single-purpose subsidiary. J.H. Evans is an operating company that owns two telephone company businesses that are currently under a contract of sale, subject to the approval of the California Public Utilities Commission. UbiquiTel's subsidiary will only merge into J.H. Evans if the telephone company businesses have been sold prior to the merger. If the merger is with J.H. Evans, the stockholders of J.H. Evans will separately indemnify UbiquiTel against any liabilities arising from the business operations of J.H. Evans prior to the merger (other than liabilities of Central Valley, which will be governed by the merger agreement).

    As a result of the merger transactions, UbiquiTel will have acquired all of the membership interests of VIA Wireless for a total estimated cost of approximately $211.4 million, calculated as follows:

UbiquiTel common shares.....................................    16,400,000
Closing price--February 21, 2001............................  $       7.44
                                                              ------------
Stock consideration.........................................  $122,016,000
VIA Wireless debt assumed...................................    79,410,455
Estimated transaction costs.................................    10,000,000
                                                              ------------
Total consideration and costs...............................  $211,426,455
                                                              ============

MERGER CONSIDERATION

    In the Non-Evans mergers and the CVC merger, if applicable, the stockholders of the respective members of VIA Wireless will receive an aggregate of 16,197,741 shares of UbiquiTel common stock. If the Evans merger occurs, the stockholders of J.H. Evans will receive that portion of the merger consideration that would have been paid to J.H. Evans had the CVC merger occurred, as well as an amount of cash determined according to the provisions of the merger agreement. The amount of cash will essentially equal the proceeds of the sale of J.H. Evans' telephone company businesses less an amount equal to the taxes due on the sale, which would become a liability of UbiquiTel following the Evans merger. The selling member will receive an aggregate of 150,062 shares of UbiquiTel common stock. In addition, certain employees of VIA Wireless holding performance unit appreciation rights issued by VIA Wireless will receive, in the aggregate, 52,197 shares of UbiquiTel common stock. The total number of shares to be issued by UbiquiTel in connection with the mergers and related transactions is 16,400,000.

EFFECTIVE DATE OF THE MERGERS

    The effective date of the mergers and the sale will be at the time of filing of the agreements of merger with the Secretary of State of the State of California. The filing of the agreements of merger will occur as soon as practicable following the closings of the mergers.

THE PRE-CLOSING PERIOD

    The parties to the merger agreement have agreed to the satisfaction of certain conditions and to the delivery of certain documents on a date prior to the consummation of the mergers. All of the pre-closing conditions to the mergers are waivable by the applicable parties except for those described below under "JOINT PRE-CLOSING CONDITIONS OF UBIQUITEL AND VIA WIRELESS." UbiquiTel's board of directors does not intend to resolicit shareholder approval of the issuance of shares of UbiquiTel common stock in the mergers if any of the parties waives any of the conditions described below. The pre-closing will occur on the third business day after the satisfaction or waiver of the conditions detailed below, but may be extended under certain circumstances to a date not later than June 30, 2001, even if after the third business day after the satisfaction or waiver of the pre-closing conditions.

    No party to the merger agreement may terminate the merger agreement for any reason after the pre-closing date. The closing of the mergers will take place on the third day after UbiquiTel has informed the members of VIA Wireless that the spectrum transition is complete, but in any case not later than the thirtieth day after the pre-closing date. The spectrum transition is the process whereby VIA Wireless' operations will be disconnected from VIA Wireless' PCS spectrum and reconnected to Sprint PCS' existing PCS spectrum in VIA Wireless' service area. This process will be undertaken after the pre-closing has occurred.

DELIVERY OF DOCUMENTS AT THE PRE-CLOSING

    VIA Wireless and its affiliates have agreed to deliver the following documents into escrow at the pre-closing, pending the consummation of the mergers:

    - a pre-closing certificate of VIA Wireless and its affiliates in a form reasonably satisfactory to UbiquiTel;

    - copies of company documents for VIA Wireless and each of its members (and J.H. Evans if the Evans merger occurs) authorizing the merger agreement and the related agreements and the transactions contemplated by those agreements;

    - each of the following consents and approvals that have been obtained by VIA Wireless and its affiliates:

       - all required governmental licenses and permits necessary to permit UbiquiTel to conduct the business of VIA Wireless in substantially the same manner after the pre-closing as it was conducted prior to the pre-closing;

       - all authorizations, consents and approvals of any filings with any governmental authority that are required to validly execute, deliver and perform the merger agreement and related agreements or to consummate the transactions provided for in the merger agreement or the related agreements;

       - all other material consents, approvals or authorizations of third parties required in connection with VIA Wireless' or its members' execution, delivery or performance of the merger agreement and the related agreements or to consummate the transactions provided for in the merger agreement or the related agreements;

    - good standing certificates for VIA Wireless and its members (and for J.H. Evans if the Evans merger occurs);

    - various legal opinions as required by the merger agreement in form and substance reasonably acceptable to UbiquiTel;

    - resignations and releases executed by each officer of VIA Wireless and each officer and director of each of its members (and each officer and director of J.H. Evans if the Evans merger occurs);

    - releases executed by the stockholders of the members of VIA Wireless; and

    - such other instruments, documents or information that UbiquiTel reasonably requests in order to more effectively consummate the transactions contemplated by the merger agreement or the related agreements.

    UbiquiTel has agreed to deliver the following documents into escrow at the pre-closing, pending the consummation of the mergers:

    - a pre-closing certificate of UbiquiTel in a form reasonably satisfactory to VIA Wireless;

    - copies of company documents for UbiquiTel authorizing the merger agreement and the related agreements and the transactions contemplated by those agreements;

    - each of the following consents and approvals that have been obtained by UbiquiTel and its affiliates:

       - the consent of Paribas under UbiquiTel's credit facility;

       - approval by UbiquiTel's shareholders of the issuance of shares of UbiquiTel common stock in the mergers;

       - consent of Sprint PCS pursuant to UbiquiTel's management agreement with Sprint PCS; and

       - approvals by the FCC;

    - an opinion of UbiquiTel's counsel in a form and substance reasonably acceptable to VIA Wireless;

    - the UbiquiTel common stock to be delivered as the merger consideration;
      and

    - such other instruments, documents or information that VIA Wireless reasonably requests in order to more effectively consummate the transactions contemplated by the merger agreement or the related agreements.

    At or prior to the pre-closing, each of the parties will execute and deliver each of the appropriate related agreements.

JOINT PRE-CLOSING CONDITIONS OF UBIQUITEL AND VIA WIRELESS

    Each of UbiquiTel's and VIA Wireless' and each of their affiliates' obligations to complete the mergers are subject to the satisfaction of specified conditions prior to the pre-closing date, including the following:

    - the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

    - the approval for listing on The Nasdaq National Market of the shares of UbiquiTel common stock to be issued in connection with the mergers, subject to official notice of issuance;

    - the approval by UbiquiTel's shareholders of the issuance of UbiquiTel common stock in the transactions contemplated by the merger agreement and the related agreements at a shareholders' meeting held for the purpose of voting on the issuance;

    - the absence of any injunction, order, decree or ruling which restrains or prohibits the execution and delivery of the merger agreement or any of the related agreements or the consummation of the transactions contemplated by any of the agreements; and

    - the approval by the Federal Communications Commission of the transfer of control of VIA Wireless' FCC licenses in accordance with the terms of the merger agreement.

PRE-CLOSING CONDITIONS OF UBIQUITEL AND ITS AFFILIATES

    UbiquiTel's and its affiliates' obligations to complete the mergers are subject to the satisfaction or waiver by UbiquiTel of the following conditions prior to the pre-closing date:

    - the representations and warranties of VIA Wireless and its affiliates must be true and correct in all respects as of the date of the merger agreement and as of the pre-closing date except as:

       - any representations and warranties are affected by the transactions contemplated by the merger agreement; and

       - any failure of such representations and warranties to be true and correct has not resulted in and would not constitute a material adverse change of VIA Wireless;

    - VIA Wireless and its affiliates must have performed or complied in all respects with each agreement and covenant required to be performed or complied with by them on or prior to the pre-closing date under the merger agreement or the related agreements, except where the failure to perform or comply:

       - would not constitute a material adverse change of VIA Wireless; and

       - is not in bad faith;

    - VIA Wireless and its affiliates must have exercised commercially reasonably efforts to obtain all permits, approvals and consents required by the merger agreement, except for the following consents which must have been obtained by the pre-closing date:

       - the consent of Sprint PCS, pursuant to VIA Wireless' affiliation agreement with Sprint PCS;

       - the consent of the Rural Telephone Finance Cooperative; and

       - the consent of the Federal Communications Commission;

    - there must be no action, suit or proceeding threatened or pending which seeks to restrain or prohibit, or to obtain damages in connection with, the execution and delivery of the merger agreement and the related agreements or the consummation of the mergers, except as would not result in a material adverse change of VIA Wireless;

    - VIA Wireless and its affiliates must have entered into the related agreements required to be entered into by the merger agreement;

    - certain financing requirements must have been met;

    - VIA Wireless must have delivered the documents required to be delivered by it at the pre-closing;

    - VIA Wireless' affiliation agreement with Sprint PCS and any other agreements to which VIA Wireless is a party regarding the use of Sprint's name and/or logo or other intellectual property must be in full force and effect on the pre-closing date;

    - VIA Wireless must have completed its Type II conversion (as defined in UbiquiTel's management agreement with Sprint PCS); and

    - VIA Wireless and its affiliates must deliver a pre-closing certificate stating compliance with the foregoing conditions.

    For purposes of the above provision, a "material adverse change of VIA Wireless" means:

        (i) any termination of VIA Wireless' affiliation agreement with Sprint PCS; and

        (ii) any change, effect, event or occurrence that would be reasonably expected to result in:

          (A) a decrease in the balance sheet net worth of VIA Wireless, measured immediately prior to the pre-closing date, of at least $10 million; or

           (B) a reduction of anticipated cash flow, or increased losses, of UbiquiTel (on a consolidated basis) attributable to VIA Wireless' operations, at or after the pre-closing date, discounted at 10% per annum, having a net present value of at least $10 million.

    If the representations and warranties of VIA Wireless and its affiliates are not true and correct in all respects as of the pre-closing date, and such failure to be true and correct in all respects:

    - does not result in or constitute a material adverse change of VIA Wireless; and

    - would give rise to a loss for which UbiquiTel would have the right to indemnification under the terms of the merger agreement;

then such failure to be true and correct in all respects will result in certain adjustments to the number of shares of UbiquiTel common stock which are to be placed into escrow to secure VIA Wireless' and its affiliates' indemnification obligations to UbiquiTel and its affiliates in connection with the mergers.

PRE-CLOSING CONDITIONS OF VIA WIRELESS

    The obligations of VIA Wireless and its affiliates to complete the mergers are subject to the satisfaction or waiver by the appropriate representatives of the following conditions:

    - the representations and warranties of UbiquiTel and its affiliates must be true and correct in all respects as of the date of the merger agreement and as of the pre-closing date except as:

       - any representations and warranties are affected by the transactions contemplated by the merger agreement; and

       - any failure of such representations and warranties to be true and correct has not resulted in and would not constitute a material adverse change of UbiquiTel;

    - UbiquiTel and its affiliates must have performed or complied in all respects with each agreement and covenant required to be performed or complied with by them in connection with the mergers, except where the failure to perform or comply:

       - would not constitute a material adverse change of UbiquiTel; and

       - is not in bad faith;

    - UbiquiTel and its affiliates must have exercised commercially reasonably efforts to obtain all permits, approvals and consents required by the merger agreement, except for the following consents and approvals which must have been obtained by the pre-closing date:

       - the consent of the lenders under UbiquiTel's senior credit facility;

       - the consent of UbiquiTel's stockholders to the issuance of the shares of UbiquiTel common stock to be issued in connection with the mergers;

       - the consent of Sprint PCS pursuant to UbiquiTel's management agreement with Sprint PCS; and

       - the approval of the Federal Communications Commission.

    - there must be no action, suit or proceeding threatened or pending which seeks to restrain or prohibit, or to obtain damages in connection with, the execution and delivery of the merger agreement and the related agreements or the consummation of the mergers, except as would not result in a material adverse change of UbiquiTel;

    - UbiquiTel and its affiliates must have entered into the related agreements required to be entered into by the merger agreement;

    - UbiquiTel must have delivered the documents required to be delivered by it at the pre-closing;

    - all amounts of principal and accrued and unpaid interest owing by VIA Wireless under its loan agreement with the Rural Telephone Financing Cooperative must have been set aside by UbiquiTel, to the reasonable satisfaction of VIA Wireless, to provide for repayment under the terms of the merger agreement; and

    - UbiquiTel and its affiliates must deliver a closing certificate stating compliance with the foregoing conditions.

    For purposes of the above provision, a "material adverse change of UbiquiTel" means:

        (i) any termination of UbiquiTel's management agreement with Sprint PCS; and

        (ii) any change, effect, event or occurrence that would be reasonably expected to result in:

          (A) liabilities to UbiquiTel (on a consolidated basis) at or after the pre-closing date of at least $20 million; or

           (B) a reduction of anticipated cash flow, or increased losses, of UbiquiTel (on a consolidated basis) at or after the pre-closing date, discounted at 10% per annum, having a net present value of at least $20 million.

THE CLOSING

    The closing of the mergers will take place on the third day after UbiquiTel has informed the members of VIA Wireless that the spectrum transition is complete, but in any case not later than the thirtieth day after the pre-closing date. On the closing date, VIA Wireless will file the agreements of merger for the mergers with the Secretary of State of the State of California. Upon acceptance of the agreements of merger:

    - counsel for VIA Wireless shall distribute to VIA Wireless and its affiliates the documents and items deposited into escrow by UbiquiTel at the pre-closing;

    - counsel for UbiquiTel shall deliver to UbiquiTel the documents and items deposited into escrow by VIA Wireless and its affiliates at the pre-closing;

    - UbiquiTel will pay off all of the principal and accrued and unpaid interest on the RTFC loan required to be paid off pursuant to the merger agreement; and

    - if the Evans merger occurs, UbiquiTel will pay the cash consideration required to be paid to the stockholders of J.H. Evans in connection with the mergers.

COVENANTS

    Each party to the merger agreement has agreed to use its reasonable best efforts to satisfy the conditions to the obligations of the parties to the merger agreement and to consummate and make effective as promptly as practicable the transactions provided for in the merger agreement, including the following:

    - defending lawsuits or other legal proceedings challenging the merger agreement or the related agreements or the consummation of the transactions provided for in any of the agreements;

    - using reasonable best efforts to lift or rescind any injunction, restraining order or other order adversely affecting the ability of any of the parties to consummate the transactions provided for in the merger agreement or the related agreements;

    - taking such other reasonable actions that are necessary, appropriate or advisable unless responsibility for such actions has been delegated to a particular party pursuant to the merger agreement, including using reasonable best efforts to obtain all approvals and permits, and all consents of third parties; and

    - using reasonable best efforts to take any such action after the effective date of the mergers necessary or desirable to carry out the purposes of the merger agreement.

    VIA Wireless has agreed to file one or more applications with the Federal Communications Commission requesting the FCC's consent to the transfer of control of VIA Wireless' PCS licenses. The other parties to the merger agreement have agreed to complete and execute whatever other applications are required to be filed in connection with the application by VIA Wireless and to otherwise cooperate with VIA Wireless in the preparation of any applications. In addition, each party has agreed to supply whatever additional information the FCC may require unless such information would have a material adverse effect upon that party, and to cooperate in defending against any petition, complaint or other objection that any third party may file with respect to any application.

    VIA Wireless and its affiliates have agreed to:

    - make their filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as soon as practicable after the execution of the merger agreement, to promptly provide any additional information that the Federal Trade Commission or the Justice Department requests and to perform all other acts required of them under the HSR Act;

    - pay one half of the total filing fees required in connection with the HSR Act filings;

    - use their commercially reasonable efforts to obtain the other consents and permits required to be obtained by them pursuant to the merger agreement; and

    - promptly provide to UbiquiTel, upon request, such information as UbiquiTel may require to prepare this proxy statement.

    UbiquiTel and its affiliates have agreed to:

    - make their filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as soon as practicable after the execution of the merger agreement, to promptly provide any additional information that the Federal Trade Commission or the Justice Department requests and to perform all other acts required of them under the HSR Act except that in no event shall UbiquiTel or its affiliates be required to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets or any business interest in connection with any of the approvals required by the merger agreement;

    - pay one half of the total filing fees required in connection with the HSR Act filings;

    - use their commercially reasonable efforts to obtain the other consents and permits required to be obtained by them pursuant to the merger agreement;

    - take all steps required to hold a shareholders' meeting for the purpose of approving the issuance of shares of UbiquiTel's common stock in connection with the mergers; and

    - use reasonable best efforts and pay all costs and expenses to timely apply for and cause to be listed on The Nasdaq National Market the UbiquiTel common stock to be issued in connection with the mergers, upon official notice of the issuance.


    Certain of UbiquiTel's shareholders have agreed to enter into a voting agreement, which is described more fully below under "--The Voting Agreements." UbiquiTel has agreed to exercise its reasonable best efforts to defend and keep the voting agreement in full force and effect, and to enforce the terms of the voting agreement.


    The parties to the merger agreement have agreed not to issue any press release with respect to the transactions contemplated by the merger agreement, except that UbiquiTel may issue press releases with respect to the transactions but must allow VIA Wireless and its counsel adequate advance notice and opportunity to review and comment on, and must consult with VIA Wireless before issuing, any press release. In addition, to the extent that UbiquiTel, acting on the advice of counsel, is required as a public company to issue any press releases promptly, it must provide to VIA Wireless and its counsel such notice and opportunity to review as is consistent with its legal obligations as determined by its counsel.

TERMINATION

    The merger agreement may be terminated at any prior to the pre-closing date, whether before or after approval of UbiquiTel's shareholders or VIA Wireless' members:

    - by mutual written consent authorized by UbiquiTel's board of directors and VIA Wireless' members committee;

    - by UbiquiTel if VIA Wireless fails to satisfy the conditions necessary for closing the transactions contemplated by the agreement, or if such conditions become impossible to satisfy;

    - by UbiquiTel if UbiquiTel has exercised its right to terminate the management agreement pursuant to the terms of that agreement;

    - by VIA Wireless if UbiquiTel fails to satisfy the conditions necessary for closing the transactions contemplated by the agreement, or if such conditions become impossible to satisfy;

    - by either UbiquiTel or VIA Wireless if the mergers are not effective on or before September 30, 2001, otherwise than as a result of any material breach of any provision of the merger agreement by the party seeking to terminate the agreement, and except that the deadline to complete the mergers may be extended in certain circumstances for a period of up to 90 days; or

    - by UbiquiTel if it is not able to obtain the additional financial of $50 million under UbiquiTel Operating Company's senior credit facility, provided that UbiquiTel and VIA Wireless have for a period of ninety days from the date on which the additional financing under the credit facility ceased being available sought alternative financing without success.

    UbiquiTel and VIA Wireless have each agreed to give the other party notice of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any fact or event that would cause or constitute, or would be likely to cause or constitute:

    - any of its representations or warranties contained in the merger agreement being or becoming untrue or incorrect;

    - its failure to perform any of its covenants or agreement contained in the merger agreement;

    - any mandatory consent to be obtained by such party being unlikely to be obtained; or

    - any of the conditions delegated to it, or any condition to the joint obligations of the parties being or becoming impossible to satisfy.

    If either party discovers circumstances that would give it the right to terminate the merger agreement, that party must deliver to the other party written notice specifying the factual basis for the right to terminate the agreement. The party receiving notice has 20 business days following the date of delivery of the notice to cure any matter giving the other party the right to terminate the agreement. Upon failure to cure any such matter, the party which has the termination right may terminate the agreement by giving written notice to the other party.

    No party to the merger agreement may terminate the merger agreement for any reason after the pre-closing date.

TERMINATION FEES

    UbiquiTel Operating Company must pay VIA Wireless a termination fee of $4.9 million if it terminates the merger agreement because it is not able to obtain the additional financing of $50 million under its senior credit facility or from an alternative source.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains various representations and warranties of UbiquiTel relating to, among other things:

    - organization and similar corporate matters;

    - authorization and enforceability;

    - absence of conflicts;

    - receipt of consents and approvals required for the mergers;

    - brokers fees and commissions;

    - the shares of UbiquiTel common stock to be issued in the mergers;

    - documents filed with the SEC and the financial statements included in those documents;

    - absence of changes or events which would have a material adverse effect;

    - capital structure;

    - absence of undisclosed liabilities;

    - compliance with applicable laws;

    - information supplied in connection with this proxy statement; and

    - absence of untrue statements of material fact, or omissions of material facts.

    The merger agreement contains various representations and warranties of VIA Wireless relating to, among other things:

    - organization and similar corporate matters;

    - capital structure and member interests;

    - authorization and enforceability;

    - subsidiaries;

    - absence of conflicts;

    - receipt of consents and approvals required for the mergers;

    - absence of undisclosed liabilities;

    - absence of litigation;

    - information supplied in connection with this proxy statement;

    - absence of changes or events which would have a material adverse effect;

    - brokers fees and commissions;

    - financial statements;

    - specified contracts;

    - tax matters;

    - conduct of business;

    - ownership rights to property;

    - intellectual property;

    - insurance;

    - employees;

    - litigation;

    - employee benefit plans;

    - licenses;

    - environmental matters; and

    - absence of untrue statements of material fact, or omissions of material facts.

    In addition to the representations and warranties of UbiquiTel and VIA Wireless listed above, the members of VIA Wireless and the controlling stockholders of those members have made representations and warranties as to:

    - stockholders;

    - entry into the agreements;

    - organization and similar corporate matters;

    - authorization and enforceability;

    - absence of conflicts;

    - receipt of consents and approvals required for the mergers;

    - financial statements;

    - capital structure;

    - absence of undisclosed liabilities;

    - specified contracts;

    - tax matters;

    - absence of litigation;

    - conduct of business;

    - ownership and transfer of members' interests;

    - ownership and transfer of stockholders' interests in the members of VIA Wireless;

    - the sale of the Evans Telco Businesses (as defined in the merger agreement); and

    - information supplied in connection with this proxy statement.

CONDUCT OF BUSINESS PENDING THE MERGERS

    VIA Wireless has agreed that until the completion of the mergers, unless expressly contemplated by the merger agreement or the related agreements, or approved in writing by UbiquiTel, VIA Wireless will conduct its business and operations in, and shall not take any action except in, the ordinary course of business and consistent with past practices or otherwise in accordance with the management agreement. In addition, VIA Wireless and its affiliates have agreed to, until the effective time of the mergers:

    - maintain VIA Wireless' and its subsidiaries' respective rights and franchises and to preserve their respective relationships with customers, suppliers and others having business dealings with them with the objective of maintaining their respective ongoing businesses;

    - preserve, protect and maintain for UbiquiTel the goodwill of VIA Wireless and its subsidiary's employees;

    - keep VIA Wireless' present officers, employees and agents available to UbiquiTel;

    - confer with UbiquiTel concerning VIA Wireless' operational matters of a material nature; and

    - not initiate, negotiate or discuss with any third party any acquisition proposal relating to VIA Wireless and upon becoming aware of any acquisition proposal to advise UbiquiTel of it.

RESALE REGISTRATION STATEMENT

    Not later than the third business day following the closing of the mergers, UbiquiTel has agreed to file a registration statement, to be jointly prepared by UbiquiTel and the stockholders of the members of VIA Wireless, under the Securities Act with the SEC in connection with the resale by the stockholders of the members of VIA Wireless and certain employees of VIA Wireless of the shares of UbiquiTel common stock they receive in the mergers. UbiquiTel has agreed to pay the stockholders of the members of VIA Wireless an aggregate amount of $4.9 million in the event the resale registration statement has not been declared effective by the SEC on the date any shares of UbiquiTel common stock become saleable by such stockholders under their lock-up agreements with UbiquiTel.

EXPENSES

    The stockholders of the members of VIA Wireless will bear all of the expenses incurred by them, VIA Wireless and the members of VIA Wireless in connection with the mergers, except that VIA Wireless, its members and the stockholders of its members will bear one-half of the fees relating to the filing of the required antitrust notification and report forms with the Department of Justice and the Federal Trade Commission, and VIA Wireless may pay, prior to the closing of the mergers, up to $3 million of the expenses it incurs in connection with the mergers for its and its members' professional and filing fees. UbiquiTel Operating Company will bear all of the expenses incurred by it and its affiliates in connection with the mergers.

INDEMNIFICATION

    VIA Wireless and its affiliates have agreed, after the pre-closing date, to indemnify UbiquiTel and its affiliates against any loss in excess of $2.225 million in the aggregate, up to a maximum of $30 million, arising out of or in connection with the breach by VIA Wireless or its affiliates of any their respective representations and warranties made in the merger agreement or the related agreements, or any claim asserted by any third party that, if true, would constitute a breach by VIA Wireless or its affiliates. VIA Wireless and its affiliates have agreed to secure a portion of their indemnification obligations by placing into escrow, subject to the terms and conditions of the escrow agreement described under "--The Escrow Agreement," for a period of one year after the closing of the mergers, 2 million of the shares of UbiquiTel common stock they receive in the mergers.

    UbiquiTel and its affiliates have agreed to indemnify VIA Wireless and its affiliates against any loss arising out of or in connection with any breach by UbiquiTel or any of its affiliates of their respective representations and warranties made in the merger agreement, and any claim asserted by any third party that, if true, would constitute a breach by UbiquiTel or any of its affiliates.

    The controlling stockholders of J.H. Evans have agreed, if the Evans merger occurs, to indemnify UbiquiTel and its affiliates for losses arising out of or in connection with the Evans Telco Businesses pursuant to a separate indemnification agreement. See "--The Evans Indemnification Agreement."

THE MANAGEMENT AGREEMENT

    UbiquiTel Operating Company and VIA Wireless have entered into a management agreement under which they have agreed to cooperate in managing VIA Wireless' business until the completion of the mergers. Pursuant to the agreement, UbiquiTel Operating Company has been designated to be the operating manager of VIA Wireless' network during the term of the management agreement.

THE MANAGEMENT COMMITTEE

    Under the terms of the management agreement, UbiquiTel Operating Company and VIA Wireless will create a management committee composed of one member designated by UbiquiTel Operating Company and two members designated by VIA Wireless. The management committee will have the authority to establish business plans, policies, budgets and direction for VIA Wireless, in consultation with a principal officer of VIA Wireless, and to supervise and direct management and operational tasks. The management committee shall act generally by majority vote. Unanimous consent of the management committee is required, however:

    - to request advances under the loan agreement;

    - to borrow money on behalf of VIA Wireless, or to renegotiate or modify the terms of existing indebtedness, including without limitation, indebtedness to the Federal Communications Commission, the Rural Telephone Finance Cooperative and to the members of VIA Wireless;

    - to renegotiate or modify any of VIA Wireless' existing agreements with Sprint PCS in any material respect;

    - to execute or certify any filings to or for the Federal Communications Commission, except for those required in the ordinary course of VIA Wireless' business;

    - to modify VIA Wireless' PCS network in any material way, other than as provided for in the transition plan specified in the management agreement and as may be funded within the expenditures authorized by the budget specified in the management agreement;

    - to incur any expense or obligation which could result in a liability in excess of $80,000, other than an expense or obligation included in the budget specified in the management agreement;

    - to cancel or compromise any claim or debt owed to VIA Wireless or UbiquiTel Operating Company in connection with VIA Wireless' PCS network or the services rendered under the management agreement in excess of $50,000;

    - to make any material change to the business or operations of VIA Wireless' network that would preclude the network from operating as a stand-alone business operation should the management agreement be terminated prior to the pre-closing or if the merger agreement terminates pursuant to its terms;

    - to cause VIA Wireless to breach in any material manner any agreement to which it is a party, including its agreements with Sprint PCS, the RTFC loan agreement or the FCC license agreement;

    - to cause VIA Wireless to be materially in violation of any applicable law, including any applicable ruling, order, regulation or statute imposed by any local, municipal, state or federal governmental authority; or

    - to amend or modify the transition plan or budget specified in the management agreement.

PAYMENT

    Under the terms of the management agreement, VIA Wireless will reimburse UbiquiTel Operating Company or its affiliates for all reasonable costs, within the category and amount of expenditures identified in the budget specified in the management agreement, incurred by UbiquiTel Operating Company or its affiliates directly attributable to the performance of services under the management agreement, including without limitation:

    - all sums paid by UbiquiTel or its affiliates to vendors or other third parties;

    - the salaries and expenses of those personnel of UbiquiTel or its affiliates who are engaged in the performance of services under the management agreement, to the extent of the time expended in providing those services;

    - reasonably allocable benefits; and

    - fees and expenses of independent technical consultants engaged with respect to the design, construction, management, operation and maintenance of VIA Wireless' PCS network.

COVENANTS

    In connection with the management agreement, VIA Wireless has agreed that its representatives:

    - will not permit any liens or encumbrances to attach to any of VIA Wireless' PCS licenses or its PCS network (other than permitted liens), and if any such liens or encumbrances should arise, VIA Wireless has agreed to immediately cure and remove all such liens and encumbrances;

    - will not take any action that would jeopardize any of VIA Wireless' PCS licenses, its PCS network as a whole or the rights of UbiquiTel Operating Company under the management agreement or any other agreement between UbiquiTel Operating Company and VIA Wireless;

    - shall immediately notify UbiquiTel Operating Company of any pending or threatened action by the FCC or any other governmental agency, court or third party to suspend, revoke, terminate or challenge VIA Wireless' PCS licenses, VIA Wireless' affiliation agreement with Sprint PCS, or to investigate the operation of VIA Wireless' PCS network; and

    - will not interfere in any material manner with UbiquiTel Operating Company's exercise or performance of its rights and obligations under the management agreement.

TERM AND TERMINATION

    The management agreement commenced on March 14, 2001, the date which UbiquiTel Operating Company first made an advance to VIA Wireless pursuant to the loan agreement between UbiquiTel Operating Company and VIA Wireless, and unless terminated earlier pursuant to the terms of the management agreement, will terminate on the earlier of:

    - the pre-closing; or

    - the termination of either the merger agreement or the loan agreement for any reason pursuant to the terms of either of those agreements.

    UbiquiTel Operating Company may terminate the management agreement:

        (1) if VIA Wireless is in material breach of the management agreement and has not cured such breach within 20 days after receipt of notice from UbiquiTel Operating Company setting forth the details of the alleged material breach; or

        (2) if VIA Wireless' representatives on the management committee take any action, by voting for or against any particular action or proposal by UbiquiTel Operating Company, as the case may be, and UbiquiTel Operating Company's representative on the management committee delivers a written objection to such action within five business days, and VIA Wireless' representatives have not rescinded their action and cured UbiquiTel Operating Company's objection within five business days of notice. UbiquiTel Operating Company's representative may not object to any action required to be taken by the management agreement or the failure to take any action prohibited by the management agreement.

    If UbiquiTel Operating Company terminates the management agreement as provided above, the merger agreement will also terminate as of the same date and all indebtedness outstanding under the loan agreement shall automatically accelerate and become immediately due and payable.

    VIA Wireless may terminate the management agreement only if UbiquiTel Operating Company is in material breach of the management agreement and has not cured such breach within 20 days after receipt of notice from VIA Wireless setting forth the details of the alleged material breach.

EXCULPATION AND INDEMNIFICATION

    Under the terms of the management agreement, neither UbiquiTel Operating Company nor any of its affiliates will be liable in damages or otherwise to VIA Wireless or any of its members for any losses arising from:

    - any act performed, or the omission to perform any act, within the scope of the authority of the management committee or UbiquiTel Operating Company under the management agreement, except where the act or failure to act is due to fraud, willful misconduct, gross negligence or a knowing violation of criminal law;

    - the performance of, or failure to perform, any acts on advice of legal counsel, accountants or other professional consultants to VIA Wireless; or

    - the negligence, dishonesty or bad faith of any consultant, employee or agent of VIA Wireless selected or engaged by the management committee or UbiquiTel Operating Company in good faith.

    The limitations listed above do not apply to any action or omission that results in a breach of the express terms of the management agreement by UbiquiTel Operating Company or any of its affiliates.

    VIA Wireless has agreed to indemnify UbiquiTel Operating Company or any of its affiliates against any loss arising from any demands, claims or lawsuits against UbiquiTel Operating Company or any of its affiliates arising from or relating to the business or activities undertaken on behalf of VIA Wireless, except where such acts or omissions are the result of fraud, willful misconduct, gross negligence or a knowing violation of criminal law.

    UbiquiTel Operating Company has agreed to indemnify VIA Wireless or any of its affiliates against any loss arising from any demands, claims or lawsuits against VIA Wireless or any of its affiliates arising from or relating to any material breach of the management agreement by UbiquiTel Operating Company, except where such acts or omissions are the result of fraud, willful misconduct, gross negligence or a knowing violation of criminal law.

THE LOAN AGREEMENT

    UbiquiTel Operating Company and VIA Wireless have entered into a revolving credit and term loan agreement, whereby UbiquiTel Operating Company has agreed to make available to VIA Wireless, as bridge financing pending the closing of the mergers, a revolving credit facility in the amount of $25 million.

    Revolving credit loans are available to VIA Wireless in multiples of $1 million and bear interest at an annual rate of 14%. As of the date of this proxy statement, VIA Wireless had revolving credit loans in the amount of $13 million outstanding. At the closing of the mergers, all of VIA Wireless' obligations to UbiquiTel Operating Company under the loan agreement shall be forgiven and otherwise canceled in full without the payment of any principal or interest by VIA Wireless.

    VIA Wireless is required to use all loans proceeds for working capital and capital expenditures relating to its network build-out and/or making payments in respect of certain indebtedness owed by it to the Federal Communications Commission and the Rural Telephone Finance Cooperative.

    If the merger agreement is terminated for any reason other than a termination of the management agreement, all the revolving credit loans then outstanding shall convert automatically into a term loan. The term loan will bear interest at an annual rate of 14% and will mature eighteen months from the conversion date. So long as the term loan is outstanding, VIA Wireless has agreed to abide by covenants such as those limiting indebtedness, liens, sales of assets, investments and acquisitions and dividends and redemptions.

    If UbiquiTel Operating Company terminates the management agreement all revolving credit loans shall become immediately due and payable. In the event of a default by VIA Wireless under the loan agreement, UbiquiTel Operating Company has agreed to refrain from enforcing its rights against VIA Wireless:

    - for a period of 180 days; or

    - if the default relates to the maturity or acceleration of the indebtedness owed to the FCC or the Rural Telephone Finance Cooperative and either of such parties provides UbiquiTel Operating Company with a payment blockage notice, then in the case of a payment default until such time the default or acceleration is cured or waived, and in the case of a non-payment default until the earlier of the date on which such default is cured or waived or 180 days after the date on which the payment blockage notice is received.

    At the closing of the mergers, all of VIA Wireless' obligations to UbiquiTel Operating Company under the loan agreement shall be forgiven and otherwise canceled in full without the payment of any principal or interest by VIA Wireless.

THE WARRANT

    As an inducement for UbiquiTel Operating Company to enter into the loan agreement, VIA Wireless granted UbiquiTel Operating Company a warrant to purchase for a nominal price up to 244,189 membership interests of VIA Wireless equal, upon issuance thereof, to approximately 15% of VIA Wireless' outstanding membership interests. The warrant vests in three equal installments on the six, twelve and eighteen month anniversary dates from the date on which the revolving credit loans then outstanding are converted automatically into a term loan. If the loan is repaid prior to any one of these vesting dates then the warrant is exercisable only with respect to the number of membership interests previously vested. Holders of the warrant are entitled to dividends and distributions that are paid with respect to VIA Wireless' membership interests even if the warrant has not been exercised. The warrant contains customary anti-dilution provisions and tag-along and bring-along rights. For a period of five years beginning on the fifth anniversary of the conversion date of the revolving credit loans into the term loan, the holder of the warrant has the option to force VIA Wireless to purchase all, but not less than all, of the membership interests underlying the warrant at a price equal to the then fair market value of each membership interest. For a period of ten years after the conversion date of the revolving credit loans into the term loan, at any time VIA Wireless proposes to repay the term loan to UbiquiTel Operating Company, VIA Wireless has the option to repurchase all, but not less than all, of the membership interests underlying the warrant at a price equal to the then fair market value of each membership interest. If within twelve months of VIA Wireless' repurchase of the membership interests VIA Wireless completes certain specified transactions such as a public offering or a sale of at least 20% of its membership interests or consolidated assets then VIA Wireless may be required to pay to each former holder of the warrant additional consideration as a result of any premium in excess of the repurchase price that VIA Wireless realizes as a result of any such specified transaction.

THE VOTING AGREEMENTS

    Our directors and certain of our shareholders, who as of the record date owned and were entitled to vote on a combined basis approximately 25,410,000 shares of UbiquiTel common stock, or approximately 39% of the outstanding shares of our common stock on that date, have entered into voting agreements, whereby they have agreed to vote their and their affiliates' shares in favor of the issuance of the shares of our common stock in the mergers.

THE ESCROW AGREEMENT

    The stockholders of the members of VIA Wireless have agreed to enter into an escrow agreement pursuant to the terms of the merger agreement whereby they will place for a period of one year after the closing of the mergers 2 million shares of UbiquiTel common stock they receive in the mergers into escrow to satisfy a portion of their obligations to indemnify UbiquiTel for any losses it suffers as a result of any breach of the representations, warranties or covenants of VIA Wireless, its members or the stockholders of these members contained in the merger agreement or any related agreement.

THE LOCK-UP AGREEMENTS

    Each of the stockholders of the members of VIA Wireless have agreed to enter into a lock-up agreement with UbiquiTel, which will impose restrictions on their ability to sell or otherwise dispose of their holdings of UbiquiTel common stock. Under the terms of the lock-up agreement, the stockholders of the members of VIA Wireless who receive shares of UbiquiTel common stock in connection with the mergers may not make any transfer or disposition of their UbiquiTel common stock, including entering into any swap or other arrangement that transfers all or a portion of the economic consequences associated with owning the stock, except:

    - transfers may be made to certain permitted transferees for estate planning purposes; and

    - with UbiquiTel's prior written consent, pledges of no more than 50% of the shares subject to the lock-up agreement may be pledged as collateral for margin loans.

    The lock-up period begins on the pre-closing date, and ends 90 days after the pre-closing date with respect to 50% of the shares subject to the lock-up. With respect to the remaining 50% of the shares subject to the lock-up agreement, the lock-up period ends 180 days after the pre-closing date.

THE EVANS INDEMNIFICATION AGREEMENT

    UbiquiTel and its affiliates have entered into a separate indemnification agreement with the stockholders of J.H. Evans. In the event that the Evans merger occurs, the stockholders of J.H. Evans have agreed to indemnify UbiquiTel and its affiliates against any losses arising out of, in connection with or relating to the activities and business of J.H. Evans (other than the business of CVC) before the effective date of the mergers.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The following unaudited pro forma condensed consolidated financial statements combine the historical consolidated balance sheets and statements of operations of UbiquiTel and VIA Wireless. These unaudited pro forma financial statements give effect to the acquisition of VIA Wireless using the purchase method of accounting. To aid you in your analysis of the financial aspects of this transaction, we have presented this set of unaudited pro forma condensed consolidated financial statements to demonstrate the financial aspects of the combined transactions.

    We derived this information from the unaudited consolidated financial statements of UbiquiTel and VIA Wireless for the quarter ended March 31, 2001, their audited consolidated financial statements for the year ended December 31, 2000 and the unaudited statement of revenues and expenses for the Spokane District for the quarter ended March 31, 2000. The historical UbiquiTel financial statements reflect the results of operations of the Spokane District from the date of acquisition from Sprint PCS.

    The unaudited pro forma condensed consolidated statements of operations for the quarter ended March 31, 2001 and the year ended December 31, 2000 assume the mergers (including the purchase and sale of the VIA Wireless spectrum at a value of $50 million), the payoff of certain long-term debt of VIA Wireless, and the $50 million increase in our senior credit facility were all effected on January 1, 2000. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2000 also assumes we acquired the Spokane District on January 1, 2000. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2001 gives effect to the mergers (including the purchase and sale of the VIA Wireless spectrum at a value of $50 million), and the payoff of certain long-term debt of VIA Wireless as if they were all effected March 31, 2001. The accounting practices of UbiquiTel and VIA Wireless are comparable. Certain reclassifications have been made but these do not materially impact UbiquiTel's or VIA Wireless' operations or financial position for the periods presented.

    The pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The actual allocation of these adjustments will be different and the difference may be material. We do not expect that material changes to our preliminary allocation will result in significant changes to future operating income, net income and net loss per share. We will engage a nationally recognized accounting firm to assist us in determining values of identifiable assets and liabilities. We anticipate having this completed before December 31, 2001.

    UbiquiTel is providing the unaudited pro forma condensed consolidated financial information for illustrative purposes only. The companies may have performed differently had they always been combined. Furthermore, no effect has been given in the unaudited pro forma condensed consolidated financial data for costs that may be incurred in integrating the operations of UbiquiTel and VIA Wireless. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

                                 UBIQUITEL INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2001

                                     HISTORICAL    HISTORICAL VIA       PRO FORMA        PRO FORMA
                                     UBIQUITEL        WIRELESS         ADJUSTMENTS         TOTAL
                                    ------------   --------------   -----------------   ------------
ASSETS
Current assets
  Cash and cash equivalents.......  $ 87,779,214    $  4,197,887    $ (79,410,455)(1)   $ 12,566,646
  Accounts receivable, net........     1,817,647       5,361,260               --          7,178,907
  Inventory.......................     1,441,944         685,535               --          2,127,479
  Prepaid expenses and other
    assets........................     3,419,949         808,448               --          4,228,397
                                    ------------    ------------    -------------       ------------
    Total current assets..........    94,458,754      11,053,130      (79,410,455)        26,101,429
Property and equipment, net.......    72,154,868      57,303,469               --        129,458,337
Construction in progress..........    80,535,961       3,488,306               --         84,024,267
Restricted cash...................   155,000,000              --       50,000,000 (2)    205,000,000
Advances to VIA Wireless..........     5,000,000              --       (5,000,000)(3)             --
Deferred transaction costs--VIA
  Wireless........................     4,684,956              --       (4,684,956)(4)             --
Intangible and other non-current                                      (13,317,537)(5)
  assets..........................    28,205,575      17,976,056      140,851,713 (6)    173,715,807
                                    ------------    ------------    -------------       ------------
    Total assets..................  $440,040,114    $ 89,820,961    $  88,438,765       $618,299,840
                                    ============    ============    =============       ============
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities
  Accounts payable and accrued
    expenses......................  $ 15,003,073    $ 11,486,036    $   5,315,044 (4)   $ 31,804,153
  Notes payable to related
    parties.......................            --      27,820,113      (27,820,113)(7)             --
  Other current liabilities.......       319,721       6,170,606               --          6,490,327
  Current portion of long-term
    debt and capital leases.......       231,869       1,219,930       (1,219,930)(8)        231,869
                                    ------------    ------------    -------------       ------------
    Total current liabilities.....    15,554,663      46,696,685      (23,724,999)        38,526,349
Long-term debt and capital
  leases..........................   314,679,785      78,190,525      (78,190,525)(8)    314,679,785
Advances from UbiquiTel...........            --       5,000,000       (5,000,000)(3)             --
Deferred income tax...............            --              --       33,272,040 (9)     33,272,040
                                    ------------    ------------    -------------       ------------
    Total liabilities.............   330,234,448     129,887,210      (73,643,484)       386,478,174
Redeemable warrants...............       570,023              --               --            570,023
Stockholders' equity/members
  equity (deficit)................   109,235,643     (40,066,249)     162,082,249 (10)   231,251,643
                                    ------------    ------------    -------------       ------------
Total liabilities and
  stockholders' equity............  $440,040,114    $ 89,820,961    $  88,438,765       $618,299,840
                                    ============    ============    =============       ============

                                 UBIQUITEL INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 2001

                                       HISTORICAL    HISTORICAL VIA      PRO FORMA        PRO FORMA
                                       UBIQUITEL        WIRELESS        ADJUSTMENTS         TOTAL
                                      ------------   --------------   ----------------   ------------
Revenues
  Service revenue...................  $  5,827,977    $  9,715,081    $         --       $ 15,543,058
  Revenue from sale of handsets.....       210,981         661,591              --            872,572
                                      ------------    ------------    ------------       ------------
    Total revenues..................     6,038,958      10,376,672              --         16,415,630
Costs and expenses
  Cost of service and operations
    (excluding depreciation and
    amortization)...................     6,735,186       2,124,664              --          8,859,850
  Cost of products sold.............     1,031,950       2,003,624              --          3,035,574
  Selling and marketing.............     3,273,677       2,644,154              --          5,917,831
  General and administrative........     3,100,768       3,122,819              --          6,223,587
                                                                           575,000 (11)
  Depreciation and amortization.....     2,135,319       3,143,924       1,701,996 (12)     7,556,239
                                      ------------    ------------    ------------       ------------
    Total costs and expenses........    16,276,900      13,039,185       2,276,996         31,593,081
Operating loss......................   (10,237,942)     (2,662,513)     (2,276,996)       (15,177,451)
Interest income.....................     3,594,013          32,821              --          3,626,834
                                                                         3,138,715 (14)
Interest expense....................    (7,420,018)     (3,138,715)       (750,000)(15)    (8,170,018)
Other income........................            --         120,524              --            120,524
                                      ------------    ------------    ------------       ------------
Loss before extraordinary and non-
  recurring items...................  $(14,063,947)   $ (5,647,883)   $    111,719       $(19,600,111)
                                      ============    ============    ============       ============
Net loss before extraordinary and
  non-recurring items per common
  share, basic and diluted..........  $      (0.22)                                      $      (0.25)
Weighted average common shares
  outstanding, basic and diluted....    63,543,604                                         79,943,604

                                 UBIQUITEL INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                             HISTORICAL
                               HISTORICAL      SPOKANE     HISTORICAL VIA      PRO FORMA        PRO FORMA
                               UBIQUITEL      DISTRICT        WIRELESS        ADJUSTMENTS         TOTAL
                              ------------   -----------   --------------   ----------------   ------------
Revenues
  Service revenue...........  $  8,853,425   $ 1,413,116    $ 28,046,957    $         --       $ 38,313,498
  Revenue from sale of
    handsets................       429,129       160,767       3,668,012              --          4,257,908
                              ------------   -----------    ------------    ------------       ------------
    Total revenues..........     9,282,554     1,573,883      31,714,969              --         42,571,406
Costs and expenses
  Cost of service and
    operations (excluding
    depreciation and
    amortization)...........     9,226,075       406,447       7,088,014              --         16,720,536
  Cost of products sold.....     1,692,822       372,691      10,648,744              --         12,714,257
  Selling and marketing.....     4,165,539     1,213,514      12,271,963              --         17,651,016
  General and                                                                         --
    administrative..........     7,959,780            --      10,436,225              --         18,396,005
                                                                               2,300,000 (11)
                                                                               6,807,985 (12)
  Depreciation and
    amortization............     3,133,936       931,293      10,901,170         385,338 (13)    24,459,722
                              ------------   -----------    ------------    ------------       ------------
    Total costs and
      expenses..............    26,178,152     2,923,945      51,346,116       9,493,323         89,941,536
Operating loss..............   (16,895,598)   (1,350,062)    (19,631,147)     (9,493,323)       (47,370,130)
Interest income.............    12,846,217            --          77,910              --         12,924,127
                                                                               5,195,355 (14)
                                                                              (4,500,000)(15)
Interest expense............   (23,770,535)           --      (6,802,952)     (8,698,000)(16)   (38,576,132)
Other income................            --            --         290,847              --            290,847
                              ------------   -----------    ------------    ------------       ------------
Loss before extraordinary
  and non-recurring items...  $(27,819,916)  $(1,350,062)   $(26,065,342)   $(17,495,968)      $(72,731,288)
                              ============   ===========    ============    ============       ============
Net loss before
  extraordinary and
  non-recurring items per
  common share, basic and
  diluted...................  $      (0.50)                                                    $      (1.01)
Weighted average common
  shares outstanding, basic
  and diluted...............    55,603,799                                                       72,003,799

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

(1) Represents repayment of certain of VIA Wireless' outstanding long-term debt upon the closing of the mergers (see note 8).

(2) Represents cash of $50 million received on the sale of the spectrum (see note 5).

(3) Represents advance from UbiquiTel to VIA Wireless which is eliminated on consolidation.

(4) Represents the estimated transaction costs of $10 million related to the mergers (see note 6).

(5) Represents elimination of the current $13 million net book value of certain spectrum assets of VIA Wireless as a result of the sale of the spectrum for $50 million, pending regulatory approval.

(6) Represents the additional intangibles that UbiquiTel will record upon consummation of the mergers. For purposes of these pro forma financial statements, the purchase price premium has been assigned to customer lists and goodwill and rights under the Sprint PCS management agreement pending further study and analysis. We will engage a nationally recognized accounting firm to assist us in determining the final values of identifiable assets and liabilities, as well as customer lists, rights under the Sprint PCS management agreement and/or goodwill. We anticipate having this completed before December 31, 2001. We do not expect that material changes to our preliminary allocation will result in significant changes to future operating income, net income and net loss per share. Goodwill/rights under the Sprint PCS management agreement and customer lists are amortized over 19 years, the period remaining in the initial term of our management agreements with Sprint PCS, and 5 years, respectively, and are calculated as follows:


UbiquiTel common shares..........................                   16,400,000
Trading price on February 21, 2001...............                 $       7.44
                                                                  ------------
Stock consideration..............................                 $122,016,000
VIA Wireless debt assumed........................                   79,410,455
Estimated transaction costs......................                   10,000,000
                                                                  ------------
Total consideration and costs....................                 $211,426,455

Less:

  Members' deficit...............................  ($40,066,249)
  VIA Wireless debt..............................    79,410,455
  Member loans converted to equity...............    27,820,113
                                                   ------------
                                                   $ 67,164,319   $ 67,164,319
                                                   ------------   ------------
  Total purchase price premium...................                 $144,262,136
                                                                  ============

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                  FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

    The purchase price premium has been allocated on a preliminary basis as follows:


Increase in spectrum assets held for sale (see
  note 5)........................................                 $ 36,682,463
Deferred taxes on intangibles acquired in the
  mergers........................................                  (33,272,040)
Intangible assets:
  Customer lists.................................  $ 11,500,000
  Rights under Sprint PCS management agreement...    65,800,000
  Goodwill.......................................    63,551,713
                                                   ------------
                                                                   140,851,713
                                                                  ------------
                                                                  $144,262,136
                                                                  ============

    (a) Allocation to customer lists is based on 46,000 existing VIA Wireless customers valued at $250 per customer reflecting the industry's average cost of acquiring a new customer.

    (b) Allocation to rights under Sprint PCS management agreement upon management's estimate of the after-tax present value of the right to use Sprint PCS spectrum, the Sprint PCS brand name, accelerated start-up and equipment and handset discounts, less the fees we are obligated to pay Sprint PCS.

(7) Represents VIA Wireless' member loans that will be converted to equity upon the closing of the mergers (see note 6).

(8) Represents repayment of VIA Wireless debt upon the closing of the mergers.

(9) Represents deferred taxes on the assets acquired from VIA Wireless.

(10) Represents the following:


UbiquiTel common stock issued (see note 6)..................  $122,016,000
Elimination of VIA Wireless equity (see note 6).............    40,066,249
                                                              ------------
                                                              $162,082,249
                                                              ============

(11) Represents amortization expense of customer lists, which is assumed to be over the average customer life of five years.


Customer lists                                                        11,500,000
                                                                    ============
Year 2000 amortization:
  Number of years...........................            5
  Amortization expense......................   11,500,000              2,300,000
                                             ------------           ------------
                                                  5

First quarter 2001 amortization:
  Annual amortization.......................    2,300,000
  Period covered............................     3 months
  Amortization expense......................    2,300,000x3         $    575,000
                                             ------------
                                                  12

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                  FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)



(12) Represents amortization expense of goodwill and rights under Sprint PCS management agreement, which is assumed to be over the remaining life of Sprint PCS management agreement.


Goodwill and rights under Sprint PCS management
  agreement..............................................           $129,351,713
                                                                    ============
Year 2000 amortization:
Number of years.............................           19
Amortization expense........................  129,351,713              6,807,985
                                             ------------           ------------
                                                  19
First quarter 2001 amortization:
Annual amortization.........................    6,807,985
Period covered..............................     3 months
Amortization expense........................    6,807,985x3            1,701,996
                                             ------------           ------------
                                                  12

(13) Represents the amortization of intangible asset recorded from the Spokane acquisition consisting of goodwill and customer lists in the amount of $16,614,530 over a period of 20 years and 5 years, respectively.

(14) Represents elimination of interest on loans that were repaid.

(15) Represents interest expense that increases by 9% on $50,000,000 of additional debt for the full year 2000 and for the two months prior to the drawdown on March 1, 2001.

(16) Represents additional interest expense based on the following:

Accrued interest and prepayment premium on senior
  subordinated debt.........................................  $   80,000
Interest expense on $75,000,000 drawdown from senior credit
  facility assuming an interest rate of 10%.................   1,875,000
Unused commitment fee of 1.375% on senior credit facility
  assuming only minimum drawdowns...........................     601,000
Amortization of deferred financing fees from senior credit
  facility over a period of 8.5 years.......................     209,000
Amortization of deferred financing costs relating to senior
  subordinated discount notes over 10 years.................     203,000
Interest expense on senior subordinated discount notes......   5,330,000
Amortization of the discount on senior subordinated discount notes over
  10 years..................................................     400,000
                                                              ----------
                                                              $8,698,000
                                                              ==========

                            DESCRIPTION OF UBIQUITEL

BUSINESS

OVERVIEW

    UbiquiTel is the exclusive provider of Sprint PCS digital wireless personal communications services to four midsize and smaller markets in the western and midwestern United States. Through our management agreement with Sprint PCS, UbiquiTel has the exclusive right to provide 100% digital, 100% PCS products and services under the Sprint and Sprint PCS brand names in our markets which include a total population of approximately 7.7 million residents. As of March 31, 2001, UbiquiTel had approximately 21,900 customers. UbiquiTel is among 16 companies, which UbiquiTel believes are unrelated to each other and to Sprint PCS, that have entered into affiliation agreements with Sprint PCS to provide Sprint PCS products and services throughout the United States. Sprint PCS, together with its affiliates including UbiquiTel, operates the largest all-digital, all-PCS nationwide wireless network in the United States based on covered population, already covering more than 223 million residents in more than 4,000 cities and communities. Sprint PCS has PCS licenses to cover more than 280 million people across all 50 states, Puerto Rico and the U.S. Virgin Islands. However, Sprint PCS does not currently offer PCS services in every state in the United States.

    UbiquiTel believes that our strategic relationship with Sprint PCS provides UbiquiTel with a significant competitive advantage because of its strong brand name recognition, quality products and services, established distribution channels, long-standing equipment vendor relationships and all digital nationwide coverage. UbiquiTel further believes that our relationship with Sprint PCS will allow UbiquiTel to establish high quality, branded wireless services more quickly, at a lower cost and with lower initial capital requirements than would otherwise be possible.

    UbiquiTel has commenced operations in two of our markets, Reno/Tahoe and Spokane/Montana, and limited operations in our other markets, including portions of the Northern California area of our Reno/Tahoe/Northern California market and portions of our Southern Idaho/Utah/Nevada market, covering approximately 2,300,000 residents. UbiquiTel currently has approximately 20,000 subscribers. UbiquiTel is launching operations in Northern California, Southern Idaho/Utah/Nevada and Southern Indiana/Kentucky in the first half of 2001. UbiquiTel expects to cover approximately 55% of the resident population in our markets by the end of 2001 and expects to cover approximately 63% upon completion of our build-out. UbiquiTel believes it has sufficient funds available through cash, investments and future advancements under our senior credit facility to fund capital expenditures, including the completion of our build-out, working capital requirements and operating losses through 2003.

    UbiquiTel has assembled an experienced management team to execute our network build-out and business strategy. Our senior management team has an average of over ten years of experience in the wireless communications industry with companies such as Comcast Cellular Communications, PacTel Cellular and Frontier Cellular Communications. Donald A. Harris, our Chairman of the Board, President and Chief Executive Officer, previously was president of Comcast Cellular Communications and managed much of its network build-out in Pennsylvania, New Jersey and Delaware with a covered population of over 8 million residents.

    In October 1998, UbiquiTel L.L.C., whose sole member was The Walter Group, entered into an agreement with Sprint PCS for the exclusive rights to market Sprint's 100% digital, 100% PCS products and services to the residents in the Reno/Tahoe market. The Walter Group is an international wireless telecommunications consulting and service company based in Seattle, Washington. UbiquiTel L.L.C. had no financial transactions from its inception on August 24, 1998 to September 29, 1999. On September 29, 1999, UbiquiTel Inc. was incorporated. In November 1999, UbiquiTel L.L.C. assigned all of its material contracts including the rights to the Sprint PCS agreements to UbiquiTel Inc., which were then subsequently assigned to UbiquiTel Operating Company, which was formed in November 1999. On December 28, 1999, UbiquiTel Inc. amended its agreement with Sprint PCS to expand our markets to include Northern California, Spokane/Montana, Southern Idaho/Utah/Nevada and Southern Indiana/Kentucky which together with Reno/Tahoe contain approximately 7.7 million residents. On February 21, 2001, UbiquiTel amended its agreement with Sprint PCS to expand our markets to include the six VIA Wireless BTAs included under VIA Wireless' present affiliation agreement with Sprint PCS, including Bakersfield, Fresno, Merced, Modesto, Stockton and Visalia, California, which will go into effect at the closing of the VIA Wireless acquisition.

    The description of our business and other descriptions in this proxy statement contain product names, trade names and trademarks of other companies.

WIRELESS INDUSTRY GROWTH

    Since the introduction of commercial cellular service in 1983, the wireless communications industry has experienced dramatic growth. The number of wireless subscribers for cellular, wireless personal communications services and enhanced specialized mobile radio service has increased from an estimated 340,213 at the end of 1985 to an estimated 111.5 million in the United States as of December 31, 2000, according to the Cellular Telecommunications Industry Association, an international association for the wireless industry. The following chart sets forth statistics for the domestic wireless telephone industry as a whole, as published by the Cellular Telecommunications Industry Association.

                                                              YEAR ENDED DECEMBER 31,
                                   ------------------------------------------------------------------------------
                                     1994          1995          1996          1997          1998          1999
                                   --------      --------      --------      --------      --------      --------
WIRELESS INDUSTRY STATISTICS(1)
Total service revenues (in
  billions)......................   $ 14.2        $ 19.1        $ 23.6        $ 27.5        $ 33.1        $ 40.0
Wireless subscribers at end of
  period (in millions)...........     24.1          33.8          44.0          55.3          69.2          86.0
Subscriber growth................     50.8%         40.0%         30.4%         25.6%         25.1%         24.3%
Average local monthly bill(2)....   $56.21        $51.00        $47.70        $42.78        $39.43        $41.24

------------------------

(1) Reflects domestic commercial cellular, enhanced specialized mobile radio service and wireless personal communications services providers.

(2) Does not include revenue from roaming and long distance.

    Paul Kagan Associates, Inc., an independent media and telecommunications research firm, estimates in its publication, Kagan's Wireless Industry Projections--January 14, 2000, that the number of domestic wireless users will increase to approximately 107 million by the end of 2000 and 202 million by the end of 2005. This growth is expected to be driven largely by a substantial projected increase in wireless personal communications services users, who are forecast to account for approximately 21% of total wireless users in 2000 and 41% in 2005, representing a significant increase from approximately 10% as of the end of 1998. Paul Kagan Associates projects that total wireless industry penetration, defined as the number of wireless subscribers nationwide divided by total United States population, will grow from an estimated 38% in 2000 to 69% in 2005. The foregoing market statistics may not reflect the future growth rates of the wireless communications industry generally nor our growth rate specifically.

    UbiquiTel believes that a significant portion of the predicted growth in the consumer market for wireless telecommunications will result from:

    - anticipated declines in costs of service;

    - increased service and pricing versatility; and

    - increased awareness of the productivity, convenience and privacy benefits associated with the services offered by wireless personal communications services providers.

    UbiquiTel also believes that the rapid growth in the use of laptop computers and personal digital assistants, combined with emerging software applications for delivery of electronic mail, fax and database searching, will contribute to the growing demand for wireless services.

SPRINT PCS

    Sprint Corp. is a diversified telecommunications service provider whose principal activities include long distance service, local service, wireless telecommunications products and services, product distribution and directory publishing activities, and other telecommunications activities, investments and alliances. Sprint PCS, a wholly-owned subsidiary of Sprint Corp., operates the only 100% digital, 100% PCS wireless network in the United States with licenses to provide service nationwide using a single frequency and a single technology. The Sprint PCS network uses code division multiple access or CDMA technology nationwide.

    Sprint Corp. launched the first commercial PCS service in the United States in November 1995. Since then, Sprint PCS has experienced rapid subscriber growth, providing service to more than 9.8 million customers as of December 31, 2000 (including customers obtained through resellers). In the fourth quarter of 2000, Sprint PCS added approximately 1.25 million new subscribers, leading the U.S. wireless industry in quarterly subscriber growth for the tenth consecutive quarter. During 2000, Sprint PCS added more than 4.0 million new subscribers. Sprint PCS, together with its affiliates, operates the largest all-digital, all-PCS nationwide wireless network in the United States, already serving more than 4,000 cities and communities across the country. Sprint PCS has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. However, Sprint PCS does not currently offer PCS services in every state in the United States. The graph below illustrates Sprint PCS' subscriber growth from the beginning of 1997 through the end of 2000. These statistics may not reflect Sprint PCS' future subscriber growth nor our subscriber growth.

    SPRINT PCS HISTORICAL SUBSCRIBERS

         (in thousands)

                                     [LOGO]

    Sprint PCS currently provides nationwide service through:

    - operation of its own digital network;

    - strategic affiliations with other companies, such as UbiquiTel, primarily in and around smaller metropolitan areas;

    - roaming on analog cellular networks of other providers using dual-band/dual-mode handsets; and

    - roaming on digital PCS networks of other CDMA-based providers.

    Sprint PCS has adopted a strategy to rapidly extend its 100% digital, 100% PCS network by entering into agreements with independent wireless companies, such as UbiquiTel, to construct and manage Sprint PCS markets and market Sprint PCS services. Through these affiliations, Sprint PCS services will be available in key cities contiguous to current and future Sprint PCS markets. Sprint PCS' affiliates are an integral part of its plan to provide nationwide seamless coverage.

OUR MARKETS

    Our network will cover portions of California, Nevada, Washington, Idaho, Montana, Wyoming, Utah, Oregon, Arizona, Indiana, Kentucky, Illinois and Tennessee for a combined population of approximately 7.7 million residents. As of March 31, 2001, we had approximately 21,900 customers. These markets are attractive for the following reasons:

    - FEWER COMPETITORS/UNTAPPED MARKET PENETRATION. Because the national wireless providers have focused on the largest metropolitan markets, UbiquiTel believes that our markets have lower wireless penetration rates as compared to the national average of 32% as of year end 1999. As of December 31, 2000, four or fewer wireless service providers, other than UbiquiTel, operated in areas that comprise over 75% of the residents in our markets. By comparison, less than 10% of the resident population in the 50 most populated markets in the United States are served by four or fewer wireless service providers. UbiquiTel further believes that offering a high quality, all digital nationwide product in our markets will allow UbiquiTel to achieve greater market penetration with less pricing competition than in larger markets. However, UbiquiTel can provide no assurance that other national wireless providers will not choose to focus on our markets in the future.

    - CONTIGUOUS TO MAJOR EXISTING SPRINT PCS MARKETS. Our markets are contiguous to major Sprint PCS markets with a combined license population of over 22 million. Some of the major contiguous markets include San Francisco and Sacramento, California; Seattle and Tacoma, Washington; Salt Lake City and Provo, Utah; Las Vegas, Nevada; Indianapolis, Indiana; St. Louis, Missouri; Nashville, Tennessee; Louisville, Kentucky; and Cincinnati and Dayton, Ohio. UbiquiTel believes that having a large established base of Sprint PCS customers in close proximity to our markets will facilitate brand awareness, create an extended seamless coverage area and generate Sprint PCS travel revenue as existing Sprint PCS customers travel into our markets.

    - IMPORTANT TRANSPORTATION CORRIDORS. Our markets include the most important and, in some cases, the only transportation corridors that link the population centers within a particular market. Our network will cover over 2,200 highway miles, including major interstates such as I-80 and I-90. Over 45 million vehicle miles are traveled daily on the major highway miles UbiquiTel expects to cover in our markets. UbiquiTel anticipates that our coverage of important transportation corridors will further increase our travel and roaming revenue. However, the lower population densities along these corridors results in a higher build-out cost per resident than other areas of our markets.

    - POPULAR VACATION AND TOURIST DESTINATIONS. Our markets contain popular vacation and tourist destinations, including various national parks and ski resorts such as Yellowstone National Park and Glacier National Park, and Lake Tahoe and Sun Valley resorts with over 20 million visitors per year. As a result, UbiquiTel anticipates that UbiquiTel will receive significant Sprint PCS travel and roaming revenue from tourists.

    - FAVORABLE DEMOGRAPHICS. UbiquiTel's markets have attractive demographic characteristics for wireless services, including an overall average population growth rate that is over 60% higher than the national average. In addition, there are at least 20 colleges and universities located within our markets, including 12 schools with student populations greater than 10,000 each such as Utah State University (Logan), Indiana University (Bloomington) and the University of Nevada.

    RENO/TAHOE/NORTHERN CALIFORNIA

    This market has a resident population of approximately 1.7 million. Limited commercial service was launched in areas directly adjacent to Sacramento in February 2000, and UbiquiTel launched commercial service in the Reno/Tahoe market in November 2000. UbiquiTel expects to launch commercial service in Northern California by the end of the first quarter of 2001 and complete the majority of the network build-out of this market by the end of 2001. Upon completion of our build-out in this market, UbiquiTel estimates that it will cover approximately 72% of the resident population in our licensed area. Distinguishing characteristics with respect to this market include:

    - Contiguous to major Sprint PCS markets including:

       - Sacramento, San Francisco, the San Francisco Bay Area, California;

       - Stockton, Fresno, and Central, California;

       - Portland, Eugene and Salem, Oregon; and

       - Planned coverage in Medford and Klamath Falls, Oregon.

    - Licensed area includes over 750 (300 under expected coverage) highway miles along important corridors such as I-5 and I-80.

    - Over 13.3 million vehicle miles are traveled daily on the major highways within our expected coverage area.

    - Over 6.0 million tourists visit the Reno/Lake Tahoe area annually.

    - Largest concentration of ski areas in North America (15 alpine and 13 cross-country ski areas), including Heavenly Valley and Squaw Valley.

    - Several Lake Tahoe casino, recreation and resort destinations.

    - Two major universities in the coverage area with a combined student population of over 25,000 including:

       - University of Nevada, Reno (12,000 students); and

       - California State University, Chico (13,470 students).

    SPOKANE/MONTANA

    This market includes a total resident population of approximately
1.8 million residents. In April 2000, UbiquiTel completed our acquisition of the Spokane market from Sprint PCS for $35.5 million. This market is operational in the greater Spokane, Washington and Coeur d'Alene, Idaho metropolitan areas. During the first quarter of 2001, UbiquiTel expanded our Spokane market coverage area to include the important communities of Pullman, Washington, Moscow and Lewiston, Idaho and the I-90 corridor west towards Seattle. UbiquiTel expects to complete our network build-out requirements by selectively expanding our coverage to include markets in Montana and Wyoming. At the completion of our build-out in this market, UbiquiTel expects to cover approximately 65% of the resident population in our licensed area. Distinguishing characteristics with respect to this market include:

    - Contiguous to major Sprint PCS markets including:

       - Seattle, Tacoma and Olympia, Washington;

       - Portland, Oregon; and

       - Planned coverage in the eastern Washington cities of Yakima, Tri-Cities (Kennewick, Pasco and Richland) and Walla Walla.

    - Licensed area includes over 1,400 (350 under expected coverage) highway miles along important corridors such as I-90 and I-15.

    - Over 6.1 million vehicle miles are traveled daily on the major highways within our expected coverage area.

    - Approximately 5.9 million tourists visit the national parks and resorts in this market.

    - Popular ski and summer resort areas include Big Sky, Big Mountain and Schweitzer.

    - Home to the National Parks of Yellowstone and Glacier.

    - Four major universities in the coverage area with a combined student population of over 52,000 including:

       - University of Montana, Missoula (12,200 students);

       - Montana State, Bozeman (11,750 students);

       - Washington State University, Pullman (16,700 students); and

       - University of Idaho, Moscow (12,000 students).

    SOUTHERN IDAHO/UTAH/NEVADA

    This market includes a total resident population of approximately
1.5 million residents. UbiquiTel launched commercial service in the Logan and Brigham City, Utah market in February 2001, and expects to launch commercial service in the Boise, Idaho and St. George, Utah market by the second quarter of 2001. UbiquiTel expects to complete the majority of the build-out of this market by the end of 2001. Upon completion of our build-out in this market, UbiquiTel expects to cover approximately 72% of the resident population in our licensed area. Distinguishing characteristics with respect to this market include:

    - Contiguous to major Sprint PCS markets including:

       - Salt Lake City, Ogden and Provo, Utah; and

       - Las Vegas, Nevada.

    - Licensed area includes over 1,070 (790 under expected coverage) highway miles along important corridors such as I-15 and I-84.

    - Approximately 14.0 million vehicle miles are traveled daily on the major highways within our expected coverage area.

    - Approximately 8.5 million tourists visit the national parks and resorts in this market.

    - Home to national parks such as Zion, Bryce and Grand Teton.

    - Popular ski areas include Sun Valley, Jackson Hole and Snowbasin (2002 Winter Olympics site).

    - Rapidly growing metropolitan area of Boise, home to many high tech employers such as Micron and Hewlett Packard.

    - Three major universities in the coverage area with a combined student population of over 42,000 including:

       - Utah State University, Logan (14,400 students);

       - Idaho State University, Pocatello (12,700 students); and

       - Boise State University, Boise (15,400 students).

    SOUTHERN INDIANA/KENTUCKY

    This market includes a total resident population of approximately
2.7 million residents. UbiquiTel expects to launch commercial service in the Evansville, Terre Haute and Bloomington, Indiana markets during the second quarter of 2001. Over the next two quarters, UbiquiTel expects to continue the expansion of our coverage area along major highways and thoroughfares throughout our licensed areas in southern Indiana and Kentucky. UbiquiTel expects to complete the majority of the build-out of this market by the end of 2001. Upon completion of our build-out in this market, UbiquiTel expects to cover approximately 50% of the resident population in our licensed area. Distinguishing characteristics with respect to this market include:

    - Contiguous to major Sprint PCS markets including:

       - Indianapolis, Indiana;

       - Dayton, Columbus and Cincinnati, Ohio;

       - Louisville and Lexington, Kentucky;

       - Nashville, Tennessee; and

       - St. Louis, Missouri.

    - Licensed area includes over 850 (840 under expected coverage) highway miles along important corridors such as I-70, I-64, I-24, I-65 and I-74 as well as state routes 150, 41, 50 and 60.

    - Over 12.3 million vehicle miles are traveled daily on the major highways within our expected coverage area.

    - Strong industrial economy with major employers including General Electric, General Motors, International Paper, Toyota Motor, ALCOA, Whirlpool and AK Steel.

    - Three major universities in the coverage area with a combined student population of over 61,000 including:

       - Indiana University, Bloomington (35,600 students);

       - Indiana State University, Terre Haute (11,000 students); and

       - Western Kentucky University (14,700 students).

BUSINESS STRATEGY

    CAPITALIZE ON OUR AFFILIATION WITH SPRINT PCS

    In all of our markets, UbiquiTel plans to capitalize upon the extensive benefits of our Sprint PCS affiliation. This affiliation includes the following benefits:

    EXCLUSIVE PROVIDER OF SPRINT PCS PRODUCTS AND SERVICES. UbiquiTel is the exclusive provider of Sprint PCS' 100% digital, 100% PCS products and services in our markets and UbiquiTel will provide these products and services exclusively under the Sprint and Sprint PCS brand names.

    STRONG BRAND RECOGNITION AND NATIONAL ADVERTISING SUPPORT. UbiquiTel will benefit from the strength and the reputation of the Sprint and Sprint PCS brands. Sprint PCS' national advertising campaigns and developed marketing programs will be provided to UbiquiTel at no additional cost under our agreements with Sprint PCS. UbiquiTel will offer the same strategic pricing plans, promotional campaigns and handset and accessory promotions that UbiquiTel believes have made Sprint PCS the fastest growing wireless service provider in the United States.

    ESTABLISHED DISTRIBUTION CHANNELS. UbiquiTel will have use of all the national distribution channels used by Sprint, including over 350 retail outlets in our markets. These channels include:

    - exclusive PCS offering in RadioShack (over 150 outlets);

    - other major national third-party retailers such as Circuit City, OfficeMax and Kmart (over 200 outlets);

    - Sprint PCS' national inbound telemarketing sales force;

    - Sprint PCS' national accounts sales team; and

    - Sprint PCS' electronic commerce sales platform.

    NATIONWIDE COVERAGE. UbiquiTel plans to operate our PCS network seamlessly with the Sprint PCS national network. This will provide customers in our markets with immediate nationwide traveling coverage using the Sprint PCS network and other wireless networks with which Sprint PCS has roaming agreements. Sprint PCS, together with its affiliates, operates the largest all-digital, all-PCS nationwide wireless network in the United States, already serving more than 223 million residents in more than 4,000 cities and communities across the country. Sprint PCS has PCS licenses to serve more than 280 million people across all 50 states, Puerto Rico and the U.S. Virgin Islands. However, Sprint PCS does not currently offer PCS services in every state in the United States.

    COST-EFFECTIVE SUPPORT SERVICES FROM SPRINT PCS. Our affiliation with Sprint PCS provides UbiquiTel with the option to use Sprint PCS' established support services, including customer activation, billing and customer care. Using this option, UbiquiTel can accelerate the launch of our commercial PCS operations and reduce our capital expenditures and operating costs compared to establishing and operating our own systems. Sprint PCS has indicated it intends to provide these services to UbiquiTel at its internal costs which reflect Sprint PCS' economies of scale. UbiquiTel may elect to develop our own internal capabilities to handle these functions or outsource them to a third party if doing so proves to be more cost effective.

    APPROVED SPRINT PCS NETWORK DESIGN. UbiquiTel will leverage Sprint PCS' extensive experience with designing and implementing a digital PCS network build-out. Sprint PCS sets our network standards, reviews our network build-out plans, and certifies our systems before UbiquiTel commences operations. As a result, the risk of a poor network design is dramatically reduced.

    PURCHASING ECONOMIES OF SCALE OF A NATIONWIDE NETWORK. UbiquiTel will purchase our network and subscriber equipment under Sprint PCS' vendor contracts that provide for volume discounts. Sprint PCS' purchasing power also influences new technology development by its vendors and provides Sprint PCS and its affiliates, like UbiquiTel, with preferential access to handsets and other equipment.

    SPRINT PCS LICENSES AND LONG-TERM COMMITMENT. Sprint PCS has funded the purchase of the licenses covering our markets at a cost of approximately
$90 million and will incur additional expenses for microwave clearing. As a Sprint PCS affiliate, UbiquiTel did not have to fund the acquisition of the licenses thereby reducing our start-up costs. Moreover, our affiliation with Sprint PCS is for a 50-year term, including an initial 20-year term with three 10-year automatic renewal periods unless either party provides two years' prior notice to the other party of its intent to terminate the agreement.

    EXECUTE OPTIMAL NETWORK BUILD-OUT PLAN

    UbiquiTel utilizes a rigorous financial model to analyze every aspect of our 100% digital, 100% PCS network build-out. Accordingly, UbiquiTel has targeted the more densely populated areas within our markets for network build-out as well as areas expected to generate significant Sprint PCS travel and other roaming revenue such as the major transportation corridors and tourist destinations.

    Through our strategic relationships, UbiquiTel is constructing a state-of-the-art, high quality, all digital PCS network which includes a high density of radio communications sites. UbiquiTel believes that our high quality network will allow our system to handle more customers with fewer dropped calls and better clarity than our competitors. By leasing radio communications sites on facilities shared with one or more other wireless providers, UbiquiTel expects to rapidly deploy a cost effective PCS network. UbiquiTel estimates that over 75% of our sites will be located on shared facilities.

    UTILIZE OTHER STRATEGIC THIRD PARTY RELATIONSHIPS IN NETWORK BUILD-OUT

    UbiquiTel has entered into other strategic relationships with various third parties to benefit from their specialized expertise and economies of scale in order to build-out our portion of the Sprint PCS network more quickly and with lower initial capital and staffing requirements than would otherwise be possible. Specifically, UbiquiTel has relationships with:

    - LUCENT TECHNOLOGIES. Lucent Technologies is an international equipment supplier in the development and deployment of code division multiple access networks. UbiquiTel has selected Lucent Technologies as our equipment vendor in all of UbiquiTel's existing markets.

    - LCC INTERNATIONAL. LCC International is an engineering and site development firm specializing in the use of radio frequency design techniques and software tools in the deployment of cellular and PCS networks worldwide. UbiquiTel has engaged LCC International to provide radio base station network design and optimization, certain site acquisition including leasing, zoning, permitting and regulatory compliance, fixed network design service and switch design and operation services in our markets. The term of our agreement with LCC International is initially five years through September 2004 and is automatically renewable for one additional five year term, followed by additional and successive terms of one year, unless terminated by either UbiquiTel or LCC International upon providing the other party written notice at least
      90 days in advance of the conclusion of the initial or any renewal term. Either party may terminate the agreement in the event of a material breach of the agreement by the other party if the breaching party has not cured the breach within 30 days of receiving written notice. UbiquiTel pays LCC International fixed fees.

    - SPECTRASITE COMMUNICATIONS. SpectraSite Communications is a telecommunications site development and management firm. The company designs, builds, owns, operates and maintains towers for sending and receiving microwave, cellular, PCS, paging and specialized mobile radio technologies for broadcast, telephone, communications and utility companies in the United States and Canada. UbiquiTel has entered into a master site agreement with SpectraSite Communications for its existing towers as well as towers that it may construct for UbiquiTel on build-to-suit sites that UbiquiTel identifies from time to time under a master design and build agreement between us. Under the master design and build agreement, SpectraSite Communications has the right of first refusal to construct and acquire build-to-suit sites and UbiquiTel is entitled to engage SpectraSite Communications to handle any construction necessary to install our network equipment on shared facilities that UbiquiTel licenses or sublicenses from SpectraSite Communications or any third party. The master design and build agreement has a term of five years unless services have been performed in markets totaling a covered population of ten million. Under the master site agreement, UbiquiTel intends to license space on build-to-suit sites or sublicense space on SpectraSite Communications' existing towers to house our network equipment. Each time UbiquiTel licenses or sublicenses tower space from SpectraSite Communications, UbiquiTel will enter into a separate site agreement, which will have an initial term of ten years for build-to-suit sites and five years for non-build-to-suit sites. The initial term for each site agreement will be automatically renewable for three additional five year terms unless SpectraSite Communications no longer has rights to the tower space or UbiquiTel provides written notice to SpectraSite Communications of our intention not to renew within 90 days of the expiration of the then current term of the site agreement. UbiquiTel will be able to terminate a site agreement during its initial term if UbiquiTel pays SpectraSite

      Communications liquidated damages equal to the rent due for the remainder of the initial term for non-build-to-suit sites or the lesser of rent due for the balance of the initial term or the total construction costs for build-to-suit sites. UbiquiTel will pay SpectraSite fixed monthly rent during the initial five year term of each master site agreement in annual installments beginning at the inception of each agreement. During any renewal term, UbiquiTel's base rent will increase each year on the anniversary date of the renewal term by an amount equal to 3% of the base rent payable for the immediately preceding year. SpectraSite Communications has preferential access to more than 8,000 existing towers throughout the United States. UbiquiTel will evaluate the available inventory for possible shared facilities sites for our network equipment.

    IMPLEMENT EFFECTIVE OPERATING STRUCTURE WITH A FOCUS ON CUSTOMER SERVICE

    Our organization and management structure is based on a decentralized, local market-focused model. UbiquiTel will rely on Sprint PCS to provide the majority of our support services, including customer activation, billing and customer care, while focusing our resources on the management of each market rather than the development of these ancillary services. UbiquiTel is building experienced management teams at the local level with the authority to tailor operations and sales and marketing programs to each market.

    UbiquiTel places particular emphasis on customer service to ensure high customer satisfaction. Our local sales force actively seeks feedback from existing customers from the day of activation through the life of that customer in order to respond effectively and expeditiously to that customer's needs. The Sprint PCS customer care platform located in each of our retail stores enables our sales and customer care representatives to provide an additional level of customer service by rapidly diagnosing and resolving any problems a customer may experience with their equipment or service. By providing extensive and frequent interaction with our customers UbiquiTel expects to reduce customer turnover and overall customer acquisition costs. Our local sales and customer service associates will be measured and compensated by their ability to provide superior customer service.

    FOCUS ON MIDSIZE AND SMALLER MARKETS

    UbiquiTel believes that midsize and smaller markets receive a lower level of attention from the major wireless providers as they focus on the larger markets. As of December 31, 2000, four or fewer wireless service providers, other than UbiquiTel, operated in areas that comprise over 75% of the residents in our markets. By comparison, less than 10% of the resident population in the 50 most populated markets in the United States are served by four or fewer wireless service providers. UbiquiTel believes that an opportunity exists for UbiquiTel to provide a high quality, digital product to these markets with less competition than frequently seen in the larger markets. UbiquiTel will capitalize on this opportunity through our own internal build-out as well as through the pursuit of future acquisitions or affiliations.

NETWORK BUILD-OUT

    Pursuant to our management agreement with Sprint PCS, UbiquiTel has agreed upon a minimum build-out plan which includes specific coverage and deployment schedules for the network planned within our markets. UbiquiTel plans to meet or exceed the minimum build-out requirements by focusing on achievable objectives.

    Our strategy is to provide service to the population centers in our markets and the interstates and primary roads connecting these areas. UbiquiTel plans to initiate service only in areas that provide financial returns that meet stringent internal requirements and where UbiquiTel is capable of providing coverage which meets the needs of our target markets.

    As described earlier, to achieve our build-out as rapidly and efficiently as possible, UbiquiTel has entered into outsourcing or other relationships with Lucent Technologies, LCC International and SpectraSite Communications.

    The following table lists the location, the basic trading areas, commonly referred to as "BTAs," megahertz of spectrum, estimated total residents and percent coverage for each of our markets under our Sprint PCS management agreement. The estimated total residents does not represent expected customers but rather our total potential customers within each market. However, our network build-out plan focuses on providing service to the residents in the most densely populated and strategic areas of our markets which is represented by the estimated percent coverage.

    UbiquiTel has commenced operations in the Reno/Tahoe/Northern California market. Together with the Spokane market, as of March 31, 2001, UbiquiTel provided service to approximately 21,900 subscribers.

                                                                                ESTIMATED
                                                                                  TOTAL       ESTIMATED
                                                                 MEGAHERTZ      RESIDENTS      PERCENT
LOCATION                                          BTA NO.(1)   OF SPECTRUM(2)   (000'S)(3)   COVERAGE(4)
--------                                          ----------   --------------   ----------   -----------
RENO/TAHOE/NORTHERN CALIFORNIA
  Chico-Oroville, CA............................      79             30             225
  Eureka, CA....................................     134             30             148
  Redding, CA...................................     371             30             284
  Reno, NV......................................     372             30             584
  Sacramento, CA................................     389*            30             313
  Yuba City-Marysville, CA......................     485*            30             142
                                                     ---            ---           -----          ---
  Subtotal......................................                                  1,696          72%
SPOKANE/MONTANA
  Billings, MT..................................      41             30             315
  Bozeman, MT...................................      53             30              81
  Butte, MT.....................................      64             30              68
  Great Falls, MT...............................     171             30             167
  Helena, MT....................................     188             30              70
  Kalispell, MT.................................     224             30              76
  Lewiston-Moscow, ID...........................     250             30             127
  Missoula, MT..................................     300             30             172
  Spokane, WA...................................     425             30             754
                                                     ---            ---           -----          ---
  Subtotal......................................                                  1,830          65%

                                                                                ESTIMATED
                                                                                  TOTAL       ESTIMATED
                                                                 MEGAHERTZ      RESIDENTS      PERCENT
LOCATION                                          BTA NO.(1)   OF SPECTRUM(2)   (000'S)(3)   COVERAGE(4)
--------                                          ----------   --------------   ----------   -----------
SOUTHERN IDAHO/UTAH/NEVADA
  Boise-Nampa, ID...............................      50             30             562
  Idaho Falls, ID...............................     202             30             218
  Las Vegas, NV.................................     245*            30              22
  Logan, UT.....................................     258             30             104
  Pocatello, ID.................................     353             30             106
  Provo-Orem, UT................................     365*            30              12
  St. George, UT................................     392             30             137
  Salt Lake City-Ogden, UT......................     399*            30             105
  Twin Falls, ID................................     451             30             164
                                                     ---            ---           -----          ---
  Subtotal......................................                                  1,430          72%
SOUTHERN INDIANA/KENTUCKY
  Anderson, IN..................................      15*            30              44
  Bloomington-Bedford, IN.......................      47             30             241
  Bowling Green-Glasgow, KY.....................      52             30             249
  Cincinnati, OH................................      81*            10              17
  Clarksville, Hopkinsville, TN/KY..............      83             30             254
  Columbus, IN..................................      93             30             157
  Evansville, IN................................     135             30             518
  Indianapolis, IN..............................     204*            30              86
  Louisville, KY................................     263*            30             252
  Madisonville, KY..............................     273             30              47
  Owensboro, KY.................................     338             30             165
  Paducah-Murray-Mayfield, KY...................     339             30             234
  Richmond, IN..................................     373             30             105
  Terre Haute, IN...............................     442*            30             246
  Vincennes-Washington, IN......................     457             30              96
                                                     ---            ---           -----          ---
  Subtotal......................................                                  2,711          50%
                                                                                  -----          ---
TOTAL...........................................                                  7,667          63%
                                                                                  -----          ---

------------------------

*   Denotes partial portion of BTA.

(1) A basic trading area, or BTA, is a collection of counties surrounding a metropolitan area in which there is a commercial community of interest. The BTA number indicated in the table is assigned to that market by the Federal Communications Commission for the purpose of issuing licenses for wireless services.

(2) Spectrum licensed to Sprint PCS or related parties of which UbiquiTel has exclusive access.

(3) Estimated total residents is based on 1990 Census data for each BTA within a given market extrapolated through the first quarter of 2000 based on estimated population growth rates. Estimated BTA residents may not add-up due to rounding.

(4) Estimated percent coverage is the ratio of estimated covered residents (based on our actual or projected network coverage in markets upon completion of our network build-out) to estimated total residents for each of our four markets.

    More than 75% of our radio communications sites are anticipated to be shared facilities on existing structures, which will result in higher radio communications site lease expenses. These higher lease expenses will be offset in part by certain operating expense savings resulting from shared facilities. Shared facilities will also substantially reduce our capital expenditures and time to market.

    Wireless providers that have offered poor or spotty coverage, inferior voice quality, unresponsive customer care or confusing billing formats suffer higher than average customer turnover rates. Accordingly, UbiquiTel will only launch service after comprehensive and reliable coverage and service can be maintained in a particular market. In addition, UbiquiTel will use the Sprint PCS billing platform and rate plans which are designed to offer simple and understandable options. Specifically, the Sprint PCS "Free and Clear" calling plans offer bundled minute options that include local, long distance and traveling on the entire Sprint PCS network.

PRODUCTS AND SERVICES

    UbiquiTel offers established products and services throughout our launched markets under the Sprint and Sprint PCS brand names. Our products and services are designed to mirror the service offerings of Sprint PCS and to integrate with the Sprint PCS network. The Sprint PCS product offering includes the following features:

    100% DIGITAL WIRELESS NETWORK WITH NATIONWIDE SERVICE

    UbiquiTel is part of the largest 100% digital wireless personal communications services network in the country. Sprint PCS and its affiliates, cover more than 223 million people in more than 4,000 cities and communities across the country. Although Sprint PCS does not currently offer PCS services in every state in the United States, this provides an extended coverage area for our customers, allowing access to Sprint PCS services throughout the Sprint PCS network. Dual-band/dual-mode handsets allow roaming on wireless networks where Sprint PCS has roaming agreements.

    SPRINT PCS WIRELESS WEB

    UbiquiTel supports the Sprint PCS Wireless Web offering in our portion of the Sprint PCS network. The Sprint PCS Wireless Web allows customers with data capable handsets to connect their portable computers or personal digital assistants to the Internet. Sprint PCS customers with data capable handsets have the ability to receive periodic information updates such as stock prices, sports scores and weather reports. Sprint PCS customers with web-browser enabled handsets also have the ability to connect to and browse specially designed text-based Internet sites on an interactive basis. Sprint PCS has agreements with Internet providers including Yahoo!, Bloomberg.com, CNN.com, Amazon.com, FOXSports.com, GetThere.com, AmeriTrade.com, MapQuest.com and weather.com to provide services for the Sprint PCS Wireless Web. Sprint PCS offers various pricing options including a fixed number of updates or a bundle of data minutes as add-ons to existing Sprint PCS "Free and Clear" calling plans or a bundle of minutes for a set price that can be used for either data or voice.

    VOICE COMMAND

    UbiquiTel offers Sprint PCS' Voice Command feature, which uses state-of-the-art speech recognition technology to allow users to place calls by speaking a name from an address book or by speaking a number. Voice Command works with each Sprint PCS phone model marketed by Sprint PCS. This feature eliminates the need to have a listing of phone numbers, and provides the safety of making wireless calls with Sprint PCS virtually hands free.

    ADVANCED HANDSETS

    UbiquiTel offers two types of handsets, a single band/single mode and a dual-band/dual mode, with various advanced features and technology. Our code division multiple access single-band/single-mode handsets, weighing approximately five to seven ounces, offer up to five days of standby time and approximately four hours of talk time. Our dual-band/dual-mode handsets allow customers to make and receive calls on both PCS and cellular frequency bands with the applicable digital or analog technology. These handsets allow roaming on cellular networks where Sprint PCS digital service is not available. All handsets are co-branded with the vendor and the Sprint and Sprint PCS brand names and are equipped with preprogrammed features such as caller ID, call waiting, phone books, speed dial and last number redial.

    PRIVACY AND SECURITY

    Sprint PCS provides voice transmissions encoded into a digital format with a significantly lower risk of cloning and eavesdropping than on other analog or digital based systems. Sprint PCS customers using dual-band/dual-mode handsets in analog mode do not have the benefit of digital security.

    IMPROVED VOICE QUALITY

    UbiquiTel believes the Sprint PCS code division multiple access technology offers significantly improved voice quality, more powerful error correction, less susceptibility to call fading and enhanced interference rejection, all of which results in fewer dropped calls.

    CUSTOMER SERVICE

    Sprint PCS provides toll free customer care services to customers based in our markets under our Sprint PCS services agreement. Sprint PCS offers customer care 24 hours a day, seven days a week. All Sprint PCS handsets are preprogrammed with a speed dial feature that allows customers to easily reach customer care at any time. In addition to these services provided through our agreement with Sprint PCS, UbiquiTel will also provide local customer service at each of our retail stores.

    SIMPLE ACTIVATION

    Customers can purchase a Sprint PCS handset at a retail location and activate their service and program the handset by calling Sprint PCS customer care.

    OTHER SERVICES

    Sprint PCS' research and development lab is continuously working with technology and equipment providers to develop new products and services. UbiquiTel will work with Sprint PCS to develop and adopt complimentary service offerings to introduce in our markets.

TRAVELING AND ROAMING

    SPRINT PCS TRAVELING

    Sprint PCS traveling includes both inbound Sprint PCS traveling, when a Sprint PCS subscriber based outside of our markets uses our portion of the Sprint PCS network, and outbound Sprint PCS traveling, when a Sprint PCS subscriber based in our markets uses the Sprint PCS network outside of our markets. Sprint PCS pays UbiquiTel a per minute fee for inbound Sprint PCS traveling. Similarly, UbiquiTel pays a per minute fee to Sprint PCS for outbound Sprint PCS traveling. Pursuant to our management agreement with Sprint PCS, Sprint PCS has the discretion to change the per minute rate for Sprint PCS traveling fees. Because UbiquiTel serves smaller markets adjacent to larger metropolitan areas, UbiquiTel believes inbound Sprint PCS traveling will exceed outbound Sprint PCS traveling. See

"Risk Factors--Risks Particular to Our Relationship with Sprint PCS--We may not receive as much Sprint PCS travel revenue as we anticipate because Sprint PCS can change the rate we receive or fewer people may travel on our network."

    NON-SPRINT PCS ROAMING

    Non-Sprint PCS roaming includes both inbound non-Sprint PCS roaming, when a non-Sprint PCS subscriber uses our portion of the Sprint PCS network, and outbound non-Sprint PCS roaming, when a Sprint PCS subscriber based in our markets uses a non-Sprint PCS network. Pursuant to roaming agreements between Sprint PCS and other wireless service providers, when another wireless service provider's subscriber uses our portion of the Sprint PCS network, UbiquiTel earns inbound non-Sprint PCS roaming revenue. These wireless service providers must pay fees for their subscribers' use of our portion of the Sprint PCS network, and as part of our management agreement with Sprint PCS, UbiquiTel is entitled to 92% of these fees. Currently, pursuant to our services agreement with Sprint PCS, Sprint PCS bills these wireless service providers for these fees. When another wireless service provider provides service to one of the Sprint PCS subscribers based in our markets, UbiquiTel pays outbound non-Sprint PCS roaming fees directly to that provider. Sprint PCS, pursuant to our current services agreement with Sprint PCS, then bills the Sprint PCS subscriber for use of that provider's network at rates specified in his or her contract and pays UbiquiTel 100% of this outbound non-Sprint PCS roaming revenue collected from that subscriber on a monthly basis. As a result, UbiquiTel retains the collection risk for outbound non-Sprint PCS roaming fees incurred by the subscribers based in our markets.

MARKETING STRATEGY

    Our marketing and sales strategy uses Sprint PCS' proven strategies and developed national distribution channels that have helped generate the highest incremental wireless penetration of any cellular or PCS provider in the United States. In the fourth quarter of 2000, Sprint added approximately 1.25 million new subscribers, leading the U.S. wireless industry in quarterly subscriber growth for the tenth consecutive quarter. In 2000, Sprint PCS added more than
4.0 million new wireless subscribers. These statistics may not reflect Sprint PCS' future growth rate nor our growth rate. UbiquiTel plans to enhance Sprint PCS' proven strategies with strategies tailored to our specific markets.

    BRAND EQUITY

    UbiquiTel features exclusively and prominently the nationally recognized Sprint and Sprint PCS brand names in our marketing efforts. From the customers' point of view, they will use our PCS network and the Sprint PCS national network seamlessly as a unified national network.

    PRICING

    UbiquiTel uses the Sprint PCS pricing strategy to offer customers in our markets simple, easy to understand service plans. Sprint PCS' consumer pricing plans are typically structured with competitive monthly recurring charges, large local calling areas, service features such as voicemail, enhanced caller ID, call waiting and three-way calling and competitive per-minute rates. Lower per-minute rates relative to analog cellular providers are possible in part because the code division multiple access system that both UbiquiTel and Sprint PCS employ has greater capacity than current analog cellular systems, enabling UbiquiTel to market high usage customer plans at lower prices. All of Sprint PCS' current pricing plans:

    - include minutes in any Sprint PCS market (with no traveling charges);

    - are feature-rich and generally require no annual contracts or hidden charges;

    - offer a wide selection of phones to meet the needs of consumers and businesses; and

    - provide a limited-time money back guarantee on Sprint PCS phones.

    In addition, Sprint PCS' national "Free and Clear" calling plans, which offer simple, affordable plans for every consumer and business customer, include free long distance calling from anywhere on its nationwide network.

    LOCAL FOCUS

    Our local focus enables UbiquiTel to supplement Sprint PCS' marketing strategies with our own strategies tailored to each of our specific markets. This includes attracting local businesses to enhance our distribution and drawing on our management team's experience in our markets. UbiquiTel uses local radio, television and newspaper advertising to sell our products and services in each of our launched markets. UbiquiTel is building a local sales force to execute our marketing strategy targeted to business sales as we launch commercial service in our markets. In addition, Sprint PCS' existing agreements with national retailers provide UbiquiTel with access to over 350 retail locations in our markets.

    ADVERTISING AND PROMOTIONS

    Sprint PCS promotes its products through the use of national as well as regional television, radio, print, outdoor and other advertising campaigns. UbiquiTel benefits from the national advertising at minimal costs to UbiquiTel. UbiquiTel has the right to use any promotion or advertising materials developed by Sprint PCS and only has to pay the incremental cost of using those materials, such as the cost of local radio and television advertisement placements, advertisement production and material costs and incremental printing costs. UbiquiTel also benefits from any advertising or promotion of Sprint PCS products and services by third party retailers in our markets, such as RadioShack, Circuit City, OfficeMax and Best Buy. UbiquiTel must pay the cost of specialized Sprint PCS print advertising by third party retailers. Sprint PCS also runs numerous promotional campaigns that provide customers with benefits such as additional features at the same rate or free minutes of use for limited time periods. UbiquiTel offers these promotional campaigns to potential customers in our markets.

    SPONSORSHIPS

    Sprint PCS is a sponsor of numerous selective, broad-based national, regional and local events. These sponsorships provide Sprint PCS with brand name and product recognition in high profile events, provide a forum for sales and promotional events and enhance our promotional efforts in our markets.

    BUNDLING OF SERVICES

    UbiquiTel intends to take advantage of the complete array of communications services offered by bundling Sprint PCS services with other Sprint products, such as long distance and Internet access.

SALES AND DISTRIBUTION

    Our sales and distribution plan mirrors Sprint PCS' proven multiple channel sales and distribution plan. Key elements of our sales and distribution plan consist of the following:

    SPRINT PCS RETAIL STORES

    UbiquiTel operates company-owned Sprint PCS branded retail stores throughout our markets. UbiquiTel presently has six retail stores in operation, including three in the Reno/Tahoe/Northern California market, two in the Spokane/Montana market and one in the Southern Idaho/Utah/Nevada market. UbiquiTel expects to open an additional eight retail stores by late April 2001, including two in the Reno/Tahoe/Northern California market, one in the Spokane/Montana market, three in the Southern Idaho/Utah/Nevada market and two in the Southern Indiana/Kentucky market. These stores are generally located in major traffic centers within our markets, providing UbiquiTel with a strong local presence and a high degree of visibility. UbiquiTel trains our sales representatives to be informed and persuasive advocates for Sprint PCS' services. Following the Sprint PCS model, these stores are designed to facilitate retail sales, activation, bill collection and customer service. UbiquiTel plans to have approximately 25 stores by the end of 2001 when UbiquiTel is commercially active in all our markets and continue adding stores as market conditions require.

    SPRINT STORE WITHIN A RADIOSHACK STORE

    Sprint has an exclusive arrangement with RadioShack to install a "store within a store," making Sprint PCS the exclusive brand of PCS sold through RadioShack stores. RadioShack currently has over 150 stores in our markets.

    OTHER NATIONAL THIRD PARTY RETAIL STORES

    In addition to RadioShack, UbiquiTel expects to benefit from the distribution agreements established by Sprint PCS with other national retailers which currently include Best Buy, Kmart, Staples, Circuit City, OfficeMax, Office Depot, Ritz Camera, Target, Good Guys, Comp USA, Dillards and Heileg-Meyers. These retailers currently have over 200 retail stores in our markets.

    NATIONAL ACCOUNTS AND DIRECT SELLING

    UbiquiTel participates in Sprint PCS' national accounts program. Sprint PCS has a national accounts team which focuses on the corporate headquarters of Fortune 1000 companies. Once a representative reaches an agreement with the corporate headquarters, UbiquiTel services the offices of that corporation located in our markets. Our direct sales force will target the employees of these corporations in our markets and cultivate other local business clients.

    UbiquiTel is required to submit monthly reports to Sprint PCS that track sales to these accounts. Sprint PCS determines how revenue unit credit is attributed to national accounts in our markets.

    UbiquiTel must follow an activation and fulfillment process for our national accounts that are established by Sprint PCS, which includes procedures for transmitting, activating and filling orders. These procedures also address:

    - administrative requirements,

    - transfer of services among Sprint PCS markets,

    - equipment return policies,

    - customer proposal support, and

    - credit policies.

    Sprint PCS has established specific roles and responsibilities for the national accounts program. These roles and responsibilities set forth how compensation is determined for national sales and area sales, specific strategies for closing sales and account management. Sprint PCS also establishes criteria for determining national sales and area sales based on dollar revenues and metropolitan areas in the defined area.

    INBOUND TELEMARKETING

    Sprint PCS provides inbound telemarketing sales when customers call from our markets. As the exclusive provider of Sprint PCS products and services in our market, UbiquiTel uses the national

Sprint 1-800-480-4PCS number campaigns that generate call-in leads. These leads are then handled by Sprint PCS' inbound telemarketing group.

    ELECTRONIC COMMERCE

    Sprint PCS' Internet site contains information on Sprint PCS products and services. A visitor to Sprint PCS' Internet site can order and pay for a handset and select a rate plan. Customers visiting the site can review the status of their account, including the number of minutes used in the current billing cycle. Customers in our markets who purchase products and services over the Sprint PCS Internet site will be customers of our PCS network.

TECHNOLOGY

    GENERAL

    In the commercial mobile wireless communication industry there are two principal services licensed by the Federal Communications Commission for transmitting two-way, real time voice and data signals: "cellular" and wireless "personal communications services." In addition, enhanced specialized mobile radio service, a relatively new but not yet widely used technology, also allows for interconnected two-way real time voice and data services. The Federal Communications Commission licenses these services on a geographic basis, using distinct radio spectrum bands. Cellular service, which uses a portion of the 800 MHz spectrum, was the original form of widely-used commercial mobile wireless voice communications. Cellular systems were originally analog-based, but over the last several years cellular operators have been providing digital service, usually as a complement to analog service in most of the major metropolitan markets. In 1994, the Federal Communications Commission allocated the 1850-1990 MHz band for wireless high capacity, commonly referred to as broadband, personal communications services to be provided utilizing digital technology.

    Both analog and digital mobile wireless communications systems, whether wireless broadband personal communications services or cellular service, are divided into multiple geographic coverage areas, known as "cells." In both wireless personal communications services and cellular systems, each cell contains a transmitter, a receiver and signaling equipment, known as the radio communications site. The radio communications site is connected by microwave or traditional telephone lines to a switch that uses computers to control the operation of the cellular or digital wireless personal communications services system. The switch:

    - controls the transfer of calls from radio communications site to radio communications site as a subscriber's handset travels;

    - coordinates calls to and from handsets;

    - allocates calls among the radio communications sites within the system;
      and

    - connects calls to the local wireline telephone system or to a long distance carrier.

    Wireless communications providers establish interconnection agreements with local telephone companies and long distance telephone companies, thereby integrating their system with the existing communications system. Because the signal strength of a transmission between a handset and a radio communications site declines as the handset moves away from the radio communications site, the switching office and the radio communications site monitor the signal strength of calls in progress. When the signal strength of a call declines to a predetermined level, the switching office may "hand off" the call to another radio communications site where the signal strength is stronger.

    Digital wireless broadband personal communications services differ from traditional analog cellular service principally in that digital wireless broadband personal communications services systems use frequencies in a higher spectrum band and employ advanced digital technology. Analog-based systems send signals in which the transmitted signal resembles the input signal, the caller's voice. Digital systems convert voice or data signals into a stream of digits that permit a single radio channel to carry multiple simultaneous transmissions. Digital systems also achieve greater frequency reuse than analog systems resulting in greater capacity than analog systems. This enhanced capacity, along with enhancements in digital protocols, allows digital-based wireless technologies, whether using wireless broadband personal communications services or cellular service frequencies, to provide greater call privacy and stronger data transmission, such as facsimile, electronic mail and connecting laptop computers with computer/data networks. Moreover, digital technology also permits the provision of enhanced services such as caller ID.

    Digital wireless signal transmission is accomplished through the use of various forms of frequency management technology or "air interface protocols." The Federal Communications Commission has not mandated a universal air interface protocol for wireless personal communications services systems. Digital wireless personal communications systems operate under one of three principal air interface protocols, code division multiple access, commonly referred to as CDMA, time division multiple access, commonly referred to as TDMA, or global system for mobile communications, a form of time division multiple access commonly referred to as GSM. Each of these three digital technologies is incompatible with the other two. Thus, for example, a subscriber of a system that utilizes code division multiple access technology is unable to use his or her code division multiple access handset when traveling in an area not served by code division multiple access-based wireless personal communications services operators, unless the customer carries a dual-band/dual-mode handset that permits the customer to default to an analog cellular system in that area. The same issue exists in the case of users of time division multiple access or global system for mobile communications systems. Many of the digital wireless personal communications services operators now have dual-mode or tri-mode handsets available to their customers. Because not all areas of the country are served by each of the three digital modes, these handsets will remain necessary for segments of the subscriber base.

CODE DIVISION MULTIPLE ACCESS TECHNOLOGY

    Sprint PCS' national network and its affiliates' networks all use digital code division multiple access technology. UbiquiTel believes that code division multiple access provides important system performance benefits such as:

    GREATER CAPACITY

    UbiquiTel believes, based on studies by code division multiple access manufacturers, that code division multiple access systems can provide system capacity that is approximately seven to ten times greater than that of current analog technology and approximately three times greater than time division multiple access and global system for mobile communications systems. Additionally, UbiquiTel believes that code division multiple access technology will not require network overlay to transmit data.

    PRIVACY AND SECURITY

    One of the benefits of code division multiple access technology is that it combines a constantly changing coding scheme with a low power signal to enhance call security and privacy.

    SOFT HAND-OFF

    Code division multiple access systems transfer calls throughout the code division multiple access network using a technique referred to as a soft hand-off, which connects a mobile customer's call with a new radio communications site while maintaining a connection with the radio communications site currently in use. Code division multiple access networks monitor the quality of the transmission received by multiple radio communications sites simultaneously to select a better transmission path and to ensure that the network does not disconnect the call in one cell unless replaced by a stronger signal from another radio communications site. Analog, time division multiple access and global system for mobile communications networks use a "hard hand-off" and disconnect the call from the current radio communications site as it connects with a new one without any simultaneous connection to both radio communications sites.

    SIMPLIFIED FREQUENCY PLANNING

    Frequency planning is the process used to analyze and test alternative patterns of frequency use within a wireless network to minimize interference and maximize capacity. Unlike time division multiple access and global system for mobile communications based systems, code division multiple access based systems can reuse the same subset of allocated frequencies in every cell, substantially reducing the need for costly frequency reuse patterning and constant frequency plan management.

    LONGER BATTERY LIFE

    Due to their greater efficiency in power consumption, code division multiple access handsets can provide longer standby time and more talk time availability when used in the digital mode than handsets using alternative digital or analog technologies.

    While code division multiple access has the inherent benefits discussed above, time division multiple access networks are generally less expensive when overlaying existing analog systems since the time division multiple access spectrum usage is more compatible with analog spectrum planning. In addition, global system for mobile communications technology allows multi-vendor equipment to be used in the same network to a larger extent than code division multiple access platforms. This, along with the fact that the global system for mobile communications technology is currently more widely used throughout the world than code division multiple access, provides economies of scale for handset and equipment purchases. A standards process is also underway which will allow wireless handsets to support analog, time division multiple access and global system for mobile communications technologies in a single unit. Currently, there are no plans to have code division multiple access handsets that support either the time division multiple access or global system for mobile communications technologies.

COMPETITION

    UbiquiTel will compete throughout our markets with both incumbent cellular and PCS providers. The cellular providers in our markets serve different geographic segments, with Verizon and AT&T Wireless Services covering our three western regional markets, and Verizon and Cingular servicing the midwestern market of Southern Indiana/Kentucky.

    Competition from PCS providers is significantly more fragmented, with a number of different operators competing with incompatible air-interface technologies. In the Reno/Tahoe/Northern California market, Cingular is the principle PCS competitor operating with GSM air-interface technology, and Nextel also competes with UbiquiTel as a TDMA operator. In the metropolitan area of Spokane, our network competes with the GSM operator VoiceStream, the CDMA operator Verizon, the TDMA operator Nextel and the CDMA operator Qwest. In Montana, regional operators Three River Wireless and Black Foot compete with small CDMA networks. PCS competitors in the Southern Idaho/Utah market consist primarily of the GSM operator VoiceStream, a small start-up CDMA carrier South Central Communications operating in St. George and southern Utah, and also includes the TDMA operator Nextel and the CDMA operator Qwest. In the Southern Indiana/Kentucky market, CDMA operator Cingular and GSM operators VoiceStream and PowerTel compete for different markets. Leap Wireless, which does business as Cricket Communications, is expected to shortly enter the Spokane and Southern Idaho/Utah markets as a PCS provider using CDMA technology.

    UbiquiTel also faces competition from resellers in each of our markets, which provide wireless services to customers but do not hold Federal Communications Commission licenses or own facilities. Instead, the resellers buy blocks of wireless telephone numbers and capacity from a licensed carrier and resell services through their own distribution network to the public. The Federal Communications

Commission currently requires all cellular and wireless personal communications services licensees to permit resale of carrier services to a reseller.

    In addition, UbiquiTel competes with existing communications technologies such as paging, enhanced specialized mobile radio service dispatch and conventional telephone companies in our markets. Potential users of wireless personal communications services systems may find their communications needs satisfied by other current and developing technologies. One or two-way paging or beeper services that feature voice messaging and data display as well as tone-only service may be adequate for potential customers who do not need to speak to the caller.

    In the future, UbiquiTel expects to face increased competition from entities providing similar services using the same, similar or other communications technologies, including satellite-based telecommunications and wireless cable systems and other traditional telephone networks. While some of these technologies and services are currently operational, others are being developed or may be developed in the future.

    Many of our competitors have significantly greater financial and technical resources and subscriber bases than UbiquiTel does. Some of our competitors also have well established infrastructures, marketing programs and brand names. In addition, some of our competitors may be able to offer regional coverage in areas not served by the Sprint PCS network, or, because of their calling volumes or relationships with other wireless providers, may be able to offer regional roaming rates that are lower than those UbiquiTel will offer. Wireless personal communications services operators will likely compete with UbiquiTel in providing some or all of the services available through the Sprint PCS network and may provide services that UbiquiTel does not. Additionally, UbiquiTel expects that existing cellular providers will continue to upgrade their systems to provide digital wireless communication services competitive with Sprint PCS. Recently, there has been a trend in the wireless communications industry towards consolidation of wireless service providers through joint ventures, mergers and acquisitions. UbiquiTel expects this consolidation to lead to larger competitors over time. These larger competitors may have substantial resources or may be able to offer a variety of services to a large customer base.

    Over the past several years the Federal Communications Commission has auctioned, and will continue to auction, large amounts of wireless spectrum that could be used to compete with Sprint PCS services. In 2000, the Federal Communications Commission reclaimed certain 700 MHz band spectrum previously allocated for UHF television broadcast use. The Federal Communications Commission will conduct an auction for that reclaimed 700 MHz spectrum beginning on September 12, 2001. Based upon increased competition, UbiquiTel anticipates that market prices for two-way wireless services generally will decline in the future. UbiquiTel will compete to attract and retain customers principally on the basis of:

    - the strength of the Sprint and Sprint PCS brand names, services and features;

    - the national presence of Sprint PCS;

    - the location of our markets;

    - our network coverage and reliability;

    - customer care; and

    - pricing.

    Our ability to compete successfully will also depend, in part, on our ability to anticipate and respond to various competitive factors affecting the industry, including:

    - new services and technologies that may be introduced;

    - changes in consumer preferences;

    - demographic trends;

    - economic conditions; and

    - discount pricing strategies by competitors.

INTELLECTUAL PROPERTY

    The Sprint diamond design logo is a service mark registered with the United States Patent and Trademark Office. The service mark is owned by Sprint. UbiquiTel uses the Sprint and Sprint PCS brand names, the Sprint diamond design logo and other service marks of Sprint in connection with marketing and providing wireless services within our markets. Under the terms of the trademark and service mark license agreements with Sprint and Sprint PCS, UbiquiTel does not pay a royalty fee for the use of the Sprint and Sprint PCS brand names and Sprint service marks.

    Except in instances that are noncompetitive and other than in connection with the national distribution agreements, Sprint PCS has agreed not to grant to any other person a right or license to use the licensed marks in our markets. In all other instances, Sprint PCS reserves the right to use the licensed marks in providing its services within or without our markets.

    The trademark license agreements contain numerous restrictions with respect to the use and modification of any of the licensed marks. See "UbiquiTel's Sprint PCS Agreements--The Trademark and Service Mark License Agreements" for more information on this topic.

EMPLOYEES

    As of March 5, 2001, UbiquiTel employed 202 full-time employees. None of our employees are represented by a labor union. UbiquiTel believes that our relations with our employees are good.

PROPERTIES

    Our headquarters are located in Conshohocken, Pennsylvania and UbiquiTel leases space in a number of locations, primarily for our regional offices, switching centers and retail stores. As of March 5, 2001, our material leased properties were as listed below:

PURPOSE                                 LOCATION                         SQUARE FEET      LEASE TERM
-------               ---------------------------------------------      -----------      ----------
Office space lease    One West Elm Street, Suite 400                        20,000         10 years
                      Conshohocken, Pennsylvania

    UbiquiTel has four leased switching centers, one in each major market, and also has leased general administrative office space in each major market. UbiquiTel presently operates six leased retail stores, three in the Reno/Tahoe/Northern California market in Carson City, Reno and Sparks, Nevada, two in the Spokane/Montana market in two locations in Spokane, Washington and one in the Southern Idaho/ Utah/Nevada market in Logan, Utah. By late
April 2001, UbiquiTel expects to be operating an additional eight leased retail stores, two in the Reno/Tahoe/Northern California market in Chico and Redding, California, one in the Spokane/Montana market in Lewiston, Idaho, three in the Southern Idaho/Utah/Nevada market in two locations in Boise, Idaho and one in St. George, Utah, and two in the Southern Indiana/Kentucky market in Evansville and Terre Haute, Indiana.

LEGAL PROCEEDINGS

    UbiquiTel is not a party to any pending legal proceedings that UbiquiTel believes would, if adversely determined, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.

ENVIRONMENTAL COMPLIANCE

    UbiquiTel anticipates that our environmental compliance expenditures will primarily result from the operation of standby power generators for our telecommunications equipment and compliance with various environmental rules during network build-out and operations. The expenditures are expected to arise in connection with standards compliance or permits which are usually related to generators, batteries or fuel storage. Our environmental compliance expenditures are not expected to be material to our operations in the future.

   UBIQUITEL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

OVERVIEW

    In October 1998, a limited liability company whose sole member was The Walter Group, entered into a management agreement with Sprint PCS whereby it became the Sprint PCS affiliate with the exclusive right to provide 100% digital, 100% PCS services under the Sprint and Sprint PCS brand names in the Reno/Tahoe market. The limited liability company subsequently changed its name to UbiquiTel L.L.C. In November 1999, UbiquiTel L.L.C. assigned the management and related agreements to UbiquiTel Inc. UbiquiTel L.L.C. had no operations or financial transactions prior to the assignment of these agreements to UbiquiTel Inc.

    In December 1999, we amended our management agreement with Sprint PCS to expand to markets to include a total of 7.7 million residents in the western and midwestern United States.

    In March 2000, UbiquiTel Operating Company entered into a new
$250.0 million credit facility.

    In April 2000, we completed a sale of 300,000 units consisting of senior subordinated discount notes and warrants to purchase, in the aggregate, 3,579,000 shares of UbiquiTel's common stock. We received gross proceeds of approximately $152.3 million from the sale of the units.

    In April 2000, we acquired Sprint PCS' Spokane, Washington PCS network and related assets for $35.5 million in cash. We acquired switching equipment, transmitting and receiving equipment at 41 radio communications sites, ancillary equipment, prepaid expenses, goodwill and customer lists. The Spokane market did not launch operations until December 16, 1996, and had no significant revenues until 1997. We also acquired from Sprint certain network equipment in Logan, Utah and Las Vegas, Nevada.

    In June 2000, UbiquiTel sold 12,500,000 shares of its common stock in its initial public offering. In July 2000, UbiquiTel sold an additional 780,000 shares of its common stock upon exercise of a portion of the underwriters' overallotment option. We received gross proceeds of approximately
$106.2 million from the offering, including the exercise of the overallotment option.

    During the quarter ended March 31, 2001, we launched three markets, including Logan, Utah, Lewiston, Idaho and Boise, Idaho, for a total coverage of approximately 2.6 million residents as of March 31, 2001. As of March 31, 2001, we had approximately 21,900 subscribers. We expect to cover approximately 55% of the resident population in our markets by the end of 2001.

    Until June 30, 2000, we were a development stage company with very limited operations and revenues, significant losses and substantial capital requirements. From our inception on September 29, 1999 through March 31, 2001, we have incurred losses of approximately $62.7 million. We expect to continue to incur significant operating losses and to generate significant negative cash flow from operating activities until at least 2003 while we develop and construct our PCS network and build our customer base. Through March 31, 2001, we incurred approximately $156.5 million of capital expenditures, inclusive of approximately $18.4 million worth of network equipment acquired as part of Spokane market purchase.

    As a Sprint PCS affiliate, we do not own the licenses to operate our network and instead, we pay Sprint PCS for the use of its licenses. Under our management agreement with Sprint PCS, Sprint PCS is entitled to receive 8.0% of all collected revenue from Sprint PCS subscribers based in our markets and fees from wireless service providers other than Sprint PCS when their subscribers roam into our network. We are entitled to 100% of revenues collected from the sale of handsets and accessories from our stores, on roaming revenues received when Sprint PCS customers from a different territory make a wireless call on our PCS network, and on roaming revenues from non-Sprint PCS customers. We are responsible for building, owning and managing the portion of the Sprint PCS network located in our markets under the Sprint and Sprint PCS brand names. Sprint PCS paid approximately $90.0 million for the PCS licenses in our markets and will incur additional expenses for microwave clearing. Our results of operations are dependent on Sprint PCS' network and, to a lesser extent, on the networks of other Sprint PCS affiliates.

    As a Sprint PCS affiliate, we purchase a full suite of support services from Sprint PCS. Initially, the charges for these services will be lower than if we provided these services ourselves. In addition, we expect that, by using these established services, our capital expenditures and demands on our management's time in connection with support services will be lower than if we developed and provided the services ourselves. We have access to these services during the term of our Sprint PCS management agreement unless Sprint PCS provides us at least nine months' advance notice of its intention to terminate any particular service. Because of the economic benefits to us, we are purchasing: customer billing and collections; customer care; subscriber activation including credit verification; handset logistics; network operations control center monitoring; national platform interconnectivity; voice mail; directory assistance and operator services; long distance; and roaming clearinghouse services. If Sprint PCS terminates any of these services or increases the amount it charges us for any of these services, our operating costs may increase and our operations may be interrupted or restricted.

RESULTS OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2001 COMPARED TO THE QUARTER ENDED MARCH 31,
  2000

CUSTOMER ADDITIONS

    As of March 31, 2001, the company provided personal communication services to approximately 21,900 customers resulting from the acquisition of the Spokane market from Sprint on April 15, 2000 and subsequent activations in our launched markets. There were no Sprint PCS customers in UbiquiTel's markets as of March 31, 2000, except in Spokane, which was under Sprint PCS ownership as of that date.

REVENUES

    SUBSCRIBER REVENUE. Subscriber revenue during the quarter ended March 31, 2001 was approximately $3.0 million. This consisted of monthly recurring service charges and monthly non-recurring charges for local, long distance, travel and roaming airtime usage in excess of the pre-subscribed usage plan received from Sprint PCS subscribers based in our markets. Our customers' charges are dependent on their rate plans, based on the number of minutes included in their plan. These plans generally reflect the terms of national plans offered by Sprint PCS and are issued from month-to-month. Subscriber revenue was reported net of approximately $430,000 in customer sales incentive during the quarter. There was no subscriber revenue reported during the quarter ended March 31, 2000.

    SPRINT PCS TRAVEL REVENUE. Sprint PCS travel revenue is generated on a per-minute rate when a Sprint PCS subscriber based outside our markets uses our portion of the Sprint PCS network. During the quarter ended March 31, 2001, we generated approximately $2.7 million in travel revenue from our markets where we have launched operations. During the quarter ended
    March 31, 2000, we generated approximately $69,000 in travel revenue from our network in Auburn/Grass Valley, CA.

    On April 27, 2001, Sprint PCS announced it had reached an agreement in principle with the Sprint PCS affiliates, including UbiquiTel, to reduce the reciprocal travel rate exchanged between Sprint PCS and the affiliates. The rate will be reduced from the current 20 cents per minute of use to 15 cents beginning June 1, 2001, and to 12 cents beginning October 1, 2001. Beginning January 1,

    2002, and for the remainder of the term of UbiquiTel's management agreement with Sprint PCS, the rate will be adjusted to provide a fair and reasonable return on the cost of the underlying network. UbiquiTel expects that the new travel rate plan should not have any material effect on its financial condition.

    NON-SPRINT PCS ROAMING REVENUE. Non-Sprint PCS roaming revenue is generated when a non-Sprint PCS subscriber uses our portion of the Sprint PCS network. We earned approximately $112,000 in non-Sprint roaming revenue during the quarter. There was no significant non-Sprint roaming revenue during the quarter ended March 31, 2000.

    During the quarter ended March 31, 2001, our average monthly revenue per user including travel and roaming revenues was approximately $110, and without travel and roaming revenues was approximately $61. We recognized approximately $430,000 in customer sales incentive as a reduction in revenue during the quarter. Our average monthly revenue per user, net of the sales incentive, was approximately $103 including travel and roaming, and approximately $54 without travel and roaming. There were no comparable statistics for the quarter ended March 31, 2000.

    PRODUCT SALES REVENUE. Product sales revenue is generated from the sale of handsets and accessories through our retail stores. We record and retain 100% of the revenue from the sale of handsets and accessories, net of an allowance for returns, as product sales revenue. The amount recorded during the quarter ended March 31, 2001 for product sales totaled approximately $211,000. There were no product sales for the quarter ended March 31, 2000.

COST OF SERVICE AND OPERATIONS

    NETWORK OPERATIONS EXPENSES. Expenses totaling approximately $5.2 million were incurred during the quarter ended March 31, 2001 related to network operations which included radio communications site lease costs, utilities, network control maintenance, network control site leases, engineering personnel, transport facilities and interconnect charges. During the quarter ended March 31, 2000, network operating expenses totaled approximately $216,000.

    ROAMING AND TRAVEL EXPENSES. We pay Sprint PCS travel fees on a per-minute rate when our customers use the Sprint PCS network outside our markets. As described above, Sprint PCS recently reached an agreement with its affiliates to change this rate. We pay roaming fees to other wireless providers when our customers use their network. During the quarter ended March 31, 2001, we paid a total of approximately $1.1 million in roaming and travel fees. There were no payments for roaming and travel fees during the quarter ended March 31, 2000.

    OPERATING EXPENSES. Other operating expenses totaling approximately $523,000 were incurred during the quarter ended March 31, 2001. This included fees we paid to Sprint PCS for the use of their support services, including billing and collections services and customer care. There were no comparable payments made during the quarter ended March 31, 2000.

COST OF PRODUCTS SOLD

    The cost of products sold totaled approximately $1.0 million during the quarter ended March 31, 2001. This includes the cost of handsets and accessories. The cost of handsets exceeds the retail sales price because we subsidize the cost of handsets, consistent with industry practice. There were no cost of products sold during the quarter ended March 31, 2000.

SELLING AND MARKETING

    Selling expenses relate to our distribution channels, sales representatives, sales support personnel, our retail stores, advertising programs and residual commissions. This also included pre-selling costs incurred in preparing our new markets for sales activities. We incurred expenses of approximately

$3.3 million and $53,000 during the quarters ended March 31, 2001 and 2000, respectively. At March 31, 2001 and 2000, there were approximately 141 and 2 employees, respectively, performing sales and marketing functions.

GENERAL AND ADMINISTRATIVE

    We incurred general and administrative expenses (excluding non-cash expenses) totaling approximately $3.0 million and $613,000 during the quarters ended March 31, 2001 and 2000, respectively. General and administrative expenses include our corporate executive payroll, compensation and benefits, insurance and facilities, information technology and local market finance and administration expenses. This also includes the fees we paid to Sprint PCS for management support.

NON-CASH COMPENSATION FOR GENERAL AND ADMINISTRATIVE MATTERS

    During the quarters ended March 31, 2001 and 2000, non-cash compensation for general and administrative matters totaled approximately $123,000 and $119,000, respectively. The company applies the provisions of APB Opinion No. 25 and related interpretations in accounting for its equity incentive plan. Unearned stock option compensation is recorded for the difference between the exercise price and the fair market value of the company's stock at the date of grant and is recognized as non-cash stock option compensation expense in the period in which the related services are rendered.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expense for the quarters ended March 31, 2001 and 2000 totaled approximately $2.1 million and $25,000, respectively. We depreciate our property and equipment using the straight-line method over five to ten years. Amortization of intangible assets is over 2 to 20 years.

INTEREST INCOME

    For the quarters ended March 31, 2001 and 2000, interest income was approximately $3.6 million and $380,000, respectively. This was generated from cash proceeds from our private equity sales, the initial public offering, senior subordinated discount notes and drawings under the senior secured credit facility. The proceeds were invested in short-term liquid investments. As capital expenditures are made to complete the build-out of our network, decreasing cash balances may result in lower interest income for the remainder of 2001.

INTEREST EXPENSE

    Interest expense totaled approximately $7.4 million during the quarter ended March 31, 2001. We accrue interest at a rate of 14% per annum on our senior subordinated discount notes through April 15, 2005 and will pay interest semiannually in cash thereafter. Interest on our senior credit facility was accrued at the prime rate plus a specified margin until May 2000 and was subsequently rolled under the reserve adjusted London interbank offered rate, based on monthly contracts. During the quarter ended March 31, 2000, interest expense was approximately $345,000.

    Interest expense also included the amortized amount of deferred financing fees relating to our senior credit facility and senior subordinated discount notes. We expect our interest expense to increase in the future as we borrow under our senior credit facility to fund our network build-out and operating losses.

NET LOSS

    For the quarters ended March 31, 2001 and 2000, our net loss was approximately $14.1 million and $16.1 million, respectively.

FOR THE YEAR ENDED DECEMBER 31, 2000

CUSTOMER ADDITIONS

    As of December 31, 2000, the company provided personal communication services to approximately 16,600 customers resulting from the acquisition of Spokane market from Sprint on April 15, 2000 and subsequent activations in our five markets.

REVENUES

    SUBSCRIBER REVENUE. Subscriber revenue for the year ended December 31, 2000 was approximately $5.7 million. This consisted of monthly recurring service charges and monthly non-recurring charges for local, long distance, travel and roaming airtime usage in excess of the pre-subscribed usage plan received from Sprint PCS subscribers based in our territory. Our customers' charges are dependent on their rate plans, based on the number of minutes included in their plan. These plans generally reflect the terms of national plans offered by Sprint PCS and are issued from month-to-month.

    SPRINT PCS TRAVEL REVENUE. Sprint PCS travel revenue is generated on a per-minute rate when a Sprint PCS subscriber based outside our markets uses our portion of the Sprint PCS network. During the year ended December 31, 2000, we generated approximately $3.0 million in travel revenue from our networks in the five markets where we have launched full and limited operations.

    NON-SPRINT PCS ROAMING REVENUE. Non-Sprint PCS roaming revenue is generated when a non-Sprint PCS subscriber uses our portion of the Sprint PCS network. We earned approximately $194,000 in non-Sprint roaming revenue during the year.

    During the year ended December 31, 2000, our average monthly revenue per user including travel and roaming revenues, was approximately $91, and without roaming and travel revenues was approximately $59.

    OTHER REVENUE. Product sales revenue is generated from the sale of handsets and accessories through our retail stores. We record and retain 100% of the revenue from the sale of handsets and accessories, net of an allowance for returns, as product sales revenue. We generated approximately $703,000 in product sales during the year ended December 31, 2000.

    SALES INCENTIVES. UbiquiTel offers sales incentive to customers based on participation in Sprint PCS nationwide plans or on some company-specific incentive programs. Some of these incentives result in a reduction of customer invoices. Following the adoption of Emerging Issue Task Force Issue No. 00-14 in the fourth quarter of 2000, the company recognized a reduction in revenue of approximately $274,000. This was netted against reported other revenues for the year.

COST OF SERVICE AND OPERATIONS

    NETWORK OPERATIONS EXPENSES. Expenses totaling approximately $6.8 million were incurred during the year ended December 31, 2000 related to network operations which included radio communications site lease costs, utilities, network control maintenance, network control site leases, engineering personnel, transport facilities and interconnect charges.

    ROAMING AND TRAVEL EXPENSES. We pay Sprint PCS travel fees on a per-minute rate when our customers use the Sprint PCS network outside our markets. Pursuant to our management agreement, Sprint PCS can change this rate. We pay roaming fees to other wireless providers when our customers use their network. During the year ended December 31, 2000, we paid a total of approximately $1.5 million in roaming and travel fees.

    OPERATING EXPENSES. Other operating expenses totaling approximately $852,000 were incurred during the year ended December 31, 2000. This included fees we paid to Sprint PCS for the use of their support services, including billing and collections services and customer care, as well as our bad debt expense for the year.

COST OF PRODUCTS SOLD

    The cost of products sold totaled approximately $1.7 million during the year ended December 31, 2000. This includes the cost of handsets and accessories. The cost of handsets exceeds the retail sales price because we subsidize the cost of handsets, consistent with industry practice.

SELLING AND MARKETING

    Selling expenses relate to our distribution channels, sales representatives, sales support personnel, our retail stores, advertising programs and residual commissions. We incurred expenses of approximately $4.2 million during the year ended December 31, 2000. At December 31, 2000, there were approximately 75 employees performing sales and marketing functions.

GENERAL AND ADMINISTRATIVE

    We incurred general and administrative expenses (excluding non-cash expenses) totaling approximately $7.5 million during the year ended
December 31, 2000. General and administrative expenses include our corporate executive payroll, compensation and benefits, insurance and facilities, information technology and local market finance and administration expenses. This also includes the fees we paid to Sprint PCS for management support.

NON-CASH COMPENSATION FOR GENERAL AND ADMINISTRATIVE MATTERS

    During the year ended December 31, 2000, non-cash compensation for general and administrative matters totaled approximately $491,000. The company applies the provisions of APB Opinion No. 25 and related interpretations in accounting for its equity incentive plan. Unearned stock option compensation is recorded for the difference between the exercise price and the fair market value of the company's stock at the date of grant and is recognized as non-cash stock option compensation expense in the period in which the related services are rendered.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expense for the year ended December 31, 2000 totaled approximately $3.1 million. We depreciate our property and equipment using the straight-line method over five to ten years. Amortization of intangible assets is over 2 to 20 years.

INTEREST INCOME

    For the year ended December 31, 2000, interest income was approximately $12.9 million. This was generated from cash proceeds from our private equity sales, the initial public offering, senior subordinated discount notes and drawings under the senior secured credit facility. The proceeds were invested in short-term liquid investments. As capital expenditures are made to complete the build-out of our network, decreasing cash balances may result in lower interest income in future years.

INTEREST EXPENSE

    Interest expense totaled approximately $23.8 million during the year ended December 31, 2000. We accrue interest at a rate of 14% per annum on our senior subordinated discount notes through April 15, 2005 and will pay interest semiannually in cash thereafter. Interest on our senior credit facility was accrued at prime rate plus specified margin until May 2000 and was subsequently rolled under the reserve adjusted London interbank offered rate, based on monthly contracts.

    Interest expense also included the amortized amount of deferred financing fees relating to our senior credit facility and senior subordinated discount notes. We expect our interest expense to increase in the future as we borrow under our senior credit facility to fund our network build-out and operating losses.

NET LOSS

    For the year ended December 31, 2000, our net loss was approximately
$46.6 million, which included $14.6 million in payment and stock dividend accretion upon conversion of preferred stock to common stock and a $4.2 million extraordinary expense in connection with early extinguishments of debt.

FOR THE PERIOD FROM SEPTEMBER 29, 1999 (INCEPTION) TO DECEMBER 31, 1999

    From September 29, 1999 (inception) through December 31, 1999, our operating activities were focused primarily on developing a PCS business in portions of Nevada, including Reno, Carson City, Lake Tahoe and the transportation corridor west along I-80 to Auburn, California. During this period we did not generate any revenues and, as a result, have incurred operating losses since inception. During this period, total cumulative expenses of approximately $2.0 million were incurred. These expenses related to non-cash compensation for general and administrative matters, salaries and benefits, professional fees and interest expense.

    Non-cash compensation for general and administrative matters totaled approximately $1.4 million for the period. This expense was determined using the provisions of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and was based on the fair market value of the common stock underlying the options issued on November 1, 1999.

LIQUIDITY AND CAPITAL RESOURCES

    Since inception, our activities have consisted principally of raising capital, consummating and supporting our agreements with Sprint PCS, developing the initial design of our PCS network and adding to our management team. We have relied on the proceeds from equity and debt financing, rather than revenues, as our primary sources of capital. Specifically, operations during this development phase have been funded through equity infusions of $148.2 million in the form of preferred stock and our initial public offering and the proceeds of senior subordinated discount notes of $152.3 million. Cash interest on the senior subordinated discount notes will become payable on October 15, 2005.

    Completion of our PCS network will require substantial capital, which we expect could total approximately $172 million in 2001 to 2003. Our build-out plan includes the installation of three switches and over 500 radio communications sites by the end of 2001. In addition, we will develop approximately 25 company-owned Sprint PCS stores and associated administrative systems within the same time period. As of March 31, 2001, we have completed the construction of ten retail stores in our markets. We also had 207 radio communications sites generating revenues as of March 31, 2001.

    On March 31, 2000, we signed a senior secured credit agreement with Paribas, which consisted of a revolving loan of up to $55.0 million, a term loan A of $120.0 million and a term loan B of $75.0 million. Concurrently with the closing of our senior subordinated discount notes, we borrowed $75.0 million of term loans, which were funded into an escrow account. Also, on October 13, 2000, we made a drawing under the term loan A of $30.0 million as required under the credit agreement. The proceeds were also funded into the escrow account. These borrowings under the credit facility at March 31, 2001 bear interest at LIBOR plus 4.25% for the term loan B and LIBOR plus 3.25% for the term loan A. The escrow account will remain the property of our lenders and will not be released to us if an event of default has occurred under the credit agreement. Additionally, the escrow account will not be released to us until specified conditions have been satisfied. These conditions include, among others, evidence that we have used all of the proceeds from our sale of UbiquiTel Operating Company's senior subordinated discount notes and from our initial public offering to pay fees and expenses in connection with these offerings, to fund the build-out of our network or for other general corporate and working capital purposes. Our senior credit facility contains financial and other covenants customary for the wireless industry, and is secured by a first priority lien on our assets and a pledge by UbiquiTel of the capital stock of UbiquiTel Operating Company. Scheduled amortization payments of principal for the term loans under the senior credit facility begin on June 30, 2004. On March 1, 2001, UbiquiTel Operating Company and Paribas and the other lenders under the senior credit facility entered into a second amendment and consent to the credit agreement, whereby the lenders increased the $250.0 million credit facility by $50.0 million to $300.0 million, and approved UbiquiTel's acquisition of VIA Wireless, including UbiquiTel Operating Company's $25.0 million of subordinated bridge financing to VIA Wireless pending the closing of the transaction. The additional borrowing increased the term loan B to $125.0 million. Additional borrowings under our senior credit facility must be placed into escrow until the conditions to release our initial borrowings have been satisfied. The lenders' increase in the senior credit facility is subject to the satisfaction of certain conditions, including UbiquiTel completing both the VIA Wireless transaction and a sale of certain non-essential assets acquired in the VIA Wireless transaction for consideration of at least $50.0 million on or before December 31, 2001. If both transactions are not completed by December 31, 2001, the $50.0 million term loan B will be prepayable automatically, together with a prepayment premium of $1.0 million and the borrowing availability under the senior credit facility will be reduced automatically by $50.0 million to $250.0 million.

    As of March 31, 2001, we had approximately $87.8 million in cash and cash equivalents, and an additional $155.0 million in an escrow account subject to release pending satisfaction of certain conditions under our senior credit facility. Working capital was approximately $78.9 million.

    Net cash used by operating activities was approximately $8.4 million for the quarter ended March 31, 2001. This was primarily attributable to the operating loss of approximately $14.1 million being partly offset by non-cash items of approximately $8.7 million and cash used for working capital of approximately $3.0 million.

    Net cash used by operating activities was approximately $6.1 million for the year ended December 31, 2000. This was primarily attributable to the operating loss of approximately $27.8 million being partly offset by non-cash items of approximately $21.6 and cash generated from working capital of approximately $90,000.

    Net cash used in investing activities was approximately $101.5 million during the quarter ended March 31, 2001. In addition to capital expenditures of approximately $42.3 million, investing activities included an advance to VIA Wireless of $5.0 million under the revolving credit and term loan agreement between UbiquiTel Operating Company and VIA Wireless, and approximately $4.1 million in fees and expenses relating to the proposed acquisition of VIA Wireless. Cash used in investing activities also included an investment of $50.0 million of restricted cash in short-term securities.

    Net cash used in investing activities was approximately $227.1 million during the year ended December 31, 2000. The expenditures were related primarily to the purchase of the Spokane market for approximately $35.5 million and payment of $83.1 million for equipment needed in the construction of our portion of the Sprint PCS network. Cash used in investing activities also included an investment of $105.0 million of restricted cash in short-term securities and an additional $3.5 million in other network assets acquired.

    Net cash provided by financing activities was approximately $50.0 million for the quarter ended March 31, 2001, consisting primarily of the funding under the increase in our senior credit facility. The proceeds were reduced by approximately $42,000 in payments under the capital leases.

    Net cash provided by financing activities was approximately $388.5 million for the year ended December 31, 2000, consisting primarily of preferred stock issued of $25.0 million, proceeds of $152.3 million from the senior subordinated discount notes, $105.0 million drawing under the senior credit facility and the $106.2 million proceeds from the initial public offering. The proceeds were reduced by financing costs and IPO costs of approximately $22.5 million, preferred dividend payments of approximately $1.0 million and the repayment of an $8.0 million term loan.

    As part of our management agreement, Sprint PCS requires us to build-out portions of our network by various dates including December 31, 2000, March 31, 2001, September 30, 2001 and June 1, 2005. We believe we have sufficient funds available through cash, investments and future advancements under our senior credit facility to fund capital expenditures, including the completion of our build-out, working capital requirements and operating losses through 2003. The actual funds required to build-out our portion of the Sprint PCS network and to fund operating losses and working capital needs may vary materially from our estimates, and additional funds could be required.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

    We are exposed to certain market risks which are inherent in our financial instruments. These instruments arise from transactions entered into in the normal course of business. We are currently subject to interest rate risk on our existing credit facility. Our fixed rate debt will consist primarily of accreted balance of our senior subordinated discount notes. Our variable rate debt will consist of borrowings made under our senior credit facility.

    Our primary market risk exposure will relate to:

    - the interest rate risk on long-term and short-term borrowings;

    - our ability to refinance our senior subordinated discount notes at maturity at market rates; and

    - the impact of interest rate movements on our ability to meet interest expense requirements and meet financial covenants.

We may decide, from time to time, to manage the interest rate risk on our outstanding long-term and short-term debt through the use of fixed and variable rate debt and interest rate swaps, but are not obligated to do so.

    Our senior credit facility is subject to market risk and interest rate changes. At our option, the term loans under the credit facility bear interest at either LIBOR plus a specified margin or prime plus a specified margin. The outstanding principal balance on the credit facility was approximately
$155.0 million at March 31, 2001. Considering this total outstanding balance of approximately $155.0 million at March 31, 2001, a 1% change in interest rate would result in an increase in pre-tax losses of approximately $1,550,000 per year.

INFLATION

    Management believes that inflation has not had, and will not have, a material adverse effect on our results of operations.

SEASONALITY

    Our business is seasonal because the wireless industry is heavily dependent on fourth quarter results. Among other things, the industry relies on significantly higher customer additions and handset sales in the fourth quarter as compared to the other three fiscal quarters. The factors contributing to this trend include the increasing use of retail distribution, which is dependent on year-end holiday shopping, the timing of new product and service offerings, competitive pricing pressures and aggressive marketing and promotions during the holiday season.

SUPPLEMENTARY FINANCIAL INFORMATION

    The selected quarterly financial results of operations (unaudited) of UbiquiTel for the first quarter of fiscal year 2001, each full quarter for fiscal year 2000 and the period from inception (September 29, 1999) to December 31, 1999 are as follows:

                                                                      QUARTER ENDED
                                                   ---------------------------------------------------
                                                   MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
                                                   ---------   --------   -------------   ------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
2001
  Total revenues.................................  $  6,039
  Operating loss.................................   (10,238)
  Net loss.......................................   (14,064)
  Basic and diluted earnings per share...........  $  (0.22)
2000
  Total revenues.................................  $     69    $  2,232      $ 3,251        $  3,731
  Operating loss.................................      (957)     (2,771)      (4,722)         (8,527)
  Net loss.......................................   (16,096)    (11,316)      (7,586)        (11,640)
  Basic and diluted earnings per share...........  $  (0.32)   $  (0.22)     $ (0.12)       $  (0.19)

1999
  Total revenues.................................  $     --    $     --      $    --        $     --
  Operating loss.................................        --          --           --          (1,949)
  Net loss.......................................        --          --           --          (1,987)
  Basic and diluted earnings per share...........  $     --    $     --      $    --        $   0.04

    The sum of the quarterly per share amounts may not equal the annual per share amount due to relative changes in the weighted average number of shares used in the per share computation.

               UBIQUITEL'S MANAGEMENT AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS AND DIRECTORS

    The following table presents information with respect to our executive officers and directors as of March 5, 2001.

NAME                         AGE                                POSITION
----                       --------   ------------------------------------------------------------
Donald A. Harris.....         47      Chairman of the Board, President and Chief Executive Officer
Dean E. Russell......         49      Chief Operating Officer
Peter Lucas..........         46      Interim Chief Financial Officer and Director
Patricia E. Knese....         42      Vice President, General Counsel and Secretary
Andrew W. Buffmire...         54      Vice President -- Business Development
Robert A. Berlacher..         46      Director
James E. Blake.......         73      Director
Bruce E. Toll........         57      Director
Eve M. Trkla.........         38      Director
Joseph N. Walter.....         48      Director

    DONALD A. HARRIS has served as our President and Chief Executive Officer and as a director since our inception and was appointed Chairman of the Board in May 2000. Mr. Harris has more than 17 years of experience in the telecommunications industry, and is the former president of Comcast Cellular Communications, Inc., and a former senior vice president of Comcast Corporation. He also participated in Comcast's efforts on the board of Nextel. Mr. Harris managed the build-out of and had operating responsibility for Comcast's cellular operations in Pennsylvania, New Jersey and Delaware with over 8 million residents. Mr. Harris was also responsible for Comcast's PCS experimental trials. Prior to joining Comcast in February 1992, Mr. Harris was Vice President/General Manager of PacTel Cellular's Los Angeles office, the then largest traditional cellular operation in the United States. He also held several senior management positions with PacTel, including Vice President of Corporate Development, and President and Chief Executive Officer of the San Francisco Cellular Partnership. Mr. Harris began his career in the cellular communications industry as a consultant with McKinsey & Company. Mr. Harris is a graduate of the United States Military Academy at West Point and holds a Master of Business Administration degree from Columbia University.

    DEAN E. RUSSELL has been our Chief Operating Officer since November 1999. He is responsible for overseeing all of the functional areas of our operations including sales and marketing, network and field operations, and human resources. Prior to joining us, Mr. Russell was part of the executive management team of Education Management Corporation from October 1997 to November 1999. He held various positions with Education Management Corporation including Director of Operations for the Art Institute of Fort Lauderdale and President of the Art Institute International at San Francisco. Previously, Mr. Russell was the General Sales Manager for Comcast Cellular Communications, Inc. in Atlantic City and Cape May County in New Jersey from October 1995 to October 1997. Prior to joining Comcast Cellular Communications, Inc., Mr. Russell served in the United States Army for 20 years before retiring as a Lieutenant Colonel. Mr. Russell has 26 years of leadership experience including hands on experience managing diverse operations. Mr. Russell holds a Bachelor of Science degree in Engineering from the United States Military Academy at West Point, a Master of Education degree from the University of Georgia and a Master of Business Administration degree in International Business from Long Island University.

    PETER LUCAS has been a director since our inception and is currently serving as our Interim Chief Financial Officer. Mr. Lucas served as Chief Financial Officer of WesTower Corporation, a public provider of telecommunications sites and wireless network services, from April 1997 to September 1999. Mr. Lucas also served as Chief Financial Officer of Cotton Valley Resources Corporation, a Dallas-based public oil and gas company, from August 1995 to April 1997. Mr. Lucas received a Bachelor of Commerce degree from the University of Alberta.

    PATRICIA E. KNESE joined UbiquiTel in November 2000 as Vice President and General Counsel, and in February 2001 she was appointed Secretary of the company. From May 1999 to November 2000, Ms. Knese served as Head Transactions and E-Health Counsel for Aetna U.S. Healthcare Inc., the Hartford, Connecticut-based health benefits company, and as General Counsel for InteliHealth Inc., an Aetna Internet subsidiary, where she was responsible for mergers and acquisitions, strategic relationships and investments, and licensing and other e-commerce related legal matters. Prior to joining Aetna, from September 1993 to April 1999 she was an attorney at Morgan, Lewis & Bockius LLP's Philadelphia office in the Business and Finance area of the firm, and served as a federal judicial clerk for the United States District Court for the District of Delaware from September 1992 to August 1993. She also has 10 years of management experience in the automotive industry, most recently with Subaru of America, Inc. from mid-1983 through 1990, and with Chrysler Corporation's Philadelphia zone office from 1981 to mid-1983. Ms. Knese holds a Bachelor of Science degree in Management/Marketing from Saint Joseph's University, a Master of Business Administration degree from Drexel University and a Juris Doctor degree, SUMMA CUM LAUDE, from Temple University School of Law.

    ANDREW W. BUFFMIRE joined UbiquiTel in May 2000 as Vice President--Business Development. He is responsible for the development and negotiation of strategic business transactions. Prior to joining us, Mr. Buffmire was a Director in the Sprint PCS Affiliates Program. He joined Sprint PCS in January 1996 during its initial development stage. At Sprint PCS he led the state-related regulatory compliance, network infrastructure and interconnection negotiations for the market entry of Sprint PCS and provided legal counsel for various aspects of the network build-out. Before joining Sprint PCS, Mr. Buffmire was an attorney in private legal practice in Salt Lake City, Utah for 16 years, with the exception of two years (1985-1987), when he was the founder, general counsel and registered principal of an NASD-registered investment banking firm.
Mr. Buffmire interned with the Commission of the European Economic Community
(EU) in Brussels, Belgium. He has a Bachelor of Arts degree in International Relations from the University of Southern California, a Juris Doctor degree from the University of Utah and a Master of Laws degree from the London School of Economics and Political Science.

    ROBERT A. BERLACHER has been a director since our inception. Mr. Berlacher is President of LIP Advisors, Inc., the General Partner of Lancaster Investment Partners, LP, a technology, telecommunications and healthcare investment partnership based in King of Prussia, Pennsylvania. Mr. Berlacher is also a co-founder and director of EGE Holdings, Ltd., a holding company with ownership interests in investment banking, money management and venture capital. While co-founding EGE Holdings, Ltd., Mr. Berlacher was also a Managing Director of Boenning & Scattergood, Inc. from January 1997 to September 1999, and was a Managing Director and shareholder of Pacific Growth Equities, Inc. from
March 1995 to January 1997. Mr. Berlacher received a Bachelor of Science degree in Business Administration-Finance from Cornell University.

    JAMES E. BLAKE has been a director since September 2000. Mr. Blake is a consultant to domestic and international telecommunications partnerships, engineering and electronic mass communication companies. In his role, he utilizes his unique experience in PCN in the United Kingdom, and cellular in the United States to assist companies in organizational development, financing and strategic planning. Mr. Blake served as Chairman of the Board of Coral Systems, Incorporated, Longmont, Colorado, from 1991 to 1995, which developed, marketed and supported integrated products and services to improve wireless telecommunications carriers' acquisition and retention process. While at Coral Systems, Incorporated, he counseled management on strategies for financing and marketing, and facilitated establishment of domestic and foreign distribution channels. Prior to that, he was Chief Executive Officer of MicroTel from January 1990 to February 1991, President of Cellular One from

December 1983 to December 1989 and President of Pyle-National from 1976 to 1983. Mr. Blake is a 1949 CUM LAUDE graduate in Business Administration from Syracuse University.

    BRUCE E. TOLL has been a director since September 2000. Mr. Toll is a founder and Vice-Chairman of Toll Brothers, Inc. Mr. Toll co-founded Toll Brothers, Inc. (NYSE: TOL) in 1967, which today is the leading builder of luxury homes in the United States. Mr. Toll is a principal of BET Associates, L.P.
Mr. Toll is a director of Assisted Living Concepts, Inc. Mr. Toll holds a Bachelor of Arts degree from the University of Miami and attended the graduate school of business at the University of Miami.

    EVE M. TRKLA has been a director since our inception. Ms. Trkla is the Co-Founder, Senior Managing Director and Chief Financial Officer of Brookwood Financial Partners, L.P. and its affiliated companies, Brookwood Securities Partners, L.P., Brookwood Management Partners, L.P. and Brookwood Capital Partners, L.P. Ms. Trkla oversees the financial administration of Brookwood and its affiliates and the origination, evaluation, structuring and acquisition of real estate and private company investments. Brookwood is a Boston-based private investment and merchant-banking firm which specializes in acquiring and managing real estate and in providing equity and bridge financing to private companies. Since its founding in 1993, Brookwood and its affiliated entities have acquired real estate and corporate assets with a realized and current value in excess of $400 million. Prior to co-founding Brookwood, Ms. Trkla was the Senior Credit Officer at The First National Bank of Ipswich, where she created and managed the credit administration function for this $130 million community bank. Ms. Trkla spent the first eight years of her career at the First National Bank of Boston as a lender specializing in large corporate acquisition finance. Ms. Trkla is a CUM LAUDE graduate of Princeton University.

    JOSEPH N. WALTER has been a director since our inception. Mr. Walter founded The Walter Group, Inc., an international consulting and project management firm specializing in telecommunications companies, in 1988 and currently serves as its Chairman and Chief Executive Officer. In January 2000, The Walter Group sold its consulting and project management group to Wireless Facilities, Inc. The Walter Group continues to maintain investments in a variety of telecommunications-based companies. Prior to establishing The Walter Group, Mr. Walter served as Senior Vice President for McCaw Cellular
Communications, Inc. and was responsible for the corporate headquarters group of the company. During his tenure at McCaw Cellular, Mr. Walter was also responsible for establishing McCaw Space Technologies, Inc. and McCaw Government Services, Inc. He served with McCaw Cellular from 1983 to 1988. Mr. Walter holds undergraduate degrees in biological science and social ecology from the University of California, Irvine and a Master of Business Administration from the University of Washington.

BOARD OF DIRECTORS

    The board of directors is currently fixed at nine members. Of the seven directors currently comprising our board of directors, five were elected pursuant to a stockholders agreement. Currently there are two vacancies on the board. As of June 12, 2000, the closing of our initial public offering, our stockholders agreements were terminated and our directors were divided into three classes. The three classes of directors serve for three-year terms with each class' term expiring at successive annual shareholders' meetings.

    CLASS I DIRECTORS.  Class I directors serve for three-year terms.
Messrs. Blake, Lucas and Toll serve as our Class I directors, with their terms expiring at the annual meeting. Our board of directors has nominated each of Messrs. Blake, Lucas and Toll as a nominee to stand for re-election as a Class I director, each for a three-year term expiring in 2004. UbiquiTel shareholders are being asked at the annual meeting to elect them as Class I directors under "Proposal 2: Election of Class I Directors."

    CLASS II DIRECTORS. Ms. Trkla is a Class II director, and up to two additional directors to be named to the board will serve as additional Class II directors, with terms expiring at our 2002 annual shareholders' meeting. The board has also nominated Eric Weinstein for election at the annual meeting as a Class II director, for a one-year term expiring at our 2002 annual shareholders' meeting. UbiquiTel shareholders are being asked at the annual meeting to elect Mr. Weinstein as a Class II director under "Proposal 3: Election of Class II Director." Under the terms of the merger agreement, the board of directors has nominated Matthew J. Boos, currently the Secretary-Treasurer of VIA Wireless and a member of its members committee, for election at the annual meeting as a Class II director, for a one-year term expiring at our 2002 annual shareholders' meeting. UbiquiTel shareholders are being asked at the annual meeting to elect him as a Class II director under "Proposal 4: Election of Class II Director Subject to VIA Wireless Acquisition."

    CLASS III DIRECTORS. Messrs. Berlacher, Harris and Walter are Class III directors, with terms expiring at our 2003 annual shareholders' meeting.

    BOARD COMMITTEES. In 2000, the board of directors established an audit committee and a compensation committee.

    AUDIT COMMITTEE. Messrs. Berlacher and Blake and Ms. Trkla serve as the members of the audit committee, and Ms. Trkla serves as the chair. The members of the audit committee are independent as defined by listing standards of the Nasdaq National Market. The audit committee is responsible for recommending to the board of directors the engagement of our independent auditors and reviewing with the independent auditors the scope and results of the audits, our internal accounting controls, audit practices and the professional services furnished by the independent auditors.

    COMPENSATION COMMITTEE. Messrs. Berlacher, Blake, Harris and Lucas serve as the members of the compensation committee. The compensation committee is responsible for reviewing and approving all compensation arrangements for our officers, and is also responsible for administering the equity incentive plan.

    COMPENSATION OF DIRECTORS. Each of our independent directors who is not an employee of UbiquiTel or was not a board designee of one of our stockholders as of the time of UbiquiTel's initial public offering receives an annual fee of $12,000 for serving on our board, plus a $1,000 fee for each regularly scheduled meeting he or she attends, and a $1,000 fee for each special meeting and each committee meeting he or she attends. In addition, each of these independent directors, upon joining our board, receives an option to purchase 20,000 shares of UbiquiTel's common stock at an exercise price equal to the fair market value of the stock on the date of grant. These options will typically vest over three years. During 2000, one director qualified for an option grant under the independent director option plan. James E. Blake was granted an option to purchase up to 20,000 shares of UbiquiTel's common stock at an exercise price of $8.688 per share, the closing price of the stock on the date of grant of September 21, 2000. Subject to earlier vesting upon a change of control, Mr. Blake's options vest in three equal annual installments beginning on September 21, 2001.

    BOARD MEETINGS. The board of directors met three times during fiscal 2000 and otherwise acted by unanimous written consent. Each director attended more than 75% of the total number of meetings of the board and committees on which he served.

    THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OF OUR OTHER FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

REPORT OF THE AUDIT COMMITTEE

    The audit committee's role is to act on behalf of the board of directors in the oversight of all material aspects of our corporate financial reporting and our external audit, including, among other things, our internal control structure, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, the audit committee consults with management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. A full description of the audit committee's primary responsibilities, operating principles, and relationship with internal and external auditors is contained in the Audit Committee Charter that it has adopted, which is attached to this proxy statement as Annex D. During fiscal 2000, the audit committee met two times.

    In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for fiscal 2000 with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed the financial statements for fiscal 2000 with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61, including the auditors' judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board No. 1 and has discussed with the independent auditors their independence from management and UbiquiTel. Finally, the audit committee has considered whether the provision by the independent auditors of non-audit services to UbiquiTel is compatible with maintaining the auditors' independence.

    The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audits of the financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the auditors are in fact "independent."

    In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements for fiscal 2000 be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC and in this proxy statement.

                         MEMBERS OF THE AUDIT COMMITTEE
                              Robert A. Berlacher
                                 James E. Blake
                                  Eve M. Trkla

    THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH INCLUDED ELSEWHERE IN THIS PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OF OUR OTHER FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.

REPORT OF THE COMPENSATION COMMITTEE

    The compensation committee of the board of directors reviews and makes determinations regarding all forms of compensation provided to our executive officers and directors and those of our subsidiaries including stock compensation and loans. In addition, the compensation committee reviews and makes recommendations on stock compensation arrangements for all of our employees. The compensation committee also administers our 2000 equity incentive plan. The compensation committee did not hold any meetings in 2000 and otherwise acted by unanimous written consent.

WHAT IS OUR POLICY REGARDING EXECUTIVE OFFICER COMPENSATION?

    Our executive compensation policy is designed to enable us to attract, motivate and retain highly qualified executive officers. The key components of our compensation program are

    - base salary;

    - annual incentive bonus awards; and

    - equity participation in the form of stock options or other equity-based awards under our equity incentive plan.

    In arriving at specific levels of compensation for executive officers, the committee has relied on

    - the recommendations of management;

    - benchmarks provided by generally available compensation surveys; and

    - the experience of committee members and their knowledge of compensation paid by other similar wireless and PCS companies.

    The committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers are also entitled to customary benefits generally available to all our employees, including group medical, dental, and life insurance and our 401(k) plan. We have severance arrangements with some of our executive officers to provide them with the employment security and severance deemed necessary by the committee to retain them.

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

    BASE SALARY. In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for 2000 was based on the executive's duties and responsibilities, the performance of UbiquiTel, both financial and otherwise, and the success of the executive in developing and executing our PCS network development, sales and marketing, financing and strategic plans, as appropriate.

    BONUS. Executive officers received cash bonuses for fiscal 2000 ranging from approximately 6% to 84% of base salary based on the degree of our achievement of our financial and other objectives and the degree of achievement by each such officer of his or her individual objectives as approved by the committee and length of service with the company during the year.

    STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS. Equity participation is a key component of our executive compensation program. Under our equity incentive plan, we are permitted to grant stock options as well as other equity-based awards such as stock appreciation rights, limited appreciation rights and restricted stock. To date, stock options have been the sole means of providing equity participation. Stock options are granted to executive officers primarily based on the officer's actual and expected contribution to our development. Options are designed to retain executive officers and motivate them to enhance shareholder value by aligning their financial interests with those of our shareholders. Stock options are intended to provide an effective incentive for management to create shareholder value over the long term since the option value depends on appreciation in the price of our common stock over a number of years.

HOW IS OUR CHIEF EXECUTIVE OFFICER COMPENSATED?

    The compensation committee annually reviews and recommends to the board the compensation of Donald A. Harris, our chief executive officer, in accordance with the terms of his employment agreement, as well as any variations in his compensation the committee feels are warranted. Mr. Harris, as a member of the compensation committee and the board, abstains from all decisions of the committee and the board with regard to his compensation. The compensation committee believes that in the highly competitive, emerging wireless industry in which UbiquiTel operates, it is important that Mr. Harris receive compensation consistent with compensation received by chief executive officers of our competitors.

HOW ARE WE ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF
  COMPENSATION?

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of the equity incentive plan) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The compensation committee intends to review the potential effects of
Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2000 in excess of $1 million. To the extent that we are subject to the Code 162(m) limitation in the future, the effect of this limitation may be mitigated by our net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase our alternative minimum tax by up to 2% of such disallowed amount. For information relating to our net operating losses, see our Consolidated Financial Statements included elsewhere in this proxy statement.

                     MEMBERS OF THE COMPENSATION COMMITTEE
                              Robert A. Berlacher
                                 James E. Blake
                                Donald A. Harris
                                  Peter Lucas

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2000, Donald A. Harris, a member of our compensation committee, served as both an executive officer and a director. Additionally, during periods of 2000, Peter Lucas, another member of our compensation committee, served as our Interim Chief Financial Officer and as a director. Both continue to serve in those capacities in 2001. Messrs. Harris and Lucas participated in deliberations of the board of directors and of the compensation committee concerning compensation of executive officers. None of the executive officers served as a director or member of the compensation committee or other board committee performing equivalent functions of another corporation, one of whose executive officers served on our board of directors.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

    Our certificate of incorporation and bylaws limit the liability of directors to the maximum extent permitted by Delaware law. The limitation on our directors' liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and agents and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and executive officers pursuant to our certificate of incorporation and bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and our four most highly compensated executive officers who served in such capacities as of December 31, 2000, collectively referred to below as the "named executive officers," for the fiscal years ended December 31, 1999 and 2000:

                           SUMMARY COMPENSATION TABLE

                                                                          SECURITIES
                                                                          UNDERLYING
                                                  ANNUAL COMPENSATION       OPTION
                                                 ---------------------      AWARDS           ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY($)    BONUS($)   (# OF SHARES)    COMPENSATION($)
---------------------------           --------   ---------    --------   -------------    ---------------
Donald A. Harris                        1999       19,231(1)       --      2,550,000(2)      1,193,505(3)
  Chairman, President and Chief         2000      201,154          --             --             2,112(4)
  Executive Officer
Dean E. Russell                         1999           --          --        300,000(5)             --
  Chief Operating Officer               2000      181,154     150,960        300,000(6)        138,442(7)
Peter Lucas                             1999           --          --             --                --
  Interim Chief Financial Officer       2000      200,000(8)       --             --                --
Patricia E. Knese                       1999           --          --             --                --
  Vice President and General Counsel    2000       18,462(9)   10,000         75,000(10)           554(11)
Andrew W. Buffmire Vice President-      1999           --          --             --                --
  Business Development                  2000       95,192(12)  23,733         75,000(13)        67,059(14)

------------------------

(1) Mr. Harris' annualized salary was $200,000 for 1999. However, he did not begin to draw any salary until December 1999.

(2) In December 1999, UbiquiTel granted Mr. Harris stock options to purchase up to 2,550,000 shares of UbiquiTel's common stock at an exercise price of $0.50 per share. Subject to earlier vesting upon a change of control, the options vest in three equal annual installments beginning on November 29, 2000.

(3) Of such amount, $993,505 represents non-cash compensation expense recorded by us in connection with issuing shares of our non-voting common stock to Mr. Harris under the founders stock agreement. The remaining $200,000 represents a payment by us to Mr. Harris for services rendered prior to our incorporation.

(4) Represents the amount contributed by UbiquiTel as a company match to Mr. Harris' 401(k) plan.

(5) In October 1999, UbiquiTel granted Mr. Russell stock options to purchase up to 300,000 shares of UbiquiTel's common stock at an exercise price of $0.50 per share. Subject to earlier vesting upon a change of control, the options vest in four equal installments beginning on October 25, 2000.

(6) At UbiquiTel's initial public offering, on June 8, 2000, UbiquiTel granted Mr. Russell stock options to purchase up to 300,000 shares of UbiquiTel's common stock at an exercise price of $8.00 per share, the price per share to the public of the stock in the initial public offering. Subject to earlier vesting upon a change of control, the options vest in four equal annual installments beginning on October 25, 2000.

(7) Of such amount, $2,025 represents the amount contributed by UbiquiTel as a company match to Mr. Russell's 401(k) plan, $36,417 represents relocation expenses reimbursed on a gross basis to Mr. Russell and $100,000 represents amounts advanced to Mr. Russell for relocation expenses.

(8) Mr. Lucas, a member of UbiquiTel's board of directors, is presently serving as the company's Interim Chief Financial Officer and also acted in this capacity during other periods in 2000. Kerry K. Pierce served as our Chief Financial Officer beginning on September 5, 2000 until his death on November 2, 2000. Mr. Pierce's annual base salary for 2000 was $180,000 and his compensation paid during 2000 included salary of $30,462, bonus of $42,500, relocation expenses of $59,355 and company-paid match to his 401(k) plan of $623. UbiquiTel is currently conducting a search for a Chief Financial Officer and expects to provide annual compensation customary for a position of this type within its industry.

(9) Ms. Knese's annualized salary was $160,000 for 2000, and the amount shown represents salary paid during 2000 beginning on her hire date of November 20, 2000.

(10) On her hire date of November 20, 2000, UbiquiTel granted Ms. Knese stock options to purchase up to 75,000 shares of UbiquiTel's common stock at an exercise price of $5.938 per share, the closing price of the stock on the date of grant. Subject to earlier vesting upon a change of control, the options vest in four equal annual installments beginning on November 20, 2001.

(11) Represents the amount contributed by UbiquiTel as a company match to Ms. Knese's 401(k) plan.

(12) Mr. Buffmire's annualized salary was $150,000 for 2000, and the amount shown represents salary paid during 2000 beginning on his hire date of May 15, 2000.

(13) At UbiquiTel's initial public offering, on June 8, 2000, UbiquiTel granted Mr. Buffmire stock options to purchase up to 75,000 shares of UbiquiTel's common stock at an exercise price of $8.00 per share, the price per share to the public of the stock in the initial public offering. Subject to earlier vesting upon a change of control, the options vest in four equal annual installments beginning on May 15, 2001.

(14) Of such amount, $1,558 represents the amount contributed by UbiquiTel as a company match to Mr. Buffmire's 401(k) plan and $65,501 represents relocation expenses reimbursed on a gross basis to Mr. Buffmire.

                       OPTION GRANTS IN 2000 FISCAL YEAR

    The following table sets forth each grant of stock options to acquire shares of UbiquiTel's common stock made during the year ended December 31, 2000 to each of the named executive officers. No stock appreciation rights were granted to these individuals during that year.

                                       INDIVIDUAL GRANTS
                            ---------------------------------------                POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF     % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                            SECURITIES     OPTIONS                                 STOCK PRICE APPRECIATION FOR
                            UNDERLYING    GRANTED TO    EXERCISE OR                       OPTION TERM(3)
                             OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------------
NAME                        GRANTED(1)   FISCAL YEAR     ($)/(SH)        DATE          5%($)          10%($)
----                        ----------   ------------   -----------   ----------   -------------   -------------
Donald A. Harris..........        --           --          --                --             --              --
Dean E. Russell...........   300,000         24.7%        $ 8.00(2)     6/07/10     $1,509,348      $3,824,982
Peter Lucas...............        --           --          --                --             --              --
Patricia E. Knese.........    75,000          6.2%        $ 5.938      11/19/10     $  280,078      $  709,773
Andrew W. Buffmire........    75,000          6.2%        $ 8.00(2)     6/07/10     $  377,337      $  956,246

------------------------

(1) Subject to earlier vesting upon a change of control, the options granted to Mr. Russell vest annually in four equal installments beginning on October 25, 2000, the options granted to Ms. Knese vest annually in four equal installments beginning on November 20, 2001 and the options granted to Mr. Buffmire vest annually in four equal installments beginning on May 15, 2001.

(2) Prior to UbiquiTel's initial public offering, there had been no public market for its common stock. The exercise price of each of these options is equal to the price per share to the public in UbiquiTel's initial public offering.

(3) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The amounts have been calculated based on the assumed appreciation rates shown in the table, assuming, as applicable, a per share market price equal to UbiquiTel's initial public offering price of $8.00 per share or the market price on the date of grant. The actual value, if any, a named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, if the executive were to sell the shares on the date of exercise, so there is no assurance that the value realized will be equal to or near the potential realizable value as calculated in this table.

                       2000 FISCAL YEAR-END OPTION VALUES

    The following table provides summary information regarding options held by each of our named executive officers as of December 31, 2000. No named executive officer exercised stock options during 2000.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                SHARES                   OPTIONS AT FISCAL YEAR-        THE-MONEY OPTIONS AT
                              ACQUIRED ON    VALUE               END(#)                  FISCAL YEAR-END(1)
NAME                          EXERCISE(#)   REALIZED   (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
----                          -----------   --------   ---------------------------   ---------------------------
Donald A. Harris............         --          --        850,000/1,700,000           4$,250,000/$8,500,000
Dean E. Russell.............         --          --         150,000/450,000             $375,000/$1,125,000
Peter Lucas.................         --          --              --/--                        --/--
Patricia E. Knese...........         --          --            0/75,000                       --/--
Andrew W. Buffmire..........         --          --            0/75,000                       --/--

------------------------

(1) The value of unexercised in-the-money options is based on the closing sale price per share of UbiquiTel's common stock of $5.50 on December 29, 2000.

EMPLOYMENT AGREEMENTS

    In November 1999, we entered into an employment agreement with Donald A. Harris, our Chairman of the Board, President and Chief Executive Officer.
Mr. Harris' employment agreement is for a three-year term and provides for an annual base salary of $200,000, with a guaranteed annual increase of 5% over the next two years. In addition to his base salary, Mr. Harris is eligible to receive bonuses in such amounts and at such times as determined by the disinterested members of our board of directors. Under the employment agreement, we granted Mr. Harris stock options to purchase 2,550,000 shares of UbiquiTel's common stock at a purchase price of $0.50 per share. Mr. Harris' stock options vest in three equal installments over a period of three years. In the event of a defined change of control, all of these options will become fully exercisable.

    The employment agreement provides that Mr. Harris' employment may be terminated by us with or without cause, as defined in the agreement, at any time or by Mr. Harris for any reason at any time upon thirty days' written notice to us. If Mr. Harris' employment is terminated by us without cause, he is entitled to receive one year's base salary and benefits, and all his unvested stock options will immediately vest on the date of termination. If Mr. Harris's employment is terminated by us for cause, he is not entitled to any compensation or benefits other than unpaid salary and benefits and unreimbursed expenses incurred by him through the date of termination. If Mr. Harris voluntarily terminates his employment, he is entitled to unpaid salary and benefits and unreimbursed expenses incurred by him through the date of termination. Under the employment agreement, Mr. Harris agreed not to compete in the business of wireless telecommunications either directly or indirectly in our present and future markets during his employment and for a period of one year after his employment is terminated. In addition, Mr. Harris agreed not to disclose any of our confidential information and not to solicit any of our customers or employees during his employment and for a period of one year after his employment is terminated.

    Upon her joining the company in November 2000, UbiquiTel entered into an agreement with Patricia E. Knese, our Vice President and General Counsel, to pay her one year's annual salary in the event of a change of control of the company in which Ms. Knese's employment is involuntarily terminated.

BENEFIT PLANS

    2000 EQUITY INCENTIVE PLAN. The equity incentive plan was adopted by UbiquiTel's board of directors and shareholders. The purpose of the equity incentive plan is to attract and retain the services of key management, employees, outside directors and consultants by providing those persons with a proprietary interest in us. For a description of the equity incentive plan, see "Proposal 6: UbiquiTel's Amended and Restated 2000 Equity Incentive Plan."

    401(K) RETIREMENT PLAN. We have established a tax qualified employee savings and retirement plan. Employees may elect to contribute up to 15% of their annual compensation on a pre-tax basis, subject to applicable federal limitations. "Highly Compensated Employees," as defined in the retirement plan, are subject to certain other provisions regarding the amount of eligible contributions. Employee contributions may begin on the date of hire and are immediately vested. Currently, we do make matching contributions to the retirement plan, and may in the future make profit sharing contributions if and when UbiquiTel becomes profitable.

NONCOMPETITION AGREEMENTS

    In connection with the granting of any stock options or equity-based awards under our equity incentive plan to any of our employees, each employee is required to enter into a noncompetition agreement. These agreements will provide that for so long as the employee works for us, and for a period of one year after the employee's termination for any reason, the employee may not disclose in any way any confidential information. The agreements also provide that for so long as the employee works for us and for a period of one year after the employee's termination for any reason, the employee is prohibited from:

    - engaging in the same business or in a similar capacity in our markets;

    - soliciting business in competition with us; and

    - hiring any of our employees or directly or indirectly causing any of our employees to leave their employment to work for another employer.

    In the event of a breach of the noncompetition agreement by an employee, we have the option to repurchase any and all shares held by the employee at the employee's exercise price. We may also pursue any other remedies provided by law or in equity.

                               PERFORMANCE GRAPH

    The chart below compares the cumulative total shareholder return on UbiquiTel's common stock with the cumulative total return on the Nasdaq Stock Market (U.S.) and the Nasdaq Telecommunications Index for the period commencing June 7, 2000 (the first day of trading of our common stock after our initial public offering) and ending December 31, 2000, assuming an investment of $100 and the reinvestment of any dividends.

    The base price for our common stock is the initial public offering price of $8.00 per share. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG UBIQUITEL INC., THE NASDAQ STOCK MARKET (U.S.)
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                                     [LOGO]

                            CUMULATIVE TOTAL RETURN

                                                               6/7/00    12/31/00
                                                              --------   --------
UBIQUITEL INC...............................................  $100.00     $68.75
NASDAQ STOCK MARKET (U.S.)..................................  $100.00     $64.01
NASDAQ TELECOMMUNICATIONS...................................  $100.00     $52.12

                      PRINCIPAL SHAREHOLDERS OF UBIQUITEL

    The table below sets forth information regarding the beneficial ownership of UbiquiTel's common stock as of March 5, 2001, by the following individuals or groups:

    - each person or entity who is known by us to own beneficially more than 5.0% of UbiquiTel's common stock;

    - each of our named executive officers;

    - each of our directors and nominees for directors; and

    - all of our directors and executive officers as a group.

    Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of UbiquiTel's common stock that are subject to warrants or stock options that are presently exercisable or exercisable within 60 days of March 5, 2001 are deemed to be outstanding and beneficially owned by the person holding the warrants or stock options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

    Unless indicated otherwise below, the address of our directors and executive officers is c/o UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428. Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                             NUMBER OF SHARES    PERCENTAGE
                 NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED   OWNERSHIP
----------------------------------------------------------  ------------------   ----------
Donald A. Harris(1).......................................       4,879,802           7.6%
Bruce E. Toll(2)(11) .....................................       4,380,350           6.9
  BRU Holding Company Inc.
Peter Lucas(3)(11) .......................................       4,357,160           6.9
  CBT Wireless Investments, L.L.C.
Donaldson, Lufkin & Jenrette Merchant Banking                    4,323,995           6.8
  Partners II, L.P. (4)...................................
New Ventures, L.L.C.(5)...................................       4,002,000           6.3
SpectraSite Communications, Inc.(6).......................       3,335,000           5.2
Robert A. Berlacher(7) ...................................       2,701,050           4.3
  Lancaster Investment Partners
Joseph N. Walter(8) ......................................       2,662,782           4.2
  The Walter Group, Inc.
Eve M. Trkla(9)...........................................       1,380,357           2.2
Dean E. Russell(10).......................................         150,000             *
Andrew W. Buffmire........................................          15,000             *
James E. Blake(11)........................................              --            --
Patricia E. Knese.........................................              --            --
Matthew J. Boos(12).......................................              --            --
Eric Weinstein(13)........................................              --            --
All executive officers and directors as a group                 20,526,501          31.8
  (10 persons)............................................

------------------------

*   Less than 1%.

(1) Includes 850,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of March 5, 2001. Also includes 240,000 shares held by the Harris

    Family Trust as to which shares Mr. Harris disclaims beneficial ownership. Mr. Harris serves as our Chairman of the Board, President and Chief Executive Officer.

(2) The address of BRU Holding Company Inc., is 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006. Mr. Toll, a director of ours, is the sole shareholder and director of BRU Holding Company Inc.

(3) The address of CBT Wireless Investments, L.L.C., is 1733 H Street, #330-141, Blaine, Washington 98230. Peter Lucas, our Interim Chief Financial Officer and a director of ours, serves as the general manager of CBT Wireless Investment and has investment power over its shares as to which Mr. Lucas disclaims beneficial ownership.

(4) The address of Donaldson, Lufkin & Jenrette Merchant Banking Partners II, L.P., an affiliate of Credit Suisse First Boston Corporation, is 277 Park Avenue, New York, New York 10172.

(5) The address of New Ventures, L.L.C., is 211 North Union Street, Suite 300, Alexandria, Virginia 22314.

(6) The address of SpectraSite Communications, is 100 Regency Forest Drive, Suite 400, Cary, North Carolina 27511.

(7) Includes 2,001,000 shares held of record by Lancaster Investment Partners, L.P. Robert A. Berlacher, a director of ours, is President of LIP
    Advisors, Inc., the general partner of Lancaster Investor Partners, L.P. The address of Mr. Berlacher and Lancaster Investment Partners, L.P., is 1150 First Avenue, Suite 600, King of Prussia, Pennsylvania 19406.

(8) The address of The Walter Group, Inc., is 120 Lakeside Avenue, Suite 310, Seattle, Washington 98122-6578. Joseph N. Walter, a director of ours, is a principal of The Walter Group, Inc. and may be deemed to be the beneficial owner of the shares held by The Walter Group, Inc. Mr. Walter disclaims beneficial ownership of such shares.

(9) The address of Eve M. Trkla is 55 Tozer Road, Beverly, Massachusetts 01915. All such shares are held by Thomas N. Trkla, the spouse of Ms. Trkla, a director of ours, of which shares Ms. Trkla disclaims beneficial ownership.

(10) Represents 150,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of March 5, 2001.

(11) The named person, currently a Class I director, is seeking re-election at the annual meeting as a Class I director nominee.

(12) Mr. Boos, currently the Secretary-Treasurer of VIA Wireless and a member of its members committee, is a Class II director nominee. His election as a director is subject to completion of the mergers. Excludes 6,478,671 shares of UbiquiTel common stock that Mr. Boos or his affiliates are entitled to receive upon completion of the mergers.

(13) The address of Eric Weinstein is c/o Credit Suisse First Boston, 277 Park Avenue, New York, New York 10172. Mr. Weinstein, currently a director of Credit Suisse First Boston, is a Class II director nominee. Mr. Weinstein disclaims beneficial ownership of the shares of common stock held of record by Donaldson, Lufkin & Jenrette Merchant Banking Partners II, L.P., an affiliate of Credit Suisse First Boston.

                       CERTAIN TRANSACTIONS OF UBIQUITEL

    UbiquiTel and its management and security holders and their respective affiliates engage in a variety of transactions between or among each other in the ordinary course of their respective businesses. All of these related party transactions that are material to UbiquiTel are described below. As a general rule, we have not retained an independent third party to evaluate these transactions, and there has been no independent committee of our board of directors to evaluate these transactions. Notwithstanding this fact, we believe that the terms and conditions of these transactions, including the fees or other amounts paid by us, took into account transactions of a similar nature entered into by us with unaffiliated third parties and/or market transactions of a similar nature entered into by unaffiliated third parties. There can be no assurance that we could not have obtained more favorable terms from an unaffiliated third party. As used herein, Credit Suisse First Boston Corporation is the successor-in-interest to Donaldson, Lufkin & Jenrette Securities Corporation by virtue of their merger in 2000.

COMMON STOCK ISSUANCES

    The following tables set forth all shares of UbiquiTel's voting and non-voting common stock that were issued to our stockholders prior to the closing of our initial public offering on June 12, 2000. All of these amounts have been adjusted to give effect to the two-for-one stock split that was effected in connection with UbiquiTel's initial public offering.

ISSUANCES OF VOTING COMMON STOCK IN NOVEMBER 1999 AND APRIL 2000:

                                                                                TOTAL
NAME                                                     NUMBER OF SHARES   PURCHASE PRICE
----                                                     ----------------   --------------
The Walter Group, Inc..................................     2,614,034           $1,281
Donald A. Harris.......................................     2,028,802              994
James Parsons..........................................       905,158              444
Paul F. Judge..........................................       819,324              402
US Bancorp.............................................       603,440              296
                                                            ---------           ------
  Totals...............................................     6,970,758           $3,417
                                                            =========           ======

    These amounts include shares that were issued in April 2000, at no additional costs, to our founding stockholders to maintain certain specified stock percentages. These additional shares were issued as a result of our contractual obligations under a founders stock agreement. See "--Stockholders' Agreements" below.

ISSUANCES OF NON-VOTING COMMON STOCK IN NOVEMBER 1999:

                                                                                TOTAL
NAME                                                     NUMBER OF SHARES   PURCHASE PRICE
----                                                     ----------------   --------------
The Walter Group.......................................     12,000,320         $ 6,000
James Parsons..........................................      4,155,200           2,078
Donald A. Harris.......................................      9,313,280           4,657
US Bancorp.............................................      2,770,240           1,385
Paul F. Judge..........................................      3,760,960           1,880
                                                            ----------         -------
  Totals...............................................     32,000,000         $16,000
                                                            ==========         =======

    The shares of non-voting common stock were issued to the holders pursuant to the terms of a founders stock agreement. All outstanding shares of UbiquiTel's non-voting common stock were canceled as of June 12, 2000, the closing of UbiquiTel's initial public offering, for nominal value. The holders of these shares of non-voting common stock were not entitled to rights to receive dividends or other distributions in the event we were sold, merged or liquidated.

PREFERRED STOCK ISSUANCES

    The following tables set forth shares of UbiquiTel's preferred stock that had been issued to our stockholders that are deemed to beneficially own, as of December 31, 2001, more than 5% of UbiquiTel's common stock, or who serve as our named executive officers or directors, and one additional holder. All shares of preferred stock were converted into shares of UbiquiTel's common stock on June 12, 2000, the date of the closing of UbiquiTel's initial public offering. The amounts listed below in the tables have been adjusted to reflect the number of shares of UbiquiTel's common stock, after giving effect to the two-for-one stock split, that the preferred stock was automatically converted into as a result of UbiquiTel's initial public offering.

ISSUANCES OF SERIES A PREFERRED STOCK IN NOVEMBER 1999:

                                                                                TOTAL
NAME                                                     NUMBER OF SHARES   PURCHASE PRICE
----                                                     ----------------   --------------
Brookwood UbiquiTel Investors, L.L.C...................      9,338,000       $ 4,669,000
CBT Wireless Investments, L.L.C........................      5,402,700         2,701,350
New Ventures, L.L.C....................................      4,002,000         2,001,000
SpectraSite Communications, Inc........................      3,335,000         1,667,500
Stephen C. Marcus......................................      3,001,800         1,500,900
Donald A. Harris.......................................      2,001,000         1,000,500
Lancaster Investment Partners..........................      2,001,000         1,000,500
Robert A. Berlacher....................................        700,050           350,025
                                                            ----------       -----------
  Totals...............................................     29,781,550       $14,890,775
                                                            ==========       ===========

    Our director, Ms. Trkla, was affiliated with Brookwood UbiquiTel Investors, L.L.C. In December 2000, Brookwood UbiquiTel Investors, L.L.C. dissolved itself and distributed its shares of our common stock to its members. Our director and Interim Chief Financial Officer, Peter Lucas, is affiliated with CBT Wireless Investments, L.L.C. Our director, Mr. Berlacher, is affiliated with Lancaster Investment Partners.

ISSUANCES OF SERIES B PREFERRED STOCK IN FEBRUARY 2000 AND APRIL 2000:

NAME                                                 NUMBER OF SHARES   TOTAL PURCHASE PRICE
----                                                 ----------------   --------------------
Donaldson, Lufkin & Jenrette Merchant Banking
  Partners II, L.P.................................     4,297,696           $25,000,000

    This amount includes shares that were issued in April 2000, at no additional cost, to Donaldson, Lufkin & Jenrette Merchant Banking Partners II, L.P., an affiliate of Credit Suisse First Boston, to maintain certain specified stock percentages. These additional shares were issued as a result of our contractual obligations under a preferred stock purchase agreement with Donaldson, Lufkin & Jenrette Merchant Banking Partners II, L.P. These anti-dilution rights granted to Donaldson, Lufkin & Jenrette Merchant Banking Partners II, L.P. expired upon the closing of UbiquiTel's initial public offering.

TERMS OF PREFERRED STOCK

    The holders of UbiquiTel's preferred stock were entitled to the number of votes equal to the number of shares of common stock into which they could have been converted. The holders of UbiquiTel's preferred stock were also entitled to receive dividends at a rate of 7% per year and dividends accrued if not paid. No dividends were paid to the holders of the preferred stock prior to the completion of UbiquiTel's initial public offering. Upon completion of UbiquiTel's initial public offering, the shares of preferred stock automatically converted into UbiquiTel's common stock on a one-for-one basis and the following cash dividends were paid to satisfy outstanding dividend arrearages to the holders of preferred stock that are listed in the tables above as follows:

NAME                                                          AMOUNT OF CASH DIVIDEND
----                                                          -----------------------
Brookwood UbiquiTel Investors, L.L.C........................          $143,338
CBT Wireless Investments, L.L.C.............................            81,892
New Ventures, L.L.C.........................................            61,431
SpectraSite Communications, Inc.............................            51,192
Stephen C. Marcus...........................................            45,479
Donald A. Harris............................................            30,715
Lancaster Investment Partners...............................            30,715
Robert A. Berlacher.........................................            10,606
Donaldson, Lufkin & Jenrette Merchant Banking Partners II,
  L.P.......................................................           493,836

STOCKHOLDERS' AGREEMENTS

    In connection with the issuance of UbiquiTel's common stock to founders in November 1999, we entered into a founders stock agreement. The founders stock agreement provided, among other things, that the founding stockholders would become vested in shares of UbiquiTel's voting common stock to maintain certain specified percentages of voting common stock. As a result of the founders stock agreement, our founding stockholders vested, at no additional costs to the founding stockholders, in a total of 136,758 shares of UbiquiTel's voting common stock in April 2000. These shares are reflected in the tables set forth above. Our founding stockholders also entered into a co-sale agreement, which provided certain co-sale rights if a founding stockholder desired to sell UbiquiTel's shares.

    In connection with the issuance of UbiquiTel's preferred stock, we entered into stockholders' agreements. The stockholders' agreements include provisions relating to the election of our directors, as well as tag-along, bring-along, preemptive and first offer rights.

    All of these agreements terminated upon the closing of UbiquiTel's initial public offering.

REGISTRATION RIGHTS AGREEMENTS

    We have also granted registration rights to all of the persons who were stockholders of UbiquiTel prior to its initial public offering. Under these agreements, we are required to register shares of common stock upon request. The registration rights agreements survived the closing of UbiquiTel's initial public offering. See "Description of UbiquiTel Capital Stock--Registration Rights."

WARRANTS

    In December 1999, we borrowed $8.0 million from BET Associates, an affiliate of our director Bruce E. Toll, and issued BET Associates a warrant to purchase 2,489,175 shares of UbiquiTel's common stock. On April 12, 2000, BET Associates exercised the warrant for a purchase price of $24,891 and was issued 2,489,175 shares of UbiquiTel's common stock, which were converted into 4,978,150 shares as a result of a two-for-one stock split in connection with our initial public offering. We agreed to certain repurchase provisions relating to the common stock issued to BET Associates under the warrant. The repurchase provisions terminated upon the closing of our initial public offering.

    Upon the closing of our note offering, we issued to Donaldson, Lufkin & Jenrette Securities Corporation (predecessor to Credit Suisse First Boston) warrants to purchase shares of our common stock. These warrants were cancelled prior to the closing of our initial public offering and we issued new warrants to Donaldson, Lufkin & Jenrette Securities Corporation to purchase up to 86,183 shares of our common stock at an exercise price equal to the initial public offering price of $8.00 per share.

These warrants will be exercisable at any time after the first anniversary of our initial public offering and expire on the fifth anniversary of our initial public offering.

LOAN WITH STOCKHOLDER

    In December 1999, we borrowed $8.0 million from BET Associates, an affiliate of our director Mr. Toll. The note evidencing the borrowing of $8.0 million provided that interest at 12% would be payable quarterly, commencing April 1, 2000, and would mature on December 28, 2007. We paid the note in full from the proceeds of our sale of senior subordinated discount notes on April 11, 2000. The prepayment of the BET Associates note included unpaid interest of $276,000, and a prepayment fee of $80,000.

CONTRACTUAL ARRANGEMENTS WITH STOCKHOLDERS

    We have a master lease agreement with SpectraSite Communications. SpectraSite Communications did not receive any payments under our agreement during 1999. In mid-2000, we entered into a new master site agreement with SpectraSite Communications for its existing towers as well as towers that it may construct for us on build-to-suit sites that we identify from time to time under a master design and build agreement between us. Under the master design and build agreement, SpectraSite Communications has the right of first refusal to construct and acquire build-to-suit sites and we are entitled to engage SpectraSite Communications to handle any construction necessary to install our network equipment on shared facilities that we license or sublicense from SpectraSite Communications or any third party. The master design and build agreement has a term of five years unless services have been performed in markets totaling a covered population of ten million. Under the master site agreement, we intend to license space on build-to-suit sites or sublicense space on SpectraSite Communication's existing towers to house our network equipment. See "Description of UbiquiTel--Business Strategy--Utilize Other Strategic Third Party Relationships in Network Build-Out--SpectraSite Communications" for a description of the general terms of the master site agreement. For the year ended December 31, 2000, UbiquiTel accrued fees of $4.3 million due to SpectraSite.

    We received consulting services from The Walter Group, an affiliate of our director, Joseph N. Walter, in 1999. We paid The Walter Group $148,000 for these consulting services in 1999. In January 2000, The Walter Group sold certain of its assets to Wireless Facilities Inc., a wireless engineering and consulting firm. As a result, consulting services that we previously received from The Walter Group are now provided by Wireless Facilities, Inc., which is not affiliated with any of our directors, officers or principal stockholders.

OTHER FEES PAID TO STOCKHOLDERS

    An affiliate of Credit Suisse First Boston entered into a commitment letter with us in February 2000 to provide up to $125.0 million of senior subordinated increasing rate notes. The commitment letter provided that the affiliate of Credit Suisse First Boston would be paid a fee upon the closing of our notes offering. We paid the commitment fee of $531,250 on April 11, 2000. Credit Suisse First Boston was also one of the initial purchasers under our sale of units of warrants and notes in April 2000, for which they received approximately $4.5 million for performing these services. Credit Suisse First Boston, through its predecessor, Donaldson, Lufkin & Jenrette Securities Corporation, was the lead manager of our initial public offering and received underwriting compensation of approximately $6.6 million. Credit Suisse First Boston is providing investment banking services to UbiquiTel in connection with the mergers and will receive fees of $2.5 million in connection with rendering such services. Of such fees payable to Credit Suisse First Boston, UbiquiTel paid a portion in connection with their delivery of the fairness opinion while the balance is contingent upon completing the mergers. Eric Weinstein, one of our Class II director nominees, is a director of Credit Suisse First Boston.

ASSIGNMENT OF SPRINT PCS AGREEMENT TO US

    In October 1998, a limited liability company whose sole member was The Walter Group entered into a management agreement with Sprint PCS whereby it became the Sprint PCS affiliate with the exclusive right to provide PCS services under the Sprint and Sprint PCS brand names in the Reno/ Tahoe market. The limited liability company subsequently changed its name to UbiquiTel L.L.C. During the period from October 1998 to October 1999, UbiquiTel L.L.C. attempted unsuccessfully to obtain financing for the build-out of the Reno/Tahoe market. In November 1999, UbiquiTel L.L.C. assigned the management and related agreements to us. UbiquiTel L.L.C. had no operations or financial transactions prior to the assignment of these agreements to us.

                 DESCRIPTION OF CERTAIN UBIQUITEL INDEBTEDNESS

    The following are summaries of the material provisions of UbiquiTel Operating Company's $300 million senior credit facility, as amended by the second amendment and consent to the credit agreement dated March 31, 2000, and the indenture governing its senior subordinated discount notes.

SENIOR CREDIT FACILITY

    On March 31, 2000, UbiquiTel Operating Company entered into a $250 million senior secured credit facility with Paribas. In connection with the mergers, on March 1, 2001, UbiquiTel Operating Company and Paribas and the other lenders increased the credit facility by $50 million to $300 million.

    The credit facility, as amended, provides for:

    - an aggregate of $120,000,000 of senior secured A term loans, which may be drawn at any time until April 2002, and which mature in October 2007, of which $30,000,000 was drawn down under the requirements of the credit facility and funded into an escrow account;

    - an aggregate of $125,000,000 of senior secured B term loans, of which $75,000,000 were drawn down in full on April 11, 2000 and funded into an escrow account, and $50,000,000 were drawn down in full on March 1, 2001 and funded into an escrow account, and which mature in October 2008; and

    - a $55,000,000 senior secured revolving credit facility which matures in October 2007 and includes a $5,000,000 subfacility for the issuance of letters of credit.

    The $125,000,000 million of senior secured B term loans that were funded as well as the $50,000,000 of proceeds from the sale of certain non-essential VIA Wireless assets that will be funded into an escrow account will remain the property of our lenders and will not be released to us if an event of default has occurred under the amended credit agreement. Additionally, these funds will not be released to us until specified conditions have been satisfied. These conditions include, among others, evidence that we have used all of the proceeds from UbiquiTel Operating Company's sale of senior subordinated discount notes and from our June 2000 initial public offering to pay fees and expenses in connection with those offerings, to fund the build-out of our network or for other general corporate and working capital purposes. Additional borrowings under our senior credit facility must be placed into escrow until the conditions to release our initial borrowing of $125,000,000 have been satisfied.

    UbiquiTel Operating Company must repay the A term loans, to the extent borrowed, in 14 consecutive quarterly installments, beginning in June 2004. The amount of each of the first four installments is $2,500,000, the amount of each of the next four installments is $3,750,000, the amount of each of the next four installments is $16,250,000, and the amount of each of the last two installments is $15,000,000.

    UbiquiTel Operating Company must repay the B term loans in eighteen consecutive quarterly installments, beginning in June 2004. As a result of the additional $50,000,000 of B term loans incurred in connection with the mergers, the amount of each of the first 12 installments has been increased to $312,500 from $187,500, the amount of each of the next four installments has been increased to

$4,687,500 from $2,812,500, and the amount of each of the last two installments has been increased to $51,250,000 from $30,750,000.

    In the event UbiquiTel Operating Company voluntarily prepays any of the B term loans, it is required to pay a prepayment premium of 2% of the principal amount then being repaid if such repayment occurs on or prior to March 1, 2002, and 1% of the principal amount then being repaid after March 1, 2002 but before March 1, 2003. After March 1, 2003, UbiquiTel Operating Company's voluntary prepayment of B term loans shall not be subject to any prepayment premium.

    The amount that UbiquiTel Operating Company can borrow and that can be outstanding under the revolving credit facility reduces in eight quarterly reductions, beginning in December 2005. The amount of each of the reductions is $6,875,000.

    Interest on the A term loans accrues, at our option, either at:

    - the reserve adjusted London interbank offered rate, plus a margin of between 3.75% and 2.25%; or

    - the higher of The Chase Manhattan Bank's prime rate or the federal funds rate plus 0.5%, plus a margin of between 2.0% and 1.0%.

    Interest on the B term loans and the revolving credit loans accrues, at our option, either at:

    - the reserve adjusted London interbank offered rate, plus an applicable margin of between 4.25% and 2.75%, depending on the level of UbiquiTel Operating Company's ratio of debt to earnings before interest, taxes, depreciation and amortization; or

    - the higher of The Chase Manhattan Bank's prime rate or the federal funds rate plus 0.5%, plus an applicable margin of between 2.5% and 1.5%, depending on the level of UbiquiTel Operating Company's ratio of debt to earnings before interest, taxes, depreciation and amortization.

    Interest on any overdue amounts will accrue at a rate per annum equal to 2.0% plus the rate otherwise applicable to that amount.

    The credit facility requires that UbiquiTel Operating Company pay commitment fees to the lender. Initially, the commitment fee is based on a percentage of the undrawn amounts of the revolving credit facility and the A term loan facility. The commitment fees are payable quarterly in arrears and a separate agent's fee is payable to the administrative agent.

    The commitment fee is:

    - if 67% or more of the total amount of the facilities is drawn, the commitment fee is 0.75% of the undrawn amount;

    - if less than or equal to 67% and greater than 33% of the total amount of the facilities is drawn, the commitment fee is 1.125% of the undrawn amount; or

    - if less than or equal to 33% of the total amount of the facilities is drawn, the commitment fee is 1.375% of the undrawn amount.

    We paid origination fees of $7.0 million in connection with the $250 million credit facility.

    We must repay the term loans, and the commitments under the revolving credit facility will be reduced, in an aggregate amount equal to:

    - 50% of excess cash flow in each fiscal year;

    - 100% of the net proceeds of specified asset sales outside the ordinary course of business, in excess of a $1.0 million yearly threshold;

    - 100% of the net cash proceeds of specified incurrences of indebtedness;
      and

    - 100% of the net cash proceeds of specified issuances of equity securities, other than proceeds from our initial public offering.

    We must repay the $50 million B term loan funded into escrow on March 1, 2001 in connection with the mergers, together with a prepayment premium of $1.0 million in the event the mergers and the sale of certain non-essential assets of VIA Wireless for $50 million have not been completed on or before December 31, 2001. Upon such repayment, the B term loan commitment would be reduced by $50 million to $75 million, the original amount of the B term loan commitment.

    We have guaranteed all of the obligations of UbiquiTel Operating Company under the credit facility. UbiquiTel Operating Company's obligations under the credit facility are secured by security interests in substantially all of its assets and will be further secured by security interests in VIA Wireless' assets, and by a pledge of all of UbiquiTel Operating Company's capital stock.

    The credit facility contains customary covenants, including covenants limiting indebtedness, dividends and distributions on, and redemptions and repurchases of, capital stock and other similar payments, and the acquisition and disposition of assets. The credit facility also requires that UbiquiTel Operating Company comply with specified financial covenants, including interest coverage ratios and indebtedness to total capital ratios and other covenants, including a requirement to cover a specified percentage of the population in our market areas. These covenants will be adjusted automatically upon completion of the mergers. We are currently in compliance with all covenants under the credit facility and we expect to be in compliance with the adjusted covenants upon completion of the mergers.

    The credit facility provides for customary events of default, including cross-defaults, judgment defaults and events of bankruptcy. In case of an event of default, our lenders may declare our debt due and payable.

SENIOR SUBORDINATED DISCOUNT NOTES

    On April 11, 2000, UbiquiTel Operating Company issued 300,000 units consisting of senior subordinated discount notes due 2010 and unit warrants to purchase 3,579,000 shares of our common stock, which yielded gross proceeds of $152.3 million. The notes were issued under an indenture, dated as of April 11, 2000, among us, UbiquiTel Operating Company and American Stock Transfer & Trust Company, as trustee. The notes:

    - mature on April 15, 2010 and are limited to an aggregate principal amount at maturity of $300.0 million;

    - generated gross proceeds to us of $152.3 million;

    - are general, unsecured obligations of UbiquiTel Operating Company, subordinated in right of payment to all senior debt, including all obligations under the senior credit facility;

    - accrue interest at a rate of 14.0% per annum, computed on a semiannual basis, calculated from April 11, 2000, will not bear interest payable in cash prior to April 15, 2005, and will bear interest payable semiannually in cash on each April 15 and October 15, beginning October 15, 2005; and

    - are guaranteed by us.

    UbiquiTel Operating Company may elect to redeem all or part of the notes at any time on or after April 15, 2005 and before maturity, at the following redemption prices:

                                REDEMPTION PRICE
                                 PER $1,000 OF
                                   PRINCIPAL
YEAR BEGINNING                       AMOUNT
--------------                  ----------------
April 15, 2005................     $1,070.00
April 15, 2006................      1,046.67
April 15, 2007................      1,023.33
April 15, 2008 and
thereafter....................      1,000.00

    In addition, on or before April 15, 2003, UbiquiTel Operating Company may redeem up to 35% of the principal amount at maturity of notes issued under the indenture, at a redemption price equal to $1,140 for each $1,000 of accreted value of a note to the redemption date, with the net proceeds of one or more equity offerings. However, at least 65% of the aggregate principal amount at maturity of notes issued under the indenture must remain outstanding immediately after giving effect to the redemption.

    If a change of control occurs, each noteholder may require UbiquiTel Operating Company to repurchase its notes. The repurchase price will be:

    - $1,010 per $1,000 of accreted value of the notes, if the repurchase occurs before April 15, 2005, or

    - $1,010 per $1,000 of principal amount of the notes, plus any accrued interest, if the repurchase occurs on or after April 15, 2005.

    A change of control will occur if:

    - we sell substantially all of our and our subsidiaries' assets;

    - we adopt a plan for our liquidation or dissolution;

    - any person or group of persons, other than certain current stockholders or their affiliates, become the beneficial owner of more than 50% of the voting power of our stock; or

    - a majority of our board of directors no longer consists of continuing directors, which are directors who were serving on April 11, 2000, or who were nominated to serve as a director by a majority of the continuing directors at the time. Changes in directors elected by particular investors, such as holders of our preferred stock, are ignored for purposes of determining continuing directors.

    The UbiquiTel Operating Company credit facility prohibits the purchase of outstanding notes before repayment of the borrowings under the credit facility.

    UbiquiTel Operating Company is also required to offer to repurchase the notes if all or some of the net proceeds of an asset sale are not used to acquire an entity engaged in a permitted business, to purchase other long-term assets used or useful in a permitted business or to repay any senior indebtedness.

    The indenture contains restrictive covenants which, among other things, restrict UbiquiTel Operating Company's and its restricted subsidiaries' ability to:

    - incur additional indebtedness;

    - pay dividends, make investments or redeem or retire stock;

    - cause encumbrances or restrictions to exist on the ability of its subsidiaries to pay dividends and make investments in, or transfer property or assets;

    - create liens on their assets;

    - sell assets;

    - engage in transactions with affiliates;

    - engage in businesses other than a permitted business; or

    - engage in mergers or consolidations.

    The indenture also provides for customary events of default, including cross-defaults, judgment defaults and events of bankruptcy. In the case of an event of default, our trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the notes immediately due and payable. We are currently in compliance with all covenants under the indenture governing the notes.

    We paid commitment and other fees to our initial purchasers of the notes and unit warrants of approximately $6.0 million.

                     DESCRIPTION OF UBIQUITEL CAPITAL STOCK

    The following is a summary of the material terms and provisions of our capital stock.

AUTHORIZED CAPITAL STOCK

    Our authorized capital stock as of May 31, 2001 consists of:

    - 100,000,000 shares of common stock, par value $0.0005 per share, of which 64,716,465 shares are outstanding; and

    - 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are outstanding.

    In the event that UbiquiTel's shareholders approve the amendment to UbiquiTel's certificate of incorporation, the number of authorized shares of common stock will be increased to 240,000,000, of which 81,116,465 shares will be outstanding assuming the closing of the mergers. See "Proposal 5: Amendment to UbiquiTel's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock."

STOCK RESERVED FOR ISSUANCE

    As of May 31, 2001, we have reserved 4,216,000 shares of common stock for issuance upon exercise of outstanding stock options and 3,665,183 shares for issuance upon exercise of outstanding warrants. We have not reserved any shares of preferred stock for issuance.

    COMMON STOCK

    The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders and do not have any cumulative voting rights. Subject to the rights of the holders of any series of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Holders of shares of common stock have no preemptive, conversion, redemption, subscription or similar rights. If we liquidate, dissolve or wind up, the holders of shares of common stock are entitled to share ratably in the assets which are legally available for distribution, if any, remaining after the payment or provision for the payment of all debts and other liabilities and the payment and setting aside for payment of any preferential amount due to the holders of shares of any series of preferred stock.

    PREFERRED STOCK

    Under our amended and restated certificate of incorporation, the board of directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series. Each series may have different rights, preferences and designations and qualifications, limitations and restrictions that may be established by our board of directors without approval from the stockholders. These rights, designations and preferences include:

    - number of shares to be issued;

    - dividend rights;

    - dividend rates;

    - right to convert the preferred shares into a different type of security;

    - voting rights attributable to the preferred shares;

    - liquidation preferences; and

    - terms of redemption.

    If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of stockholders. The board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.

    WARRANTS

    We currently have outstanding warrants to purchase in the aggregate 3,665,183 shares of UbiquiTel's common stock.

    PARIBAS WARRANTS

    We issued warrants to purchase 1,148,804 shares of our common stock at an exercise price of $.005 per share to Paribas in connection with our prior
$25 million credit facility. On May 21, 2001, Paribas exercised the warrants on a cashless basis and received 1,147,861 shares of common stock (net of 943 shares surrendered as payment of the exercise price).

    UNIT WARRANTS

    As part of a units offering in April 2000, we issued and sold warrants to purchase an aggregate of 4,234,804 shares of our common stock pursuant to a warrant agreement between us and American Stock Transfer & Trust Company, as the warrant agent. The warrant agreement was amended in June 2000 to cancel 655,804 of such warrants subject to the warrant agreement, which were originally issued to Donaldson, Lufkin & Jenrette Securities Corporation, the predecessor of Credit Suisse First Boston Corporation. Warrants to purchase 86,183 shares of our common stock were reissued to Credit Suisse First Boston Corporation pursuant to a new warrant agreement that we entered into with Credit Suisse First Boston Corporation in June 2000.

    The holders of the unit warrants are entitled, in the aggregate, to purchase 3,579,000 shares of our common stock. The unit warrants become exercisable at any time after April 15, 2001 for a period of ten years from the date of issuance.

    Each of the warrants, when exercised, will entitle the holder to receive
11.93 fully paid and non-assessable shares of our common stock, at an exercise price of $11.37 per share, subject to adjustment from time to time in several circumstances including the following:

        (1) the payment by us of dividends and other distributions on our common stock;

        (2) subdivision, combinations and reclassifications of our common stock;

        (3) the issuance to all holders of common stock of such rights, options or warrants entitling them to subscribe for our common stock or securities convertible into, or exchangeable or exercisable for, our common stock at a price which is less than the fair market value per share of our common stock;

        (4) certain distributions to all holders of our common stock of any of our assets or debt securities or any rights or warrants to purchase any such securities, excluding those rights and warrants referred to in clause (3) above;

        (5) the issuance of shares of our common stock for consideration per share less than the then fair market value per share of our common stock at the time of issuance of such convertible or exchangeable security, excluding securities issued in transactions referred to in clauses (1) through (4) above, or (6) below; and

        (6) the issuance of securities convertible into or exchangeable for our common stock for a conversion or exchange price plus consideration received upon issuance less than the then fair market value per share of our common stock at the time of issuance of such convertible or exchangeable security, excluding securities issued in transactions referred to in (1) through
    (4) above.

    The events described above are subject to certain exceptions described in the warrant agreement including:

    - issuances of options, convertible securities or common stock to employees, directors or consultants of us or any of our subsidiaries pursuant to a plan approved by our board of directors;

    - rights to purchase common stock pursuant to a plan for reinvestment of dividends or interest; and

    - issuances of common stock, options or convertible securities in connection with mergers and acquisitions with non-affiliated third parties.

    CREDIT SUISSE FIRST BOSTON WARRANTS

    In connection with a senior subordinated discount notes offering in April 2000 by our subsidiary UbiquiTel Operating Company, we issued to Donaldson, Lufkin & Jenrette Securities Corporation, the predecessor to Credit Suisse First Boston Corporation, warrants to purchase an aggregate of 655,804 shares of our common stock. In June 2000 we canceled those warrants and issued new warrants to Donaldson, Lufkin & Jenrette Securities Corporation to purchase an aggregate of 86,183 shares at an exercise price equal to $8.00 per share. These warrants will be exercisable after June 12, 2001 and will expire June 12, 2005.

    The number of shares into which the warrants are exercisable and the exercise price are subject to adjustment in the event of:

        (1) the payment by us of dividends and other distributions on our common stock;

        (2) subdivisions, combinations and reclassifications of our common stock;

        (3) the issuance to all holders of common stock of such rights, options or warrants entitling them to subscribe for our common stock or securities convertible into, or exchangeable or exercisable for, our common stock at a price which is less than the fair market value per share of our common stock; and

        (4) certain distributions to all holders of our common stock of any of our assets or debt securities or any rights or warrants to purchase any such securities, excluding those rights and warrants referred to in clause (3) above.

    The events described above will be subject to certain exceptions described in the warrant agreement under which the warrants were issued, including issuances of options, convertible securities or common stock to employees, directors or consultants of us or any of our subsidiaries pursuant to a plan approved by our board of directors; rights to purchase common stock pursuant to a plan for reinvestment of dividends or interest; and issuances of common stock, options or convertible securities in connection with mergers and acquisitions with non-affiliated third parties.

ANTITAKEOVER EFFECTS OF DELAWARE LAW

    We are subject to the provisions of Section 203 of the Delaware law. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a certain period of time. That period is three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or owned within three years prior, 15% or more of the corporation's voting stock. The existence of this provision may have an antitakeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for shares of common stock held by stockholders.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS THAT MAY PREVENT
  TAKEOVERS

    Our amended and restated certificate of incorporation contains provisions that may delay, defer or prevent a change in control of us and make removal of our management more difficult.

    Our amended and restated certificate of incorporation provides for the division of the board of directors into three classes, as nearly equal in size as possible, with each class beginning its three year term in a different year. The certificate of incorporation also provides that only the board of directors may fix the number of directors. Our bylaws provide that a stockholder may nominate directors only if the stockholder delivers written notice to us not less than 45 days or more than 75 days before the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting. If the date of the annual meeting is advanced more than 30 days before or delayed more than 30 days after the anniversary of the preceding year's annual meeting, then we must receive the stockholder's notice not after the later of the ninetieth day before the annual meeting or the tenth day after the day the public announcement of the date of the annual meeting is made.

    Our amended and restated certificate of incorporation provides that any newly created directorship resulting from an increase in the number of directors or a vacancy on the board of directors may be filled only by vote of a majority of the remaining directors then in office, even if less than a quorum. Under no circumstances will our stockholders fill any newly created directorships. Directors elected to fill vacancies or by reason of an increase in the number of directors will hold office until the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. Directors may be removed from office only for cause and only by the affirmative vote of 80% of the then outstanding shares of stock entitled to vote on the matter.

    Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of the stockholders, and may not be taken by written consent of the stockholders. Special meetings may be called only by the Chairman of the board of directors, if there is one, the President or by a majority of the board of directors. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions that are favored by the holders of a majority of the outstanding voting securities. These provisions may also discourage another person or entity from making an offer to stockholders for the common stock. This is because the person or entity making the offer, even if it acquired a majority of our outstanding voting securities, would be unable to call a special meeting of the stockholders and would further be unable in most situations to obtain unanimous written consent of the stockholders. As a result, any meeting as to matters they endorse, including the election of new directors or the approval of a merger, would have to wait for the next duly called stockholders meeting.

    Our amended and restated bylaws provide that a stockholder may raise new business at an annual stockholder meeting only if the stockholder delivers written notice to us not after the later of ninety days prior to the date of the annual meeting or the tenth day after the day the public announcement of the date of the annual meeting is made. The stockholder's notice must provide us with certain information concerning the nature of the new business, and must disclose certain information about the stockholder and the stockholder's interest, if any, in the proposed business matter.

    Delaware Law provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless the corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the affirmative vote of the holders of at least 80% of the outstanding voting stock to amend or repeal any of the provisions of the certificate of incorporation or bylaws described above. Except as otherwise provided by law, holders of our common stock are not entitled to vote on any amendment to our certificate of incorporation that changes the powers, preferences, rights or other terms of an outstanding series of our preferred stock, if the holders of the affected series of preferred stock are entitled to vote on the proposed amendment. The bylaws may be amended or repealed by the board of directors, except if the bylaw provisions affect provisions of the certificate of incorporation or bylaws described above, then the affirmative vote of the holders of at least 80% of the then outstanding voting stock is required. The 80% stockholder vote would be in addition to any separate vote that each class of preferred stock is entitled to that might in the future be required in accordance with the terms of any preferred stock that might be outstanding at the time any amendments are submitted to stockholders.

    The foregoing provisions, together with the ability of the board of directors to issue preferred stock without further stockholder action, may delay or frustrate the removal of incumbent directors or the completion of transactions that would be beneficial, in the short term, to our stockholders. The provisions may also discourage or make more difficult a merger, tender offer, other business combination or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events would be favorable to the interests of our stockholders.

    Our amended and restated certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by law. In addition, as permitted by Delaware law, the certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

    - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    - the payment of dividends or the redemption or purchase of stock in violation of Delaware law;

    - any breach of the duty of loyalty to us or our stockholders; or

    - any transaction from which the director derived an improper personal benefit.

CERTAIN PROVISIONS OF THE SPRINT PCS AGREEMENTS

    Pursuant to our management agreements with Sprint PCS, under specific circumstances and without further stockholder approval, Sprint PCS may purchase our operating assets or capital stock for 72% or 80% of our "entire business value," which includes the value of our right to use the spectrum licenses, our business operations and other assets. In addition, Sprint PCS must approve any change of control of our ownership and consent to any assignment of our management agreements with Sprint PCS. Sprint PCS has a right of first refusal if we decide to sell our operating assets to a third party. We are also subject to a number of restrictions on the transfer of our business including a prohibition on the sale of us or our operating assets to competitors of Sprint or Sprint PCS. These restrictions and other restrictions in our management agreements with Sprint PCS may limit our ability to sell the business and may have a substantial anti-takeover effect.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

LISTING

    Our common stock is listed on The Nasdaq National Market under the symbol "UPCS."

                       UBIQUITEL'S SPRINT PCS AGREEMENTS

    The following is a summary of the material terms and provisions of UbiquiTel's Sprint PCS agreements and the consent and agreement modifying the Sprint PCS management agreement. This summary gives effect to Addendum VI to UbiquiTel's Sprint PCS management agreement as if the mergers have been completed and assumes:

    - UbiquiTel's markets include VIA Wireless' markets;

    - UbiquiTel and VIA Wireless both outsource billing, customer care and activation services to Sprint PCS; and

    - VIA Wireless' operations are connected to Sprint PCS' existing PCS spectrum in VIA Wireless' service area.

    We have filed the Sprint PCS agreements and the consent and agreement as exhibits to our securities filings with the SEC and urge you to review them carefully.

OVERVIEW OF SPRINT PCS RELATIONSHIP AND AGREEMENTS

    Under long-term agreements with Sprint PCS, we will exclusively market PCS services under the Sprint and Sprint PCS brand names in our markets. Sprint PCS owns the spectrum licenses and we are granted use of these licenses through our agreements with Sprint PCS. The agreements with Sprint PCS require us to interface with the Sprint PCS national wireless network by building our PCS network to operate on the PCS frequencies licensed to Sprint PCS. The Sprint PCS agreements also give us access to Sprint PCS' equipment discounts, travel revenue from Sprint PCS customers traveling into our markets, and various other support services. Our relationship and agreements with Sprint PCS provide strategic advantages, including avoiding the need to fund up-front spectrum acquisition costs and the costs of establishing billing and other customer services infrastructure. The management agreement has an initial term of 20 years and will automatically renew for three additional successive 10-year terms for a total term of 50 years, unless we or Sprint PCS provide the other with two years' prior written notice to terminate the agreements or unless we are in material default of our obligations under the agreements.

    We have four major agreements with Sprint PCS:

    - the management agreement;

    - the services agreement;

    - the trademark and service mark license agreement with Sprint; and

    - the trademark and service mark license agreement with Sprint PCS.

    In addition, Sprint PCS has entered into a consent and agreement that modifies our management agreement for the benefit of Paribas, on behalf of the lenders under UbiquiTel Operating Company's $300 million senior credit facility.

THE MANAGEMENT AGREEMENT

    Under our management agreement with Sprint PCS, we have agreed to:

    - construct and manage a network in our markets in compliance with Sprint PCS' PCS licenses and the terms of the management agreement;

    - share with Sprint the costs associated with its relocation of interfering microwave sources in our markets;

    - distribute during the term of the management agreement Sprint PCS products and services;

    - use Sprint PCS' and our own distribution channels in our markets;

    - conduct advertising and promotion activities in our markets; and

    - manage that portion of Sprint PCS' customer base assigned to our markets.

    Sprint PCS will supervise our PCS network operations and has the right to unconditional access to our PCS network.

    EXCLUSIVITY. We are designated as the only person or entity that can manage or operate a PCS network for Sprint PCS in our markets. Sprint PCS is prohibited from owning, operating, building or managing another wireless mobility communications network in our markets while our management agreement is in place and no event has occurred that would permit the agreement to terminate. Sprint PCS is permitted under our agreement to make national sales to companies in our markets and, as required by the Federal Communications Commission, to permit resale of the Sprint PCS products and services in our markets. If Sprint PCS decides to expand the geographic size of our build-out, Sprint PCS must provide us with written notice of the proposed expansion. We have 90 days to determine whether we will build out the proposed area. If we do not exercise this right, Sprint PCS can build out the markets or permit another third party to do so.

    NETWORK BUILD-OUT. The management agreement specifies the terms of the Sprint PCS affiliation, including the required network build-out plan. We have agreed on a minimum build-out plan which includes specific coverage and deployment schedules for the network planned within our service area as depicted in the table below. The aggregate coverage will result in network coverage of approximately 61% of the population in our markets of 11.1 million by the end of 2001. We have agreed to operate our PCS network to provide for a seamless handoff of a call initiated in our markets to a neighboring Sprint PCS network.

                                           PHASE 0                 PHASE 1                  PHASE 2               PHASE 3
MARKET                               SEPTEMBER 21, 2000       DECEMBER 31, 2000         MARCH 31, 2001      SEPTEMBER 30, 2001
------                               -------------------   ------------------------   -------------------   -------------------
Reno/Tahoe/Northern California        Reno, NV             Yuba City/Marysville, CA   Eureka, CA
                                      Sparks, NV           Oroville, CA
                                      Carson City, NV      Chico, CA
                                      Lake Tahoe, NV       Red Bluff, CA
                                                           Redding,CA

Spokane/Montana                                            Pullman, WA                Newport, WA
                                                           Lewiston, ID               Sandpoint, ID
                                                           Moscow, ID

Southern Idaho/Utah/Nevada                                 Logan, UT                  Boise, ID              Twin Falls, ID
                                                           Brigham, UT                Nampa, ID              Pocatello, ID
                                                                                      Caldwell, ID           Idaho Falls, ID
                                                                                      Mountain Home, ID      Rexburg, ID
                                                                                      Jackson, WY            St. Anthony, ID
                                                                                      Ketchum, ID
                                                                                      Cedar City, UT
                                                                                      St. George, UT
                                                                                      Mesquite, NV

Southern Indiana/Kentucky                                                             Terre Haute, IN        Vincennes, IN
                                                                                      Bloomington, IN        Washington, IN
                                                                                      Bedford, IN            Petersburg, IN
                                                                                      Evansville, IN         Jasper, IN
                                                                                      Owensboro, KY          Cannelton, IN
                                                                                                             Rockport, IN
                                                                                                             Bedford, IN
                                                                                                             Mitchell, IN
                                                                                                             New Castle, IN
                                                                                                             Rushville, IN
                                                                                                             Connersville, IN
                                                                                                             Liberty, IN
                                                                                                             Clarkesville, TN

    The management agreement also includes minimum build-out plan requirements for select cities in the Spokane/Montana market, with a launch date of June 1, 2005.

    Pursuant to Addendum VI to UbiquiTel's Sprint PCS management agreement and assuming that the mergers have been consummated, UbiquiTel has agreed that by no later than September 1, 2001, we would complete the following build-out requirements for the BTAs included in the VIA Wireless service area:

    FRESNO BTA: Coverage for Mendota and the portion of I-5 located in the Fresno BTA.

    BAKERSFIELD BTA: Coverage for Shafter, Wasco, LaMont and Arvin, or in the alternative, UbiquiTel may provide drive test data showing coverage. Coverage along I-5 to meet Sprint PCS coverage at the southern Bakersfield BTA border.

    VISALIA-PORTERVILLE-HANFORD BTA: Coverage for Orosi, Woodlake, Dinuba and Kingsburg, or in the alternative, UbiquiTel may provide drive test data showing coverage.

    MERCED BTA: Coverage for Atwater and Winton, or in the alternative, UbiquiTel may provide drive test data showing coverage. Coverage along Highway 152 to the Merced BTA border.

    MODESTO BTA: Coverage due east of Ceres along Highway 99 and northwest to J7 to include Hughson, Empire, Hickman and Waterford, or in the alternative, UbiquiTel may provide drive test data showing coverage.

    STOCKTON BTA: Coverage in the I-205/580 area along I-205 and along I-580 south from the junction of I-205 and I-580 to I-5, including all Sprint PCS meetpoints.

    Under Addendum VI, UbiquiTel is permitted to complete after September 1, 2001 construction of not more than three of the sites needed to provide coverage for Mendota, Orosi, Woodlake, Dinuba, Kingsburg, Shafter, Wasco, Atwater, Winton, and due east of Ceres along Highway 99 and northwest to J7 to include Hughson, Empire, Hickman and Waterford. Another exception to the September 1, 2001 build-out coverage date is that a site needs to be located on certain privately-owned land to provide coverage along I-5 to meet Sprint PCS coverage at the southern Bakersfield BTA border. Additionally, UbiquiTel may not meet the September 1, 2001 build-out coverage date for any coverage area described above based on events not within the control of UbiquiTel, which could include circumstances such as failure to timely receive necessary zoning approvals or construction permits, moratoriums on sites by municipalities and third-party vendors' inability to timely provide necessary products or services.

    If UbiquiTel does not complete the VIA Wireless build-out requirements as described above and there is no exception or other event outside of UbiquiTel's control on which it may rely under the management agreement, Sprint PCS may declare an event of termination and UbiquiTel has agreed to waive any right to a cure period if such event of termination is declared

    PRODUCTS AND SERVICES. The management agreement identifies the products and services that we can offer in our markets. These services include, but are not limited to, Sprint PCS consumer and business products and services available as of the date of the agreement, or as modified by Sprint PCS. We are allowed to sell wireless products and services that are not Sprint PCS' products and services if those additional products and services do not cause distribution channel conflicts or, in Sprint PCS' sole determination, consumer confusion with Sprint PCS products and services. We may cross-sell services such as long distance service, Internet access, handsets, and prepaid phone cards with Sprint, Sprint PCS and other Sprint PCS affiliates. If we decide to sell the same services of third parties, we must give Sprint PCS an opportunity to provide the services on the same terms and conditions. We cannot offer traditional telephone services based on wireless technology specifically designed for the competitive local telephone market in areas where Sprint owns the local telephone company unless we name the Sprint-owned local telephone company as the exclusive distributor or Sprint PCS approves the terms and conditions.

    We participate in the Sprint PCS sales programs for national sales to customers, and pay the expenses and receive the compensation from national accounts located in our markets. As a participant in these sales programs, our responsibilities include assisting Sprint PCS' national sales team in our markets in connection with implementing national sales programs, negotiating customer contracts and managing customer accounts. We must use Sprint's long distance service for calls made from within designated portions of our markets to areas outside those designated portions and to connect our network to the national platforms Sprint PCS uses to provide some of its services under our services agreement. We must pay Sprint PCS the same price for this service that Sprint PCS pays to Sprint, along with an additional administrative fee.

    SERVICE PRICING, ROAMING, TRAVEL AND FEES. We must offer Sprint PCS subscriber pricing plans designated for regional or national offerings, including Sprint PCS' "Free and Clear" plans. We are permitted to establish our own local price plans for Sprint PCS products and services offered only in our markets, subject to Sprint PCS' approval. We are entitled to receive a weekly fee from Sprint PCS equal to 92% of "collected revenues" for all obligations under the management agreement, adjusted by the cost of customer services provided by Sprint PCS. "Collected revenues" include revenue from Sprint PCS subscribers based in our markets and inbound non-Sprint PCS roaming. Sprint PCS receives 8% of the collected revenues. Outbound non-Sprint PCS roaming revenue, inbound and outbound Sprint PCS travel fees, proceeds from the sales of handsets and accessories, proceeds from sales not in the ordinary course of business, and amounts collected with respect to taxes are not considered collected revenues. Except in the case of taxes, we retain 100% of these revenues. Many Sprint PCS subscribers purchase bundled pricing plans that allow Sprint PCS traveling anywhere on the Sprint PCS network without incremental Sprint PCS travel charges. However, we earn Sprint PCS travel revenue for every minute that a Sprint PCS subscriber from outside our markets enters our markets and uses our services. We earn revenue from Sprint PCS based on a per minute rate established by Sprint PCS when Sprint PCS' or its affiliates' subscribers travel on our portion of the Sprint PCS network. Similarly, we pay the same rate for every minute Sprint PCS subscribers who are based in our markets use the Sprint PCS network outside our markets. The analog roaming rate onto a non-Sprint PCS provider's network is set under Sprint PCS' third party roaming agreements.

    ADVERTISING AND PROMOTIONS. Sprint PCS is responsible for all national advertising and promotion of the Sprint PCS products and services. We are responsible for advertising and promotion in our markets. Sprint PCS' service area includes the urban markets around our markets. Sprint PCS will pay for advertising in these markets. Given the proximity of those markets to ours, we expect considerable spill-over from Sprint PCS' advertising in surrounding urban markets.

    PROGRAM REQUIREMENTS. Under our agreement with Sprint PCS, we must comply with Sprint PCS' program requirements for technical standards, travel, roaming and interservice area calls, customer service standards, national and regional distribution and national accounts programs. Some of these technical standards relate to network up-time, dropped calls, blocked call attempts and call origination and termination failures. We are required to build a network that meets minimum transport requirements established by Sprint PCS for links between our cell sites and switches. These requirements are measured in milliseconds. We are also required to have minimal loss and echo return loss on our telephone lines. We must meet substantially high network up-time percentage in excess of 95%. Also, we must meet a less than 5% dropped call rate and ratio of blocked call attempts to total call attempts as well as a less than 12% ratio of call origination to termination failures. Sprint PCS can adjust the program requirements at any time so long as it gives us at least 30 days prior notice. We have the right to appeal to Sprint PCS' management adjustments which could cause an unreasonable increase in cost to us if the adjustment:

    - causes us to incur a cost exceeding 5% of the sum of our equity plus our outstanding long term debt, or

    - causes our long-term operating expenses to increase by more than 10% on a net present value basis.

If Sprint PCS denies our appeal, then we have 10 days after the denial to submit the matter to arbitration. If we do not submit the matter to arbitration within the ten-day period or comply with the program adjustment, Sprint PCS has the termination rights described below.

    We are not currently required to meet the customer service standards because we have elected to use Sprint PCS' established support services which include customer service. Under our services agreement with Sprint PCS, Sprint PCS may terminate, upon nine months' advance written notice, customer service. We would then be required to establish and operate our own customer service center to, among other things, handle customer inquiries 24 hours a day, 365 days a year, and activate handsets and accounts and handle billing and collections within stringent time guidelines established by Sprint PCS, which may range from 24 to 72 hours.

    NON-COMPETITION. We may not offer Sprint PCS products and services outside our markets without the prior written approval of Sprint PCS. Within our markets we may offer, market or promote telecommunications products and services only under the Sprint PCS brands, our own brand, brands of related parties of ours or other products and services approved under the management agreement, except that no brand of a significant competitor of Sprint PCS or its related parties may be used for those products and services. To the extent we have or obtain licenses to provide PCS services outside our markets, we may not use the spectrum to offer Sprint PCS products and services without prior written consent from Sprint PCS. Additionally, if customers from our markets travel to other geographic areas, we must route those customers' incoming and outgoing calls according to Sprint PCS' roaming and inter-service area requirements, without regard to any wireless networks that we or our affiliates operate.

    INABILITY TO USE NON-SPRINT PCS BRAND. We may not market, promote, advertise, distribute, lease or sell any of the Sprint PCS products and services on a non-branded, "private label" basis or under any brand, trademark or trade name other than the Sprint PCS brand, except for sales to resellers or as otherwise permitted under the trademark and service mark license agreements.

    CHANGE OF CONTROL. Sprint PCS must consent to a change of control of us, but this consent cannot be unreasonably withheld.

    ASSIGNMENT. We cannot assign the Sprint PCS agreements to any person without the prior consent of Sprint PCS, except that we can assign the agreements to any affiliate of ours that is not a significant competitor of Sprint PCS in the telecommunications business.

    RIGHTS OF FIRST REFUSAL. Sprint PCS has rights of first refusal to buy our assets, without further approval of our stockholders, upon a proposed sale of all or substantially all of our assets that are used in connection with the operation or management of the Sprint PCS network in our markets.

    TERMINATION OF MANAGEMENT AGREEMENT. The management agreement can be terminated as a result of:

    - termination of Sprint PCS' PCS licenses;

    - an uncured breach under the management agreement;

    - bankruptcy of a party to the management agreement;

    - the management agreement not complying with any applicable law in any material respect;

    - the termination of either of the trademark and service mark license agreements; or

    - our failure to obtain the financing necessary for the build-out of our PCS network and for our working capital needs.

    However, Sprint PCS' rights of termination have been modified by the consent and agreement and are discussed more particularly under "Consent and Agreement." The termination or non-renewal of the management agreement triggers certain of our rights and those of Sprint PCS.

    TRANSFER OF SPRINT PCS NETWORK. Sprint PCS can sell, transfer or assign its wireless personal communications services network to a third party if the third party agrees to be bound by the terms of the Sprint PCS agreements.

    RIGHTS ON TERMINATION. If we have the right to terminate the management agreement because of an event of termination caused by Sprint PCS, generally we may:

    - require Sprint PCS to purchase all of our operating assets used in connection with our PCS network for an amount equal to 80% of our "Entire Business Value" (as defined in the management agreement);

    - if Sprint PCS is the licensee for 20 MHz or more of the spectrum on the date of the management agreement, require Sprint PCS to assign to us, subject to governmental approval, up to 10 MHz of licensed spectrum for an amount equal to the greater of:

       - the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS; or

       - 9% of our Entire Business Value; or

       - sue Sprint PCS for damages or submit the matter to arbitration and thereby not terminate the management agreement.

    If Sprint PCS has the right to terminate the management agreement because of an event of termination caused by us, generally Sprint PCS may:

    - require us, without further approval of our stockholders, to sell our operating assets to Sprint PCS for an amount equal to 72% of our Entire Business Value;

    - require us to purchase, subject to governmental approval, the licensed spectrum for an amount equal to the greater of:

       - the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint; or

       - 10% of our Entire Business Value;

    - take any action as Sprint PCS deems necessary to cure our breach of the management agreement, including assuming responsibility for, and operating, our PCS network; or

    - sue us for damages or submit the matter to arbitration and thereby not terminate the management agreement.

    RIGHTS ON NON-RENEWAL. If Sprint PCS gives us timely notice that it does not intend to renew the management agreement, we may:

    - require Sprint PCS to purchase all of our operating assets used in connection with our PCS network for an amount equal to 80% of our Entire Business Value; or

    - if Sprint PCS is the licensee for 20 MHz or more of the spectrum on the date of the management agreement, require Sprint PCS to assign to us, subject to governmental approval, up to 10 MHz of licensed spectrum for an amount equal to the greater of:

       - the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS; or

       - 10% of our Entire Business Value.

    If we give Sprint PCS timely notice of non-renewal, or we both give notice of non-renewal, or the management agreement can be terminated for failure to comply with legal requirements or regulatory considerations, Sprint PCS may:

    - purchase all of our operating assets, without further approval of our stockholders, for an amount equal to 80% of our Entire Business Value; or

    - require us to purchase, subject to governmental approval, the licensed spectrum for an amount equal to the greater of:

       - the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS; or

       - 10% of our Entire Business Value.

    If the Entire Business Value is to be determined, we and Sprint PCS will each select one independent appraiser and the two appraisers will select a third appraiser, each of whom must be an expert in valuing wireless telecommunications companies. The three appraisers will determine the Entire Business Value on a going concern basis using the following guidelines:

    - the Entire Business Value will be based on the price a willing buyer would pay a willing seller for the entire on-going business;

    - the appraisers will use then-current customary means of valuing a wireless telecommunications business;

    - the appraisers will value the business as it is conducted under the Sprint and Sprint PCS brands and the Sprint PCS agreements;

    - where Sprint PCS may, or is required to, purchase our operating assets the appraisers will value the business as if we own the spectrum and frequencies that we actually use. Where we may, or are required to, purchase a portion of Sprint PCS' licensed spectrum, the business will be valued as if we already own that portion of the spectrum and frequencies that we are going to purchase; and

    - the valuation will not include any value for the business not directly related to the Sprint PCS products and services.

    INSURANCE. We are required to obtain and maintain with financially reputable insurers who are licensed to do business in all jurisdictions where any work is performed under the management agreement and who are reasonably acceptable to Sprint PCS, workers' compensation insurance, commercial general liability insurance, business automobile insurance, umbrella excess liability insurance and "all risk" property insurance.

    INDEMNIFICATION. We have agreed to indemnify Sprint PCS and its directors, employees and agents and related parties of Sprint PCS and their directors, managers, officers, employees, agents and representatives against any and all claims against any of the foregoing arising from our violation of any law, a breach by us of any representation, warranty or covenant contained in the management agreement or any other agreement between us and Sprint PCS, our ownership of the operating assets or the actions or the failure to act of anyone employed or hired by us in the performance of any work under this agreement, except we will not indemnify Sprint PCS for any claims arising solely from the negligence or willful misconduct of Sprint PCS. Sprint PCS has agreed to indemnify us and our directors, managers, officers, employees, agents and representatives against all claims against any of the foregoing arising from Sprint PCS' violation of any law and from Sprint PCS' breach of any representation, warranty or covenant contained in this agreement or any other agreement between Sprint PCS and us, except Sprint PCS will not indemnify us for any claims arising solely from our negligence or willful misconduct.

THE SERVICES AGREEMENT

    The services agreement outlines various support services provided by Sprint PCS and available to us at established rates. Sprint PCS can change any or all of the service rates one time in each 12 month period. Some of the available services include: billing, customer care, activation, credit checks, handset logistics, home locator record, voice mail, prepaid services, directory assistance, operator services, roaming fees, roaming clearinghouse fees, interconnect fees and inter-service area fees. Sprint PCS offers three packages of available services. Each package identifies which services must be purchased from Sprint PCS and which may be purchased from a vendor or provided in-house. Sprint may require us to purchase certain services where necessary to comply with legal or regulatory requirements (for example, where provision of 911 emergency service is mandatory). We have chosen to initially buy services such as billing, customer care and activation from Sprint PCS. Sprint PCS may contract with third parties to provide expertise and services identical or similar to those to be made available or provided to us. We have agreed not to use the services provided under the services agreement in connection with any other business or outside our markets. We may discontinue use of any service upon three months' prior written notice. We will have access to these services during the term of our Sprint PCS management agreement unless Sprint PCS provides us at least nine months' advance notice of its intention to terminate any particular service.

    We have agreed with Sprint PCS to indemnify each other as well as officers, directors, employees and certain other related parties and their officers, directors and employees for violations of law or the services agreement except for any liabilities resulting from the indemnitee's negligence or willful misconduct. The services agreement also provides that no party to the agreement will be liable to the other party for special, indirect, incidental, exemplary, consequential or punitive damages, or loss of profits arising from the relationship of the parties or the conduct of business under, or breach of, the services agreement except as may otherwise be required by the indemnification provisions. The services agreement automatically terminates upon termination of the management agreement and neither party may terminate the services agreement for any reason other than the termination of the management agreement.

THE TRADEMARK AND SERVICE MARK LICENSE AGREEMENTS

    We have non-transferable, royalty-free licenses to use the Sprint and Sprint PCS brand names and "diamond" symbol, and several other U.S. trademarks and service marks such as "The Clear Alternative to Cellular" and "Experience the Clear Alternative to Cellular Today" on Sprint PCS products and services. We believe that the Sprint and Sprint PCS brand names and symbols enjoy a very high degree of awareness, providing us an immediate benefit in the market place. Our use of the licensed marks is subject to our adherence to quality standards determined by Sprint and Sprint PCS and use of the licensed marks in a manner which would not reflect adversely on the image of quality symbolized by the licensed marks. We have agreed to promptly notify Sprint and Sprint PCS of any infringement of any of the licensed marks within our markets of which we become aware and to provide assistance to Sprint and Sprint PCS in connection with Sprint's and Sprint PCS' enforcement of their respective rights. We have agreed with Sprint and Sprint PCS to indemnify each other for losses incurred in connection with a material breach of the trademark license agreements. In addition, we have agreed to indemnify Sprint and Sprint PCS from any loss suffered by reason of our use of the licensed marks or marketing, promotion, advertisement, distribution, lease or sale of any Sprint or Sprint PCS products and services other than losses arising solely out of our use of the licensed marks in compliance with certain guidelines.

    Sprint and Sprint PCS can terminate the trademark and service mark license agreements if we file for bankruptcy, materially breach the agreement or our management agreement is terminated. We can terminate the trademark and service mark license agreements upon Sprint's or Sprint PCS' abandonment of the licensed marks or if Sprint or Sprint PCS files for bankruptcy, or the management agreement is terminated.

THE CONSENT AND AGREEMENT

    OVERVIEW

    Sprint PCS has entered into a consent and agreement that modifies our management agreement for the benefit of Paribas, the lender under UbiquiTel Operating Company's credit facility. The consent generally provides, among other things, the following.

    CONSENT TO SECURITY INTEREST AND PLEDGE OF STOCK. Sprint PCS has consented to the grant of the following:

    - a first priority security interest in all our assets including the Sprint PCS agreements;

    - a lien upon all of our assets and property including our rights under the Sprint PCS agreements; and

    - a first priority security interest in our capital stock.

    Sprint PCS has agreed to acknowledge the grant of these security interests and to waive its right or the right of any of its affiliates to challenge or contest the validity of the interests.

    AGREEMENT NOT TO TERMINATE SPRINT PCS AGREEMENTS UNTIL DEBT OBLIGATIONS ARE REPAID. Sprint PCS has agreed not to exercise its rights or remedies under the Sprint PCS agreements, except its right to cure some defaults, and including its right to terminate the agreements and withhold payments (other than rights of setoff) until our obligations under the credit agreement with Paribas are satisfied in full.

    NO COMPETITION UNTIL DEBT OBLIGATIONS ARE REPAID. Sprint PCS has agreed that it will not permit any person other than us or a successor manager to be a manager or operator for Sprint PCS in our markets until our obligations under the credit facility are satisfied in full. Similarly, Sprint PCS has agreed that it will not own, operate, build or manage another wireless mobility communications network in our markets unless it is permitted under the management agreement or the management agreement is terminated in accordance with the consent, and, in each case, until our obligations under the credit facility are satisfied in full. While the credit facility is outstanding, Sprint PCS may, however, sell PCS services through its national accounts, permit resellers and build new geographical areas within our markets for which we have chosen not to exercise our rights of first refusal, all as provided in the management agreement.

    ASSIGNMENTS AND CHANGE OF CONTROL TO PARIBAS. Sprint PCS has agreed not to apply the restrictions on assignment of the Sprint PCS agreements and changes in control of our ownership to Paribas. The assignment and change of control provisions in the Sprint PCS agreements will apply if the assignment or change of control is to someone other than Paribas, or is not otherwise permitted under the consent.

    REDIRECTION OF PAYMENTS FROM SPRINT PCS TO PARIBAS. Sprint PCS has agreed to make all payments due from Sprint PCS to us under the Sprint PCS agreements directly to Paribas if Paribas so requests and provides Sprint PCS with notice that an event of default has occurred and is continuing under the credit facility. Payments to Paribas would cease upon the cure of the event of default or certain time limitations.

    NOTICE OF DEFAULTS. Sprint PCS has agreed to provide to Paribas a copy of any written notice it sends us regarding an event of termination or an event that if not cured, or if notice is provided, would be an event of termination under the Sprint PCS agreements. Sprint PCS also has acknowledged that notice of an event of termination under the Sprint PCS agreements constitutes an event of default under our credit agreement with Paribas. Paribas has agreed to provide Sprint PCS with a copy of any written notice sent to us regarding an event of default or default under the credit agreement with Paribas.

    RIGHT TO CURE. Under the terms of the consent, Paribas has the right, but not the obligation, to cure a breach by us of our management agreement with Sprint PCS. Additionally, Sprint PCS has the right, but not the obligation, to cure certain defaults by us of our obligations under the credit agreement with Paribas.

    RIGHTS UPON DEFAULT

    Besides modifying the rights and remedies available to Sprint PCS upon an event of termination under your management agreement, the consent grants Paribas certain rights in the event that we default on our obligations under the credit facility. Paribas' rights and remedies vary based on whether:

    - we have defaulted on our obligations under the credit facility but no event of termination has occurred under the management agreement; or

    - we have breached the management agreement with Sprint PCS.

    The consent generally permits, without approval of our stockholders the appointment of a person to run our business under the Sprint PCS agreements on an interim basis and establishes a process for the sale of the business. The person designated to operate our business on an interim basis is permitted to collect a reasonable management fee. If Sprint PCS or a related party is the interim operator, the amount of the fee shall not exceed the amount of direct expenses of its employees to operate the business plus out-of-pocket expenses. Sprint PCS shall collect its fee by setoff against the amounts owed to us under the Sprint PCS agreements.

    CREDIT AGREEMENT DEFAULT WITHOUT A MANAGEMENT AGREEMENT BREACH. If we default on our obligations to Paribas under the credit facility, and there is no default under our management agreement with Sprint PCS, then Paribas may take any of the following actions:

    - allow us to continue to operate the business under the Sprint PCS agreements;

    - appoint Sprint PCS to operate the business on an interim basis; or

    - appoint a person other than Sprint PCS to operate the business on an interim basis.

    APPOINTMENT BY PARIBAS OF SPRINT PCS OR A THIRD PARTY DESIGNEE TO OPERATE BUSINESS. If Paribas appoints Sprint PCS to operate the business, Sprint PCS must accept the appointment within 14 days or designate another person to operate the business. Sprint PCS' designee may be an affiliate of Sprint PCS (other than us) or another person acceptable to Paribas. Sprint PCS or its designee must agree to operate the business for up to six months. At the end of the six months, the period may be extended by Paribas for an additional six months (or an additional 12 months if the aggregate population served by all of Sprint PCS' affiliates is less than 40 million). During the initial six-month period, Sprint PCS may not receive reimbursement for amounts expended to cure a breach until our obligations to Paribas under the credit facility have been satisfied in full. If the term is extended beyond the initial six-month period, we will be required to reimburse Sprint PCS or its designee for amounts previously expended and to be incurred as interim manager to cure a default up to an aggregate amount that is equal to 5% of the sum of our stockholders' equity value plus the outstanding amount of our long term debt. Sprint PCS or its designated person is not required to incur expenses beyond this 5% limit. At the end of the initial six-month interim term, Paribas has the right to appoint a successor to the interim manager subject to the requirements set forth below.

    APPOINTMENT OF THIRD PARTY BY PARIBAS TO OPERATE BUSINESS. If Paribas appoints a person other than Sprint PCS to operate the business on an interim basis the third party must:

    - agree to serve for six months unless terminated by Sprint PCS or Paribas;

    - meet the requirements for a successor manager specified in the consent, and not be challenged by Sprint PCS for failing to meet these requirements within 20 days after Paribas provides Sprint PCS with information on the third party; and

    - agree to comply with the terms of the Sprint PCS agreements.

    The third party is required to operate the Sprint PCS network in our markets, but is not required to assume our existing liabilities. If the third party materially breaches the Sprint PCS agreements, this breach will be treated as an event of default under the management agreement with Sprint PCS.

    MANAGEMENT AGREEMENT BREACH. If we breach the Sprint PCS agreements and this breach causes a default under the credit agreement with Paribas, Sprint PCS has the right to designate who will operate our business on an interim basis. Sprint PCS has the right to:

    - allow us to continue to operate the business under the Sprint PCS agreements (if Paribas consents);

    - operate our PCS business as an interim manager for up to six months; or

    - appoint a Sprint PCS affiliate or another person that is acceptable to Paribas to operate our PCS business on an interim basis.

    If Sprint PCS elects not to operate the business or designate a third party to operate the business on an interim basis, Paribas may do so.

    ELECTION OF SPRINT PCS TO SERVE OR DESIGNATE A THIRD PARTY TO OPERATE BUSINESS. If Sprint PCS elects to operate the business on an interim basis or designate a third party to operate the business on an interim basis, Sprint PCS or the third party may operate the business for up to six months at the discretion of Sprint PCS. At the end of the six months, the period may be extended for an additional six months (or an additional 12 months if the aggregate population served by us and all other affiliates of Sprint PCS is less than 40 million). During the initial six month period, Sprint PCS may not receive reimbursement for amounts expended to cure a breach until our obligations to Paribas under the credit facility have been satisfied in full. If the term is extended beyond the initial six month period, we will be required to reimburse Sprint PCS or its third party designee for amounts previously expended and to be incurred as interim manager to cure a default up to an aggregate amount that is equal to 5% of the sum of our shareholder's equity value plus the outstanding amount of our long term debt. Sprint PCS or its third party designee is not required to incur expenses beyond this 5% limit. At the end of the initial six month period, Sprint PCS, subject to the approval of Paribas, has the right to appoint a successor to the interim manager.

    APPOINTMENT OF THIRD PARTY BY PARIBAS TO OPERATE BUSINESS. If Sprint PCS gives Paribas notice of a breach of the management agreement, our obligations under the credit agreement are accelerated and Sprint PCS does not agree to operate the business or is unable to find a designee, then Paribas may designate a third party to operate the business. Paribas has this same right if Sprint PCS or its designee is not replaced within 30 days of the end of its term as interim manager. The third party selected by Paribas must:

    - agree to serve for six months unless terminated by Sprint PCS or Paribas;

    - meet the requirements for a successor manager specified in the consent and not be challenged by Sprint PCS for failing to meet the requirements within 20 days after Paribas provides Sprint PCS with information on the third party; and

    - agree to comply with the terms of the Sprint PCS agreements.

    The third party may continue to operate the business after the six month period at Paribas' discretion, so long as the third party continues to satisfy the requirements to be a successor manager and does not breach the terms of the Sprint PCS agreements.

    PURCHASE AND SALE OF OPERATING ASSETS

    The consent establishes a process for the sale of our operating assets, without approval of our stockholders, in the event that we default on our obligations to Paribas under the credit facility and Paribas accelerates the maturity of those obligations.

    SPRINT PCS' RIGHT TO PURCHASE ON ACCELERATION OF DEBT. Upon notice of an acceleration, Sprint PCS has the right, without approval of our stockholders, to purchase our operating assets or capital stock under the following terms:

    - The purchase price will be the greater of:

       - 72% of our Entire Business Value; or

       - the aggregate amount of our obligations under the credit agreement.

    - Sprint PCS must notify Paribas of its intention to exercise the purchase right within 60 days of receipt of the notice of acceleration.

    - Once Sprint PCS has given notice of its intention to exercise the purchase right, Paribas is prohibited from enforcing its security interests until the earlier of 120 days after the acceleration or until Sprint PCS rescinds its intention to purchase.

    - If, after the 120-day period after the acceleration date, we receive a written offer to purchase our operating assets or capital stock that we confirm in writing to be acceptable to us, Sprint PCS has the right to purchase our operating assets or our stock on terms and conditions at least as favorable to us as the offer we receive. Sprint PCS must agree to purchase the operating assets or capital stock within 14 business days of its receipt of the offer, on acceptable conditions, and in an amount of time acceptable to us and Paribas.

    - Upon completion of the sale to Sprint PCS and satisfaction in full of our obligations under the credit agreement, Paribas must release its security interests.

    SALE OF OPERATING ASSETS OR CAPITAL STOCK TO THIRD PARTIES. If Sprint PCS does not purchase the operating assets or capital stock, following an acceleration by Paribas of our obligations under the credit agreement, Paribas may sell our operating assets or stock. In that event, Paribas has two options:

    - to sell the assets or stock to an entity that meets the requirements of a qualified successor under the Sprint PCS agreements; or

    - to sell the assets or stock to any third party, subject to specified conditions.

    SALE OF ASSETS OR CAPITAL STOCK TO QUALIFIED SUCCESSOR. Paribas may sell the operating assets or capital stock and assign the agreements to entities that meet the following requirements to succeed us:

    - the person has not materially breached a material agreement with Sprint PCS or its related parties that has resulted in the exercise of a termination right or in the initiation of judicial or arbitration proceedings during the past three years;

    - the person is not named by Sprint PCS as a prohibited successor and listed on Schedule 13 to the consent;

    - the person has reasonably demonstrated its credit worthiness and can demonstrate the ability to service the indebtedness and meet the requirements of the build-out plan; and

    - the person agrees to be bound by the Sprint PCS agreements.

    Paribas is required to provide Sprint PCS with information necessary to determine if a buyer meets the requirements to succeed us as manager. Sprint PCS has 20 days after its receipt of this information to object to the qualifications of the proposed successor manager. If Sprint PCS does not object to the buyer's qualifications, the buyer can purchase the assets and assume our rights and responsibilities under the Sprint PCS agreements. The consent will remain in full force and effect for the benefit of the buyer and its lenders. The buyer also has a period to cure any defaults under our Sprint PCS agreements.

    SALE OF ASSETS OR CAPITAL STOCK TO NON-SUCCESSOR. Paribas may sell, without stockholder approval, our assets or stock to a party that does not meet the requirements to succeed us. If such a sale is made:

    - Sprint PCS may terminate the Sprint PCS agreements;

    - the buyer may purchase from Sprint PCS 5, 7.5 or 10 MHz of the PCS spectrum licensed to Sprint PCS in our licensed areas under specified terms;

    - if the buyer controls, is controlled by or is under common control with an entity that owns a license to provide wireless service to at least 50% of the population in a basic trading area where the buyer proposes to purchase the spectrum from Sprint PCS, the buyer may only buy 5 MHz of spectrum;

    - the price to purchase the spectrum is equal to the sum of the original cost of the license to Sprint PCS pro rated on a population and a spectrum basis, plus the cost paid by Sprint PCS for microwave relocation costs attributable to clearing in the spectrum ultimately acquired by the buyer of our assets and the amount of carrying costs attributable to the license and microwave relocation costs from the date of the consent until the closing of the sale, based on a rate of 12% per annum;

    - the buyer will receive from Sprint PCS the customers with the mobile identification number assigned to the market area covered by the purchased spectrum except for customers of national accounts and resellers;

    - with limited exceptions, Sprint PCS will not solicit for six months the customers transferred to the buyer with the mobile identification number assigned to the market area;

    - the buyer and Sprint PCS will enter into a mutual roaming agreement with prices equal to the lesser of the most favored pricing provided by buyer to third parties roaming in the geographic area and the national average paid by Sprint PCS to third parties; and

    - Sprint PCS will have the right to resell the buyer's wireless services at most favored nation pricing.

    DEFERRAL OF COLLECTED REVENUES. For a period of up to two years after an acceleration by Paribas of UbiquiTel Operating Company's obligations under the credit facility, Sprint PCS may only retain one-half of the amount of collected revenues from our operation of the Sprint PCS network in our territories that it would otherwise be entitled to under the management agreement. The balance must be forwarded to us, or to Paribas if Paribas has elected to redirect payments as provided in the consent. If Sprint PCS is not serving as the interim manager at the end of the first year following the acceleration, then Sprint PCS will retain all of the collected revenues to which it is entitled under the management agreement (the remainder to be paid to Sprint PCS under an unsecured deferred note).

    RIGHT TO PURCHASE DEBT OBLIGATIONS. Following the acceleration of UbiquiTel Operating Company's obligations under the credit facility, and until the 60-day anniversary of the filing of a bankruptcy petition, Sprint PCS has the right to purchase the obligations to Paribas under the credit facility.

                          DESCRIPTION OF VIA WIRELESS

BUSINESS

    VIA Wireless provides Sprint PCS digital wireless personal communications services, commonly referred to as PCS, to markets in the Central Valley of California. Through its affiliation with Sprint PCS, VIA Wireless has the exclusive right in its market to provide digital PCS products and services under the Sprint and Sprint PCS brand names. VIA Wireless' market encompasses the California basic trading areas of Bakersfield, Fresno, Merced, Modesto, Stockton and Visalia. Since September 1995, VIA Wireless has constructed a PCS network that includes approximately 160 operating tower sites throughout its market. This PCS network currently covers approximately 2.9 million residents out of an estimated 3.4 million total residents in VIA Wireless' Sprint PCS market. As of March 31, 2001, VIA Wireless had approximately 46,000 customers.

    VIA Wireless was formed in September 1995 as a partnership of several rural telephone companies, including J.H. Evans Inc., Kerman Communication Technologies, Inc., Pinnacles PCS, Inc. and Ponderosa Cellular 4, Inc. In January 1999, this partnership entered into an affiliation agreement with Sprint PCS to construct, operate, manage and maintain a fully digital, wireless PCS system in its markets. In April 1999, the partners formed VIA Wireless as a California limited liability company and became its initial members.

    VIA Wireless launched its services in July 1998, and its PCS network now covers substantially all of its market. As of March 2001, VIA Wireless has approximately 45,000 subscribers in its market. This market includes the well traveled corridor along Interstate 5 in the Central Valley of California. VIA Wireless generates revenues from its PCS subscribers, from roaming revenues paid by visitors and travelers who use VIA Wireless' PCS network, and from the sale of Sprint PCS products, including PCS phones and accessories.

    VIA Wireless has incurred approximately $81.2 million through December 31, 2000 in capital expenditures for network build-out. To fund this build-out and its operating costs, VIA Wireless has raised approximately $53.8 million from its members (including member loans of $29.8 million to be converted into equity concurrent with consummation of the mergers) and an additional $80.0 million of debt (including debt of $68.4 million to the Rural Telephone Finance Cooperative and $6.5 million to the FCC, which will be paid off by UbiquiTel contemporaneously with the completion of the mergers).

    VIA Wireless competes within its markets both with incumbent cellular and new PCS providers. Current cellular carriers include Verizon (a combination of AirTouch and GTE Wireless) and AT&T Wireless. Pacific Wireless recently commenced services in areas encompassing VIA Wireless' territories. PCS competitors include Cingular, Leap/Cricket Communications and a local Sacramento based PCS provider. VIA Wireless expects to face increased competition within its markets as its current and future competitors develop systems in its market. VIA Wireless expects its existing competitors to upgrade their systems to provide digital wireless communication services, and VIA Wireless anticipates that it will be required to enhance its network to address this potential competition.

    As of March 1, 2001, VIA Wireless employed 227 full-time employees. None of VIA Wireless' employees are represented by a labor union. VIA Wireless believes that its relations with its employees are good. VIA Wireless' headquarters are located in Fresno, California. VIA Wireless currently owns the building in which its headquarters are located and also leases space in several locations, primarily for base stations and switching centers. In addition, VIA Wireless leases space at eight retail stores for the purpose of offering Sprint PCS products and services.

                      CERTAIN TRANSACTIONS OF VIA WIRELESS

    VIA Wireless and its management and equity holders and their respective affiliates have engaged in a variety of transactions between or among each other in the ordinary course of their respective businesses. All of these related party transactions that are material to VIA Wireless are described below. As a general rule, VIA Wireless has not retained an independent third party to evaluate these transactions, and there has been no independent committee of VIA Wireless' members committee to evaluate these transactions. Notwithstanding this fact, VIA Wireless believes that the terms and conditions of these transactions took into account transactions of a similar nature entered into by VIA Wireless with unaffiliated third parties and/or market transactions of a similar nature entered into by unaffiliated third parties. There can be no assurance that VIA Wireless could not have obtained more favorable terms from an unaffiliated third party.

EQUITY ISSUANCES AND MEMBER LOANS

    The following tables set forth, as of February 22, 2001, units of membership interests of VIA Wireless that have been issued to certain members of VIA Wireless in connection with certain loans made by such members. For a description of the ownership of all issued and outstanding units of membership interests of VIA Wireless, see "Description of VIA Wireless Equity Interests."

ISSUANCES OF UNITS OF MEMBERSHIP INTERESTS IN DECEMBER 2000:

NAME                                                       NUMBER OF UNITS   LOAN AMOUNT
----                                                       ---------------   -----------
Ponderosa Cellular 4, Inc. ..............................      23,265        $2,850,000
Central Valley Cellular, Inc. ...........................      22,567         2,764,500
Delmar Williams & Associates, L.P........................         698            85,500
                                                               ------        ----------
  Totals.................................................      46,530        $5,700,000
                                                               ======        ==========

    The units of membership interests issued to the above members of VIA Wireless in connection with the loans were at a rate of 0.6% of an interest in VIA Wireless for each $1,000,000 loaned to the company (for an aggregate of 3.6%).

ISSUANCES OF UNITS OF MEMBERSHIP INTERESTS IN JANUARY AND FEBRUARY 2001:

NAME                                                       NUMBER OF UNITS   LOAN AMOUNT
----                                                       ---------------   -----------
Ponderosa Cellular 4, Inc. ..............................      10,726        $1,244,094
Central Valley Cellular, Inc. ...........................      10,404         1,206,771
Pinnacles PCS, Inc. .....................................       1,759           211,812
Delmar Williams & Associates, L.P. ......................         322            37,323
Personal Communications Service, Inc. ...................       2,491           300,000
                                                               ------        ----------
  Totals.................................................      25,702        $3,000,000
                                                               ======        ==========

    The units of membership interest issued to the above members of VIA Wireless in connection with the loans were at a rate of 0.6% of an interest in VIA Wireless for each $1,000,000 loaned to the company (for an aggregate of 1.62%).

    As of March 1, 2001, the total amount of principal and interest owed by VIA Wireless to its members pursuant to the member loans was $31,469,806. Upon the closing of the mergers, the outstanding total amount of principal and interest owed by VIA Wireless to its members will be converted into shares of UbiquiTel common stock. However, the total amount of shares of common stock to be delivered by UbiquiTel in connection with the mergers will not increase, as the conversion of the member loans will result only in a reallocation among the stockholders of the members of VIA Wireless of the number of shares of UbiquiTel common stock each such stockholder will receive, and not an increase in the total number of shares of UbiquiTel common stock to be delivered.

OTHER TRANSACTIONS

    In November 1999, VIA Wireless entered into an agreement to sell its F Block FCC license for the Roswell, New Mexico market to Tularosa Basin Telephone Company, Inc., a California corporation, for $104,956, plus the assumption of outstanding debt owed by VIA Wireless to the FCC. The parties consummated the transaction in March 2001. Matthew J. Boos, the Secretary-Treasurer of VIA Wireless and a representative on its members committee (representing Ponderosa Cellular 4, Inc.), is a member of the board of directors of Tularosa Basin Telephone Company, Inc.

    The shareholders of Personal Communications Service, Inc., a member of VIA Wireless, own a wireless billing company, CBILL, Inc. CBILL, Inc. provides billing services to VIA Wireless, including rating and billing calls for VIA Wireless' end users. VIA Wireless pays CBILL, Inc. prevailing market rates for such services. During 2000, VIA Wireless paid fees of approximately
$1.3 million to CBILL, Inc. The CBILL, Inc. billing services will cease upon VIA Wireless' transition from a Type III to a Type II Sprint PCS affiliate. With respect to VIA Wireless' conversion from a Type III to a Type II Sprint PCS affiliate, see "VIA Wireless Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

                    PRINCIPAL EQUITYHOLDERS OF VIA WIRELESS

    The table below sets forth information regarding the beneficial ownership of units of membership interest of VIA Wireless as of February 22, 2001, by the following individuals or groups:

    - each person or entity who is known by us to own beneficially more than 5.0% of the outstanding units of membership interest of VIA Wireless;

    - each representative of VIA Wireless' members committee; and

    - each of VIA Wireless' named executive officers.

                                                                 NUMBER OF UNITS      PERCENTAGE OF
NAME AND ADDRESS                                              BENEFICIALLY OWNED(1)     OWNERSHIP
----------------                                              ---------------------   -------------
5% OWNERS:

The Ponderosa Telephone Co.  ...............................         509,648(4)           36.83%
  47034 Road 201
  O'Neals, California 93645

J.H. Evans Inc.  ...........................................         494,358(3)           35.73%
  4918 Taylor Court
  Turlock, California 95382

Personal Communications Service, Inc.  .....................         138,971(9)           10.04%
  327 Media Drive
  Los Angeles, California 90049

Kerman Communication Technologies, Inc.  ...................           116,983             8.45%
  811 S. Madera Avenue
  Kerman, California 93630

Bryan Family, Inc.  ........................................         108,487(2)            7.84%
  340 Live Oak Road
  Paicines, California 95043

MEMBERS COMMITTEE REPRESENTATIVES AND EXECUTIVE OFFICERS:

Steven Bryan ...............................................       54,351.99(8)            3.93%
  340 Live Road
  Paicines, California 95043

David S. Nelson ............................................       53,615.01(7)            3.87%
  7084 N. Cedar Box 84
  Fresno, California 93704

Ruth Barcus ................................................       12,350.48(6)             .89%
  811 S. Madera Avenue
  Kerman, California 93630

Delwyn C. Williams .........................................         3,975.4(5)             .29%
  10052 Oak Branch Circle
  Carmel, California 93923

------------------------

(1) At February 22, 2001, a total number of 1,383,737 units of membership interest were outstanding, no options to acquire units of membership interest of VIA Wireless were exercisable within 60 days and no warrants to acquire units of membership interest were exercisable within 60 days.

(2) Bryan Family, Inc., a privately-held California corporation, owns all of the issued and outstanding capital stock of Pinnacles PCS, Inc., a member of VIA Wireless. Steven R. Bryan owns 50.1% and Harvey S. Bryan owns 49.9% of the voting stock of Bryan Family, Inc.

(3) J.H. Evans Inc., a privately-held California corporation, owns all of the issued and outstanding capital stock of Central Valley Cellular, Inc., a member of VIA Wireless. Delwyn C. Williams, the Chairman of VIA Wireless and a representative on its members committee (representing Central Valley Cellular, Inc. and Delmar Williams & Associates, L.P., a VIA Wireless member), serves as the Chief Executive Officer of Central Valley
    Cellular, Inc. and of J.H. Evans Inc. Jane B. Villas owns 25% of the voting stock of J.H. Evans, Inc. The balance of the voting stock of J.H.
    Evans, Inc. is owned by trusts for the benefit of the Evans family.

(4) The Ponderosa Telephone Co., a privately-held California corporation, owns all of the issued and outstanding capital stock of Ponderosa Cellular
    4, Inc., a member of VIA Wireless. Matthew J. Boos, the Secretary-Treasurer of VIA Wireless and a representative on its members committee (representing Ponderosa Cellular 4, Inc.), serves as General Manager of The Ponderosa Telephone Co. E.L. Silkwood owns 29.4% of the voting stock of The Ponderosa Telephone Co. The Else Bigelow-Jesse E. Bigelow Trust DUA 03/12/87 owns 15.7% of the voting stock of The Ponderosa Telephone Co. for the benefit of E.L. Silkwood. The Jesse E. Bigelow Residual Trust owns 6.1% of the voting stock of The Ponderosa Telephone Co. for the benefit of E.L. Silkwood. The Robert F. Bigelow Marital Reduction Trust DUA 11/20/81 owns 20.6% of the voting stock of The Ponderosa Telephone Co. for the benefit of Mary F. Bigelow. No other person owns more than 5% of the voting stock of The Ponderosa Telephone Co.

(5) Delwyn C. Williams holds a 1% interest as general partner and a 25% interest as limited partner of Delmar Williams & Associates, L.P., a California limited partnership.

(6) Ruth Barcus is a representative on VIA Wireless' members committee, representing Kerman Communication Technologies, Inc., a VIA Wireless member.

(7) David S. Nelson, the President of VIA Wireless and a representative on its members committee (representing Personal Communications Service, Inc., a VIA Wireless member), owns all of the issued and outstanding member interests of Instant Phone, LLC, a California limited liability company and the owner of 38.58% of the issued and outstanding capital stock of Personal Communications Service, Inc.

(8) Steven R. Bryan is a representative on VIA Wireless' members committee, representing Pinnacles PCS, Inc., a VIA Wireless member.

(9) David S. Nelson beneficially owns 38.6% of the capital stock of Personal Communications Service, Inc., while each of Marsha Ambraziunas and Ray Ambraziunas beneficially owns 30.7% of its capital stock.

              VIA WIRELESS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The financial information discussed below for VIA Wireless, LLC refers to VIA Wireless and its predecessor Central Wireless Partnership. In April 1997, the Federal Communications Commission granted VIA Wireless the PCS Block F licenses for Ada, Oklahoma, Johnstown, Pennsylvania, Roswell, New Mexico, and California basic trading areas, commonly known as BTAs, of Fresno, Merced, Modesto, Stockton and Visalia-Porterville-Hanford. VIA Wireless commenced commercial operations in Fresno in July 1998 and now operates throughout the BTAs in its California market. VIA Wireless does not conduct operations outside of California.

    In January 1999, VIA Wireless entered into an affiliation agreement with Sprint PCS to offer Sprint's wireless products and services through VIA Wireless' network. In October 1999, VIA Wireless purchased a block A license for the Bakersfield, California BTA. Under its affiliation agreement with Sprint PCS, VIA Wireless is responsible for completing the build-out of its wireless network within its market, and for owning and operating this wireless network under the Sprint PCS trademark. VIA Wireless offers national subscriber plans designed by Sprint PCS as well as specialized local subscriber plans tailored to the demographics of its market. VIA Wireless also markets wireless products through distribution outlets in its market, including its own Sprint PCS stores, major national distributors and third party local representatives.

    Under VIA Wireless' affiliation agreement with Sprint PCS, VIA Wireless pays Sprint PCS a monthly fee equal to 8% of collected revenues, which include payments received from customers for wireless communications services and designated products, as well as fees from wireless service providers other than Sprint PCS when their subscribers roam onto VIA Wireless' network. VIA Wireless retains all roaming revenues collected from Sprint PCS customers who are not VIA Wireless subscribers, and all roaming revenues received from non-Sprint PCS customers.

    VIA Wireless operates as a "Type III" Sprint PCS affiliate. As a Type III affiliate, VIA Wireless provides its own support services, including customer billing and collections, customer care, subscriber credit verification and activation, handset logistics, network operations control center monitoring, national platform interconnectivity, source mail, directory assistance and operator services, long distance and roaming clearinghouse services.
CBILL, Inc., an affiliate of VIA Wireless, provides billing and collecting services. Fees paid to this affiliate for these services were $1,300,000, $800,000 and $300,000 in 2000, 1999 and 1998, respectively.


    VIA Wireless has elected to convert from a "Type III" to a "Type II" Sprint PCS affiliate. In connection with this conversion, VIA Wireless will delegate to Sprint PCS the right to handle future billing and collections and back-office services such as customer activation, handset logistics, billing, customer service and network monitoring services. This conversion has been completed. After this conversion, Sprint PCS will handle billing and collection and retain 8% of all collected revenue from subscribers based in VIA Wireless' market. VIA Wireless also will discontinue offering PCS services to subscribers under plans not designed by Sprint PCS.


    Since its inception, VIA Wireless has incurred substantial costs to acquire FCC licenses, obtain debt financing, raise equity funds, engineer and develop its PCS network, develop its business infrastructure and distribution channels and to build out its segment of the PCS wireless network. As of March 31, 2001, VIA Wireless' accumulated deficit was $40.1 million. Through March 31, 2001, VIA Wireless had incurred $82.5 million of capital expenditures in plant and equipment to build out its PCS wireless network. While VIA Wireless anticipates that its operating losses will continue, VIA Wireless expects revenue to continue to increase as it adds subscribers and realizes increasing roaming activity.

RESULTS OF OPERATIONS

    OVERVIEW

    VIA Wireless derives revenues from local subscribers in its market, the sale of handsets, the sale of accessories, connection fees and fees paid by Sprint PCS and other wireless service providers when their customers roam onto VIA Wireless' network. Subscriber revenue consists of monthly recurring service charges and charges for local, long distance, travel and roaming airtime usage. Subscriber charges are based on the number of minutes included in a subscriber's rate plan. VIA Wireless also offers unlimited airtime rate plans for fixed monthly recurring charges. VIA Wireless offers national rate plans designed by Sprint PCS. Sprint PCS travel revenue is generated on a per-minute rate when a Sprint PCS subscriber based outside VIA Wireless' market uses VIA Wireless' network. Non-Sprint PCS roaming revenue is generated when a non-Sprint PCS customer uses VIA Wireless' network. VIA Wireless pays roaming fees to Sprint PCS and other wireless carriers when its customers make a wireless call on networks outside of VIA Wireless' market. Service revenue is presented net of these costs. Net product revenues primarily consist of sales of handsets and accessory equipment. VIA Wireless generally recognizes revenues as services are performed and as product sales are made. Product revenues are recorded net of an allowance for sales returns.

    VIA Wireless' operating expenses include the cost of services and operations, the cost of products sold, selling and marketing expenses, general and administrative expenses, interest on indebtedness, depreciation, amortization and customer set-up costs, which are not considered material. Services and operations expenses include radio communications site lease costs, utilities, network control maintenance, network control site leases, engineering personnel, transport facilities and interconnect charges. Cost of products sold includes handset and equipment costs. Selling and marketing expenses relate to distribution channels, sales representatives, sales support personnel, retail stores, advertising programs and residual commissions. General and administrative expenses include corporate executive payroll, compensation and benefits, billing and collections fees, insurance, facilities, customer service and local market finance and administration expenses. VIA Wireless depreciates its property and equipment using the straight-line method over the economic life of from five to 40 years. VIA Wireless' FCC licenses are amortized over 40 years.

    THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31,
     2000

    REVENUES. Subscriber revenue increased to $9.7 million in the three months ended March 31, 2001 compared to $5.4 million in the three months ended
March 31, 2000. These increases primarily reflect a significant increase in the number of subscribers to the VIA Wireless network. VIA Wireless had 46,000 subscribers at March 31, 2001 compared to 35,000 at March 31, 2000. During the three months ended March 31, 2001, VIA Wireless' average monthly revenue per user, was approximately $83.36 including travel and roaming revenues and approximately $61.44 without roaming and travel revenues. This compares to average monthly revenue per user of approximately $72.29 including travel and roaming revenues and approximately $58.11 without roaming and travel revenues during the three months ended March 31, 2000. Product sales revenue totaled approximately $700,000 in the three months ended March 31, 2001 compared to $1.0 million in the three months ended March 31, 2000. This decrease primarily reflects a decline in the number of handsets sold to new subscribers and a decline in retail sales prices per handset resulting from competitive pressures.

    On April 27, 2001, Sprint PCS announced it had reached an agreement in principle with the Sprint PCS affiliates, including VIA Wireless, to reduce the reciprocal travel rate exchanged between Sprint PCS and the affiliates. The rate will be reduced from the current 20 cents per minute of use to 15 cents beginning June 1, 2001, and to 12 cents beginning October 1, 2001. Beginning January 1, 2002, and for the remainder of the term of the Company's affiliation agreement with Sprint PCS, the rate will be adjusted to provide a fair and reasonable return on the cost of the underlying network. VIA Wireless expects that the new travel rate plan could have a material effect on its results of operations.

    COSTS AND EXPENSES. Cost of service and operations increased to $2.1 million in the three months ended March 31, 2001 compared to $1.7 million in the three months ended March 31, 2000. As a percentage of service revenues, these costs represented approximately 21.9% of service revenues in the three months ended March 31, 2001 compared to approximately 30.9% of service revenues in the three months ended March 31, 2000. The increase in costs primarily reflects higher costs of network operations to support an increasing number of subscribers. The decrease as a percentage of revenues reflects increased efficiencies as VIA Wireless utilized its network to service a larger subscriber base. Costs of products sold increased to $2.0 million in the three months ended March 31, 2001 compared to $1.9 million in the three months ended March 31, 2000. This cost reflects primarily the cost of handsets sold, and the increase reflects primarily an increase in the number of handsets sold in each period. The cost of handsets sold continues to increase as a percentage of the sales price. In response to competitive pressures, VIA Wireless continues to sell handsets at less than cost to new subscribers.

    SELLING AND MARKETING. Selling and marketing expenses decreased to $2.6 million in the three months ended March 31, 2001, compared with $3.1 million in the three months ended March 31, 2000. As a percentage of revenues, these expenses represented approximately 25.5% of revenues in the three months ended March 31, 2001 compared to approximately 48% of revenues in the three months ended March 31, 2000. The decrease in selling and marketing expenditures reflects primarily decreased costs incurred for marketing programs. The decrease as a percentage of revenues reflects the benefit of recurring revenues from subscribers.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased to $3.1 million in the three months ended March 31, 2001 compared to $2.3 million in the three months ended March 31, 2000. As a percentage of revenues, these expenses represented approximately 30.0% of revenues in the three months ended March 31, 2001 compared to approximately 35.8% of revenues in the three months ended March 31, 2000. The increase in expenditures reflects primarily increased costs incurred to hire additional administrative and customer service personnel and to provide facilities and equipment to support these personnel. The decrease as a percentage of revenues reflects the increased efficiencies associated with utilizing VIA Wireless' infrastructure of administrative personnel, facilities and equipment to support an increasing base of subscribers.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased to $3.1 million in the three months ended March 31, 2001 compared to $2.5 million in the three months ended March 31, 2000. This increase is primarily attributable to VIA Wireless' continuing investment in its PCS network, primarily the addition of cell site towers and equipment.

    OPERATING LOSS. VIA Wireless' operating loss decreased to $2.7 million in the three months ended March 31, 2001 compared to $5.1 million in the three months ended March 31, 2000. This decrease is a result of increased revenues of $3.9 million offset by increased costs and expenses of $1.4 million.

    INTEREST EXPENSE. VIA Wireless' interest expense increased to $3.1 million in the three months ended March 31, 2001, compared to $1.3 million in the three months ended March 31, 2000. The increase in interest expense represented primarily additional interest payable from borrowings under the Rural Telephone Finance Cooperative loan and on borrowings under member loans. These borrowings were used primarily to invest in network build-out, primarily the cost of cell site towers and construction costs to build and test new cell site towers.

    YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEARS ENDED DECEMBER 31, 1999 AND
     1998

    REVENUES. Subscriber revenue increased to $28.0 million in 2000 compared to $10.0 million in 1999 and $555,000 in 1998. These increases primarily reflect a significant increase in the number of subscribers to the VIA Wireless network. VIA Wireless had 44,000 subscribers at December 31, 2000, compared to 28,000 at December 31, 1999 and fewer than 5,000 at December 31, 1998. During 2000, VIA Wireless' average monthly revenue per user, was approximately $78.69 including travel and roaming revenues and approximately $60.23 without roaming and travel revenues. This compares to 1999 average monthly revenue per user of approximately $55.42 including travel and roaming revenues and approximately $51.26 without roaming and travel revenues. Product sales revenue totaled approximately $3.7 million in 2000 compared to $3.4 million in 1999 and $1.0 million in 1998. This increase primarily reflects increased product sales to new subscribers, and was significantly offset by declining retail sales prices per handset resulting from competitive pressures.

    COSTS AND EXPENSES. Cost of service and operations increased to $7.1 million in 2000 compared to $5.4 million in 1999 and $1.9 million in 1998. As a percentage of service revenues, these costs represented approximately 25.3% of service revenues in 2000 compared to approximately 54.2% of service revenues in 1999; in 1998, costs exceeded revenues. The increase in costs primarily reflects higher costs of network operations to support an increasing number of subscribers. The decrease as a percentage of revenues reflects increased efficiencies as VIA Wireless utilized its network to service a larger subscriber base. Costs of products sold increased to $10.6 million in 2000 compared to $7.0 million in 1999 and $1.4 million in 1998. This cost reflects primarily the cost of handsets sold, and the increase reflects primarily an increase in the number of handsets sold in each period. The cost of handsets sold continues to increase as a percentage of the sales price. In response to competitive pressures, VIA Wireless continues to sell handsets at less than cost to new subscribers.

    SELLING AND MARKETING. Selling and marketing expenses increased to $12.3 million in 2000, compared with $7.6 million in 1999 and $1.9 million in 1998. As a percentage of revenues, these expenses represented approximately 38.7% of revenues in 2000 compared to approximately 56.4% of revenues in 1999 and 119.7% of revenues in 1998. The increases reflect primarily increased costs incurred for marketing programs and to hire additional sales and sales support personnel and provide facilities and equipment to support these personnel. The decrease as a percentage of revenues reflects the benefit of recurring revenues from subscribers.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased to $10.4 million in 2000 compared to $4.8 million in 1999 and $1.5 million in 1998. As a percentage of revenues, these expenses represented approximately 32.9% of revenues in 2000 compared to approximately 35.8% of revenues in 1999 and 95.4% of revenues in 1998. The increases reflect primarily increased costs incurred to hire additional administrative and customer support personnel and to provide facilities and equipment to support these personnel. The decrease as a percentage of revenues reflects the increased efficiencies associated with utilizing VIA Wireless' infrastructure of administrative personnel, facilities and equipment to support a significantly increasing base of subscribers.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased to $10.9 million in 2000 compared to $7.3 million in 1999 and $2.6 million in 1998. This increase is primarily attributable to VIA Wireless' continuing investment in its PCS network, primarily the addition of cell site towers and equipment.

    OPERATING LOSS. VIA Wireless' operating loss increased by approximately to $19.6 million in 2000 compared to $18.7 million in 1999 and $7.8 million in 1998. This increase is a result of increased costs and expenses offset in part by increased revenues.

    INTEREST EXPENSE. VIA Wireless' interest expense increased to $6.8 million in 2000, compared to $4.5 million in 1999 and $1.7 million in 1998. The increase in interest expense represented primarily additional interest payable from borrowings under the Rural Telephone Finance Cooperative loan and on borrowings under member loans. These borrowings were used primarily to invest in network build-out, primarily the cost of cell-sited towers and construction costs to build and test new cell tower sites.

LIQUIDITY AND CAPITAL RESOURCES

    VIA Wireless has relied primarily on the proceeds from equity and debt financings, rather than revenues, as its primary sources of capital. Since 1998, operations have been funded through equity infusions of $24.0 million, member loans of $29.8 million, a loan from UbiquiTel in the amount of $11.0 million through May 31, 2001 and the issuance of other long term third-party notes aggregating approximately $80.0 million.

    VIA Wireless has borrowed $68.4 million pursuant to its loan agreement with Rural Telephone Finance Cooperative, a lender to rural telephone companies and commonly known as the RTFC. The proceeds of this loan funded operating capital and capital expenditures, including the construction of cell site towers and electronic equipment. The RTFC loan bears interest at a variable rate established by RTFC from time to time for similarly classified loans. The current rate of interest is 10.15% per annum. The loan is repayable in interest only through January 8, 2002. Thereafter, principal is repayable in equal quarterly installments, plus accrued interest, based on the following schedule:

DATE OF QUARTERLY PAYMENTS                           AMOUNT OF QUARTERLY PAYMENTS
--------------------------                           ----------------------------
January 10, 2002 through January 9, 2003...........           $1,712,500
January 10, 2003 through January 9, 2005...........           $2,568,750
January 10, 2005 through January 9, 2008...........           $3,425,000

    VIA Wireless may prepay the loan at any time, subject to prepayment fees in an amount set by RTFC at 50 basis points times the amount being prepaid, plus a premium. This premium would be equal to the excess, if any, of the present value of the amount of interest that would have accrued on the portion of the loan to be repaid over the present value of the amount of interest RTFC would earn if the portion of the loan to be prepaid was reinvested in U.S. Treasury obligations. As security for repayment of VIA Wireless' obligations, VIA Wireless has granted RTFC a security interest in collateral representing virtually all of VIA Wireless' tangible and intangible assets. In addition, two of VIA Wireless' members and an affiliate of one member pledged interests in other entities owned by them and provided limited guarantees. Lucent Technologies, Inc. has also guaranteed a portion of this loan. All loans payable to members are subordinate to repayment of this loan to RTFC.

    Immediately following the closing of the mergers, UbiquiTel will pay in full all amounts of principal and accrued but unpaid interest owed by VIA Wireless to RTFC, and RTFC will release to all guaranties or pledges given by VIA Wireless and its related parties and return to them collateral securing this loan properly belonging to such parties after the closing of the mergers.

    Effective April 1997, VIA Wireless entered into eight installment payment plan notes with the FCC and related security agreements in order to acquire its F Block licenses. The total original principal amount of all of these FCC notes was $7.7 million, and as of March 1, 2001, the total outstanding principal amount due and payable under these notes was approximately $7.0 million. Interest on the FCC notes accrues at a rate of 6.25% per annum, payments are made quarterly, and the entire unpaid balance of the FCC notes is due and payable in April 2007. At the closing of the mergers, UbiquiTel will pay in full all amounts of principal and accrued interest owed by VIA Wireless to the FCC under these notes.

    From time to time, VIA Wireless' members have made loans to VIA Wireless. As of March 31, 2001, the aggregate amount of principal and interest of such loans was $31.7 million. This indebtedness generally is evidenced by unsecured promissory notes bearing interest at rates between 10% and 11% per annum. The principal balance is due and payable on the first anniversary of the date of the notes, but must be repaid on the consummation of a transaction pursuant to which VIA Wireless is acquired, or if RTFC funds a new loan to VIA Wireless. Notwithstanding these terms, on or before the closing date of the mergers VIA Wireless must provide UbiquiTel documents that reflect that all of the member loans have been contributed to the capital of each respective member. Thus, these loans will not be outstanding following completion of the mergers

    In order to provide funding to VIA Wireless until closing of the mergers, UbiquiTel Operating Company has agreed to make available to VIA Wireless a revolving credit facility of $25.0 million. Under this facility, revolving credit loans are available to VIA Wireless in multiples of $1.0 million and bear interest at an annual rate of 14%. At the closing of the mergers, all of VIA Wireless' obligations to UbiquiTel Operating Company will be forgiven or otherwise canceled in full. VIA Wireless will use the proceeds of this revolving credit facility for working capital and capital expenditures related to its network build-out and to make payments in respect of indebtedness owed by it to the FCC and to the RTFC. If the merger agreement is terminated for any reason, all revolving credit loans then outstanding will convert automatically into a term loan. The term loan will bear interest at an annual rate of 14% and will mature 18 months from the conversion date. The rights of UbiquiTel Operating Company are subordinate to the rights of the RTFC. As of March 31, 2001, the aggregate amount of principal of such loans was $5.0 million.

    VIA Wireless' management intends to sell and/or refinance operating assets of VIA Wireless in the event the mergers are not completed.

    Net cash used by operating activities was approximately $4.0 million for the quarter ended March 31, 2001 compared to $61,000 for the quarter ended
March 31, 2000. This increase reflected primarily the net loss of $4.9 million, reduced by depreciation of $2.8 million and increased by a net reduction in accounts payable of $2.5 million.

    Net cash used by operating activities was approximately $13.4 million in 2000 compared to $12.5 million in 1999 and $6.4 million in 1998. Cash used in operating activities for these periods was attributable to VIA Wireless' net loss offset by depreciation and amortization.

    Net cash used in investing activities was approximately $1.3 million for the quarter ended March 31, 2001 compared to $3.1 million for the quarter ended March 31, 2000. This reduction represented a decrease in total capital expenditures as VIA Wireless conserved cash in the most recent quarter while negotiating the merger agreement.

    Net cash used in investing activities was approximately $12.9 million during 2000 compared to $35.5 million in 1999 and $31.4 million in 1998. These expenditures related primarily to the build out of VIA Wireless' network
($13.1 million for 2000, $26.9 million for 1999 and $29.9 million for 1998), and purchase of the FCC licenses ($6.8 million in 1999).

    Net cash provided by financing activities increased to $7.7 million for the quarter ended March 31, 2001 compared to $3.2 million for the quarter ended March 31, 2000. For the most recent quarter, VIA Wireless received $3.0 million from the issuance of notes to members and $5.0 million from loans funded by UbiquiTel.

    Net cash provided by financing activities was approximately $28.1 million during 2000, consisting primarily of loans from members compared to $47.0 million during 1999 consisting primarily of the proceeds of $41.2 million from long-term debt and $6.4 million from partner contributions. During 1998, cash provided by financing activities was $37.5 million compared primarily from long-term debt of $32.0 million and $4.3 million of partner contributions.

EFFECT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    The management of VIA Wireless does not believe that any recently issued accounting pronouncements will have a material impact on VIA Wireless' financial position, results of operations or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

    VIA Wireless does not engage in commodities future trading activities and does not enter into derivative financial instrument transactions for trading or other speculative purposes. VIA Wireless does not engage in transactions in foreign currencies that could expose it to market risks. VIA Wireless is subject to interest rate risks on its debt financing with RTFC and any future floating rate financing it may obtain. VIA Wireless' primary market risk exposure relates to the interest rate risk on long-term borrowings and other related impact on VIA Wireless' ability to meet interest expense requirements and financial covenants.

    The RTFC loan agreement requires VIA Wireless at all times to have network coverage for a population in excess of 2.5 million residents or 70% of the population equivalents of VIA Wireless' BTAs, as defined by the FCC. VIA Wireless must also have total wireless subscribers of not less than 68,100 by December 31, 2001 and 94,400 by December 31, 2002. VIA Wireless must achieve an annual debt service coverage (defined as net income or deficit, as the case may be, plus depreciation and amortization expense and interest on long-term debt, divided by principal and interest on long-term debt) of at least 1.00-to-1.00 by December 31, 2002, and 1.25-to-1.00 by December 31, 2003. VIA Wireless must achieve an annual leverage ratio (the ratio determined by dividing indebtedness by annual operating cash flow) of not less than 10.0-to-1 by December 31, 2001, 6.0-to-1 by December 31, 2002, and 4.0-to-1 by December 31, 2003 and thereafter. While VIA Wireless cannot predict its ability to refinance existing debt or the impact of interest rate movements will have on its existing debt, VIA Wireless continues to evaluate its financial position on an ongoing basis.

INFLATION

    VIA Wireless management currently believes that inflation has not had, and is not likely to have, a material adverse effect on VIA Wireless' results of operations.

SEASONALITY

    VIA Wireless' business has been subject to moderate seasonality with slightly higher fourth quarter revenues as a percentage of total annual revenues. This seasonality is declining. Competitive pricing pressures have continued to have the continuing effect of reducing average revenue per user. Because of limited working capital, VIA Wireless has been significantly limited in its ability to aggressively market and promote its products and services.

                  DESCRIPTION OF VIA WIRELESS EQUITY INTERESTS

    The following is a summary of the material terms and provisions of the membership interests of VIA Wireless.

VIA WIRELESS EQUITY INTERESTS

    VIA Wireless' equity interests consist of units of membership interests, of which 1,383,737 presently are issued to VIA Wireless' six members. While VIA Wireless' operating agreement permits units of membership interest to be represented by certificates of interest, as of February 22, 2001, all units of membership interest have been uncertificated.

PROVISIONS OF VIA WIRELESS' OPERATING AGREEMENT

    Pursuant to VIA Wireless' operating agreement, each member is entitled to select a representative to VIA Wireless' members committee, which committee in turn serves as VIA Wireless' sole manager. Each representative to the members committee is entitled to the same number of votes as the number of units of membership interest held by his or her appointing member. Except for actions required to be approved by VIA Wireless' members, the business, property and affairs of VIA Wireless are managed by or under the direction of the members committee.

    The members committee does not have the authority to (a) cause VIA Wireless to engage in the following transactions without first obtaining the affirmative vote of at least 75% of the voting interests of the members: (i) voluntarily dissolve VIA Wireless; (ii) sell all or substantially all of the assets of VIA Wireless; (iii) merge VIA Wireless into another entity or merge another entity into VIA Wireless or engage in any other form of business combination involving VIA Wireless; (iv) make additional capital calls; or (v) admit a new member, or
(b) approve the annual budget and business plan without the affirmative vote of at least 70% of the voting interests of the members. VIA Wireless has elected, and the members committee is obligated to continue to cause VIA Wireless to elect, to be taxed as a partnership.

    VIA Wireless' operating agreement provides that its members will not be liable to VIA Wireless or to any other member for any loss or damage sustained by VIA Wireless or such other member, unless the loss or damage was the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law. VIA Wireless is obligated to defend and indemnify any member or representative of the members committee, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened or pending action, suit or proceeding by reason of the fact that such person is or was a member, a members committee representative, officer, employee, or other agent of VIA Wireless or that such person is or was serving at the request of VIA Wireless as a manager, director, officer, employee or other agent of another limited liability company, corporation, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law.

    Of VIA Wireless' six members, five are California corporations having as their sole purpose the ownership of units of membership interests in VIA Wireless, and the remaining member is a California limited partnership. Pursuant to the terms of the merger agreement, the merger subsidiaries of UbiquiTel will merge with and into the five corporate members of VIA Wireless, and a sixth UbiquiTel subsidiary will acquire the limited partnership's units of membership interests in a purchase transaction, so that upon completion of the transactions contemplated by the merger agreement, UbiquiTel will own, through its subsidiaries, all of the issued and outstanding units of membership interests of VIA Wireless.

    VIA Wireless has issued to certain of its employees 8,750 performance unit appreciation rights pursuant to its performance unit appreciation rights plan. On the closing of the mergers, VIA Wireless is to terminates the plan, and the holders of performance unit appreciation rights will become entitled to receive an aggregate of 52,197 shares of UbiquiTel common stock. Although all of such shares are to be issued to the former holders of performance unit appreciation rights on the closing date of the mergers, one-half of such shares will be distributed to each holder on the closing date of the mergers, and the remaining one-half of the shares will be distributed to each holder 180 days after the closing date of the mergers. If any of the holders of performance unit appreciation rights voluntarily terminates his or her employment with UbiquiTel prior to the 180th day following the closing date of the mergers, one-half of such holder's shares will be forfeited and cancelled by UbiquiTel on its stock transfer records. During the 180-day period, each former holder of performance unit appreciation rights will be entitled to vote his or her UbiquiTel shares that have not yet been distributed, to receive dividends on such shares and to all other beneficial rights as owner of such shares (other than the right to transfer, sell or otherwise dispose of the shares). If any shares of UbiquiTel's common stock are forfeited by one or more of the former holders of performance unit appreciation rights because any such holder has voluntarily terminated its employment with UbiquiTel prior to the 180th day following the closing date of the mergers, such shares, after cancellation by UbiquiTel, will be redistributed instead to the stockholders of the members of VIA Wireless, proportionately based on the total number of shares of UbiquiTel stock to be received by such stockholder as consideration for the mergers and the interest sale.

                DESCRIPTION OF CERTAIN VIA WIRELESS INDEBTEDNESS

    The following are summaries of the material provisions of VIA Wireless' long-term debt obligations.

RURAL TELEPHONE FINANCE COOPERATIVE

    VIA Wireless has borrowed $68.4 million pursuant to its loan agreement with Rural Telephone Finance Cooperative. The proceeds of this loan funded operating capital and capital expenditures, including the construction of cell site towers and electronic equipment.

    The RTFC loan bears interest at a variable rate established by RTFC from time to time for similarly classified loans. VIA Wireless has the right to elect a fixed rate of interest. The loan is repayable in interest only for four years. Thereafter, principal is repayable in equal quarterly installments, plus accrued interest, based on a schedule that requires increasing principal payments. The outstanding principal balance is repayable quarterly as follows: 10% is repayable in year five, 15% is repayable in each of years six and seven, and 20% is repayable in each of years eight, nine and ten.

    VIA Wireless may prepay the loan at any time, subject to prepayment fees in an amount set by RTFC at 50 basis points times the amount being prepaid, plus (if the loans bear a fixed interest rate) a make-whole premium equal to the excess, if any, of the present value of the amount of interest that would have accrued on the portion of the loan to be repaid over the present value of the amount of interest RTFC would earn if the portion of the loan to be prepaid was reinvested in U.S. Treasury obligations.

    As security for repayment of VIA Wireless' obligations, VIA Wireless has granted RTFC a security interest in collateral representing virtually all of VIA Wireless' tangible and intangible assets. In addition, two of VIA Wireless' members (and an affiliate of one of such members) have pledged interests in other entities owned by them and have provided limited guarantees. Lucent Technologies, Inc. has also guaranteed a portion of this loan. All loans payable to members are subordinate to repayment of this loan to RTFC.

    Immediately following the closing of the mergers, UbiquiTel will pay in full all amounts of principal and accrued but unpaid interest owed by VIA Wireless to RTFC, and RTFC will release all guarantees or pledges given by VIA Wireless and its related parties and return to them collateral securing this loan properly belonging to such parties after the closing of the mergers.

FEDERAL COMMUNICATIONS COMMISSION

    Effective April 1997, Central Wireless Partnership, the predecessor-in-interest to VIA Wireless, entered into eight installment payment plan notes with the Federal Communications Commission (the "FCC Notes") and related security agreements in order to acquire its F Block licenses. The total original principal amount of all of the FCC Notes was $7.2 million, and as of March 31, 2001, the total outstanding principal amount due and payable under the FCC Notes was $6.3 million. Interest on the FCC Notes accrues at a rate of 6.25% per annum, payments are made quarterly, and the entire unpaid balance of the FCC Notes is due and payable in April 2007. At the closing of the mergers, UbiquiTel will pay in full all amounts of principal and accrued interest owed by VIA Wireless to the Federal Communications Commission under the FCC Notes.

MEMBER LOANS

    From time to time, VIA Wireless' members have made loans to VIA Wireless. As of March 1, 2001, the aggregate amount of principal and interest of such loans was $31.4 million. This indebtedness generally is evidenced by unsecured promissory notes having an interest rate between 10% and 11% per annum. The principal balance is due and payable on the first anniversary of the date of the notes, but must be repaid on the consummation of a transaction pursuant to which VIA Wireless is acquired, or if RTFC funds a new loan to VIA Wireless. Notwithstanding the repayment obligation upon the consummation of a transaction in which VIA Wireless is acquired, pursuant to the terms of the merger agreement, on or before the closing date of the mergers, VIA Wireless must provide UbiquiTel documents that show that all of the loans from the stockholders of the members to the members that were used to fund the loans from the members to VIA Wireless have been forgiven or terminated in their entirety.

                      VIA WIRELESS' SPRINT PCS AGREEMENTS

    The following is a summary of the material terms and provisions of the Sprint PCS agreements to which VIA Wireless is a party. These agreements will be terminated contemporaneously with the closing of the mergers.

OVERVIEW OF SPRINT PCS RELATIONSHIP AND AGREEMENTS

    In January 1999, Central Wireless Partnership, a California general partnership and VIA Wireless' predecessor in interest, entered into certain agreements with Sprint PCS. Under long-term agreements with Sprint PCS, VIA Wireless exclusively markets PCS services under the Sprint and Sprint PCS brand names in its markets. VIA Wireless also owns its spectrum licenses, and has built its PCS network so that it interfaces with the Sprint PCS national wireless network. The Sprint PCS agreements give VIA Wireless access to Sprint PCS' equipment discounts, travel revenue from Sprint PCS customers traveling into its markets, and various other support services. The affiliation agreement has an initial term of 20 years and will automatically renew for three additional successive 10-year terms for a total term of 50 years, unless VIA Wireless or Sprint PCS provides the other with two years' prior written notice to terminate the agreements or unless VIA Wireless is in material default of its obligations under the agreements.

    VIA Wireless has four major agreements with Sprint PCS:

    - the affiliation agreement;

    - the services agreement;

    - the trademark and service mark license agreement with Sprint; and

    - the trademark and service mark license agreement with Sprint PCS.

THE AFFILIATION AGREEMENT

    Under VIA Wireless' affiliation agreement with Sprint PCS, VIA Wireless has agreed to:

    - construct and manage a network in its markets in compliance with the terms of the affiliation agreement;

    - distribute during the term of the affiliation agreement Sprint PCS products and services;

    - use Sprint PCS' and VIA Wireless' own distribution channels in VIA Wireless' markets;

    - conduct advertising and promotion activities in VIA Wireless' markets; and

    - manage that portion of Sprint PCS' customer base assigned to VIA Wireless' markets.

    Sprint PCS will supervise VIA Wireless' PCS network operations and has the right to unconditional access to VIA Wireless' PCS network.

    EXCLUSIVITY. VIA Wireless is designated as the only person or entity that is an affiliate or manager for Sprint PCS in VIA Wireless' market. Sprint PCS is prohibited from owning, operating, building or managing another wireless mobility communications network in VIA Wireless' markets while VIA Wireless' affiliation agreement is in place and VIA Wireless is unaware of any event that has occurred that would permit the agreement to terminate. Sprint PCS is permitted under VIA Wireless' affiliation agreement to make national sales to companies in VIA Wireless' markets and, as required by the Federal Communications Commission, to permit resale of the Sprint PCS products and services in VIA Wireless' markets. If Sprint PCS decides to expand the geographic size of VIA Wireless' build-out, Sprint PCS must provide VIA Wireless with written notice of the proposed expansion. VIA Wireless has 90 days to determine whether it will build out the proposed area. If VIA Wireless does not exercise this right, Sprint PCS can build out the markets or permit another third party to do so.

    NETWORK BUILD-OUT. The affiliation agreement specifies the terms of the Sprint PCS affiliation, including the required network build-out plan. VIA Wireless has agreed on a minimum build-out plan that includes specific coverage and deployment schedules for the network planned within VIA Wireless' service area. As of March 1, 2001, VIA Wireless' aggregate network coverage is approximately 85% of the population in VIA Wireless' markets of 3.4 million. VIA Wireless has agreed to operate its PCS network to provide for a seamless handoff of a call initiated in VIA Wireless' markets to a neighboring Sprint PCS network.

    PRODUCTS AND SERVICES. The affiliation agreement identifies the products and services that VIA Wireless can offer in its markets. These services include, but are not limited to, Sprint PCS consumer and business products and services available as of the date of the agreement, or as modified by Sprint PCS. VIA Wireless is allowed to sell wireless products and services that are not Sprint PCS' products and services if those additional products and services do not cause distribution channel conflicts or, in Sprint PCS' sole determination, consumer confusion with Sprint PCS products and services. VIA Wireless may cross-sell services with Sprint, Sprint PCS and other Sprint PCS affiliates such as long distance service, Internet access, handsets, prepaid phone cards, and any other services that Sprint, Sprint PCS and other Sprint PCS affiliates offer. If VIA Wireless decides to sell the same services of third parties, it must give Sprint PCS an opportunity to provide the services on the same terms and conditions. VIA Wireless does not provide traditional wireline telephone services.

    VIA Wireless participates in the Sprint PCS sales programs for national sales to customers, and pays the expenses and receives the compensation from national accounts located in its markets. As a participant in these sales programs, VIA Wireless' responsibilities include assisting Sprint PCS' national sales team in its markets in connection with implementing national sales programs, negotiating customer contracts and managing customer accounts. VIA Wireless does not offer Sprint's long distance service for its subscribers due to a preexisting agreement with Global Crossing. In the event that the Global Crossing agreement were to terminate during the term of the affiliation agreement, VIA Wireless would be obligated to offer Sprint's long distance services to VIA Wireless' customers.

    SERVICE PRICING, ROAMING, TRAVEL AND FEES. VIA Wireless offers Sprint PCS pricing plans designated for regional or national offerings, including Sprint PCS' "Free and Clear" plans. VIA Wireless is permitted to establish its own local price plans for Sprint PCS products and services offered only in its markets, subject to Sprint PCS' approval according to specific criteria set forth in the affiliation agreement. VIA Wireless pays Sprint PCS a monthly fee of 8% of "collected revenues" for all rights and benefits inuring to VIA Wireless under the affiliation agreement, adjusted by the cost of customer services provided by Sprint PCS. "Collected revenues" include revenues from subscribers based in VIA Wireless' markets and inbound non-Sprint PCS roaming and interconnect fees when calls are carried on the VIA Wireless service network. Inbound roaming charges and interconnect fees, outbound roaming and related charges, proceeds from the sales of handsets and accessories, proceeds from sales not in the ordinary course of business, and amounts collected with respect to taxes are not considered collected revenues. Many subscribers purchase bundled pricing plans that allow Sprint PCS traveling anywhere on the Sprint PCS network without incremental Sprint PCS travel charges. However, VIA

Wireless earns Sprint PCS travel revenue for every minute that a Sprint PCS subscriber from outside VIA Wireless' markets enters its markets and uses VIA Wireless' services. VIA Wireless earns revenue from Sprint PCS based on a per minute rate established by Sprint PCS when Sprint PCS' or its affiliates' subscribers travel on VIA Wireless' portion of the Sprint PCS network. Similarly, VIA Wireless pays a fee to Sprint PCS for every minute its subscribers use the Sprint PCS network outside VIA Wireless' markets. With respect to outbound roaming fees, Sprint PCS pays to VIA Wireless monthly the amount of outbound roaming fees that Sprint PCS collects from VIA Wireless' subscribers based in VIA Wireless' markets, and VIA Wireless pays to Sprint PCS (or to a clearinghouse or other carrier, as appropriate) the direct cost of providing the capability for outbound roaming. The analog roaming rate onto a non-Sprint PCS provider's network is set under Sprint PCS' third party roaming agreements.

    ADVERTISING AND PROMOTIONS. Sprint PCS is responsible for all national advertising and promotion of the Sprint PCS products and services. VIA Wireless is responsible for advertising and promotion in its markets.

    PROGRAM REQUIREMENTS. Under its agreement with Sprint PCS, VIA Wireless must comply with Sprint PCS' program requirements for technical standards, travel, roaming and interservice area calls, customer service standards, national and regional distribution and national accounts programs. Some of these technical standards relate to network up-time, dropped calls, blocked call attempts and call origination and termination failures. VIA Wireless has been required to build a network that meets minimum transport requirements established by Sprint PCS for links between VIA Wireless' cell sites and switches. VIA Wireless also has been required to have minimal loss and echo return loss on its telephone lines. VIA Wireless has complied with Sprint PCS' network up-time percentage. Also, VIA Wireless has met a less than 5% dropped call rate and ratio of blocked call attempts to total call attempts, as well as a less than 12% ratio of call origination to termination failures. Sprint PCS can adjust the program requirements at any time so long as it gives VIA Wireless at least 30 days prior notice. VIA Wireless has the right to appeal to Sprint PCS' management adjustments that could cause an unreasonable increase in cost to VIA Wireless if the adjustment:

    - causes VIA Wireless to incur a cost exceeding 5% of the sum of its equity plus its outstanding long term debt, or

    - causes VIA Wireless' long-term operating expenses to increase by more than 10% on a net present value basis.

If Sprint PCS denies VIA Wireless' appeal, VIA Wireless may submit the matter to a Sprint PCS chief officer for further review. If Sprint PCS still requires VIA Wireless to implement the change after such further review and VIA Wireless fails to implement the change, Sprint PCS has the termination rights described below.

    NON-COMPETITION. VIA Wireless may not offer Sprint PCS products and services outside its markets without the prior written approval of Sprint PCS. Within VIA Wireless' markets it may offer, market or promote telecommunications products and services only under the Sprint PCS brands, VIA Wireless' own brand, brands of related parties of VIA Wireless' or other products and services approved under the affiliation agreement, except that no brand of a significant competitor of Sprint PCS or its related parties in the telecommunications business may be used by VIA Wireless for those products and services. To the extent VIA Wireless has or obtains licenses to provide PCS services outside its markets, VIA Wireless may not use the spectrum to offer Sprint PCS products and services without prior written consent from Sprint PCS. Additionally, if customers from VIA Wireless' markets travel to other geographic areas, VIA Wireless must route those customers' incoming and outgoing calls according to Sprint PCS' roaming and inter-service area requirements, without regard to any wireless networks that VIA Wireless or its affiliates operate.

    INABILITY TO USE NON-SPRINT PCS BRAND. VIA Wireless may not market, promote, advertise, distribute, lease or sell any of the Sprint PCS products and services on a non-branded, "private label" basis or under any brand, trademark or trade name other than the Sprint PCS brand, except for sales to resellers or as otherwise permitted under the trademark and service mark license agreements.

    CHANGE OF CONTROL. VIA Wireless is to provide advance written notice with respect to a change in control, and Sprint PCS must provide a written response to VIA Wireless within 30 days after it receives VIA Wireless' written notice. Sprint PCS' consent to a change in control cannot be unreasonably withheld. VIA Wireless obtained Sprint PCS' consent to the mergers on February 20, 2001, pending the satisfaction of specified conditions, when the parties entered into a letter agreement and related agreements in respect of the affiliation agreement and certain pending litigation between them.

    ASSIGNMENT. VIA Wireless cannot assign the Sprint PCS agreements to any person without the prior consent of Sprint PCS, except that VIA Wireless can assign the agreements to any of its affiliates that is not a significant competitor of Sprint PCS in the telecommunications business.

    TRANSFER OF SPRINT PCS NETWORK. Sprint PCS can sell, transfer or assign its wireless personal communications services network to a third party if the third party agrees to be bound by the terms of the Sprint PCS agreements.

    TERMINATION OF AFFILIATION AGREEMENT. The affiliation agreement can be terminated prior to the expiration of its term as a result of:

    - the FCC's revocation or failure to renew VIA Wireless' PCS license;

    - an uncured breach under the affiliation agreement;

    - bankruptcy of a party to the affiliation agreement;

    - the affiliation agreement's not complying with any applicable law in any material respect;

    - the termination of either of the trademark and service mark license agreements; or

    - VIA Wireless' failure to obtain the financing necessary for the build-out of its PCS network and for its working capital needs.

    RIGHTS ON TERMINATION. VIA Wireless has the right to terminate the affiliation agreement because of an event of termination caused by Sprint PCS. Such termination rights generally allow VIA Wireless to:

    - require Sprint PCS to purchase all of VIA Wireless' operating assets used in connection with its PCS network for an amount equal to 90% of VIA Wireless' Entire Business Value (as defined in the affiliation agreement);

    - terminate the affiliation agreement, continue to operate its wireless communications business and pursue any available legal remedies, except that (a) VIA Wireless must allow Sprint PCS subscribers to roam on VIA Wireless' network, at VIA Wireless' lowest roaming charge to other wireless carriers, and allow Sprint PCS to resell VIA Wireless' products and services at the best local market price offered by VIA Wireless to third parties for the purchase of air time on VIA Wireless' network, and
      (b) VIA Wireless must operate its business without using Sprint PCS' brands; or

    - sue Sprint PCS for damages or submit the matter to arbitration and thereby not terminate the affiliation agreement.

    Sprint PCS has the right to terminate the affiliation agreement because of an event of termination caused by VIA Wireless. Such termination rights generally allow Sprint PCS to:

    - require VIA Wireless to sell its operating assets to Sprint PCS for an amount equal to 81% of VIA Wireless' Entire Business Value, unless the termination is due to the affiliation agreement's not complying with applicable law, in which case Sprint PCS shall pay an amount equal to 90% of VIA Wireless' Entire Business Value;

    - terminate the affiliation agreement, allow VIA Wireless to continue to operate its wireless communications business and pursue any available legal remedies, except that (a) VIA Wireless must allow Sprint PCS subscribers to roam on VIA Wireless' network, at VIA Wireless' lowest roaming charge to other wireless carriers, and allow Sprint PCS to resell VIA Wireless' products and services at the best local market price offered by VIA Wireless to third parties for the purchase of air time on VIA Wireless' network, and (b) VIA Wireless must operate its business without using Sprint PCS' brands;

    - terminate the affiliation agreement and require VIA Wireless to execute the then-current form of management agreement that Sprint PCS enters into with managers that operate under Sprint PCS spectrum, and to operate its wireless communications business in accordance with the terms of such agreement; or

    - sue VIA Wireless for damages or submit the matter to arbitration and thereby not terminate the affiliation agreement.

    RIGHTS ON NON-RENEWAL. If Sprint PCS gives VIA Wireless timely notice that it does not intend to renew the affiliation agreement, VIA Wireless may:

    - require Sprint PCS to purchase all of VIA Wireless' operating assets used in connection with its PCS network for an amount equal to 90% of VIA Wireless' Entire Business Value; or

    - continue to operate its wireless communications business, except that
      (a) VIA Wireless must allow Sprint PCS subscribers to roam on VIA Wireless' network, at VIA Wireless' lowest roaming charge to other wireless carriers, and allow Sprint PCS to resell VIA Wireless' products and services at the best local market price offered by VIA Wireless to third parties for the purchase of air time on VIA Wireless' network, and
      (b) VIA Wireless must operate its business without using Sprint PCS' brands.

    If VIA Wireless gives Sprint PCS timely notice of non-renewal, or VIA Wireless and Sprint PCS both give notice of non-renewal, or the affiliation agreement expires with neither party giving a written notice of non-renewal, Sprint PCS may:

    - purchase all of VIA Wireless' operating assets for an amount equal to 90% of VIA Wireless' Entire Business Value; or

    - allow VIA Wireless to continue to operate its wireless communications business, except that (a) VIA Wireless must allow Sprint PCS subscribers to roam on VIA Wireless' network, at VIA Wireless' lowest roaming charge to other wireless carriers, and allow Sprint PCS to resell VIA Wireless' products and services at the best local market price offered by VIA Wireless to third parties for the purchase of air time on VIA Wireless' network, and (b) VIA Wireless must operate its business without using Sprint PCS' brands.

    If the Entire Business Value is to be determined, VIA Wireless and Sprint PCS will each select one independent appraiser and the two appraisers will select a third appraiser, each of whom must be an expert in valuing wireless telecommunications companies. The three appraisers will determine the Entire Business Value on a going concern basis using the following guidelines:

    - the Entire Business Value will be based on the price a willing buyer would pay a willing seller for the entire on-going business;

    - the appraisers will use then-current customary means of valuing a wireless telecommunications business;

    - the appraisers will value the business as it is conducted under the Sprint and Sprint PCS brands and the Sprint PCS agreements;

    - VIA Wireless owns its PCS license; and

    - the valuation will not include any value for the business not directly related to the Sprint PCS products and services.

    INSURANCE. VIA Wireless is required to obtain and maintain with financially reputable insurers who are licensed to do business in all jurisdictions where any work is performed under the affiliation agreement and who are reasonably acceptable to Sprint PCS, workers' compensation insurance, commercial general liability insurance, business automobile insurance, umbrella excess liability insurance and "all risk" property insurance.

    INDEMNIFICATION. VIA Wireless has agreed to indemnify Sprint PCS and its directors, employees and agents and related parties of Sprint PCS and their directors, managers, officers, employees, agents and representatives against any and all claims against any of the foregoing arising from VIA Wireless' violation of any law, a breach by VIA Wireless of any representation, warranty or covenant contained in the affiliation agreement or any other agreement between VIA Wireless and Sprint PCS, VIA Wireless' ownership of the operating assets or the actions or the failure to act of anyone employed or hired by VIA Wireless in the performance of any work under the agreement, except that VIA Wireless does not indemnify Sprint PCS for any claims arising solely from the negligence or willful misconduct of Sprint PCS. Sprint PCS has agreed to indemnify VIA Wireless and its directors, managers, officers, employees, agents and representatives against all claims against any of the foregoing arising from Sprint PCS' violation of any law and from Sprint PCS' breach of any representation, warranty or covenant contained in the agreement or any other agreement between Sprint PCS and VIA Wireless, except that Sprint PCS does not indemnify VIA Wireless for any claims arising solely from VIA Wireless' negligence or willful misconduct.

THE SERVICES AGREEMENT


    The services agreement outlines various support services provided by Sprint PCS and available to VIA Wireless at established rates. Sprint PCS can change any or all of the service rates one time in each 12 month period. Some of the available services include: billing, customer care, activation, credit checks, handset logistics, voice mail, prepaid services, directory assistance, operator services, roaming fees, roaming clearinghouse fees, interconnect fees and inter-service area fees. Sprint may require VIA Wireless to purchase certain services where necessary to comply with legal or regulatory requirements (for example, where provision of 911 emergency service is mandatory). VIA Wireless has chosen to buy roaming clearinghouse services. Sprint PCS may contract with third parties to provide expertise and services identical or similar to those to be made available or provided to VIA Wireless. VIA Wireless has agreed not to use the services provided under the services agreement in connection with any other business or outside its markets. VIA Wireless may discontinue use of any service upon three months' prior written notice. VIA Wireless has access to these services during the term of its Sprint PCS affiliation agreement unless Sprint PCS provides VIA Wireless at least nine months' advance notice of its intention to terminate any particular service. As of mid-July 2001, VIA Wireless outsources its billing, customer care and activation services to Sprint PCS.

    VIA Wireless has agreed with Sprint PCS to indemnify each other as well as officers, directors, employees and certain other related parties and their officers, directors and employees for violations of law or the services agreement, except for any liabilities resulting from the indemnitee's negligence or willful misconduct. The services agreement automatically terminates upon termination of the affiliation agreement and neither party may terminate the services agreement for any reason other than the termination of the affiliation agreement.

THE TRADEMARK AND SERVICE MARK LICENSE AGREEMENTS

    VIA Wireless has non-transferable, royalty-free licenses to use the Sprint and Sprint PCS brand names and "Diamond" symbol, and several other U.S. trademarks and service marks such as "The Clear Alternative to Cellular" and "Experience the Clear Alternative to Cellular Today" in connection with the marketing, promotion, advertisement, distribution, lease or sale of Sprint PCS products and services. VIA Wireless believes that the Sprint and Sprint PCS brand names and symbols enjoy a very high degree of awareness, and have provided VIA Wireless benefits in its market place. VIA Wireless' use of the licensed marks is subject to VIA Wireless' adherence to quality standards determined by Sprint and Sprint PCS and use of the licensed marks in a manner which would not reflect adversely on the image of quality symbolized by the licensed marks. VIA Wireless has agreed to promptly notify Sprint and Sprint PCS of any infringement of any of the licensed marks within its markets of which VIA Wireless becomes aware and to provide assistance to Sprint and Sprint PCS in connection with Sprint's and Sprint PCS' enforcement of their respective rights. VIA Wireless has agreed with Sprint and Sprint PCS to indemnify each other for losses incurred in connection with a material breach of the trademark license agreements. In addition, VIA Wireless has agreed to indemnify Sprint and Sprint PCS from any loss suffered by reason of VIA Wireless' use of the licensed marks or marketing, promotion, advertisement, distribution, lease or sale of any Sprint or Sprint PCS products and services other than losses arising solely out of VIA Wireless' use of the licensed marks in compliance with certain guidelines.

    Sprint and Sprint PCS can terminate the trademark and service mark license agreements if VIA Wireless files for bankruptcy, if VIA Wireless materially breaches the agreement or if VIA Wireless' affiliation agreement is terminated. VIA Wireless can terminate the trademark and service mark license agreements upon Sprint's or Sprint PCS' abandonment of the licensed marks or if Sprint or Sprint PCS files for bankruptcy, or the affiliation agreement is terminated.

PENDING LITIGATION AND MATTERS RELATING TO THE MERGERS


    In order to complete the mergers, VIA Wireless is required to obtain the approval of Sprint PCS under its Sprint PCS affiliation agreement. VIA Wireless and Sprint PCS have been involved in litigation with one another since May 25, 2000. In this litigation, VIA Wireless claimed that it was damaged by Sprint PCS' refusal to execute an acknowledgement of security interests that VIA Wireless had sought in connection with the RTFC loan. On February 20, 2001, VIA Wireless obtained Sprint PCS' approval of the mergers, including UbiquiTel Operating Company's management of VIA Wireless pursuant to the management agreement during the pendency of the mergers when the parties entered into a letter agreement. Sprint PCS agreed until September 1, 2001 to refrain from declaring VIA Wireless in default of its Sprint PCS affiliation agreement based on the failure of either VIA Wireless and/or UbiquiTel Operating Company to complete the build-out requirements for certain portions of VIA Wireless' service area. In connection with their letter agreement, Sprint PCS and VIA Wireless entered into a settlement agreement and release and a standstill agreement with respect to their pending litigation. The settlement agreement and release provides for the settlement of the litigation between the parties and the release by each party of the other party and its affiliates from any claim, cause of action or right alleged in the litigation whether known, unknown, foreseen or unforeseen, and is effective only upon the closing of the mergers. The standstill agreement provides that so long as the mergers have not closed VIA Wireless shall not, until May 21, 2001, and Sprint PCS shall not, until June 20, 2001, initiate or pursue any claim, cause of action or remedy relating to the matters referred to in the litigation.

             REGULATION OF THE WIRELESS TELECOMMUNICATIONS INDUSTRY

    The Federal Communications Commission, commonly referred to as the FCC, regulates the licensing, construction, operation, acquisition and interconnection arrangements of wireless telecommunications systems in the United States. The FCC has promulgated, and is in the process of promulgating, a series of rules, regulations and policies to, among other things:

    - grant or deny licenses for PCS frequencies;

    - grant or deny PCS license renewals;

    - rule on assignments and/or transfers of control of PCS licenses;

    - govern the interconnection of PCS networks with other wireless and wireline carriers;

    - establish access and universal service funding provisions;

    - allocate spectrum for PCS and other wireless services and establish procedures, including auction procedures, for awarding licenses to utilize spectrum for provision of wireless services;

    - impose fines and forfeitures for violations of any of the FCC's rules; and

    - regulate the technical standards of PCS networks. The FCC currently prohibits a single entity from having a total attributable interest (20% or greater interest in any license) in broadband PCS, cellular and SMR licenses totaling more than 45 MHz in all geographic areas except rural areas. In rural areas, the so-called "spectrum cap" is 55 MHz.

TRANSFERS AND ASSIGNMENTS OF PCS LICENSES

    The FCC must give prior approval to the assignment of, or transfers involving, substantial changes in ownership or control of a PCS license. Non-controlling interests in an entity that holds a PCS license or operates PCS networks generally may be bought or sold without prior FCC approval. In addition, a recent FCC order requires only post-consummation notification of certain pro forma assignments or transfers of control.

CONDITIONS OF PCS LICENSES

    All PCS licenses are granted for 10-year terms conditioned upon timely compliance with the FCC's build-out requirements. Pursuant to the FCC's build-out requirements, all 30 MHz broadband PCS licensees must construct facilities that offer coverage to one-third of the population within 5 years and to two-thirds of the population within 10 years, and all 10 MHz broadband, PCS licensees (and 15 MHz licensees resulting from disaggregation of MHz spectrum blocks) must construct facilities that offer coverage to at least one-quarter of the population within 5 years or make a showing of "substantial service" within that 5 year period. Rule violations could result in the forfeiture of the affected license and an inability to regain the license. The FCC also requires licensees to maintain control over their licenses. The Sprint PCS agreements reflect an alliance that the parties believe meets the FCC requirements for licensee control of licensed spectrum. If the FCC were to determine that our agreements with Sprint PCS need to be modified to increase the level of licensee control, the Sprint PCS agreements may be modified to cure any purported deficiency regarding licensee control of the licensed spectrum. If the agreements cannot be modified, they may be terminated. As a result, it would be extremely difficult for us to conduct our business. In addition to revoking licenses, the FCC could impose monetary penalties on us.

PCS LICENSE RENEWAL

    PCS licensees can renew their licenses for additional 10 year terms. PCS renewal applications are not subject to auctions. However, under the FCC's rules, third parties may oppose renewal applications and/or file competing applications. If one or more competing applications are filed, a renewal application will be subject to a comparative renewal hearing. The FCC's rules afford PCS renewal applicants involved in comparative renewal hearings with a "renewal expectancy." The renewal expectancy is the most important comparative factor in a comparative renewal hearing and is applicable if the PCS renewal applicant has provided "substantial service" during its license term and substantially complied with all applicable laws and FCC rules and policies. The FCC's rules define "substantial service" in this context as service that is sound, favorable and substantially above the level of mediocre service that might minimally warrant renewal. The Federal Communications Commission's renewal expectancy and procedures make it likely that Sprint PCS will retain its PCS licenses managed by us in the foreseeable future.

INTERCONNECTION

    The FCC has the authority to order interconnection between commercial mobile radio service providers and any other telecommunications carrier. The FCC has ordered all local exchange carriers to establish reciprocal compensation to commercial mobile radio service providers, which provide telecommunications services through wireless technology for transport and termination of telecommunications. The FCC rules define reciprocal compensation as compensation from one carrier to another for the transportation and termination on each carrier's network facilities of local telecommunications traffic originating on the network facilities of the other carrier. As a commercial mobile radio service provider, we are required to pay reciprocal compensation to a wireline local exchange carrier that transports and terminates a local call that originated on our portion of Sprint PCS' network. Similarly, we are entitled to receive reciprocal compensation when we transport and terminate a local call that originated on a wireline local exchange carrier's network. Using these rules, we will negotiate interconnection agreements for the Sprint PCS network in our market area with all of the major incumbent local exchange carriers and several smaller independent local telephone companies. We will seek to negotiate interconnection agreements on a regional or state-wide basis where possible. If an agreement cannot be reached, under certain circumstances, parties to interconnection negotiations can submit outstanding disputes to state authorities for arbitration. Negotiated interconnection agreements are subject to state approval. The Federal Communications Commission rules and rulings, as well as the state arbitration proceedings, will directly impact the nature and cost of the facilities necessary for interconnection of the Sprint PCS systems with local, national and international telecommunications networks. They will also determine the nature and amount of revenues we and Sprint PCS can receive for terminating calls originating on the networks of local exchange carriers and other telecommunications carriers.

OTHER FCC REQUIREMENTS

    In June 1996, the FCC adopted rules that prohibit broadband PCS providers from unreasonably restricting or disallowing resale of their services or unreasonably discriminating against resellers. Resale obligations will automatically expire on November 24, 2002, although wireless carriers will still face a statutory obligation to provide their interstate services on a non-discriminatory basis. The FCC is also considering whether wireless providers should be required to offer unbundled communications capacity to resellers who intend to operate their own switching facilities. The FCC also is considering in a rulemaking proceeding whether to allow a secondary market to develop for spectrum.

    The FCC also adopted rules in June 1996 that require local telephone companies and most commercial mobile radio service carriers to program their networks to allow customers to change service providers without changing telephone numbers, which is referred to as service provider number portability. Initially, the FCC required that most commercial mobile radio service providers be able to deliver calls from their networks to ported numbers anywhere in the country by December 31, 1998. In response to a Cellular Telephone Industry Association petition for forbearance, the FCC has extended until November 24, 2002 the deadline to implement local number portability. The FCC has required that commercial mobile radio service providers must be able to offer their own customers number portability in their switches in the 100 largest metropolitan areas, including the ability to support nationwide roaming, by March 31, 2000. Additionally, carriers were required to request number portability capability in the 100 largest metropolitan areas by June 30, 1999. Commencing in 1999, all carriers were required to begin contributing to the Local Number Portability fund.

    The FCC has adopted rules permitting broadband PCS and other commercial mobile radio service providers to provide traditional telephone services based on wireless technology and other fixed services that would directly compete with the wireline services of local telephone companies. The FCC currently is undertaking a rulemaking proceeding in which it is considering actions to help ensure that competitive telecommunications providers have reasonable and non-discriminatory access to rights-of-way, buildings, rooftops and facilities in multiple tenant environments. In October 2000, the FCC adopted a rule which prohibits telecommunications carriers from entering into contracts to serve multitenant commercial buildings that restrict the property owner's ability to permit building access to other telecommunications companies. The FCC is considering whether to adopt additional building access requirements. In
June 1996, the FCC adopted rules requiring broadband PCS and other commercial mobile radio service providers to implement enhanced emergency 911 capabilities within 18 months after the effective date of the FCC's rules. The FCC revised these rules to extend the compliance deadline for phase I (requiring carriers to transmit a caller's phone number and general location to a Public Safety Answering Point) until January 1, 1999 and for phase II (requiring more precise location information be provided to the Public Safety Answering Point) until October 1, 2001. Carriers are required to begin selling and activating Automatic Location Identification capable handsets no later than March 1, 2001. Further waivers of the enhanced emergency 911 capability requirements may be obtained by individual carriers by filing a waiver request. Congress recently enacted legislation that extends to wireless carriers the same level of immunity from lawsuits that is enjoyed by traditional telephone companies regarding their transmission of emergency calls. Wireless carriers also face certain statutory and regulatory requirements regarding accessibility of wireless services to persons with disabilities.

COMMUNICATIONS ASSISTANCE FOR LAW ENFORCEMENT ACT

    The Communications Assistance for Law Enforcement Act (CALEA), enacted in 1994 to preserve electronic surveillance capabilities authorized by Federal and state law, requires telecommunications carriers to meet certain "assistance capability requirements." Although those requirements were to have been met by October 25, 1998, they have been extended by the FCC due to the unavailability of equipment which would meet the requirements. The date for CALEA compliance was to have been June 30, 2000. However, many carriers were unable to meet that date because of equipment unavailability. Many carriers, including VIA Wireless' predecessor company, Central Wireless Partnership, petitioned the FCC for extensions of the compliance date. For those companies, the date for compliance with a list of capabilities developed by the Federal Bureau of Investigation known as the "punch list" has been extended until September 30, 2001. Among other things, CALEA provides that a telecommunications carrier meeting certain CALEA standards shall have a safe harbor for purposes of compliance with CALEA. On May 31, 2000, an industry standard known as J-STD-025A was published by the telecommunications industry as an interim standard which defines the interfaces between a telecommunications service provider and a law enforcement agency to assist the law enforcement agency in conducting lawfully authorized electronic surveillance.

OTHER FEDERAL REGULATIONS

    Wireless systems must comply with certain FCC and Federal Aviation Administration regulations regarding the siting, lighting and construction of transmitter towers and antennas. In addition, certain

FCC environmental regulations may cause certain radio communications site locations to become subject to regulation under the National Environmental Policy Act. The FCC is required to implement the act by requiring carriers to meet certain land use and radio frequency standards.

REVIEW OF UNIVERSAL SERVICE REQUIREMENTS

    The FCC is required to establish a "universal service" program to ensure that affordable, quality telecommunications services are available to all Americans, and to support the availability of advanced telecommunications services to schools, libraries, and rural health care centers. Sprint PCS is required to contribute to the federal universal service program as well as existing state programs. The FCC has determined that the Sprint PCS' "contribution" to the federal universal service program is a variable percentage of "end-user telecommunications revenues." Although many states are likely to adopt a similar assessment methodology, the states are free to calculate telecommunications service provider contributions in any manner they choose as long as the process is not inconsistent with the FCC's rules. The FCC currently is considering changes to the manner in which universal service contribution assessments on telecommunications service providers are calculated. Depending on what changes, if any, are made to the universal service assessment methodology, the contribution levels of Sprint PCS could be increased or decreased from those levels currently assessed. It is also uncertain whether market forces will enable Sprint PCS to recover some portion or all of its universal service contribution assessments from its customers.

PARTITIONING; DISAGGREGATION

    The FCC has modified its rules to allow broadband PCS licensees to partition their market areas and/or to disaggregate their assigned spectrum and to transfer partial market areas or spectrum assignments to eligible third parties.

WIRELESS FACILITIES SITING

    States and localities are not permitted to regulate the placement of wireless facilities so as to "prohibit" the provision of wireless services or to "discriminate" among providers of such services. In addition, so long as a wireless system complies with the FCC's rules, states and localities are prohibited from using radio frequency health effects as a basis to regulate the placement, construction or operation of wireless facilities. These rules are designed to make it possible for us, Sprint PCS and other wireless entities to acquire necessary tower sites in the face of local zoning opposition and delays. The FCC is considering numerous requests for preemption of local actions affecting wireless facilities siting.

EQUAL ACCESS

    Wireless providers are not required to provide equal access to common carriers for toll services. This enables us and Sprint PCS to generate additional revenues by reselling the toll services of Sprint PCS and other long-distance carriers from whom we can obtain favorable volume discounts. However, the FCC is authorized to require unblocked access to toll carriers subject to certain conditions.

STATE REGULATION OF WIRELESS SERVICE

    Section 332 of the Federal Communications Act preempts states from regulating the rates and entry of commercial mobile radio service providers. However, states may petition the FCC to regulate such providers. The FCC may grant such petition if the state demonstrates that:

    - market conditions fail to protect subscribers from unjust and unreasonable rates or rates that are unjustly or unreasonably discriminatory; or

    - when commercial mobile radio service is a replacement for traditional telephone service within the state.

    To date, the FCC has granted no such petition. To the extent we provide fixed wireless service, we may be subject to additional state regulation. These standards and rulings have prevented states from delaying the entry of wireless personal communications services and other wireless carriers into their jurisdictions via certifications and similar requirements, and from delaying or inhibiting aggressive or flexible wireless price competition after entry.

                   PROPOSAL 2: ELECTION OF CLASS I DIRECTORS

    UbiquiTel's board of directors has proposed James Blake, Peter Lucas and Bruce Toll as the nominees for election as Class I directors, each for a three-year term expiring at the 2004 annual shareholders' meeting.

    Messrs. Blake, Lucas and Toll each currently serves as a Class I director. UbiquiTel expects each nominee for election as a Class I director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless UbiquiTel's board chooses to reduce the number of Class I directors serving on the board. The following table sets forth, as to each of these nominees, certain information as of March 5, 2001.

                                                                                      DIRECTOR
NAME AND ADDRESS                      AGE             PRINCIPAL OCCUPATION             SINCE
----------------                    --------   ----------------------------------  --------------
James E. Blake ...................     73      Telecommunications Consultant       September 2000
  65 Baynard Park Road
  Hilton Head Island, South
  Carolina 29928

Peter Lucas ......................     46      Interim Chief Financial Officer of  Inception
  One West Elm Street, Suite 400               UbiquiTel
  Conshohocken, Pennsylvania 19428

Bruce E. Toll ....................     57      Vice Chairman of Toll Brothers,     September 2000
  3103 Philmont Avenue                         Inc.
  Huntingdon Valley, Pennsylvania
  19006

    For additional information on such nominees, see "UbiquiTel's Management and Executive Compensation--Executive Officers and Directors" on page 108 of this proxy statement.

    The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of shares of UbiquiTel common stock entitled to vote at the annual meeting is required for the election of these nominees as Class I directors.

    UBIQUITEL'S BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" ELECTION OF THESE NOMINEES AS CLASS I DIRECTORS.

                   PROPOSAL 3: ELECTION OF CLASS II DIRECTOR

    UbiquiTel's board of directors has proposed Eric Weinstein as a nominee for election as a Class II director, for a one-year term expiring at the 2002 annual shareholders' meeting. The following table sets forth certain information about Mr. Weinstein.

                                                                                           DIRECTOR
NAME AND ADDRESS                          AGE               PRINCIPAL OCCUPATION            SINCE
----------------                        --------   --------------------------------------  --------
Eric Weinstein .......................     31      Director--Credit Suisse First Boston,      --
  c/o Credit Suisse First Boston                   Inc.
  277 Park Avenue
  New York, New York 10172

    Mr. Weinstein is a director of Credit Suisse First Boston, Inc. and CSFB Private Equity. Mr. Weinstein originally joined Donaldson, Lufkin & Jenrette, Inc. in 1996, prior to the acquisition of Donaldson, Lufkin & Jenrette by Credit Suisse First Boston in November 2000, as a Wireless and Satellite equity research analyst. In October 2000, he joined the firm's Private Equity Group where he now focuses on telecommunications investment opportunities. He has been involved in numerous principal transactions, mergers, acquisitions, equity and leveraged financings. Mr. Weinstein obtained his B.S. in Economics from the University of Pennsylvania's Wharton School of Business. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Weinstein had been an equity research analyst at Salomon Brothers and Lehman Brothers.

    The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of shares of UbiquiTel common stock entitled to vote at the annual meeting is required for the election of this nominee as a Class II director.

    UBIQUITEL'S BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THE ELECTION OF THIS NOMINEE AS A CLASS II DIRECTOR.

 PROPOSAL 4: ELECTION OF CLASS II DIRECTOR SUBJECT TO VIA WIRELESS ACQUISITION

    UbiquiTel's board of directors has proposed Matthew J. Boos, currently the Secretary-Treasurer of VIA Wireless and a member of its members committee, as a nominee for election as a Class II director, for a one-year term expiring at the 2002 annual shareholders' meeting. Under the merger agreement, UbiquiTel has agreed to nominate a designee of VIA Wireless to serve as a Class II director pending completion of the mergers.

    The election of Mr. Boos as a Class II director is conditioned on the approval of the issuance of the shares in the mergers and completion of the mergers. If Mr. Boos is elected as a Class II director, he will not be permitted to serve as such unless and until the mergers are completed. Assuming the mergers are completed, UbiquiTel expects Mr. Boos to be able to serve if elected. If he is not able to serve, proxies will be voted in favor of a substitute nominee designated by VIA Wireless pursuant to the merger agreement.

    The following table sets forth certain information about Mr. Boos.

                                                                                           DIRECTOR
NAME AND ADDRESS                          AGE               PRINCIPAL OCCUPATION            SINCE
----------------                        --------   --------------------------------------  --------
Matthew J. Boos ......................     46      General Manager of The Ponderosa           --
  47034 Road 201                                   Telephone Co.
  O'Neals, California 93645

    During the past five years, Mr. Boos has been the general manager of The Ponderosa Telephone Co., a full service communications provider located in O'Neals, California, and its subsidiary companies, Ponderosa Cablevision, Ponderosa Internet and Ponderosa Long Distance. The Ponderosa Telephone Co. is the sole shareholder of Ponderosa Cellular 4, Inc., a member of VIA Wireless. As general manager, Mr. Boos is responsible for all of the day to day operations of The Ponderosa Telephone Co. Mr. Boos is the Secretary-Treasurer of VIA Wireless and a member of its members committee, and is an active board member of several of The Ponderosa Telephone Co.'s affiliated companies, including two local exchange companies, Table Top Telephone Company and Tularosa Basin Telephone Company. He also serves as an outside director for three local exchange companies headquartered in Oregon. Mr. Boos was also The Ponderosa Telephone Co.'s representative when it held an interest in the California RSA No. 4 Cellular market. Mr. Boos joined The Ponderosa Telephone Co. as its financial director in 1989 and was promoted to his current position in 1992. Prior to his positions with The Ponderosa Telephone Co., Mr. Boos was a senior consultant with GVNW Inc./Management in Oregon, a national provider of consulting services to telecommunications companies. Prior to joining GVNW, he held several management positions with Continental Telephone in Bakersfield, California.
Mr. Boos is also actively involved in the telecommunications industry at the state and national level, serving on the board of directors of the California Telephone Association, the state trade organization for all local exchange companies in California, and the United States Telecom

Association, the leading national broad-based association for the local exchange carrier industry. Mr. Boos received his bachelor's degree in Business Administration from California State University, Fresno in 1977.

    The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of shares of UbiquiTel common stock entitled to vote at the annual meeting is required for the election of the nominee as a Class II director.

    UBIQUITEL'S BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THE ELECTION OF THIS NOMINEE AS A CLASS II DIRECTOR.

           PROPOSAL 5: AMENDMENT TO UBIQUITEL'S AMENDED AND RESTATED
              CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

    UbiquiTel's board of directors has proposed an amendment to Article "IV" of UbiquiTel's amended and restated certificate of incorporation increasing the total number of shares which UbiquiTel has the authority to issue to 240,000,000 from 100,000,000. UbiquiTel's board recommends that UbiquiTel's shareholders approve this amendment. Approval is required under the Delaware General Corporation Law. This proposed amendment to UbiquiTel's amended and restated certificate of incorporation is attached as Annex B to this proxy statement.

    UbiquiTel has enough authorized but unissued shares for delivery in connection with the mergers, even if the amendment to UbiquiTel's amended and restated certificate of incorporation is not approved.

    The proposed amendment to UbiquiTel's amended and restated certificate of incorporation is intended to provide additional flexibility to UbiquiTel. UbiquiTel's board believes that, even if the mergers are not completed, it is desirable to have available additional authorized UbiquiTel shares for future stock dividends, employee benefit plans, acquisitions, refinancing, exchanges of securities, public offerings and other corporate purposes. UbiquiTel's board would have the discretion to issue the additional shares of UbiquiTel common stock from time to time for any corporate purpose without further action by shareholders, except as may be required by Nasdaq Stock Market rules, and without first offering the shares to UbiquiTel shareholders. UbiquiTel has no present plans to issue the new shares to be authorized.

    Shareholders should note that an issuance of common stock by UbiquiTel other than on a pro rata basis may dilute their ownership position and that the issuance of large numbers of shares of common stock may reduce UbiquiTel's earnings per share, if any.

    The board of directors, which recommends approval of this amendment, believes it would be advantageous to UbiquiTel to be in a position to issue additional common stock without the necessary delay of calling a shareholders' meeting if one or more suitable opportunities to UbiquiTel is presented.

    In connection with the mergers, UbiquiTel will be issuing 16,400,000 shares of UbiquiTel common stock and will have reserved approximately
10,270,183 shares of UbiquiTel common stock for issuance upon the exercise of stock options issued or issuable under its equity compensation plan, and non-plan options and warrants which are now outstanding. If the mergers are completed, UbiquiTel will have only 8,613,352 shares of common stock authorized but not reserved for any particular purpose. If the issuance of shares in the mergers and the amendment to the amended and restated certificate of incorporation are approved, 148,613,352 shares will be available for issuance, provided that 3,420,000 of these shares will be reserved for issuance under UbiquiTel's 2000 equity incentive plan if the amended and restated 2000 equity incentive plan increasing the shares authorized for issuance under the plan to 7,500,000 is approved at the annual meeting.

    Approval of this proposed amendment requires the affirmative vote, either in person or by proxy, at the annual meeting of the holders of a majority of the outstanding shares of UbiquiTel common stock entitled to vote on this matter at the meeting.

    UBIQUITEL'S BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THIS PROPOSED AMENDMENT.

    PROPOSAL 6: UBIQUITEL'S AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

    The following is a summary of the material provisions of the amended and restated 2000 equity incentive plan, which is attached as Annex C to this proxy statement. You are urged to read the full text of the amended and restated 2000 equity incentive plan.

    At the annual meeting, UbiquiTel shareholders will be asked to approve the amended and restated 2000 equity incentive plan. The amended and restated 2000 equity incentive plan will (a) increase the number of shares of common stock reserved for issuance under the plan to 7,500,000 from 4,080,000, (b) provide for a maximum limitation of 1,500,000 shares that may be subject to awards granted under the plan to any one individual for any fiscal year during the term of the plan, (c) provide that the maximum amount that may be earned by a participant as an annual incentive award in any fiscal year is $2,000,000, and
(d) provide that the maximum amount that may be earned by a participant as a performance award for any performance period is $5,000,000.

    Shareholder approval of the amended and restated 2000 equity incentive plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) for purposes of compliance with the requirements of incentive stock options under Section 422 of the Code, and (iii) by the rules of The Nasdaq National Market.

    UbiquiTel will implement the proposed amended and restated 2000 equity incentive plan if it receives shareholder approval for it, even if the mergers are not completed.

2000 EQUITY INCENTIVE PLAN OVERVIEW

    Our board of directors has adopted, and our stockholders have approved, the UbiquiTel Inc. 2000 Equity Incentive Plan. The purpose of the equity incentive plan is to attract and retain the services of key management, employees, outside directors and consultants by providing those persons with a proprietary interest in UbiquiTel. The equity incentive plan allows UbiquiTel to provide the proprietary interest through the grant of stock options and other equity-based awards.

    PROPOSED AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

    To ensure that UbiquiTel will be able to grant sufficient future awards under the equity incentive plan to key management, employees, outside directors and consultants of UbiquiTel and its subsidiaries, UbiquiTel's board of directors has authorized an amendment to the equity incentive plan, subject to shareholder approval, to increase the number of shares reserved for issuance under the equity incentive plan by 3,420,000, to 7,500,000 from 4,080,000.

    As of May 31, 2001, we had granted options under the equity incentive plan covering 1,691,000 shares of common stock. The board of directors believes that an increase in the number of shares available under the equity incentive plan is necessary in order for UbiquiTel to meet its future needs, including those needs attributable to the increased number of employees who will be eligible to receive awards if the mergers are completed.

    In addition, in order to ensure that the awards granted under the equity incentive plan are within the exemption from Section 162(m) of the Code (as discussed below in the "Section 162(m) limitation" section), UbiquiTel's board of directors has authorized the amended and restated 2000 equity incentive plan, subject to shareholder approval, to provide for a maximum limit of 1,500,000 shares that may be subject to awards granted thereunder to any one individual during any fiscal year, a maximum annual incentive bonus of $2,000,000 and a maximum annual performance bonus limit of $5,000,000 for awards granted under the plan to any one individual during any fiscal year.

    PLAN DESCRIPTION

    The following is a description of the material terms of the equity incentive plan. The compensation committee of our board of directors administers the equity incentive plan.

    The committee may grant stock options, stock appreciation rights and other equity-based awards to eligible persons. In no event, however, may the committee grant awards relating to more than 4,080,000 shares of UbiquiTel's common stock pursuant to the equity incentive plan, which will be increased to 7,500,000 shares if the amended and restated 2000 equity incentive plan is approved. Shares subject to awards that expire or are terminated or canceled prior to exercise or payment, or forfeited or reacquired by us pursuant to rights reserved upon issuance, may be issued again under the equity incentive plan. Awards paid in cash are not counted against the number of shares that may be issued under the equity incentive plan.

    Awards may be satisfied by the delivery of either authorized but unissued common stock or issued common stock held as treasury shares. The committee may grant one or more types of awards in any combination to a particular participant in a particular year. Subject to earlier termination by our board of directors, the equity incentive plan will remain in effect until all awards have been satisfied in stock or in cash or terminated under the terms of the equity incentive plan and all restrictions imposed on stock in connection with its issuance under the equity incentive plan have lapsed. Except in the case of an award of stock to a participant as additional compensation for services to us or our subsidiaries, each award will be confirmed by, and is subject to the terms of, an agreement executed by the participant and us.

    Following is a description of each type of award or grant in respect of UbiquiTel's common stock that may be made under the equity incentive plan.

STOCK OPTIONS

    Stock options may be incentive stock options that comply with the requirements of Section 422 of the Code or nonqualified stock options that do not comply with Section 422 of the Code. The committee will determine the exercise price and other terms and conditions of options.

    All incentive options granted expire no later than 10 years after the date of grant. Incentive options may not be granted to any participant who, at the time of the grant, would own (as determined by the Code) more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries.

STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS

    A stock appreciation right is a right to receive, without payment to us, a number of shares of stock, cash or a combination thereof, as determined by a formula. A limited stock appreciation right is a right to receive, without payment to us, cash in an amount determined by a formula upon specified change in control events. Stock appreciation rights may be granted in conjunction with all or any part of a stock option or independently. Upon the exercise of a stock appreciation right, the participant will be entitled to receive, for each share of common stock to which the exercised stock appreciation right relates, the excess of the fair market value per share of common stock on the date of exercise over the grant price of the stock appreciation right. Stock appreciation rights will have such terms and conditions as may be established by the committee. Upon the exercise of a limited stock appreciation right, the participant will be entitled to receive a cash payment, for each share of common stock to which the exercised limited stock appreciation right relates, equal to the excess of the defined change of control value over the grant price of the limited stock appreciation right.

RESTRICTED STOCK

    Each restricted stock award will specify the number of shares of restricted stock to be awarded, the price, if any, to be paid by the award recipient and the time during which the stock will be subject to forfeiture, or the conditions upon the satisfaction of which, the restricted stock will vest. The grant and/or the vesting of the restricted stock may be conditioned upon the completion of a specified period of service, upon the attainment of specified performance objectives or upon such other criteria as the committee may determine. The committee may provide that the restricted stock recipient will have the right to vote the restricted stock and receive dividends on the restricted stock.

OTHER STOCK-BASED AWARDS

    The committee has the authority under the equity incentive plan to make other awards that are valued in whole or in part by reference to, or are payable in or otherwise based upon, shares of common stock, including awards valued by reference to our performance or the performance of our subsidiaries. The committee will determine the participants to whom and the times at which these awards will be made, the number of shares of common stock to be awarded and all other terms and conditions of the awards.

    If, with respect to the common stock, there is any recapitalization, reclassification, stock dividend, stock split, combination of stock or other similar change in stock, the number of shares of common stock issuable or issued under the equity incentive plan, including stock subject to restrictions, options or achievement of performance objectives, shall be adjusted in proportion to the change in the number of outstanding shares of common stock. In the event of any of these adjustments, the board will adjust, to the extent appropriate, the purchase price of any option, the performance objectives of any award and the stock issuable pursuant to any award to provide participants with the same relative rights before and after the adjustment.

CHANGE IN CONTROL

    The equity incentive plan provides for all awards granted under the equity incentive plan to become fully vested and, if applicable, exercisable upon a change in control. A change in control of UbiquiTel will be deemed to occur for purposes of the equity incentive plan upon any of the following events:

    - the approval by UbiquiTel's shareholders of a reorganization, merger, consolidation or other corporate transaction, not including a public offering of stock under the Securities Act, that results in the persons who were shareholders of UbiquiTel immediately prior to the merger, consolidation or other corporate transaction not owning, immediately after the merger, consolidation or other corporate transaction, more than 50% of the combined voting power entitled to vote generally in the election of directors;

    - individuals who, as of the date the award is granted, constitute the board of directors cease for any reason to constitute at least a majority of the board. Any person who becomes a director after the date of the grant, whose election or nomination for election by UbiquiTel's shareholders was approved by a vote of at least a majority of the incumbent members of the board will, for purposes of the equity incentive plan, be treated as though they were a member of the board as of the date of the grant of the award; or

    - the acquisition (other than from UbiquiTel) by any person, entity or group of more than 30% of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, excluding any acquisitions by:

    - UbiquiTel or its subsidiaries;

    - any person, entity or group that as of the date of the grant of the award owns a controlling interest in UbiquiTel; or

    - any employee benefit plan of UbiquiTel or its subsidiaries.

FEDERAL INCOME TAX TREATMENT

    The following discussion of certain relevant income tax effects applicable to options, stock appreciation rights, limited stock appreciation rights and other stock-based awards granted under the equity incentive plan is a brief summary only, and reference is made to the Code, and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not state, local or foreign tax consequences.

    A participant generally will not be taxed upon the grant of a non-qualified stock option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. At the time the option is exercised, UbiquiTel will generally be entitled to a tax deduction equal in amount equal to the ordinary income recognized by the optionee.

    An optionee will not be in receipt of taxable income upon the grant or timely exercise of an incentive stock option. Exercise of an incentive stock option will be timely if made during its term and if the optionee remains an employee of UbiquiTel or its subsidiaries at all times during the period beginning on the date of the grant of the option and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). The tax consequences of an untimely exercise of an incentive stock option will be determined in accordance with the rules applicable to non-statutory stock options. UbiquiTel is not entitled to any tax deduction in connection with the grant or exercise of an incentive stock option. However, if the optionee disposes of stock within the holding periods described above, UbiquiTel may be entitled to a tax deduction for the amount of ordinary income, if any, realized by the optionee.

    The recipient of a stock appreciation right or limited stock appreciation right will not be taxed upon the grant. Rather, at the time of exercise of the stock appreciation right, the recipient will recognize ordinary income for federal income tax purposes in an amount equal to the value of the consideration received (i.e., the increase in the appreciation of the underlying common stock). At the time the stock appreciation right is exercised, UbiquiTel will be entitled to a tax deduction equal to the amount of ordinary income recognized by the stock appreciation right recipient.

    The recipient of an award of restricted stock generally will not be taxed upon the grant of the award, but rather will recognize ordinary income in an amount equal to the fair market value of the number of shares of common stock subject to the award at the time the shares are no longer subject to a substantial risk of forfeiture. UbiquiTel will be entitled to a deduction at the time when, and in the amount that, the recipient recognizes ordinary income.

    The equity incentive plan may be amended or terminated at any time by our board of directors, except that no amendment may be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement.

    The equity incentive plan is not subject to any provision of the Employee Retirement Income Security Act of 1974 and is not qualified under
Section 401(a) of the Code.

    SECTION 162(M) LIMITATION

    The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it.

    It should be noted that the Section 162(m) limitations do not apply to compensation paid pursuant to a plan or agreement that existed before a corporation was publicly held. In the case of a corporation that becomes publicly held in connection with an initial public offering, this exemption only may be relied upon until the earliest of (i) the expiration of the plan or agreement, (ii) the date on which the plan or agreement is materially modified, or (iii) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the IPO occurs (or in the case of a privately held corporation that becomes publicly held without an IPO, the first calendar year following the calendar year in which the corporation becomes publicly held). Stock options, stock appreciation rights, and restricted stock are exempt if granted prior to the end of this reliance period (even though exercise of the right or vesting occurs thereafter).

    By implementing the amended and restated 2000 equity incentive plan, a material modification of the equity incentive plan has occurred and, thus, future awards to be granted under the equity incentive plan will not be within the private corporation exemption described above. As discussed above, however, UbiquiTel intends that options and certain other awards to be granted to employees whom the committee expects to be covered employees at the time a deduction arises in connection with such awards, to qualify as "performance-based compensation," so that such awards will not be subject to the
Section 162(m) deductibility cap of $1 million. UbiquiTel is not currently subject to the limitations of Section 162(m) because none of its executive officers received cash payments from it during 2000 in excess of $1 million. To the extent UbiquiTel is subject to the Section 162(m) deductibility cap of $1 million in the future, the effect of this limitation may be mitigated by UbiquiTel's net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase its alternative minimum tax by up to 2% of such disallowed amount. For information relating to UbiquiTel's net operating losses, see UbiquiTel's Consolidated Financial Statements included elsewhere in this proxy statement. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of UbiquiTel to ensure that options or other awards under the equity incentive plan will qualify as "performance-based compensation" that is fully deductible by UbiquiTel under
Section 162(m).


    On July 12, 2001, the last trading day prior to the printing and mailing of this proxy statement, the last reported sale price per share of UbiquiTel common stock on The Nasdaq National Market was $7.20.


OPTIONS OUTSTANDING UNDER THE EQUITY INCENTIVE PLAN

    As of May 31, 2001, options granted under the equity incentive plan to purchase (i) an aggregate of 1,671,000 shares of common stock were outstanding to approximately 30 employees and (ii) 20,000 shares of common stock were outstanding to non-employee directors. The options were granted at exercise prices ranging from $0.50 to $8.69 per share (the fair market value of the common stock as of the date of the grant).

    The table below indicates, as of May 31, 2001, the aggregate number of options outstanding under the equity incentive plan to each of our named executive officers and directors and the groups indicated.

                                                               NUMBER OF
                                                                OPTIONS
OPTION GRANTEE                                                OUTSTANDING
--------------                                                -----------
Donald A. Harris(1)
  Chairman, President and Chief Executive Officer...........         --

Dean E. Russell
  Chief Operating Officer...................................    600,000

Peter Lucas
  Interim Chief Financial Officer and Director..............         --

Patricia E. Knese
  Vice President and General Counsel........................     75,000

Andrew W. Buffmire
  Vice President-Business Development.......................     75,000

Robert A. Berlacher
  Director..................................................         --

James E. Blake
  Director..................................................     20,000

Bruce E. Toll
  Director..................................................         --

Eve M. Trkla
  Director..................................................         --

Joseph N. Walter
  Director..................................................         --

All current executive officers as a group (5 persons).......    750,000

All current directors who are not executive officers as a
  group (5 persons).........................................     20,000

All employees, other than executive officers
  (approximately 27)........................................    921,000

------------------------

(1) Excludes 2,540,000 non-qualified options granted to Mr. Harris in 1999 prior to the existence of the equity incentive plan and outstanding.

    Approval of the proposed amended and restated 2000 equity incentive plan requires the affirmative vote of a majority of the votes cast in person or by proxy by the holders of shares of UbiquiTel common stock at the annual meeting.

    UBIQUITEL'S BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THIS PROPOSED AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    The firm of Arthur Andersen LLP, independent auditors, served as our independent auditors for the fiscal year ended December 31, 2000 and will serve as our independent auditors for the current fiscal unless our board of directors deems it advisable to make a substitution. One or more representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate shareholder questions.

                     FEES PAID TO OUR INDEPENDENT AUDITORS

    The rules of the SEC require us to disclose fees billed by our independent auditors for services rendered to us for the fiscal year ended December 31, 2000.

AUDIT FEES

    The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the year 2000 were approximately $340,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Arthur Andersen LLP billed approximately $600,000 in fees for professional services rendered to us for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

    The aggregate fees billed by Arthur Andersen LLP for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were approximately $540,000, including approximately $390,000 in connection with our offering of senior subordinated discount notes and our initial public offering and related securities filings, approximately $75,000 in connection with due diligence of VIA Wireless and approximately $75,000 in connection with tax services and obtaining licenses and related services.

                                 MISCELLANEOUS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all
Section 16(a) reports they file.

    To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 2000, except that Patricia Knese filed her initial report on Form 3 in an untimely manner and Peter Lucas and Eve Trkla reported in an untimely manner changes in ownership that were attributable to distributions of UbiquiTel common stock made by limited liability companies affiliated with such persons.

ANNUAL REPORT ON FORM 10-K

    We have mailed copies of our annual report with this proxy statement to holders of shares of our common stock as of the record date. We will provide without charge, to each holder of shares of common stock as of the record date, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2000 as filed with the SEC on the written request of any such holder addressed to Investor Relations at UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The audited consolidated balance sheets of UbiquiTel Inc. and Subsidiaries as of December 31, 1999 and December 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from inception (September 29, 1999) to December 31, 1999 and as of December 31, 2000 included in this proxy statement have been audited by Arthur Andersen LLP, independent certified public accountants as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

    The financial statements of the Spokane District (wholly owned by Sprint Spectrum L.P.) as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, appearing in this proxy statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of VIA Wireless, LLC as of December 31, 1999 and 2000, and for each of the three years in the period ended December 31, 2000, appearing in this proxy statement have been audited by Moss Adams, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS


    Under SEC rules, a shareholder who intends to present a proposal at the 2002 annual meeting of UbiquiTel shareholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the secretary of UbiquiTel, at the address referenced above, no later than March 15, 2002.



    Shareholders who do not wish to follow the SEC rules in proposing a matter for action at the 2002 annual meeting must notify UbiquiTel in writing of the information required by UbiquiTel's bylaws dealing with shareholder proposals. The notice must be delivered to UbiquiTel's secretary between May 3, 2002 and June 2, 2002. You can obtain a copy of UbiquiTel's bylaws by writing UbiquiTel's secretary at the address referenced above.


                                 OTHER MATTERS

    As of the date of this proxy statement, our board of directors does not know of any other matters that will be presented for consideration at the annual meeting other than as described in this proxy statement.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms located at 450 5th Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 West Madison

Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at: http://www.sec.gov. Reports, proxy statements and other information pertaining to UbiquiTel may also be inspected at the offices of The Nasdaq Stock Market, which is located at 1735
K. Street, N.W., Washington, D.C. 20006. This information is also available without charge upon written or oral request to:

                                 UbiquiTel Inc.
                         One West Elm Street, Suite 400
                        Conshohocken, Pennsylvania 19428
                         Attention: Investor Relations
                                 (610) 832-3300

    You should rely only on the information provided in this proxy statement. The delivery of this proxy statement does not, under any circumstances, mean that there has not been a change in our affairs since the date of this proxy statement. It also does not mean that the information in this proxy statement is correct after this date.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

UBIQUITEL INC. AND SUBSIDIARIES--CONSOLIDATED FINANCIAL
  STATEMENTS
Consolidated Balance Sheets as of March 31, 2001 (unaudited)
  and December 31, 2000.....................................     F-2
Consolidated Statements of Operations for the three months
  ended March 31, 2001 and 2000 (unaudited).................     F-3
Consolidated Statements of Cash Flows for the three months
  ended March 31, 2001 and 2000 (unaudited).................     F-4
Notes to Consolidated Financial Statements (unaudited)......     F-5
Report of Independent Public Accountants....................    F-12
Consolidated Balance Sheets as of December 31, 2000 and
  December 31, 1999.........................................    F-13
Consolidated Statements of Operations for the year ended
  December 31, 2000 and for the period from inception
  (September 29, 1999) to December 31, 1999.................    F-14
Consolidated Statements of Cash Flows for the year ended
  December 31, 2000 and for the period from inception
  (September 29, 1999) to December 31, 1999.................    F-15
Consolidated Statements of Stockholders' Equity for the year ended December 31, 2000 and for the period from inception
  (September 29, 1999) to December 31, 1999.................    F-16
Notes to Consolidated Financial Statements..................    F-17

SPOKANE DISTRICT--FINANCIAL STATEMENTS
  Report of Independent Auditors............................    F-36
  Statements of Assets to be Sold as of March 31, 2000
    (unaudited) and December 31, 1999 and 1998..............    F-37
  Statements of Revenues and Expenses for the three months
    ended March 31, 2000 and 1999 (unaudited) and for the
    years ended December 31, 1999, 1998 and 1997............    F-38
  Notes to Statements of Assets to be Sold and Statements of
    Revenues
    and Expenses............................................    F-39

VIA WIRELESS, LLC--CONSOLIDATED FINANCIAL STATEMENTS
  Consolidated Balance Sheets as of March 31, 2001
    (unaudited) and December 31, 2000.......................    F-43
  Consolidated Statements of Operations for the three months
    ended March 31, 2001 and 2000 (unaudited)...............    F-44
  Consolidated Statements of Cash Flows for the three months
    ended March 31, 2001 and 2000 (unaudited)...............    F-45
  Notes to Consolidated Financial Statements (unaudited)....    F-46
  Independent Auditor's Report..............................    F-50
  Consolidated Balance Sheets as of December 31, 2000 and
    1999....................................................    F-51
  Consolidated Statements of Operations for the years ended
    December 31, 2000, 1999 and 1998........................    F-52
  Consolidated Statements of Cash Flows for the years ended
    December 31, 2000, 1999 and 1998........................    F-53
  Consolidated Statements of Members' Equity (Deficit) for
    the years ended December 31, 2000, 1999 and 1998........    F-54
  Notes to Consolidated Financial Statements................    F-55

                        UBIQUITEL INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              MARCH 31, 2001   DECEMBER 31, 2000
                                                              (AS RESTATED--   (AS RESTATED--SEE
                                                               SEE NOTE 9)          NOTE 9)
                                                              --------------   -----------------
                                                               (UNAUDITED)
                                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $ 87,779,214      $147,705,968
  Accounts receivable, net of allowance for doubtful
    accounts of $274,714 at March 31, 2001 and $88,567 at
    December 31, 2000, respectively.........................      1,817,647         1,297,285
  Inventory.................................................      1,441,944           829,625
  Prepaid expenses and other assets.........................      3,419,949         2,350,036
                                                               ------------      ------------
      Total current assets..................................     94,458,754       152,181,914
PROPERTY AND EQUIPMENT, NET.................................     72,154,868        47,651,162
CONSTRUCTION IN PROGRESS....................................     80,535,961        72,220,446
RESTRICTED CASH.............................................    155,000,000       105,000,000
DEFERRED FINANCING COSTS, NET...............................     11,879,592        12,244,064
INTANGIBLE ASSETS, NET......................................     15,496,266        15,894,421
ADVANCE TO VIA WIRELESS.....................................      5,000,000                --
DEFERRED TRANSACTION COSTS--VIA WIRELESS ACQUISITION........      4,684,956           544,581
OTHER ASSETS................................................        829,717           358,347
                                                               ------------      ------------
          Total assets......................................   $440,040,114      $406,094,935
                                                               ============      ============

                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................   $ 15,003,073      $ 23,689,816
  Accrued interest..........................................        319,721           211,818
  Current installments of capital leases....................        231,869            83,225
                                                               ------------      ------------
      Total current liabilities.............................     15,554,663        23,984,859
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS................    314,679,785       258,363,313
                                                               ------------      ------------
          Total liabilities.................................    330,234,448       282,348,172
                                                               ------------      ------------
COMMITMENTS AND CONTINGENCIES
REDEEMABLE WARRANTS.........................................        570,023           570,023
                                                               ------------      ------------
STOCKHOLDERS' EQUITY:
  Preferred stock, par value $0.001 per share; 10,000,000
    shares authorized; 0 shares issued and outstanding at
    March 31, 2001 and December 31, 2000....................             --                --
  Common stock, par value $0.0005 per share; 100,000,000
    shares authorized; 63,543,604 shares issued and
    outstanding at March 31, 2001 and December 31, 2000.....         31,772            31,772
  Additional paid-in-capital................................    171,893,416       171,770,566
  Accumulated deficit.......................................    (62,689,545)      (48,625,598)
                                                               ------------      ------------
      Total stockholders' equity............................    109,235,643       123,176,740
                                                               ------------      ------------
          Total liabilities and stockholders' equity........   $440,040,114      $406,094,935
                                                               ============      ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        UBIQUITEL INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                THREE MONTHS
                                                                                   ENDED
                                                               THREE MONTHS    MARCH 31, 2000
                                                                  ENDED        (AS RESTATED--
                                                              MARCH 31, 2001    SEE NOTE 9)
                                                              --------------   --------------
                                                               (UNAUDITED)      (UNAUDITED)
REVENUES:
  Service revenue...........................................   $  5,827,977     $     68,519
  Revenue from sale of handsets.............................        210,981               --
                                                               ------------     ------------
      Total revenues........................................      6,038,958           68,519
COSTS AND EXPENSES:
  Cost of service and operations (exclusive of depreciation
    as shown separately below)..............................      6,735,186          215,651
  Cost of products sold.....................................      1,031,950               --
  Selling and marketing.....................................      3,273,677           53,520
  General and administrative expenses excluding non-cash
    compensation charges....................................      2,977,918          612,837
  Non-cash compensation for general and administrative
    matters.................................................        122,850          118,643
  Depreciation and amortization.............................      2,135,319           24,671
                                                               ------------     ------------
      Total costs and expenses..............................     16,276,900        1,025,322
OPERATING LOSS..............................................    (10,237,942)        (956,803)
INTEREST INCOME.............................................      3,594,013          382,785
INTEREST EXPENSE............................................     (7,420,018)        (347,684)
                                                               ------------     ------------
LOSS BEFORE EXTRAORDINARY ITEM AND PREFERRED STOCK
  DIVIDENDS.................................................    (14,063,947)        (921,702)
LESS: PREFERRED STOCK DIVIDENDS PLUS ACCRETION..............             --      (13,450,887)
                                                               ------------     ------------
LOSS BEFORE EXTRAORDINARY ITEM..............................    (14,063,947)     (14,372,589)
EXTRAORDINARY ITEM-EARLY EXTINGUISHMENT OF DEBT.............             --       (1,722,879)
                                                               ------------     ------------
NET LOSS....................................................   $(14,063,947)    $(16,095,468)
                                                               ------------     ------------

PRO FORMA BASIC AND FULLY DILUTED NET LOSS PER SHARE OF
  COMMON STOCK:
  Loss before extraordinary item............................   $      (0.22)    $      (0.29)
  Extraordinary item........................................             --            (0.03)
                                                               ------------     ------------
  Net Loss..................................................   $      (0.22)    $      (0.32)
                                                               ============     ============
PRO FORMA BASIC AND FULLY DILUTED WEIGHTED-AVERAGE
  OUTSTANDING COMMON SHARES.................................     63,543,604       50,263,604
                                                               ============     ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        UBIQUITEL INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                THREE MONTHS
                                                                                   ENDED
                                                               THREE MONTHS    MARCH 31, 2000
                                                                  ENDED        (AS RESTATED--
                                                              MARCH 31, 2001    SEE NOTE 9)
                                                              --------------   --------------
                                                               (UNAUDITED)      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss before extraordinary item and preferred stock
  dividends.................................................   $(14,063,947)     $  (921,702)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Amortization of deferred financing costs..................        763,973           81,096
  Amortization of intangible assets.........................        398,155               --
  Depreciation..............................................      1,737,166           24,671
  Interest accrued on senior debt...........................      5,634,049               --
  Non-cash compensation from stock options granted to
    employees...............................................        122,850          118,643
Changes in operating assets and liabilities exclusive of
  acquisitions and capital expenditures:
  Accounts receivable.......................................       (520,362)         (12,181)
  Inventory.................................................       (613,319)         (49,649)
  Prepaid expenses and other assets.........................     (1,541,203)      (1,214,325)
  Accounts payable and accrued expenses.....................       (320,982)        (243,159)
                                                               ------------      -----------
      Net cash used in operating activities.................     (8,403,620)      (2,216,606)
                                                               ------------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................    (42,340,779)      (5,400,852)
  Restricted cash...........................................    (50,000,000)              --
  Cash advance to VIA Wireless..............................     (5,000,000)              --
  Other acquisition costs...................................     (4,140,455)              --
                                                               ------------      -----------
      Net cash used in investing activities.................   (101,481,234)      (5,400,852)
                                                               ------------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of convertible preferred stock
    subsequently converted to common stock..................             --       25,000,000
  Drawings under senior secured credit facility.............     50,000,000               --
  Capital lease payments....................................        (41,900)              --
  Deferred financing costs..................................             --       (6,762,500)
  Offering costs............................................             --         (850,000)
                                                               ------------      -----------
      Net cash provided by financing activities.............     49,958,100       17,387,500
                                                               ------------      -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS........    (59,926,754)       9,770,042
CASH AND CASH EQUIVALENTS, beginning of period..............    147,705,968       23,959,190
                                                               ------------      -----------
CASH AND CASH EQUIVALENTS, end of period....................   $ 87,779,214      $33,729,232
                                                               ============      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................   $  3,465,001      $   374,684
  Cash paid for income taxes................................             --               --
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:
  Network assets acquired but not paid......................      9,021,127        3,635,147
  Extraordinary item-early extinguishment of debt...........             --        1,722,880
  Deferred financing costs incurred but not paid............             --        1,118,668
  Preferred stock accretion.................................             --       13,450,887
  IPO costs incurred but not paid...........................             --          497,717

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        UBIQUITEL INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION OF UNAUDITED INTERIM FINANCIAL INFORMATION

    The consolidated financial information as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 is unaudited, but has been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles. In the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, that are considered necessary for fair presentation of the financial position of UbiquiTel Inc. and Subsidiaries ("UbiquiTel" or the "Company") at March 31, 2001, and the Company's operations and cash flows for the quarters ended
March 31, 2001 and 2000, respectively. Operating results for the three months ended March 31, 2001 are not necessarily indicative of results that may be expected for the entire year. This financial information should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2000 of UbiquiTel which are included elsewhere in this proxy statement.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These assumptions also affect the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998 and June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and SFAS
No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133." These statements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedging accounting. SFAS 133 became effective for UbiquiTel on January 1, 2001. The adoption of these statements did not have a significant impact on the Company's financial results.

2. ORGANIZATION AND NATURE OF BUSINESS

    The Company was formed for the purpose of becoming the exclusive provider of Sprint Personal Communications Services ("PCS") in certain midsize and smaller markets in the western and midwestern United States.

    In October 1998, UbiquiTel L.L.C. (a Washington state limited liability company), whose sole member was The Walter Group, entered into an agreement with Sprint PCS for no consideration given for the exclusive rights to market Sprint's 100% digital, 100% PCS products and services to the approximately one million residents in the Reno/Tahoe, Nevada market. UbiquiTel L.L.C. had no financial transactions from its inception (August 24, 1998) to September 29, 1999. On September 29, 1999, UbiquiTel Inc. (formerly "UbiquiTel
Holdings, Inc.") was incorporated in Delaware. On November 1, 1999, the Company entered into a founders' agreement and issued common stock to a

                        UBIQUITEL INC. AND SUBSIDIARIES

2. ORGANIZATION AND NATURE OF BUSINESS (CONTINUED) group of five shareholders including The Walter Group. In November 1999, UbiquiTel L.L.C. assigned all of its material contracts, including the rights to the Sprint PCS agreements, to UbiquiTel Inc. On December 28, 1999,
UbiquiTel Inc. amended its agreement with Sprint PCS to expand the Company's markets to the Northern California, Spokane/Montana, Southern Idaho/Utah/Nevada and Southern Indiana/Kentucky markets, which together with the Reno/Tahoe markets, contain approximately 7.7 million residents.

    On November 9, 1999, UbiquiTel Operating Company (a Delaware corporation, formerly a Delaware limited liability company), was formed to serve as the operating company for UbiquiTel Inc. Also, on March 17, 2000, UbiquiTel Leasing Company (a Delaware corporation) was formed to serve as the leasing company for UbiquiTel Inc.

    UbiquiTel Inc. was in the development stage from September 29, 1999 through June 30, 2000. This stage was characterized by significant expenditures for the design and construction of the wireless network and no significant operating revenue.

3. BASIC AND DILUTED NET LOSS PER SHARE

    UbiquiTel computes net loss per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Under the provisions of SFAS 128, basic and diluted net loss per common share is computed by dividing the net loss available to common shareholders for the period by the weighted average number of shares of common stock outstanding. In accordance with SFAS 128, incremental potential common shares from stock options have been excluded in the calculation of diluted loss per share since the effect would be antidilutive. Accordingly, the number of weighted average shares outstanding as well as the amount of net loss per share are the same for basic and diluted per share calculations for the periods reflected in the accompanying financial statements.

    The following summarizes the securities outstanding, which are excluded from the loss per share calculation, as amounts would have an antidilutive effect.

                                                 MARCH 31, 2001   DECEMBER 31, 2000
                                                 --------------   -----------------
                                                  (UNAUDITED)
Stock options..................................    4,271,000          4,233,500
Warrants.......................................    4,813,987          4,813,987
                                                   ---------          ---------
Total..........................................    9,084,987          9,047,487
                                                   =========          =========

                        UBIQUITEL INC. AND SUBSIDIARIES

4. PROPERTY AND EQUIPMENT, AND CONSTRUCTION IN PROGRESS

    Property and equipment and construction in progress consisted of the following:

                                                 MARCH 31, 2001   DECEMBER 31, 2000
                                                 --------------   -----------------
                                                  (UNAUDITED)
Network equipment..............................   $70,536,646        $46,907,739
Vehicles.......................................       635,584            497,565
Furniture and office equipment.................     4,753,092          2,275,185
                                                  -----------        -----------
                                                   75,925,322         49,680,489
Accumulated depreciation.......................    (3,770,454)        (2,029,327)
                                                  -----------        -----------
  Property and equipment, net..................   $72,154,868        $47,651,162
                                                  ===========        ===========

Construction in progress.......................   $80,535,961        $72,220,446

5. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

    Long-term debt and capital lease obligations outstanding as of March 31, 2001 and December 31, 2000 were as follows:

                                                MARCH 31, 2001   DECEMBER 31, 2000
                                                --------------   -----------------
                                                 (UNAUDITED)
14% senior subordinated discount notes........  $ 300,000,000      $ 300,000,000
  Less: Discount..............................   (126,307,063)      (131,941,112)
  Less: Detachable warrants...................    (14,426,389)       (14,825,889)
Senior secured credit facility................    155,000,000        105,000,000
Lease obligations.............................        413,237            130,314
                                                -------------      -------------
    Long-term debt and capital lease
      obligations.............................  $ 314,679,785      $ 258,363,313
                                                =============      =============

    On April 11, 2000, UbiquiTel Operating Company issued 14% senior subordinated discount notes. See Note 6 for additional information.

    On December 29, 1999, the Company executed a $25.0 million senior secured credit agreement (the "Facility"), with Paribas, as administrative agent, and certain banks and other financial institutions as parties thereto. No amount was drawn under this Facility. On February 22, 2000, UbiquiTel Operating Company received a commitment letter from Paribas, as administrative agent, and certain banks and other financial institutions as parties thereto for a $250.0 million senior secured credit facility. UbiquiTel has guaranteed the credit facility which was finalized and executed on March 31, 2000 and replaced the previous $25.0 million Facility. The credit facility consisted of a revolving loan of up to $55.0 million, a term loan A of $120.0 million and a term loan B of $75.0 million.

    On March 1, 2001, UbiquiTel Operating Company and Paribas and the other lenders under the senior credit facility entered into a second amendment and consent to the credit agreement, whereby the lenders increased the $250.0 million credit facility by $50.0 million to $300.0 million, and approved UbiquiTel's acquisition of VIA Wireless, including UbiquiTel Operating Company's $25.0 million of subordinated bridge financing to VIA Wireless pending the closing of the transaction. See Note 8 for a description of the VIA Wireless acquisition. The additional borrowing increased the term loan B to $125.0 million. The lenders' increase in the senior credit facility is subject to the satisfaction of certain

                        UBIQUITEL INC. AND SUBSIDIARIES

5. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED) conditions, including UbiquiTel completing both the VIA Wireless transaction and a sale of certain non-essential assets acquired in the VIA Wireless transaction for consideration of at least $50.0 million on or before December 31, 2001. See
Note 8 for information regarding the sale of certain VIA Wireless assets to Voicestream Wireless. If both transactions are not completed by December 31, 2001, the $50.0 million term loan B will be prepayable automatically, together with a prepayment premium of $1.0 million and the borrowing availability under the senior credit facility will be reduced automatically by $50.0 million to $250.0 million.

    The revolving loan and term loan A will mature in October 2007 and the term loan B will mature in October 2008. The revolving loans are required to be repaid beginning in February 2002, in eighteen quarterly consecutive installments. The term loans A and B are required to be repaid beginning in June 2004 in fourteen and eighteen consecutive quarterly installments, respectively. The amount of each of the quarterly consecutive installments increases incrementally in accordance with the credit facility agreement. The amount that can be borrowed and outstanding under the revolving loans reduces in eight quarterly reductions of approximately $6.9 million beginning with December 2005.

    In the event UbiquiTel Operating Company voluntarily prepays any of the term loan B, it is required to pay a prepayment premium of 2% of the principal amount then being repaid if such repayment occurs on or prior to March 1, 2002, and 1% of the principal amount then being repaid after March 1, 2002 but before March 1, 2003. After March 1, 2003, UbiquiTel Operating Company's voluntary prepayment of the term loan B will not be subject to a prepayment premium.

    UbiquiTel Operating Company may borrow funds as either a base rate loan with an interest rate of prime plus 2.00% for the revolving loans and term loan A and prime plus 2.50% for term loan B or a Eurodollar Loan with an interest rate of the London Interbank Offered Rate, commonly referred to as LIBOR, plus 4.25% for the revolving loans and term loan B and plus 3.25% for term loan A. In addition, an unused credit facility fee ranging from 0.75% to 1.375% will be charged quarterly on the average unused portion of the facility.

    Initial borrowings of $75.0 million under the term loan B were made on April 11, 2000. Also, the first draw down of $30.0 million under the term loan A was made on October 13, 2000. On March 1, 2001, UbiquiTel Operating Company made an additional borrowing of $50.0 million under the term loan B, following the execution of the credit amendment. These amounts were funded into an escrow account that is controlled by Paribas and will not be released until specified conditions have been satisfied. These conditions include, among others, evidence that the Company has used all of the proceeds from the sale of its senior subordinated discount notes in April 2000 and from UbiquiTel's initial public offering of its common stock in June 2000 to pay fees and expenses in connection with those offerings, to fund the build-out of the Company's PCS network and for other general corporate and working capital purposes.

    In conjunction with the closing of this facility, the Company incurred financing fees of approximately $7.1 million which are being amortized over the term of the credit facility.

6. WHOLLY-OWNED OPERATING SUBSIDIARY SUMMARIZED FINANCIAL INFORMATION

    On April 11, 2000, UbiquiTel Operating Company issued 14% senior subordinated discount notes with a maturity value of $300.0 million and warrants to purchase 3,579,000 shares of common stock of UbiquiTel at an exercise price of $11.37 per share under Section 4(2) of the Securities Act of 1933. In

                        UBIQUITEL INC. AND SUBSIDIARIES

6. WHOLLY-OWNED OPERATING SUBSIDIARY SUMMARIZED FINANCIAL INFORMATION
(CONTINUED)
August 2000, the notes and warrants were registered with the SEC. The notes were issued at a discount and generated approximately $152.3 million in gross proceeds. The value assigned from the proceeds to the warrants was approximately $15.9 million. The proceeds have been and will be used to partially fund capital expenditures relating to the network build-out, operating losses, working capital, the acquisition of the Sprint PCS Spokane, Washington assets, repayment of the $8.0 million 12% senior subordinated note issued in November 1999 and the related prepayment fee and other general corporate purposes. The notes have a ten-year maturity and will accrete in value until April 15, 2005 at an interest rate of 14%. Interest will become payable semiannually beginning on October 15, 2005. Up to 35% of the notes will be redeemable on or prior to April 15, 2003 from net proceeds of one or more public equity offerings, other than UbiquiTel's initial public offering in June 2000. Any remaining notes will be redeemable on or after April 15, 2005.

    The indenture governing the notes contains customary covenants, including covenants limiting indebtedness, dividends and distributions on, and redemptions and repurchases of, capital stock and other similar payments, the acquisition and disposition of assets, and transactions with affiliates or related persons. The indenture governing the notes provides for customary events of default, including cross defaults, judgment defaults and events of bankruptcy.

    UbiquiTel has fully and unconditionally guaranteed UbiquiTel Operating Company's obligations under the notes. UbiquiTel has no operations separate from its investment in UbiquiTel Operating Company. The summarized financial information of UbiquiTel Operating Company as of March 31,

                        UBIQUITEL INC. AND SUBSIDIARIES

6. WHOLLY-OWNED OPERATING SUBSIDIARY SUMMARIZED FINANCIAL INFORMATION
(CONTINUED)
2001 (unaudited) and December 31, 2000 and for the three months ended March 31, 2001 (unaudited) and 2000 (unaudited), respectively, is presented below:

                                                              MARCH 31, 2001   DECEMBER 31, 2000
SUMMARIZED BALANCE SHEET DATA                                 --------------   -----------------
                                                               (UNAUDITED)
Assets:
  Cash and other current assets.............................   $ 94,119,998      $151,843,158
  Property and equipment, net...............................     72,154,868        47,651,162
  Construction in progress..................................     80,535,961        72,220,446
  Other assets..............................................     26,010,939        16,797,350
  Restricted cash...........................................    155,000,000       105,000,000
  Deferred financing costs..................................     11,879,592        12,244,064
                                                               ------------      ------------
    Total assets............................................   $439,701,358      $405,756,180
                                                               ============      ============
Liabilities and Equity:
  Accounts payable and accrued expenses.....................   $ 15,234,942      $ 23,689,817
  Accrued interest..........................................        319,721           211,818
  Advances from parent......................................    155,853,910       155,731,060
  Long-term debt and leases.................................    314,679,785       258,446,539
                                                               ------------      ------------
    Total liabilities.......................................    486,088,358       438,079,234
  Equity and accumulated deficit............................    (46,387,000)      (32,323,054)
                                                               ------------      ------------
    Total liabilities and equity............................   $439,701,358      $405,756,180
                                                               ============      ============

                                                               THREE MONTHS     THREE MONTHS
                                                                  ENDED            ENDED
                                                              MARCH 31, 2001   MARCH 31, 2000
SUMMARIZED STATEMENT OF OPERATIONS DATA                       --------------   --------------
                                                               (UNAUDITED)      (UNAUDITED)
Revenues....................................................   $  6,038,958      $    68,519
Costs and expenses, including non-cash compensation
  charges...................................................    (16,276,900)      (1,025,322)
Interest (expense) income...................................     (3,826,005)          35,101
Extraordinary item--loss on early extinguishment of debt....             --       (1,722,879)
                                                               ------------      -----------
Net loss....................................................   $(14,063,947)     $(2,644,581)
                                                               ============      ===========

7. ACQUISITION OF SPOKANE MARKET

    In January 2000, the Company signed an agreement to purchase from Sprint PCS the Spokane, Washington market's PCS networks and related assets and subscribers for approximately $35.5 million. The Company closed this transaction on April 15, 2000. The acquisition was accounted for under the purchase method of accounting. The operating results of the acquired business have been included in the statement of operations from the date of acquisition.

8. MERGER AGREEMENT WITH VIA WIRELESS, LLC

    On February 22, 2001, UbiquiTel announced that it entered into a merger agreement for the acquisition of VIA Wireless, LLC, a California limited liability company and Sprint PCS network

                        UBIQUITEL INC. AND SUBSIDIARIES

8. MERGER AGREEMENT WITH VIA WIRELESS, LLC (CONTINUED) partner ("VIA Wireless"). Under the merger agreement, as amended and restated, VIA Wireless will become a wholly owned subsidiary through a series of mergers and related transactions. In the transaction, stockholders of the members of VIA Wireless and certain employees of VIA Wireless will receive in the aggregate 16,400,000 shares of UbiquiTel's common stock. VIA Wireless is the exclusive provider of Sprint PCS digital wireless services to the central valley of California, which covers approximately 3.4 million licensed residents. Its markets are contiguous to UbiquiTel's markets in Northern California and include Fresno, Bakersfield and Stockton. The VIA Wireless network currently covers approximately 2.5 million residents, including key travel corridors between Los Angeles and San Francisco. As of December 31, 2000, VIA Wireless had more than 40,000 subscribers. The transaction is subject to regulatory approvals, including the Federal Communications Commission and approval by UbiquiTel's shareholders of the issuance of the shares. These approvals are expected to be obtained within several months, and the transaction is expected to close by the end of July 2001. In the interim, UbiquiTel Operating Company will advance up to $25 million to fund VIA Wireless' operations as bridge financing pending the closing of the transaction pursuant to a revolving credit and term loan agreement and will manage VIA Wireless' operations pursuant to a management agreement, each of which was entered into in connection with the merger agreement.

    As of March 31, 2001, UbiquiTel has advanced a total of $5.0 million to VIA Wireless under the revolving credit and term loan agreement.

    Funding for the transaction is being provided in part by an increase of $50.0 million in UbiquiTel's senior credit facility. See Note 5 for more details about the facility.

    On February 22, 2001, UbiquiTel entered into an agreement with Voicestream Wireless to sell VIA Wireless' California PCS licenses for $50.0 million. The sale of VIA Wireless' PCS licenses is conditioned upon the closing of the VIA Wireless transaction and is subject to the approval of the Federal Communications Commission and other customary closing conditions. UbiquiTel is required to deposit the net sale proceeds into escrow under the senior credit facility and their release is subject to the satisfaction of the same terms and conditions that UbiquiTel Operating Company's other borrowings are subject (see
Note 5).

9. RESTATEMENT OF FINANCIAL STATEMENTS


    On July 10, 2001, the Company revised its consolidated financial statements for the year ended December 31, 2000 and for the first three quarters of 2000 to increase the preferred stock dividends plus accretion by $4,220,246. This correction of an error had no impact on the Company's assets or total stockholders' equity and it resulted in a corresponding decrease and increase to additional paid-in-capital and accumulated deficit, respectively. The change had no impact on loss before extraordinary item and preferred stock dividends and increased the loss before extraordinary item, net of income taxes and net loss by $4,220,246 for the three months ended March 31, 2000 and the year ended December 31, 2000. The change increased the net loss per share and the net loss before extraordinary item per share for the three months ended March 31, 2000 by $0.08 per share. The change had no impact on the Company's cash flows. The $8,766,000 originally recorded as a beneficial conversion in the consolidated financial statements for the three months ended March 31, 2000 and the year ended December 31, 2000 incorrectly assumed an $8.00 market value per share. The revision assumes a $9.00 market value per share of common stock.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To UbiquiTel Inc.:

    We have audited the accompanying consolidated balance sheets, as restated--See Note 18, of UbiquiTel Inc. (a Delaware corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows, as restated--See
Note 18, for the year ended December 31, 2000 and the period from inception (September 29, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    As explained in Note 18 to the financial statements, the Company revised its consolidated financial statements for the year ended December 31, 2000 to increase the preferred stock dividend plus accretion by $4,220,246 to correct an accounting error.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UbiquiTel Inc. and subsidiaries as of December 31, 2000 and 1999 and the results of their operations and their cash flows for the year ended December 31, 2000 and the period from inception (September 29, 1999) to December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

Stamford, Connecticut
February 22, 2001 (except with respect
to the matter discussed in Note 18
as to which date is July 10, 2001)

                        UBIQUITEL INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,
                                                                2000 (AS
                                                              RESTATED--SEE   DECEMBER 31,
                                                                NOTE 18)          1999
                                                              -------------   ------------
                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $147,705,968    $23,959,190
  Accounts receivable, net of allowance for doubtful
    accounts of $88,567 at December 31, 2000................     1,297,285             --
  Inventory.................................................       828,625             --
  Prepaid expenses and other assets.........................     2,350,036         35,636
                                                              ------------    -----------
    Total current assets....................................   152,181,914     23,994,826
PROPERTY AND EQUIPMENT, NET.................................    47,651,162             --
CONSTRUCTION IN PROGRESS....................................    72,220,446      4,085,942
RESTRICTED CASH.............................................   105,000,000             --
DEFERRED FINANCING COSTS, NET...............................    12,244,064      2,110,642
INTANGIBLE ASSETS, NET......................................    15,894,421             --
OTHER ASSETS................................................       902,928             --
                                                              ------------    -----------
      Total assets..........................................  $406,094,935    $30,191,410
                                                              ============    ===========
                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $ 20,050,127    $ 4,260,635
  Accrued expenses..........................................     3,639,689        200,000
  Due to shareholders.......................................            --      1,663,441
  Accrued interest..........................................       211,818         10,521
  Other.....................................................        83,225          9,030
                                                              ------------    -----------
    Total current liabilities...............................    23,984,859      6,143,627
                                                              ------------    -----------
LONG-TERM DEBT..............................................   258,232,999      5,811,869
CAPITAL LEASE OBLIGATIONS, NON CURRENT......................       130,314             --
                                                              ------------    -----------
    Total long-term liabilities.............................   258,363,313      5,811,869
                                                              ------------    -----------
      Total liabilities.....................................   282,348,172     11,955,496
                                                              ------------    -----------
COMMITMENTS AND CONTINGENCIES
REDEEMABLE WARRANTS.........................................       570,023      2,758,154
                                                              ------------    -----------
STOCKHOLDERS' EQUITY:
  Series A convertible preferred stock, par value $0.001 per share; 90,000,000 shares authorized at December 31,
    1999, eliminated in June, 2000; 17,008,500 issued and
    outstanding at December 31, 1999........................            --         17,009
  Series B convertible preferred stock, par value $0.001 per share; 35,000,000 shares authorized at December 31,
    1999, eliminated in June, 2000; 0 shares issued and
    outstanding at December 31, 1999........................            --             --
  Preferred stock, par value $0.001 per share; 10,000,000
    shares authorized; 0 shares issued and outstanding at
    December 31, 2000 and December 31, 1999.................            --             --
  Voting common stock, par value $0.0005 per share;
    100,000,000 shares authorized; 63,543,604 and 6,834,000
    shares issued and outstanding at December 31, 2000 and
    December 31, 1999, respectively.........................        31,772          3,417
  Non-voting common stock, par value $0.0005 per share;
    32,000,000 shares authorized at December 31, 1999,
    eliminated in June, 2000; 32,000,000 shares issued and
    outstanding at December 31, 1999........................            --         16,000
  Additional paid-in-capital................................   171,770,566     17,428,425
  Accumulated deficit.......................................   (48,625,598)    (1,987,091)
                                                              ------------    -----------
    Total stockholders' equity..............................   123,176,740     15,477,760
                                                              ------------    -----------
      Total liabilities and stockholders' equity............  $406,094,935    $30,191,410
                                                              ============    ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        UBIQUITEL INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEAR ENDED
                                                               DECEMBER 31,       FOR THE PERIOD
                                                                 2000 (AS         FROM INCEPTION
                                                              RESTATED--SEE    (SEPTEMBER 29, 1999)
                                                                 NOTE 18)      TO DECEMBER 31, 1999
                                                              --------------   --------------------
REVENUES:
  Service revenue...........................................   $  8,853,425         $        --
  Revenue from sale of handsets.............................        429,129                  --
                                                               ------------         -----------
    Total revenues..........................................      9,282,554                  --
COSTS AND EXPENSES:
  Cost of service and operations (exclusive of depreciation
    as shown separately below)..............................      9,226,075                  --
  Cost of products sold.....................................      1,692,822                  --
  Selling and marketing.....................................      4,165,539                  --
  General and administrative expenses excluding non-cash
    compensation charges....................................      7,468,380             554,430
  Non-cash compensation for general and administrative
    matters.................................................        491,400           1,394,729
  Depreciation and amortization.............................      3,133,936                  --
                                                               ------------         -----------
      Total costs and expenses..............................     26,178,152           1,949,159
OPERATING LOSS..............................................    (16,895,598)         (1,949,159)
INTEREST INCOME.............................................     12,846,217                  --
INTEREST EXPENSE............................................    (23,770,535)            (28,902)
                                                               ------------         -----------
LOSS BEFORE EXTRAORDINARY ITEM AND PREFERRED STOCK
  DIVIDENDS.................................................    (27,819,916)         (1,978,061)
LESS: PREFERRED STOCK DIVIDENDS PLUS ACCRETION..............    (14,600,914)             (9,030)
                                                               ------------         -----------
LOSS BEFORE EXTRAORDINARY ITEM, NET OF INCOME TAXES.........    (42,420,830)         (1,987,091)
EXTRAORDINARY ITEM-EARLY EXTINGUISHMENT OF DEBT, NET OF $0
  TAX BENEFIT...............................................     (4,217,677)                 --
                                                               ------------         -----------
NET LOSS....................................................   $(46,638,507)        $(1,987,091)
                                                               ============         ===========
PRO FORMA BASIC AND FULLY DILUTED NET LOSS PER SHARE OF
  COMMON STOCK:
  Loss before extraordinary item............................   $      (0.77)        $     (0.04)
  Extraordinary item........................................          (0.07)                 --
                                                               ------------         -----------
  Net Loss..................................................   $      (0.84)        $     (0.04)
                                                               ============         ===========
PRO FORMA BASIC AND FULLY DILUTED WEIGHTED-AVERAGE
  OUTSTANDING COMMON SHARES.................................     55,603,799          50,263,604
                                                               ============         ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        UBIQUITEL INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                 YEAR ENDED           FOR THE PERIOD
                                                              DECEMBER 31, 2000       FROM INCEPTION
                                                              (AS RESTATED--SEE   (SEPTEMBER 29, 1999) TO
                                                                  NOTE 18)           DECEMBER 31, 1999
                                                              -----------------   -----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss before extraordinary item and preferred stock
  dividends.................................................    $ (27,819,916)          $(1,978,061)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Amortization of deferred financing costs..................        2,225,326                18,381
  Amortization of intangible assets.........................        1,104,609                    --
  Depreciation..............................................        2,029,327                    --
  Interest accrued on senior debt...........................       15,781,888                    --
  Non-cash compensation from stock options granted to
    employees...............................................          491,400             1,394,729
Changes in operating assets and liabilities exclusive of
  acquisitions and capital expenditures:
  Accounts receivable.......................................         (785,577)                   --
  Inventory.................................................         (828,625)                   --
  Prepaid expenses and other assets.........................       (3,207,328)              (35,636)
  Accounts payable and accrued expenses.....................        4,911,676               384,055
                                                                -------------           -----------
    Net cash used in operating activities...................       (6,097,220)             (216,532)
                                                                -------------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................      (83,061,356)              (10,400)
  Other acquisitions........................................       (3,506,325)                   --
  Purchase of Spokane market................................      (35,506,694)                   --
  Change in restricted cash.................................     (105,000,000)                   --
                                                                -------------           -----------
    Net cash used in investing activities...................     (227,074,375)              (10,400)
                                                                -------------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of senior subordinated discount
    notes and detachable warrants...........................      152,277,000                    --
  Repayment and proceeds from senior subordinated note and
    detachable warrant......................................       (8,000,000)            8,000,000
  Drawings under senior secured credit facility.............      105,000,000                    --
  Financing costs...........................................      (13,012,197)             (734,000)
  Capital lease payments....................................          (61,207)                   --
  Proceeds from issuance of convertible preferred stock
    subsequently converted to common stock..................       25,000,000            17,008,500
  Preferred dividend payment................................       (1,007,684)                   --
  Warrants exercised........................................           24,891                    --
  Proceeds from issuance of common stock....................      106,240,000                19,417
  Offering costs............................................       (9,542,430)             (107,795)
                                                                -------------           -----------
    Net cash provided by financing activities...............      356,918,373            24,186,122
                                                                -------------           -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................      123,746,778            23,959,190
CASH AND CASH EQUIVALENTS, beginning of period..............       23,959,190                    --
                                                                -------------           -----------
CASH AND CASH EQUIVALENTS, end of period....................    $ 147,705,968           $23,959,190
                                                                =============           ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................    $   9,380,321           $        --
  Cash paid for income taxes................................               --                    --
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:
  Network assets acquired but not paid......................       17,281,182             4,075,542
  Extraordinary item-early extinguishment of debt...........        4,217,677                    --
  Preferred stock accretion.................................       13,592,874                 9,030
  Deferred financing costs incurred but not paid............               --               625,000


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        UBIQUITEL INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                           (AS RESTATED--SEE NOTE 18)

                                         CONVERTIBLE
                                       PREFERRED STOCK            COMMON STOCK         ADDITIONAL                       TOTAL
                                    ----------------------   ----------------------     PAID-IN      ACCUMULATED    STOCKHOLDERS'
                                      SHARES       AMOUNT      SHARES       AMOUNT      CAPITAL        DEFICIT         EQUITY
                                    -----------   --------   -----------   --------   ------------   ------------   -------------
BALANCE, at inception
  (September 29, 1999)............           --   $     --            --   $     --   $         --   $        --    $         --
  Issuance of non-voting common
    stock.........................           --         --     6,834,000      3,417             --            --           3,417
  Issuance of non-voting common
    stock.........................           --         --    32,000,000     16,000             --            --          16,000
  Issuance of convertible
    preferred stock, net of
    offering costs................   17,008,500     17,009            --         --     15,294,936            --      15,311,945
  Equity participation
    compensation expense..........           --         --            --         --      1,394,729            --       1,394,729
  Equity participation
    non-employees.................           --         --            --         --        738,760            --         738,760
  Net loss........................           --         --            --         --             --    (1,987,091)     (1,987,091)
                                    -----------   --------   -----------   --------   ------------   ------------   ------------
BALANCE, December 31, 1999........   17,008,500   $ 17,009    38,834,000   $ 19,417   $ 17,428,425   $(1,987,091)   $ 15,477,760
  Issuance of Series B convertible
    preferred stock plus
    accretion.....................    2,110,347      2,110            --         --     37,984,136            --      37,986,246
  Amortization of deferred stock
    compensation expense granted
    to employees for general and
    administrative matters........           --         --            --         --        491,400            --         491,400
  Issuance of warrants for senior
    subordinated discount note....           --         --            --         --     16,301,463            --      16,301,463
  Issuance of common stock........           --         --    13,280,000      6,640     96,722,702            --      96,729,342
  Cancellation of non-voting
    common stock..................           --         --   (32,000,000)   (16,000)        16,000            --              --
  Conversion of preferred stock to
    common stock..................  (19,118,847)   (19,119)   38,237,694     19,119             --            --              --
  Issuance of common stock to
    shareholders under the
    anti-dilution clause..........           --         --       213,760        107        615,909            --         616,016
  Exercise of detachable warrants
    attached to senior
    subordinated discount note....           --         --     4,978,150      2,489      2,210,531            --       2,213,020
  Net loss........................           --         --            --         --             --   (46,638,507)    (46,638,507)
                                    ===========   ========   ===========   ========   ============   ============   ============
BALANCE, December 31, 2000........           --   $     --    63,543,604   $ 31,772   $171,770,566   $(48,625,598)  $123,176,740
                                    ===========   ========   ===========   ========   ============   ============   ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                        UBIQUITEL INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS

    UbiquiTel Inc. and Subsidiaries ("UbiquiTel" or the "Company") was formed for the purpose of becoming the exclusive provider of Sprint Personal Communications Services ("PCS") in certain midsize and smaller markets in the west and midwestern United States.

    In October 1998, UbiquiTel L.L.C. (a Washington state limited liability company), whose sole member was The Walter Group, entered into an agreement with Sprint PCS for no consideration given for the exclusive rights to market Sprint's 100% digital, 100% PCS products and services to the approximately
1 million residents in the Reno/Tahoe Nevada market. UbiquiTel L.L.C. had no financial transactions from its inception (August 24, 1998) to September 29, 1999. On September 29, 1999, UbiquiTel Inc. (formerly "UbiquiTel
Holdings, Inc.") was incorporated in Delaware. On November 1, 1999, the Company entered into a founders' agreement and issued common stock to a group of five shareholders including The Walter Group. In November 1999, UbiquiTel L.L.C. assigned all of its material contracts, including the rights to the Sprint PCS agreements, to UbiquiTel Inc. On December 28, 1999, UbiquiTel Inc. amended its agreement with Sprint PCS to expand the Company's markets to the Northern California, Spokane/Montana, Southern Idaho/Utah/Nevada and Southern Indiana/Kentucky markets, which together with the Reno/Tahoe markets, contain approximately 7.7 million residents.

    On November 9, 1999, UbiquiTel Operating Company (a Delaware corporation, formerly a Delaware limited liability company), was formed to serve as the operating company for UbiquiTel Inc. Also, on March 17, 2000, UbiquiTel Leasing Company (a Delaware corporation) was formed to serve as the leasing company for UbiquiTel Inc.

    The consolidated financial statements contain the financial information of UbiquiTel Inc., its subsidiaries, UbiquiTel Operating Company and UbiquiTel Leasing Company, and its predecessor UbiquiTel L.L.C. UbiquiTel L.L.C. did not have any operations or financial transactions for the period from its inception on August 24, 1998 through December 31, 1999, and no other assets or liabilities existed other than assets and contingencies under the contracts assigned to UbiquiTel Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These assumptions also affect the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998 and June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133") and SFAS
No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." These statements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedging accounting. SFAS No. 133

                        UBIQUITEL INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) will be effective for UbiquiTel on January 1, 2001. Management believes that the adoption of these statements will not have a significant impact on the Company's financial statements.

    In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the staff's interpretations in applying generally accepted accounting principles to revenue recognition. In accordance with SAB 101, UbiquiTel defers activation fees over the life of the customer contracts and also defers related activation expense to the extent of deferred activation revenue. The adoption of SAB 101 did not have a significant impact on the Company's financial statements.

    In November 2000, the Emerging Issues Task Force adopted the provisions of EITF 00-14, "Accounting for Certain Sales Incentives." The Task Force reached a consensus that when recognized, the reduction in or refund of the selling price of the product or service resulting from any cash incentive should be classified as a reduction of revenue and not as an operating expense. EITF 00-14 became effective for UbiquiTel in the fourth quarter of the year 2000, resulting in a reduction in revenues and a corresponding reduction in marketing costs.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include cash and short-term investments with original maturities of three months or less. The carrying amount approximates fair value. Restricted cash represents proceeds of term B and term A borrowings under UbiquiTel's senior credit facility.

FAIR VALUE OF FINANCIAL INVESTMENTS

    The financial instruments of the Company including cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses, accrued interest and long-term debt, approximates fair value either because of the near maturity of such financial instruments or that the interest rates on these instruments are comparable to market rates.

INVENTORY

    Inventory consists of handsets and related accessories. Inventories purchased for resale are carried at the lower of cost, determined using weighted average, or market using replacement cost.

PROPERTY AND EQUIPMENT AND CONSTRUCTION IN PROGRESS

    Property and equipment are reported at cost less accumulated depreciation. Costs incurred to design and construct the wireless network in a market are classified as construction in progress. When the wireless network for a particular market is completed and placed into service, the related costs are transferred from construction in progress to property and equipment. Repair and maintenance costs are charged to expense as incurred; significant renewals and betterments are capitalized. Costs for software and its installation that are paid to third parties and benefit future periods are capitalized.

    Property and equipment are depreciated using the straight-line method based on estimated useful lives of the assets.

                        UBIQUITEL INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Assets lives are as follows:

Network equipment...........................................  5-10 years
Computer equipment..........................................  5 years
Furniture and office equipment..............................  5-7 years
Vehicles....................................................  5 years

    Leasehold improvements are depreciated over the shorter of the remaining term of the lease or the estimated useful life of the improvement.

    Construction in progress includes equipment engineering, site development costs and internal labor costs incurred in connection with the build out of the Company's PCS network. The Company capitalizes interest on its construction in progress activities. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the remaining useful life of the asset. Interest capitalized for the year ended December 31, 2000 was $3.9 million. There were no interest costs capitalized for the period from inception to December 31, 1999.

INTANGIBLE ASSETS

    Intangible assets consist of purchased goodwill and customer lists. The Company amortizes goodwill over a period of twenty years which is the initial term of the Sprint PCS management agreement, and customer lists over a five year period.

INCOME TAXES

    The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires an asset and liability approach which requires the recognition of deferred tax assets and deferred tax liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized.

EXTRAORDINARY ITEMS, NET

    On March 31, 2000, the Company finalized and executed a new $250.0 million senior secured credit facility and terminated the old $25.0 million credit facility. Deferred financing costs of $1,722,879 relating to the old facility were expensed as an extraordinary item during the year ended December 31, 2000. Also, on April 11, 2000, the Company repaid $8.0 million senior subordinated notes. The associated unamortized financing costs of $2,494,798 (inclusive of $2,188,131 assigned to the detachable warrants associated with the notes) were expensed as an extraordinary item during the year.

NET LOSS PER SHARE

    The Company computes net loss per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Under the provisions of SFAS 128, basic and diluted net loss per common share is computed by dividing the net loss available to common shareholders for the period by the weighted average number of shares of common stock outstanding. In accordance with SFAS 128, incremental potential common shares from stock options have been

                        UBIQUITEL INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) excluded in the calculation of diluted loss per share since the effect would be antidilutive. Accordingly, the number of weighted average shares outstanding as well as the amount of net loss per share are the same for basic and diluted per share calculations for the periods reflected in the accompanying financial statements.

    The following summarizes the securities outstanding, which are excluded from the loss per share calculation, as amounts would have an antidilutive effect.

                                              DECEMBER 31, 2000   DECEMBER 31, 1999
                                              -----------------   -----------------
Stock options...............................      4,233,500           3,200,000
Warrants....................................      4,813,987           1,148,804
                                                  ---------           ---------
Total.......................................      9,047,487           4,348,804
                                                  =========           =========

REVENUE RECOGNITION

    The Company recognizes revenue as services are performed. Sprint PCS handles the Company's billings and collections and retains 8% of collected service revenues from Sprint PCS subscribers based in the Company's markets and from non-Sprint PCS subscribers who roam onto the Company's network. The amount retained by Sprint PCS is recorded as an operating expense. Revenues generated from the sale of handsets and accessories and from traveling services provided to Sprint PCS customers who are not based in the Company's markets are not subject to the 8% service revenue fee for Sprint.

    Sprint PCS pays the Company a traveling fee for each minute that a Sprint PCS subscriber based outside the Company's markets travels onto the Company's portion of the Sprint PCS network. Revenue from these services are recognized as the services are performed. Similarly, the Company pays traveling fees to Sprint PCS, when a Sprint PCS subscriber based in the Company's markets travels onto the Sprint PCS network outside of the Company's markets. These costs are included in cost of service and operation. Traveling fees of $2,950,176 and $0 were earned for the year ended December 31, 2000 and for the period from inception to December 31, 1999, respectively. Similarly, the Company paid Sprint PCS traveling fees of $1,133,661 and $0 for the year ended December 31, 2000 and for the period from inception to December 31, 1999, respectively.

    Revenues from sale of handsets consist of proceeds from sales of handsets and accessories and are recorded at the time of the sale. This represents a separate earnings process. For the year ended December 31, 2000 and for the period from inception to December 31, 1999, revenues from sale of handsets totaled $703,198 and $0, respectively.

    During the fourth quarter of the year 2000, UbiquiTel adopted the provisions of EITF 00-14, "Accounting for Certain Sales Incentive" ("EITF 00-14"). EITF 00-14 calls for recognition of sales incentives that result in reduction in or refund of the selling price of a product as a reduction in revenue.

                        UBIQUITEL INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Accounts receivable, net includes amounts due from customers with respect to airtime service charges. The Company records an allowance for doubtful accounts to reflect the expected loss on the collection of receivables. Activity for the year ended December 31, 2000 was as follows:


Balance, December 31, 1999..................................  $    --
Provision charged to expense................................   88,567
Charges to allowance........................................       --
                                                              -------
Balance, December 31, 2000..................................  $88,567
                                                              =======

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of"
("SFAS 121"). SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

3. SPRINT AGREEMENTS

    The Company entered into four major agreements with Sprint and Sprint PCS. They are the management agreement, the services agreement, the trademark and service mark license agreement with Sprint and the trademark and service mark license agreement with Sprint PCS. As amended on December 28, 1999, these agreements allow the Company to exclusively offer Sprint PCS services in the Company's four markets--Reno/Tahoe/Northern California; Spokane/Montana; Southern Idaho/Utah/ Nevada; and Southern Indiana/Kentucky.

    The management agreement has an initial term of 20 years with three 10-year renewals. It can be terminated if either party provides the other with two years' prior written notice or unless the Company is in material default of its obligations. The key clauses within the management agreement are summarized as follows:

       - EXCLUSIVITY. The Company is designated as the only person or entity that can manage or operate a PCS network for Sprint PCS in the Company's markets. Sprint PCS is prohibited from owning, operating, building or managing another wireless mobility communications network in the Company's markets while the management agreement is in place.

       - NETWORK BUILD-OUT. The management agreement specifies the terms of the Sprint PCS affiliation, including the required network build-out plan. The Company has agreed on a minimum build-out plan which includes specific coverage and deployment schedules for the network planned within its service area and sets a target date for completion of June 1, 2005.

                        UBIQUITEL INC. AND SUBSIDIARIES

3. SPRINT AGREEMENTS (CONTINUED)
       - PRODUCTS AND SERVICES OFFERED FOR SALE. The management agreement identifies the products and services that can be offered for sale in the Company's markets. The Company cannot offer wireless local loop services specifically designed for the competitive local market in areas where Sprint owns the local exchange carrier unless the Sprint owned local exchange carrier is named as the exclusive distributor or Sprint PCS approves the terms and conditions.

       - SERVICE PRICING. The Company must offer Sprint PCS subscriber pricing plans designated for national offerings. The Company is permitted to establish local price plans for Sprint PCS products and services only offered in the Company's market. Sprint PCS will retain 8% of the Company's collected service revenues but will remit 100% of revenues derived from traveling and sales of handsets and accessories and proceeds from sales not in the ordinary course of business.

       - TRAVELING. The Company will earn travel revenues when a Sprint PCS customer from outside of the Company's markets travels onto the Company's network. Similarly, the Company will pay Sprint PCS when the Company's own subscribers use the Sprint PCS nationwide network outside the Company's markets.

       - ADVERTISING AND PROMOTION. Sprint PCS is responsible for all national advertising and promotion of Sprint PCS products and services. The Company is responsible for advertising and promotion in the Company's markets.

       - PROGRAM REQUIREMENTS INCLUDING TECHNICAL AND CUSTOMER CARE STANDARDS. The Company will comply with Sprint PCS' program requirements for technical standards, customer service standards, national and regional distribution and national accounts programs.

       - NON-COMPETITION. The Company may not offer Sprint PCS products and services outside the Company's markets.

       - INABILITY TO USE NON-SPRINT PCS BRANDS. The Company may not market, promote, advertise, distribute, lease or sell any of the Sprint PCS products on a non-branded, "private label" basis or under any brand, trademark or trade name other than the Sprint PCS brand, except for sales to resellers.

       - RIGHTS OF FIRST REFUSAL. Sprint PCS has certain rights of first refusal to buy the Company's assets upon a proposed sale.

    The management agreement can be terminated as a result of a number of events including an uncured breach of the management agreement or bankruptcy of either party to the agreement. In the event that the management agreement is not renewed or terminated, certain formulas apply to the valuation and disposition of the Company's assets.

    The services agreement outlines various support services such as activation, billing and customer care that will be provided to the Company by Sprint PCS. These services are available to the Company at established rates. Sprint PCS can change any or all of the service rates one time in each twelve-month period. The Company may discontinue the use of any service upon three months' written notice. Sprint PCS may discontinue a service provided that it gives nine months' written notice. The services agreement automatically terminates upon termination of the management agreement.

                        UBIQUITEL INC. AND SUBSIDIARIES

3. SPRINT AGREEMENTS (CONTINUED)
    The trademark and service mark license agreements with Sprint and Sprint PCS provide the Company with non-transferable, royalty free licenses to use the Sprint and Sprint PCS brand names, the "diamond" symbol and several other trademarks and service marks. The Company's use of the licensed marks is subject to adherence to quality standards determined by Sprint and Sprint PCS. Sprint and Sprint PCS can terminate the trademark and service mark license agreements if the Company files for bankruptcy, materially breaches the agreement or if the management agreement is terminated.

4. PROPERTY AND EQUIPMENT, AND CONSTRUCTION IN PROGRESS

    Property and equipment and construction in progress consisted of the following:

                                              DECEMBER 31, 2000   DECEMBER 31, 1999
                                              -----------------   -----------------
Network equipment...........................     $46,907,739          $      --
Vehicles....................................         497,565                 --
Furniture and office equipment..............       2,275,185                 --
                                                 -----------          ---------
                                                  49,680,489                 --
Accumulated depreciation....................      (2,029,327)                --
                                                 -----------          ---------
  Property and equipment, net...............      47,651,162                 --
                                                 -----------          ---------

Construction in progress....................      72,220,446          4,085,942

5. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

    Long-term debt and capital lease obligations outstanding as of December 31, 2000 and December 31, 1999 were as follows:

                                              DECEMBER 31, 2000   DECEMBER 31, 1999
                                              -----------------   -----------------
Lease obligations...........................    $     130,314        $        --
12% senior subordinated note                               --          8,000,000
  Less: Discount............................               --         (2,188,131)
14% senior subordinated discount notes            300,000,000                 --
  Less: Discount............................     (131,941,112)                --
  Less: Detachable warrants.................      (14,825,889)                --
Senior secured credit facility..............      105,000,000                 --
                                                -------------        -----------
  Long-term debt and capital lease
    obligations.............................    $ 258,363,313        $ 5,811,869
                                                -------------        -----------

    On November 12, 1999, the Company signed a commitment letter for a purchase agreement with BET Associates which included an $8.0 million senior subordinated note. The purchase agreement was executed on December 28, 1999. The note bore stated interest at 12% payable quarterly and matured on December 28, 2007. BET Associates also received a warrant to purchase 4,978,150 shares of voting common stock at a par value of $0.0005 per share and an exercise price of $0.005 per share with an exercise period of ten years. Of the $8.0 million in proceeds received under the purchase agreement, approximately $2.2 million was allocated to the detachable warrants based on the fair value of the warrants on the date of issuance as determined using the Black-Scholes model.

                        UBIQUITEL INC. AND SUBSIDIARIES

5. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)
    On April 11, 2000, UbiquiTel Operating Company issued 14% senior subordinated discount notes with a maturity value of $300.0 million and warrants to purchase 3,579,000 shares of common stock of UbiquiTel at an exercise price of $11.37 per share under Section 4(2) of the Securities Act of 1933. In
August 2000, the notes and warrants were registered with the SEC. The notes were issued at a discount and generated approximately $152.3 million in gross proceeds. The value assigned from the proceeds to the warrants was approximately $15.9 million. The proceeds have been and will be used to partially fund capital expenditures relating to the network build-out, operating losses, working capital, the acquisition of the Sprint PCS Spokane, Washington assets, repayment of the $8.0 million 12% senior subordinated note and the related prepayment fee and other general corporate purposes. The notes have a ten-year maturity and will accrete in value until April 15, 2005 at an interest rate of 14%. Interest will become payable semiannually beginning on October 15, 2005. Up to 35% of the notes will be redeemable on or prior to April 15, 2003 from net proceeds of one or more public equity offerings, other than the Company's initial public offering. Any remaining notes will be redeemable on or after April 15, 2005.

    The indenture governing the notes contains customary covenants, including covenants limiting indebtedness, dividends and distributions on, and redemptions and repurchases of, capital stock and other similar payments, the acquisition and disposition of assets, and transactions with affiliates or related persons. The indenture governing the notes provides for customary events of default, including cross defaults, judgment defaults and events of bankruptcy.

    On April 11, 2000, following the issuance of the $300 million senior subordinated discount notes, the 12% senior subordinated note was prepaid as required by the note agreement with a prepayment premium of 1% and interest earned from April 1, 2000 to the repayment date. Following the prepayment, a deferred financing fee of approximately $2.5 million (inclusive of the $2.2 million assigned to the warrants) was expensed as an extraordinary item during the year ended December 31, 2000 (See Note 2).

    On December 29, 1999, the Company executed a $25.0 million senior secured credit agreement (the "Facility"), with Paribas, as administrative agent, and certain banks and other financial institutions as parties thereto. No amount was drawn under this Facility. On February 22, 2000, UbiquiTel Operating Company received a commitment letter from Paribas, as administrative agent, and certain banks and other financial institutions as parties thereto for a $250.0 million senior secured credit facility. UbiquiTel has guaranteed the credit facility which was finalized and executed on March 31, 2000 and replaced the previous $25.0 million Facility. The credit facility consists of a revolving loan of up to $55.0 million, a term loan A of $120.0 million and a term loan B of $75.0 million.

    The revolving loan and term loan A will mature in October 2007 and the term loan B will mature in October 2008. The revolving loans are required to be repaid beginning in February 2002, in eighteen quarterly consecutive installments. The term loans A and B are required to be repaid beginning in June 2004 in fourteen and eighteen consecutive quarterly installments, respectively. The amount of each of the quarterly consecutive installments increases incrementally in accordance with the credit facility agreement. The amount that can be borrowed and outstanding under the revolving loans reduces in eight quarterly reductions of approximately $6.9 million beginning with December 2005.

    UbiquiTel Operating Company may borrow funds as either a base rate loan with an interest rate of prime plus 2.00% for the revolving loans and term loan A, and prime plus 2.50% for the term loan B or a Eurodollar Loan with an interest rate of the London Interbank Offered Rate, commonly referred

                        UBIQUITEL INC. AND SUBSIDIARIES

5. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED) to as LIBOR, plus 4.25% for the revolving loans and term loan B, and plus 3.75% for the term loan A. In addition, an unused credit facility fee ranging from 0.75% to 1.375% will be charged quarterly on the average unused portion of the facility.

    Initial borrowings of $75.0 million under the term loan B were made on April 11, 2000. Also, the first draw down of $30 million under the term loan A was made on October 13, 2000. These amounts were funded into an escrow account that is controlled by Paribas and will not be released until specified conditions have been satisfied. These conditions include, among others, evidence that the Company has used all of the proceeds from the sale of the senior subordinated discount notes in April 2000 and from UbiquiTel's initial public offering of its common stock in June 2000 to pay fees and expenses in connection with those offerings, to fund the build-out of the Company's PCS network and for other general corporate and working capital purposes. Additional borrowings are subject to these escrow arrangements and will not be provided until the initial borrowings of $75.0 million have been released.

    In conjunction with the closing of this facility, the Company incurred financing fees of approximately $7.1 million which are being amortized over the term of the credit facility. Deferred financing fees of approximately
$1.7 million relating to the old credit facility have been expensed during the year ended December 31, 2000 as an extraordinary item.

    UbiquiTel has fully and unconditionally guaranteed UbiquiTel Operating Company's obligations under the senior subordinated discount notes. UbiquiTel has no operations separate from its investment in UbiquiTel Operating Company. Separate financial statements and other disclosures related to UbiquiTel Operating Company as issuer of the debt are not provided because management has determined that such information is not material to investors.

6. STOCKHOLDERS' EQUITY

COMMON STOCK

    On November 1, 1999, the Company issued 6,834,000 shares of voting common stock to a group of five shareholders (the "Founders") at a par value of $0.0005 per share as compensation for the Founders' efforts prior to that time on behalf of the Company and for the assignment of the Sprint PCS agreement for the Reno/Tahoe market. The fair value at the time of issuance was $0.50 per share. In accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees," the Company recorded compensation expense of $1,394,729 which is presented as non-cash compensation for general and administrative matters in the Company's statements of operations. For stock issued to non-employees, the Company recorded a charge to additional paid-in-capital of $738,760, as the Founders were involved in raising equity capital for the Company.

    The holders of voting common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have any cumulative voting rights. Subject to the rights of the holders of any series of preferred stock, holders of voting common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Holders of shares of voting common stock have no preemptive, conversion, redemption, subscription or similar rights. If the Company liquidates, dissolves or winds up, the holders of shares of voting common stock are entitled to share ratably in the assets which are legally available for distribution, if any, remaining after the payment or provision for the payment of all debts and other

                        UBIQUITEL INC. AND SUBSIDIARIES

6. STOCKHOLDERS' EQUITY (CONTINUED)
liabilities and the payment and setting aside for payment of any preferential amount due to the holders of shares of any series of preferred stock.

    On November 1, 1999, the Company issued 32,000,000 non-vested shares of non-voting common stock to the Founders at a par value of $0.0005 per share. These shares were issued to retain the Founders 13.4% ownership interest in the event the Company issued additional stock and equity securities prior to its initial public offering. All outstanding shares of non-voting common stock were canceled as of the closing of the Company's initial public offering in June 2000, for nominal value.

    On June 7, 2000, UbiquiTel completed the initial public offering of its common stock ("IPO"). A total of 13,280,000 shares of common stock (including 780,000 shares of common stock upon exercise of a portion of the underwriters' overallotment option effective on July 6, 2000) were sold to the public at a price of $8.00 per share. UbiquiTel received net proceeds of approximately $96.7 million after underwriting discounts and offering expenses of $9.5 million. Concurrently with the IPO, all of the shares of UbiquiTel's preferred stock were converted into shares of UbiquiTel's common stock on a two-for-one basis.

CONVERTIBLE SERIES A AND SERIES B PREFERRED STOCK

    On September 30, 1999, the Company entered into an escrow agreement with a group of investors intending to subscribe for and purchase a total of $17,000,000 of the Company's Series A preferred stock. The investors agreed to deposit their subscription amounts in escrow pursuant to which the subscription payments would be held until the closing of the purchase of the Series A preferred stock.

    On November 23, 1999, the Company entered into a Series A preferred stock purchase agreement to sell a total of 17,008,500 shares of Series A preferred stock at a purchase price of $1.00 per share. Subject to the terms of the purchase agreement, the Company sold $1,000,000 of Series A preferred stock on November 23, 1999 when the Company had firm commitments for at least
$33 million in senior and subordinated debt financing (see Note 4), and the balance of $16,008,500 of Series A preferred stock was sold on December 23, 1999 prior to the execution of the senior and subordinated debt financing which occurred by December 31, 1999. Each share of the Series A preferred stock was convertible at any time after the date of issuance into common stock at an initial conversion price of $0.50 as adjusted for a 2-for-1 stock split subject to adjustments as defined in the purchase agreement. Upon the closing of the IPO in June 2000, all outstanding shares of Series A preferred stock were converted into shares of common stock at the then effective conversion rate.

    On February 25, 2000, DLJ Merchant Banking Partners II, L.P., an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation, one of the Company's underwriters in its IPO and a predecessor to Credit Suisse First Boston Corporation ("CSFB"), entered into a securities purchase agreement whereby it purchased 2,110,347 shares of 7% convertible Series B preferred stock at a purchase price of $11.84 per share, or $25 million in the aggregate. Each share of Series B preferred stock was convertible at any time after the date of issuance into common stock at the then effective conversion rate. In accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features," upon issuance of the Series B preferred stock, the Company had a beneficial conversion resulting in a discount of $12,986,246, which was recognized as a dividend to the preferred shareholder during the year ended December 31, 2000. Upon the closing of the IPO in June 2000, all outstanding shares of Series B preferred stock were converted into shares of common stock at the then effective conversion rate.

                        UBIQUITEL INC. AND SUBSIDIARIES

6. STOCKHOLDERS' EQUITY (CONTINUED)
DIVIDENDS

    Holders of Series A and B preferred stock were entitled to receive cumulative dividends at a rate of 7% per annum out of the assets of the Company. The cumulative accrued dividends of $1,007,684 were paid in June 2000 concurrent with the conversion of preferred stock to common stock.

    The discount of $12,986,246 resulting from the allocation of the proceeds from the Series B preferred stock to the beneficial conversion feature was included in preferred stock dividends for the year ended December 31, 2000.

7. WARRANTS

    At December 31, 2000, the Company had outstanding warrants to purchase an aggregate of 4,813,987 shares of common stock, including warrants to purchase 3,579,000 shares issued in connection with the 14% senior subordinated discount notes. These warrants, which are detachable, are exercisable at any time after April 15, 2001 at $11.37 per share and have a ten-year life. Warrants to purchase 86,183 shares of common stock at an exercise price of $8.00 per share were issued to CSFB in connection with the senior subordinated discount notes offering and are exercisable after June 12, 2001 and have a four-year life. Warrants to purchase 1,148,804 shares of common stock were issued to Paribas in connection with the $25.0 million credit facility. These warrants are exercisable at $0.005 per share and have a ten-year life. Holders of the Paribas warrants are entitled to dividends that are paid with respect to the common stock even if the warrants have not yet been exercised.

    The Company's accounting for these warrants at the time of issuance was based on the fair market value of the warrants of $570,023 and was determined by using the Black-Scholes model with the following assumptions: risk free interest rate of 6.4%, expected dividend yield of 0%, expected life of five years, and expected volatility of 70%.

8. STOCK OPTION PLAN

    On November 29, 1999, the Company entered into an employment agreement with its chief executive officer. Under the employment agreement, the Company granted non-qualified options for 2,550,000 shares of common stock at a purchase price of $0.50 per share which the Company believes was the fair market value of the stock at that time. The options vest in three equal installments over a period of three years.

    In 1999, the Company granted an aggregate of 650,000 non-qualified options vesting in equal installments over four years to three employees pursuant to its 2000 Equity Incentive Plan. These options have an exercise price of $0.50 per share. Following an employee's resignation from the Company, 200,000 non-qualified options were forfeited.

    In January 2000, the Company issued an aggregate of 320,000 non-qualified options to employees pursuant to its 2000 Equity Incentive Plan. 260,000 of these options had an exercise price that was approximately $7.50 less per share than the fair market value of the common stock on the date of grant. Accordingly, the Company will recognize compensation expense of approximately $1,965,600 over the 48-month vesting period for these options. During the year ended December 31, 2000, the Company amortized $491,400 of this expense. The remaining 60,000 options have an exercise price equal to the IPO price per share of $8.00.

                        UBIQUITEL INC. AND SUBSIDIARIES

8. STOCK OPTION PLAN (CONTINUED)
    In January 2000, the board of directors and shareholders of the Company approved the 2000 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to attract, retain and reward key employees, consultants and non-employee directors. A committee consisting of members from the board of directors administers the Plan. The committee may grant stock options, stock appreciation rights and other equity-based awards to eligible persons, as defined in the Plan. The Plan authorized up to 4,080,000 shares of common stock for issuance under the Plan and does not include awards paid in cash. During the year ended December 31, 2000, the committee granted 1,233,500 stock options to various employees vesting over four years and a non-employee director vesting over three years under the Plan.

    At December 31, 2000 and December 31, 1999, the following is a summary of the options granted and outstanding:

                                            DECEMBER 31, 2000            DECEMBER 31, 1999
                                        --------------------------   --------------------------
                                                       WEIGHTED                     WEIGHTED
                                                       AVERAGE                      AVERAGE
                                         SHARES     EXERCISE PRICE    SHARES     EXERCISE PRICE
                                        ---------   --------------   ---------   --------------
Outstanding at beginning of period....  3,200,000        $0.50              --        $  --
  Granted.............................  1,233,500         6.31       3,200,000         0.50
  Exercised...........................         --           --              --           --
  Forfeited...........................   (200,000)        0.50              --           --
                                        ---------        -----       ---------        -----
Outstanding at end of period..........  4,233,500        $2.19       3,200,000        $0.50
                                        =========                    =========
Options exercisable at end of
  period..............................  1,037,500        $1.04              --           --
                                        =========                    =========
Weighted average fair value of options
  granted during period...............                   $7.89                        $  --

    The following table summarizes information about stock options outstanding at December 31, 2000:

                       OPTIONS                                OPTIONS
   RANGE OF        OUTSTANDING AT     WEIGHTED-AVERAGE    EXERCISABLE AT     WEIGHTED-AVERAGE
EXERCISE PRICES   DECEMBER 31, 2000    EXERCISE PRICE    DECEMBER 31, 2000    EXERCISE PRICE
---------------   -----------------   ----------------   -----------------   ----------------
  $      0.50         3,260,000            $0.50              962,500             $0.50
  $5.94-$8.69           973,500            $7.86               75,000             $8.00

    The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for its stock option grants to employees and directors. Except for the 260,000 options grants discussed above, no compensation cost has been recognized related to such grants in the accompanying statements of operations for the year ended December 31, 2000 and for the period from inception through December 31, 1999. Had compensation cost for these grants been determined consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and basic and diluted loss per share at

                        UBIQUITEL INC. AND SUBSIDIARIES

8. STOCK OPTION PLAN (CONTINUED)
December 31, 2000 and December 31, 1999 would have increased as indicated in the following pro forma amounts:

                                                    DECEMBER 31,   DECEMBER 31,
                                                        2000           1999
                                                    ------------   ------------
Net loss:
  As reported.....................................  $(46,638,507)  $(1,987,091)
  Pro forma.......................................  $(47,395,967)  $(2,005,033)
Pro forma basic and diluted loss per share:
  As reported.....................................  $      (0.84)  $     (0.04)
  Pro forma.......................................  $      (0.85)  $     (0.04)

    The fair value of all of the option grants was estimated on the date of grant using the Black-Scholes model with the following weighted-average assumptions used for grants:

    - weighted-average risk free interest rates ranging from 5.78% to 6.34%,

    - expected dividend yields of 0%,

    - expected lives ranging from 1.5 years to 2.0 years, and

    - expected volatility of 70%.

9. INCOME TAXES

    Income tax expense (benefit) for the year ended December 31, 2000 and for the period from inception to December 31, 1999 differed from the amount computed by applying the statutory federal income tax rate of 34% to the loss recorded as a result of the following:

                                                     YEAR ENDED     YEAR ENDED
                                                    DECEMBER 31,   DECEMBER 31,
                                                        2000           1999
                                                    ------------   ------------
Computed "expected" tax expense...................  $(15,800,559)    $(675,611)
State tax, net of federal benefit.................      (728,527)      (43,716)
Other.............................................       183,394       508,161
Change in valuation allowance.....................    16,345,692       211,166
                                                    ------------     ---------
Total income tax expense (benefit)................  $          0     $       0

    Since inception, the Company has generated losses for both book and tax purposes. The Company has not recorded potential income tax benefits that may be received and has not applied current losses to future years in which the Company has taxable income. Under accounting rules, these benefits can only be recorded when it is more likely than not that these benefits will be realized. Since the Company has a limited operating history, an assessment cannot be determined.

    At December 31, 2000, we had net operating loss carryforwards for federal and state income tax purposes totaling approximately $21,435,756, which will expire in 2014. These carryforwards may be limited due to changes in ownership in accordance with Internal Revenue Service guidelines.

                        UBIQUITEL INC. AND SUBSIDIARIES

9. INCOME TAXES (CONTINUED)
    Net deferred tax asset consisted of the following amounts of deferred tax assets and liabilities as of December 31, 2000 and December 31, 1999:

                                                               2000         1999
                                                            -----------   --------
Deferred tax asset........................................  $16,556,858      --
Less: Valuation allowance for deferred tax assets.........  $16,556,858      --
                                                            -----------     ---
    Net deferred tax asset................................          -0-     -0-

10. COMMITMENTS

CAPITAL EXPENDITURES

    The Company expects to incur capital expenditures of approximately $100 million in 2001.

LEASES

    The Company is obligated under operating leases for office space, retail stores, cell sites and office equipment. Future minimum annual lease payments under these operating leases for the next five years at December 31, 2000 are as follows:

YEARS ENDING DECEMBER 31:

2001........................................................  $ 4,958,140
2002........................................................    5,119,847
2003........................................................    5,294,550
2004........................................................    5,485,195
2005........................................................    5,829,690

    Rental expense for all operating leases was $2,467,393 and $10,400 for the year ended December 31, 2000 and the period from inception through December 31, 1999, respectively.

EMPLOYMENT AGREEMENTS

    In November 1999, the Company entered into an employment agreement with its chief executive officer. The employment agreement is for a three-year term and provides for an annual base salary of $200,000, with a guaranteed annual increase of 5% over the next two years. In addition to his base salary, the chief executive officer is eligible to receive bonuses in such amounts and at such times as determined by the disinterested members of the board of directors. The employment agreement provides that the chief executive officer's employment may be terminated by the Company with or without cause, as defined in the agreement, at any time or by the chief executive officer for any reason at any time upon thirty days' written notice to the Company.

11. DEFERRED FINANCING COSTS

    During 1999, the Company incurred fees of $320,000 and $1,809,023 to secure commitments from lenders related to the 12% senior subordinated note and the $25.0 million credit facility, respectively. On March 31, 2000, the Company replaced the old $25.0 million facility with a new $250.0 million

                        UBIQUITEL INC. AND SUBSIDIARIES

11. DEFERRED FINANCING COSTS (CONTINUED) senior secured credit facility (See Note 5). An amount of $1,722,879 related to the extinguishment of the old facility was expensed as an extraordinary item during the year. Costs to secure the new facility of $7,056,168 are included in deferred financing and will be amortized on a straight-line basis over the term of the new facility.

    On April 11, 2000, the Company finalized the issuance of $300 million senior subordinated discount notes. An amount of $6,277,491 was incurred on the issuance. Following the issuance, the 12% senior subordinated note was prepaid and the unamortized financing cost of $306,667 was expensed as an extraordinary item.

    Amortization of deferred financing charges amounted to $1,071,215 and $18,381 for the year ended December 31, 2000 and for the period from inception to December 31 1999, respectively, and was included in interest expense.

12. RELATED PARTY TRANSACTIONS

    In 1999 and for the year ended December 31, 2000, certain stockholders of the Company provided services in connection with obtaining, negotiating and closing the preferred stock offering and $250.0 million senior secured credit facility. Fees incurred for those services amounted to $1,515,000 and $1,000,000, respectively.

    In 1999 and the year ended December 31, 2000, the Company paid The Walter Group, a stockholder, approximately $148,000 and $12,896, respectively, for consulting services.

    On October 28, 1999, the Company entered into an agreement with a stockholder, SpectraSite Communications Inc., that owns and operates communications towers. During 1999, no services were provided to the Company. For the year ended December 31, 2000, the Company incurred costs of $4,287,473 for capital expenditures made during the period.

13. LITIGATION

    UbiquiTel is not a party to any pending legal proceedings that management believes would, if adversely determined, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.

                        UBIQUITEL INC. AND SUBSIDIARIES

14. WHOLLY-OWNED OPERATING SUBSIDIARY SUMMARIZED FINANCIAL INFORMATION

    The summarized financial information of UbiquiTel Operating Company as of December 31, 2000 and December 31, 1999 and for the year ended December 31, 2000 and the period from inception to December 31, 1999 is presented below:

    SUMMARIZED BALANCE SHEET DATA

                                                  DECEMBER 31, 2000   DECEMBER 31, 1999
                                                  -----------------   -----------------
Assets:
  Cash and other current assets.................    $151,843,158         $23,994,826
  Property and equipment, net...................      47,651,162                  --
  Construction in progress......................      72,220,446           4,085,942
  Other assets..................................      16,797,350                  --
  Restricted cash...............................     105,000,000                  --
  Deferred financing costs......................      12,244,064           2,110,642
                                                    ------------         -----------
    Total assets................................    $405,756,180         $30,191,410
                                                    ------------         -----------
Liabilities and Equity:
  Accounts payable and accrued expenses.........    $ 23,689,817         $ 4,256,994
  Due to related parties........................              --             813,441
  Accrued interest..............................         211,818              10,521
  Advances from parent..........................     155,731,060          19,584,045
  Long-term debts and leases....................     258,446,539           5,811,869
                                                    ------------         -----------
    Total liabilities...........................     438,079,234          30,476,870
  Equity and accumulated deficit................     (32,323,054)           (285,460)
                                                    ------------         -----------
    Total liabilities and equity................    $405,756,180         $30,191,410
                                                    ============         ===========

    SUMMARIZED STATEMENT OF OPERATIONS DATA

                                                                        PERIOD FROM
                                                          YEAR ENDED    INCEPTION TO
                                                         DECEMBER 31,   DECEMBER 31,
                                                             2000           1999
                                                         ------------   ------------
Revenues...............................................  $  9,282,554    $      --
Costs and expenses, including non-cash compensation
  charges..............................................   (26,178,152)    (257,558)
Interest (expense) net.................................   (10,924,318)     (28,902)
Extraordinary item--loss on early extinguishments of
  debt.................................................    (4,217,677)          --
                                                         ------------    ---------
Net loss...............................................  $(32,037,593)   $(286,460)
                                                         ============    =========

15. ACQUISITION OF SPOKANE MARKET

    In January 2000, the Company signed an agreement to purchase from Sprint PCS the Spokane, Washington market's PCS networks and related assets and subscribers for approximately $35.5 million. The Company closed this transaction on April 15, 2000. The acquisition was accounted for under the purchase method of accounting. The operating results of the acquired business have been included in the statements of operations from the date of acquisition.

                        UBIQUITEL INC. AND SUBSIDIARIES

15. ACQUISITION OF SPOKANE MARKET (CONTINUED)
    The amount of the purchase price and its allocation were as follows:

  Net tangible assets..............................                $18,892,164
  Intangible assets--customer list.................                  4,737,500
  Goodwill.........................................                 11,877,030
                                                                   -----------
                                                                   $35,506,694
                                                                   ===========

The resulting goodwill from the acquisition will be amortized over 20 years.

    The acquisition has been accounted for as a purchase and, accordingly, the results are included in the consolidated financial statements of the Company since the date of the acquisition. The following unaudited pro forma financial information assumes the acquisition has occurred as of January 1, 2000 and as of January 1, 1999:

                                                       2000           1999
                                                   ------------   ------------
Net service revenue..............................  $ 10,266,541   $  4,761,949

Net loss.........................................   (47,988,569)   (10,298,532)

Net loss per share from continuing operations....  $      (0.79)  $      (0.20)

    The pro forma information is not necessarily indicative of the results that would have been reported had such event actually occurred on the date specified, nor is it intended to project the Company's results of operations or financial position for any future period.

16. SUBSEQUENT EVENTS

    On February 22, 2001, UbiquiTel announced that it entered into a merger agreement for the acquisition of VIA Wireless, LLC, a California limited liability company and Sprint PCS network partner ("VIA Wireless"). Under the merger agreement, VIA Wireless will become a wholly-owned subsidiary through a series of mergers and related transactions. In the transaction, stockholders of the members of VIA Wireless and certain employees of VIA Wireless will receive in the aggregate 16,400,000 shares of UbiquiTel's common stock. VIA Wireless is the exclusive provider of Sprint PCS digital wireless personal communication services to the central valley of California, which covers approximately
3.4 million licensed residents. Its markets are contiguous to UbiquiTel's markets in Northern California and include Fresno, Bakersfield and Stockton. The VIA Wireless network currently covers approximately 2.5 million residents, including key travel corridors between Los Angeles and San Francisco. As of December 31, 2000, VIA Wireless had more than 40,000 subscribers. The transaction is subject to regulatory approvals, including the Federal Communications Commission and approval by UbiquiTel's shareholders of the issuance of the shares. These approvals are expected to be obtained within several months, and the transaction is expected to close by the end of July 2001. In the interim, UbiquiTel Operating Company will advance up to $25 million to fund VIA Wireless' operations as bridge financing pending the closing of the transaction pursuant to a revolving credit and term loan agreement and will manage VIA Wireless' operations pursuant to a management agreement, each of which was entered into in connection with the merger agreement.

    Funding for the transaction is being provided in part by an increase of $50 million in UbiquiTel's senior credit facility. On March 1, 2001, UbiquiTel Operating Company and Paribas and the other

                        UBIQUITEL INC. AND SUBSIDIARIES

16. SUBSEQUENT EVENTS (CONTINUED)
lenders under UbiquiTel Operating Company's $250 million senior credit facility entered into a second amendment and consent to the credit agreement, whereby the lenders increased the $250 million credit facility by $50 million to $300 million, and approved UbiquiTel's acquisition of VIA Wireless, including UbiquiTel Operating Company's $25 million of subordinated bridge financing to VIA Wireless pending the closing of the transaction. The $50 million increase has been funded into escrow in the form of an additional term loan B along with UbiquiTel Operating Company's other current borrowings under the senior credit facility. The lenders' increase in the senior credit facility is subject to the satisfaction of certain conditions, including UbiquiTel completing both the VIA Wireless transaction and a sale of certain non-essential assets acquired in the VIA Wireless transaction for consideration of at least $50 million on or before December 31, 2001. If both transactions are not completed by December 31, 2001, the $50 million term loan B will be prepayable automatically, together with a prepayment premium of $1 million, and the borrowing availability under the senior credit facility will be reduced automatically by $50 million to $250 million.

    On February 22, 2001, UbiquiTel entered into an agreement with VoiceStream Wireless to sell VIA Wireless' California PCS licenses for $50 million. The sale of VIA Wireless' PCS licenses is conditioned upon the closing of the VIA Wireless transaction and is subject to the approval of the Federal Communications Commission and other customary closing conditions. UbiquiTel is required to deposit the net sale proceeds into escrow under the senior credit facility and their release is subject to the satisfaction of the same terms and conditions that UbiquiTel Operating Company's other escrowed borrowings are subject (See Note 5).

17. SUPPLEMENTARY FINANCIAL INFORMATION

    The selected quarterly financial results of operations (unaudited) of UbiquiTel for each full quarter for fiscal year 2000 and the period from inception (September 29, 1999) to December 31, 1999 are as follows:

                                                                      QUARTER ENDED
                                                   ---------------------------------------------------
                                                   MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
                                                   ---------   --------   -------------   ------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
2000
  Total revenues.................................  $     69    $  2,232      $ 3,251        $  3,731
  Operating loss.................................      (957)     (2,771)      (4,722)         (8,527)
  Net loss.......................................   (16,096)    (11,316)      (7,586)        (11,640)
  Basic and diluted earnings per share...........  $  (0.32)   $  (0.22)     $ (0.12)       $  (0.19)

1999
  Total revenues.................................  $     --    $     --      $    --        $     --
  Operating loss.................................        --          --           --          (1,949)
  Net loss.......................................        --          --           --          (1,987)
  Basic and diluted earnings per share...........  $     --    $     --      $    --        $   0.04

    The sum of the quarterly per share amounts may not equal the annual per share amount due to relative changes in the weighted average number of shares used in the per share computation.

                        UBIQUITEL INC. AND SUBSIDIARIES

18. RESTATEMENT OF FINANCIAL STATEMENTS


    On July 10, 2001, the Company revised its consolidated financial statements for the year ended December 31, 2000 to increase the preferred stock dividends plus accretion by $4,220,246. This correction of an error had no impact on the Company's assets or total stockholders' equity and it resulted in a corresponding decrease and increase to additional paid-in-capital and accumulated deficit, respectively. The change had no impact on loss before extraordinary item and preferred stock dividends and increased the loss before extraordinary item, net of income taxes and net loss by $4,220,246. The change increased the net loss per share and the net loss before extraordinary item per share for the year ended December 31, 2000 by $0.08 per share. The change had no impact on the Company's cash flows. The $8,766,000 originally recorded as a beneficial conversion in the consolidated financial statements for the year ended December 31, 2000 incorrectly assumed an $8.00 market value per share. The revision assumes a $9.00 market value per share of common stock.

                         REPORT OF INDEPENDENT AUDITORS

The Partners of Sprint Spectrum L.P.

    We have audited the accompanying statements of assets to be sold of the Spokane District (as described in NOTE 1), which are wholly owned by Sprint Spectrum L.P. (the Company), as of December 31, 1999 and 1998 and the related statements of revenues and expenses for each of the three years in the period ended December 31, 1999. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statements' presentation. We believe that our audits provide a reasonable basis for our opinion.

    As described in NOTE 2, the accompanying statements were prepared for inclusion in the proxy statement of UbiquiTel for purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X for the transaction between UbiquiTel and the Company. The statements are not intended to be a complete presentation of the Spokane District's financial position or results of its operations.

    In our opinion, the statements referred to above present fairly, in all material respects, the assets to be sold of the Spokane District as of December 31, 1999 and 1998, and the related revenues and expenses for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          Ernst & Young LLP

Kansas City, Missouri
February 29, 2000

                                SPOKANE DISTRICT

                     (WHOLLY OWNED BY SPRINT SPECTRUM L.P.)
                        STATEMENTS OF ASSETS TO BE SOLD

                                                  MARCH 31            DECEMBER 31
                                                 -----------   -------------------------
                                                    2000          1999          1998
                                                 -----------   -----------   -----------
                                                 (UNAUDITED)
Assets:
Property, plant and equipment

    Network equipment..........................  $29,246,217   $29,038,828   $25,246,441
    Other......................................     235,232        231,661       185,586
    Construction work in progress..............     166,960        211,167       349,480
                                                 -----------   -----------   -----------
  Total property, plant and equipment..........  29,648,409     29,481,656    25,781,507
    Less: accumulated depreciation.............  10,716,627      9,785,334     6,314,486
                                                 -----------   -----------   -----------
  Net property, plant and equipment............  18,931,782     19,696,322    19,467,021
Prepaid lease expense..........................      92,776         87,416        83,767
                                                 -----------   -----------   -----------
Total assets to be sold........................  $19,024,558   $19,783,738   $19,550,788
                                                 ===========   ===========   ===========

                            SEE ACCOMPANYING NOTES.

                                SPOKANE DISTRICT

                     (WHOLLY OWNED BY SPRINT SPECTRUM L.P.)

                      STATEMENTS OF REVENUES AND EXPENSES

                              THREE MONTHS ENDED
                                   MARCH 31                  YEAR ENDED DECEMBER 31
                            -----------------------   -------------------------------------
                               2000         1999         1999         1998         1997
                            ----------   ----------   ----------   ----------   -----------
                                  (UNAUDITED)
Revenues:
  Net service revenues....  $1,413,116   $  953,630   $4,761,949   $2,590,169   $   679,586
  Net equipment
    revenues..............     160,767      182,327      862,978      690,479       566,595
                            ----------   ----------   ----------   ----------   -----------
                             1,573,883    1,135,957    5,624,927    3,280,648     1,246,181
Expenses:
  Cost of services........     406,447      258,240    2,349,770    1,724,964     1,372,305
  Cost of equipment.......     372,691      489,257    2,696,646    2,245,459     1,530,300
  Selling, general and
    administrative........   1,213,514      997,380    5,419,104    4,470,494     8,167,807
  Depreciation............     931,293      827,503    3,470,848    3,111,511     2,968,406
                            ----------   ----------   ----------   ----------   -----------
                             2,923,945    2,572,380   13,936,368   11,552,428    14,038,818
                            ----------   ----------   ----------   ----------   -----------
Expenses in excess of net
  revenues................  $1,350,062   $1,436,423   $8,311,441   $8,271,780   $12,792,637
                            ==========   ==========   ==========   ==========   ===========

                            SEE ACCOMPANYING NOTES.

                                SPOKANE DISTRICT

                     (WHOLLY OWNED BY SPRINT SPECTRUM L.P.)

NOTES TO STATEMENTS OF ASSETS TO BE SOLD AND STATEMENTS OF REVENUES AND EXPENSES

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1. ASSET PURCHASE AGREEMENT

    On December 28, 1999, Sprint Spectrum L.P. (the Company) and UbiquiTel Inc. (UbiquiTel) entered into an Asset Purchase Agreement (the Agreement) whereby the Company will sell to UbiquiTel certain assets and UbiquiTel will assume certain leases as stipulated in the Agreement. Under the Agreement, the Company agrees to sell to UbiquiTel the assets related to its wireless mobile telephone services in the Spokane, Washington district (the Spokane District), which are wholly owned by the Company. The assets to be sold to UbiquiTel primarily consist of property, plant and equipment including network assets and retail stores located in the Spokane District. Not included in the Agreement are PCS licenses currently owned by the Company or the existing subscriber base and related accounts receivable balances, the ownership of which will remain with the Company. UbiquiTel will assume certain operating leases within the Spokane District; however, no deferred revenue, commission or other similar liabilities will be assumed. Under the terms of the Agreement, this transaction is expected to close on or before April 15, 2000.

    Following the close of the pending transaction, UbiquiTel will operate the Spokane District as a Sprint PCS market through a management agreement with the Company. Under the terms of this agreement, UbiquiTel will sell wireless mobile telephone services under the Sprint PCS brand name in exchange for a fee. Also as part of the agreement, the Company will continue to provide network monitoring, customer service, billing and collection services to UbiquiTel.

2. BASIS OF PRESENTATION

    Historically, financial statements have not been prepared for the Spokane District as it has no separate legal status or existence. The accompanying statements of assets to be sold and statements of revenues and expenses of the Spokane District have been prepared for inclusion in the proxy statement of UbiquiTel for purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X for the transaction between UbiquiTel and the Company. These statements have been derived from the historical accounting records of the Company and include revenues and expenses directly attributable to the Spokane District. Certain operating expenses that are indirectly attributable to the Spokane District have been allocated using the methods set forth below. As a result, the statements may not be indicative of the financial position or operating results of the Spokane District had it been operated as a separate, stand-alone company.

    The unaudited interim financial information presented herein has been prepared according to accounting principles generally accepted in the United States. In management's opinion, the information presented herein reflects all adjustments (consisting only of normal recurring accruals) necessary to present fairly the interim financial position and results of operations of the Spokane District.

PROPERTY, PLANT & EQUIPMENT

    The property, plant and equipment balances included in the accompanying statements of assets to be sold are assets specifically identified within the Spokane District and that are to be purchased by UbiquiTel pursuant to the Agreement.

                                SPOKANE DISTRICT

                     (WHOLLY OWNED BY SPRINT SPECTRUM L.P.)

NOTES TO STATEMENTS OF ASSETS TO BE SOLD AND STATEMENTS OF REVENUES AND EXPENSES
                                  (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

2. BASIS OF PRESENTATION (CONTINUED)
REVENUES

    The service revenues included in the statements of revenues and expenses are those specifically related to subscribers of the Spokane District. Allocations have been made of certain unbilled revenue and bad debt accruals that are recorded by the Company at levels above the district level. These allocations are based on average subscribers of the Spokane District relative to total subscribers of the Company.

    The equipment revenues included in the statements of revenues and expenses are those specifically related to equipment sales occurring in the Company's retail stores located in the Spokane District. Also included are revenues from equipment sales to third-party retailers located within the Spokane District.

COST OF SERVICES AND EQUIPMENT

    The cost of services expense in the statements of revenues and expenses includes those expenses directly attributable to the Spokane District. In addition, allocations have been made of cost of services incurred at levels above the district level. These allocations are based on the Spokane District's directly attributable cost of services relative to the total Company directly attributable cost of services.

    The cost of equipment included in the statements of revenues and expenses are those specifically related to equipment sold in the Company's retail stores located in the Spokane District. Also included is the cost of equipment from equipment sales to third-party retailers located within the Spokane District.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Direct selling, general and administrative expenses are those costs that were incurred as a result of providing wireless mobile telephone services in the Spokane District and which will no longer be incurred by the Company subsequent to consummation of the pending transaction with UbiquiTel.

    Selling, general and administrative expenses of the Company that are indirectly associated with the Spokane District's operations were allocated to the Spokane District's statements of revenues and expenses based on reasonable allocation methods as discussed below. Management believes these allocation methodologies are reasonable and represent the most appropriate methods of determining the expenses of the Spokane District.

    Sales and marketing expenses included in allocated selling, general and administrative expenses represent costs of the Company that have been identified as indirectly attributable to the Spokane District. Such allocations have been based on the amount of covered population in the Spokane District relative to the Company's total covered population.

    Included in allocated selling, general and administrative expenses are costs related to the provisioning of customer care activities. These expenses represent customer care costs of the Company that have been identified as indirectly attributable to the Spokane District. Such allocations have been based on the number of subscribers of the Spokane District relative to the Company's total subscribers.

                                SPOKANE DISTRICT

                     (WHOLLY OWNED BY SPRINT SPECTRUM L.P.)

NOTES TO STATEMENTS OF ASSETS TO BE SOLD AND STATEMENTS OF REVENUES AND EXPENSES
                                  (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

2. BASIS OF PRESENTATION (CONTINUED)
DEPRECIATION EXPENSE

    The depreciation expense included in the statements of revenues and expenses is specifically related to the assets identified with the Spokane District which will be purchased by UbiquiTel pursuant to the Agreement.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    The Company recognizes operating revenues as services are rendered or as equipment is delivered to customers. Operating revenues are recorded net of an estimate for uncollectible accounts.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. The cost of property, plant and equipment is generally depreciated on a straight-line basis over estimated economic useful lives ranging from seven to 20 years. Repair and maintenance costs are expensed as incurred.

ADVERTISING

    Advertising costs are expensed when the advertisement occurs. Total advertising expense amounted to $1,034,861 in 1999, $813,563 in 1998 and $785,492 in 1997.

USE OF ESTIMATES

    The statements of assets to be sold and statements of revenues and expenses are prepared in conformity with accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Also, as discussed in Note 2, the statements of revenues and expenses include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Spokane District had been operated as a separate stand-alone company.

4. OPERATING LEASES

    The Spokane District's minimum rental commitments at year-end 1999 for all non-cancelable operating leases, consisting mainly of leases for cell and switch sites, are as follows:

2000............................................  $  262,186
2001............................................     136,436
2002............................................     126,925
2003............................................     129,511
2004............................................     133,581
Thereafter......................................   1,816,302

    The table excludes renewal options related to certain cell and switch site leases. These renewal options generally have five-year terms and may be exercised from time to time. The Spokane District's gross rental expense totaled $592,539 in 1999, $588,657 in 1998 and $530,512 in 1997.

                                SPOKANE DISTRICT

                     (WHOLLY OWNED BY SPRINT SPECTRUM L.P.)

NOTES TO STATEMENTS OF ASSETS TO BE SOLD AND STATEMENTS OF REVENUES AND EXPENSES
                                  (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

5. CASH FLOWS

    The Spokane District's primary requirements for cash have been to fund operating losses and capital expenditures associated with the network build-out. Capital expenditures of the Spokane District were $166,753 and $785,463 (unaudited) for the three months ended March 31, 2000 and 1999, and $5,050,843, $3,368,870 and $19,604,854 for the years ended December 31, 1999, 1998 and 1997, respectively.

6. IMPACT OF YEAR 2000 (UNAUDITED)

    During 1999, the Company completed its remediation and testing of systems related to its Year 2000 readiness. As a result of those efforts, the Company experienced no significant disruptions in the mission critical information technology and non-information technology systems and believes those systems successfully responded to the Year 2000 date change. The Company is not aware of any material problems resulting from Year 2000 issues, either with its equipment, its internal systems, or the equipment and services of third parties. The Company and UbiquiTel will continue to monitor the mission critical computer applications of the Spokane District and those of the Spokane District's suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

7. SUBSEQUENT EVENT (UNAUDITED)

    The transaction described in Note 1, whereby the Company was to sell to UbiquiTel certain assets and UbiquiTel was to assume certain leases as stipulated in the Agreement, closed on April 15, 2000.

                               VIA WIRELESS, LLC

                          CONSOLIDATED BALANCE SHEETS

                                                              MARCH 31, 2001   DECEMBER 31, 2000
                                                              --------------   ------------------
                                                               (UNAUDITED)
                                   ASSETS
CURRENT ASSETS:
  Cash......................................................   $  4,197,887       $  1,831,095
  Accounts receivable, net of allowance for doubtful
    accounts................................................      5,361,260          4,638,638
  Inventory.................................................        685,535            945,053
  Prepaid expenses and other assets.........................        808,448            553,670
                                                               ------------       ------------
      Total current assets..................................     11,053,130          7,968,456
PROPERTY AND EQUIPMENT, NET.................................     57,303,469         59,600,741
CONSTRUCTION IN PROGRESS....................................      3,488,306          2,783,965
DEFERRED FINANCING COSTS, NET...............................         95,812            129,493
INTANGIBLE ASSETS, NET......................................     13,948,563         14,239,034
OTHER ASSETS................................................      3,931,681          4,305,379
                                                               ------------       ------------
          Total assets......................................   $ 89,820,961       $ 89,027,068
                                                               ============       ============
                      LIABILITIES AND MEMBERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................   $ 11,486,036       $ 14,127,753
  Due to members (net of debt issue costs)..................     27,820,113         25,380,000
  Customer deposits.........................................      2,721,971          2,783,626
  Advance billings..........................................        837,627            789,950
  Accrued interest..........................................      2,611,008          1,918,705
  Current installments of long-term debt....................      1,219,930          1,216,959
                                                               ------------       ------------
      Total current liabilities.............................     46,696,685         46,216,993
LONG-TERM DEBT..............................................     83,190,525         78,499,155
                                                               ------------       ------------
          Total liabilities.................................    129,887,210        124,716,148
COMMITMENTS AND CONTINGENCIES...............................             --
MEMBERS' DEFICIT:
  Members' deficit..........................................    (40,066,249)       (35,689,080)
                                                               ------------       ------------
      Total members' deficit................................    (40,066,249)       (35,689,080)
                                                               ------------       ------------
          Total liabilities and members' deficit............   $ 89,820,961       $ 89,027,068
                                                               ============       ============

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                               VIA WIRELESS, LLC

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               THREE MONTHS     THREE MONTHS
                                                                  ENDED            ENDED
                                                              MARCH 31, 2001   MARCH 31, 2000
                                                              --------------   --------------
                                                               (UNAUDITED)      (UNAUDITED)
REVENUES:
  Service revenue...........................................    $ 9,715,081      $ 5,418,640
  Other revenues............................................        661,591        1,038,901
                                                                -----------      -----------
      Total revenue.........................................     10,376,672        6,457,541
COSTS AND EXPENSES:
  Cost of service and operations (exclusive of depreciation
    as shown separately below)..............................      2,124,664        1,676,061
  Cost of products sold.....................................      2,003,624        1,943,542
  Selling and marketing.....................................      2,644,154        3,105,523
  General and administrative expenses.......................      3,122,819        2,314,067
  Depreciation and amortization.............................      3,143,924        2,531,658
                                                                -----------      -----------
      Total costs and expenses..............................     13,039,185       11,570,851
OPERATING LOSS..............................................     (2,662,513)      (5,113,310)
INTEREST INCOME.............................................         32,821            9,638
INTEREST EXPENSE............................................     (3,138,715)      (1,282,042)
OTHER INCOME................................................        120,524           55,057
                                                                -----------      -----------
NET LOSS....................................................    $(5,647,883)     $(6,330,657)
                                                                ===========      ===========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                               VIA WIRELESS, LLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               THREE MONTHS     THREE MONTHS
                                                                  ENDED            ENDED
                                                              MARCH 31, 2001   MARCH 31, 2000
                                                              --------------   --------------
                                                               (UNAUDITED)      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss....................................................    $(5,647,883)     $(6,330,657)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Amortization of debt issue costs..........................        710,827               --
  Amortization of deferred financing costs..................         33,681               --
  Amortization of intangible assets.........................        290,471          291,519
  Depreciation..............................................      2,819,773        2,240,139
  RTFC patronage dividend...................................        373,698         (240,643)
Changes in operating assets and liabilities exclusive of
  acquisition and capital expenditures:
  Accounts receivable.......................................       (722,622)        (308,539)
  Inventory.................................................        259,518           98,196
  Prepaid expenses..........................................       (254,778)         160,815
  Accounts payable and accrued expenses.....................     (2,564,745)       4,137,876
  Accrued interest..........................................        692,303         (109,248)
                                                                -----------      -----------
    Net cash used in operating activities...................     (4,009,757)         (60,542)
                                                                -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................     (1,317,792)      (3,115,392)
  Purchase of RTFC subordinated capital certificates........             --          (25,229)
                                                                -----------      -----------
    Net cash used in investing activities...................     (1,317,792)      (3,140,621)
                                                                -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable to members........      3,000,000               --
  Proceeds from issuance of long-term debt..................      5,000,000          504,561
  Repayment of long-term debt...............................       (305,659)        (285,690)
  Proceeds from member contributions........................             --        2,050,000
  Payments of subscriptions receivable......................             --         (139,624)
  Payments and deposits for debt issue costs................             --           (4,601)
  Excess of outstanding checks over bank balance............             --        1,076,517
                                                                -----------      -----------
    Net cash provided by financing activities...............      7,694,341        3,201,163
                                                                -----------      -----------
NET CHANGE IN CASH..........................................      2,366,792               --
CASH, beginning of period...................................      1,831,095               --
                                                                -----------      -----------
CASH, end of period.........................................    $ 4,197,887      $        --
                                                                ===========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................    $ 1,361,887      $ 1,631,933

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                               VIA WIRELESS, LLC

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION OF UNAUDITED INTERIM FINANCIAL INFORMATION

    The consolidated financial information as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 is unaudited, but has been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles. In the opinion of management, the interim financial information includes all adjustments, consisting of normal recurring adjustments, that are considered necessary for fair presentation of the Company's financial position at March 31, 2001, and the Company's operations and cash flows for the quarters ended March 31, 2001 and 2000. Operating results for the three months ended March 31, 2001 are not necessarily indicative of results that may be expected for the entire year. This financial information should be read in conjunction with the consolidated financial statements and notes thereto of VIA Wireless, LLC for the year ended December 31, 2000, which are included elsewhere in this proxy statement.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RISKS AND UNCERTAINTIES

    The Company's profitability is dependent upon successful implementation of the Company's business strategy and development of a sufficient subscriber base. The Company will continue to incur significant expenditures in connection with expanding and improving its operations. If these risks are not properly managed and resolved, the results could have a material adverse impact on the Company's financial statements.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998 and June 1999, the Financial Accounting Standards Board ("FASB"), issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." These statements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedging accounting. SFAS No. 133 became effective for the Company on January 1, 2001. Management believes that the adoption of these statements did not have a significant impact on the Company's financial results.

2. ORGANIZATION AND NATURE OF BUSINESS

    VIA Wireless, LLC, a California state Limited Liability Company, formerly known as Central Wireless Partnership (the "Company"), was organized on September 1, 1995. Only one class of members exists and the entity's life shall continue until December 31, 2094, unless extended, or sooner

                               VIA WIRELESS, LLC

2. ORGANIZATION AND NATURE OF BUSINESS (CONTINUED) if dissolved, as provided by the operating agreement. Members are granted membership units based on capital contributed and may be awarded additional units in consideration for committing to lend or guarantee funds to the Company. The Company was formed to expand the telecommunications business of the partners by filing applications with the Federal Communications Commission ("FCC") under Personal Communications Service ("PCS") frequency Block F to become a provider of broadband PCS, a new telecommunications technology. On April 28, 1997, the Company was granted the PCS Block F licenses for Ada, Oklahoma; Johnstown, Pennsylvania; Roswell, New Mexico; and the California cities of Fresno, Merced, Modesto, Stockton, and Visalia-Porterville-Hanford. On October 8, 1999, the Company purchased from Cox PCS License LLC, the Block A license for the Bakersfield, California BTA. The Company first began offering service in California in July 1998.

    The members and their ownership percentages are:

                                                                2001       2000
                                                              --------   --------
Central Valley Cellular, Inc................................   35.73%     35.18%
Ponderosa Cellular 4, Inc...................................   36.83%     36.27%
Personal Communications Service, Inc........................   10.04%     10.40%
Kerman Communications Technologies, Inc.....................    8.46%      8.92%
Pinnacles PCS, Inc..........................................    7.84%      8.14%
Delmar Williams & Associates, L.P...........................    1.10%      1.09%

3. MERGER AGREEMENT WITH UBIQUITEL

    On February 22, 2001, the Company and its members and UbiquiTel Inc. and UbiquiTel Operating Company entered into an agreement whereby the Company's operations will be acquired by UbiquiTel Inc. in exchange for approximately 16.4 million shares of UbiquiTel Inc.

    On March 13, 2001, the Company and UbiquiTel Operating Company entered into a management agreement under which they have agreed to cooperate in managing the Company's business until the completion of the mergers. Pursuant to the agreement, UbiquiTel Operating Company has been designated to be the operating manager of the Company's network during the term of the management agreement.

    On March 13, 2001, the Company and UbiquiTel Operating Company entered into a revolving credit and term loan agreement, whereby UbiquiTel Operating Company has agreed to make available to the Company, as bridge financing pending the closing of the mergers, a revolving credit facility in the amount of $25.0 million. The revolving credit loans are available to the Company in multiples of $1.0 million and bear interest at an annual rate of 14%. The Company is required to use all loan proceeds for working capital and capital expenditures relating to its network build-out and/or making payments in respect of certain indebtedness owed by it to the FCC and the Rural Telephone Finance Cooperative. Management believes this credit facility will meet their short-term operating needs.

    If the merger agreement is terminated for any reason other than a termination of the management agreement, all the revolving credit loans then outstanding shall convert automatically into a term loan. The term loan will bear interest at an annual rate of 14% and will mature eighteen months from the conversion date.

                               VIA WIRELESS, LLC

3. MERGER AGREEMENT WITH UBIQUITEL (CONTINUED)
    If UbiquiTel Operating Company terminates the management agreement, all revolving credit loans shall become immediately due and payable. UbiquiTel Operating Company may terminate the management agreement: (1) if the Company is in material breach of the management agreement and has not cured such breach within 20 days after receipt of notice from Ubiquitel Operating Company setting forth the details of the alleged material breach; or (2) if the Company's representatives on the management committee take any action, by voting for or against any particular action or proposal by UbiquiTel Operating Company, as the case may be, and UbiquiTel Operating Company's representative on the management committee delivers a written objection to such action within five business days, and the Company's representatives have not rescinded their action and cured UbiquiTel Operating Company's objection within five business days of notice to them. UbiquiTel Operating Company's representative may not object to any action required to be taken by the management agreement or the failure to take any action prohibited by the management agreement.

    As an inducement for UbiquiTel Operating Company to enter into the loan agreement, the Company granted UbiquiTel Operating Company a warrant to purchase 244,189 membership interests at $.001 per membership interest equal to 15% of the Company's outstanding membership interests. The warrant vests in three equal installments on the six, twelve, and eighteen month anniversary dates from the date on which the revolving credit loans then outstanding are converted automatically into a term loan. The warrant agreement contains provisions related to anti-dilution and distribution rights. The Company is valuing the warrant at its fair value, which at March 31, 2001 is zero. The fair value is determined using the Black-Scholes option-pricing model based on the lowest estimated number of the Company's membership interests expected to be purchased under the warrant. Management does not expect any of the membership interests to vest under the warrant. The fair value of the warrant will be adjusted, as events occur. Costs resulting from the warrant, if any, will be recognized based on increases in the fair value of the warrant.

    As of March 31, 2001, UbiquiTel has advanced a total of $5.0 million under the revolving credit and term loan agreement. The advances have been included in long-term debt as repayment is not expected to be required within the next year.

4. SUBSEQUENT EVENTS

    On April 27, 2001, Sprint PCS announced it had reached an agreement in principle with the Sprint PCS affiliates, including the Company, to reduce the reciprocal travel rate exchanged between Sprint PCS and the affiliates. The rate will be reduced from the current 20 cents per minute of use to 15 cents beginning June 1, 2001, and to 12 cents beginning October 1, 2001. Beginning January 1, 2002, and for the remainder of the term of the Company's affiliation agreement with Sprint PCS, the rate will be adjusted to provide a fair and reasonable return on the cost of the underlying network. The Company expects that the new travel rate plan could have a material effect on its results of operations.

5. DUE TO MEMBERS

    The members of the Company advanced funds under notes payable for the construction of assets and for current operating expenses. The notes accrue interest at 10% and 11% and are due and

                               VIA WIRELESS, LLC

5. DUE TO MEMBERS (CONTINUED)
payable on demand. These notes will be converted into common stock of UbiquiTel Inc. as is described in Note 3. Notes payable to members are comprised of the following:

                                                        2001          2000
                                                     -----------   -----------
Central Valley Cellular, Inc.......................  $13,971,271   $12,764,500
Ponderosa Cellular 4, Inc..........................   14,094,094    12,850,000
Personal Communications Service, Inc...............      700,000       400,000
Kerman Communications Technologies, Inc............      360,000       360,000
Pinnacles PCS, Inc.................................      511,812       300,000
Delmar Williams & Associates, L.P..................      122,823        85,500
                                                     -----------   -----------
                                                     $29,760,000   $26,760,000
                                                     -----------   -----------
Debt issue costs...................................   (1,939,887)   (1,380,000)
                                                     -----------   -----------
                                                     $27,820,113   $25,380,000
                                                     ===========   ===========

    On December 22, 2000, certain members advanced the Company $5.7 million. In the three months ended March 31, 2001, the members advanced an additional
$3.0 million. These amounts are included in the above amounts and become payable on demand only upon termination of the merger agreement described in Note 3. As consideration for making the advances, the Company issued additional membership interests at the rate of .6% of the outstanding units for every $1.0 million advanced. The Company issued 72,232 membership units in exchange for the $8.7 million. The Company recorded debt issue costs based upon the fair value of the membership units at the date of issuance. These debt issue costs will be amortized over the term of the notes payable. Amortization of the debt issue costs amounted to $710,827 for the three months ended March 31, 2001.

                          INDEPENDENT AUDITOR'S REPORT

To the Members
VIA Wireless, LLC

We have audited the accompanying consolidated balance sheets of VIA Wireless, LLC as of December 31, 2000 and 1999, and the related consolidated statements of operations, members' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VIA Wireless, LLC as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.

MOSS ADAMS, LLP

Stockton, California

March 13, 2001

                               VIA WIRELESS, LLC

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31, 2000   DECEMBER 31, 1999
                                                              -----------------   -----------------
                                              ASSETS
CURRENT ASSETS:
  Cash......................................................    $  1,831,095        $         --
  Accounts receivable, net of allowance for doubtful
    accounts................................................       4,638,638           2,972,525
  Inventory.................................................         945,053           1,568,905
  Prepaid expenses..........................................         553,670             255,507
                                                                ------------        ------------
    Total current assets....................................       7,968,456           4,796,937
PROPERTY AND EQUIPMENT, NET.................................      59,600,741          49,915,920
CONSTRUCTION IN PROGRESS....................................       2,783,965           9,101,645
DEFERRED FINANCING COSTS, NET...............................         129,493              80,436
INTANGIBLE ASSETS, NET......................................      14,239,034          15,557,467
OTHER ASSETS................................................       4,305,379           3,410,908
                                                                ------------        ------------
      Total assets..........................................    $ 89,027,068        $ 82,863,313
                                                                ============        ============

                             LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................    $ 14,127,753        $ 12,365,078
  Due to members (net of debt issue costs)..................      25,380,000                  --
  Customer deposits.........................................       2,783,626           2,035,707
  Advance billings..........................................         789,950             993,154
  Accrued interest..........................................       1,918,705             239,911
  Current installments of long-term debt....................       1,216,959           1,143,120
                                                                ------------        ------------
    Total current liabilities...............................      46,216,993          16,776,970
LONG-TERM DEBT..............................................      78,499,155          79,249,326
                                                                ------------        ------------
      Total liabilities.....................................     124,716,148          96,026,296
COMMITMENTS AND CONTINGENCIES                                             --                  --

MEMBERS' DEFICIT:
  Equity subscriptions receivable...........................              --            (109,227)
  Members' deficit..........................................     (35,689,080)        (13,053,756)
                                                                ------------        ------------
    Total members' deficit..................................     (35,689,080)        (13,162,983)
                                                                ------------        ------------
      Total liabilities and members' equity (deficit).......    $ 89,027,068        $ 82,863,313
                                                                ============        ============

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                               VIA WIRELESS, LLC

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   YEAR ENDED           YEAR ENDED           YEAR ENDED
                                               DECEMBER 31, 2000    DECEMBER 31, 1999    DECEMBER 31, 1998
                                               ------------------   ------------------   ------------------
REVENUES:
  Service revenue............................     $ 28,046,957         $ 10,015,592          $   554,931
  Other revenues.............................        3,668,012            3,377,121            1,043,321
                                                  ------------         ------------          -----------
    Total revenue............................       31,714,969           13,392,713            1,598,252

COSTS AND EXPENSES:
  Cost of service and operations (exclusive
    of depreciation as shown separately
    below)...................................        7,088,014            5,432,776            1,935,304
  Cost of products sold......................       10,648,744            6,991,502            1,408,820
  Selling and marketing......................       12,271,963            7,558,335            1,912,503
  General and administrative expenses........       10,436,225            4,798,774            1,525,203
  Depreciation and amortization..............       10,901,170            7,297,054            2,636,578
                                                  ------------         ------------          -----------
    Total costs and expenses.................       51,346,116           32,078,441            9,418,408

OPERATING LOSS...............................      (19,631,147)         (18,685,728)          (7,820,156)
INTEREST INCOME..............................           77,910               84,179               17,459
INTEREST EXPENSE.............................       (6,802,952)          (4,499,630)          (1,724,496)
OTHER INCOME.................................          290,847              162,381                1,775
                                                  ------------         ------------          -----------
NET LOSS.....................................     $(26,065,342)        $(22,938,798)         $(9,525,418)
                                                  ============         ============          ===========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                               VIA WIRELESS, LLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      YEAR ENDED          YEAR ENDED           YEAR ENDED
                                                   DECEMBER 31, 2000   DECEMBER 31, 1999   DECEMBER 31, 1998
                                                   -----------------   -----------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss.........................................     $(26,065,342)       $(22,938,798)       $ (9,525,418)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Amortization of deferred financing costs.......           10,033               3,661                  --
  Amortization of intangible assets..............        1,161,882             564,193             242,023
  Depreciation...................................        9,729,255           6,729,200           2,394,555
  RTFC patronage dividend........................         (869,242)            (16,137)                 --
  Gain on sale of intangible assets..............          (56,582)                 --                  --
Changes in operating assets and liabilities
  exclusive of acquisition and capital
  expenditures:
  Accounts receivable............................       (1,666,113)         (1,981,190)           (931,335)
  Inventory......................................          623,852          (1,093,703)           (475,202)
  Prepaid expenses...............................         (298,163)           (148,560)            (36,696)
  Accounts payable and accrued expenses..........        2,349,494           7,153,485           1,393,317
  Accrued interest...............................        1,678,794            (779,763)            550,906
                                                      ------------        ------------        ------------
    Net cash used in operating activities........      (13,402,132)        (12,507,612)         (6,387,850)
                                                      ------------        ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...........................      (13,063,564)        (26,848,602)        (29,944,837)
  (Purchase) sale of intangible assets...........          213,133          (6,844,101)                 --
  Proceeds from repayment of note receivable.....               --                  --              86,852
  Purchase of RTFC subordinated capital
    certificates.................................          (25,229)         (1,812,587)         (1,582,184)
                                                      ------------        ------------        ------------
    Net cash used in investing activities........      (12,875,660)        (35,505,290)        (31,440,169)
                                                      ------------        ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable to
    members......................................       26,760,000                  --           1,140,000
  Proceeds from issuance of long-term debt.......          617,220          41,232,762          32,093,982
  Repayments of notes payable to members.........               --          (4,826,803)                 --
  Repayment of long-term debt....................       (1,293,551)           (641,576)            (37,467)
  Proceeds from member contributions.............        2,050,018           4,000,002           4,317,470
  Proceeds from subscriptions receivable.........          109,227           7,223,303                  --
  Payments and deposits for debt issue costs.....          (59,091)            (29,249)             21,053
  Excess of outstanding checks over bank
    balance......................................          (74,936)             74,936                  --
                                                      ------------        ------------        ------------
    Net cash provided by financing activities....       28,108,887          47,033,375          37,535,038
                                                      ------------        ------------        ------------
NET CHANGE IN CASH...............................        1,831,095            (979,527)           (292,981)
CASH, beginning of period........................               --             979,527           1,272,508
                                                      ------------        ------------        ------------
CASH, end of period..............................     $  1,831,095        $         --        $    979,527
                                                      ============        ============        ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest.........................     $  5,993,400        $  5,279,393        $  1,173,590

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                               VIA WIRELESS, LLC

              CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (DEFICIT)

                                                                                             TOTAL
                                              EQUITY                                        MEMBERS'
                                           SUBSCRIPTIONS      CAPITAL        MEMBERS'        EQUITY
                                            RECEIVABLE     CONTRIBUTIONS      EQUITY       (DEFICIT)
                                           -------------   -------------   ------------   ------------
BALANCE,
  December 31, 1997......................   $(4,649,535)    $10,899,535    $ (2,489,542)  $  3,760,458
    Capital contributions received.......                     7,000,465                      7,000,465
    Equity subscriptions receivable......    (2,682,995)                                    (2,682,995)
    Net loss.............................                                    (9,525,418)    (9,525,418)
                                            -----------     -----------    ------------   ------------

BALANCE,
  December 31, 1998......................    (7,332,530)     17,900,000     (12,014,960)    (1,447,490)
    Capital contributions received.......                     4,000,002                      4,000,002
    Equity subscriptions received........     7,223,303                                      7,223,303
    Net loss.............................                                   (22,938,798)   (22,938,798)
                                            -----------     -----------    ------------   ------------

BALANCE,
  December 31, 1999......................      (109,227)     21,900,002     (34,953,758)   (13,162,983)
    Capital contributions received.......                     2,050,018                      2,050,018
    Equity subscriptions received........       109,227                                        109,227
    Debt issue costs.....................                     1,380,000                      1,380,000
    Net loss.............................                                   (26,065,342)   (26,065,342)
                                            -----------     -----------    ------------   ------------

BALANCE,
  December 31, 2000......................   $        --     $25,330,020    $(61,019,100)  $(35,689,080)
                                            ===========     ===========    ============   ============

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                               VIA WIRELESS, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS

    VIA Wireless, LLC, a California state Limited Liability Company, formerly known as Central Wireless Partnership (the "Company"), was organized on September 1, 1995. Only one class of members exists and the entity's life shall continue until December 31, 2094, unless extended, or sooner if dissolved, as provided by the operating agreement. Members are granted membership units based on capital contributed and may be awarded additional units in consideration for committing to lend or guarantee funds to the Company. The Company was formed to expand the telecommunications business of the partners by filing applications with the Federal Communications Commission ("FCC") under Personal Communications Service ("PCS") frequency Block F to become a provider of broadband PCS, a new telecommunications technology. On April 28, 1997, the Company was granted the PCS Block F licenses for Ada, Oklahoma; Johnstown, Pennsylvania; Roswell, New Mexico; and the California cities of Fresno, Merced, Modesto, Stockton, and Visalia-Porterville-Hanford. On October 8, 1999, the Company purchased from Cox PCS License LLC, the Block A license for the Bakersfield, California BTA. The Company first began offering service in California in July 1998.

    The members and their ownership percentages as of December 31 are:

                                                               2000          1999
                                                             --------      --------
Central Valley Cellular, Inc...............................   35.18%        36.27%
Ponderosa Cellular 4, Inc..................................   36.27%        36.27%
Personal Communications Service, Inc.......................   10.40%        10.40%
Kerman Communications Technologies, Inc....................    8.92%         8.92%
Pinnacles PCS, Inc.........................................    8.14%         8.14%
Delmar Williams & Associates, L.P..........................    1.09%           --

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The financial statements include the accounts of the Company and its wholly-owned subsidiary, VIA Building, LLC. Significant intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Revenues from operations primarily consist of charges for access, airtime, connection fees, roaming fees for noncustomer access to the Company's system, and the sale of handsets and accessories. Revenues are recognized as services are rendered. The Company bills one month in advance for access. Sales of handsets and accessories are recognized upon delivery. Connection fees are deferred and amortized over 30 months.

                               VIA WIRELESS, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
COSTS AND EXPENSES

    COST OF SERVICE AND OPERATIONS. This includes the costs of radio communications sites lease costs, utilities, network control maintenance, network control site leases, engineering personnel, transport facilities and interconnect charges.

    COST OF PRODUCTS SOLD. This includes the cost of handsets and accessories. The cost of handsets exceeds the retail sales price because the Company subsidizes the cost of handsets, consistent with industry practice.

    COMMISSIONS. Commissions paid for customer activations are expensed in the period incurred.

    GENERAL AND ADMINISTRATIVE EXPENSES. This includes corporate executive payroll, compensation and benefits, billing and collection fees, insurance, facilities, local market finance and administration expenses and customer service expenses. Customer service expenses amounted to $5,510,800 in 2000, $2,617,999 in 1999 and $898,000 in 1998.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    The Company's cash balances at December 31, 2000 and 1999, include $1,704,002 and $0, respectively, which are in excess of depository insurance coverage limits.

ACCOUNTS RECEIVABLE

    Generally, the Company does not require collateral or other security to support accounts receivable. Credit risk associated with receivables is periodically reviewed by management and, if required, an allowance for doubtful accounts is established. The allowance for doubtful accounts established at December 31, 2000 and 1999 was $867,104 and $294,774, respectively.

INVENTORY

    Inventories consist of handsets and related accessories. Inventories purchased for resale are carried at the lower of cost, determined using first-in first-out, or market. Market is determined using replacement cost in accordance with industry standards.

PREPAID EXPENSES

    Prepaid expenses are comprised of rents for various cell sites, rents for various sales offices, and other miscellaneous items for future periods.

PROPERTY AND EQUIPMENT

    Property and equipment are reported at cost less accumulated depreciation. Costs incurred to design and construct the wireless network in a market are classified as construction in progress. When the wireless network for a particular market is completed and placed into service, the related costs are transferred from construction in progress to property and equipment. Repair and maintenance costs are charged to expense as incurred; significant renewals and betterments are capitalized.

                               VIA WIRELESS, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Property and equipment is depreciated using the straight-line method based on the estimated useful lives of the assets that range from 5 to 40 years. Leasehold improvements are amortized over the shorter of the remaining term of the lease or the estimated useful lives of the improvements.

CONSTRUCTION IN PROGRESS

    Construction in progress includes equipment engineering and site development costs in connection with the build out of the Company's PCS network. The Company capitalizes interest on its construction in progress activities. The capitalized interest will be recorded as part of the asset to which it relates and will be depreciated over the remaining estimated useful life. For the years ended December 31, 2000 and 1999, the amount of capitalized interest was $550,889 and $510,531, respectively.

INTANGIBLE ASSETS

    Intangible assets are recorded at cost net of accumulated amortization and are comprised of capitalized costs for PCS licenses, customer lists, and microwave relocations. PCS licenses are amortized over the estimated useful lives of the licenses of 40 years. The licenses expire in 2007, however, the FCC rules provide for renewal expectancy provisions. Customer lists and microwave relocation are amortized over their estimated useful lives of three and 40 years, respectively.

OTHER ASSETS

    The Company's other assets consists of shares of Rural Telephone Finance Cooperative ("RTFC") subordinated capital certificates that are purchased as a condition of obtaining long-term financing from RTFC. The investment is recorded at cost, plus patronage dividends, as the shares do not have readily determinable fair values.

ADVERTISING

    Advertising costs are expensed as incurred. Advertising expense amounted to $2,701,572 in 2000, $2,063,101 in 1999, and $847,585 in 1998.

INCOME TAXES

    As the Company is a Limited Liability Company, its profits and losses are passed along to the members. The LLC as a stand-alone entity is not subject to federal, state, or local income taxes. Therefore, no provisions for income taxes have been made in the accompanying financial statements.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" ("SFAS 121"). SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the

                               VIA WIRELESS, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. To date no such impairment has been identified by management.

RISKS AND UNCERTAINTIES

    The Company's profitability is dependent upon successful implementation of the Company's business strategy and development of a sufficient subscriber base. The Company will continue to incur significant expenditures in connection with expanding and improving its operations. If these risks are not properly managed and resolved, the results could have a material adverse impact on the Company's financial statements.

RECLASSIFICATIONS

    Certain amounts in prior-period financial statements have been reclassified to conform to the 2000 presentation.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998 and June 1999, the Financial Accounting Standards Board ("FASB"), issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133." These statements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedging accounting. SFAS No. 133 will be effective for the Company on January 1, 2001. Management believes that the adoption of these statements will not have a significant impact on the Company's financial results.

    In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB101"), "Revenue Recognition in Financial Statements." SAB101 summarizes certain of the staff's interpretations in applying generally accepted accounting principles to revenue recognition. The provisions of SAB101 are effective for the Company's fourth quarter of 2000. The adoption of SAB101 did not have a significant impact on the Company's financial statements.

    In November 2000, the Emerging Issues Task Force adopted the provisions of EITF 00-14, "Accounting for Certain Sales Incentives." The Task Force reached a consensus that when recognized, the reduction in or refund of the selling price of the product or service resulting from any cash incentive should be classified as a reduction of revenue. EITF 00-14 became effective for the Company in the fourth quarter of this year. Management believes that the adoption of EITF 00-14 did not have a significant impact on the Company's financial statements.

COMPREHENSIVE INCOME

    No statement of comprehensive income has been included in the accompanying financial statements since the Company does not have any other comprehensive income to report.

                               VIA WIRELESS, LLC

3. EQUITY SUBSCRIPTIONS RECEIVABLE

    The Partnership Agreement and subsequent capital call agreements required total capital contributions of $21,900,002, which are due and payable at such time deemed necessary from the Company.

    The amount of equity subscriptions receivable as of December 31, are:

                                                            2000       1999
                                                          --------   --------
Personal Communications Service, Inc....................  $     --   $104,063
Pinnacles PCS, Inc......................................        --      5,164
                                                          --------   --------
                                                          $     --   $109,227
                                                          ========   ========

4. INTANGIBLE ASSETS

    Intangible assets consist of the following as of December 31:

                                                        2000          1999
                                                     -----------   -----------
PCS licenses.......................................  $13,317,537   $13,485,270
Sprint customer list...............................    2,442,000     2,442,000
Microwave relocation...............................      597,762       597,762
                                                     -----------   -----------
                                                      16,357,299    16,525,032
Less accumulated amortization......................   (2,118,265)     (967,565)
                                                     -----------   -----------
                                                     $14,239,034   $15,557,467
                                                     ===========   ===========

5. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at December 31:

                                                        2000          1999
                                                     -----------   -----------
Land...............................................  $ 1,033,000   $ 1,033,000
Buildings..........................................    4,737,991     4,730,901
General support....................................    3,109,825     2,428,290
Transmission facilities............................   69,575,327    50,849,876
                                                     -----------   -----------
                                                      78,456,143    59,042,067
Less accumulated depreciation......................  (18,855,402)   (9,126,147)
                                                     -----------   -----------
                                                     $59,600,741   $49,915,920
                                                     ===========   ===========

                               VIA WIRELESS, LLC

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses consist of the following at December
31:

                                                        2000          1999
                                                     -----------   -----------
Construction payables..............................  $ 6,751,358   $ 6,718,526
Trade payables.....................................    4,656,670     3,386,474
Accrued expenses...................................    2,719,725     2,260,078
                                                     -----------   -----------
                                                     $14,127,753   $12,365,078
                                                     ===========   ===========

7. DUE TO MEMBERS

    In 2000, the members of the Company advanced funds under notes payable for the construction of assets and for current operating expenses. The notes accrue interest at 10% and 11% and are due and payable on demand. These notes will be converted into common stock of UbiquiTel Inc. as is described in Note 15. Notes payable to members are comprised of the following at December 31, 2000:

Central Valley Cellular, Inc................................  $12,764,500
Ponderosa Cellular 4, Inc...................................   12,850,000
Personal Communications Service, Inc........................      400,000
Kerman Communications Technologies, Inc.....................      360,000
Pinnacles PCS, Inc..........................................      300,000
Delmar Williams & Associates, L.P...........................       85,500
                                                              $26,760,000
                                                              -----------
Debt issue costs............................................   (1,380,000)
                                                              -----------
                                                              $25,380,000
                                                              ===========

    On December 22, 2000, certain members advanced the Company $5.7 million which are included in the above amounts. These advances become payable on demand only upon termination of the merger agreement described in Note 15. As consideration for making the advances, the Company issued additional membership interests at the rate of .6% of the outstanding units for every $1.0 million advanced. The Company issued 46,530 membership units in exchange for the $5.7 million. The Company recorded debt issue costs based upon the fair value of the membership units at the date of issuance. These debt issue costs will be amortized over the term of the notes payable. Amortization of the debt issue costs was not significant for the year 2000.

                               VIA WIRELESS, LLC

8. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                 2000          1999
                                                              -----------   -----------
FCC note payable, due in quarterly payments of interest only until July 1999. Payments of $309,398 (including interest
  at 6.25%) are to be made thereafter. Note is secured by
  the FCC licenses held by the Company, due in 2007.........  $ 6,453,789   $ 7,365,029
RTFC note payable, due in quarterly payments of interest
  only until January 2002. Variable quarterly payments with
  fixed principal (including a variable rate interest) are
  to be made thereafter. Note is secured by all real and
  personal property, and the RTFC subordinated capital
  certificates of the Company, due in 2008. The interest
  rate at 12/31/00 was 10.65%...............................   68,400,000    67,895,439
Mortgage payable for building, due in monthly payments of
  $36,832 (including interest at 7%), secured by the
  building, due in 2015.....................................    3,981,073     4,138,749
Loan payable for microwave relocation, due in monthly
  payments of $6,712 (including interest at 6.25%), due in
  2009......................................................      514,071       564,694
Loan payable for phone system, due in monthly payments of
  $4,600 (including interest at 7.97%), secured by the phone
  system, due in 2003.......................................  $   135,916   $   178,425
Various loans payable for office equipment, due in monthly
  payments of $8,448 (including interest from 14.3% to
  16.3%), secured by office equipment, due in 2001 through
  2003......................................................      202,395       186,047
Various loans payable for vehicles, due in monthly payments
  of $3,272 (including interest from 9% to 9.50%), secured
  by vehicles, due in 2001 through 2002.....................       28,870        64,063
                                                              -----------   -----------
                                                               79,716,114    80,392,446
Less current installments of long-term debt.................   (1,216,959)   (1,143,120)
                                                              -----------   -----------
                                                              $78,499,155   $79,249,326
                                                              ===========   ===========

    Future maturities of long-term debt for years ending December 31 are as follows:

2001........................................................  $ 1,216,959
2002........................................................    8,081,000
2003........................................................   11,528,000
2004........................................................   11,545,000
2005........................................................   15,049,000
Thereafter..................................................   32,296,155
                                                              -----------
                                                              $79,716,114
                                                              ===========

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Fair value estimates, assumptions, and methods used to estimate the fair value of the Company's financial instruments are made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments" ("SFAS 107").

                               VIA WIRELESS, LLC

9. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
The Company has used available information to derive its estimates. However, because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts the Company could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts.

    The Company's financial instruments, including cash, accounts payable and accrued expenses, advance billings, customer deposits and accrued interest are carried at cost, which approximates their fair values.

    The fair values of long-term debt as of December 31, 2000 and 1999, are approximately $74,600,000 and $75,100,000, respectively. The fair values of the long-term debt were estimated using discounted cash flow analysis based on the Company's incremental borrowing rates for similar types of borrowing agreements.

10. PROFIT SHARING PLAN

    The Company has a 401(k) Profit Sharing Plan covering all permanent employees (full or part-time) who have completed three full calendar months of employment and are 18 years of age or older. Participants may contribute up to the maximum dollar amount determined by the federal government. In addition, the Company may contribute amounts on a discretionary basis. The employer contributions are allocated to eligible participants based on the ratio of each participant's compensation to all eligible participant contributions. Total Company contributions were $64,418 in 2000, $35,751 in 1999 and $11,780 in 1998.

11. RELATED PARTY TRANSACTIONS

    Billing services were provided to the Company by Cbill, Inc. The Company paid $1,288,724 in 2000, $844,424 in 1999 and $342,180 in 1998 for these services. Cbill, Inc. shares common ownership with Personal Communications Services, Inc., a member of the Company.

    During 2000, the Company recognized the sale of its F Block FCC license for the Roswell, New Mexico, market to Tularosa Basin Telephone Company, Inc. for $104,956, plus the assumption of outstanding debt owed by the Company to the FCC. Tularosa Basin Telephone Company, Inc. is partially owned by an affiliate of Ponderosa Cellular, 4, Inc., a member of the Company.

    Certain members of the Company and their affiliates have provided limited guarantees on the RTFC loan.

12. CAPITAL EXPENDITURE

    The Company expects to incur capital expenditures of approximately $16 million in 2001. The expenditures are mostly for the construction of additional cell sites.

13. OPERATING LEASES

    The Company has various leases for its retail stores with five-year noncancellable lease terms that expire in 2001 through 2005. Renewal provisions are exercisable at the option of the Company for one to five years. Rent expense for all operating leases was $293,119 in 2000, $138,207 in 1999, and $47,397 in 1998.

                               VIA WIRELESS, LLC

13. OPERATING LEASES (CONTINUED)
    Future minimum annual lease payments under these operating lease agreements for the years ending December 31 and in the aggregate are as follows:

2001........................................................  $290,489
2002........................................................   174,747
2003........................................................   158,081
2004........................................................    77,832
2005........................................................    21,958
                                                              --------
  Total future minimum annual lease payments................  $723,107
                                                              ========

14. RENTAL INCOME

    The Company leases office space to a business tenant under a noncancellable operating lease agreement. Rental income is included in other income in the consolidated statement of operations. Monthly rental income was approximately $13,000 for 2000, $11,000 for 1999 and $0 for 1998. The lease expires in April 2004.

15. SUBSEQUENT EVENTS

    On February 22, 2001, the Company and its members and UbiquiTel Inc. and UbiquiTel Operating Company, a wholly-owned subsidiary of UbiquiTel Inc., entered into an agreement whereby the Company's operations will be acquired by UbiquiTel Inc. in exchange for approximately 16.4 million shares of UbiquiTel Inc.

    On March 13, 2001, the Company and UbiquiTel Operating Company entered into a management agreement under which they have agreed to cooperate in managing the Company's business until the completion of the mergers. Pursuant to the agreement, UbiquiTel Operating Company has been designated to be the operating manager of the Company's network during the term of the management agreement.

    On March 13, 2001, the Company and UbiquiTel Operating Company entered into a revolving credit and term loan agreement, whereby UbiquiTel Operating Company has agreed to make available to the Company, as bridge financing pending the closing of the mergers, a revolving credit facility in the amount of $25.0 million. The revolving credit loans are available to the Company in multiples of $1.0 million and bear interest at an annual rate of 14%. The Company is required to use all loan proceeds for working capital and capital expenditures relating to its network build-out and/or making payments in respect of certain indebtedness owed by it to the FCC and the Rural Telephone Finance Cooperative. Management believes this credit facility will meet their short-term operating needs.

    If the merger agreement is terminated for any reason other than a termination of the management agreement, all the revolving credit loans then outstanding shall convert automatically into a term loan. The term loan will bear interest at an annual rate of 14% and will mature eighteen months from the conversion date.

    If UbiquiTel Operating Company terminates the management agreement, all revolving credit loans shall become immediately due and payable. UbiquiTel Operating Company may terminate the management agreement: (1) if the Company is in material breach of the management agreement and

                               VIA WIRELESS, LLC

15. SUBSEQUENT EVENTS (CONTINUED)
has not cured such breach within 20 days after receipt of notice from UbiquiTel Operating Company setting forth the details of the alleged material breach; or
(2) if the Company's representatives on the management committee take any action, by voting for or against any particular action or proposal by UbiquiTel Operating Company, as the case may be, and UbiquiTel Operating Company's representative on the management committee delivers a written objection to such action within five business days, and the Company's representatives have not rescinded their action and cured UbiquiTel Operating Company's objection within five business days of notice to them. UbiquiTel Operating Company's representative may not object to any action required to be taken by the management agreement or the failure to take any action prohibited by the management agreement.

    As an inducement for UbiquiTel Operating Company to enter into the loan agreement, the Company granted UbiquiTel Operating Company a warrant to purchase 244,189 membership interests at $.001 per membership interest equal to 15% of the Company's outstanding membership interests. The warrant vests in three equal installments on the six, twelve, and eighteen month anniversary dates from the date on which the revolving credit loans then outstanding are converted automatically into a term loan. The warrant agreement contains provisions related to anti-dilution and distribution rights.

16. LITIGATION

    The Company and Sprint PCS have been involved in litigation with one another since May 25, 2000 based on Sprint PCS' refusal to execute an acknowledgement of security interests that the Company had sought in connection with the RTFC loan. On February 20, 2001, the Company obtained Sprint PCS' approval of the mergers, including UbiquiTel Operating Company's management of the Company pursuant to the management agreement during the pendency of the mergers, when the parties entered into a letter agreement. Sprint PCS agreed until September 1, 2001 to refrain from declaring the Company in default of its Sprint PCS affiliation agreement based on the failure of either the Company and/or UbiquiTel Operating Company to complete the build-out requirements for certain portions of the Company's service area. In connection with their letter agreement, Sprint PCS and the Company entered into a settlement agreement and release and a standstill agreement with respect to their pending litigation. The settlement agreement and release provides for the settlement of the litigation between the parties and the release by each party of the other party and its affiliates from any claim, cause of action or right alleged in the litigation whether known, unknown, foreseen or unforeseen, and is effective only upon the closing of the mergers. The standstill agreement provides that so long as the mergers have not closed, the Company shall not, until May 21, 2001, and Sprint PCS shall not, until June 20, 2001, initiate or pursue any claim, cause of action or remedy relating to the matters referred to in the litigation.

17. CONTINGENCIES

    The Internal Revenue Service is currently examining the Company's 1998 federal partnership tax return. Any adjustments made by the Service would be the responsibility of the members of the Company.

18. SPRINT AGREEMENTS

    In January 1999, the Company entered into certain long-term agreements with Sprint PCS. Under the terms of the agreements, the Company exclusively markets PCS services under the Sprint and

                               VIA WIRELESS, LLC

18. SPRINT AGREEMENTS (CONTINUED)
Sprint PCS brand names in its markets. The Company also owns spectrum licenses, and has built its PCS network so that it interfaces with the Sprint PCS national wireless network. The Sprint PCS agreements give the Company access to Sprint PCS' equipment discounts, travel revenue from Sprint PCS customers traveling into its markets, and various other support services. The business areas covered by these agreements include business affiliation, services, and trademark and service mark licenses with Sprint and Sprint PCS.

    The affiliation agreement has an initial term of 20 years with automatic renewals for up to a total of 50 years. This agreement can be terminated by the Company or Sprint PCS with two years' prior written notice or for, among other reasons, the Company being in material default of its obligations under the agreements, including its failure to obtain the financing necessary for the build-out of its PCS network and for its working capital needs.

    Under the affiliation agreement, the Company has agreed to construct and manage a network in its markets consistent with the agreement; distribute Sprint PCS products and services; use Sprint PCS' and the Company's own distribution channels in the Company's markets; and conduct advertising and promotion activities in the Company's markets. The services agreement outlines various support services provided by Sprint PCS and available to the Company at established rates. Sprint PCS can change any or all of the service rates one time in each 12 month period.

    The Company has elected to convert to a different type of Sprint PCS affiliate. In connection with this conversion, the Company will delegate to Sprint PCS the right to handle future billing and collections and back-office services such as customer activation, handset logistics, billing, customer service and network monitoring services. This conversion is expected to be completed not later than July 31, 2001.

                                                                       ANNEX A-1

                     AMENDED AND RESTATED MERGER AGREEMENT
                                  BY AND AMONG
                                UBIQUITEL INC.,
                          UBIQUITEL OPERATING COMPANY,
                   THE MERGER SUBSIDIARIES OF UBIQUITEL INC.,
                               VIA WIRELESS, LLC,
                       THE MEMBERS OF VIA WIRELESS, LLC,
                                THE STOCKHOLDERS
                                      AND
                       THE CONTROLLING EVANS STOCKHOLDERS

                          DATED: AS OF APRIL 18, 2001

                               TABLE OF CONTENTS

ARTICLE 1 Transactions......................................    2

        1.1        The Mergers..............................    2

              (a)  The Mergers..............................    2

              (b)  Consummation of the Mergers..............    3

              (c)  Effective Date of the Mergers............    3

              (d)  Effect of the Mergers....................    3

              (e)  The Surviving Corporations' Certificates
                   of Incorporation; Bylaws; Directors and
                   Officers.................................    3

        1.2        Merger Consideration.....................    3

              (a)  Aggregate Merger Consideration...........    3

              (b)  Consideration for Individual Mergers.....    4

              (c)  Rights as Holders........................    5

              (d)  Anti-dilution............................    6

              (e)  Treasury Stock...........................    6

        1.3        Purchase of LLC Interest from the Selling
        Member..............................................    6

              (a)  Purchase and Sale........................    6

              (b)  Purchase Price...........................    6

              (c)  Deliveries...............................    6

              (d)  Conditions to Consummating the Interest
        Sale................................................    6

        1.4        Performance Unit Appreciation Rights
        Plan................................................    6

        1.5        No Fractional Shares.....................    7

        1.6        Escrow of Shares.........................    7

ARTICLE 2 Transaction Pre-Closing and Closing...............    8

        2.1        Pre-Closing..............................    8

              (a)  Pre-Closing Date.........................    8

              (b)  Intentionally Omitted....................    8

              (c)  Delivery of Closing Documents into
        Escrow..............................................    8

              (d)  Spectrum Transition......................    8

              (e)  Proxy of the Members of LLC..............    8

              (f)  Pre-Closing Covenants....................    9

              (g)  Payment of Evans' Net Assets
        Consideration.......................................    9

        2.2        Deliveries to UbiquiTel..................    9

              (a)  Pre-Closing Certificate..................    9

              (b)  Authorizing Documents....................    9

              (c)  Consents and Approvals...................    9

              (d)  Good Standing Certificates...............   10

              (e)  Opinions of LLC Parties' Counsels........   10

              (f)  Resignations and Releases................   10

              (g)  Stockholder's Releases...................   10

              (h)  Other Instruments........................   10

        2.3        UbiquiTel Parent's Deliveries............   10

              (a)  Pre-Closing Certificate..................   10

              (b)  Resolutions..............................   10

              (c)  Consents and Approvals...................   11

              (d)  Opinion of UbiquiTel Parent and
        UbiquiTel's Counsel.................................   11

              (e)  UbiquiTel Stock..........................   11

              (f)  Other Instruments........................   11

        2.4        Related Agreements.......................   11

              (a)  Loan Agreement and Subordination
        Agreement...........................................   11

              (b)  Management Agreement.....................   11

              (c)  Lock-Up Agreement........................   11

              (d)  Escrow Agreement.........................   12

              (e)  Indemnification Agreement with
        Controlling Evans Stockholders......................   12

        2.5        Closing..................................   12

ARTICLE 3 Pre-Closing Conditions to Consummating the
  Mergers...................................................   12

        3.1        Joint Conditions.........................   12

              (a)  HSR Act..................................   12

              (b)  NASDAQ Listing...........................   13

              (c)  UbiquiTel Parent Stockholders' Meeting...   13

              (d)  [INTENTIONALLY OMITTED]..................   13

              (e)  No Litigation............................   13

              (f)  FCC Approval.............................   13

        3.2        UbiquiTel Parent, UbiquiTel and Merger
        Subs' Conditions....................................   13

              (a)  LLC Parties' Representations True........   13

              (c)  LLC Parties Consents.....................   14

              (e)  Related Agreements.......................   15

              (f)  Financing................................   15

              (g)  Pre-Closing Deliveries...................   15

              (h)  The Sprint Agreements....................   15

              (i)  Conversion Condition.....................   15

        3.3        LLC Parties' Conditions to Closing.......   15

              (a)  UbiquiTel Parent, UbiquiTel and Merger
        Subs' Representations True..........................   16

              (b)  UbiquiTel, UbiquiTel Parent and Merger
        Subs' Compliance with Agreement.....................   16

              (c)  UbiquiTel Consents.......................   16

              (d)  No Litigation............................   16

              (e)  Related Agreements.......................   16

              (f)  Closing Deliveries.......................   17

              (g)  RTFC Loan Payoff.........................   17

ARTICLE 4 Covenants Regarding Consummation of the
  Transaction...............................................   17

        4.1        Satisfaction of Conditions to Closing....   17

              (a)  Joint Responsibilities...................   17

              (b)  LLC Parties' Responsibilities............   18

              (c)  UbiquiTel Parent, UbiquiTel and Merger
        Subs' Responsibilities..............................   18

        4.2        UbiquiTel Announcements..................   19

ARTICLE 5 Termination.......................................   20

        5.1        Reasons for Termination..................   20

              (a)  By Mutual Consent........................   20

              (b)  By UbiquiTel Parent......................   20

              (c)  By LLC...................................   20

              (d)  Drop Dead Date...........................   20

        5.3        UbiquiTel Parent's Termination
        Procedure...........................................   21

        5.4        LLC's Termination Procedure..............   21

        5.5        Effect of Termination....................   21

ARTICLE 6 Representations and Warranties Concerning LLC.....   22

        6.1        LLC; Entry Into Agreements...............   22

              (a)  Organization and Good Standing...........   22

              (b)  Validity and Authorization; Power and
        Authority...........................................   22

              (c)  Subsidiary...............................   23

              (d)  No Conflict..............................   23

              (e)  LLC Parties Consents Required............   23

        6.2        Financial Information....................   24

              (a)  Financial Statements; Books and
        Records.............................................   24

              (b)  Conduct of Business......................   24

              (c)  No Material Adverse Effect...............   25

        6.3        Member Interests; Capitalization.........   25

        6.4        Assets...................................   25

              (a)  Personal Property........................   26

              (b)  Real Property............................   26

              (c)  Intellectual Property....................   28

              (d)  Contracts................................   29

        6.5        Liabilities..............................   30

              (a)  No Undisclosed Liabilities...............   30

              (b)  Tax Matters..............................   30

              (c)  Litigation...............................   32

              (d)  Employee Liabilities.....................   32

              (e)  Warranties...............................   33

        6.6        Insurance................................   33

        6.7        Employees................................   33

        6.8        Employee Benefit Plans...................   34

        6.9        Licenses.................................   35

        6.10       Environmental Matters....................   37

              (a)  Environmental Laws.......................   37

              (b)  Environmental Claims.....................   38

              (c)  Permits..................................   38

        6.11       No Brokers Fees; No Commissions..........   38

        6.12       Certain Information......................   38

ARTICLE 7 Representations and Warranties Concerning the
  Members and the Stockholders..............................   39

        7.1        Stockholders; Entry Into Agreements......   39

              (a)  Organization and Good Standing...........   39

              (b)  Validity and Authorization; Power and
        Authority...........................................   39

              (c)  No Conflict..............................   40

              (d)  LLC Parties Consents; Stockholders
        Consents Not Required...............................   40

              (e)  Ownership and Transfer of Members'
        Interests...........................................   40

        7.2        Financial Information....................   40

              (a)  Financial Statements; Books and
        Records.............................................   40

              (b)  Conduct of Business......................   41

        7.3        Equity Interests.........................   41

              (a)  Capitalization...........................   41

              (b)  Ownership and Transfer by Stockholders...   41

        7.4        No Contracts.............................   41

              (b)  Tax Matters..............................   42

              (c)  Litigation...............................   43

        7.6        Sale of Evans Telco Businesses...........   43

        7.7        Certain Information......................   43

ARTICLE 8 Representations and Warranties of Ubiquitel
  Parent, UbiquiTel and the Merger
  Subs......................................................   44

        8.1        Entry Into Agreements....................   44

              (a)  Organization and Good Standing...........   44

              (b)  Corporate Power and Authority; Validity
        and Authorization...................................   44

        8.2        Conflicts and Consents...................   44

              (a)  No Conflict..............................   44

              (b)  Consents Obtained........................   45

        8.3        No Brokers Fees; No Commissions..........   45

        8.4        UbiquiTel Stock..........................   45

        8.5        SEC Documents............................   45

        8.6        No Material Adverse Effect...............   45

        8.7        Capitalization...........................   45

        8.8        No Liabilities...........................   46

        8.9        Compliance with Laws.....................   46

        8.10       Certain Information......................   46

        8.11       Disclosure...............................   47

ARTICLE 9 Pre-Closing Covenants of the LLC Parties..........   47

        9.1        Conduct of Business of LLC...............   47

        9.2        Access to Information and Employees......   47

        9.3        Financial Statements.....................   48

        9.4        Conduct of the Members...................   48

        9.5        Trading Prohibition......................   48

        9.6        Non-Negotiation..........................   48

ARTICLE 11 Certain Agreements...............................   49

        11.1       Consulting Agreement.....................   49

        11.2       Preparation of the Proxy Statement and
        the Resale Registration Statement...................   49

              (a)  [INTENTIONALLY OMITTED]..................   49

              (b)  Proxy Statement..........................   49

              (c)  Resale Registration Statement............   49

              (d)  UbiquiTel Parent's Actions...............   50

              (e)  [INTENTIONALLY OMITTED]..................   50

        11.3       UbiquiTel Stockholders' Meeting..........   50

        11.4       Post-Closing Agreements of Stockholders
        and UbiquiTel Parent................................   50

              (a)  Further Actions..........................   50

              (b)  Access to Information....................   51

              (c)  Directors................................   51

              (d)  Member Loans.............................   51

              (e)  Reorganization Qualification.............   51

              (f)  Qualification of the Evans Merger........   51

        11.5       Payoff of Certain Obligations at
        Closing.............................................   51

        11.6       Tax Matters For UbiquiTel Parent and
        Members.............................................   52

              (a)  Tax Periods Ending on or Before the
        Closing Date........................................   52

              (b)  Straddle Periods.........................   52

              (c)  Tax Obligations..........................   52

              (d)  General Cooperation on Tax Matters.......   53

              (e)  Contests.................................   54

              (f)  [Omitted]................................   54

              (g)  Additional Tax Matters...................   54

        11.7       Tax Matters in Evans Merger..............   55

              (a)  Tax Periods Ending on or Before the
        Closing Date........................................   56

              (b)  Evans Straddle Periods...................   56

              (c)  Tax Obligations..........................   56

              (d)  General Cooperation on Tax Matters.......   57

              (e)  Contests.................................   57

              (f)  Carryback CFT Deduction..................   58

        11.8       Waiver of Purchase Rights by Members.....   59

        11.9       Release from Stockholder Guarantees......   59

        11.10      FCC Matters..............................   59

        11.11      Amendment of Due Diligence Schedules.....   59

ARTICLE 12 Indemnification..................................   60

        12.1       Survival; Etc............................   60

              (a)  Breach...................................   60

              (b)  Survival.................................   60

              (c)  Survival of Representations and
        Warranties..........................................   60

        12.2       Indemnities..............................   61

              (a)  Indemnification of UbiquiTel.............   61

              (b)  UbiquiTel Parent's Indemnification.......   62

        12.3       Limitations on Indemnities...............   62

              (a)  Basket...................................   62

              (b)  Escrow and Maximum Indemnification
        Amount..............................................   62

              (c)  No Limitations on Tax Indemnifications...   63

              (d)  Damages..................................   63

              (e)  Exclusivity..............................   63

        12.4       Notice and Opportunity to Defend.........   63

              (a)  Claim Notices, Etc.......................   63

              (b)  Defense Costs............................   64

              (c)  Third Party Claims.......................   64

        12.5       Delays or Omissions, Etc.................   64

        12.6       Governing Law............................   64

        12.7       Dispute Resolution.......................   65

              (a)  Arbitration..............................   65

              (b)  Emergency Relief.........................   65

ARTICLE 13 Miscellaneous....................................   66

        13.1       Successors and Assigns...................   66

        13.2       Entire Agreement.........................   66

        13.3       Amendment................................   66

        13.4       Extension; Waiver........................   66

        13.5       Notices, Etc.............................   66

        13.6       Third Party Beneficiary, Etc.............   73

        13.7       Reformation; Severability................   73

        13.8       Counterparts.............................   73

        13.9       Titles and Subtitles.....................   73

        13.10      Expenses.................................   73

        13.11      Responsibility for Merger Sub
        Obligations.........................................   74

        13.12      Confidentiality..........................   74

              (a)  Post-Signing Confidentiality.............   74

              (b)  Post-Closing Confidentiality.............   74

                        INDEX OF EXHIBITS AND SCHEDULES

Exhibit 1.2...................  Merger Consideration
Exhibit 1.2(b)(ii)(B)(i)......  Estimated Net Assets
                                Statement
Exhibit 1.2(b)(ii)(B)(ii).....  Remaining Evans Stockholders
Exhibit 2.1(e)................  Proxy
Exhibit 1.4...................  PAR Plan
Exhibit 2.2(f)................  Officer and Director
                                Resignations and Releases
Exhibit 2.2(g)................  Stockholder Releases
Exhibit 2.4(c)................  Lock-Up Agreement
Exhibit 2.4(d)................  Escrow Agreement
Exhibit 11.9..................  Guarantees to be Released

LLC Disclosure Schedule
Stockholders Disclosure Schedule
UbiquiTel Disclosure Schedule

                                 DEFINED TERMS

AAA..................................      65
Accounts.............................      26
accumulated funding deficiency.......      35
Affiliate............................      25
Affiliated Group.....................      55
Aggregate Merger Consideration.......       3
Agreement............................       1
amount of unfunded benefit
  liabilities........................      35
Approvals............................      15
Asserted Liability...................      63
Barcus...............................       1
Basket...............................      62
BFI..................................       1
Breach...............................      60
CCC..................................       3
CFT Deduction........................      58
CFT Payment..........................      58
Closing..............................   8, 12
Closing Date.........................       3
Code.................................      32
Combined Company.....................      34
Companies............................      22
Company..............................      22
Consents.............................      15
Contracts............................  29, 30
Controlling Evans Stockholders.......       2
Controlling Evans Stockholders
  Indemnification Agreement..........      12
Copyrights...........................      28
CVC..................................       1
CVC Merger...........................       3
D. Williams..........................       1
Default..............................      30
Defense Costs........................      64
disqualified person..................      34
Effective Date.......................       3
employee benefit plan................      34
Employee Benefit Plans...............      34
Environmental Claim..................      38
Environmental Laws...................      37
Equipment Leases.....................      26
ERISA................................      34
ERISA Affiliate......................      34
Escrow Account.......................       7
Escrow Agreement.....................      12
Escrow Amount........................       7
Estimated Net Assets Statement.......       4
Evans................................       1
Evans LP.............................       2
Evans Merger.........................       3
Evans Pre-Acquisition Period.........      58
Evans Pre-Closing Periods............      56
Evans Representative.................      16
Evans Stock..........................       4
Evans Stockholders...................       4
Evans Straddle Periods...............      56
Evans Telco Businesses...............       3
Evans Telco Sale Agreement...........      43
Evans Trust..........................       2
Event of Default.....................      30
Exchange Act.........................      45
FCC..................................      13
Financial Statements.................      40
FIT Refund...........................      58
GAAP.................................      24
Good Standing Certificate............      10
Hazardous Materials..................      38
Holmes Trust.........................       2
HSR Act..............................      13
Indemnified Party....................      63
Indemnifying Party...................      63
Intellectual Property................      28
Interest Sale........................       6
IPLLC................................       1
KCI..................................       1
Kerman...............................       1
Kerman Merger........................       2
Labor Claims.........................      34
Laws.................................      27
Leased Premises......................      27
Lender...............................      30
Lessors..............................      27
Licenses.............................      36
Liens................................      26
LLC..................................       1
LLC Disclosure Schedule..............      22
LLC Financial Statements.............      24
LLC Indemnitors......................      61
LLC Interests........................       2
LLC Mandatory Consents...............      15
LLC Material Adverse Change..........      14
LLC Parties..........................       2
LLC Parties Closing Certificate......       9
LLC Parties Consents.................      14
LLC Parties Indemnitees..............      62
LLC Subsidiary.......................      23
LLC's knowledge......................      22
Loan Agreement.......................      11
Lock-Up Agreement....................      11
Loss.................................      61

Losses...............................      61
M. Williams..........................       1
Management Agreement.................      11
Mandatory Consents...................      17
Marks................................      28
Maximum Indemnification Amount.......      62
Member...............................       1
Member Post-Closing Period...........      54
Member Pre-Closing Period............      52
Member Representative................      54
Members..............................       1
Members Committee....................      20
Member's Interest....................       2
Members' Interests...................       2
Members Representative...............      16
Merger Consideration.................       3
Merger Sub...........................       1
Merger Sub I.........................       1
Merger Sub II........................       1
Merger Sub III.......................       1
Merger Sub IV........................       1
Merger Sub V.........................       1
Merger Sub VI........................       1
Merger Subs..........................       1
Mergers..............................       3
Multiemployer Plan...................      34
Net Assets...........................       4
Net Assets Statement.................       5
Order................................      32
Organizational Documents.............      23
Outside Confidentiality Agreement....      33
PAR Plan.............................       7
Parent...............................      55
Paribas..............................      15
Paribas Consent......................      17
PARs.................................       7
Parties..............................       1
Party................................       1
party in interest....................      34
Patents..............................      28
Paying LLC Indemnitor................      61
Paying Stockholder Group
  Indemnitor.........................      61
PC...................................      41
PC4..................................       1
PC4 Merger...........................       2
PCS..................................       1
PCS Licenses.........................      36
PCS Merger...........................       2
Pension Plan.........................      35
Permits..............................      14
Permitted Liens......................      26
Person...............................      25
Personal Property....................      26
Pinnacles............................       1
Pinnacles Merger.....................       2
Policies.............................      33
Post-Acquisition Period..............      58
Post-Closing Periods.................      58
Prior Policies.......................      33
Proceedings..........................      32
prohibited transaction...............      34
Proxy Statement......................      49
PTC..................................       1
Ramyar...............................       1
RCBM.................................       1
Real Estate Contracts................      27
Real Property........................      26
Related Agreements...................      11
Remaining Evans Stockholders.........       4
Remaining LLC Indemnitors............      61
Remaining Stockholder Group
  Indemnitors........................      61
reportable event.....................      35
Representatives......................      48
Resale Registration Statement........      49
Respondent...........................      65
Revised Net Assets Statement.........       5
RTFC Loan Agreement..................      30
S&K..................................       1
SEC..................................      13
SEC Documents........................      45
Securities Act.......................      13
Selling Member.......................       1
Signing Date.........................       1
Sprint Affiliation Agreement.........      25
Stock................................       5
Stockholder Entity...................      39
Stockholder Group....................      39
Stockholder Group Indemnified
  Claim..............................      61
Stockholder Group Indemnitors........      61
Stockholders.........................       1
Stockholders Disclosure Schedule.....      39
Straddle Periods.....................      52
Subordination Agreement..............      11
Survival Period......................      60
Tax..................................      32
Tax Returns..........................      32
Taxes................................      32
Technology Contracts.................      28
Termination Date.....................      21
Testamentary Trust...................       2
Tower Leases.........................      28

Trade Secrets........................      28
Twenty Day Average Closing Price.....      62
UbiquiTel............................       1
UbiquiTel Closing Certificate........      10
UbiquiTel Confidential Information...      74
UbiquiTel Consents...................      45
UbiquiTel Disclosure Schedule........      44
UbiquiTel Indemnitees................      61
UbiquiTel Indemnitors................      62
UbiquiTel Legal Requirements.........      46
UbiquiTel Mandatory Consents.........      17
UbiquiTel Material Adverse Change....      16
UbiquiTel Parent.....................       1
UbiquiTel Stock......................       3
UbiquiTel Stockholders' Meeting......      50
Vilas Trust..........................       2
Voting Agreement.....................      20
welfare benefit plans................      35

                    AMENDED AND RESTSTATED MERGER AGREEMENT

    This AMENDED AND RESTSTATED MERGER AGREEMENT (this "AGREEMENT") is entered into as of April 18, 2001 (the "SIGNING DATE"), by and among the following parties (each a "PARTY," and collectively, the "PARTIES") and amends and restates in its entirety that certain Merger Agreement as of February 22, 2001 by and among the Parties:

UBIQUITEL INC.:

    1.  UbiquiTel Inc., a Delaware corporation ("UBIQUITEL PARENT"),

UBIQUITEL OPERATING COMPANY:

    1. UbiquiTel Operating Company, a Delaware corporation and a wholly-owned subsidiary of UbiquiTel Parent ("UBIQUITEL"),

UBIQUITEL AFFILIATES (INDIVIDUALLY, A "MERGER SUB" AND COLLECTIVELY, THE "MERGER
  SUBS"):

    1. UVMS I, Inc., a California corporation and wholly-owned subsidiary of UbiquiTel Parent ("MERGER SUB I"),

    2. UVMS II, Inc., a California corporation and wholly-owned subsidiary of UbiquiTel Parent ("MERGER SUB II"),

    3. UVMS III, Inc., a California corporation and wholly-owned subsidiary of UbiquiTel Parent ("MERGER SUB III"),

    4. UVMS IV, Inc., a California corporation and wholly-owned subsidiary of UbiquiTel Parent ("MERGER SUB IV"),

    5. UVMS V, Inc., a California corporation and wholly-owned subsidiary of UbiquiTel Parent ("MERGER SUB V"),

    6. UVMS VI, Inc., a California corporation and wholly-owned subsidiary of UbiquiTel Parent ("MERGER SUB VI"),

LLC:

    1.  VIA Wireless, LLC, a California limited liability company ("LLC"),

THE MEMBERS OF LLC (INDIVIDUALLY, A "MEMBER" AND COLLECTIVELY, THE "MEMBERS"):

    1.  Central Valley Cellular, Inc., a California corporation ("CVC"),

    2.  Ponderosa Cellular 4, Inc., a California corporation ("PC4"),

    3.  Personal Communications Service, Inc., a California corporation ("PCS"),

    4.  Pinnacles PCS, Inc., a California corporation ("PINNACLES"),

    5. Kerman Communication Technologies, Inc., a California corporation ("KERMAN"),

    6. Delmar Williams & Associates, L.P., a California limited partnership ("SELLING MEMBER"),

THE PARTIES CONTROLLING THE MEMBERS (THE "STOCKHOLDERS"):

    1. J.H. Evans Inc., a California corporation and the sole stockholder of CVC ("EVANS"),

                                     A-1-1

    2. The Ponderosa Telephone Co., a California corporation and sole stockholder of PC4 ("PTC"),

    3. RCBM, LLC, a California limited liability company and a stockholder of PCS ("RCBM"),

    4. Ramyar, LLC, a California limited liability company and a stockholder of PCS ("RAMYAR"),

    5. Instant Phone, LLC, a California limited liability company and a stockholder of PCS ("IPLLC"),

    6. Bryan Family, Inc., a California corporation and sole stockholder of Pinnacles ("BFI"),

    7. Kerman Communications, Inc., a California corporation and a stockholder of Kerman ("KCI"),

    8. Barcus Family Limited Partnership, a California family limited partnership and a stockholder of Kerman ("BARCUS"),

    9. S&K Moran Family Limited Partnership, a California family limited partnership and a stockholder of Kerman ("S&K"),

    10. Delwyn C. Williams, an individual resident of the State of California and a general partner of the Selling Member ("D. WILLIAMS"),

    11. Marlene G. Williams, an individual resident of the State of California and a general partner of the Selling Member ("M. WILLIAMS"),

THE PARTIES CONTROLLING EVANS (THE "CONTROLLING EVANS STOCKHOLDERS"):

    1. Irrevocable Trust Under the Will of John H. Evans, a California testamentary trust ("TESTAMENTARY TRUST"),

    2. J.H. Evans Family Limited Partnership, a California limited partnership ("EVANS LP"),

    3. Jane Blair Vilas 1990 Trust, a California inter vivos irrevocable trust ("VILAS TRUST")

    4. The Dan and Danna Holmes Charitable Remainder Trust II, a California inter vivos irrevocable trust ("HOLMES TRUST"), and

    5. The John and Wendy Evans Charitable Remainder Trust II, a California inter vivos irrevocable trust (the "EVANS TRUST").

                                R E C I T A L S

A. The Members own, in the aggregate, all of the issued and outstanding units of membership interests of LLC (the "LLC INTERESTS"), consisting in the aggregate of 1,383,737 units (the authorized membership interests of LLC, whether or not owned by a Member being referred to individually as a "MEMBER'S INTEREST" and collectively as the "MEMBERS' INTERESTS"). LLC, LLC Subsidiary (as defined in Section 6.1(c) (SUBSIDIARY) herein), the Members, the Stockholders and, if Merger Sub V merges into Evans, the Controlling Evans Stockholders are sometimes collectively referred to herein as the "LLC PARTIES."

B. The Parties deem it advisable and in their respective best interests to enter into the transactions contemplated hereby.

C. The Parties acknowledge that they have received adequate consideration for entering into, and have relied upon the promises, covenants, representations and warranties contained in, this Agreement, and that they will be benefited by the transactions contemplated herein.

                                     A-1-2

                               A G R E E M E N T

    Based on the recitals set forth above and the representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                  TRANSACTIONS

    1.1 THE MERGERS.

        (a) THE MERGERS.

    Upon the terms and subject to the conditions set forth in this Agreement, on the Effective Date (as defined in Section 1.1(c) herein):

           1.  Merger Sub I shall merge with and into PC4 (the "PC4 MERGER");

           2.  Merger Sub II shall merge with and into PCS (the "PCS MERGER");

           3. Merger Sub III shall merge with and into Pinnacles (the "PINNACLES MERGER");

           4. Merger Sub IV shall merge with and into Kerman (the "KERMAN MERGER"); and

           5. If Evans no longer owns the Evans Telco Businesses (as defined below), Merger Sub V shall merge with and into Evans (the "EVANS MERGER"), and if Evans owns the Evans Telco Businesses, Merger Sub V shall merge with and into CVC (the "CVC MERGER").

    The foregoing mergers collectively are referred to herein as the "MERGERS." From and after the Effective Date, the separate existence of the Merger Subs shall cease and PC4, PCS, Pinnacles, Kerman, and either CVC or Evans, as the case may be, shall continue as the surviving corporations in the Mergers, and shall continue to be governed by the laws of the State of California. The capital stock of all of the subsidiaries of Evans other than CVC, and all businesses, assets, rights, liabilities and obligations of Evans and its subsidiaries of any character whatsoever, other than the capital stock of CVC that Evans owns, collectively are referred to herein as the "EVANS TELCO BUSINESSES."

        (b) CONSUMMATION OF THE MERGERS.

    The Mergers shall be consummated by filing Agreements of Merger with the Secretary of State of the State of California, together with all other documents, notices and filings required by the California Corporations Code ("CCC").

        (c) EFFECTIVE DATE OF THE MERGERS.

    The Agreements of Merger shall provide that the Mergers shall be effective as of the date set forth in the Agreements of Merger filed with the Secretary of State of the State of California (the "EFFECTIVE DATE").

        (d) EFFECT OF THE MERGERS.

    At the Effective Date, the effect of each Merger shall be as provided in
Section 1107 of the CCC.

        (e) THE SURVIVING CORPORATIONS' CERTIFICATES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS.

    The certificates of incorporation and bylaws of the surviving corporations, in each case as in effect on the Effective Date, shall be the certificates of incorporation and bylaws of Merger Sub I, Merger Sub II, Merger Sub III, Merger Sub IV and Merger Sub V, respectively, except that the first Article of each such certificate of incorporation shall be amended to amend the name of the surviving corporation. As of the Effective Date, the Boards of Directors and officers of each of Merger Sub I,

                                     A-1-3

Merger Sub II, Merger Sub III, Merger Sub IV and Merger Sub V shall be the Boards of Directors and officers of each of the respective surviving corporations.

    1.2 MERGER CONSIDERATION.

        (a) AGGREGATE MERGER CONSIDERATION.

    The aggregate consideration payable to the Stockholders (excluding the stockholder of CVC and including the Evans Stockholders (as defined in Section 1.2(b)(ii)(B)(I)), in the event the Evans Merger occurs) in connection with the Mergers and the Interest Sale (as defined in Section 1.3(a) herein) (collectively, the "AGGREGATE MERGER CONSIDERATION"; references herein to a Person's individual portion of the Aggregate Merger Consideration are referred to as such Person's "MERGER CONSIDERATION") shall be 16,350,491 shares of duly authorized, validly issued, fully paid and nonassessable shares of UbiquiTel Parent's common stock, par value $0.0005 per share (the "UBIQUITEL STOCK"), plus any additional shares of UbiquiTel Stock required to be allocated hereunder pursuant to Section 1.4, along with any dividends or distributions thereon after the Effective Date.

        (b) CONSIDERATION FOR INDIVIDUAL MERGERS.

           (i) Subject to the provisions of Section 1.2(b)(ii), the capital stock of the Members participating in the Mergers which are issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive the number of shares of UbiquiTel Stock, along with any dividends or distributions thereon after the Effective Date, as set forth on Exhibit
       1.2 attached hereto.

           (ii) CONSIDERATION FOR THE EVANS MERGER. If the Evans Merger occurs under Section 1.1(a) hereof (in lieu of the CVC Merger), then each share of common stock of Evans (the "EVANS STOCK") issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, by virtue of the Evans Merger and without any action on the part of the holders thereof, be converted into the following:

               (A) UBIQUITEL STOCK.

    The right to receive a number of shares of UbiquiTel Stock, along with any dividends or distributions thereon after the Effective Date, determined in accordance with the provisions of Exhibit 1.2.

               (B) NET ASSETS CONSIDERATION.

    The right to receive an amount of cash equal to the Net Assets (as defined herein) divided by the total number of Evans shares issued and outstanding at the Effective Date (the "NET ASSETS CONSIDERATION"). The Net Assets Consideration shall be paid to the Evans Stockholders (as defined below) on the Effective Date, except that the amount of cash and cash equivalents in the RTFC escrow shall be paid only when it has been received by UbiquiTel, all pursuant to Section 2.1(g). "NET ASSETS" shall mean cash and cash equivalents of Evans and its subsidiaries as of the Effective Date, plus the amount of any Tax refunds or overpayments to which Evans and its subsidiaries are entitled as of the Effective Date minus liabilities of Evans and its subsidiaries as of the Effective Date, including the liability for Taxes of Evans and its subsidiaries, but not including any deferred Tax liabilities as determined in accordance with generally accepted accounting principles.

                (I) CALCULATION AND PAYMENT OF NET ASSETS.

    Exhibit 1.2(b)(ii)(B)(I) presents Evans' good faith estimate of the Net Assets (the "ESTIMATED NET ASSETS STATEMENT"). Between the date hereof and the Pre-Closing Date (as defined in Section 2.1), Evans and UbiquiTel Parent shall cooperate in an effort to reach agreement on the amount of the assets and liabilities to be set forth on the Net Assets Statement (as defined in (II) below) to be

                                     A-1-4
delivered by Evans at the Pre-Closing (as defined in Section 2.1). To this end, the Controlling Evans Stockholders and the remaining stockholders of Evans (as identified on Exhibit 1.2(b)(ii)(B)(II) attached hereto (the "REMAINING EVANS STOCKHOLDERS," and together with the Controlling Evans Stockholders, the "EVANS STOCKHOLDERS")) shall cause Evans to cooperate fully with UbiquiTel Parent and its tax advisers, and shall promptly provide UbiquiTel Parent with all information, records, tax returns, work papers, and access to Evans' tax advisers as is necessary to enable UbiquiTel Parent to understand the basis for Evans' calculations.

               (II) CLOSING NET ASSETS STATEMENT.

    Prior to the Pre-Closing Date, the Evans Representative (as defined in
Section 3.3 (LLC PARTIES' CONDITIONS TO CLOSING) herein) shall deliver to UbiquiTel Parent a statement of the Net Assets dated as of the close of business on the day immediately preceding the Pre-Closing Date (the "NET ASSETS STATEMENT"). The Net Assets Statement shall be prepared in accordance with the same principles, methods and procedures used in the preparation of the Estimated Net Assets Statement. If UbiquiTel Parent agrees with the Net Assets Statement as delivered by the Evans Representative, it shall so signify by initialing the same. If it disagrees with the Net Assets Statement it shall, on or before the Pre-Closing Date, deliver to the Evans Representative a revised net assets statement (the "REVISED NET ASSETS STATEMENT"). If UbiquiTel Parent delivers to the Evans Representative a Revised Net Assets Statement, then the amount of the difference between the liabilities shown on the Net Assets Statement and the liabilities shown on the Revised Net Assets Statement shall be deposited by UbiquiTel Parent in a separate interest-bearing account until the filing of the tax returns described in Section 11.7 (TAX MATTERS IN EVANS MERGER) herein.

               (III) PAYMENT OF TAX RETURN ADJUSTMENT AMOUNT.

    Within 5 days after the filing of the Tax Returns described in Section 11.7,
(i) UbiquiTel shall pay to the Evans Representative the amount (including the amounts, if any, deposited in a separate account pursuant to (II) above and interest thereon), if any, by which the amount of Net Assets, as adjusted for Taxes for which the Evans Stockholders are responsible under Section 11.7 and Tax refunds or Tax overpayments to which Evans or its subsidiaries was entitled as of the Effective Date, in either case, only to the extent not previously taken into account in determining the Net Assets, exceeds the amount of the Net Assets as set forth on the Net Assets Statement or Revised Net Assets Statement above, or (ii) the Evans Representative shall pay to UbiquiTel the amount (with a credit for the amounts, if any, deposited in a separate account pursuant to
(II) above), if any, by which Net Assets, as adjusted for Taxes for which the Evans Stockholders are responsible under Section 11.7 and Tax refunds or Tax overpayments to which Evans or its subsidiaries was entitled as of the Effective Date, in either case, only to the extent not previously taken into account in determining the Net Assets, is less than the Net Assets as set forth on the Net Assets Statement or Revised Net Assets Statement above. If any Tax refund is taken into account in the calculation of the Net Assets, UbiquiTel Parent or Evans, as the case may be, shall make any payment attributable thereto within ten (10) days following the date on which UbiquiTel Parent or Evans actually receives the refund. Payments, if any, pursuant to this Section 1.2 shall be made by wire transfer of immediately available funds. The Parties shall treat any payment made pursuant to this paragraph (III) as an adjustment to the Merger Consideration for all purposes.

        (c) RIGHTS AS HOLDERS.

    On and after the Effective Date, holders of stock of the Members (including the Evans Stockholders in lieu of the CVC stockholder if the Evans Merger occurs) shall cease to have any rights as stockholders except the right to receive the Merger Consideration set forth in this Section 1.2 with respect to shares of the Members' or Evans', as the case may be, stock held by them (all of such stock being referred to herein as "STOCK"). The Merger Consideration paid upon the surrender for exchange of Stock in accordance with the terms of this Agreement shall be deemed, when paid or issued

                                     A-1-5
hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to such Stock or UbiquiTel Stock.

        (d) ANTI-DILUTION.

           (i) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued to all UbiquiTel Parent stockholders in respect of, UbiquiTel Stock on or after the date hereof and prior to the Effective Date, the consideration payable in the Mergers and to the Selling Member shall be adjusted accordingly.

           (ii) UbiquiTel Parent and UbiquiTel each agree that they shall not take any action for the purposes of avoiding the provisions of this
       Section 1.2(d). In the event that UbiquiTel Parent or UbiquiTel shall enter into any transaction which is for the purpose of, or which results in, the avoidance of the provisions of this section, the benefits provided by this section shall nevertheless apply and be preserved.

        (e) TREASURY STOCK.

    All shares of capital stock of the Members or Evans, as the case may be, that are held as treasury stock shall, on the Effective Date, be canceled and retired and shall cease to exist, and no shares of UbiquiTel Stock or other consideration shall be delivered or owing in exchange therefor.

    1.3 PURCHASE OF LLC INTEREST FROM THE SELLING MEMBER.

        (a) PURCHASE AND SALE.

    At the Closing, the Selling Member agrees to sell, and UbiquiTel Parent agrees to cause Merger Sub VI to purchase, all of the LLC Interest held by the Selling Member for the consideration determined in accordance with the provisions of Exhibit 1.2 attached hereto. The purchase and sale of the LLC Interest by the Selling Member to Merger Sub VI herein is referred to as the "INTEREST SALE."

        (b) PURCHASE PRICE.

    The purchase price for the LLC Interest included in the Interest Sale shall be the number of duly authorized, validly issued, fully paid and non-assessable shares of UbiquiTel Stock, along with any dividends or distributions thereon after the Effective Date determined in accordance with the provisions of Exhibit
1.2 attached hereto.

        (c) DELIVERIES.

    At the Pre-Closing, the Selling Member shall execute and deliver to Greenberg Traurig, to hold in escrow pursuant to Section 2.1(c), documents of transfer in a form reasonably required by Merger Sub VI, and the Selling Member shall execute such additional agreements, including without limitation, amendments to the Operating Agreement, as shall reasonably be deemed to be appropriate and necessary in order to transfer the LLC Interest being sold by the Selling Member. The Selling Member's LLC Interest shall be transferred at Closing by delivery of such documents of transfer to Merger Sub VI.

        (d) CONDITIONS TO CONSUMMATING THE INTEREST SALE.

    The obligations of Merger Sub VI or UbiquiTel Parent and the Selling Member to consummate the Interest Sale are conditioned on the Closing of the Mergers.

    1.4 PERFORMANCE UNIT APPRECIATION RIGHTS PLAN.

    Exhibit 1.4 lists the holders of the 8,750 LLC Performance Unit Appreciation Rights ("PARS") currently outstanding under LLC's Performance Unit Appreciation Rights Plan (the "PAR PLAN"), and the number of PARs held by each such holder. At the Effective Date, LLC shall terminate its PAR

                                     A-1-6

Plan, and each holder of PARs shall become entitled to receive, in substitution for the PARs previously held by each such holder and subject to the provisions of this Section 1.4, the number of shares of UbiquiTel Stock set forth opposite each holder's name on Exhibit 1.4. All of such shares shall be issued to the former PAR holders at the Closing Date, and one-half of such shares shall be distributed to each such holder on the Closing Date. The other half of such shares shall be distributed to each such holder on the date that is 180 days following the Closing Date; PROVIDED, HOWEVER, that if any such holder voluntarily terminates his employment with UbiquiTel prior to such 180th day following the Closing Date, such one-half of such holder's shares shall be forfeited and shall be cancelled unilaterally by UbiquiTel Parent (or its transfer agent) on its stock transfer records. During such 180 days, each such holder shall be entitled to vote the shares that have not been distributed to him or her, to receive dividends on such shares, and to all other beneficial rights as owner of such shares (other than the right to transfer, sell or otherwise dispose of such shares). If any shares of UbiquiTel Stock are forfeited hereunder by one or more holders because any such holder has voluntarily terminated its employment with UbiquiTel prior to the 180th day following the Closing Date, such shares, after cancellation by UbiquiTel Parent (or its transfer agent), shall be redistributed instead to the Stockholders and the Selling Member, proportionately based on the total number of shares of UbiquiTel Stock to be received by such Person in accordance with the provisions of Exhibit 1.2. Each holder listed on Exhibit 1.4 shall be a third-party beneficiary of the agreements of UbiquiTel set forth in this Section 1.4, entitled to enforce the same for his benefit.

    1.5 NO FRACTIONAL SHARES.

    No certificates representing fractional shares of UbiquiTel Stock shall be issued upon the surrender for exchange of Stock or the LLC Interests, and such fractional share interests shall not entitle the owner thereof to vote or to have any rights of a stockholder of UbiquiTel Parent. In lieu of any such fractional shares, each holder of Stock or the LLC Interests who would otherwise have been entitled to a fraction of a share of UbiquiTel Stock will receive a full share of UbiquiTel Stock, if the fraction is one-half or greater, and shall not receive such fractional share, if the fraction is less than one-half.

    1.6 ESCROW OF SHARES.

    On the Closing Date, and subject to the terms and conditions set forth in the Escrow Agreement (as defined in Section 2.4(d) (ESCROW AGREEMENT) herein), the Stockholders (except for Evans and including the Controlling Evans Stockholders, if the Evans Merger occurs) and the Selling Member shall deposit into the escrow created by the Escrow Agreement (the "ESCROW ACCOUNT") the aggregate amount of 2,000,000 shares of UbiquiTel Stock (the "ESCROW AMOUNT"); and each Stockholder (except for Evans and including the Controlling Evans Stockholders, if the Evans Merger occurs) and the Selling Member will deposit the number of shares set forth in Exhibit 1.2. The Escrow Amount shall be held and disbursed in accordance with the Escrow Agreement and Sections 3.2(a)(LLC PARTIES' REPRESENTATIONS TRUE) and 12.3 (LIMITATIONS ON INDEMNITIES) of this Agreement.

                                   ARTICLE 2
                      TRANSACTION PRE-CLOSING AND CLOSING

    2.1 PRE-CLOSING.

        (a) PRE-CLOSING DATE.

    Unless this Agreement has been terminated pursuant to the provisions of
Article 5 (TERMINATION), the Pre-Closing of the Mergers (the "PRE-CLOSING") shall take place on the third business day after the satisfaction or written waiver of the conditions (other than the execution or delivery of agreements, certificates, legal opinions or other instruments to be delivered at the Pre-Closing) contained herein; PROVIDED, HOWEVER, that if on such date Evans still owns the Evans Telco Businesses, then, at Evans' discretion, it can extend the Pre-Closing to a date which is three (3) days after the sale of the Evans

                                     A-1-7

Telco Businesses, but in no event shall Evans be permitted to extend the Pre-Closing (for this reason) after June 30, 2001. The date of the Pre-Closing shall be the Pre-Closing Date. UbiquiTel Parent and LLC shall exercise commercially reasonable efforts to give advance notice of the proposed Pre-Closing Date as soon as such date is ascertainable. The Pre-Closing shall take place at the offices of Greenberg Traurig, LLP, counsel to UbiquiTel Parent, located at 1750 Tysons Boulevard, McLean, Virginia, at 10:00 a.m., local time, or at such other place or by such other means as the Parties hereto may agree.

        (b) INTENTIONALLY OMITTED.

        (c) DELIVERY OF CLOSING DOCUMENTS INTO ESCROW.

    At the Pre-Closing, (i) the LLC Parties shall deliver to Greenberg Traurig, to hold as escrow agent for UbiquiTel until the Closing, all of the documents specified in Section 2.2 and those specified in Section 2.4 to be delivered by any of the LLC Parties, and (ii) UbiquiTel Parent shall deliver to Morris, Manning & Martin, L.L.P., to hold as escrow agent for the LLC Parties until the Closing, (A) all of the documents specified in Section 2.3 and those specified in Section 2.4 to be delivered by UbiquiTel, and (B) fully executed counterparts of the Agreements of Mergers for the Mergers to be filed with the California Secretary of State. With respect to the documents described in the foregoing clauses (i) and (ii)(A), all of such documents so delivered shall be dated as of the Pre-Closing Date and shall be delivered on the Closing Date without redating or modification.

        (d) SPECTRUM TRANSITION.

    Immediately following the Pre-Closing Date, UbiquiTel shall take such steps, all at its sole cost and expense, as may be necessary promptly to implement and complete the Spectrum Transition (as defined in Addendum VI to the UbiquiTel Sprint Management Agreement). LLC shall take all necessary actions and provide access to its properties for the purpose of enabling UbiquiTel to complete the Spectrum Transition.

        (e) PROXY OF THE MEMBERS OF LLC.

    On the Pre-Closing Date, each Member of LLC shall, and the Stockholders controlling such Member shall cause such Member to, execute an irrevocable proxy in the form attached as Exhibit 2.1(e) giving UbiquiTel the right to vote all Members' Interests then owned by such Member during the Pre-Closing Period. The Parties acknowledge, and agree not to contest, that such irrevocable proxy is intended to be an irrevocable appointment of a proxy for all purposes pursuant to Section 705(e)(2) of the CCC.

        (f) PRE-CLOSING COVENANTS.

    In addition to the covenants and warranties of the Parties set forth elsewhere in this Agreement, and as a special covenant related solely to the period between the Pre-Closing Date and the Closing Date (the "PRE-CLOSING PERIOD"), each Party covenants, warrants, and agrees that he, she, or it will take no action or forego to take any actions during the Pre-closing Period that would cause any representation or warranty set forth in this Agreement on behalf of such Party or any Affiliate of such Party to become untrue or inaccurate, or that would be inconsistent with any such representation or warranty, or that would cause any document delivered pursuant to Section 2.1(c) on behalf of such Party or an Affiliate of such Party to become untrue or inaccurate or that would be inconsistent with any such document.

        (g) PAYMENT OF EVANS' NET ASSETS CONSIDERATION.

    At the Pre-Closing, UbiquiTel or UbiquiTel Parent, as appropriate, shall
(a) irrevocably instruct the depositary selected by Evans for deposit of the cash that is included in the Net Assets Statement under the caption "Cash and cash equivalents" (the "EVANS DEPOSITARY") to transfer an amount equal to (x) the Net Assets Consideration less (y) the amount of the cash and cash equivalents then in the RTFC

                                     A-1-8
escrow (the "NET ASSETS CONSIDERATION LESS RTFC ESCROW") to an account with a bank designated by UbiquiTel (the "BANK"), which may be an existing UbiquiTel account or a newly-formed account, upon notice from the Evans Representative that the Agreement of Merger with respect to the Evans Merger has been filed with the California Secretary of State, and (b) irrevocably instruct the Bank to disburse the Net Assets Consideration Less RTFC Escrow to the Evans Stockholders at the Closing in the amounts set forth on a schedule to be provided by the Evans Representative at the Pre-Closing. The Evans Depositary shall also be irrevocably instructed to transfer the amount of the cash and cash equivalents then in the RTFC escrow to the Bank as soon as it is received by the Evans Depositary, and the Bank shall be irrevocably instructed to disburse such amount to the Evans Stockholders in the amounts set forth on a schedule to be provided by the Evans Representative at the Pre-Closing.

    2.2 DELIVERIES TO UBIQUITEL.

    At the Pre-Closing, the LLC Parties shall deliver, or cause to be delivered, to UbiquiTel Parent the following items:

        (a) PRE-CLOSING CERTIFICATE.

    The LLC Parties shall jointly deliver a Pre-Closing certificate executed by each of the LLC Parties in a form reasonably satisfactory to UbiquiTel Parent (the "LLC PARTIES PRE-CLOSING CERTIFICATE").

        (b) AUTHORIZING DOCUMENTS.

    LLC and the Members (and Evans, if the Evans Merger occurs) shall deliver copies, certified or otherwise identified to UbiquiTel Parent's reasonable satisfaction, of company documents that UbiquiTel Parent shall reasonably request, including resolutions of LLC and resolutions of the Members (and Evans, if the Evans Merger occurs) authorizing this Agreement, the Related Agreements (as defined in Section 2.4 (RELATED AGREEMENTS) hereof) and the transactions and other acts contemplated herein and therein.

        (c) CONSENTS AND APPROVALS.

    The LLC Parties shall jointly deliver copies of all LLC Parties Consents (as defined in Section 3.2(c) (LLC PARTIES CONSENTS) that have been obtained by the LLC Parties.

        (d) GOOD STANDING CERTIFICATES.

    LLC, LLC Subsidiary and the Members (and Evans, if the Evans Merger occurs) shall deliver certificates, issued within 10 days before the date of the Pre-Closing, (i) from the respective Secretaries of State of the states of incorporation or organization of such entities, evidencing that each is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and (ii) from each state in which such entity is qualified to do business as a foreign entity, evidencing that such entity is so qualified and in good standing (each, a "GOOD STANDING CERTIFICATE") in each such state.

        (e) OPINIONS OF LLC PARTIES' COUNSELS.

    The LLC Parties shall deliver legal opinions of (i) Morris, Manning & Martin, L.L.P., counsel to LLC, (ii) Orrick, Herrington & Sutcliffe LLP, counsel to Evans, (iii) counsels to each of the Members and Stockholders, and (iv) FCC counsel to LLC, dated as of the Pre-Closing Date, in form and substance reasonably satisfactory to UbiquiTel Parent. In rendering their opinions, such counsel may rely on the opinions of other counsel to LLC and/or the Members with respect to certain matters included in such opinions.

        (f) RESIGNATIONS AND RELEASES.

    The LLC Parties shall deliver resignations and releases executed by each officer of LLC, and each officer and director of each Member (and, if the Evans Merger occurs, of Evans) in the form attached as Exhibit 2.2(f).

                                     A-1-9

        (g) STOCKHOLDER'S RELEASES.

    The Stockholders shall deliver releases executed by each such Stockholder in the form attached as Exhibit 2.2(g).

        (h) OTHER INSTRUMENTS.

    Such other instruments, documents or information that UbiquiTel Parent reasonably requests in order to more effectively consummate the transactions contemplated hereby or by the Related Agreements.

    2.3 UBIQUITEL PARENT'S DELIVERIES.

    At the Pre-Closing, UbiquiTel Parent shall deliver the following items to the Selling Member and the Stockholders (and, if the Evans Merger occurs, to the Evans Stockholders in lieu of CVC):

        (a) PRE-CLOSING CERTIFICATE.

    A Pre-Closing certificate executed by UbiquiTel Parent (the "UBIQUITEL PRE-CLOSING CERTIFICATE"), in a form reasonably acceptable to the recipients thereof.

        (b) RESOLUTIONS.

    Copies, certified or otherwise, identified to LLC's reasonable satisfaction, of all company documents that LLC shall reasonably request, including resolutions of the respective boards of directors of UbiquiTel Parent, UbiquiTel and the Merger Subs, authorizing this Agreement, the Related Agreements and the transactions and other acts contemplated either herein or therein.

        (c) CONSENTS AND APPROVALS.

    Copies of all of the UbiquiTel Consents (as defined in Section 8.2(b) (CONSENTS OBTAINED) herein) that have been obtained, and all Approvals obtained by UbiquiTel Parent.

        (d) OPINION OF UBIQUITEL PARENT AND UBIQUITEL'S COUNSEL.

    An opinion of Greenberg Traurig, LLP, dated as of the Pre-Closing Date, in form and substance reasonably satisfactory to LLC.

        (e) UBIQUITEL STOCK.

    The UbiquiTel Stock to be delivered pursuant to Sections 1.2(a), 1.2(b)(ii)(A), and 1.4.

        (f) OTHER INSTRUMENTS.

    Such other instruments, documents or information that LLC reasonably requests in order to more effectively consummate the transactions contemplated hereby or by the Related Agreements.

    2.4 RELATED AGREEMENTS.

    The Parties, as appropriate, shall execute and deliver the following documents, such agreements, documents or instruments executed by and among UbiquiTel Parent, UbiquiTel and the Merger Subs, on the one hand, and the LLC Parties, on the other hand, pursuant to this Agreement being referred to herein as the "RELATED AGREEMENTS:"

        (a) LOAN AGREEMENT AND SUBORDINATION AGREEMENT.

    Concurrently with the execution of this Agreement, UbiquiTel and LLC have entered into a loan agreement for a $25 million credit facility provided by UbiquiTel to LLC (the "LOAN AGREEMENT") and the Members have entered into a subordination agreement (the "SUBORDINATION AGREEMENT").

                                     A-1-10

        (b) MANAGEMENT AGREEMENT.

    Concurrently with the execution of this Agreement, UbiquiTel and LLC have entered into a management agreement (the "MANAGEMENT AGREEMENT").

        (c) LOCK-UP AGREEMENT.

    At the Pre-Closing, each Stockholder (and, if the Evans Merger occurs, and the Evans Stockholders in lieu of Evans) will enter into a lock-up agreement with UbiquiTel Parent substantially in the form attached as Exhibit 2.4(c) (each, a "LOCK-UP AGREEMENT"), which agreement shall restrict the sale or other disposition of his, her or its holdings of UbiquiTel Stock without the prior written consent of UbiquiTel Parent, as follows: 50% of the shares of UbiquiTel Stock held by each Stockholder or the Evans Stockholders after the Pre-Closing shall be released from the restrictions on resale 90 days after the Closing Date; and 50% of the shares of UbiquiTel Stock held by each Stockholder or the Evans Stockholders after the Pre-Closing shall be released from the restrictions on resale 180 days after the Closing Date. Notwithstanding the foregoing, each Stockholder or Evans Stockholder that is required to enter into a Lock-Up Agreement shall have the right to pledge his, her or its UbiquiTel Stock subject to the Lock-Up Agreement as collateral for margin loans before the restrictions on resale imposed by the Lock-Up Agreement terminate.

        (d) ESCROW AGREEMENT.

    At the Pre-Closing, UbiquiTel Parent, UbiquiTel and the Stockholders (and, if the Evans Merger occurs, the Controlling Evans Stockholders) shall enter into an escrow agreement in the form attached as Exhibit 2.4(d) (the "ESCROW AGREEMENT") with such changes as the escrow agent named therein may reasonably request, such Agreement to become effective at the Closing.

        (e) INDEMNIFICATION AGREEMENT WITH CONTROLLING EVANS STOCKHOLDERS.

    Concurrently with the execution of this Agreement, the Controlling Evans Stockholders have entered into an indemnification agreement with UbiquiTel Parent, UbiquiTel and the Merger Subs indemnifying them against any liabilities arising out of or relating to Evans or the operation of the business and properties of Evans prior to the Evans Merger (the "CONTROLLING EVANS STOCKHOLDERS INDEMNIFICATION AGREEMENT").

    2.5 CLOSING.

    The closing of the Mergers (the "CLOSING") shall take place after the Pre-Closing Date, on a date (the "CLOSING DATE") which shall be the third day after UbiquiTel notifies the Members in writing that it has completed the Spectrum Transition; PROVIDED, HOWEVER, that if the Members have not received such notice by the 27th day following the Pre-Closing Date, then the Closing Date shall be on the 30th day after the Pre-Closing Date. On the Closing Date, the Members shall instruct and cause Morris, Manning & Martin to file with the Secretary of State of the State of California the Agreements of Mergers for the Mergers. Upon the acceptance for filing by the Secretary of State of the State of California of such Agreements of Mergers, (a) Morris, Manning & Martin shall notify UbiquiTel and Greenberg Traurig that the Agreements of Mergers were so accepted, and (b) promptly shall disburse to the LLC Parties those documents and items it holds in escrow pursuant to Section 2.1(c) of this Agreement. Upon receipt of notice by Morris, Manning & Martin that the Agreements of Mergers were accepted for filing by the Secretary of State of the State of California,
(x) Greenberg Traurig promptly shall disburse to UbiquiTel those documents and items it holds in escrow pursuant to Section 2.1(c) of this Agreement, (y) UbiquiTel shall cause all of the principal and accrued and unpaid interest on the RTFC Loan to be paid off and discharged, in accordance with Section 11.5 of this Agreement, and (z) UbiquiTel shall pay the Net Assets Consideration.

                                     A-1-11

                                   ARTICLE 3
               PRE-CLOSING CONDITIONS TO CONSUMMATING THE MERGERS

    3.1 JOINT CONDITIONS.

    The obligations of UbiquiTel Parent, UbiquiTel, the Merger Subs and the LLC Parties to consummate the transactions provided for in this Agreement and the Related Agreements are subject to the satisfaction, at or prior to the Pre-Closing Date, of the following conditions:

        (a) HSR ACT.

    The waiting periods with respect to each of the Mergers and the Interest Sale prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (collectively, the "HSR ACT") shall have expired or early termination of such waiting periods under the HSR Act shall have been granted.

        (b) NASDAQ LISTING.

    The UbiquiTel Stock shall have been approved for listing on The NASDAQ Stock Market, subject to official notice of issuance.

        (c) UBIQUITEL PARENT STOCKHOLDERS' MEETING.

    UbiquiTel Parent shall have held the UbiquiTel Stockholders' Meeting (as defined in Section 11.3 (UBIQUITEL STOCKHOLDERS' MEETING) herein) and its stockholders shall have approved the consummation of the transactions provided for in this Agreement and the Related Agreements.

        (d) [INTENTIONALLY OMITTED].

        (e) NO LITIGATION.

    No preliminary injunction, order, decree or ruling shall be in effect which restrains or prohibits the execution and delivery of this Agreement, any Related Agreement or the consummation of the transactions contemplated by any of the foregoing.

        (f) FCC APPROVAL.

    The Federal Communications Commission ("FCC") shall have issued one or more public notices approving the assignment of LLC's PCS Licenses in accordance with the terms of this Agreement.

    3.2 UBIQUITEL PARENT, UBIQUITEL AND MERGER SUBS' CONDITIONS.

    The obligations of UbiquiTel Parent, UbiquiTel and the Merger Subs to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction, or waiver by UbiquiTel Parent, at or prior to the Pre-Closing Date, of the following conditions:

        (a) LLC PARTIES' REPRESENTATIONS TRUE.

    The LLC Parties' representations and warranties made in this Agreement or any Related Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Pre-Closing Date, except as affected by the transactions contemplated hereby and except as has not resulted in and will not constitute an LLC Material Adverse Change, and the LLC Parties shall have delivered the LLC Parties Pre-Closing Certificate, which shall state the foregoing; PROVIDED, HOWEVER, that if and to the extent that the failure to fulfill or otherwise comply with the LLC Parties' representations, warranties, covenants and agreements set forth in this Agreement is the sole result of the actions or inactions of UbiquiTel in its capacity as Operating Manager pursuant to the Management Agreement (and not the result of any actions or inactions of the Principal LLC Officer under such Agreement, as defined therein), such failure or non-compliance shall not be deemed a breach by the

                                     A-1-12

LLC Parties hereunder. For purposes of this Agreement, "LLC MATERIAL ADVERSE CHANGE" means (i) any termination of the Sprint Affiliation Agreement, or
(ii) any change, effect, event or occurrence that would reasonably be expected to result in (A) a decrease in the balance sheet net worth of LLC, measured immediately prior to the Pre-Closing, of at least $10.0 million, or (B) a reduction of anticipated cash flow, or increased losses, of UbiquiTel Parent (on a consolidated basis) attributable to LLC's operations, at or after the Pre-Closing, discounted at 10% per annum, having a net present value of at least $10.0 million. If the LLC Parties' representations and warranties made in this Agreement or any Related Agreement are not true and correct in all respects as of the Pre-Closing Date and such failure to be true and correct in all respects
(i) does not result in or constitute an LLC Material Adverse Change, and
(ii) would give rise to a Loss (as defined in Section 12.2(a)(i) (LLC PARTIES INDEMNIFICATION)) that would be required to be indemnified pursuant to Section
12.2 (INDEMNITIES) hereof, then (after application of all of the terms, deductibles and limitations set forth in Section 12.3 (LIMITATIONS ON INDEMNITIES) the LLC Parties shall indemnify UbiquiTel against such Loss pursuant to Section 12.2, provided that, (A) to the extent such Loss can be quantified and agreed upon at the Pre-Closing by all Parties acting in good faith, in whole or in part, the LLC Parties shall pay UbiquiTel the amount of such Loss required to be indemnified, or part thereof, in cash or in UbiquiTel Stock (at the LLC Parties' discretion) at the Closing, and (B) to the extent such Loss or part thereof becomes quantified after the Pre-Closing, the LLC Parties shall pay the amount of such Loss as and when it becomes quantified.

        (b) LLC PARTIES' COMPLIANCE WITH AGREEMENT.

    The LLC Parties, in all respects, shall have performed each agreement, and shall have complied with each covenant to be performed or complied with by them, or any of them, on or prior to the Pre-Closing Date under this Agreement or any Related Agreement, except where the failure to so perform or comply (i) would not constitute an LLC Material Adverse Change, or (ii) is not in bad faith, and the LLC Parties shall have delivered the LLC Parties Pre-Closing Certificate, which shall state the foregoing.

        (c) LLC PARTIES CONSENTS.

    The LLC Parties shall have exercised commercially reasonable efforts to obtain the LLC Parties Consents and shall have obtained the LLC Mandatory Consents. The term "LLC PARTIES CONSENTS" shall mean:

           (i) All required governmental licenses and permits, if any, necessary to enable UbiquiTel to conduct the business of LLC after the Pre-Closing in substantially the same manner as such business was conducted before the Pre-Closing (the "PERMITS");

           (ii) All authorizations, consents and approvals (if any) of any filings (if any) with any governmental authority that are required to
       (A) validly execute, deliver and perform this Agreement or the Related Agreements or (B) consummate the transactions provided for in this Agreement and the Related Agreements (collectively, the "APPROVALS"); and

           (iii) All other material consents, approvals or authorizations of third parties required in connection with LLC or the Members' valid execution, delivery or performance of this Agreement and the Related Agreements or the consummation of the Mergers or Interest Sale or any of the transactions contemplated hereby or thereby on the part of any of them including, but not limited to, the consents required under the Contracts and Licenses (as defined in Section 6.9 (LICENSES) herein) (collectively, "CONSENTS"); PROVIDED, HOWEVER, that the Parties hereto acknowledge that at the request of UbiquiTel, the LLC Parties shall not seek to obtain the consent of Aegon (as set forth in the LLC Disclosure Schedule Section 6.1(e)).

    The following LLC Parties Consents shall be deemed to be the "LLC MANDATORY CONSENTS": the consent of Sprint, pursuant to the Sprint Affiliation Agreement (as defined in Section 6.2(b) hereof);

                                     A-1-13
the Rural Telephone Finance Cooperative, pursuant to the RTFC Loan Agreement (as defined in Section 6.4(d)(iii) hereof); and the Federal Communications Commission, pursuant to the PCS Licenses.

    (d) NO LITIGATION.

    No action, suit or proceeding shall be pending or, to the knowledge of the LLC Parties, threatened, which seeks to restrain or prohibit, or to obtain damages or other relief in connection with the execution and delivery of this Agreement, any Related Agreement or the consummation of the transactions contemplated by any of the foregoing, except as would not constitute an LLC Material Adverse Change. The LLC Parties shall have delivered the LLC Parties Pre-Closing Certificate, which shall state the foregoing with respect to the LLC Parties.

        (e) RELATED AGREEMENTS.

    The LLC Parties shall have entered into the Related Agreements to which they are to be parties.

        (f) FINANCING.

    The Second Amendment and Consent to Credit Agreement executed by and among, INTER ALIA, UbiquiTel Parent, UbiquiTel, BNP Paribas ("PARIBAS") and various banks, and shall be in full force and effect and the conditions set forth in
Section 9.02 (viii) thereof shall be satisfied, provided that if such conditions shall not have been satisfied, (i) UbiquiTel shall not exercise its right to terminate this Agreement for a period of 90 days from the date on which
(i) Paribas notifies UbiquiTel that one of the conditions set forth in Section 9.02(viii) has not and can not be satisfied, or (ii) the parties agree that one of such conditions has not and can not be satisfied, during which period the Parties shall in good faith cooperate to explore alternative means for completing the transaction, and (ii) if UbiquiTel exercises its right to terminate under this Section 3.2(f), it shall pay immediately to LLC, in cash or by wire transfer, the amount of $4,900,000.

        (g) PRE-CLOSING DELIVERIES.

    The deliveries pursuant to Section 2.2 shall have been made.

        (h) THE SPRINT AGREEMENTS.

    The Sprint Affiliation Agreement and any agreements to which LLC is a party regarding the use of Sprint's name and/or logo or other intellectual property shall be in full force and effect on the Pre-Closing Date.

        (i) CONVERSION CONDITION.

    The Type II Conversion (as defined in Addendum VI to the UbiquiTel Sprint Management Agreement) shall have occurred; provided that if such condition shall not have been met by July 30, 2001, UbiquiTel Parent shall be deemed to have waived such condition.

    3.3 LLC PARTIES' CONDITIONS TO CLOSING.

    The obligations of the LLC Parties to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction, or waiver in writing by the Evans Representative (as defined herein) (on behalf of Evans and CVC) and the Members Representative (as defined herein) (on behalf of the Members other than CVC) at or prior to the Pre-Closing Date, of the conditions set forth below. For purposes of this Agreement, the "EVANS REPRESENTATIVE" shall be one individual agent appointed by Evans to act on behalf of Evans or the Evans Stockholders, as the case may be, in any matter that this Agreement designates may be taken by the Evans Representative. For purposes of this Agreement, the "MEMBERS REPRESENTATIVE" shall be one individual agent appointed by the Members to act on behalf of the Members in any matter that this Agreement designates may be taken by the Members Representative.

                                     A-1-14

        (a) UBIQUITEL PARENT, UBIQUITEL AND MERGER SUBS' REPRESENTATIONS TRUE.

    The representations and warranties made by UbiquiTel Parent, UbiquiTel and the Merger Subs herein shall be true and correct in all respects as of the date of this Agreement and as of the Pre-Closing Date, except as affected by the transactions contemplated hereby and except as has not resulted in and will not constitute a UbiquiTel Material Adverse Change, and UbiquiTel Parent shall have delivered the UbiquiTel Pre-Closing Certificate, which shall state the foregoing. For purposes of this Agreement, "UBIQUITEL MATERIAL ADVERSE CHANGE" means any termination of the UbiquiTel Sprint Management Agreement and any change, effect, event or occurrence which would reasonably be expected to (i) result in liabilities to UbiquiTel Parent (on a consolidated basis) at or after the Pre-Closing of at least $20.0 million, or (ii) result in a reduction of cash flow, or increased losses, of UbiquiTel Parent (on a consolidated basis) at or after the Pre-Closing, discounted at 10%, having a net present value of at least $20.0 million.

        (b) UBIQUITEL, UBIQUITEL PARENT AND MERGER SUBS' COMPLIANCE WITH AGREEMENT.

    Each of UbiquiTel Parent, UbiquiTel and the Merger Subs, in all respects, shall have complied with each covenant to be performed or complied with by it on or prior to the Pre-Closing Date under this Agreement or any Related Agreement, except where the failure to so perform or comply (i) would not constitute a UbiquiTel Material Adverse Change, or (ii) is not in bad faith, and UbiquiTel Parent shall have delivered the UbiquiTel Pre-Closing Certificate, which shall state the foregoing.

        (c) UBIQUITEL CONSENTS.

    UbiquiTel shall have used commercially reasonable efforts to obtain the UbiquiTel Consents (as defined in Section 8.2(b) (CONSENTS OBTAINED) herein), and shall have obtained the UbiquiTel Mandatory Consents. The following UbiquiTel Consents shall constitute UbiquiTel Consents that, if not obtained, will result in a UbiquiTel Material Adverse Change: (i) the consent of Paribas and other banks pursuant to that certain Credit Agreement dated as of March 31, 2000 (the "PARIBAS CONSENT"); (ii) UbiquiTel Parent's stockholders' approval of the transactions contemplated hereby, (iii) the consent of Sprint Spectrum L.P. pursuant to the UbiquiTel Sprint Management Agreement; and (iv) approval by the FCC (collectively, the "UBIQUITEL MANDATORY CONSENTS") (the LLC Mandatory Consents and UbiquiTel Mandatory Consents hereinafter are referred to collectively as the "MANDATORY CONSENTS").

        (d) NO LITIGATION.

    No action, suit or proceeding shall be threatened or pending, which seeks to restrain or prohibit, or to obtain other relief in connection with, the execution and delivery of this Agreement, any Related Agreement or the consummation of the transactions contemplated by any of the foregoing, except as would not constitute a UbiquiTel Material Adverse Change. UbiquiTel Parent shall have delivered the UbiquiTel Pre-Closing Certificate, which shall state the foregoing with respect to UbiquiTel Parent, UbiquiTel and the Merger Subs.

        (e) RELATED AGREEMENTS.

    UbiquiTel Parent, UbiquiTel and the Merger Subs shall have entered into the Related Agreements to which each is a party.

        (f) CLOSING DELIVERIES.

    The deliveries pursuant to Section 2.3 shall have been made.

        (g) RTFC LOAN PAYOFF.

    All amounts of principal and accrued and unpaid interest owing by LLC under the RTFC Loan Agreement shall have been set aside by UbiquiTel, to the reasonable sastisfaction of LLC, to provide

                                     A-1-15
for repayment of such principal and accrued and unpaid interest pursuant to
Section 2.5 and 11.5 hereof.

                                   ARTICLE 4
              COVENANTS REGARDING CONSUMMATION OF THE TRANSACTION

    4.1 SATISFACTION OF CONDITIONS TO CLOSING.

        (a) JOINT RESPONSIBILITIES.

    Each Party shall use his, her or its reasonable best efforts to satisfy the conditions to the obligations of the Parties hereunder, and to consummate and make effective as promptly as practicable the transactions provided for herein, including:

           (i) DEFENDING THE AGREEMENT.

    Defending lawsuits or other legal proceedings challenging this Agreement or any Related Agreement or the consummation of the transactions provided for in this Agreement or any Related Agreement;

           (ii) LIFTING INJUNCTIONS.

    Using reasonable best efforts to lift or rescind any injunction, restraining order or other order adversely affecting the ability of the Parties to consummate the transactions provided for in this Agreement or any Related Agreement; and

           (iii) OTHER ACTIONS.

    Taking such other reasonable actions that are necessary, appropriate or advisable, unless responsibility for taking such actions has been delegated to certain Parties pursuant to Section 4.1(b) (LLC PARTIES' RESPONSIBILITIES) or 4.1(c) (UBIQUITEL'S AND MERGER SUBS' RESPONSIBILITIES) including, without limitation, using reasonable best efforts to obtain all Approvals and Permits, and all consents of third parties. In case, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement, each Party and its officers and directors shall use their reasonable best efforts to take all such action.

           (iv) FCC CONSENT.

    Within ten (10) business days after the execution of this Agreement, LLC will file one or more applications with the FCC requesting the FCC's consent to the assignment of the PCS Licenses (as defined in Section 6.9 (LICENSES) herein). The other Parties to this Agreement shall complete and execute whatever other documents are required to be filed in conjunction with the filing of the aforementioned application(s) by LLC and shall otherwise cooperate with LLC in the preparation, filing and prosecution of the application(s) in an effort to have such application(s) granted by the FCC at the earliest practical date. Each Party shall promptly and timely provide to the FCC whatever additional information the FCC may request and make whatever additional changes in the application(s) and this Agreement the FCC may require, unless the disclosure of such information or such action would have a material adverse effect upon such Party. Each Party shall promptly provide the other Parties with copies of any and all communications to or from the FCC concerning the application(s) and shall cooperate in defending against any petition, complaint or other objection that any third party may file to such application(s).

        (b) LLC PARTIES' RESPONSIBILITIES.

           (i) HSR ACT FILINGS.

    The LLC Parties shall make their HSR Act filings in compliance with such act as soon as practicable after the execution of this Agreement, provide any additional information that the Federal

                                     A-1-16

Trade Commission or the Justice Department requests as promptly as practicable, and perform all other acts required of them under the HSR Act in order to satisfy the condition contained in Section 3.1(a) (HSR ACT). Time is of the essence with respect to the HSR Act filings. The LLC Parties shall pay one-half of the total HSR Act filing fees required in connection with the HSR Act filings, which shall be credited against the expenses permitted to be paid by LLC pursuant to Section 13.10 (EXPENSES).

           (ii) CONSENTS.

    The LLC Parties shall use commercially reasonable efforts to obtain the LLC Parties Consents and the Permits, and shall keep UbiquiTel Parent informed of their efforts (including the nature thereof) and any difficulties they are encountering with respect to obtaining such Consents after the execution of this Agreement; the LLC Parties shall also provide copies of all filings, letters, and written requests related to such efforts.

           (iii) UBIQUITEL STOCKHOLDERS' MEETING.

    The LLC Parties shall promptly provide to UbiquiTel Parent, upon request, such information as UbiquiTel Parent may require to prepare the Proxy Statement (as defined in Section 11.2(b) (PROXY STATEMENT AND FORM S-4) hereof) to be distributed to its stockholders for the UbiquiTel Stockholders' Meeting.

        (c) UBIQUITEL PARENT, UBIQUITEL AND MERGER SUBS' RESPONSIBILITIES.

           (i) HSR ACT FILINGS.

    UbiquiTel Parent, UbiquiTel and the Merger Subs shall make their HSR Act filings in compliance with such act as soon as practicable after the execution of this Agreement, provide any additional information that the Federal Trade Commission or the Justice Department requests as promptly as practicable, and perform all other acts required of them under the HSR Act in order to satisfy the condition contained in Section 3.1(a) (HSR ACT); PROVIDED, HOWEVER, that in no event shall UbiquiTel Parent, UbiquiTel, the Merger Subs or any of their subsidiaries be required to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets or any business interest in connection with any Approval (including, without limitation under the HSR Act). Time is of the essence with respect to the HSR Act filings. UbiquiTel shall pay one-half of the total HSR Act filing fees required in connection with the HSR Act filings.

           (ii) UBIQUITEL'S CONSENTS AND PERMITS.

    UbiquiTel Parent shall use commercially reasonable efforts to obtain the UbiquiTel Parties Consents and the Permits and shall keep the LLC Parties informed of their efforts (including the nature thereof) and any difficulties it is encountering with respect to obtaining such Consents after the execution of this Agreement; and UbiquiTel Parent shall also provide copies of all filings, letters and written requests related to such efforts other than with respect to the Paribas financing described in Section 3.2(f); provided that UbiquiTel Parent shall provide notice within 2 business days to the LLC Parties if Paribas provides notice to UbiquiTel that one of the conditions set forth in Section 9.02(viii) of the Credit Agreement among Paribas, as an administrative agent, other Banks, UbiquiTel, and UbiquiTel Parent, dated as of March 31, 2000 has not been met.

           (iii) UBIQUITEL PARENT'S STOCKHOLDERS' MEETING.

    UbiquiTel Parent shall take all steps required to hold the UbiquiTel Stockholders' Meeting, including preparing and circulating to its stockholders the Proxy Statement, as soon as practicable after the execution of this Agreement.

           (iv) VOTING AGREEMENT.

                                     A-1-17

    The UbiquiTel Parent's stockholders named therein shall have executed and delivered to LLC a voting agreement in a form reasonably satisfactory to LLC (the "VOTING AGREEMENT"). UbiquiTel Parent shall exercise its reasonable best efforts to defend and keep the Voting Agreement in full force and effect, and to enforce the terms of such agreement.

           (v) NASDAQ LISTING.

    UbiquiTel Parent shall use reasonable best efforts and pay all costs and expenses to timely apply for and to cause to be listed on The NASDAQ Stock Market the UbiquiTel Stock to be issued in connection with the Mergers, upon official notice of issuance.

    4.2 UBIQUITEL ANNOUNCEMENTS.

    The LLC Parties, UbiquiTel Parent, UbiquiTel and the Merger Subs shall not issue any press release with respect to the transactions contemplated hereby; PROVIDED, that UbiquiTel Parent may issue press releases with respect to the transactions contemplated hereby, but shall allow LLC and its counsel adequate advance notice and opportunity to review and comment upon, and shall consult with, LLC before issuing any press release. To the extent that UbiquiTel Parent, acting on the advice of counsel, is required as a public company to issue any press releases promptly, it shall provide such notice and opportunity to review as is consistent with its legal obligations as determined by its counsel.

                                   ARTICLE 5
                                  TERMINATION

    5.1  REASONS FOR TERMINATION.

    This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Pre-Closing Date, notwithstanding adoption thereof by the stockholders of UbiquiTel Parent, UbiquiTel, the Merger Subs, the Members or the Stockholders, only by following the termination procedures set forth in this Article 5, for the following reasons:

        (a) BY MUTUAL CONSENT.

    By the mutual written consent of UbiquiTel Parent and LLC, duly authorized by the Board of Directors of UbiquiTel Parent and the Members Committee of LLC. For purposes of this Agreement, "MEMBERS COMMITTEE" shall mean the members committee of LLC comprised of Matthew Boos, David Nelson and Delwyn Williams.

        (b) BY UBIQUITEL PARENT.

           (i) By UbiquiTel Parent, after compliance with the procedures set forth in this Article 5, if any of the conditions set forth in Section
       3.2 (UBIQUITEL PARENT, UBIQUITEL AND MERGER SUBS' CONDITIONS) have not been met or shall become impossible to satisfy.

           (ii) By UbiquiTel Parent, if UbiquiTel shall have exercised its right to terminate the Management Agreement pursuant to Section 6.2 thereof.

        (c) BY LLC.

    By LLC, after compliance with the procedures set forth in this Article 5, if any of the conditions set forth in Section 3.3 (LLC PARTIES' CONDITIONS TO CLOSING) have not been met or shall become impossible to satisfy.

        (d) DROP DEAD DATE.

    By either of UbiquiTel Parent or LLC (acting through the Members Committee), if the Effective Date shall not have occurred on or before September 30, 2001 (the "TERMINATION DATE"), otherwise than as a result of any material breach of any provision of this Agreement by the Party seeking to

                                     A-1-18
effect such termination; PROVIDED, HOWEVER, that the Termination Date shall be extended (i) by the number of days, if any, to cure any curable matter that is the subject of a notice under Section 5.3 (UBIQUITEL PARENT'S TERMINATION PROCEDURE) or Section 5.4 (LLC'S TERMINATION PROCEDURE), and (ii) by the number of days, if any, required to comply with Section 3.2(f) hereof.

    5.2  NOTICE OF PROBLEMS.

    Each Party will promptly give written notice to the other Parties when it becomes aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any fact or event that would cause or constitute, or would be likely to cause or constitute (i) any of its representations or warranties contained herein being or becoming untrue or incorrect, (ii) its failure to perform any of its covenants or agreements contained herein, or (iii) any Mandatory Consent to be obtained by such Party being unlikely to be obtained, or (iv) any of the conditions delegated to it, or any condition to the obligation of the Parties contained in Section 3.1 (JOINT CONDITIONS), being or becoming impossible to satisfy. No such notice shall affect the representations, warranties, covenants, agreements or conditions of the Parties hereunder, or prevent any Party from relying on the representations and warranties contained herein.

    5.3  UBIQUITEL PARENT'S TERMINATION PROCEDURE.

    If UbiquiTel Parent discovers, by reason of a written notice given pursuant hereto or otherwise, circumstances that would give it the right to terminate this Agreement pursuant to Section 5.1(b) (BY UBIQUITEL PARENT), then UbiquiTel Parent shall deliver a written notice to the LLC Parties of such circumstances, specifying the factual basis therefor in reasonable detail. The LLC Parties shall have the right to cure any such matter within 20 business days following the date of delivery of such notice, unless it is manifest that such matter is not curable. If such circumstances create a termination right pursuant to
Section 5.1(b) (BY UBIQUITEL PARENT), then after such written notice and the LLC Parties' failure to cure, or immediately following such written notice if it is manifest that such matter is not curable, UbiquiTel Parent may terminate this Agreement by giving a written notice of termination to the LLC Parties.

    5.4  LLC'S TERMINATION PROCEDURE.

    If LLC discovers, by reason of a notice given pursuant hereto or otherwise, circumstances that would give it the right to terminate this Agreement pursuant to Section 5.1(c) (BY LLC), then LLC, acting through the Members Committee, shall deliver a notice to UbiquiTel Parent of such circumstances, specifying the factual basis therefor in reasonable detail. UbiquiTel Parent shall have the right to cure any such matter within 20 business days following the date of delivery of such notice, unless it is manifest that such matter is not curable. If such circumstances create a termination right pursuant to Section 5.1(c) (BY
LLC), then after such written notice and UbiquiTel Parent's failure to cure, or immediately following such written notice if it is manifest that such matter is not curable, LLC may terminate this Agreement by giving a written notice of termination to UbiquiTel.

    5.5  EFFECT OF TERMINATION.

    Upon termination hereof pursuant to this Article 5, no Party shall have any liability or continuing obligation to another Party arising out of this Agreement, or out of actions taken in connection herewith, except that this
Section 5.5 and Section 13.12 (CONFIDENTIALITY) shall survive termination hereof; PROVIDED, HOWEVER, that nothing herein shall limit or eliminate any liability that any Party may have to another in law or in equity for any breach of this Agreement; and PROVIDED FURTHER, that nothing herein shall limit or eliminate the right of LLC to enforce payment of the sum of $4,900,000 required to be paid by UbiquiTel Parent and UbiquiTel upon termination of this Agreement for the reasons set forth in Section 3.2(f) hereof.

                                     A-1-19

    5.6  NO RIGHT TO TERMINATE AFTER PRE-CLOSING DATE.

    No Party shall have any right to terminate this Agreement for any reason from and after the Pre-Closing Date.

                                   ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES CONCERNING LLC

    For purposes of this Article 6, unless otherwise expressly stated herein or the context requires otherwise, the "COMPANIES" shall mean LLC and the LLC Subsidiary, collectively and "COMPANY" shall mean LLC or LLC Subsidiary, singularly. References to "LLC'S KNOWLEDGE" or words of similar import mean (i) the actual knowledge of David S. Nelson, Delwyn C. Williams, Matthew J. Boos, Harold Midgley, Kathy Mueller, Kathleen Taormina and David Frost, and (ii) the knowledge the foregoing individuals would have after reasonable inquiry and diligence. Subject to the limitations set forth in Article 12 (INDEMNIFICATION) hereof, the Members and the Stockholders, jointly and severally, represent and warrant to UbiquiTel Parent, UbiquiTel and the Merger Subs that, except as specifically set forth on the disclosure schedule to this Article 6, which shall be organized by section and sub-section numbers corresponding to this Article 6 (the "LLC DISCLOSURE SCHEDULE"):

    6.1  LLC; ENTRY INTO AGREEMENTS.

        (a) ORGANIZATION AND GOOD STANDING.

    LLC is a limited liability company duly organized and validly existing under the laws of the State of California and is in good standing under such laws. LLC Subsidiary is a limited liability company duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws. Each of the Companies has all requisite power and authority to own, lease and operate all properties and assets owned or leased by it and to conduct its business as previously and currently conducted by it. Each of the Companies is qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified, except where the lack of such qualification would not have a material adverse effect on the Companies. The LLC Disclosure Schedule lists all jurisdictions in which each Company is qualified to do business as a foreign entity. LLC has made available to UbiquiTel true, correct and complete copies of the Organizational Documents of LLC and LLC Subsidiary, as currently in effect. LLC is a successor in interest to Central Wireless Partnership, which was a general partnership duly organized and validly existing under the laws of California. The merger of Central Wireless Partnership into LLC conformed in all material respects with the laws of California and all necessary action was taken to cause LLC to succeed to all of the properties, franchises, permits, liabilities, and businesses of Central Wireless Partnership.

    As used in this Agreement, the term "ORGANIZATIONAL DOCUMENTS" means
(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of organization and the regulations or operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of an entity; and (f) any amendment to any of the foregoing.

        (b) VALIDITY AND AUTHORIZATION; POWER AND AUTHORITY.

    This Agreement and the Related Agreements have been duly authorized, executed and delivered by LLC and constitute (or, in the case of Related Agreements or instruments called for hereby or thereby to be executed by LLC at or before the Closing, upon execution will constitute) the legal, valid and binding obligation of LLC enforceable against LLC in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws

                                     A-1-20
relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (c) SUBSIDIARY.

    Except for the ownership of all of the issued and outstanding Member Interests of VIA Building, LLC (the "LLC SUBSIDIARY") by LLC, no Company owns any capital stock or other equity interests, directly or indirectly, of any corporation, partnership, association or other business entity and no Company is a party to any agreement relating to the acquisition or disposition of such an interest. LLC has good, valid and marketable title to all of the issued and outstanding equity interests of LLC Subsidiary, free and clear of any Liens (as defined in Section 6.4(a)(i) (TITLE) herein), other than Permitted Liens (as defined in Section 6.4(a)(i) (TITLE) herein).

        (d) NO CONFLICT.

    Neither the execution, delivery or performance of this Agreement or the Related Agreements, nor the consummation of the Mergers or the transactions contemplated hereby or thereby will (i) result in any violation of the terms of,
(ii) contravene or conflict with, (iii) accelerate the performance of the obligations required under, (iv) constitute a default under, (v) give any right of termination or cancellation under, or (vi) give any right to make any change in any of the liabilities or obligations under, the Organizational Documents of any Company, as appropriate, any Order (as defined in Section 6.5(c)(ii) (ORDERS) herein), or any agreement, contract, note, bond, debenture, indenture, mortgage, deed of trust, lease, License, judgment, decree, order, law, rule or regulation or other restriction applicable to any Company or to which any Company is a party or by which any Company or its property or assets are bound or affected that, in any such case, will result in a material adverse effect on any Company. Neither the execution, delivery and performance of this Agreement or the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby will result in the creation of any Lien upon any of the properties or assets of any Company.

        (e) LLC PARTIES CONSENTS REQUIRED.

    The LLC Disclosure Schedule lists all LLC Parties Consents for which filing or other action is required by LLC. Subject to Sections 2.1(d) and 2.1(f), LLC has taken or shall have taken prior to the Pre-Closing Date all other actions necessary for the consummation by LLC of the transactions contemplated by this Agreement and the Related Agreements.

    6.2  FINANCIAL INFORMATION.

        (a) FINANCIAL STATEMENTS; BOOKS AND RECORDS.

    Attached to the LLC Disclosure Schedule are true and correct copies of
(i) the audited consolidated balance sheet for the Companies at December 31, 1999, and the related statement of profit and loss and cash flows for the periods then ended, (ii) the unaudited consolidated balance sheet for the Companies at December 31, 2000, and the related statement of profit and loss for the twelve-month period then ended and (iii) when delivered pursuant hereto, similar financial statements for each additional month ending after the date hereof (collectively, the "LLC FINANCIAL STATEMENTS"). The LLC Financial Statements fairly present the financial position of the Companies as of the dates thereof and the results of the Companies' operations and cash flows for the periods then ended, in accordance with GAAP, except for the variances from GAAP set forth in the notes to the LLC Financial Statements, subject, in the case of the LLC Financial Statements listed in items (ii) and (iii) of the immediately preceding paragraph, to normal recurring period-end adjustments and absence of notes and a statement of cash flows in each case that, if presented, would not differ materially from those included in the financial statements for the year ended December 31, 1999. For purposes of this Agreement, "GAAP" shall mean those generally accepted accounting principles and practices which are used in the United States and recognized as such by the American Institute of Certified Public

                                     A-1-21

Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof. Each of the Companies' books and records (including without limitation, all financial records, business records, minute books, ownership transfer records, customers lists, referral source lists and records pertaining to services or products delivered to customers) (i) are complete and correct in all material respects and all transactions to which such Company is or has been a party are reflected therein in all material respects, (ii) have been maintained in accordance with such Company's historical practices, and (iii) form the basis for such Company's financial statements.

        (b) CONDUCT OF BUSINESS.

    Except as specifically contemplated herein, since December 31, 1999, no Company has (i) changed its authorized or issued Members' Interests; granted any option or right to purchase Members' Interests; issued any security convertible into such Members' Interests; granted any registration rights; purchased, redeemed, retired or otherwise acquired any Members' Interests; or declared or paid any distribution or payment in respect of Members' Interests; (ii) amended its Organizational Documents; (iii) sold or transferred (other than in the ordinary course of business) any assets with a fair market value in excess of $100,000 individually, or $250,000 in the aggregate; (iv) mortgaged, pledged or subjected to any Lien (other than a Permitted Lien) or other encumbrance any assets; (v) incurred or become subject to any debt, liability (including indemnification, guaranty and repurchase obligations) or lease obligation, other than current liabilities incurred in the ordinary course of business that do not exceed $100,000 individually, or $250,000 in the aggregate; (vi) incurred obligations or entered into or amended or terminated contracts outside of the ordinary course of business; (vii) suffered any damage, destruction or loss of any assets in the aggregate in excess of $50,000; (viii) experienced any equipment malfunction that materially interfered or interferes with the conduct of its business; (ix) waived or relinquished any material rights or canceled or compromised any debt or claim owing to it, in either case, without adequate consideration or not in the ordinary course of business; (x) made any change in its accounting methods or practices; (xi) made any material change in its billing and collection practices and procedures; (xii) paid any bonuses or made any increase in the compensation, commissions or benefits payable or to become payable to any of its officers, directors, employees, consultants or agents other than in the ordinary course of business; (xiii) entered into any transaction with any of its or LLC's Affiliates (including, without limitation, by paying, distributing or transferring any funds or assets to the Members, whether in their capacity as Members or in any other capacity other than the payment of employment compensation to Members who are employees); (xiv) made capital expenditures in excess of $10,000,000, in the aggregate; (xv) taken any action to accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its PAR Plan, stock option or benefit plans or, except as may be required pursuant to the terms of any such plan or any agreement entered into prior to the date hereof pursuant thereto, authorized cash payments in exchange for any options or other rights granted under any of such plans; (xvi) entered into or amended any agreements pursuant to which any other party was granted exclusive marketing, servicing, manufacturing or other exclusive rights of any type or scope with respect to any of its services, products, processes or technology; (xvii) paid, discharged, satisfied, settled or compromised any case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the LLC Financial Statements; (xviii) reduced the amount of any material insurance coverage provided by existing insurance policies; (xix) revalued any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business except as required by GAAP; (xx) entered into any agreement with any third party which limits in any manner the territory or scope of activities which LLC or LLC Subsidiary may engage; (xxi) other than in the ordinary course of business, made or changed any material election in respect of Taxes (as defined in Section 6.5(b) (TAX MATTERS) herein), adopted or changed any accounting method in respect of Taxes, filed any amendment to a material Tax Return (as defined in

                                     A-1-22

Section 6.5(b) (TAX MATTERS) herein), or settled any claim or assessment in respect of Taxes; (xxii) entered into any amendment or modification of the Sprint Affiliation Agreement dated as of January 1999, by and between Sprint Spectrum L.P. and Central Wireless Partnership (the "SPRINT AFFILIATION AGREEMENT"), as amended, and any other agreements between LLC and Sprint or incurred any breaches under such Agreement, or (xxiii) agreed to do any of the foregoing. For purposes of this Agreement, "AFFILIATE" shall mean, with respect to any Person (as defined herein), any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. For purposes of this Agreement, "PERSON" shall mean an individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or other entity.

        (c) NO MATERIAL ADVERSE EFFECT.

    Except as contemplated by this Agreement, since the date of the most recent LLC Financial Statements delivered prior to the date hereof, each Company has conducted its business only in the ordinary course consistent with past practice and there has been no event or occurrence that has caused a material adverse effect on such Company other than economic conditions affecting the U.S. economy generally or the telecommunications industry generally.

    6.3  MEMBER INTERESTS; CAPITALIZATION.

    The authorized, issued and outstanding equity interests of each Company, as well as the identity of all of the Members and their respective ownership of units of Members' Interests, are as set forth in the LLC Disclosure Schedule. There are no other equity interests of any Company either authorized or outstanding. All of the issued and outstanding units have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive rights. No certificates have been issued to represent the Members' LLC Interests or the equity interests of any Company. There are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, any Company for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity securities.

    6.4  ASSETS.

        (a) PERSONAL PROPERTY.

           (i) TITLE.

    LLC or LLC Subsidiary is the owner of the assets reflected in the LLC Financial Statements and has good and marketable title to all such assets that are personalty (the "PERSONAL PROPERTY") (other than the leased Personal Property described below), in each case free and clear of all Liens, except for
(A) liens for non-delinquent taxes and assessments, (B) liens of lessors arising under statute, (C) other claims and encumbrances, charges or statutory liens that do not materially detract from the value of, or impair the use or transfer of, such Personal Property, Real Property (as defined in Section 6.4(b) (REAL PROPERTY) herein) or other assets, (D) inchoate statutory liens for amounts not yet payable, and (E) those liens listed as permitted liens on the LLC Disclosure Schedule (the "PERMITTED LIENS"). For purposes of this Agreement, "LIENS" shall mean security interests, liens (choate or inchoate), encumbrances, mortgages, pledges, equities, charges, assessments, easements, covenants, restrictions, reservations, defects in title, encroachments and other burdens, whether arising by contract or under law. With respect to any Personal Property that is leased, LLC or LLC Subsidiary is in material compliance with each such lease and is the sole holder of a valid and subsisting leasehold interest, free and clear of any Liens, other than Permitted Liens. The LLC Disclosure Schedule lists all lease agreements, service agreements or other agreements related to leased Personal Property (the "EQUIPMENT LEASES").

                                     A-1-23

           (ii) FACILITIES AND EQUIPMENT.

    All buildings, facilities, offices, improvements on real estate, fixtures, machinery, equipment, vehicles or other properties, owned or leased by any Company for the conduct of its business (A) are in good condition and repair, reasonable wear and tear excepted, and (B) are sufficient for all business operations as presently conducted by such Company.

          (iii) BANK ACCOUNTS.

    The LLC Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which any Company maintains accounts of any nature (collectively, the "ACCOUNTS"), the numbers of such accounts and the names of all persons authorized to draw thereon or to make withdrawals therefrom. The LLC Disclosure Schedule also sets forth the name of each Person holding a general or special power of attorney from LLC or LLC Subsidiary and a description of the terms of such power.

        (b) REAL PROPERTY.

           (i) FEE SIMPLE.

    The LLC Disclosure Schedule sets forth a description of each parcel of real property owned by any Company and identifies which Company owns such real property, including, but not limited to, those properties reflected on the LLC Financial Statements (the "REAL PROPERTY"), together with a summary description of the buildings, structures and improvements thereon. Such Company has good and marketable title in fee simple absolute to all Real Property, and to the buildings, structures and improvements thereon, in each case free and clear of all Liens other than Permitted Liens. Except for such leases, licenses and other interests as are particularly described in the LLC Disclosure Schedule, such Company has not granted any leases, licenses or other interests in the Real Property or any part thereof. All leases, licenses or other interests disclosed therein are current, in good standing, and no Company is in default thereunder.

           (ii) LEASES.

    The LLC Disclosure Schedule sets forth a description of the nature of each Company's possession and use of the land, premises, buildings, structures and improvements held by lease, license or otherwise (the "LEASED PREMISES") and sets forth a description of the material basic terms of the lease or other instrument involved (including, without limitation, the term, the number of renewal options, if any, and the amount of rent or charges due thereunder), such leases, subleases (including, without limitation, the prime leases governing such subleases), licenses, easement agreements or co-location agreements with respect thereto, including all amendments or modifications thereto and all assignments thereof, together with those agreements in which a Company has leased certain portions of the Real Property to third parties and/or has subleased or licensed portions of the Leased Premises to third parties, all as described in the LLC Disclosure Schedule, the "REAL ESTATE CONTRACTS".

    The Company identified as such in the LLC Disclosure Schedule is the sole holder of valid and subsisting leases, licenses or other interests in the Leased Premises as specified therein, free and clear of any Liens, other than Permitted Liens. All rental payments, charges, fees and other amounts due and payable by any Company in connection with the Real Estate Contracts are current, there are no defaults by any Company with respect thereto or, to LLC's knowledge, by any other party thereto, and no event has occurred that, with the passing of time or the giving of notice or both, would constitute a default (x) by any Company thereunder or (y) to LLC's knowledge, by any other party thereunder. The lessors, licensors, sublessors or grantors to LLC under the Real Estate Contracts (the "LESSORS") have no defense, setoff or counterclaim against any Company or against any Member arising out of the Real Estate Contracts or in any way relating thereto. No lessee, sublessee or licensee of any Company has a defense, setoff or counterclaim against any Company arising out of the Real Estate Contracts or in any

                                     A-1-24
way related thereto. All options in favor of any Company to purchase any of the Leased Premises, if any, are in full force and effect and are described in the LLC Disclosure Schedule. To the extent applicable to the Leased Premises, such Company is in exclusive and continuing possession of the Leased Premises and, subject to the terms of the related Real Estate Contract, has the right to quiet enjoyment of the Leased Premises for the full term of the related Real Estate Contract and any renewal option related thereto. Each Real Estate Contract is in full force and effect and has not been modified, changed, altered or amended in any respect (other than as set forth in the LLC Disclosure Schedule), no Real Estate Contract is terminable as a result of the transaction contemplated herein, and no leasehold or other interest of any Company in the Leased Premises is subject or subordinate to any Lien, other than Permitted Liens. LLC has made available to UbiquiTel true, correct and complete copies of all Real Estate Contracts, including any and all subleases, amendments or supplements thereto, and guaranties or other security in connection therewith. There are no leasing or other fees or commissions due, nor will any become due, in connection with the Real Estate Contracts or any renewals or extensions or expansions thereunder.

    The Real Estate Contracts constitute all agreements with respect to the leases, licenses and other interests set forth in the LLC Disclosure Schedule, and there are no agreements, written or oral, other than the Real Estate Contracts, concerning the Leased Premises. No Company has assigned its interest in any of the Real Estate Contracts nor sublet any of the Leased Premises thereunder, nor does any Company hold and occupy the Leased Premises under assignment or sublease from any other party, except as provided in the LLC Disclosure Schedule. No Company has received any written notice of, or has any knowledge with respect to, any current violation of any judgment, writ, decree, order, law, statute, ordinance, code, rule or regulation with respect to the Real Estate Contracts, Leased Premises or Real Property ("LAWS"), including, without limitation, zoning violations and violations of the Americans With Disabilities Act, on the Leased Premises or the Real Property, and the applicable Company is in occupancy and possession of the Leased Premises and the Real Property in material compliance with all Laws.

          (iii) TOWER LEASES.

    With respect to leases or licenses of tower space to which any Company is a party ("TOWER LEASES"), to LLC's knowledge, (A) there are no applications, ordinances, petitions, resolutions or other matters pending before any governmental agency having jurisdiction to act on zoning changes that would prohibit or make nonconforming the use of any of the Leased Premises by such Company, (B) no Company has voluntarily granted any, and is not a party to any agreement providing for, any easements, conditions, restrictions, reservations, rights or options that would materially and adversely affect the use of the Leased Premises under the Tower Leases, except for Permitted Liens; and (C) of those Real Estate Contracts where a Company has leased, sublet, or licensed space on the applicable Leased Premises for purposes of constructing a tower or an addition to an existing tower thereon: the tower or referenced additions thereto are fully constructed and operational; all contracts under any and all construction agreements, written or oral, have been paid in full; there are no conditions of default existing under said construction agreements as of the date of this Agreement; and no Liens (other than Permitted Liens) have or will attach to the applicable Real Property arising from said construction agreements. For purposes of this Agreement, the Tower Leases are included in and are a part of the Real Estate Contracts, and all of the representations and warranties set forth in Section 6.4(b)(ii) above apply to the Tower Leases.

        (c) INTELLECTUAL PROPERTY.

           (i) INTELLECTUAL PROPERTY.

    The term "INTELLECTUAL PROPERTY" shall include all fictitious business names, trade names, registered and unregistered trademarks, service marks and applications owned, used or licensed by any Company (collectively, "MARKS"), all patents and patent applications (if any) owned, used or licensed by any

                                     A-1-25

Company (collectively, "PATENTS"), all registered and unregistered copyrights (if any) in both published works and unpublished works owned, used or licensed by any Company (collectively, "COPYRIGHTS"), and all know-how, inventions, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blue prints owned, used or licensed by any Company as licensee or licensor (collectively, "TRADE SECRETS"). The Intellectual Property also includes all such rights and assets of any Company under all contracts to which any Company is a party or by which any Company is bound relating to the Intellectual Property including, without limitation, contracts by which any Company licenses Intellectual Property to third parties and contracts by which third parties license to, or otherwise permit the use of its intellectual property by, any Company (collectively, "TECHNOLOGY CONTRACTS").

           (ii) OWNERSHIP.

    Except with respect to Intellectual Property licensed by a Company from a third party pursuant to a Technology Contract, one or more of the Companies is the owner of all right, title and interest in and to the Intellectual Property, free and clear of all Liens (other than Permitted Liens). The Intellectual Property includes all such property necessary for the operation of the respective businesses of the Companies as they currently are proposed to be, and have been, conducted. Without limiting the foregoing, each Company is properly licensed to use all computer software (and copies thereof) used by it. No right, license or consent of, or payment to, any third party will be required as a result of consummation of the transactions contemplated hereby for the continued use of the Intellectual Property by the Companies. The LLC Disclosure Schedule contains a list of all Company-owned Intellectual Property and Intellectual Property licensed by a Company from a third party. The Companies have taken reasonable precautions to protect the secrecy, confidentiality and value of the Intellectual Property. Neither LLC, LLC Subsidiary nor the Members have ever received, or have any knowledge of, any claim alleging any interference, infringement, misappropriation, or violation of any Intellectual Property of any Person (including any claim that LLC or LLC Subsidiary must license or refrain from using any Intellectual Property of any Person). To LLC's knowledge, no Person has interfered with, infringed upon, misappropriated, or otherwise misused any Intellectual Property of LLC or LLC Subsidiary.

          (iii) TECHNOLOGY CONTRACTS.

    The LLC Disclosure Schedule contains an accurate and complete list of all of the Technology Contracts, including all of the parties to each Technology Contract. Each Company is, and to LLC's knowledge, each other party to the Technology Contracts is, in compliance with all Technology Contracts in all material respects, is not currently in default thereunder, and no event has occurred that, with the passing of time or the giving of notice or both, would constitute a default thereunder.

        (d) CONTRACTS.

           (i) DEFINITION.

    The LLC Disclosure Schedule lists all agreements, contracts, notes, bonds, debentures, indentures, mortgages, deeds of trust, leases, licenses, obligations and promises (whether written or oral) (together with the Equipment Leases, the Real Estate Contracts and the Technology Contracts, the "CONTRACTS")) that are material to the business of any Company, including, without limitation, all the foregoing (A) that provide for future payments, claims or obligations to or from any Company of $25,000 or more per year or $100,000 or more over the term thereof, or (B) that are (1) collective bargaining agreements or other agreements with any labor union, (2) joint venture agreements, partnership agreements or other agreements involving a sharing of profits, losses, costs or liabilities, (3) agreements containing covenants that in any way purport to restrict the business activity of any Company or limit the freedom of any Company to engage in any line of business or to compete with any Person,
(4) standard forms of agreements providing for payments to or for any Person based on sales,

                                     A-1-26
originations, closings, purchases or profits (other than direct payments for goods), (5) powers of attorney, (6) agreements providing for the payment of special or consequential damages by any Company, (7) agreements relating to capital expenditures in excess of $100,000 by any Company, (8) warranties regarding products or services, guarantees or other similar undertakings by any Company, (9) agreements involving indemnification for obligations of third parties, (10) employment, secrecy, proprietary information, noncompetition, restrictive covenant, or confidentiality agreements with key employees, (11) requirements or output contracts, (12) business alliance or joint marketing agreements, (13) agreements with Sprint Communication Company, L.P., Sprint Spectrum, L.P. or Sprint PCS or any of their Affiliates, (14) documents related to debt for borrowed money, or (15) amendments, modifications or supplements to any of the foregoing. As used herein, the term "CONTRACTS" also shall be deemed to refer to all agreements between any Company, on the one hand, and any Member, any Affiliate of any Member, or any director or executive officer of any Company, on the other hand.

           (ii) SPRINT AGREEMENTS.

    The Sprint Affiliation Agreement and the related Sprint agreements (which agreements are included in the definition of "Contracts" set forth above) are in full force and effect as of the Signing Date. LLC has received no notice of default with respect to the Sprint Affiliation Agreement and the related Sprint agreements, other than as specifically disclosed on the LLC Disclosure Schedule. Sprint has given its consent to the transactions contemplated by the Merger Agreement and the Related Agreements and such consent has not been modified or withdrawn.

          (iii) RTFC LOAN AGREEMENT.

    As of the date hereof, the loan agreement (the "RTFC LOAN AGREEMENT") by and between LLC, as borrower, and the Rural Telephone Finance Cooperative (the "LENDER") and all other Loan Documents (as that term is defined in the RTFC Loan Agreement), are in full force and effect, without any amendments, and no Default (as that term is defined in the RTFC Loan Agreement) (a "DEFAULT") exists and no Event of Default (as that term is defined in the RTFC Loan Agreement) (an "EVENT OF DEFAULT") has occurred or is continuing under the RTFC Loan Agreement, nor has any Company received any notice from the Lender alleging that a Default or an Event of Default has occurred or is continuing.

           (iv) LEGALLY BINDING.

    All of the Contracts are legal, valid and binding on the Company party thereto, are in full force and effect and represent legitimate transactions. No Company is in violation of or default under any of the Contracts and, to LLC's knowledge, no other party to any Contract is in material violation or default thereunder. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a material violation or default by any Company or, to LLC's knowledge, any other party thereto, under any Contract. There are no outstanding, and to LLC's knowledge, no threatened, disputes or disagreements with respect to any of the Contracts. No Company has released any material rights under any Contract. All rights of the Companies under the Contracts will be enforceable by the Companies after the Closing without the consent or agreement of any other party.

           (v) COPIES.

    LLC has made available to UbiquiTel true and complete copies of each Contract, including all amendments thereto. There are no unwritten amendments to, or waivers under, any Contract.

                                     A-1-27

    6.5  LIABILITIES.

        (a) NO UNDISCLOSED LIABILITIES.

    There are no liabilities of any Company, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances having specific application to the Companies (excluding general, economic or industry conditions) which could reasonably be expected to result in any such liability, other than (i) liabilities disclosed and/or provided for in the most recent LLC Financial Statements, (ii) liabilities incurred in the ordinary course of business consistent with past practices since the date of the most recent LLC Financial Statements, or (iii) liabilities under this Agreement or the Related Agreements or reflected in any schedule, exhibit or other documents delivered in connection herewith or therewith.

        (b) TAX MATTERS.

           (i) All material Tax Returns required to be filed by or on behalf of each Company have been properly prepared and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns were true, complete and correct in all material respects. LLC has been subject to tax as a partnership for federal, state, local and foreign income tax purposes since its inception.

           (ii) All Taxes (whether or not shown on any Tax Returns) payable by or on behalf of the Companies have been fully and timely paid, including all required estimated tax payments sufficient to avoid any understatement penalties. The cash reserves or accruals for Taxes provided in the books and records of the Company with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing are, or prior to the Pre-Closing Date, will be, sufficient for all unpaid Taxes of the Company through and including the Pre-Closing Date (including, without limitation, with respect to any Taxes resulting from the Transactions contemplated by this Agreement). Neither Company has any liability for Taxes of any other Person as a transferee, successor, by contract or otherwise, except with respect to Taxes for which withholding may be required. There are no Liens as a result of any unpaid Taxes upon any of the assets of the Companies.

           (iii) The Companies have not executed or filed with the Internal Revenue Service or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force. The Companies are not the subject of any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

           (iv) The Companies have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes on amounts paid or owing to any employee, independent contractor, creditor, Member or other third party and have duly and timely withheld and paid over to the appropriate taxing authorities all Taxes with respect to such amounts.

           (v) All deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any other taxing authority of the Tax Returns of or covering or including the Companies have been fully paid, and there are no other audits or investigations by any taxing authority or proceedings in progress, nor have the Members or the Companies received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination of the Companies which, by application of the same or similar principles, could reasonably be expected to result in a proposed material

                                     A-1-28
       deficiency for any subsequent taxable period. No claim has been made by a taxing authority in a jurisdiction where the Companies do not file Tax Returns such that they are or may be subject to taxation by that jurisdiction.

           (vi) Neither the Companies, nor any other Person (including any of the Members) on behalf of the Companies, has (A) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Companies, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Companies, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any taxable period ending on or before the Effective Date to any taxable period ending thereafter or
       (B) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Companies.

           (vii) Except for this Agreement or as provided in the Operating Agreement, the Companies are not parties to any tax-sharing or similar agreement or arrangement (whether or not written) pursuant to which the Companies will have any obligation to make any payments after the Pre-Closing Date.

           (viii)There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by UbiquiTel or any of its Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

           (ix) Each Company has substantial authority for the treatment of or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662(d) of the Code.

           (x) As used in this Agreement, the term "TAXES" means all federal, state, local, foreign and other governmental net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "TAX" means any one of the foregoing Taxes; the term "TAX RETURNS" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes; and the term "CODE" means the Internal Revenue Code of 1986, as amended (all citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto).

        (c) LITIGATION.

           (i) PROCEEDINGS.

    There is no pending action, arbitration, audit, charge, complaint, demand, litigation or suit (whether civil, criminal or administrative (including, without limitation, Equal Employment Opportunity Commission, Department of Labor or Office of Federal Contract Compliance, National Labor Relations Board, and similar state or federal agencies)) that (A) has been received or commenced by or against any Company, or (B) has been received or commenced by or against any Company and that relates to this Agreement, any Related Agreement or the transactions contemplated herein or therein (collectively, the "PROCEEDINGS"), and, to LLC's knowledge, no such Proceedings have been threatened.

                                     A-1-29

           (ii) ORDERS.

    There is no award, decision, injunction, judgment, order, ruling, subpoena, writ or verdict of any court, arbitrator or government agency (each, an "ORDER") to which any Company is subject that relates to or affects this Agreement, any Related Agreement or the transactions contemplated herein or therein.

           (iii) DISCLOSURE SCHEDULE.

    The LLC Disclosure Schedule sets forth a brief description of each Proceeding pending or, to LLC's knowledge, threatened at the date hereof.

        (d) EMPLOYEE LIABILITIES.

    The LLC Disclosure Schedule accurately lists as of the date set forth therein, (i) the hire date of and year-to-date cash compensation paid to each employee of each Company (specifying as to each such employee the respective amounts of base salary, bonus and commissions paid to such employee), (ii) the monthly salary of each employee for each of the last 12 months, (iii) all written employee policies of each Company, and (iv) all accrued and unpaid commissions, bonus payments or vacation pay due to employees of each Company as of December 31, 2000.

        (e) WARRANTIES.

    There are no express written warranties with respect to the quality or absence of defects of the systems, products or services that any Company has sold or performed which are in force as of the date hereof. No Company has been required to pay direct, incidental, or consequential damages to any Person in connection with any of such systems, products or services at any time during the three year period preceding the date hereof.

    6.6  INSURANCE.

    The LLC Disclosure Schedule contains a list of all insurance policies maintained by each Company (including, without limitation, policies on its assets, and upon its business and operations), against loss or damage, risks, hazards and liabilities (the "POLICIES"). The Policies are valid and enforceable and, to LLC's knowledge, are with insurers that are financially sound and reputable. The premiums due and owing with respect to the Policies have been paid, premiums not yet due have been adequately accrued for, and no Company has received any written notice of cancellation or of intention not to renew any such Policy. The LLC Disclosure Schedule also sets forth a list of each other insurance policy or insurance contract relating to any Company or the business of any Company pursuant to which any Company is or may hereafter be entitled to assert claims for insurance coverage (the "PRIOR POLICIES"). The covered Company or Companies have timely pursued all rights to recover (if any) under the Policies and the Prior Policies.

    6.7  EMPLOYEES.

        (a) To LLC's knowledge, no officer, employee or independent contractor of any Company is in violation of any term of any contract, proprietary information agreement, noncompetition agreement, or any other agreement to a former employer relating to the right of any such person to be engaged by such Company or to the use of Intellectual Property of others in any Company's business (an "OUTSIDE CONFIDENTIALITY AGREEMENT"). There are neither pending, nor to LLC's knowledge, threatened, any Proceedings with respect to any Outside Confidentiality Agreement.

        (b) There is no labor strike, dispute, slowdown, picketing or stoppage pending or, to LLC's knowledge, threatened against or directly affecting any Company, nor has any Company experienced any of the foregoing since its formation. No Company is subject to any collective

                                     A-1-30
    bargaining agreement. No union representation exists and, to LLC's knowledge, there has been no union organization effort respecting the employees of any Company.

        (c) LLC and LLC Subsidiary are in material compliance with all applicable laws relating to the employment of labor and the employer-employee relationship and with all agreements relating to the employment of its employees, including applicable wage and hour laws, equal opportunity laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, benefits laws, immigration/visa regulations (e.g., H-1B) and social security laws. No proceedings are pending or threatened by or against LLC or LLC Subsidiary concerning: wages, compensation, bonuses, commissions, awards, benefits, or payroll deductions, wrongful termination, negligent hiring, invasion of privacy or defamation, noncompetition agreements or similar restrictive covenants, equal employment or alleged violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, pregnancy, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination or any other claim based on the employment relationship or termination of the employment relationship (collectively "LABOR CLAIMS"), and LLC knows of no basis for any Labor Claim against LLC.

        (d) Neither LLC nor LLC Subsidiary is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employees of LLC or LLC Subsidiary are represented by any labor union or covered by any collective bargaining agreement and, to LLC's knowledge, no campaign to establish such representation is in progress.

    6.8  EMPLOYEE BENEFIT PLANS.

        (a) The LLC Disclosure Schedule lists all employee benefit plans, programs, payroll practices, arrangements and contracts (including each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other bonus, scholarship program, retirement, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, oral or written commitment regarding retiree health, life or any other retiree benefit, employment, dependent care, cafeteria plan, hospitalization, medical insurance, termination, stay agreement or bonus, value appreciation, change in control and severance plan, program, arrangement or contract that LLC and/or any Member or any trade or business whether or not incorporated which are under control (collectively referred to as the "COMBINED COMPANY"), or which are treated as a single employer with the Combined Company under Section 414(b),
    (c), (m) or (o) or the Code ("ERISA AFFILIATE"), which the Combined Company or an ERISA Affiliate maintains or ever has maintained, or to which the Combined Company or any ERISA Affiliate contributes, ever has contributed or ever has been required to contribute in connection with its employees (the "EMPLOYEE BENEFIT PLANS"). None of the Employee Benefit Plans is a "Multiemployer Plan" or is or has been subject to Sections 4063 or 4064 or ERISA.

        (b) All Employee Benefit Plans (and each related trust, insurance contract or fund) comply in form and in operation in all material respects with the applicable requirements of all laws, rules and regulations governing or applying to such Employee Benefit Plans, including without limitation ERISA and the Code, and each such Plan has been operated in accordance with its terms, except as will not have a material adverse effect on any Company or ERISA Affiliate.

        (c) No liability has been incurred, and there exists no material condition or circumstance which could result in any material liability to any Combined Company or ERISA Affiliate under ERISA, the Code or any other applicable law, other than liability for benefits due under the appropriate Employee Benefit Plans. All contributions (including all employer and employee salary

                                     A-1-31
    reduction contributions) which are required to be made under any of such Plans or by law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith, have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Pre-Closing Date which are not yet due will have been paid on or prior to the Pre-Closing Date.

        (d) No Company or ERISA Affiliate, "party in interest" or "disqualified person" with respect to the Employee Benefit Plans has engaged in or permitted to occur, any transaction prohibited by ERISA Section 406 or any "prohibited transaction" under Code Section 4975(c) or any breach of fiduciary duty under ERISA with respect to any Employee Benefit Plans, except for any transactions which are exempt under ERISA Section 408 or Code
    Section 4975.

        (e) All filings required by ERISA and the Code as to each Employee Benefit Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code, including all notices required under ERISA Section 601 ET SEQ. and Code Section 4980B, have been timely provided. Each Combined Company and ERISA Affiliate has complied in all material respects with all of the provisions of Parts 6 and 7 of Title I of ERISA and Code Section 4980B, except as will not have a material adverse effect on such Combined Company or ERISA Affiliate.

        (f) All the Combined Companies and ERISA Affiliates have made available to UbiquiTel correct and complete copies of the plan documents, contracts and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, where applicable, the most recent three years of Form 5500 Annual Reports, where applicable, all related trust agreements, insurance contracts and other funding agreements which implement each Employee Benefit Plan, written communications to employees relating to the Employee Benefit Plans, if any, written descriptions of any non-written agreements relating to the Employee Benefit Plans, if any, and such other documents requested by UbiquiTel with respect to each Employee Benefit Plan.

        (g) There are no pending actions, claims, lawsuits, arbitrations, governmental or other proceedings or investigations which have been asserted, instituted or threatened against the Employee Benefit Plans, the assets of any of the trusts under such plans, the plan sponsor or the plan administrator, or against any fiduciary of the Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims) and the investment of assets of such Plans, including any investigation or review by the IRS, Department of Labor or the Pension Benefit Guaranty Corporation, nor does the Combined Company or any ERISA Affiliate have knowledge of facts which could reasonably be expected to form the basis for any such claim, lawsuit, arbitration, governmental or other proceeding or investigation.

        (h) Neither the Combined Company nor any ERISA Affiliate has:
    (i) withdrawn in a complete or partial withdrawal from any Multiemployer Plan prior to the Pre-Closing Date; (ii) incurred any liability due to the termination or reorganization of a Multiemployer Plan; (iii) terminated any "Pension Plan", as defined in Section 3(2) of ERISA, or filed a notice of termination with respect to any Pension Plan; or (iv) received a notice of termination issued by the Pension Benefit Guaranty Corporation pursuant to
    Section 4042 of ERISA with respect to any Pension Plan. With respect to the Pension Plans subject to Title IV of ERISA, if any, there are no "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA, there has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder which would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA, and all premiums due the PBGC have been paid in full. No Pension Plan which is subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA and Section 412(a)(2) of the Code whether or not waived.

                                     A-1-32

        (i) The Pension Plans are intended to qualify under Section 401 of the Code and have received a favorable determination letter from the Internal Revenue Service that the Pension Plans satisfy the requirements of Section 401 of the Code and the related trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of Pension Plans which could cause the loss of such qualification or exemption.

        (j) Neither the Combined Company nor any ERISA Affiliate maintains retiree life or retiree health insurance plans which are Employee Benefit Plans and "welfare benefit plans" within the meaning of Section 3(1) of ERISA and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant, except as may be required under COBRA and at the expense of the participant or the participant's beneficiary for employees (and their beneficiaries) of the Combined Company and any ERISA Affiliate.

    6.9  LICENSES.

        (a) Each of LLC and LLC Subsidiary has all governmental licenses, permits, approvals, authorizations, exemptions, classifications, registrations and certificates, and all consents or agreements with governmental authorities (collectively, "LICENSES") necessary to conduct its business in the manner and to the extent that it has been conducted, except where the failure to possess such Licenses would not have a material adverse effect on such Company. All of the Licenses and the parties thereto are listed on the LLC Disclosure Schedule. The LLC Disclosure Schedule also lists every application for any new License as well as for the renewal or modification of any existing License. The Companies have made available to UbiquiTel true and complete copies of all of the Licenses. All Licenses are in full force and effect, and, to LLC's knowledge, no event has occurred that may constitute or result in a material violation of the terms and conditions of any License, or result in the revocation, suspension, material adverse modification or nonrenewal of any License. No Company has received any written notice of or has any knowledge of any actual, alleged or potential violation, revocation, suspension, modification or nonrenewal of any License.

        (b) LLC has made all material filings required by any and all federal, state and local governmental authorities (including, without limitation, as appropriate, the FCC and the California Public Utilities Commission), as are necessary to own, lease, license and operate its respective properties and to conduct its business, including the planned build-out of the PCS telecommunications network, as described in the Sprint Affiliation Agreement. There is not pending or, to LLC's knowledge, threatened any petition, complaint, investigation or other proceeding by or before any federal, state or local governmental authority with respect to LLC or the Licenses.

        (c) The Licenses for PCS (the "PCS LICENSES") are not subject to any conditions other than those conditions listed thereon and those conditions generally applicable to entities holding similar licenses issued by the FCC. The PCS Licenses for F Block Spectrum expire on April 28, 2007, the five-year build-out period for the PCS Licenses expires on April 28, 2002, and the ten-year build-out period for the PCS Licenses expires on April 28, 2007. The PCS License for A Block Spectrum expires on December 14, 2004. The PCS Licenses have been granted pursuant to one or more public notices that have become "final" (meaning that all applicable administrative and judicial appeal, review and reconsideration periods of the orders granting the PCS Licenses have expired, without the timely filing of any such appeal or request for review or reconsideration and without the FCC's having instituted review of the grant of the PCS Licenses on its own motion).

        (d) LLC's FCC Licenses (including the PCS Licenses) constitute all of the licenses, permits, consents or authorizations required by the FCC to permit LLC to operate its PCS

                                     A-1-33
    telecommunications network and to conduct its business, including the Build-Out Plan of the PCS telecommunications network, as described in the Sprint Affiliation Agreement. All fees due and payable to governmental authorities, including, but not limited to, any required by the FCC in connection with the PCS Licenses, such as down payments or installment payments required by FCC rules to be paid as of the date hereof, as well as applicable payments to the Telecommunications Relay Service Fund, Universal Service Fund, Regulatory Assessments fees, and any such other payment obligations imposed by governmental authorities, have been fully paid (other than the Installment Payment Plan promissory notes in favor of the FCC in the amount set forth in the Company's unaudited financial statements as at and for the year ended December 31, 2000).

        (e) All completed and planned development, implementation, construction and operation of the telecommunications network pursuant to the PCS Licenses comply in all material respects with all currently applicable telecommunications statutes or published regulations, including, without limitation, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and all published FCC rules, regulations, and orders currently in effect.

        (f) LLC has provided notification to licensed operators of Fixed Microwave Services as required by Section 101.103 of the FCC's rules (47 C.F.R. Section 101.103). Except as set forth on the LLC Disclosure Schedule, neither LLC nor any Member has received any notice of or has any obligations to reimburse any third party for any relocation expenses required under
    Section 24.239 through 24.253 of the FCC's rules (47 C.F.R.
    Sections 24.239-24.253).

        (g) There are no material violations of the Communications Act of 1934, as amended, or any published FCC rules or regulations, or of any other state or local laws, published rules, or regulations, with respect to the Licenses, and the Licenses have been duly issued under the Communications Act and the FCC's rules and regulations and are in force and in effect. There is no outstanding adverse decree, order, or other ruling that has been issued by the FCC or any other governmental entity against LLC or any Member or any other party with respect to the Licenses, and there is no complaint, investigation, proceeding, petition, notice of violation, notice of apparent liability, or mutually exclusive application pending or, to LLC's knowledge, threatened, by or before the FCC or any other administrative or governmental body, court or arbitrator against LLC or any Member or any other party with respect to the Licenses. To LLC's knowledge no event has occurred that would permit or warrant the FCC to commence revocation proceedings or otherwise terminate the Licenses, or which would materially adversely affect any of the rights of LLC or its Members thereunder.

        (h) As of January 31, 2001, the principal balances owing on each of the Installment Payment Plan promissory notes made by Central Wireless Partnership in favor of the FCC and assigned by Central Wireless Partnership to LLC is $6,360,574.86, the interest rate is 6.25 percent per annum, and the suspension interest owing is $0. Except for the encumbrances resulting from the promissory notes in favor of the FCC, the Communications Act of 1934, as amended, and all applicable FCC's rules, regulations and policies promulgated thereunder, on a license of the type held by LLC or any Member, the Licenses are and will at the Closing be unencumbered and free of any liens, charges or defects.

    6.10  ENVIRONMENTAL MATTERS.

        (a) ENVIRONMENTAL LAWS.

    LLC has received no notice of, and has no knowledge with respect to, any current violation of Environmental Laws (as hereinafter defined) related to the Leased Premises or the Real Property, or the presence or release of Hazardous Materials (as hereinafter defined) on or from the Leased Premises. Neither LLC nor LLC Subsidiary has received any written communication from any Person

                                     A-1-34
that alleges that any Company is not in compliance with any Environmental Law. Neither LLC nor, to LLC's knowledge, any of the Lessors or other occupants, have released or discharged from or on to the Leased Premises any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos). LLC has no knowledge that any underground or above-ground chemical treatment or storage tanks or gas or oil wells are located on the Leased Premises. As used herein, the term "ENVIRONMENTAL LAWS" means the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations, guidelines, rules or orders as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations, ordinances and rules that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials, and, in addition, the National Historic Preservation Act, and the National Environmental Policy Act of 1969. As used herein, the term "HAZARDOUS MATERIALS" means petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

        (b) ENVIRONMENTAL CLAIMS.

    There is no Environmental Claim pending or, to LLC's knowledge, threatened
(A) against any Company, or (B) against any Person whose liability for any Environmental Claim any Company has or may have retained or assumed either contractually or by operation of law. As used herein, "ENVIRONMENTAL CLAIM" means any and all written administrative, regulatory or judicial actions, suits, Liens or notices of non-compliance or violation by any governmental authority alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release or threatened release into the environment of any hazardous material or pollutant at any location, or (B) any violation, or alleged violation, of any Environmental Law.

        (c) PERMITS.

    Each Company has obtained all permits and authorizations relating to Environmental Laws necessary to operate its business, except for those permits the failure of which to obtain would not cause a material adverse effect.

    6.11  NO BROKERS FEES; NO COMMISSIONS.

    All negotiations relative hereto and the transactions contemplated hereby have been carried on by the LLC Parties directly with UbiquiTel and the Merger Subs without any act by any Company that would give rise to any claim against any Company, UbiquiTel, the Merger Subs or their respective Affiliates for a brokerage commission, finder's fee or other similar payment.

    6.12  CERTAIN INFORMATION.

    None of the information supplied or to be supplied by the LLC Parties specifically for inclusion in (i) the Resale Registration Statement will, at the time the Resale Registration Statement is filed with the SEC, at any time that such Resale Registration Statement is amended or supplemented, and at the time such form becomes effective under the Securities Act (as defined in Section 11.2(a) (PREPARATION) hereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the time it is filed with the SEC, at any time that it is amended or supplemented, at the time it is mailed to the holders of UbiquiTel Stock and at the time of the UbiquiTel Stockholders'

                                     A-1-35

Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE 7
   REPRESENTATIONS AND WARRANTIES CONCERNING THE MEMBERS AND THE STOCKHOLDERS

    In this Article 7, each Member and the Stockholder or Stockholders owning equity in such Member are referred to collectively as a "STOCKHOLDER GROUP." Additionally, for purposes of this Article 7 and Section 12.2(a)(ii) (STOCKHOLDER GROUPS' INDEMNIFICATION) herein only, and in the case of an Evans Merger only, except as otherwise stated herein, the Controlling Evans Stockholders collectively shall be deemed to comprise a Stockholder Group, each Controlling Evans Stockholder shall be deemed to be a Stockholder herein, and Evans shall be deemed to be a Member; PROVIDED, HOWEVER, that except as set forth in Section 7.6 (SALE OF EVANS TELCO BUSINESSES) herein, no representation or warranty is being made in this Agreement, including without limitation, this
Article 7, with respect to the Evans Telco Businesses. For purposes of this
Article 7, the representations and warranties made with respect to any one Stockholder Group shall be deemed to be made jointly and severally by the members of such Stockholder Group, and the representations and warranties made with respect to a Member or a Stockholder in this Article 7 shall be deemed to be made jointly and severally only by the Stockholder Group to which such Member or Stockholder belongs. The representations and warranties made herein with respect to the members of more than one Stockholder Group shall be deemed to be made by each Stockholder Group severally, and not jointly with other Stockholder Groups. Subject to the foregoing and Article 12 (INDEMNIFICATION) hereof, the Members and the Stockholders represent and warrant to UbiquiTel and the Merger Subs that, except as specifically set forth on the disclosure schedule to this
Article 7, which shall be organized by section and sub-section numbers corresponding to this Article 7 (the "STOCKHOLDERS DISCLOSURE SCHEDULE"):

    7.1 STOCKHOLDERS; ENTRY INTO AGREEMENTS.

        (a) ORGANIZATION AND GOOD STANDING.

    Each member of each Stockholder Group (a "STOCKHOLDER ENTITY") that is not a natural person is duly organized and validly existing under the laws of the State of California, is in good standing under such laws, and has all requisite power and authority to own, lease and operate all properties and assets owned or leased by it and to conduct its business as previously and currently conducted by it. Each Stockholder Entity is qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified, except where the lack of such qualification would not have a material adverse effect on such Stockholder Entity. The Stockholders Disclosure Schedule lists all jurisdictions in which any Stockholder Entity is qualified to do business as a foreign entity and indicates which of the Stockholder Entities is so qualified in each such jurisdiction. The Stockholders Disclosure Schedule also lists, for each Stockholder Entity, the names of the Persons owning 10% or more of the equity of such Stockholder Entity and the percentage owned by each such Person. Each Member has made available to UbiquiTel a true and correct copy of its Organizational Documents and minute books.

        (b) VALIDITY AND AUTHORIZATION; POWER AND AUTHORITY.

    Each Member and Stockholder, as applicable, has full power and authority to consummate the Merger to which it is a party and to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for hereby or thereby to which it is a party. This Agreement and the Related Agreements to which a Stockholder Entity is a party have been duly authorized, executed and delivered by each such Stockholder Entity and constitute (or, in the case of

                                     A-1-36

Related Agreements or instruments called for hereby or thereby to be executed by a Stockholder Entity at or before the Closing, upon execution will constitute) the legal, valid and binding obligation of such Stockholder Entity enforceable against such Stockholder Entity in accordance with their respective terms.

        (c) NO CONFLICT.

    Except as set forth in the Stockholders Disclosure Schedule, neither the execution, delivery or performance of this Agreement or the Related Agreements, nor the consummation of the Mergers or the transactions contemplated hereby or thereby will (i) result in any violation of the terms of, (ii) contravene or conflict with, (iii) accelerate the performance of the obligations required under, (iv) constitute a default under, (v) give any right of termination or cancellation under, or (vi) give any right to make any change in any of the liabilities or obligations under, the Organizational Documents of any Stockholder Entity, any Order, or any agreement, contract, note, bond, debenture, indenture, mortgage, deed of trust, lease, License, judgment, decree, order, law, rule or regulation or other restriction applicable to any Stockholder Entity or to which any Stockholder Entity is a party or by which any Stockholder Entity or its property or assets are bound or affected that, in any such case, will result in a material adverse effect on any Member or any Stockholder.

        (d) LLC PARTIES CONSENTS; STOCKHOLDERS CONSENTS NOT REQUIRED.

    The Stockholders Disclosure Schedule lists all LLC Parties Consents for which filing or other action is required by a Member. Subject to Section 2.1(f), each Member has taken or shall have taken prior to the Pre-Closing Date all other actions necessary for the consummation by such Member of the transactions contemplated by this Agreement and the Related Agreements. No approval, filing, consent, permit, for which filing or other action is required by any Stockholder is required for the valid execution, delivery or performance of this Agreement and the Related Agreements or the consummation of the Mergers, or any of the transactions contemplated hereby or thereby.

        (e) OWNERSHIP AND TRANSFER OF MEMBERS' INTERESTS.

    Each Member represents that it has good, valid and marketable title to the units of Members' Interests owned by it, free and clear of any Liens. Each Member represents that it is not a party to any contract, agreement or understanding (other than this Agreement) relating to the issuance, sale, redemption, purchase, repurchase, acquisition or other transfer or voting of any units of Members' Interests or any other equity security of any Company, other than LLC's Operating Agreement. Consummation of the transactions contemplated by this Agreement will transfer to UbiquiTel indirect ownership of all of the Members' Interests of LLC free and clear of all Liens.

    7.2 FINANCIAL INFORMATION.

               (a) FINANCIAL STATEMENTS; BOOKS AND RECORDS.

    Attached to the Stockholders Disclosure Schedule are true and correct copies of (i) the balance sheets for each of the Members (other than the Selling Member) as of the close of each such Member's most recent fiscal year, and the related statement of profit and loss and cash flows for the periods then ended, including any audit and it reports thereon that have been rendered with respect to such financial statements, (ii) the unaudited balance sheet for each Member at September 30, 2000, and the related statement of profit and loss for the nine month period then ended, and (iii) when delivered pursuant hereto, similar financial statements for each additional month ending after the date hereof (such financial statements of a Stockholder Entity being referred to herein as the "FINANCIAL STATEMENTS"). Each Member's Financial Statements fairly present the financial position of the Member to which it pertains as of the dates thereof and the results of such Member's operations and cash flows for the periods then ended, in accordance with GAAP, except for the variances from GAAP set forth in the notes to such Member's Financial Statements, subject, in the case of such Member's Financial

                                     A-1-37

Statements listed in items (ii) and (iii) of the immediately-preceding paragraph, to normal recurring period-end adjustments and absence of notes and a statement of cash flows in each case that, if presented, would not differ materially from those included in the financial statements for the most recent fiscal year of each such Member.

        (b) CONDUCT OF BUSINESS.

    Each Member (i) does not conduct, and has never conducted, any business of any nature whatsoever except for (A) holding its Member Interest in LLC and
(B) those businesses specifically described on the Stockholders Disclosure Schedule, and (ii) does not have any assets (other than its Member Interest).

    7.3 EQUITY INTERESTS.

               (a) CAPITALIZATION.

    The authorized, issued and outstanding equity interests of each Member are as set forth in the Stockholders Disclosure Schedule. There are no other equity interests of any Member either authorized or outstanding. All of the issued and outstanding equity interests of each Member have been duly authorized and validly issued, are fully paid and nonassessable, and are free and clear of any preemptive rights. There are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, any Member for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of any equity interests or securities of any Member. Immediately prior to the Effective Date of the Merger to which it is a party, no Stockholder shall have the right to assert dissenters' or appraisal rights under applicable state law (or if such dissenters' or appraisal rights exist, each Stockholder shall have waived such rights), or otherwise have the right to demand cash or other payment for Stock in connection with such Merger, other than the Merger Consideration to be received by such Stockholder.

        (b) OWNERSHIP AND TRANSFER BY STOCKHOLDERS.

    Each Stockholder represents that it has good, valid and marketable title to the equity interests of the Member owned by it, free and clear of any Liens, and upon consummation of the Mergers contemplated hereby, UbiquiTel or the Merger Subs, as the case may be, will collectively own all of the outstanding Member Interests. Consummation of the transactions contemplated by this Agreement will transfer to UbiquiTel all of the shares of Stock or other equity interest of each Member.

    7.4 NO CONTRACTS.

    No Member is or has ever been a party to, nor are any assets of any Member subject or ever been subject to, any Contract or agreement.

    7.5 LIABILITIES.

               (a) NO UNDISCLOSED LIABILITIES.

    Except as set forth or reserved against in full in the most recent Financial Statements, no Member has any debt, guaranty, liability or obligation of any nature, whether known or unknown, accrued, absolute, contingent, determined or determinable or otherwise, whether due or to become due, and to each Member's knowledge, there is no basis for the assertion against it of any such debt, guaranty, liability or obligation.

        (b) TAX MATTERS.

           (i) All material Tax Returns required to be filed by or on behalf of the Member or any of its subsidiaries or any Affiliated Group of which the Member or any of its subsidiaries was

                                     A-1-38
       a member have been properly prepared and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns were true, complete and correct in all material respects.

           (ii) All Taxes (whether or not shown on any Tax Returns) payable by or on behalf of the Member or any of its subsidiaries either directly, as part of the consolidated Tax Returns of another taxpayer, or otherwise have been fully and timely paid, including all required estimated tax payments sufficient to avoid any understatement penalties. The cash reserves or accruals for Taxes provided in the books and records of the Member with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing are, or prior to the Effective Date, will be, sufficient for all unpaid Taxes of the Member through and including the Effective Date (including, without limitation, with respect to any Taxes resulting from the Transactions contemplated by this Agreement). Other than as provided on the Stockholders Disclosure Schedule, neither the Member nor any of its subsidiaries has any liability for Taxes of any other person as a transferee, successor, by contract or otherwise, except with respect to Taxes for which withholding may be required and has been made. There are no Liens as a result of any unpaid Taxes upon any of the assets of the Member or any of its subsidiaries.

          (iii) Neither the Member nor any of its subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force. Neither the Member nor any of its subsidiaries is the subject of any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

           (iv) The Member and each of its subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes on amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and has duly and timely withheld and paid over to the appropriate taxing authorities all Taxes with respect to such amounts.

           (v) All deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any other taxing authority of the Tax Returns of or covering or including the Member or any of its subsidiaries have been fully paid, and there are no other audits or investigations by any taxing authority or proceedings in progress, nor have the Stockholders, the Member or any of its subsidiaries received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed material deficiency for any subsequent taxable period. No claim has been made by a taxing authority in a jurisdiction where the Member or any of its subsidiaries does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

           (vi) Neither the Member, nor any member of the Member's Affiliated Group (including any of the Stockholders) on behalf of the Member, has
       (A) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Member, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Member or any of its subsidiaries, or has otherwise taken any action that would have the effect of deferring any

                                     A-1-39
       liability for Taxes from any taxable period ending on or before the Effective Date to any taxable period ending thereafter or (B) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Member or any of its subsidiaries.

          (vii) Except for this Agreement, as provided in the Stockholders Disclosure Schedule, and the Operating Agreement, neither the Member nor any of its subsidiaries is a party to any tax-sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Effective Date.

         (viii) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by UbiquiTel or any of its Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

           (ix) The Member and each of its subsidiaries has substantial authority for the treatment of or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662(d) of the Code.

        (c) LITIGATION.

    There is no pending Proceeding that has been received or commenced by or against any Stockholder Entity that otherwise relates to or may affect the Mergers, the Interest Sale, this Agreement, any Related Agreement or the transactions contemplated herein or therein, nor, to each Member's knowledge, have any such Proceedings been threatened.

    7.6 SALE OF EVANS TELCO BUSINESSES.

    Evans and the Controlling Evans Stockholders (and not any of the Members or the other Stockholders) jointly and severally make the following warranties in this Section 7.6. The agreement for the disposition of the Evans Telco Businesses (the "EVANS TELCO SALE AGREEMENT") is a valid, binding and enforceable obligation of the Evans Stockholders, Evans and its subsidiaries to sell, and the other parties to the Evans Telco Sale Agreement to buy, the Evans Telco Businesses. The Evans Telco Sale Agreement provides that UbiquiTel and its subsidiaries and Affiliates shall not have any liabilities or obligations whatsoever, and shall be released from any and all such liabilities and obligations, under the Evans Telco Sale Agreement upon the consummation of the transactions contemplated by this Agreement. The Evans Telco Sale Agreement contains a valid, binding and enforceable covenant of each party to such agreement and its Affiliates and successors and assigns not to sue UbiquiTel or any of its subsidiaries or Affiliates. The Evans Telco Sale Agreement provides that UbiquiTel and its subsidiaries and Affiliates are third-party beneficiaries of the above-described provisions of such agreements and that such provisions cannot be amended, terminated, modified, waived or otherwise negated without the prior written consent of UbiquiTel.

    7.7 CERTAIN INFORMATION.

    None of the information supplied or to be supplied by the Members or the Stockholders specifically for inclusion in (i) the Resale Registration Statement will, at the time the Resale Registration Statement is filed with the SEC, at any time that such Resale Registration Statement is amended or supplemented, and at the time such form becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading, or (ii) the Proxy Statement, will, at the time it is filed with the SEC, at any time it is amended or supplemented, at the time it is mailed to

                                     A-1-40
the holders of UbiquiTel Stock and at the time of the UbiquiTel Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE 8
       REPRESENTATIONS AND WARRANTIES OF UBIQUITEL PARENT, UBIQUITEL AND
                                THE MERGER SUBS

    For purposes of this Article 8, unless otherwise expressly stated herein or the context requires otherwise, "UBIQUITEL" shall mean UbiquiTel Parent and UbiquiTel, collectively. UbiquiTel and the Merger Subs, jointly and severally, represent and warrant to the LLC Parties and the Evans Stockholders that, except as set specifically forth on the disclosure schedule to this Article 8, which shall be organized by section and sub-section numbers corresponding to this
Article 8 (the "UBIQUITEL DISCLOSURE SCHEDULE"):

    8.1 ENTRY INTO AGREEMENTS.

        (a) ORGANIZATION AND GOOD STANDING.

    UbiquiTel and each of the Merger Subs are corporations duly organized and validly existing under the laws of the jurisdictions in which each corporation is incorporated and are in good standing under such laws. UbiquiTel Parent owns, beneficially and of record, all of the issued and outstanding shares of capital stock of UbiquiTel and each Merger Sub.

        (b) CORPORATE POWER AND AUTHORITY; VALIDITY AND AUTHORIZATION.

    UbiquiTel and the Merger Subs each have full corporate power and authority to execute, deliver and perform this Agreement and the Related Agreements. This Agreement has been duly authorized, executed and delivered by UbiquiTel and the Merger Subs, and is enforceable against UbiquiTel and the Merger Subs, in accordance with its terms. The Related Agreements to which UbiquiTel and each of the Merger Subs is a party have been (or, in the case of Related Agreements to be delivered at or before the Closing, upon execution will be) duly authorized, executed and delivered by UbiquiTel and the Merger Subs, and will constitute the legal, valid and binding obligations enforceable against each of them in accordance with their terms.

    8.2 CONFLICTS AND CONSENTS.

        (a) NO CONFLICT.

    The execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any violation of the terms of and will not contravene, conflict with, accelerate the performance of the obligations required under, or constitute a default under, the certificate of incorporation or bylaws of UbiquiTel or any of the Merger Subs, or any agreement, judgment, decree, order, law, rule or regulation or other restriction applicable to any of them, or to which any of them is a party or by which UbiquiTel or any of the Merger Subs or their respective properties or assets is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of any of them.

        (b) CONSENTS OBTAINED.

    Other than the approvals referred to in Section 3.1(a) (HSR ACT), the Permits and the consents listed on the UbiquiTel Disclosure Schedule (collectively, the "UBIQUITEL CONSENTS"), no material consents, approvals or authorizations of third parties are required in connection with UbiquiTel and the Merger Subs' valid execution, delivery and performance of this Agreement and the Related Agreements

                                     A-1-41
or the consummation of any of the transactions contemplated hereby or thereby on the part of such party.

    8.3 NO BROKERS FEES; NO COMMISSIONS.

    All negotiations relative hereto and the transactions contemplated hereby have been carried on by UbiquiTel or any of the Merger Subs directly with the LLC Parties without any act by UbiquiTel or the Merger Subs that would give rise to any claim against the LLC Parties, Evans or their Affiliates for a brokerage commission, finder's fee or other similar payment.

    8.4 UBIQUITEL STOCK.

    The shares of UbiquiTel Stock, when issued, sold and delivered in accordance with the terms hereof will be duly and validly issued, fully paid and nonassessable and issued free and clear of any Liens.

    8.5 SEC DOCUMENTS.

    UbiquiTel Parent has heretofore delivered or made available to the LLC Parties UbiquiTel Parent's Registration Statement on Form S-1, including the final prospectus contained therein, all reports filed by UbiquiTel Parent under Sections 13(a), 14(a), 14(c) and 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), with the SEC on or after March 1, 2000 (the "SEC DOCUMENTS"). As of their respective dates, each of the SEC Documents complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The audited consolidated financial statements and unaudited consolidated financial statements of UbiquiTel Parent included in the SEC Documents fairly present the financial position of UbiquiTel Parent as of the dates of such financial statements and the results of UbiquiTel's operations and cash flows for the periods then ended, in accordance with GAAP, except for the variances from GAAP set forth in the notes thereto.

    8.6 NO MATERIAL ADVERSE EFFECT.

    Since the date of the most recent filing by UbiquiTel Parent under the Exchange Act prior to the date hereof, there has been no event or occurrence that has caused or is reasonably expected to cause a material adverse effect on UbiquiTel other than (i) operating losses in the ordinary course of business or
(ii) economic conditions affecting the U.S. economy generally or the telecommunications industry generally.

    8.7 CAPITALIZATION.

        (a) The authorized stock of UbiquiTel consists of 10,000 shares of common stock, par value $0.01 per share; 1,000 shares of such stock are issued and outstanding, and all of such stock is issued to UbiquiTel Parent.

        (b) The authorized capital stock of UbiquiTel Parent consists of
    (i) 100,000,000 shares of UbiquiTel Stock, of which 63,543,604 shares were issued and outstanding as of December 31, 2000, (ii) 10,000,000 shares of preferred stock, par value $.001 per share, of which no shares were issued and outstanding as of December 31, 2000, and (iii) those options and warrants to purchase UbiquiTel Stock as set forth in the UbiquiTel Disclosure Schedule. All of the issued and outstanding shares of UbiquiTel Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive rights. Except as set forth in the UbiquiTel Disclosure Schedule, there are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, UbiquiTel Parent for the issuance, sale, purchase, repurchase, redemption, acquisition or other transfer of its equity

                                     A-1-42
    securities other than stock that may be issued pursuant to stock option plans or agreements described in the SEC Documents.

    8.8 NO LIABILITIES.

    At the date of this Agreement, UbiquiTel has no debt, guaranty, liability or obligation of any nature in excess of $1.0 million, whether accrued, absolute, contingent or otherwise, whether due or to become due, and whether known or unknown, and there is no basis for the assertion against it of any such debt, guaranty, liability or obligation except (i) to the extent set forth or reserved against in full in UbiquiTel's audited consolidated financial statements and unaudited consolidated financial statements included in the SEC Documents, and
(ii) liabilities incurred in the ordinary course of business since September 30, 2000.

    8.9 COMPLIANCE WITH LAWS.

    UbiquiTel has not violated any term of any judgment, writ, decree, order, law, statute, rule or regulation to which it is subject or a party, or by which the business or assets of UbiquiTel are bound or affected (collectively, the "UBIQUITEL LEGAL REQUIREMENTS"), except as would not have a material adverse effect on UbiquiTel. UbiquiTel has not received notice of any actual, alleged or potential violation of a UbiquiTel Legal Requirement.

    8.10 CERTAIN INFORMATION.

        (a) None of the information supplied or to be supplied by UbiquiTel, specifically for inclusion or incorporation by reference in, or which may be deemed to be in incorporated by reference in, any registration statement filed or to be filed with the SEC, at any time that it is amended or supplemented and at the time it becomes effective under the Securities Act, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (b) None of the information supplied or to be supplied by UbiquiTel specifically for inclusion or incorporation by reference in, or which may be deemed to be in incorporated by reference in (i) the Resale Registration Statement will, at the time the Resale Registration Statement is filed with the SEC, at any time that it is amended or supplemented, and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
    (ii) the Proxy Statement will, at the time it is filed with the SEC, at any time that it is amended or supplemented, at the time it is mailed to the holders of UbiquiTel Stock and at the time of the UbiquiTel Stockholders' Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by UbiquiTel with respect to statements made or incorporated by reference therein based on information supplied by the LLC Parties specifically for inclusion therein.

    8.11 DISCLOSURE.

    None of the representations or warranties of UbiquiTel or any of the Merger Subs contained in this Agreement, the Related Agreements or the UbiquiTel Disclosure Schedule contains any untrue statement of a material fact or omits to state a material fact herein or therein necessary in order to make the statements contained herein or therein not misleading.

                                     A-1-43

                                   ARTICLE 9
                    PRE-CLOSING COVENANTS OF THE LLC PARTIES

    During the period from the date of this Agreement and (a) with respect to the covenants set forth in Section 9.1, 9.2, and 9.3, continuing until the Pre-Closing Date, and (b) with respect to the covenants set forth in Sections 9.4, 9.5, and 9.6, continuing until the Closing Date, the LLC Parties agree that:

    9.1 CONDUCT OF BUSINESS OF LLC.

    Unless otherwise expressly contemplated hereby, in the Related Agreements, or approved in writing by UbiquiTel Parent, LLC shall conduct its business and operations only in, and LLC shall not take any action except in, the ordinary course of business and consistent with past practices or otherwise in accordance with the Management Agreement. In the conduct of its business, LLC shall comply with the covenants set forth in Section 4.1(b) (LLC PARTIES' RESPONSIBILITIES). The LLC Parties shall use reasonable best efforts to:

        (a) maintain LLC's and the LLC Subsidiary's respective rights and franchises and preserve their respective relationships with customers, suppliers and others having business dealings with them with the objective of maintaining and promoting their respective ongoing businesses;

        (b) preserve, protect and maintain for UbiquiTel Parent and UbiquiTel the goodwill of LLC and LLC Subsidiary's employees;

        (c) to keep available to UbiquiTel Parent and UbiquiTel LLC's present officers and employees and agents; and

        (d) confer with UbiquiTel Parent and/or UbiquiTel concerning LLC's operational matters of a material nature.

    The LLC Parties shall consult with UbiquiTel Parent and/or UbiquiTel on strategies for operating, maintaining and preserving LLC and LLC Subsidiary's respective businesses and effecting an orderly transition to UbiquiTel Parent ownership of such businesses.

    9.2 ACCESS TO INFORMATION AND EMPLOYEES.

    The LLC Parties shall permit, upon reasonable notice during normal business hours, UbiquiTel Parent and its Representatives (as defined herein) to visit and inspect any of the properties of the LLC Parties and the LLC Subsidiary, including books and records, and to discuss the affairs, finances and accounts of the LLC Parties and the LLC Subsidiary, and UbiquiTel Parent's prospects, plans and intentions with the LLC Parties' officers, certain employees (as allowed by the LLC Parties), brokers and independent UbiquiTel Parent accountants, as often as any such person may deem necessary or desirable and reasonably request. Notwithstanding anything in this Section 9.2 to the contrary, prior to any investigation contemplated herein, UbiquiTel Parent and/or its Representatives shall notify David Nelson on behalf of the LLC Parties and request consent to conduct the foregoing actions (which consent may not be unreasonably withheld). For purposes of this Agreement, "Representatives" means, collectively, a party's directors, officers, employees, stockholders or members (as the case may be), partners, financial parties in interest, agents, advisors, attorneys, accountants, consultants, Affiliates, financing sources and representatives of any of the foregoing Persons.

    9.3 FINANCIAL STATEMENTS.

    The LLC Parties shall deliver to UbiquiTel Parent not later than the 20th business day of each succeeding month after the date of this Agreement, the following financial statements for LLC for the most recently completed month: an unaudited balance sheet as of the end of such month; and associated statements of profit and loss and cash flow for such month.

                                     A-1-44

    9.4 CONDUCT OF THE MEMBERS.

    Each of the Members shall continue to own no assets other than its Member Interest, to conduct no business operations of any kind other than to own its Member Interest, and to incur no liability other than the liabilities associated with this Agreement, the Related Agreements, and the consummation of the Mergers.

    9.5 TRADING PROHIBITION.

    The Stockholders and the Controlling Evans Stockholders acknowledge that the transactions contemplated hereby and information disclosed to the LLC Parties and their representatives constitute or include material non-public information concerning UbiquiTel Parent, and that they may not acquire or sell any shares of UbiquiTel Stock, or encourage any other Person to do so, and that they will advise any of their respective directors, officers, employees, agents or Affiliates who have knowledge of the transactions contemplated hereby that they may not acquire or sell any shares of UbiquiTel Stock, or encourage any other Person to do so.

    9.6 NON-NEGOTIATION.

    In consideration of the substantial expenditure of time and money by UbiquiTel Parent in connection with this transaction, the LLC Parties jointly and severally agree that none of them will, after the execution of this Agreement and until the termination of this Agreement in accordance with its terms or the Closing, (i) directly or indirectly solicit, encourage, initiate, negotiate or discuss with any third party any acquisition proposal relating to LLC, whether by way of a purchase of assets or membership interests, business combination, merger, or other transaction, or (ii) provide any information to any third party the purpose of which is to permit such third party to evaluate any such acquisition proposal. Any LLC Party that becomes aware of any communication by a third party to any LLC Party about or relating to any such acquisition proposal shall promptly advise UbiquiTel Parent of such communication.

                                   ARTICLE 10
                            [INTENTIONALLY OMITTED]

                                   ARTICLE 11
                               CERTAIN AGREEMENTS

    11.1 CONSULTING AGREEMENT.

    On the Signing Date, David Nelson and UbiquiTel will enter into a consulting agreement pursuant to which David Nelson will provide consulting services to UbiquiTel, on terms and conditions mutually acceptable to the parties thereto.

    11.2 PREPARATION OF THE PROXY STATEMENT AND THE RESALE REGISTRATION
     STATEMENT.

        (a) [INTENTIONALLY OMITTED]

        (b) PROXY STATEMENT.

    UbiquiTel Parent and LLC (if requested by UbiquiTel Parent) shall jointly prepare a proxy statement (the "PROXY STATEMENT"), in accordance with the Exchange Act and the rules and regulations under the Exchange Act, with respect to the Mergers and the Interest Sale. UbiquiTel Parent and the LLC Parties shall cooperate with each other in the preparation of the Proxy Statement. UbiquiTel Parent shall use reasonable best efforts to respond promptly to any comments made by the SEC with

                                     A-1-45
respect to the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the UbiquiTel Parent stockholders, as determined by UbiquiTel Parent, at the earliest practicable date.

        (c) RESALE REGISTRATION STATEMENT.

    Prior to the Pre-Closing, UbiquiTel Parent, and the Stockholders and all Evans Stockholders who receive UbiquiTel Shares hereunder (collectively the "Selling Stockholders"), shall jointly prepare a registration statement (the "Resale Registration Statement") on Form S-3 (or Form S-1 if UbiquiTel Parent is not then eligible to file on Form S-3) to be filed with the SEC in connection with the resale by the Selling Stockholders of the shares of UbiquiTel Stock that the Selling Stockholders and holders of PARs receive pursuant to the terms of the Mergers in accordance with the Securities Act. If UbiquiTel's counsel determines that UbiquiTel may file the Resale Registration Statement prior to the Closing, then UbiquiTel shall file the Resale Registration Statement with the SEC as soon as possible following the Pre-Closing. If UbiquiTel's counsel determines it cannot file the Resale Registration Statement until after the Closing, then UbiquiTel shall file the Resale Registration Statement not later than the 3rd business day following the Closing. UbiquiTel Parent shall give the Selling Stockholders and their counsel reasonable time to review and comment on any and all documents to be filed with the SEC in connection with the Resale Registration Statement. UbiquiTel Parent shall use reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Resale Registration Statement and to cause the Resale Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC, but in no event later than the date that shares are first permitted to be sold under the Lock-Up Agreement. If the Resale Registration Agreement is declared effective under the Securities Act, then UbiquiTel Parent shall use reasonable best efforts to prepare and file such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement effective for a period of not less than two years from the CLOSING DATE, PROVIDED, HOWEVER, that if UbiquiTel Parent files on
Form S-1, UbiquiTel Parent may convert the Form S-1 to a registration statement on Form S-3 from and after the time that UbiquiTel Parent first is eligible to use Form S-3 for the registration of UbiquiTel Stock for resale. UbiquiTel Parent will furnish to the Selling Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other customary documents as they may reasonably request in order to facilitate the disposition of the UbiquiTel Stock owned by them. UbiquiTel Parent shall use its reasonable best efforts to register and qualify the UbiquiTel Stock covered by the Resale Registration Statement under such other securities or Blue Sky laws of such states as shall be reasonably requested by the Selling Stockholders, provided, that UbiquiTel Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such states. UbiquiTel Parent will bear and pay all expenses incurred in connection with any registration, filing or qualification of the UbiquiTel Stock to be registered hereunder, including (without limitation) all registration, filing and qualification fees, printers fees and legal and accounting fees of UbiquiTel Parent's attorneys and accountants, but excluding any discounts or commissions incurred in connection with the sale of any UbiquiTel Stock and the legal and accounting fees of attorneys and accountants engaged by the Selling Stockholders. If the Resale Registration Statement is not declared effective by the date that any shares of UbiquiTel Stock are first permitted to be sold under the Lock-Up Agreement, UbiquiTel shall pay to the Stockholders and the Selling Member, in cash or by wire transfer within five (5) business days after such date, the aggregate amount of $4,900,000 to be allocated among the Stockholders and the Selling Member proportionately based on such Person's total number of shares of UbiquiTel Stock received as Merger Consideration in accordance with the provisions of EXHIBIT 1.2; and such payment shall be the exclusive remedy of the Stockholders and the Selling Member for any Losses, expenses or damages incurred in connection with their inability to resell the shares of the UbiquiTel Stock pursuant to the effective Resale Registration Statement on the date when such resale is first permitted by the Lock-Up Agreement, or pursuant to any registration of UbiquiTel Stock under the Securities Act; provided, that

                                     A-1-46
nothing herein shall be deemed to relieve UbiquiTel Parent from its continuing obligations hereunder, including (without limitation) the obligations to respond promptly to SEC comments and to cause the Resale Registration Statement to be declared effective as promptly as possible.

        (d) UBIQUITEL PARENT'S ACTIONS.

    UbiquiTel Parent shall, as promptly as practicable, take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of UbiquiTel Stock in connection with the Mergers and the Interest Sale, and the LLC Parties shall furnish all information concerning the LLC Parties as may be reasonably requested in connection with any such action. UbiquiTel Parent shall keep the LLC Parties advised of the status of any actions taken under any applicable state securities laws.

        (e) [INTENTIONALLY OMITTED]

    11.3 UBIQUITEL STOCKHOLDERS' MEETING.

    UbiquiTel Parent shall take all action necessary, in accordance with the DGCL, the Exchange Act and other applicable law and its certificate of incorporation and bylaws, to convene and hold a special meeting of the stockholders of UbiquiTel Parent (the "UBIQUITEL STOCKHOLDERS' MEETING") as promptly as practicable after the date hereof for the purpose of considering, voting and approving upon this Agreement. The Board of Directors of UbiquiTel Parent shall (a) recommend that the stockholders of UbiquiTel Parent vote in favor of the adoption of this Agreement at the UbiquiTel Stockholders' Meeting,
(b) cause such recommendation to be included in the Proxy Statement,
(c) solicit proxies in favor of the adoption of this Agreement, and (d) use reasonable best efforts to obtain the required vote of the stockholders of UbiquiTel Parent.

    11.4 POST-CLOSING AGREEMENTS OF STOCKHOLDERS AND UBIQUITEL PARENT.

    The Stockholders and UbiquiTel Parent covenant and agree that after the
Closing:

        (a) FURTHER ACTIONS.

    UbiquiTel Parent shall have the right to act in the name and on behalf of LLC and the Members, including, without limitation, through the execution and delivery of such further instruments of transfer and conveyance, documents and certificates as may be reasonably requested by UbiquiTel Parent in order to more effectively convey and transfer to UbiquiTel Parent all of the equity interests or other securities of the Members, to aid and assist in reducing to possession or exercising rights with respect to same, or to consummate any of the transactions contemplated hereby. The Stockholders shall, as promptly as practicable after receipt, deliver to UbiquiTel Parent any cash, checks, mail, packages, notices and other similar communications of the Members or LLC that any of them receives.

        (b) ACCESS TO INFORMATION.

    The Stockholders and UbiquiTel Parent shall afford to the other and their respective Representatives reasonable access to their respective books and records in order to prepare tax returns and other governmental filings.

        (c) DIRECTORS.

    On or before the Closing Date, Matthew J. Boos shall be appointed to the UbiquiTel Parent Board of Directors.

                                     A-1-47

        (d) MEMBER LOANS.

    On or before the Pre-Closing Date, LLC shall provide to UbiquiTel Parent all documents reasonably requested by UbiquiTel Parent to evidence that all loans made to any Member by its Stockholders have been forgiven or terminated in their entirety to be effective as of the Closing; PROVIDED, HOWEVER, that if the Evans Merger occurs in lieu of the CVC Merger, the Controlling Evans Stockholders shall provide to UbiquiTel Parent all documents reasonably requested by UbiquiTel Parent to evidence that all loans made to Evans by the Evans Stockholders have been forgiven or terminated in their entirety to be effective as of the Closing.

        (e) REORGANIZATION QUALIFICATION.

    The Mergers (except the Evans Merger) are intended to qualify as reorganizations pursuant to Section 368(a)(1)(A) and (a)(2)(E) of the Code. The Stockholders and UbiquiTel Parent shall take the position on all Tax Returns that, for all purposes, such Mergers qualify as reorganizations within the meaning of such Code sections. Further, UbiquiTel Parent and the Stockholders agree that they will report such Mergers accordingly and that they will not take any action which is reasonably likely to be considered to be inconsistent with such reporting positions.

        (f) QUALIFICATION OF THE EVANS MERGER.

    The Evans Merger is intended to be treated as a purchase by UbiquiTel Parent of all of the outstanding capital stock of Evans. The Evans Stockholders and UbiquiTel Parent shall take the position on all Tax Returns that, for all purposes, the Evans Merger is so treated. Further, UbiquiTel Parent and the Evans Stockholders agree that they will report such Merger accordingly and that they will not take any action which is reasonably likely to be considered to be inconsistent with such reporting position.

    11.5 PAYOFF OF CERTAIN OBLIGATIONS AT CLOSING.

    Immediately following the Closing, UbiquiTel shall pay in full all amounts of principal and accrued but unpaid interest of LLC to RTFC under the RTFC Loan Agreement, and shall receive in return from the RTFC, in form and substance satisfactory to counsel for UbiquiTel and the LLC Parties, all documents (including without limitation UCC-3 termination statements executed by RTFC and otherwise prepared for filing) necessary to release and fully terminate the rights, liens and security interests of RTFC or any Persons claiming through RTFC in connection with the RTFC Loan Agreement. In connection with such payment, UbiquiTel shall cooperate with the LLC Parties with respect to releases of any and all guaranties or pledges given by the LLC Parties and the return of any and all collateral properly belonging to such Parties.

    11.6 TAX MATTERS FOR UBIQUITEL PARENT AND MEMBERS.

    Except as expressly provided otherwise in Section 11.7 with respect to the Evans Merger, the following provisions shall govern the allocation of responsibility as between UbiquiTel Parent, the Members, and the Stockholders for certain tax matters following the Pre-Closing Date or the Closing Date, as applicable:

        (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE.

    The Stockholder of each Member (in the case of PCS, IPLLC, and in the case of Kerman, KCI), or any designated representative thereof, shall have the obligation to prepare all Tax Returns that are required to be filed by or with respect to the income, assets, or operations of that Stockholder's affiliated Member for all taxable years or other taxable periods ending on or prior to the Closing Date with respect to that Member (a "MEMBER PRE-CLOSING PERIOD"). Each such Tax Return shall be submitted to UbiquiTel Parent at least 30 days prior to filing for approval, which shall not be unreasonably

                                     A-1-48
withheld. Except as provided in this Section 11.6 and in Section 11.7 with respect to the Evans Merger, UbiquiTel Parent shall have the exclusive obligation and authority to timely file or cause to be timely filed all Tax Returns that are required to be filed by or with respect to the income, assets or operations of a Member or any successor thereto, LLC and LLC Subsidiary.

        (b) STRADDLE PERIODS.

    UbiquiTel Parent shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of LLC, LLC Subsidiary, and each Member for Tax periods that begin before the Closing Date and end after the Closing Date (the "STRADDLE PERIODS"). All such Tax Returns prepared by UbiquiTel Parent shall be submitted to the Stockholders (in the case of PCS, IPLLC, and in the case of Kerman, KCI) of each respective Member at least thirty (30) days prior to the filing of such Tax Return for approval, which approval shall not be unreasonably withheld. For purposes of this Section 11.6(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date, and the denominator of which is the number of days in the entire taxable period; PROVIDED, HOWEVER, that in the case of real or personal property Taxes, UbiquiTel Parent shall bear any supplemental or additional assessments that result from the Mergers (except the Evans Merger), and (B) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. For purposes of Section 11.6(c), the portion of any Member's Straddle Period that ends on or before the Closing Date shall be treated as a Member Pre-Closing Period.

        (c) TAX OBLIGATIONS.

           (i) Each Stockholder Group shall be responsible for, and shall pay or cause to be paid to or for the benefit of UbiquiTel Parent and its subsidiaries, any and all Taxes that may be imposed upon or assessed against or otherwise determined to be attributable to its affiliated Member or its assets: (i) with respect to any Member Pre-Closing Period,
       (ii) arising by reason of any breach or inaccuracy of the representations contained in Sections 6.5(b) or 7.5(b) hereof, (iii) with respect to any and all Taxes of any member of an Affiliated Group, as defined in
       Section 11.6(g)(i), of which a Member is or was a member on or prior to the Closing Date, including any Taxes for which the Member may be liable under Section 1.1502-6 of the Treasury Regulations promulgated under the Code (or any similar provision of state, local or foreign law), (iv) by reason of being a successor-in-interest or transferee of another Person on or prior to the Closing Date, and (v) without duplication, with respect to any Taxes incurred by the Member, in connection with the transactions contemplated by this Agreement (subject to clause (A) of Section 11.6(b) (STRADDLE PERIODS) hereof). Notwithstanding the foregoing, the Members shall not be responsible for any additions to Tax, interest or penalties arising from UbiquiTel Parent's negligence in filing of any Tax Returns timely submitted or UbiquiTel Parent's late payment of any Taxes with respect to which funds were made available for timely payment by the Members. For purposes of this Agreement, the federal, state and local income Tax liabilities attributable to any Stockholder, Member or its subsidiaries for any Member Pre-Closing Period shall be computed without taking into account (A) any item of loss, deduction, credit, refund, loss carryback or similar item that is attributable to UbiquiTel Parent or its subsidiaries; or (B) any item of loss, deduction, credit, refund, loss carryback or similar item that is attributable to LLC or LLC Subsidiary for any Tax period or portion of a Tax period subsequent to the Pre-Closing Date.

                                     A-1-49

           (ii) Notwithstanding anything to the contrary in Section 11.6(b),
       Section 11.6(c)(i), Section 11.6(g), or the Operating Agreement, UbiquiTel Parent, but not the Members, shall be responsible for payment of any Taxes to the extent such Taxes result from any Tax items (whether incurred in the ordinary course of business or otherwise) of LLC that arise after the Pre-Closing Date. Furthermore, Tax items of LLC that arise from transactions not in the ordinary course of business and not contemplated by this Agreement and the Related Agreements that occur on or after the Pre-Closing Date shall be deemed to arise after the Effective Date.

        (d) GENERAL COOPERATION ON TAX MATTERS.

           (i) UbiquiTel Parent, the Members, and each of the Stockholders shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the filing of Tax Returns pursuant to this
       Section 11.6 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. Each Member agrees (A) to retain all books and records with respect to Tax matters pertinent to the Member or its Stockholders relating to any taxable period beginning before the Closing Date, until the expiration of the statute of limitations (and, to the extent notified by UbiquiTel Parent or a Stockholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, to allow the other Party to take possession of such books and records. UbiquiTel Parent, the Members and each of the Stockholders acknowledge that any and all information obtained in connection with the preparation of any Tax Return, audit or judicial or administrative proceeding or determination pursuant to this Section 11.6 is of a confidential nature and that all such information shall be used only for the purposes set forth in this Section 11.6.

           (ii) So long as such action would not create any material liability for such Party, UbiquiTel Parent and each Stockholder further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed on a Member (including, but not limited to, with respect to the transactions contemplated hereby).

          (iii) UbiquiTel Parent and each Stockholder further agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

        (e) CONTESTS.

           (i) Each Member's Stockholder (in the case of PCS, IPLLC, and in the case of Kerman, KCI) and their duly appointed representatives (collectively, the "MEMBER REPRESENTATIVE") shall have the authority to control any audit or examination by any taxing authority, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of a Member for its Member Pre-Closing Periods; PROVIDED, HOWEVER, that no Member Representative shall, without the prior consent of UbiquiTel Parent, which consent shall not be unreasonably withheld, enter into any settlement of any contest or otherwise compromise any issue that would have a material adverse effect on the Tax benefits of UbiquiTel Parent or the Member for taxable years ending after the Closing Date. UbiquiTel Parent and its duly appointed Representatives shall have the

                                     A-1-50
       exclusive authority to control any audit or examination by any taxing authority, initiate any claim for refund, amend any Tax Return and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of a Member for Taxes for any taxable year or other taxable period ending after the Closing Date (a "MEMBER POST-CLOSING PERIOD"); PROVIDED, HOWEVER, that (a) neither UbiquiTel Parent nor its subsidiaries nor any of their duly appointed Representatives shall, without the prior written consent of the Member Representative, enter into any settlement of any contest or otherwise compromise any issue that adversely affects the liability of the Member's Stockholder or Stockholders for any Member Pre-Closing Period Taxes, and (b) neither UbiquiTel Parent nor its subsidiaries nor any of their duly appointed representatives shall, without the prior consent of the Member Representative, enter into any settlement of any contest or otherwise compromise any issue that would require payment by such Member Representative's Stockholder Group Indemnitors of any amount under this Agreement unless UbiquiTel Parent shall have waived or caused to be waived for itself and its subsidiaries any right to indemnification for Taxes from such Member Representative's Stockholder Group Indemnitors.

           (ii) UbiquiTel Parent agrees to notify in writing the Member Representative of any affected Member within ten business days of receipt of any notice, whether oral or in writing, of any federal, state, local or foreign Tax examinations, claims, settlements, proposed adjustments, or related matters that may affect in any way such Member Representative's Stockholder Group Indemnitors' obligations under this Agreement and shall promptly forward all written notifications and other communications from any Tax authority received by UbiquiTel relating to any Tax audit or other proceeding relating to the Tax liability of or with respect to a Member. The failure of UbiquiTel Parent to give the Member Representative such written notice shall not excuse such Member Representative's Stockholder Group Indemnitors from their obligations under this Agreement with respect to any increased Tax liability directly or indirectly attributable to any such written notification or other communication, unless such failure materially prejudices the ability of the Member Representative's Stockholder Group to defend or dispute such examination, claim, settlement, adjustment or related matter.

          (iii) This Section 11.6(e) shall be subject to the provisions of
       Article 12 of this Agreement.

        (f) [OMITTED].

        (g) ADDITIONAL TAX MATTERS.

           (i) TAX SHARING AGREEMENTS.

    Any Tax sharing agreement (other than the Operating Agreement) to which the LLC, LLC Subsidiary, or a Member is a party hereby is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year). For purposes of this Agreement, the term "AFFILIATED GROUP" means an affiliated group within the meaning of Code
Section 1504(a), and when used with respect to a Member, means the Affiliated Group to which such Member belongs.

           (ii) RETURNS FOR PERIODS THROUGH THE CLOSING DATE.

    Each respective corporate Stockholder ("PARENT") of each respective Member will include the income of the Member (including any deferred income triggered into income by Reg. Section 1.1502-13 and Reg. Section 1.1502-14 and the excess loss accounts taken into income under Reg. Section 1.1502-19) on each such Parent's consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. Each Member

                                     A-1-51
will furnish Tax information to its respective Parent for inclusion in such Parent's federal consolidated income Tax Return for the period which includes the Closing Date. Each Parent will allow UbiquiTel Parent an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to a Member. Parent will take no position on such returns that relate to a Member that would adversely affect the Member after the Closing Date unless such position would be reasonable in the case of a Person that owned the Member both before and after the Closing Date. The income of each Member will be apportioned to the period up to and including the Closing Date and the period after the Closing Date, by closing the books of the Member as of the close of business on the Closing Date.

          (iii) CARRYBACKS.

    With respect to any post acquisition Tax attributes for which UbiquiTel Parent cannot waive a carryback, each Parent will pay to UbiquiTel Parent within ten (10) days any Tax refund (or reduction in Tax liability) resulting from a carryback of a post-acquisition Tax attribute of its former Member into the Parent's consolidated Tax Return, when such refund or reduction is realized by Parent. Each Parent will cooperate with its former Member in obtaining such refunds (or reduction in Tax liability), including through the filing of amended Tax Returns or refund claims. UbiquiTel Parent agrees to indemnify each Parent for any Taxes resulting from the disallowance of such post-acquisition Tax attribute on audit or otherwise.

           (iv) RETENTION OF CARRYOVERS.

    No Parent will elect to retain any net operating loss carryovers or capital loss carryovers of its Member under Reg. Section 1.1502-20(g). At any Parent's request, UbiquiTel Parent will cause such Parent's former Member to join with Parent in filing any necessary elections under Reg. Section 1.1502-20(g).

           (v) POST-CLOSING ELECTIONS.

    At any Parent's request, UbiquiTel Parent will cause such Parent's former Member to make and/or join with Parent in making any election after the Closing if the making of such election does not have a material adverse impact on UbiquiTel Parent or such Parent's former Member for any post-acquisition Tax period.

    11.7 TAX MATTERS IN EVANS MERGER.

    Notwithstanding the other provisions of this Agreement (including, without limitation, Section 7.5(b)), if the Evans Merger occurs, the following provisions shall govern the allocation of responsibility as between UbiquiTel Parent, Evans and the Evans Stockholders for certain tax matters following the Pre-Closing Date or the Closing Date, as applicable.

        (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE.

    The Evans Representative shall have the obligation to prepare all Tax Returns that are required to be filed by or with respect to the income, assets, or operations of Evans and its subsidiaries for all taxable years or other taxable periods ending on or prior to the Closing Date (the "EVANS PRE-CLOSING PERIODS"). Each such Tax Return shall be submitted to UbiquiTel Parent at least 30 days prior to filing for approval, which shall not be unreasonably withheld. Except as provided in the preceding sentence, UbiquiTel Parent shall have the exclusive obligation and authority to timely file or cause to be timely filed all Tax Returns that are required to be filed by or with respect to the income, assets or operations of Evans or any successor thereto.

                                     A-1-52

        (b) EVANS STRADDLE PERIODS.

    UbiquiTel Parent shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of Evans or its subsidiaries for taxable years or taxable periods which begin before the Closing Date and end after the Closing Date ("EVANS STRADDLE PERIODS"). UbiquiTel Parent shall furnish to the Evans Representative for review and approval, which approval shall not be unreasonably withheld, a draft of each such Tax Return that UbiquiTel Parent proposes to file at least 30 days prior to the filing of such return. For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for an Evans Straddle Period, the portion of such Tax that relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, PROVIDED, HOWEVER, that in the case of real or personal property Taxes, UbiquiTel Parent shall bear any supplemental or additional assessments that result from the Evans Merger, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to an Evans Straddle Period shall be taken into account as though the relevant taxable period ended on the Closing Date. For purposes of Section 11.7(c), the portion of the Evans Straddle Period that ends on or before the Closing Date shall be treated as a Evans Pre-Closing Period.

        (c) TAX OBLIGATIONS.

           (i) The Evans Stockholders shall be responsible for, shall pay or cause to be paid and reimburse UbiquiTel Parent and its subsidiaries for any and all Taxes that may be imposed upon or assessed against, or otherwise determined to be attributable to Evans or its assets: (i) with respect to any Evans Pre-Closing Period, (ii) arising by reason of any breach or inaccuracy of the representations contained in Section
       6.5(b) or 7.5(b) hereof, (iii) with respect to any and all Taxes of any member of an Affiliated Group, as defined in Section 11.6(g)(i), of which Evans or its subsidiaries are or was a member on or prior to the Evans Closing Date, including any Taxes for which Evans or its subsidiaries may be liable under Section 1.1502-6 of the Treasury Regulations promulgated under the Code (or any similar provision of state, local or foreign law),
       (iv) by reason of being a successor-in-interest or transferee of another Person on or prior to the Closing Date, and (v) without duplication, with respect to any Taxes incurred by Evans before the Closing Date in connection with the transactions contemplated by this Agreement (subject to clause (x) of the third sentence of Section 11.7(b) (STRADDLE PERIODS) hereof). Notwithstanding the foregoing, (i) the Evans Stockholders shall not be responsible for any Taxes pursuant to this Section 11.7(c) to the extent such Taxes have been paid on or before the Closing Date or have been taken into account in computing the Net Assets pursuant to Section 1.2(b)(ii)(B) or the Tax Return adjustment amount payable pursuant to
       Section 1.2(b)(ii)(B)(III), and (ii) the Evans Stockholders shall not be responsible for any additions to Tax, interest or penalties arising from UbiquiTel Parent's negligence in filing of any Tax Returns timely submitted by the Evans Stockholders or UbiquiTel Parent's late payment of any Taxes with respect to which funds were made available for the timely payment thereof under Section 1.2(b)(ii)(B)(III). For purposes of this Agreement, the federal, state and local income Tax liabilities attributable to Evans or its subsidiaries for any Evans Pre-Closing Period shall be computed without taking into account (A) any item of loss, deduction, credit, refund, loss carryback or similar item that is attributable to UbiquiTel Parent or its subsidiaries; and (B) any item of loss, deduction, credit, refund, loss carryback or similar item that is attributable to LLC or LLC Subsidiary for any Tax period or portion of a Tax period subsequent to the Pre-Closing Date.

                                     A-1-53

           (ii) Notwithstanding anything to the contrary in Section 11.7(b),
       Section 11.7(c)(i) or the Operating Agreement, UbiquiTel Parent, but not the Evans Stockholders, shall be responsible for payment of any Taxes to the extent such Taxes result from any Tax items (whether incurred in the ordinary course of business or otherwise) of LLC that arise after the Pre-Closing Date. Furthermore, Tax items of LLC that arise from transactions not in the ordinary course of business and not contemplated by this Agreement and the Related Agreements that occur on or after the Pre-Closing Date shall be deemed to arise after the Effective Date.

        (d) GENERAL COOPERATION ON TAX MATTERS.

           (i) UbiquiTel Parent and the Evans Representative agree to consult and resolve in good faith any issues arising in connection with the preparation or review of any Tax Return or the calculation of any Tax described in this Section 11.7. After the Evans Closing, the Evans Representative and UbiquiTel Parent shall, and shall cause their respective Affiliates to provide the requesting Party or its designee with such assistance as may reasonably be requested by such Party or its designee in connection with the preparation of any Tax Return, audit or judicial or administrative proceeding or determination relating to liability for Taxes of or with respect to UbiquiTel Parent (relating to Evans or its subsidiaries), Evans, or any of their Affiliates including access to the books and records, and the assistance of the officers and employees of Evans and its subsidiaries. UbiquiTel Parent and the Evans Stockholders acknowledge that any and all information obtained in connection with the preparation of any Tax Return, audit, or judicial or administrative proceeding or determination pursuant to this Section 11.7(d) is of a confidential nature and that all such information shall be used only for the purposes set forth in the immediately preceding sentence.

           (ii) So long as such action would not create any material liability for such Party, UbiquiTel Parent and the Evans Representative further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed on a Member (including, but not limited to, with respect to the transactions contemplated hereby).

          (iii) UbiquiTel Parent and the Evans Representative further agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

        (e) CONTESTS.

           (i) The Evans Representative and its duly appointed representatives shall have the authority to control any audit or examination by any taxing authority, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of Evans and its subsidiaries for all Evans Pre-Closing Periods; PROVIDED, HOWEVER, that neither the Evans Representative nor any duly appointed representative of the Evans Representative shall, without the prior consent of UbiquiTel Parent, which consent shall not be unreasonably withheld, enter into any settlement of any contest or otherwise compromise any issue that would have a material adverse effect on the Tax benefits of UbiquiTel Parent or Evans or any subsidiary for taxable years ending after the Closing Date. UbiquiTel Parent and its duly appointed Representatives shall have the exclusive authority to control any audit or examination by any taxing authority, initiate any claim for refund, amend any Tax Return and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of Evans and its subsidiaries for Taxes for any taxable year or other taxable period ending after the Closing Date (the "POST-CLOSING PERIODS"); PROVIDED, HOWEVER,

                                     A-1-54
       that (a) none of UbiquiTel Parent, Evans, its subsidiaries nor any of their duly appointed representatives shall, without the prior written consent of the Evans Representative, enter into any settlement of any contest or otherwise compromise any issue that adversely affects the liability of the Evans Stockholders for any Evans Pre-Closing Period Taxes, and (b) none of UbiquiTel Parent, Evans, its subsidiaries nor any of their duly appointed representatives shall, without the prior consent of the Evans Representative, enter into any settlement of any contest or otherwise compromise any issue that would require payment by the Controlling Evans Stockholders (as defined herein) of any amount under this Agreement unless UbiquiTel Parent shall have waived or caused to be waived for itself and Evans and its subsidiaries any right to indemnification for Taxes from the Controlling Evans Stockholders.

           (ii) NOTICES. UbiquiTel Parent agrees to notify the Evans Representative in writing within ten business days of receipt of any notice, whether oral or in writing, of any federal, state, local or foreign Tax examinations, claims, settlements, proposed adjustments, or related matters that may affect in any way the Controlling Evans Stockholders' obligations under this Agreement and shall promptly forward all written notifications and other communications from any Tax authority received by such Party or, with respect to UbiquiTel Parent, Evans or their respective subsidiaries relating to any Tax audit or other proceeding relating to the Tax liability of or with respect to Evans or its subsidiaries. The failure of UbiquiTel Parent to give the Evans Representative such written notice shall not excuse the Controlling Evans Stockholders from their obligations under this Agreement with respect to any increased Tax liability directly or indirectly attributable to any such written notification or other communication, unless such failure materially prejudices the ability of the Evans Representative to defend or dispute such examination, claim, settlement, adjustment or related matter.

          (iii) The provisions of this Section 11.7(e) shall be subject to the provisions of Article 12 of this Agreement.

        (f) CARRYBACK CFT DEDUCTION.

    The federal income tax deduction for the California Franchise Tax (the "CFT DEDUCTION") paid by Evans and its subsidiaries for the tax period ending on the Closing Date may be claimed as a deduction by UbiquiTel Parent on its consolidated federal income Tax Return for the first tax period ending subsequent to the Closing Date in which such deduction may properly be claimed (the "POST-ACQUISITION PERIOD"). If UbiquiTel Parent files a claim for a federal income tax refund ("FIT REFUND") for a tax period of Evans and its subsidiaries ending on or before the Closing Date (an "EVANS PRE-ACQUISITION PERIOD") as a result of a net operating loss carryback from the Post-Acquisition Period, UbiquiTel Parent shall make a payment to the Evans Stockholders of 50% of any such FIT Refund or part thereof attributable solely to the CFT Deduction (the "CFT PAYMENT"). UbiquiTel Parent shall make the CFT payment, if any, within 60 days of, and only upon UbiquiTel Parent's actual receipt of, a FIT Refund attributable to the CFT Deduction. UbiquiTel Parent's obligation to make any CFT Payment shall be subject to the following additional terms and conditions: (i) UbiquiTel Parent shall be under no obligation, and the Evans Stockholders shall have no right, to require UbiquiTel Parent to file any claim for refund or amended returns relating to any Evans Pre-Acquisition Period; (ii) except as otherwise provided in this Agreement, UbiquiTel Parent may take any actions following the Closing Date with regard to the transfer of the ownership of Evans, its subsidiaries or their assets, even if such actions preclude any carryback of any net operating losses; (iii) any UbiquiTel Parent FIT Refund shall be considered attributable to the CFT Deduction only to the extent of any additional FIT Refund received, if any, as a result of and but for the CFT Deduction; (iv) the maximum amount of any CFT Payment to the Evans Stockholders shall be $825,000; (v) UbiquiTel Parent shall be indemnified by the Evans Stockholders pursuant to Article 12 for any CFT Payment made to the Evans Stockholders if any FIT Refund attributable to the CFT Deduction is subsequently disallowed for any reason; and

                                     A-1-55

(vi) UbiquiTel Parent shall have no obligation to make a CFT Payment if it has not received a FIT Refund attributable to the CFT deduction on or before December 31, 2005. Notwithstanding any other provision of this Agreement, UbiquiTel Parent shall not be obligated to make any other payment to the Evans Stockholders as a result of any Tax refund claim filed with respect to any Evans Pre-Acquisition Period to the extent that such Tax refund claim arises from a net operating loss carryback from any Post-Acquisition Period. UbiquiTel Parent shall notify the Evans Representative within 30 days of filing a claim for an FIT Refund with respect to an Evans Pre-Acquisition Period and whether such claim includes an FIT Refund attributable to the CFT Deduction. If such a refund claim is filed, UbiquiTel Parent's Chief Financial Officer shall provide a certification to the Evans Representative on each of December 31, 2002, December 31, 2003, December 31, 2004, and December 31, 2005, as to whether or not UbiquiTel Parent has received an FIT Refund attributable to the CFT Deduction.

    11.8 WAIVER OF PURCHASE RIGHTS BY MEMBERS.

    So long as this Agreement has not been terminated in accordance with the provisions of Article 5 hereof, the Members waive any and all rights of first refusal or other similar purchase rights with respect to LLC Interests each such Member may have pursuant to the Operating Agreement, including, without limitation, such rights as set forth in Article 12 thereof.

    11.9 RELEASE FROM STOCKHOLDER GUARANTEES.

    At the CLOSING, UbiquiTel Parent or UbiquiTel shall obtain the release of the LLC Parties (and their respective officers, directors, employees, shareholders and Affiliates) from the guarantees listed on Schedule 11.9; PROVIDED, HOWEVER, that if UbiquiTel Parent or UbiquiTel is unable to obtain such releases at the Closing, UbiquiTel Parent and/or UbiquiTel shall continue to use commercially reasonable efforts (which efforts shall include having UbiquiTel Parent or UbiquiTel named as a guarantor, if acceptable to the respective creditors) to obtain such releases, and in any event shall indemnify and hold harmless the LLC Parties (and their respective officers, directors, employees, shareholders and Affiliates) against any liability with respect to any such guarantees. Any indemnification amounts to be paid by UbiquiTel Parent and/or UbiquiTel pursuant to this Section 11.9 shall be paid promptly upon demand, without limitation or offset.

    11.10 FCC MATTERS.

    UbiquiTel shall be responsible for any unjust enrichment payment required by
Section 1.2111 of the FCC's rules with respect to the transfer of the PCS Licenses from VIA to UbiquiTel.

    11.11 AMENDMENT OF DUE DILIGENCE SCHEDULES.

    LLC may, within three days next following the execution of this Agreement, amend the LLC Disclosure Schedule (excluding Sections 6.5 and 6.10) for additional disclosures not to exceed $1.0 million individually or in the aggregate.

                                   ARTICLE 12
                                INDEMNIFICATION

    12.1 SURVIVAL; ETC.

        (a) BREACH.

    As used herein, a Party's "BREACH" shall mean (i) with respect to any representation or warranty made in Sections 6 and 8 of this Agreement or in any of the Related Agreements, such representation or warranty being untrue as of the Pre-Closing Date, (ii) with respect to any representation or warranty made in Section 7 of this Agreement, such representation or warranty being untrue as of the Closing

                                     A-1-56

Date, and (ii) any breach of any of such Party's covenants, agreements, or obligations under this Agreement or under any of the Related Agreements. At the Closing, "Breach" shall also include any fact, event, circumstance, or matter that causes a representation or warranty (i) made in Sections 6 and 8 on the date of this Agreement to become untrue between the date of this Agreement and the Pre-Closing Date, or (ii) made in Section 7 on the date of this Agreement to become untrue between the date of this Agreement and the Closing Date, except and to the extent that such Breach has been cured in accordance with the terms set forth in Article 5 hereof.

        (b) SURVIVAL.

    The representations and warranties of the Parties made in this Agreement or any Related Agreement, and the indemnification obligations of the Parties in connection with a Breach thereof, shall survive the Closing for the periods of time set forth in Section 12.1(c) (SURVIVAL OF REPRESENTATIONS AND WARRANTIES) below.

        (c) SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

    If the Closing occurs, the representations and warranties set forth in
Article 6 (REPRESENTATIONS AND WARRANTIES CONCERNING LLC), and Article 8 (REPRESENTATIONS AND WARRANTIES OF UBIQUITEL PARENT, UBIQUITEL AND THE MERGER
SUBS) of this Agreement shall survive for twelve (12) months following the Pre-Closing Date, and the representations and warranties set forth in Article 7 (REPRESENTATIONS AND WARRANTIES CONCERNING THE MEMBERS AND STOCKHOLDERS) of this Agreement shall survive for twelve (12) months following the Closing Date; PROVIDED, HOWEVER, that (i) the representations, warranties, and covenants set forth in Sections 6.5(b) (TAX MATTERS), 7.5(b) (TAX MATTERS), 11.6 (TAX MATTERS FOR UBIQUITEL PARENT AND MEMBERS) and 11.7 (TAX MATTERS IN EVANS MERGER) shall survive for the period of any applicable statute of limitations, (ii) the representations and warranties set forth in Section 6.10 (ENVIRONMENTAL MATTERS) shall survive for twenty-four (24) months following the Closing Date, (iii) the representations and warranties set forth in Section 8.10(a) and (b) (CERTAIN INFORMATION) shall survive for forty-eight (48) months following the Closing Date, and (iv) the representations and warranties set forth in Sections 6.1(a) (ORGANIZATION AND GOOD STANDING), 6.1(b) (VALIDITY AND AUTHORIZATION; POWER AND AUTHORITY), 6.3 (CAPITALIZATION), 7.1(a) (ORGANIZATION AND GOOD STANDING), 7.1(b) (VALIDITY AND AUTHORIZATION; POWER AND AUTHORITY), 7.1(e) (OWNERSHIP AND TRANSFER BY MEMBERS OF MEMBERS' INTERESTS),
8.1(a) (ORGANIZATION AND GOOD STANDING), 8.1(b) (CORPORATE POWER AND AUTHORITY; VALIDITY AND AUTHORIZATION), 8.4 (UBIQUITEL STOCK), 8.7 (CAPITALIZATION), and any claim based on fraud, whether at common law or as codified in state or local statutes, shall survive without limitation ("SURVIVAL PERIOD"). Any claim for Losses (as defined in Section 12.2(a)(i) (LLC PARTIES INDEMNIFICATION) herein) based on a Breach of a representation or warranty that is not commenced during the Survival Period of such representation or warranty shall be deemed waived, and no Person shall have any remedy against any Party for any such Breaches.

    12.2 INDEMNITIES.

        (a) INDEMNIFICATION OF UBIQUITEL.

           (i) LLC PARTIES INDEMNIFICATION.

    Subject to the other provisions of this Article 12, the Stockholders and the Selling Member (excluding Evans if it has merged with Merger Sub V but including the Controlling Evans Stockholders in such case), jointly and severally (collectively, as applicable, the "LLC INDEMNITORS"), shall defend, indemnify and hold UbiquiTel Parent and its Affiliates, and their respective directors, officers, employees, stockholders or members (as the case may be), agents, advisors, attorneys, accountants, consultants and Affiliates (collectively, the "UBIQUITEL INDEMNITEES"), harmless from and against, and promptly reimburse the UbiquiTel Indemnitees for, any loss, expense, damage, deficiency, liability, claim or obligation, including investigative costs, costs of defense, settlement costs (subject to approval

                                     A-1-57
as provided below) and attorneys' and accountants' fees (individually, a "LOSS" and collectively, "LOSSES") that any UbiquiTel Indemnitee suffers or incurs or to which any UbiquiTel Indemnitee becomes subject, which Losses arise out of or in connection with (a) any Breach by LLC, and (b) any claim asserted by any third party that, assuming the truth thereof, would constitute a Breach by LLC. If any LLC Indemnitor (a "PAYING LLC INDEMNITOR") is required to pay or is held liable for any amount with respect to an LLC indemnified claim, each of the other LLC Indemnitors (the "REMAINING LLC INDEMNITORS") shall be liable to the Paying LLC Indemnitor for, and shall contribute to and hold the Paying LLC Indemnitor harmless from and against, an amount equal to such LLC Indemnitor's proportionate share of such liability (based upon the aggregate dollar value of the consideration received by such LLC Indemnitor pursuant to this Agreement) as adjusted to account for a default by any LLC Indemnitor in meeting its obligations hereunder. Any such amounts shall be paid within five days of the date any Paying LLC Indemnitor is held liable for, or is required to pay, an LLC Indemnified Claim.

           (ii) STOCKHOLDER GROUPS' INDEMNIFICATION.

    Subject to the other provisions of this Article 12, the members of each Stockholder Group (collectively, as applicable, the "STOCKHOLDER GROUP INDEMNITORS"), jointly and severally among the members of such Stockholder Group, and severally and not jointly among separate Stockholder Groups, shall defend, indemnify and hold the UbiquiTel Indemnitees harmless from and against, and promptly reimburse the UbiquiTel Indemnitees for, any Losses that any UbiquiTel Indemnitee suffers or incurs or to which any UbiquiTel Indemnitee becomes subject, which Losses arise out of or in connection with any Breach by such Stockholder Group of Article 7 hereof or Section 11.6 (TAX MATTERS FOR UBIQUITEL PARENT AND MEMBERS). Each Stockholder belonging to a Stockholder Group Indemnitor agrees that any liability for indemnification (a "STOCKHOLDER GROUP INDEMNIFIED CLAIM") under this Section 12.2(a)(ii) shall be borne by each Stockholder belonging to such Stockholder Group Indemnitor jointly and severally, regardless of which Stockholder of such Stockholder Group Indemnitor is required to make any payments to a UbiquiTel Indemnitee for such Stockholder Group Indemnified Claim pursuant to this Section 12.2(a)(ii). If any Stockholder of a Stockholder Group Indemnitor (a "PAYING STOCKHOLDER GROUP INDEMNITOR") is required to pay or is held liable for any amount with respect to a Stockholder Group Indemnified Claim, each of the other Stockholders of such Stockholder Group Indemnitor (the "REMAINING STOCKHOLDER GROUP INDEMNITORS") shall be liable to the Paying Stockholder Group Indemnitor for, and shall contribute to and hold the Paying Stockholder Group Indemnitor harmless from and against, an amount equal to such Stockholder's proportionate share of such liability based upon number of shares of UbiquiTel Stock received by such Stockholder pursuant to this Agreement, as adjusted to account for a default by any Stockholder in meeting its obligations hereunder. Any such amounts shall be paid within five days of the date any Paying Stockholder Group Indemnitor is held liable for, or is required to pay, a Stockholder Group Indemnified Claim.

          (iii) EVANS GROUP'S INDEMNIFICATION.

    The UbiquiTel Indemnitees shall be indemnified pursuant to the Controlling Evans Stockholders Indemnification Agreement and not pursuant to this
Article 12 for any Losses that arise out of or in connection with the Evans Telco Businesses, including but not limited to, any Losses that results from a breach of Section 11.7 (TAX MATTERS IN EVANS MERGER) to the extent that such Losses relate to the Evans Telco Businesses.

        (b) UBIQUITEL PARENT'S INDEMNIFICATION.

    Subject to the other provisions of this Article 12, UbiquiTel Parent and its Affiliates, jointly and severally (collectively, the "UBIQUITEL INDEMNITORS"), shall defend, indemnify and hold the LLC Parties, the Evans Stockholders and their Affiliates and their respective directors, officers, employees, stockholders and members (as the case may be), agents, advisors, attorneys, accountants, consultants and Affiliates (collectively, the "LLC PARTIES INDEMNITEES"), harmless from and against, and promptly

                                     A-1-58
reimburse the LLC Indemnitees for, any Losses that any of the LLC Parties suffers or incurs or to which any of the LLC Parties become subject, which Losses arise out of or in connection with (a) any Breach by any of UbiquiTel Parent, UbiquiTel or the Merger Subs of this Agreement, and (b) any claim asserted by any third party that, assuming the truth thereof, would constitute a Breach by any of UbiquiTel Parent, UbiquiTel or the Merger Subs.

    12.3 LIMITATIONS ON INDEMNITIES.

        (a) BASKET.

    After the Pre-Closing, none of the LLC Indemnitors or the Stockholder Group Indemnitors shall have any obligation to indemnify the UbiquiTel Indemnitees for Losses arising from a Breach of this Agreement until the indemnifiable Losses incurred by the UbiquiTel Indemnitees, arising from a Breach of this Agreement at or prior to the Pre-Closing (with respect to the LLC Indemnitors) or the Closing (with respect to the Stockholder Group Indemnitors), exceed $2,225,000 in the aggregate (the "BASKET"), at which time the LLC Indemnitors and the Stockholder Group Indemnitors shall indemnify the UbiquiTel Indemnitees only for amounts of the Losses in excess of the Basket, subject to the Maximum Indemnification Amount set forth in Section 12.3(b) (ESCROW AND MAXIMUM INDEMNIFICATION AMOUNT) below.

        (b) ESCROW AND MAXIMUM INDEMNIFICATION AMOUNT.

    No Stockholder, Selling Member or Controlling Evans Stockholder shall incur any liability for Losses pursuant to this Article 12 in excess of its Maximum Indemnification Amount. For purposes of this Agreement, a Stockholder's, Selling Member's or Controlling Evans Stockholder's "MAXIMUM INDEMNIFICATION AMOUNT" is its proportionate share of $30,000,000. Losses for Breach of this Agreement may be assessed against shares of UbiquiTel Stock in the Escrow Account or against one or more Stockholders, Controlling Evans Stockholders, or the Selling Member; PROVIDED that a Stockholder, the Selling Member or a Controlling Evans Stockholder may at its option discharge any indemnification obligation with cash rather than with UbiquiTel Stock. Any shares of UbiquiTel Stock delivered to UbiquiTel from the Escrow Account to satisfy claims for Losses shall be valued at the Twenty Day Average Closing Price. For purposes of this Agreement, "TWENTY DAY AVERAGE CLOSING PRICE" means the average of the Closing sale price per share of UbiquiTel Stock as reported on The Nasdaq Stock Market during the twenty consecutive trading-day period ending on the fifth trading day prior to the Signing Date.

        (c) NO LIMITATIONS ON TAX INDEMNIFICATIONS.

    Notwithstanding any other provisions of this Agreement, the limitations set forth in Sections 12(a) and 12(b) do not apply with respect to any Breach of the representations, warranties, and covenants set forth in Sections 6.5(b), 7.5(b), 11.6, and 11.7.

        (d) DAMAGES.

    Losses recoverable for Breach of this Agreement shall be limited to actual damages, and no Party shall recover consequential, punitive, lost opportunity or special damages of any nature, regardless of the nature of such Party's claim or such Party's theory of liability. In determining such Losses, the Parties shall make appropriate adjustments for Tax benefits and insurance coverage and take into account the time cost of money (using the short term Applicable Federal Rate as the discount rate). All indemnification payments made under this
Article 12 by an indemnifying party shall be deemed adjustments to the Merger Consideration, if any, received by such indemnifying party.

        (e) EXCLUSIVITY.

    In the absence of fraud, the indemnification provisions of this Article 12 shall be the exclusive remedy for any Losses, expense, damage, deficiency, liability, claim or obligation, including investigative

                                     A-1-59
costs, costs of defense, settlement costs (subject to consent as provided in Section 12.4(b) (DEFENSE COSTS) below) and attorneys' and accountants' fees in connection with this Agreement or any Related Agreement or any Breach hereof or thereof.

    12.4 NOTICE AND OPPORTUNITY TO DEFEND.

        (a) CLAIM NOTICES, ETC.

    If any Party (the "INDEMNIFIED PARTY") receives notice of any third-party claim or commencement of any third-party action or proceeding (an "ASSERTED LIABILITY") with respect to which any other Party (an "INDEMNIFYING PARTY") is obligated to provide indemnification pursuant to this Article 12, the Indemnified Party shall promptly give all Indemnifying Parties notice thereof. The Indemnified Party's failure so to notify an Indemnifying Party shall not cause the Indemnified Party to lose its right to indemnification under this
Article 12, except to the extent that such failure materially prejudices the Indemnifying Party's ability to defend against an Asserted Liability that such Indemnifying Party has the right to defend against hereunder (and except as otherwise set forth in this Article 12). Such notice shall describe the Asserted Liability in reasonable detail, and if practicable shall indicate the amount (which may be estimated) of the Losses that have been or may be asserted by the Indemnified Party. Each of the Indemnifying Parties may defend against an Asserted Liability on behalf of the Indemnified Party utilizing counsel reasonably acceptable to the Indemnified Party, unless (i) the Indemnified Party reasonably objects to the assumption of such defense on the grounds that counsel for such Indemnifying Party cannot represent both the Indemnified Party and such Indemnifying Party because such representation would be reasonably likely to result in a conflict of interest or because there may be defenses available to the Indemnified Party that are not available to such Indemnifying Party, (ii) such Indemnifying Party is not capable (by reason of insufficient financial capacity, bankruptcy, receivership, liquidation, managerial deadlock, managerial neglect or similar events) of maintaining a reasonable defense of such action or proceeding, or (iii) the action or proceeding seeks injunctive or other equitable relief against the Indemnified Party. In the event the Indemnifying Party elects to conduct the defense, it is entitled to have exclusive control over the defense and settlement thereof and the Indemnified Party will cooperate and make available to the Indemnifying Party such assistance and materials as it may reasonably request, at the Indemnifying Party's expense. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim that (i) seeks a temporary restraining order, preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) would impose liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

        (b) DEFENSE COSTS.

    If any Indemnifying Party defends an Asserted Liability in accordance with
Section 12.4(a) (CLAIM NOTICES, ETC.), it shall do so at its own expense and shall not be responsible for the costs of defense, investigative costs, attorneys' fees or other expenses incurred to defend the Asserted Liability (collectively, "DEFENSE COSTS") of the Indemnified Party (which may continue to defend, at its own expense). Notwithstanding the foregoing, if the Person asserting the Asserted Liability against the Indemnified Party claims or seeks amounts in excess of the amount set forth in Section 12.3(b) (ESCROW AND MAXIMUM INDEMNIFICATION AMOUNT), then the Indemnifying Party shall remain liable for the Defense Costs incurred by the Indemnified Party. If the Indemnified Party assumes the defense of an Asserted Liability by reason of clauses (i), (ii) or
(iii) of subsection 12.4(a) (CLAIM NOTICES, ETC.) above, or because the Indemnifying Party has not elected to assume the defense, then such Indemnifying Party shall indemnify the Indemnified Party for its Defense Costs; PROVIDED, HOWEVER, the Indemnifying Parties shall not be liable for the costs of more than one counsel for all Indemnified Parties in any one jurisdiction.

                                     A-1-60

        (c) THIRD PARTY CLAIMS.

    The Parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the applicable Closing Date with respect to which indemnification is not available (for any reason) under this Article 12, PROVIDED that the Party requesting cooperation shall reimburse the other Party for the other Party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

    12.5 DELAYS OR OMISSIONS, ETC.

    Except as provided in Section 12.1 (SURVIVAL; ETC.) and Section 12.4 (NOTICE AND OPPORTUNITY TO DEFEND), no delay or omission to exercise any right, power or remedy inuring to any Party upon any breach or default of any Party under this Agreement or any Related Agreement shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

    12.6 GOVERNING LAW.

    This Agreement and the Related Agreements shall be governed by, and construed, interpreted and applied in accordance with the internal laws of the State of Delaware. Subject to Section 12.7 (DISPUTE RESOLUTION), each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of California, Fresno Division and, if such court does not have jurisdiction, of the courts of the State of California in Fresno County, for the purposes of any action arising out of this Agreement or any of the Related Agreements, or the subject matter hereof or thereof, brought by any other Party. Subject to Section 12.7 (DISPUTE RESOLUTION), to the extent permitted by applicable law, each Party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum,
(iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or
(v) that this Agreement or any Related Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

    12.7 DISPUTE RESOLUTION.

        (a) ARBITRATION.

           (i) Any controversy or claim arising out of or relating to this Agreement or any of the Related Agreements, or the breach thereof, shall be settled by arbitration before three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as in force on the date hereof, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The initiating Party shall designate an arbitrator when it gives written notice of arbitration to the other Party (the "RESPONDENT").

           (ii) The Respondent shall designate its arbitrator when it files its answering statement, and if it fails to do so, then the second arbitrator shall be named by the AAA. The two arbitrators so selected shall name a third arbitrator within 30 days, or if they fail to do so, then the third arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse, or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the methods set forth in this Section 12.7(a) for the original appointment of such arbitrator. All three arbitrators (and any successors) shall be

                                     A-1-61
       impartial, and no arbitrator shall have any bias or any personal or financial interest in the arbitration or any past or present personal or financial relationship with the Parties.

          (iii) Each Party shall bear its own arbitration costs and expenses; PROVIDED, HOWEVER, that the arbitrators shall have discretion in awarding attorneys' fees and other costs, in addition to any other relief to which a Party to the arbitration may be entitled. The arbitration hearing shall be held in Fresno, California at a location designated by a majority of the arbitrators. The arbitration shall be governed by the substantive laws of the State of Delaware.

           (iv) Except as set forth in Section 12.7(b) (EMERGENCY RELIEF) below, the Parties stipulate that the provisions of this Section 12.7 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or any of the Related Agreements. Neither Party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other Party; nor will any Party hereto disclose to any third party any confidential information disclosed by any other Party hereto in the course of an arbitration hereunder without the prior written consent of such other Party. Notwithstanding the foregoing, the Parties acknowledge that UbiquiTel Parent may disclose the existence or results of an arbitration hereunder, as well as information otherwise required to be disclosed by deposition, subpoena or other court or governmental action in connection with UbiquiTel Parent's obligations under the Exchange Act and the rules and regulations promulgated thereunder and in connection with UbiquiTel Parent's registration of offerings of securities under the Securities Act and the rules and regulations promulgated thereunder, other laws, regulations or stock exchange requirements.

        (b) EMERGENCY RELIEF.

    Notwithstanding anything in this Section 12.7 to the contrary and subject to the provisions of Section 12.6 (GOVERNING LAW), any Party hereto may seek from a court any provisional remedy that may be necessary to protect any rights or property of such Party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

                                   ARTICLE 13
                                 MISCELLANEOUS

    13.1 SUCCESSORS AND ASSIGNS.

    The provisions hereof shall inure to the benefit of, and be binding upon, the permitted assigns, successors, heirs, executors and administrators of the Parties hereto. This Agreement may not be assigned without the written consent of UbiquiTel Parent and the LLC Parties and any attempted assignment without such consent shall be null and void; PROVIDED, HOWEVER, UbiquiTel Parent, UbiquiTel and the Merger Subs may assign any of its rights and obligations hereunder to any Affiliate that agrees in writing to be bound hereby, so long as any such assignment is consistent with Section 11.4(e) hereof.

    13.2 ENTIRE AGREEMENT.

    This Agreement and the Related Agreements (including the disclosure schedules and exhibits hereto and thereto), and the other documents delivered pursuant hereto and thereto and referenced herein and therein, constitute the full and entire understanding and agreement between the Parties with respect to the subject matters set forth herein and therein and supersede any other agreements, written or oral, with regard to the subject matter hereof. This Agreement supersedes that certain letter agreement dated September 28, 2000, as amended, among certain of the Parties hereto.

                                     A-1-62

    13.3 AMENDMENT.

    Subject to any applicable provisions of the DGCL and the CCC, at any time prior to the applicable Effective Date, the Parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective Parties. This Agreement may not be modified or amended except by written agreement executed and delivered by each of the respective Parties. Notwithstanding the foregoing, the Merger Consideration that the Stockholders shall receive can be adjusted if all of the Members' Committee approves of any such changes.

    13.4 EXTENSION; WAIVER.

    At any time prior to the applicable Effective Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to Section 13.3 (AMENDMENT), waive compliance with any of the agreements or conditions of the other Parties contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    13.5 NOTICES, ETC.

    All notices and other communications required or permitted hereunder shall be in writing and shall be sent by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hard copy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses or telecopy numbers of the Parties set forth below, or at such other address or telecopy number furnished in writing to the other Parties hereto:

    To UbiquiTel Parent, UbiquiTel or the Merger Subs:

      UbiquiTel Inc.
       One West Elm Street, 4th Floor
       Conshohocken, Pennsylvania 19428
       Attention: Donald A. Harris, President and CEO
                Patricia E. Knese, Esq.

    With a copy to:

      Greenberg Traurig, LLP
       1750 Tysons Boulevard, 12th Floor
       Tysons Corner, Virginia 22102
       Attention: Lee R. Marks, Esq.

    To LLC:

      VIA Wireless, LLC
       6781 North Palm
       Fresno, California 93704
       Attention: David S. Nelson, President

    With a copy to:

      Morris, Manning & Martin, L.L.P. 3343 Peachtree Road N.E.
       1600 Atlanta Financial Center
       Atlanta, Georgia 30326
       Attention: Oby T. Brewer, Esq.

                                     A-1-63
       and to:

      Dickstein Shapiro Marin & Oshinsky LLP 2101 L Street, N.W.
       Washington, D.C. 20037
       Attention: Lewis J. Paper, Esq.

    To Evans or CVC:

      J.H. Evans, Inc.
       4918 Taylor Court
       Turlock, California 95382
       Attention: Delwyn Williams

    With a copy to:

      Orrick, Herrington & Sutcliffe LLP
       Old Federal Reserve Bank Building
       400 Sansome Street
       San Francisco, California 94111-3143
       Attention: Robert J. Gloistein, Esq.

    To PC4:

      Ponderosa Cellular 4, Inc.
       47034 Road 201
       O'Neals, California 93645
       Attention: Matthew Boos

    With a copy to:

      Wagner & Wagner
       1322 East Shah Street, Suite 340
       Fresno, California 93710
       Attention: Matthew C. Wagner, Esq.

    To PCS:

      Personal Communications Services, Inc.
       327 Media Drive
       Los Angeles, California 90049
       Attention: Ray Ambraziunas

    With a copy to:

      Law Offices of Peter A. Casciato, P.C.
       8 California Street, Suite 701
       San Francisco, California 94111
       Attention: Peter A. Casciato, Esq.

    To Pinnacles:

      Pinnacles PCS, Inc.
       340 Live Oak Road
       Paicines, California 95043
       Attention: Steve Bryan

    With a copy to:

      Baker, Manock & Jensen
       5260 North Palm, Suite 421
       Fresno, California 93704
       Attention: Carl R. Refuerzo, Esq.

                                     A-1-64

    To Kerman:

      Kerman Communication Technologies, Inc.
       811 S. Madera Avenue
       Kerman, California 93630
       Attention: William Barcus

    With a copy to:

      Baker, Manock & Jensen
       5260 North Palm, Suite 421
       Fresno, California 93704
       Attention: Carl R. Refuerzo, Esq.

    To the Selling Members:

      D. Williams and M. Williams
       Delmar Williams & Associates, L.P.
       10052 Oak Branch Circle
       Carmel, California 93923
       Attention: Delwyn Williams

    With a copy to:

      Orrick, Herrington & Sutcliffe LLP
       Old Federal Reserve Bank Building
       400 Sansome Street
       San Francisco, California 94111-3143
       Attention: Robert J. Gloistein, Esq.

    To PTC:

      Ponderosa Telephone Co.
       47034 Road 201
       O'Neals, California 93645
       Attention: Matthew Boos

    With a copy to:

      Wagner & Wagner
       1322 East Shah Street, Suite 340
       Fresno, California 93710
       Attention: Matthew C. Wagner

    To IPLLC:

      Instant Phone, LLC
       c/o David S. Nelson
       7084 N. Cedar Box 84
       Fresno, CA 93704
       Attention: David S. Nelson

    With a copy to:

      Law Offices of Peter A. Casciato, P.C.
       8 California Street, Suite 701
       San Francisco, California 94111
       Attention: Peter A. Casciato, Esq.

                                     A-1-65

    To Ramyar:

      Ramyar, LLC
       327 Medio Drive
       Los Angeles, California 90049
       Attention: Ray Ambraziunas

    With a copy to:

      Law Offices of Peter A. Casciato, P.C.
       8 California Street, Suite 701
       San Francisco, California 94111
       Attention: Peter A. Casciato, Esq.

    To RCBM:

      Rcbm, Llc
       327 Medio Drive
       Los Angeles, California 90049
       Attention: Marsha Ambraziunas

    With a copy to:

      Law Offices of Peter A. Casciato, P.C.
       8 California Street, Suite 701
       San Francisco, California 94111
       Attention: Peter A. Casciato, Esq.

    To BFI:

      Bryan Family, Inc.
       340 Live Oak Road
       Paicines, California 95043
       Attention: Steve Bryan

    With a copy to:

      Baker, Manock & Jensen
       5260 North Palm, Suite 421
       Fresno, California 93704
       Attention: Carl R. Refuerzo, Esq.

    To KCI:

      Kerman Communications, Inc.
       811 S. Madera Avenue
       Kerman, California 93630
       Attention: William Barcus

    With a copy to:

      Baker, Manock & Jensen
       5260 North Palm, Suite 421
       Fresno, California 93704
       Attention: Carl R. Refuerzo, Esq.

    To Barcus:

      Barcus Family Limited Partnership
       811 S. Madera Avenue
       Kerman, California 93630
       Attention: William Barcus

                                     A-1-66

    With a copy to:

      Baker, Manock & Jensen
       5260 North Palm, Suite 421
       Fresno, California 93704
       Attention: Carl R. Refuerzo, Esq.

    To S&K:

      S&K Moran Family Limited Partnership
       811 S. Madera Avenue
       Kerman, California 93630
       Attention: Susan Moran

    With a copy to:

      Baker, Manock & Jensen
       5260 North Palm, Suite 421
       Fresno, California 93704
       Attention: Carl R. Refuerzo, Esq.

    To Testamentary Trust:

      Irrevocable Trust Under the Will of John H. Evans
       Jane B. Vilas
       10661 N. Golflink Road
       Tunlock, CA 95380

    With a copy to:

      Orrick, Herrington & Sutcliffe LLP
       Old Federal Reserve Bank Building
       400 Sansome Street
       San Francisco, California 94111-3143
       Attention: Robert J. Gloistein, Esq.

    and to:

    Gianelli & Fores

      1014 16th Street
       P.O. Box 3212
       Modesto, CA 95353
       Attention: Michael L. Gianelli, Esq.

    To Evans LP:

      J.H. Evans Family Limited Partnership
       Jane B. Vilas
       10661 N. Golflink Road
       Tunlock, CA 95380

    With a copy to:

      Orrick, Herrington & Sutcliffe LLP
       Old Federal Reserve Bank Building
       400 Sansome Street
       San Francisco, California 94111-3143
       Attention: Robert J. Gloistein, Esq.

                                     A-1-67
    and to:

    Gianelli & Fores

      1014 16th Street
       P.O. Box 3212
       Modesto, CA 95353
       Attention: Michael L. Gianelli, Esq.

    To Vilas Trust:

      Jane Blair Vilas 1990 Trust
       7312 Hillcrest Drive
       Modesto, CA 95356
       Attention: John H. Evans, Jr.
       5781 Hillcrest Road
      Merced, CA 95340
       Attention: Danna Jane Holmes

    With a copy to:

      Orrick, Herrington & Sutcliffe LLP
       Old Federal Reserve Bank Building
       400 Sansome Street
       San Francisco, California 94111-3143
       Attention: Robert J. Gloistein, Esq.

    and to:

    Gianelli & Fores

      1014 16th Street
       P.O. Box 3212
       Modesto, CA 95353
       Attention: Michael L. Gianelli, Esq.

    To Holmes Trust:

      The Dan and Danna Holmes Charitable Remainder Trust II
       5781 Hillcrest Road
       Merced, CA 95340

    With a copy to:

      Orrick, Herrington & Sutcliffe LLP
       Old Federal Reserve Bank Building
       400 Sansome Street
       San Francisco, California 94111-3143

       Attention: Robert J. Gloistein, Esq.

    and to:

      Gianelli & Fores
       1014 16th Street
       P.O. Box 3212
       Modesto, CA 95353
       Attention: Michael L. Gianelli, Esq.

    To Evans Trust:

      The John and Wendy Evans Charitable Remainder Trust II
       7312 Hillcrest Drive
       Modesto, CA 95356

                                     A-1-68

    With a copy to:

      Orrick, Herrington & Sutcliffe LLP
       Old Federal Reserve Bank Building
       400 Sansome Street
       San Francisco, California 94111-3143
       Attention: Robert J. Gloistein, Esq.

    and to:

    Gianelli & Fores

      1014 16th Street
       P.O. Box 3212
       Modesto, CA 95353
       Attention: Michael L. Gianelli, Esq.

    or such other address as the parties hereto may by notice in writing duly designate.

    13.6 THIRD PARTY BENEFICIARY, ETC.

    There shall be no third party beneficiary hereof. Neither the availability of, nor any limit on, any remedy hereunder limits the remedies of any Party hereto against third parties.

    13.7 REFORMATION; SEVERABILITY.

    In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the Parties and permit enforcement hereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this Agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    13.8 COUNTERPARTS.

    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

    13.9 TITLES AND SUBTITLES.

    The titles of the paragraphs and subparagraphs hereof are for convenience of reference only and are not to be considered in construing this Agreement.

    13.10 EXPENSES.

    The Stockholders (and, if the Evans Merger occurs, the Evans Stockholders) will bear all of the expenses (third-party or otherwise) incurred by LLC, LLC Subsidiary, and the Members in connection with the preparation, execution and performance of this Agreement, the Related Agreements and the transactions contemplated herein or therein, including without limitation all fees and expenses of agents, representatives, counsel and accountants. Notwithstanding the foregoing, prior to the Pre-Closing, LLC may pay up to $3.0 million for the expenses it incurs in connection with this Agreement for its and its Members' accountants, attorneys, filing fees (including HSR Act filing fees), financial advisory services and fairness opinions. In its capacity as Operating Manager under the Management Agreement, UbiquiTel will promptly authorize payments up to such limit by LLC at the request of the Members Committee. UbiquiTel will bear all of its expenses and the expenses of UbiquiTel Parent and the Merger Subs.

                                     A-1-69

    13.11 RESPONSIBILITY FOR MERGER SUB OBLIGATIONS.

    UbiquiTel Parent shall be directly responsible for assuring that the Merger Subs perform all of their obligations hereunder.

    13.12 CONFIDENTIALITY.

    Each of UbiquiTel Parent, UbiquiTel and the Merger Subs, on the one hand, and the LLC Parties, on the other hand, acknowledge and agree that the other Party is and will be relying upon the agreements made by them in this Section
13.12 in entering into this Agreement and consummating the transactions contemplated hereby.

        (a) POST-SIGNING CONFIDENTIALITY.

    Between the date of this Agreement and the Closing, all of the Parties to this Agreement will maintain in confidence, and will cause their Representatives to maintain in confidence, any written, oral, or other information obtained in confidence from any other Party in connection with this Agreement or the transactions contemplated hereby, unless (i) such information is already known to such Person or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Person,
(ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent required for the consummation of the transactions contemplated hereby, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with any applicable proceedings. If the transactions contemplated hereby are not consummated, each Party hereto will destroy as much of any written information obtained in confidence from any other Party in connection with this Agreement or the contemplated transactions or return such information to such Party as the other Party may request.

        (b) POST-CLOSING CONFIDENTIALITY.

    From the Closing and for a period of two (2) years thereafter, the LLC Parties (for the purposes of this Section 13.12(b) the LLC Parties shall not include LLC or the Members (including Evans, if the Evans Merger occurs)) shall not, except as may be required by law or court order, at any time reveal, divulge, communicate or make known to any Person (other than UbiquiTel Parent, UbiquiTel and their respective agents) any information of UbiquiTel Parent or UbiquiTel of a confidential and proprietary nature obtained in connection with the transactions contemplated hereby and any technical information, product information, customer information, marketing plans, proposals or information, financial information, or any data, written material, records or documents used by or relating to the business of LLC that are of a confidential nature (the "UBIQUITEL CONFIDENTIAL INFORMATION"). In the event that any of the LLC Parties believes that it is required to disclose any such UbiquiTel Confidential Information pursuant to any applicable law or court order, such LLC Party shall give timely written notice to UbiquiTel Parent so that UbiquiTel Parent may have an opportunity to obtain a protective order or other appropriate relief. Notwithstanding anything to the contrary contained herein, the LLC Parties' obligations and UbiquiTel Parent's rights under this Section 13.12(b) shall remain in effect after, and shall survive, the Closing of the transactions contemplated by this Agreement. Each of the LLC Parties specifically acknowledges and agrees that the provisions of this Section 13.12(b) are reasonable and necessary to protect the interests of UbiquiTel Parent and UbiquiTel, that any violation of this Section 13.12(b) will result in an irreparable injury to UbiquiTel Parent and UbiquiTel and that the remedy at law for any breach of this Section 13.12(b) will be inadequate. In the event of any breach or threatened breach by any of the LLC Parties of any provision of this
Section 13.12(b), UbiquiTel Parent, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief, restraining such Party from using or disclosing any UbiquiTel Confidential Information in whole or in part, or from engaging in conduct that otherwise would constitute a breach of the obligations of such Party under this Section 13.12(b), without the necessity of proving actual damages or posting a bond or other security. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages.

                                     A-1-70

    IN WITNESS WHEREOF, the undersigned have executed this AMENDED AND RESTATED MERGER AGREEMENT as of the date first set forth above.

                                                       UBIQUITEL COMPANIES:

                                                       UBIQUITEL INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       UBIQUITEL OPERATING COMPANY

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       UBIQUITEL AFFILIATES:

                                                       UVMS I, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       UVMS II, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       UVMS III, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       UVMS IV, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                     A-1-71

    IN WITNESS WHEREOF, the undersigned have executed this MERGER AGREEMENT as of the date first set forth above.

                                                       UVMS V, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       UVMS VI, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       LLC:

                                                       VIA WIRELESS, LLC

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       THE MEMBERS:

                                                       CENTRAL VALLEY CELLULAR, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       PONDEROSA CELLULAR 4, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       PERSONAL COMMUNICATIONS SERVICE, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                     A-1-72

    IN WITNESS WHEREOF, the undersigned have executed this MERGER AGREEMENT as of the date first set forth above.

                                                       PINNACLES PCS, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       KERMAN COMMUNICATION TECHNOLOGIES, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       DELMAR WILLIAMS & ASSOCIATES, L.P.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       THE STOCKHOLDERS:

                                                       J.H. EVANS INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       THE PONDEROSA TELEPHONE CO.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       RCBM, LLC

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                     A-1-73

    IN WITNESS WHEREOF, the undersigned have executed this MERGER AGREEMENT as of the date first set forth above.

                                                       RAMYAR, LLC

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       INSTANT PHONE, LLC

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       BRYAN FAMILY, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       KERMAN COMMUNICATIONS, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       BARCUS FAMILY LIMITED PARTNERSHIP

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       S&K MORAN FAMILY LIMITED PARTNERSHIP

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       DELWYN C. WILLIAMS

                                                       ---------------------------------------------

                                     A-1-74

    IN WITNESS WHEREOF, the undersigned have executed this MERGER AGREEMENT as of the date first set forth above.

                                                       MARLENE G. WILLIAMS

                                                       ---------------------------------------------

                                                       THE CONTROLLING EVANS STOCKHOLDERS:

                                                       IRREVOCABLE TRUST UNDER THE WILL OF JOHN H.
                                                       EVANS

                                                       By:
                                                            -----------------------------------------
                                                                          Jane B. Vilas
                                                                             TRUSTEE

                                                       J.H. EVANS FAMILY LIMITED PARTNERSHIP

                                                       By:
                                                            -----------------------------------------
                                                                          Jane B. Vilas
                                                                         GENERAL PARTNER

                                                       JANE BLAIR VILAS 1990 TRUST

                                                       By:
                                                            -----------------------------------------
                                                                        John H. Evans, Jr.
                                                                             TRUSTEE

                                                       By:
                                                            -----------------------------------------
                                                                        Danna Jane Holmes
                                                                             TRUSTEE

                                     A-1-75

    IN WITNESS WHEREOF, the undersigned have executed this MERGER AGREEMENT as of the date first set forth above.

                                                       THE DAN AND DANNA HOLMES CHARITABLE REMAINDER
                                                       TRUST II

                                                       By:
                                                            -----------------------------------------
                                                                            Dan Holmes
                                                                             TRUSTEE

                                                       By:
                                                            -----------------------------------------
                                                                        Danna Jane Holmes
                                                                             TRUSTEE

                                                       By:
                                                            -----------------------------------------
                                                                            Van Newell
                                                                         SPECIAL TRUSTEE

                                                       THE JOHN AND WENDY EVANS CHARITABLE REMAINDER
                                                       TRUST II

                                                       By:
                                                            -----------------------------------------
                                                                        John H. Evans, Jr.
                                                                             TRUSTEE

                                                       By:
                                                            -----------------------------------------
                                                                           Wendy Evans
                                                                             TRUSTEE

                                                       By:
                                                            -----------------------------------------
                                                                            Van Newell
                                                                         SPECIAL TRUSTEE

                                     A-1-76

                                                                       ANNEX A-2

                              MANAGEMENT AGREEMENT

    This Management Agreement (this "AGREEMENT") is executed as of this 22nd day of February, 2001 by and between UbiquiTel Operating Company, a Delaware corporation ("UBIQUITEL"), and VIA Wireless, LLC (f/k/a/ Central Wireless Partnership), a California limited liability company having its principal offices at 6781 North Palm, Fresno, California 93704 ("LLC").

                                    RECITALS

        A. LLC holds licenses ("LICENSES") issued by the Federal Communications Commission ("FCC") authorizing it to construct and operate personal communications service ("PCS") systems to serve one or more Basic Trading Areas ("BTA(S)") (individually and collectively the "PCS SYSTEM").

        B. LLC and Sprint Spectrum L.P. ("SPRINT") entered into a Sprint PCS Affiliation Agreement on January 29, 1999 ("AFFILIATION AGREEMENT"), pursuant to which the PCS System will be constructed, operated, managed and maintained in the BTAs as a portion of the Sprint PCS Network.

        C. LLC is managed by a Members Committee (the "MEMBERS COMMITTEE") and its designated officers ("LLC OFFICERS").

        D. UbiquiTel Inc., a Delaware corporation and the parent company of UbiquiTel ("UBIQUITEL PARENT"), and/or UbiquiTel, on the one hand, and LLC and/or the members of LLC (the "MEMBERS"), on the other hand, have entered into:

               (i) a Merger Agreement of even date herewith pursuant to which UbiquiTel Parent will acquire all of the outstanding membership interests of LLC (the "MERGER AGREEMENT") (capitalized terms used herein and not otherwise defined shall have the meaning attributed to them in the Merger Agreement);

               (ii) a Revolving Credit and Term Loan Agreement of even date herewith ("LOAN AGREEMENT") pursuant to which UbiquiTel has agreed to make available to LLC a revolving credit facility in the amount of $25,000,000 to finance the operations of LLC pending the Closing under the Merger Agreement; and

               (iii) this Agreement, to enable LLC and UbiquiTel to work together pending the Pre-Closing, to facilitate the transition and minimize any disruption to LLC's customers, and to assist LLC in the management of its business and the conversion of its Sprint Affiliate relationship from a Type III Sprint Affiliate to a Type II Sprint Affiliate.

    NOW, THEREFORE, the parties agree as follows:

I.  MANAGEMENT COMMITTEE.

    1.1  CREATION.

    The parties hereby create a Management Committee comprised of three representatives, one designated by UbiquiTel (the "UBIQUITEL REPRESENTATIVE") and two designated by the Members Committee (the "LLC REPRESENTATIVES") (the UbiquiTel Representative and the LLC Representatives hereinafter are referred to collectively as the "REPRESENTATIVES"). UbiquiTel hereby designates as its initial UbiquiTel Representative Dean Russell. LLC hereby designates as its initial LLC Representatives David Nelson and Matthew Boos. LLC shall designate a replacement for either of the initial LLC Representatives if they become unable to serve, and UbiquiTel shall designate a replacement for its

                                     A-2-1
initial UbiquiTel Representative if he becomes unable to serve. The Members Committee shall designate a principal LLC Officer (the "PRINCIPAL LLC OFFICER") who shall perform the tasks designated for such individual in this Agreement. The initial Principal LLC Officer shall be David Nelson. If David Nelson is unable to serve as Principal LLC Officer during the term of this Agreement because of his voluntary resignation, death or disability, the Members Committee shall designate a replacement Principal LLC Officer from the list of individuals and in the order set forth in Exhibit A attached hereto. If the Members Committee shall not have designated a replacement, Matthew Boos shall be deemed to be the Principal LLC Officer for all purposes under this Agreement until such replacement is appointed in accordance with this Section 1.1. LLC agrees that the Principal LLC Officer will cooperate with, and not take any actions to interfere with the functions of, the Operating Manager (as defined below) hereunder.

    1.2  AUTHORITY OF MANAGEMENT COMMITTEE.

    Pursuant to the provisions of this Agreement, and the Operating Agreement of LLC, as originally executed and as amended from time to time ("OPERATING AGREEMENT"), the Management Committee is granted the authority to establish business plans, policies, budgets and direction for LLC. As part of and further to this grant of authority, the Management Committee hereby takes the following actions and adopts the following provisions:

           (a) The Management Committee hereby appoints UbiquiTel as the operating manager (the "OPERATING MANAGER") to manage and operate the wireless network and operations of LLC (the "WIRELESS NETWORK") in the central valley of California with the authority and subject to the limitations, provided for in this Agreement;

           (b) The Management Committee hereby adopts the Operations Transition Plan-Key Milestones and Timeline (the "TRANSITION PLAN") set forth as Exhibit B and hereby directs the Operating Manager to implement the Transition Plan as part of its operations; and

           (c) The Management Committee hereby adopts the budget (the "BUDGET") set forth as Exhibit C and instructs the Operating Manager to manage the operations and implement the Transition Plan according to and subject to the limitations of the Budget.

    1.3  DUTIES OF OPERATING MANAGER.

    The Operating Manager, consulting with the Principal LLC Officer as more specifically set forth in this Section 1.3, shall supervise and direct the day-to-day management and operations of the Wireless Network and will act at all times in a manner consistent with this Agreement. The day-to-day business and affairs of LLC will be conducted by the Operating Manager in accordance with the policies and direction established by the Management Committee under and pursuant to the terms of this Agreement, the Transition Plan and the Budget. The Operating Manager shall direct appropriate persons to perform such tasks as shall be necessary and appropriate to implement the direction and policies established by the Management Committee. To the extent that the Management Committee refrains from exercising any of the authority given to it under this Agreement, the Operating Manager shall conduct the day-to-day business and affairs of LLC under the authority of the Members Committee. Without limiting the foregoing, except as set forth in Section 1.4 below, the Management Committee hereby authorizes and directs the Operating Manager and the Operating Manager agrees to:

           (a) assume and be responsible for the day-to-day business operations of the Wireless Network, utilizing LLC Officers and employees and other persons designated by the Operating Manager and necessary to conduct such operations pursuant to the terms of this Agreement;

                                     A-2-2

           (b) provide David Nelson (and the Principal LLC Officer if not David Nelson or a present employee of LLC) with an office and administrative support at the offices of LLC throughout the term of this Agreement and promptly inform the Principal LLC Officer of any significant actions and decisions proposed by the Operating Manager; and the Operating Manager agrees to cooperate with, and not take any actions to interfere with the functions of, the Principal LLC Officer hereunder;

           (c) (i) subject to the prior approval of the Principal LLC Officer, establish and terminate bank accounts in connection with the day-to-day operations of the Wireless Network, establish signatories for bank accounts (which may include and require the signature of one or more Representatives of the Management Committee with respect to checks and obligations which must be paid on LLC's behalf and existing on the Effective Date (as defined in Section 6.1 hereof) of this Agreement),
       (ii) incur obligations on behalf of LLC in connection with the day-to-day business operations of the Wireless Network in accordance with the Budget, and (iii) pay or cause to be paid all bills arising in connection with the day-to-day business activities of the Wireless Network, both to trade creditors and for capital expenditures, in accordance with the Budget;

           (d) hire and discharge staff, with the prior approval of the Principal LLC Officer to the extent such actions, taken as a whole, are subject to the limitations of Section 1.4 below;

           (e) collect revenues and apply revenues to reimbursement and payment of costs and expenses and payment of interest and principal on outstanding loans in accordance with the Budget;

           (f) maintain accounting, bookkeeping and financial services and systems ("SYSTEMS") during the term of this Agreement sufficient to support the Wireless Network operations to the same level as prior to the execution of this Agreement, provided that existing Systems may be materially modified or changed only with the prior approval of the Principal LLC Officer;

           (g) enter into agreements and leases as appropriate in the course of constructing, operating, maintaining, and servicing the PCS System;

           (h) apply for and maintain all licenses, permits, franchises, and operating rights (other than licenses, permits or authorizations issued by the FCC) that may be necessary or appropriate for the conduct of the business of the Wireless Network;

           (i) contract, subcontract, assign or delegate to any third party any of the activities, responsibilities, and powers set forth in this Agreement to the extent not inconsistent with the other provisions of this Agreement;

           (j) present and report monthly to the Management Committee the financial and operational results of LLC and the Wireless Network;

           (k) take such actions as are reasonably necessary to maintain the ability of the Wireless Network to operate as a separate and stand-alone business operation until (a) the Closing, or (b) the termination of the Merger Agreement pursuant to its terms; and

           (l) generally, do any and all other acts or recommend the execution of such other agreements, documents or affidavits, as may be necessary or as the Operating Manager (with the prior approval of the Principal LLC Officer for those matters required herein to be approved in advance by him) may deem appropriate to carry out this Agreement and to promote the successful operation of the Wireless Network, whether or not specifically enumerated herein.

                                     A-2-3

    1.4 LIMITATIONS ON AUTHORITY OF OPERATING MANAGER, MANAGEMENT COMMITTEE AND LLC.

    None of the Operating Manager, Management Committee or LLC shall have the authority to do any of the following without the unanimous written consent of all three Representatives to the Management Committee:

           (a) request an Advance or Advances pursuant to the Loan Agreement other than to fund expenditures within the limits authorized by the Budget;

           (b) borrow money on behalf of LLC, or renegotiate or modify the terms of the existing LLC indebtedness, including without limitation, the indebtedness to the FCC, the Rural Telephone Finance Cooperative and to the Members;

           (c) renegotiate or modify any of LLC's existing agreements with Sprint, provided that the Operating Manager may make non-material modifications with the prior approval of the Principal LLC Officer;

           (d) execute or certify any filings to or for the FCC, except for those required in the ordinary course of LLC's business;

           (e) make any material modification or change to the Wireless Network other than as provided for in the Transition Plan and as may be funded within the expenditures authorized by the Budget;

           (f) incur any expense or any obligation which could result in a liability in excess of $80,000, other than an expense or obligation contemplated by the Budget;

           (g) cancel or compromise any claim or debt owed to or by LLC or UbiquiTel in connection with the Wireless Network or services hereunder in excess of $50,000 and not set forth in the Budget;

           (h) make any material change to the business or operations of the Wireless Network that would preclude the Wireless Network from operating as a stand-alone business operation should this Agreement be terminated prior to (a) the Pre-Closing, or (b) the termination of the Merger Agreement pursuant to its terms;

           (i) cause LLC to breach in any material manner any agreement to which it is a party, including without limitation, the Sprint agreements, the RTFC Loan Agreement or the FCC License Agreement;

           (j) cause LLC to be materially in violation of any applicable law, including without limitation, any applicable ruling, order, regulation or statute imposed by any local, muncipal, state or federal governmental authority;

           (k) amend or modify the Transition Plan or the Budget.

    1.5  PROCEDURE.

           (a) The Management Committee shall determine in what manner and by what procedures it shall conduct its deliberations and activities, provided that the UbiquiTel Representative is provided with notice of and opportunity to participate in the deliberations and decisions of the Management Committee. The Management Committee may meet in person or by telephone. At the request of the Management Committee, any LLC Officer shall meet with the Management Committee to review business policy and direction. The Management Committee shall report periodically to the Members Committee. The Management Committee shall not cancel this Agreement nor change the terms of this

                                     A-2-4

       Agreement without the unanimous written consent of all the members of the Management Committee.

           (b) If the Principal LLC Officer at any time shall inform the Operating Manager in writing that it objects to any proposed action or inaction to be taken or directed by the Operating Manager, then the Operating Manager shall not take such action or inaction for a period of two (2) days. Thereafter the Operating Manager may take such action or inaction unless within such two (2) days the Management Committee has voted, by majority vote, to preclude such action or inaction (in which event UbiquiTel shall have the rights set forth in Section 6.2 below).

    1.6  FCC REQUIREMENTS.

    Notwithstanding anything to the contrary in this Agreement, LLC and the Members Committee shall retain ultimate control and authority over the Licenses in accordance with the requirements of the Communications Act of 1934, as amended, 47 U.S.C. 151 ET SEQ. (the "ACT"), and the rules and policies promulgated thereunder by the FCC. LLC shall not be required to take, and shall be entitled to refrain from taking, any action that would be inconsistent with that ultimate control and authority.

    1.7  EMPLOYEES OF AFFILIATES.

    The Operating Manager may use employees of UbiquiTel or UbiquiTel's Affiliates or employees of LLC or LLC's Affiliates in providing the services hereunder. "AFFILIATE" for purposes of this Agreement shall mean any person or entity that, directly or indirectly, alone or through one or more intermediaries, controls, is controlled by or is under common control with such person.

    1.8  AGENCY.

    The Management Committee hereby authorizes the Operating Manager to negotiate and execute as agent for and on behalf of the Management Committee any agreements or other documents to the extent authorized hereunder; provided such agreements or other documents are consistent with the Transition Plan and Budget.

    1.9  EXECUTION OF DOCUMENTS.

    With the prior written consent of the Management Committee, any instrument may be executed and delivered on behalf of LLC by a Representative of the Management Committee, and no other signature shall be required for any such instrument to be valid, binding, and enforceable against LLC in accordance with its terms. All persons may rely thereon if they deal with a Representative so authorized on the basis of documents approved and executed on behalf of LLC by such Representative.

    II.  PAYMENT.

    For the services provided by UbiquiTel, Affiliates of UbiquiTel or third parties retained by UbiquiTel, LLC shall reimburse UbiquiTel and its Affiliates, as the case may be, for all Reimbursable Costs. "REIMBURSABLE COSTS" for purposes of this Agreement means the reasonable costs, within the category and amount of expenditures authorized by the Budget, incurred by UbiquiTel or its Affiliates directly attributable to the performance of such services, including without limitation (A) all sums paid by UbiquiTel or its Affiliates to vendors or other third parties; (B) the salaries and expenses of those personnel of UbiquiTel or its Affiliates who are engaged in the performance of services hereunder, to the extent of the portion of time expended by such personnel in providing such services based on their direct compensation; (C) reasonably allocable benefits; and (D) the fees and expenses of independent technical consultants engaged with respect to the design, construction, management, operation and maintenance of the Wireless Network. UbiquiTel shall as part of its monthly report submit to the

                                     A-2-5

Members Committee a monthly statement showing in reasonable detail the calculation of Reimbursable Costs, which amounts shall be due and payable, except as expressly provided herein, within thirty (30) days of receipt of such statement by the Management Committee.

    III.  LLC COVENANTS.

    Because UbiquiTel anticipates committing substantial resources during the term of this Agreement, LLC covenants and agrees that its Representatives:

        (a) shall not permit any liens or encumbrances to attach to any of the Licenses or the Wireless Network (other than Permitted Liens disclosed in the Merger Agreement) and, if any such liens or encumbrances shall arise, LLC shall immediately cure and remove all such liens and encumbrances;

        (b) shall not take any action which would reasonably be expected to result in the revocation, cancellation or adverse modification of any of the Licenses, the Wireless Network as a whole or the rights of UbiquiTel under this Agreement or any other agreement among UbiquiTel Parent, UbiquiTel and LLC;

        (c) shall immediately notify UbiquiTel of any pending or threatened action by the FCC or any other governmental agency, court or third party to suspend, revoke, terminate or challenge the Licenses, the Affiliation Agreement, or to investigate the operation of the Wireless Network; and

        (d) except as otherwise permitted under this Agreement, shall not interfere in any material manner with UbiquiTel's exercise or performance of its rights and obligations pursuant to this Agreement.

    IV.  PROPRIETARY INFORMATION.

    Each party may from time to time be provided information that is confidential and/or proprietary to the other party including, without limitation, subscriber lists and other subscriber information, and financial, technical or business information relating to one party and provided by such party to the other and any other information, data, materials, drawings and plans and agrees that it will not reveal such information or any of it, which is not otherwise in the public domain, to a third party without the consent of the other party except as required by law or as necessary to perform obligations or enforce rights hereunder, that such information will be distributed only to those of its own employees and officers, agents, general partners, shareholders and Affiliates who have a reasonable need for it in order to carry out the purposes of this Agreement and who are bound by obligations of confidentiality substantially similar to those hereunder, that such information will not be used in any manner except for the purpose for which provided, and that upon termination of this Agreement, all documents containing such confidential and proprietary information upon request will be returned promptly to the party to which such information belongs or its destination certified.

    V.  EXCULPATION AND INDEMNIFICATION.

        5.1 EXCULPATION.

    None of UbiquiTel Parent, UbiquiTel nor any Affiliate of either of them shall be liable, responsible, or accountable in damages or otherwise to LLC or to any Member of LLC, or to any successor, assignee, or transferee of LLC or of any Member, for any losses, claims, damages, or liabilities arising from
(i) any act performed, or the omission to perform any act, within the scope of the authority conferred on the Management Committee or UbiquiTel by this Agreement, except by reason of acts or omissions of the Management Committee or UbiquiTel found by a court of competent jurisdiction upon entry of final judgment to be due to fraud, willful misconduct, gross negligence, or a

                                     A-2-6
knowing violation of the criminal law; (ii) the performance of, or the omission to perform, any acts on advice of legal counsel, accountants, or other professional consultants to LLC; or (iii) the negligence, dishonesty, or bad faith of any consultant, employee or agent of LLC selected or engaged by the Management Committee or UbiquiTel in good faith. The foregoing limitations shall not apply to any action or omission that results in a breach of the express terms of the Agreement by UbiquiTel, UbiquiTel Parent or any Affiliate of either of them.

    5.2  LIMITATION OF LIABILITY.

    IN NO EVENT WILL A PARTY OR ITS AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR LOSS OF PROFITS, ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS UNDER, OR BREACH OF THIS AGREEMENT, EXCEPT WHERE SUCH DAMAGES ARE CLAIMED BY OR AWARDED TO A THIRD PARTY IN A CLAIM OR ACTION AGAINST WHICH A PARTY HAS AN OBLIGATION OF INDEMNIFICATION PURSUANT TO SECTION 5.3.

    5.3  INDEMNIFICATION.

        (a) LLC shall indemnify, defend, and hold UbiquiTel Parent, UbiquiTel, any Affiliate of either of them and their respective officers, directors, employees, and agents (collectively, the "UBIQUITEL INDEMNITEES"), harmless from and against any loss, liability, damage, fine, judgment, penalty, attachment, cost or expense, including reasonable attorneys' fees, arising from any demands, claims, or lawsuits against any UbiquiTel Indemnitee, arising from or relating to the business or activities undertaken on behalf of LLC, provided that the acts or omissions are not found by a court of competent jurisdiction upon entry of a final judgment to be the result of fraud, willful misconduct, gross negligence, or a knowing violation of the criminal law of the person or entity seeking indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, plea of NOLO CONTENDERE or its equivalent, or conviction shall not, of itself, create a presumption that any UbiquiTel Indemnitee shall not be entitled to indemnification hereunder or that any UbiquiTel Indemnitee did not act in good faith and in a manner which it or they reasonably believed to be in or not opposed to the bests interests of LLC.

        (b) UbiquiTel shall indemnify, defend, and hold LLC, its Affiliates and their respective officers, directors, employees, and agents (collectively, the "LLC INDEMNITEES"), harmless from and against any loss, liability, damage, fine, judgment, penalty, attachment, cost or expense, including reasonable attorneys' fees, arising from any demands, claims, or lawsuits against any LLC Indemnitee, arising from or relating to any material breach of this Agreement by UbiquiTel (a "UBIQUITEL BREACH"), provided that the acts or omissions of UbiquiTel giving rise to such UbiquiTel Breach are not found by a court of competent jurisdiction upon entry of a final judgment to be the result of fraud, willful misconduct, gross negligence, or a knowing violation of the criminal law of any LLC Indemnitee. The termination of any action, suit or proceeding by judgment, order, settlement, plea of NOLO CONTENDERE or its equivalent, or conviction shall not, of itself, create a presumption that any LLC Indemnitee shall not be entitled to indemnification hereunder.

    VI.  TERM AND TERMINATION.

    6.1  TERM.

    This Agreement shall commence as of the date upon which UbiquiTel first makes an Advance to LCC pursuant to the Loan Agreement (the "EFFECTIVE DATE") and unless earlier terminated as provided

                                     A-2-7
herein, shall terminate immediately on the earlier of (a) the Pre-Closing, or
(b) the termination of the Merger Agreement or the Loan Agreement for any reason pursuant to the respective terms thereof.

    6.2  EARLY TERMINATION BY UBIQUITEL.

    UbiquiTel may terminate this Agreement only as follows:

        (a) Subject to subparagraph (b) below, UbiquiTel shall have the right to terminate this Agreement only if:

        (1) LLC is in material breach of a material term of this Agreement; provided, however, that LLC shall be deemed to be in breach hereunder only if the UbiquiTel Representative has given LLC written notice setting forth with reasonable specificity the details of the alleged material breach and LLC fails to cure such breach within twenty (20) days following the receipt of such notice; or

        (2) The LLC Representatives take any action, by either voting for or against any particular action or proposal of the Operating Manager, as the case may be, and the UbiquiTel Representative objects to such action within five (5) business days by delivering written notice of its objection to the LLC Representatives by personal delivery, fascimile (with verification of receipt) or overnight courier service (with tracking of receipt); provided that the UbiquiTel Representative may not object to the taking of any action that is required by this Agreement or any failure to take action that is prohibited by this Agreement. The UbiquiTel Representative's written notice of objection shall state with reasonable specificity what action taken by the LLC Representatives is objected to and what action the UbiquiTel Representative desires the LLC Representatives to take in order to cure such objection. After receipt of the UbiquiTel Representative's written notice, the LLC Representatives shall have five (5) business days to rescind their action and cure the UbiquiTel Representative's objection as specified in its written notice. If they fail to cure, then UbiquiTel may terminate this Agreement.

        (b) Notwithstanding anything to the contrary in subparagraph (a) above, UbiquiTel shall not have the right to terminate this Agreement:

           (1) With respect to an event of termination under subparagraph
       (a)(1) above, if LLC has cured the breach as provided for above; or

           (2) With respect to an event of termination under subparagraph
       (a)(2) above, if the LLC Representatives have cured the UbiquiTel Representative's objection as provided for above.

        (c) If UbiquiTel terminates this Agreement as provided for above, the Merger Agreement shall also terminate as of the same date and all indebtedness outstanding under the Loan Agreement and Revolving Credit Note shall automatically be accelerated and shall become immediately due and payable.

    6.3  TERMINATION BY LLC.

    LLC may terminate this Agreement only if UbiquiTel or any of its Affiliates ("UBIQUITEL PARTIES") is in material breach of a material term of this Agreement; provided, however, that the UbiquiTel Parties shall be deemed to be in breach only if LLC has given UbiquiTel written notice setting forth with reasonable specificity the details of the alleged material breach and the UbiquiTel Parties fail to cure such breach within twenty (20) days following the receipt of such notice.

                                     A-2-8

    6.4  EFFECT OF TERMINATION.

    Upon any termination or expiration of this Agreement, LLC shall continue to be liable to UbiquiTel for Reimbursable Costs properly incurred, itemized and submitted to LLC within thirty (30)days following termination or expiration.

    6.5  SURVIVAL UPON TERMINATION.

    Article IV, Article V, this Article VI and Article VII and Sections 8.2, 8.3, 8.4, 8.6, 8.8, 8.9 and 8.10 shall survive the termination of this Agreement.

    VII.  TAXES.

    Each party shall retain full responsibility for all excise taxes, sales taxes, regulatory surcharges, emergency telephone service surcharges, and similar governmental levies relating to its facilities, operations and equipment of each respective party. To the extent that UbiquiTel is billed by any governmental agency or third party for taxes and surcharges relating to the LLC facilities, operations or equipment, it shall promptly notify LLC who shall promptly pay the tax or surcharge billed to UbiquiTel unless being contested by LLC in good faith; provided, however, that if UbiquiTel reasonably concludes that it must pay any such tax or surcharge relating to the LLC facilities, operations or equipment billed to it to protect any aspect of UbiquiTel's material operations, including its credit rating, it may pay the same, and shall be reimbursed by LLC therefor within thirty (30) days of receipt by LLC of an invoice therefor from UbiquiTel, regardless of whether or not LLC determines to attempt to recover such taxes and surcharges.

    VIII.  MISCELLANEOUS.

    8.1  RELATIONSHIP; SELF-DEALING.

    UbiquiTel and its Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created, including the acquisition, construction, management, operation and sale of wireless systems and services, and LLC shall not have any rights in or to such independent ventures or the income or profits derived therefrom. Nothing in this Agreement shall preclude transactions between UbiquiTel, or any Affiliate of UbiquiTel acting in and for its own account, and LLC, provided that the terms of any such transaction are on terms no less favorable to LLC than could be obtained from an unrelated third party on an arm's length basis.

    8.2  MODIFICATION, WAIVER.

    This Agreement shall not be modified, waived, released or discharged except by a writing signed by an officer or authorized representative of each of the parties.

    8.3  SUCCESSORS AND ASSIGNS.

    No party may assign its rights and or obligations under this Agreement to any third party.

    8.4  BINDING EFFECT.

    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall be binding upon any purchaser of the PCS System, which shall be required to assume all of LLC's obligations hereunder. Nothing in this

                                     A-2-9

Agreement, expressed or implied, is intended or shall be construed to confer upon any person not a party hereto any right, remedy or claim under or by reason of this Agreement.

    8.5  FURTHER ASSURANCES.

    The parties shall execute and deliver such further instruments and perform such further acts as may reasonably be required to carry out the intent and purposes of this Agreement.

    8.6  HEADINGS.

    All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of the Agreement.

    8.7  COUNTERPARTS.

    This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement.

    8.8  NOTICES.

    Any notice, request, demand, report, consent offer or other document or instrument which may be required or permitted to be furnished to or served upon a party hereunder shall be in writing which shall be personally delivered or sent by facsimile, electronic mail, telegram, cable or telex or deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid, addressed to the party entitled to receive the same at its address set forth below (or such other address as such party shall designate by notice to the other party given in the manner set forth herein):

    To UbiquiTel:

       UbiquiTel Operating Company
       One West Elm Street, 4th Floor
       Conshohocken, Pennsylvania 19428
       Attention: Donald A. Harris, President and CEO
                Patricia E. Knese, Esq.

    With a copy to:

       Greenberg Traurig, LLP
       1750 Tysons Boulevard, 12th Floor
       Tysons Corner, Virginia 22102
       Attention: Lee R. Marks, Esq.

    To LLC:

       VIA Wireless, LLC
       6781 North Palm
       Fresno, California 93704
       Attention: David S. Nelson, President

    With copies to:

       Matthew J. Boos
       Post Office Box 21
       47034 Road 201
       O'Neals, CA 93645

       Delmar Williams & Associates, L.P.
       10052 Oak Branch Circle

                                     A-2-10

       Carmel, CA 93923
       Attention: Delwyn Williams

       Morris, Manning & Martin, L.L.P.
       3343 Peachtree Road N.E.
       1600 Atlanta Financial Center
       Atlanta, Georgia 30326
       Attention: Oby T. Brewer, Esq.

    Any notice given by telephone shall be confirmed promptly in writing (which notice shall be effective only upon the effectiveness hereunder of the delivery of such writing). Any notice given by personal delivery, by United States mail, by facsimile or electronic mail, telegram or by cable shall be effective on receipt and any notice given by facsimile shall be effective upon acknowledgment or receipt of transmission by the answerback of the facsimile machine of the receiving party.

    8.9  GOVERNING LAW.

    This Agreement, and all amendments hereof and waivers and consents hereunder, shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of California, Fresno Division and, if such court does not have jurisdiction, of the courts of the State of California in Fresno County, for the purposes of any action arising out of this Agreement, or the subject matter hereof or thereof, brought by any other party. To the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The prevailing party in any action or proceeding relating to this Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing party, in addition to any other relief to which such prevailing party may be entitled.

    8.10  ENTIRE AGREEMENT; SEVERABILITY.

    If any provision of this Agreement shall be held by a court of competent jurisdiction or by the FCC to be illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and such offending provision shall be interpreted and construed to be modified to the extent necessary to be then enforceable. Notwithstanding anything to the contrary in this Agreement, the parties will promptly amend this Agreement to conform with any requests or directives from the FCC or to otherwise insure this Agreement's compliance with the Act and the rules and policies promulgated by the FCC under the Act subsequent to the execution of this Agreement.

                          [SIGNATURE PAGES TO FOLLOW]

                                     A-2-11

    IN WITNESS WHEREOF, the undersigned have executed this MANAGEMENT AGREEMENT as of the date first set forth above.

                                                  UBIQUITEL OPERATING COMPANY

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  VIA WIRELESS, LLC

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                     A-2-12

                                   EXHIBIT A
                                       TO
                              MANAGEMENT AGREEMENT

                       REPLACEMENT PRINCIPAL LLC OFFICERS

    The following individuals are listed in order of their appointment as the replacement Principal LLC Officer if David Nelson is unable to serve in such capacity:

First Replacement:               David Frost

Second Replacement:              Kathleen Taormina

Third Replacement:               Matthew Boos

                                     A-2-13

                                   EXHIBIT B
                                       TO
                              MANAGEMENT AGREEMENT

            OPERATIONS TRANSITION PLAN--KEY MILESTONES AND TIMELINE

              KEY MILESTONES                                       DATE
------------------------------------------  ---------------------------------------------------
Execute Agreement-Freeze Hiring             Merger Signing Date
-----------------------------------------------------------------------------------------------
Ubiquitel Management Team Meeting with Via  Between 7 and 10 days following Merger Signing Date staff
-----------------------------------------------------------------------------------------------
Active Ubiquitel participation in Sprint    Merger Signing Date plus 7 days
  PCS network and market transition mtgs.
  (Type 3 to Type 2)
-----------------------------------------------------------------------------------------------
Marketing plan adopted for conversion to    Merger Signing Date plus 17 days
  exclusive marketing of Sprint PCS rate
  plans in Via Wireless markets
-----------------------------------------------------------------------------------------------
Via Wireless converted to exclusive         Merger Signing Date plus 52 days
  marketing of Sprint PCS rate plans in
  Via Wireless markets
-----------------------------------------------------------------------------------------------
Implementation of possible incentive plans  4/20/01
  for transition of existing unlimited
  plan subscribers to Sprint PCS plans
-----------------------------------------------------------------------------------------------
Commencement of Planning for transition     5/1/01
  from F Band to A Band
-----------------------------------------------------------------------------------------------
Target Pre-Closing Date for UbiquiTel/Via   7/9/01
  transaction
-----------------------------------------------------------------------------------------------
Former Via Wireless Service Area            7/9/01
  transition to Sprint PCS Billing and
  Customer Care Platforms
-----------------------------------------------------------------------------------------------
Execution of Closing Condition of           Pre-Closing Date to Closing Date (target of 10 days
  transition from F Band to A Band          or less)
-----------------------------------------------------------------------------------------------
Completion of all closing requirements      Closing Date
  including spectrum transition
-----------------------------------------------------------------------------------------------
Sale of F Band Spectrum (and Bakersfield    Tenth Day after Closing
  BTA A Band)
-----------------------------------------------------------------------------------------------

                                     A-2-14

                                                                       ANNEX A-3

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

    THIS AGREEMENT (this "AGREEMENT"), made and entered into as of February 22, 2001, by and between UbiquiTel Operating Company, a Delaware corporation having its principal offices at One West Elm Street, Fourth Floor, Conshohocken, PA 19428 ("UBIQUITEL" or "LENDER"), and VIA Wireless, LLC (f/k/a Central Wireless Partnership), a California limited liability company having its principal offices at 6781 North Palm, Fresno, California 93704 ("VIA" or "BORROWER").

                               R E C I T A L S :

    UbiquiTel and VIA are each Sprint PCS Affiliates. Pursuant to a merger agreement of even date herewith (the "MERGER AGREEMENT"), UbiquiTel Inc., a Delaware corporation and the parent company of UbiquiTel ("UBIQUITEL PARENT"), intends to acquire all of the Members' Interests (as defined herein) of VIA through mergers or acquisitions between UbiquiTel Parent and the members of VIA (the "MERGERS"). In connection with the Mergers, UbiquiTel has agreed to make available to VIA, as bridge financing pending the closing of the Mergers, a revolving credit facility in the amount of $25,000,000, on the terms set forth in this Agreement, including the Warrant referred to herein. Pending the Closing, and pursuant to a management agreement of even date herewith (the "Management Agreement"), UbiquiTel will be fulfilling certain management functions in respect of VIA.

    NOW, THEREFORE, the parties agree as follows:

    I.  DEFINITIONS.

        1.01. DEFINED TERMS. In addition to the other terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

           "Advance(s)" shall mean any revolving credit loan extended to the Borrower from time to time pursuant to Section 2.01 of this Agreement, and all such loans.

           "Affiliate" shall mean, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, without limitation, any officer or director of the first Person or any of its Affiliates; for the purpose of this definition, a "substantial interest" shall mean the direct or indirect legal or beneficial ownership of more than five (5%) percent of any class of stock, membership interest, partnership interest, or similar interest.

           "Agreement" shall mean this Agreement as it may from time to time be amended, modified or supplemented.

           "Agreement Date" shall mean the date set forth above.

           "Applicable Law" shall mean all applicable provisions of all
           (a) constitutions, statutes, ordinances, rules, regulations and orders of all governmental and/or quasi-governmental bodies, whether federal, state, municipal, (b) other Government Approvals, and
           (c) orders, judgments and decrees of all courts, administrative proceedings, and arbitrators.

           "Business Day" shall mean a day other than (a) a Saturday, (b) a Sunday, and (c) a day on which commercial banks in the State of California or Pennsylvania are authorized or required by law to close.

                                     A-3-1

           "Capital Expenditures" shall mean, with respect to the Borrower, all expenditures of the Borrower for tangible assets which are capitalized, and the fair value of any tangible assets leased by the Borrower under any lease which would be a Capitalized Lease, determined in accordance with GAAP, including all amounts paid or accrued by the Borrower in connection with the purchase (whether on a cash or deferred payment basis) or Capitalized Lease of any machinery, equipment, tooling, real property, improvements to real property (including leasehold improvements), or any other tangible asset of the Borrower which is required, in accordance with GAAP, to be treated as a fixed asset on a balance sheet of the Borrower.

           "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

           "Capitalized Lease Obligations" shall mean with respect to any Person, the amount of the liability which reflects the amount of future payments under all Capitalized Leases of such Person as at any date, determined in accordance with GAAP.

           "Cash Equivalents" shall mean (a) time deposits and certificates of deposit of any domestic commercial bank having capital and surplus in excess of $1,000,000,000 and having maturities of not more than twelve months from the date of acquisition, (b) repurchase obligations of any domestic commercial bank satisfying the requirements of clause (a) of this definition, with a term of not more than thirty days for underlying securities issued or fully guaranteed or insured by the United States government, (c) commercial paper of any issuer not an Affiliate of the Borrower rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both S&P and Moody's cease publishing ratings of commercial paper issuers generally, and maturing within 90 days from the date of acquisition, or (d) shares of money market mutual or similar funds which invest exclusively in (i) short-term obligations of the United States or any state thereof or (ii) assets satisfying the requirements of clauses (a) through (c) of this definition.

           "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET. SEQ.

           "Closing" means the Closing under the Merger Agreement.

           "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, as in effect from time to time.

           "Conversion Date" shall mean the date that all Advances under the Revolving Credit Loan convert into a Term Loan upon a termination of the Merger Agreement for any reason other than the Closing thereunder, and shall be deemed to be the date on which the Term Loan commences.

           "Default" shall mean any of the events specified in Article VII, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

           "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, policy and rule of common law now or hereafter in effect (including, without limitation, the EPA guidance on asbestos abatement and removal) and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation,

                                     A-3-2

           CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ.; and any applicable state and local or foreign counterparts or equivalents.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

           "ERISA Affiliate" shall mean, with respect to any Person, any other Person which is under common control with the first Person within the meaning of Section 414(b) or 414(c) of the Code.

           "Event of Default" shall mean any of the events specified in
           Article VII hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

           "Existing Liens" shall mean the Liens set forth on Schedule 1.

           "FCC" shall mean the Federal Communications Commission.

           "FCC Notes" shall mean the notes due and owing to the Federal Communications Commission by the Borrower executed on August 18, 1997, and effective as of April 28, 1997.

           "Fiscal Year" shall mean the fiscal year of the Borrower which ends on December 31 of each year.

           "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied.

           "Government Approval" shall mean an authorization, consent, non-action, approval, license or exemption of, registration or filing with, or report to, any governmental or quasi-governmental department, agency, body or other unit, whether federal, state, municipal, or other.

           "Hazardous Materials" means (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under applicable Environmental Laws.

           "Guaranty", "Guaranteed" or to "Guarantee", as applied to any Indebtedness or Liability, shall mean and include: (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such obligation, and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended or the practical effect of which is to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation whether by (i) the purchase of securities or obligations, (ii) the

                                     A-3-3
           purchase, sale or lease (as lessee or lessor) of property, or the purchase or sale of services, primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of non-performance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) the repayment of amounts drawn down by beneficiaries of letters of credit not arising out of the import of goods, (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any such obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation, or (vi) otherwise.

           "Indebtedness", as applied to the Borrower, shall mean, without duplication: (a) all items (including Capitalized Lease Obligations, but excluding items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of the balance sheet of the Borrower as at the date as of which Indebtedness is to be determined, (b) all obligations and Indebtedness for Money Borrowed,
           (c) all purchase and lease obligations (including, during the non-cancelable term of any Capitalized Lease, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by the Borrower is subject, whether or not the obligation secured thereby shall have been assumed, and (d) all Indebtedness or Liabilities of other Persons which the Borrower has assumed or Guaranteed, including but not limited to all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by the Borrower. Anything herein contained to the contrary notwithstanding, "Indebtedness" shall not include any Operating Leases.

           "Investment", as applied to the Borrower, shall mean: (a) any shares of capital stock, assets, evidence of Indebtedness or other security issued by any other Person to the Borrower, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, other than credit terms extended to customers in the ordinary course of business, (c) any Guaranty of the Indebtedness or Liability of any other Person, (d) any obligation owed to the Borrower secured by a Lien on, or payable out of the proceeds of production from, any property of any other Person, whether or not such obligation shall have been assumed by such Person, (e) any other investment by the Borrower in any assets or securities of any other Person, and
           (f) any commitment to make any Investment.

           "Liability" or "Liabilities", as applied to the Borrower, shall mean any obligation or liability, whether arising under Applicable Law or otherwise, in each case to the extent that such obligation or liability does not otherwise constitute Indebtedness of the Borrower.

           "Lien", as applied to the property or assets (or the income or profits therefrom) of the Borrower, shall mean (in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise): (a) any mortgage, lien, pledge, attachment, assignment, deposit arrangement, encumbrance, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any assets or property (including, without limitation, stock of any Subsidiary) of the Borrower, or upon the income or profits therefrom,
           (b) any arrangement, express or implied (including, without limitation, naming any third party as a loss payee under any insurance policy),

                                     A-3-4
           under which any property of the Borrower is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of Indebtedness or the performance of any other Liability in priority to the payment of the general, unsecured creditors of the Borrower, (c) any Indebtedness which remains unpaid more than five (5) calendar days after the same shall have become due and payable and which, if unpaid, might by law (including but not limited to bankruptcy or insolvency laws) or otherwise be given any priority whatsoever over the general, unsecured creditors of the Borrower, (d) any agreement (other than this Agreement or any of the Security Documents) or other arrangement, express or implied, which, directly or indirectly, prohibits the Borrower from creating or incurring any Lien on any of its properties or assets or which conditions the ability to do so on the security, on a PRO RATA or other basis, of Indebtedness other than Indebtedness outstanding under this Agreement, and (e) any arrangement, express or implied, under which any right or claim of the Borrower is subject or subordinated in any way to any right or claim of any other Person.

           "Loan" or "Loans" shall mean the individual or collective reference to the Advances made from time to time plus interest accrued thereon pursuant to the Revolving Credit Loan and to the Term Loan.

           "Loan Commencement Date" shall mean the date that UbiquiTel is first authorized to make Advances hereunder pursuant to agreements with or consents from BNP Paribas.

           "Management Agreement" shall mean the agreement of even date pursuant to which UbiquiTel assumes certain management functions with respect to VIA.

           "Manager" shall mean the Operating Manager appointed pursuant to the Management Agreement.

           "Material Adverse Change" shall mean an occurrence or event which the Lender shall determine (a) could reasonably be expected to have a material adverse effect on the rights or remedies of the Lender, or the ability of the Borrower to perform its obligations to the Lender under this Agreement and the Notes, or (b) could reasonably be expected to have a materially adverse effect on the performance, business, liabilities, operations, or condition of the Borrower, including the Borrower's ability to continue to build out, develop, operate, and maintain the Service Area Network under the Sprint/Via Agreements.

           "Material Consents" shall mean consents obtained pursuant to the Sprint/VIA Agreements, the RTFC Loan and loans or guarantees from Lucent.

           "Members" shall mean Central Valley Cellular, Inc., Delmar Williams & Associates, L.P., Ponderosa Cellular 4, Inc., Personal Communication Services, Inc., Pinnacles PCS, Inc., and Kerman Communication Technologies, Inc.

           "Members' Interests" shall mean the limited liability company interests in VIA held by the Members.

           "Member Loans" shall mean (i) any loans to VIA or to any Affiliate of VIA made by any Member or any Affiliate of any Member, and (ii) any Guaranty of any loans to VIA or to any Affiliate of VIA made by any Member or any Affiliate of any Member, as set forth on Schedule 2.

           "Merger Agreement" means the agreement of even date by and among UbiquiTel Parent, UbiquiTel, the Merger Subs (as defined in the Merger Agreement), the Members and the Stockholders (as defined in the Merger Agreement).

                                     A-3-5

           "Mergers" means the mergers through which UbiquiTel Parent acquires the Members' Interests of VIA pursuant to the Merger Agreement.

           "Money Borrowed", as applied to Indebtedness, shall mean: (a) money borrowed, and (b) without duplication, (i) Indebtedness represented by notes payable and drafts accepted representing extensions of credit, (ii) all Indebtedness evidenced by bonds, debentures, notes or other similar instruments, and (iii) all Indebtedness upon which interest charges are customarily paid.

           "Note" shall mean the Revolving Credit Note and any and all amendments, modifications or extensions thereto.

           "Obligations" shall mean the collective reference to the Loans, and all Indebtedness and other liabilities and obligations of every kind and description owed by the Borrower to the Lender from time to time under, pursuant to or as permitted by this Agreement and the Notes, however evidenced, created or incurred, whether direct or indirect, primary or secondary, fixed or contingent, now or hereafter existing, due or to become due.

           "Operating Leases" shall mean, collectively, all leases or similar agreements of any kind (whether relating to real property, personal property or otherwise) pursuant to which the Borrower is at any time a lessee or otherwise required to make payments in connection with the use or enjoyment of any property of any kind, all as determined in accordance with GAAP.

           "Permitted Liens" shall mean the Liens described in Section 6.02 of this Agreement.

           "Person" shall mean any individual, partnership, corporation, banking association, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

           "Real Property Leases" shall mean all leases and other agreements and instruments in respect of the rental of real property, buildings, improvements and/or fixtures pursuant to which the Borrower or any Subsidiary is or may hereafter be the lessee, sublessee, lessor or sublessor (as the case may be), including operating leases and capitalized leases.

           "Related Agreements" shall mean the Merger Agreement, Management Agreement, Warrant, Lock-Up Agreement, Escrow Agreement, Subordination Agreement, Affiliate Letter, and such agreements, exhibits, certificates and other documents as may be contemplated by any of such agreements.

           "Revolving Credit Loan" shall mean the revolving credit loan being made to the Borrower pursuant to Section 2.01.

           "Revolving Credit Note" shall mean the note referred to in
           Section 2.01.

           "Revolving Credit Loan Termination Date" shall mean the earlier to occur of (i) the Closing or (ii) termination of the Merger Agreement for any reason.

           "RTFC Loan" shall mean the loan to the Borrower from the Rural Telephone Finance Corporation evidenced by a Loan Agreement, dated January 9, 1998, by and between the Borrower (f/k/a Central Wireless Partnership) and the Rural Telephone Finance Cooperative.

           "Service Area" means the geographic area described on the Service Area Exhibit to the Sprint/VIA Affiliation Agreement.

           "Service Area Network" means the network and business activities managed by the Borrower under the Sprint/VIA Affiliation Agreement in the Service Area.

                                     A-3-6

           "Sprint/VIA Agreements" shall mean the Sprint/VIA Affiliation Agreement, the Sprint License Agreements, and all other agreements entered into between the Borrower and Sprint Corporation or any of its Affiliates.

           "Sprint License Agreements" shall mean collectively the (i) Sprint Trademark and Service Mark License Agreement, dated January, 1999, between Sprint Communications Company, L.P. and the Borrower, including any exhibits or documents incorporated by reference, as may be amended, modified or supplemented from time to time, and
           (ii) Sprint Spectrum Trademark and Service Mark Agreement, dated January 1999, among Sprint Spectrum, L.P. and the Borrower, including any exhibits or documents incorporated by reference, as may be amended, modified or supplemented from time to time.

           "Sprint/VIA Affiliation Agreement" shall mean the agreement dated January 1999, between Sprint Spectrum L.P. and the Borrower, including any exhibits or documents incorporated by reference in said agreement, as may be amended, modified or supplemented from time to time.

           "Subsidiary" or "Subsidiaries" shall mean the individual or collective reference to any entity, 50% or more of the outstanding shares of stock or limited liability company interests or other form of equity interests of which is at the time owned by the Borrower, directly or indirectly through one or more Subsidiaries.

           "Term Loan" shall mean the conversion of the Revolving Credit Loan into a term loan pursuant to Section 2.02 of this Agreement.

           "Term Loan Termination Date" shall be that date which is eighteen months from the Conversion Date.

           "Term Note" shall mean the Revolving Credit Note upon conversion of the Revolving Credit Loan into a Term Loan, in accordance with
           Section 2.02 hereof.

           "Warrant" shall mean the Warrant to purchase Members' Interests of the Borrower issued to the Lender in the form attached as Exhibit "A".

        1.02. USE OF DEFINED TERMS. All terms defined in this Agreement shall have their defined meanings when used in this Agreement, the Notes and all certificates, reports or other documents made or delivered pursuant to this Agreement, unless otherwise defined therein or unless the specific context shall otherwise require.

        1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

    II. GENERAL TERMS.

        2.01.  REVOLVING CREDIT LOANS.

           (a) Subject to the terms and conditions of this Agreement and so long as the Merger Agreement shall not have been terminated, the Lender hereby agrees to make at any time and from time to time on and after the Loan Commencement Date and on and prior to the Revolving Credit Loan Termination Date, an Advance or Advances under the Revolving Credit Loan in an aggregate principal amount not to exceed, at any time outstanding, the sum of Twenty Five Million Dollars ($25,000,000). The Borrower may borrow, prepay such Advances and interest thereon (without premium or penalty) and re-borrow under this Section 2.01. Any prepayments shall be applied first towards interest and then to principal. Each request by the Borrower for an Advance shall be made by the Manager (in accordance with the Management Agreement) in writing or by telephonic communication to the Lender. Telephonic requests for an Advance shall be confirmed by written notice to the Lender

                                     A-3-7
       delivered to the Lender by the Business Day next following the request. The Borrower may request Advances in any amount, but only in multiples of $1,000,000. The Revolving Credit Loans shall be evidenced by the Revolving Credit Note, on which the Lender shall record all Advances and prepayments hereunder, and the balance due at any time, which record shall, absent manifest error, be conclusive on the parties.

           (b) The Borrower shall pay the Lender interest on all Advances at a rate per annum equal to fourteen percent (14%). Such interest shall be computed on the daily unpaid principal balance of all Advances, based on a three hundred sixty-five (365) day year, counting the actual number of days elapsed. Accrued interest shall be due and payable upon the Term Loan Termination Date.

           (c) All Advances shall be repayable to the Lender (i) without notice or demand, to the extent that the outstanding principal balance of the Advances shall at any time or from time to time exceed $25,000,000, and
       (ii) otherwise on demand, provided that the Lender shall not, prior to the Revolving Credit Loan Termination Date, terminate the Revolving Credit Loan or demand repayment of any Advances, except upon the occurrence of an Event of Default or as otherwise provided in this Agreement or in any of the Notes.

           (d) Unless an Event of Default shall have occurred, (i) should the Revolving Credit Loan Termination Date arise in connection with the Closing, the Borrower's Obligations to the Lender shall be forgiven and otherwise canceled in their entirety immediately upon the date of such Closing, or (ii) should the Advances under the Revolving Credit Loan be converted into a Term Loan, the Borrower shall pay in full all of its Obligations thereunder in accordance with Section 2.02 hereof, and (iii) should the Management Agreement be terminated pursuant to Section 6.2 thereof, all obligations at the time outstanding under the Revolving Credit Loan shall immediately become due and payable.

           (e) All Advances made by the Lender shall be evidenced by a Revolving Credit Note of the Borrower issued to Lender in the form annexed hereto as Exhibit "B".

    2.02.  TERM LOAN.

        (a) If the Merger Agreement is terminated for any reason other than a termination of the Management Agreement pursuant to Section 6.2 thereof, the Revolving Credit Loan shall automatically convert into a Term Loan in the principal amount equal to the amount of the outstanding Advances plus interest accrued thereon, subject to the terms and conditions as set forth herein; provided that any principal amount of the outstanding Advances in excess of Twenty-Five Million Dollars ($25,000,000) shall be repaid by the Borrower to the Lender on the date of such conversion. The Term Loan shall commence on the Conversion Date and shall be due on the Term Loan Termination Date. The Term Loan shall bear interest on the outstanding principal amount of the Term Note at the per annum rate of fourteen percent (14%). Interest and principal shall be due on the Term Loan Termination Date, and Borrower shall repay to Lender all Obligations on such Date. Interest shall be based on a three hundred sixty-five (365) day year, counting the actual number of days elapsed.

        (b) The Term Loan shall be evidenced by the Revolving Credit Note which shall be deemed modified on the Conversion Date to become the Term Note and to include the terms and conditions set forth in
    Section 2.02(a) hereinabove without further action of the parties.

        2.03. USE OF PROCEEDS. The proceeds of all Advances shall be used exclusively by the Borrower for (a) working capital and capital expenditures, (b) network build out under the build-out plan set forth in the Sprint/VIA Agreements, and/or (c) making payments in respect of the FCC Notes, RTFC Loan, the Aegon mortgage loan and other Indebtedness.

                                     A-3-8

        2.04. OBLIGATIONS UNCONDITIONAL. The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of the Borrower, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which the Borrower might otherwise have against the Lender. All payments required by this Agreement and/or the Notes shall be paid free of any deductions and without abatement, diminution or set-off.

        2.05. WARRANT. As further consideration for the making of the Loans, Borrower shall execute the Warrant on the Agreement Date, which Warrant is conditional upon the conversion of the Revolving Credit Loan into the Term Loan.

    III. CONDITIONS OF MAKING THE INITIAL ADVANCE.

    The obligation of the Lender to make the initial Advance under the Revolving Credit Loan is subject to the following conditions precedent:

        3.01. EXECUTION OF AGREEMENTS; NOTES. The Related Agreements shall have been executed by all parties and shall be in full force and effect. The Revolving Credit Note shall have been executed by the Borrower.

        3.02. OPINIONS OF COUNSEL. The Lender shall have received from Morris, Manning & Martin, L.L.P., counsel to VIA, an opinion addressed to the Lender covering the matters set forth in Exhibit "C".

        3.03. CORPORATE DOCUMENTS; PROCEEDINGS. The Lender shall have received copies of the Certificate of Formation and Operating Agreement of Borrower and the resolutions, consents or similar evidence of authority of Borrower to execute this Agreement and the Related Agreements, all attested to by a certificate executed by the Chief Executive Officer of the Borrower and the Secretary or an Assistant Secretary of the Borrower.

        3.04. MATERIAL CONSENTS. The Lender shall have received evidence satisfactory to it that all Material Consents have been received and are in full force and effect.

        3.05. MEMBER SUBORDINATION. The Lender shall have received a Subordination Agreement executed by the Members subordinating the Members' Loans to the repayment of the Revolving Credit and Term Loans in the form attached in Exhibit "D".

    IV. OMITTED.

    V.  AFFIRMATIVE COVENANTS.

    If and to the extent that the failure of Borrower to fulfill or otherwise comply with one of the covenants set forth below in this Article V is the sole result of the actions or inactions of the Lender in its capacity as Operating Manager pursuant to the Management Agreement (and not the result of any actions or inactions of the Principal LLC Officer under such agreement, as defined therein), such failure shall not be deemed to be an Event of Default hereunder. The Borrower hereby covenants and agrees that, from and after the Conversion Date, until payment in full of all Obligations and the termination of all of the Borrower's rights to funding hereunder, the Borrower shall:

        5.01. CORPORATE AND INSURANCE. Do or cause to be done all things necessary to at all times (a) preserve, renew and keep in full force and effect its company existence, rights, licenses, and franchises, including all Material Consents, (b) comply in all material respects with this Agreement and the Related Agreements to which it is a party, (c) maintain, preserve and protect all of its franchises and material trade names, and preserve all of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear, tear and casualty excepted), and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, and improvements thereto, (d) keep, under the coverage of an "umbrella" policy or other form of coverage reasonably acceptable to the Lender,

                                     A-3-9
    the Borrower's insurable properties adequately insured at all times, by financially sound and reputable insurers reasonably acceptable to the Lender, to such extent and against such risks, including fire and other risks and casualty insured against by extended coverage, and maintain, as part of such coverage, liability and such other insurance, as is customarily maintained by companies engaged in similar businesses (including, without limitation, products liability insurance), in amounts reasonably satisfactory to the Lender, and (e) comply in all material respects with all Applicable Law, whether now in effect or hereafter enacted, promulgated or issued.

        5.02.  PAYMENT OF TAXES; ERISA.

           (a) File, pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon its income and profits or upon any of its property (real, personal or mixed) or upon any part thereof, before the same shall become delinquent, as well as all lawful claims for labor, materials, supplies and otherwise, which, if unpaid when due, would become a Lien or charge upon such property or any part thereof; PROVIDED, HOWEVER, that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim (other than taxes and/or assessments relating to real property or the use thereof) so long as (i) the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested, and (ii) payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of the Borrower's property shall be seized or sold in satisfaction thereof. The Borrower shall furnish to the Lender, within ten (10) days after the date of filing thereof, true and complete copies of all federal income tax returns, or amended returns, filed by or including the Borrower, and shall make available to the Lender for its inspection, at the Borrower's principal offices, true and complete copies of all state and local income tax returns, or amended returns, filed by or including the Borrower.

           (b) (i) make all required contributions to all pension plans or other benefit plans, if any, in accordance with and in amounts not less than the minimum funding requirements of Section 302 of ERISA, (ii) furnish the Lender, promptly after the filing thereof, with copies of all reports or other statements filed by the Borrower with the United States Department of Labor or the Internal Revenue Service with respect to any of such plans, (iii) promptly notify the Lender in writing of the occurrence of any "reportable event" or "prohibited transaction" (within the scope of Section 406 of ERISA or as such term is defined in Section 4975 of the Code) with respect to any such plan, and (iv) promptly provide the Lender with copies of any notices of any such "reportable event" which might constitute grounds for the termination of any subject plan under Title IV of ERISA, as and when given or required to be given by the Borrower or the plan administrator of any subject plan to the PBGC.

        5.03. NOTICE OF PROCEEDINGS. Give prompt written notice to the Lender of any proceedings instituted against the Borrower in any federal or state court or before any commission or other regulatory body, whether federal, state or local, which seeks recovery of an amount in excess of $100,000 or which, if adversely determined, would have a material adverse effect upon the Borrower's business, operations, properties, assets or condition, financial or otherwise.

        5.04.  PERIODIC REPORTS; INFORMATION.  Furnish to the Lender:

           (a) Within 120 calendar days after the end of each Fiscal Year, separate consolidated and consolidating balance sheets, statements of income and retained earnings, statements of changes in financial position, and statements of cash flow of the Borrower, together with footnotes and supporting schedules thereto, all certified by independent certified public accountants selected by the Borrower and reasonably acceptable to the Lender (with the form of certification to be without qualification or otherwise satisfactory to the Lender), showing

                                     A-3-10
       the financial condition of the Borrower at the close of such Fiscal Year and the results of operations of the Borrower during such Fiscal Year;

           (b) Within thirty (30) calendar days after the end of each calendar quarter, (i) a consolidated balance sheet and statement of income and retained earnings of the Borrower, together with supporting schedules thereto, prepared by the Borrower and certified by its president or chief financial officer, such balance sheet to be as of the close of such calendar quarter and such statement of income and retained earnings to be for the period from the beginning of the then-current Fiscal Year to the end of such calendar quarter, in each case subject to normal audit and year-end adjustments which shall not be material, (ii) a consolidated statement of cash flow of the Borrower for such calendar quarter and for the period from the beginning of the then-current Fiscal Year to the end of such calendar quarter, and (iii) a report of the Borrower's Capital Expenditures for such calendar quarter and from the beginning of the then-current Fiscal Year to the end of such calendar quarter;

           (c) Concurrently with the delivery of each of the financial statements required by Sections 5.04(a) and 5.04(b) above, a certificate of the president or chief financial officer of the Borrower, in the form annexed hereto as Exhibit "F", certifying that he has examined the provisions of this Agreement and that no Default or Event of Default has occurred and/or is continuing;

           (d) Annually, not less than thirty (30) calendar days after the commencement of each Fiscal Year beginning with the Fiscal Year commencing January 1, 2001, a consolidated Capital Expenditure budget of the Borrower for such Fiscal Year showing the nature and amount of the proposed Capital Expenditures, and within thirty (30) days after the end of each Fiscal Year, updated reports showing the actual Capital Expenditures for such Fiscal Year;

           (e) Annually, not less than thirty (30) calendar days after the commencement of each Fiscal Year beginning with the Fiscal Year commencing January 1, 2001, (i) a consolidated cash flow projection of the Borrower for such Fiscal Year (stated on a month-by-month basis), and
       (ii) a consolidated profit and loss projection of the Borrower for such Fiscal Year;

           (f) Promptly upon delivery or receipt thereof, (i) all material notices, reports, or other communications delivered or received by the Borrower pursuant to the Sprint/VIA Agreements to or from Sprint Communications Company, L.P., Sprint Spectrum L.P. or any of their Affiliates, (ii) all reports delivered by Borrower to its Members, and
       (iii) any material notices delivered by any government agency to the Borrower; and

           (g) Promptly, from time to time, such other information regarding the Borrower's operations, assets, business, affairs and financial condition, as the Lender may reasonably request.

        5.05. BOOKS AND RECORDS; INSPECTION. Maintain centralized books and records respecting all of the Borrower's assets and all of the business operations at the Borrower's principal place of business, and permit and assist agents or representatives of the Lender to inspect, at any time during normal business hours, upon reasonable notice, and without undue material disruption of the business, all of the Borrower's various books and records (wherever located), and to make copies, abstracts and/or reproductions thereof.

        5.06. NOTICE OF DEFAULT OR MATERIAL ADVERSE CHANGE. Promptly advise the Lender of (a) any Material Adverse Change in the condition (financial or otherwise) of the Borrower, (b) the existence or occurrence of any Default or Event of Default, and the action proposed to be taken by the Borrower in respect thereof, and (c) any actual or threatened termination, suspension, revocation, lapse or modification of any Material Consent.

                                     A-3-11

        5.07. ACCOUNTING. Maintain a standard system of accounting in order to permit the preparation of consolidated financial statements in accordance with GAAP.

        5.08. ENVIRONMENTAL COMPLIANCE AND RESPONSE. Timely comply in all material respects with all Environmental Laws applicable to the Borrower (including, without limitation, obtaining and maintaining all required licenses, permits and approvals with respect to the possession, use, generation and/or transport of any Hazardous Substances or toxic wastes, chemicals or other materials), and provide to the Lender, immediately upon the Borrower's receipt thereof, copies of any correspondence, notices, claims, demands, summonses, pleadings, citations, indictments, complaints, directives, orders, decrees, judgments or other communications or documents from any governmental agency or department or any other Person or source asserting or alleging a circumstance or condition which alleges any violation of any Environmental Laws, or requires or may require a financial contribution by the Borrower or any cleanup, removal, remedial action or other response by or on the part of the Borrower under any Environmental Laws, or seeks any Lien, damages or civil, criminal or punitive penalties from the Borrower for or in respect of any alleged violation of any Environmental Laws.

       5.09. SPRINT. Do or cause to be done all things reasonably necessary and appropriate to maintain the Sprint/Via Agreements in full force and effect.

    VI. NEGATIVE COVENANTS.

    The Borrower hereby covenants and agrees that, from the Conversion Date and until payment in full of all Obligations (whether now existing or hereafter arising), and the termination of all of the Borrower's rights to extension or funding hereunder, unless the Lender shall otherwise consent in writing, the Borrower shall not, directly or indirectly:

       6.01. INDEBTEDNESS AND LIABILITIES. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness or Liability, OTHER THAN the following (the "PERMITTED INDEBTEDNESS"):

           (a) Indebtedness to the Lender for Money Borrowed, or otherwise;

           (b) Indebtedness and Liabilities with respect to trade obligations, accounts payable, Operating Leases and other normal accruals incurred in the ordinary course of business, or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Borrower has set aside on its books adequate reserves therefor;

           (c) Indebtedness with respect to Money Borrowed: (i) to the FCC under the FCC Notes or to the RTFC under the RTFC Loan, in each case only with respect to the principal amount outstanding on the Agreement Date plus accrued interest or (ii) to the Members with respect to the Member Loans (the principal amount of which may be increased so long as all such Members Loans shall remain subordinated);

           (d) Indebtedness incurred for the purpose of paying or financing the purchase price of capital assets (whether by purchase or through a Capitalized Lease) ("PURCHASE MONEY INDEBTEDNESS"), to the extent such indebtedness does not exceed, in the aggregate, $5,000,000;

           (e) Indebtedness for Money Borrowed to any other person or entity provided that upon incurrence of such Indebtedness, the aggregate amount of all outstanding Indebtedness of Borrower (excluding Purchase Money Indebtedness) shall not exceed seventy percent (70%) of Borrower's total invested capital.

        6.02. LIENS. Create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than:

                                     A-3-12

        (a) Subject to Section 5.02 hereof, Liens securing the payment of taxes which are either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Borrower shall have set aside on its books adequate reserves;

        (b) Deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of Money Borrowed) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

        (c) Liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by the Borrower in good faith in the ordinary course of business and discharged promptly after same are incurred, and fully bonded Liens arising out of a judgment or award against the Borrower with respect to which the Borrower shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

        (d) The Existing Liens; or

        (e) Liens securing payment of the Permitted Indebtedness.

    The Liens described in the foregoing paragraphs (a), (b), (c), (d) and
(e) are referred to collectively as the "Permitted Liens."

       6.03. GUARANTEES. Guarantee, endorse or otherwise in any manner become or be responsible for obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business.

       6.04. SALES OF ASSETS; MANAGEMENT. Sell, lease, transfer, sell and leaseback, or otherwise dispose of all or a material portion of its properties, assets (including, without limitation, stock of any Subsidiary), rights, licenses or franchises to any Person (including, without limitation, any Affiliate of the Borrower); or turn over the management of, or enter into any management contract with respect to, the business operations or such properties, assets, rights, licenses or franchises; or permit any Affiliates of the Borrower to own or obtain any patent, patent application, license, trademark, trademark application or other intangible asset relating to the business operations.

       6.05. INVESTMENTS; ACQUISITIONS. Make any Investment in, or otherwise acquire or hold equity of (including, without limitation, capital stock, or membership or partnership interests, or evidences of indebtedness), or acquire all or substantially all of the assets of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person (including any Affiliate), EXCEPT for investments in short-term obligations of the United States or any state thereof, or in Cash Equivalents.

       6.06. CHANGE OF CONTROL. Dissolve or liquidate (or adopt a plan of dissolution or liquidation); sell, lease, transfer, or otherwise dispose of all or substantially all of the Borrower's assets whether in one or a series of related transactions; consummate any transaction (including without limitation a merger or consolidation) the result of which is that the Members cease to own of record and beneficially at least 50% of the Members' Interests.

       6.07. DIVIDENDS AND REDEMPTIONS. Except for payments of salary and compensation as and to the extent permitted by Section 6.09, directly or indirectly declare or pay any dividends, or make any distribution of cash or property, or both, to or in respect of the holders of Members' Interests, or purchase, redeem or otherwise acquire or retire for value any Members' Interests.

       6.08. CHANGE OF BUSINESS. Engage in a business materially different from the business as now being conducted (as the same may be reasonably expanded from time to time) or wind up its business or cease substantially all of its normal business operations for a period in excess of thirty

                                     A-3-13

    (30) consecutive days, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations for a period in excess of ninety (90) consecutive days.

       6.09. MANAGEMENT AGREEMENTS; COMPENSATION. Make any payments or furnish any compensation to any Members or any of their respective Affiliates, or any member of the family of any of such Persons, whether by way of payments of principal of, or interest on any Member Loans or other Indebtedness, any salary, bonus, option to purchase stock, management fees, consulting fees, loans, advances or otherwise, except compensation to David Nelson for services rendered plus reimbursement of expenses incurred in connection with services provided by any Member in any manner consistent with historical practices.

       6.10. AFFILIATE TRANSACTIONS. Except for any transaction entered into on terms no less favorable to the Borrower than the terms that would have been obtained in a comparable transaction from an unrelated Person, enter into any contract, agreement, or transaction with any Affiliate of the Borrower, or make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, an Affiliate of the Borrower.

       6.11.   FISCAL YEAR.  Amend its Fiscal Year.

       6.12. MEMBER'S LOANS. Make any payment of principal, interest or otherwise in respect of any Member Loan or provide any collateral or security for the repayment of any such Loan.

        6.13 SUBSIDIARIES. Sell, lease, transfer, assign, encumber or otherwise dispose of any interests of any Subsidiary, or create or organize any new Subsidiary.

        6.14 ERISA COMPLIANCE. Suffer or permit, on the part of the Borrower or any ERISA Affiliate of the Borrower, to occur (a) any non-exempted "prohibited transaction" (as such term is defined in Section 4975 of the Code), any "accumulated funding deficiency" (as such term is defined in
    Section 302 of ERISA), whether or not waived, (c) any termination of any pension plan or benefit plan in any manner that could result in the imposition of any Lien on any property or assets of the Borrower, or
    (d) any violation of any state or federal securities laws applicable to any pension plan or benefit plan.

    VII.   DEFAULTS.

        7.01.  EVENTS OF DEFAULT.  Each of the following events is an Event of
    Default:

           (a) if the Borrower shall at any time fail to comply with or fulfill, or take any act or do any thing prohibited by, any covenant or agreement made in Articles V or VI of this Agreement and such failure is not cured within ten (10) days after receipt of written notice from Lender;

           (b) any default in the payment of any principal or interest under any of the Notes of Borrower payable to the Federal Communications Commission or to the Rural Telephone Finance Cooperative when the same shall be due and payable, whether at the due date thereof or by acceleration or otherwise, which results in acceleration;

           (c) any default with respect to any Indebtedness for Money Borrowed of the Borrower (other than to the Lender) in an amount greater than $2,000,000, if the effect of such default is to cause the maturity of any such Indebtedness for Money Borrowed or to cause such Indebtedness for Money Borrowed to become or be declared to be due prior to the stated maturity thereof;

           (d) if the Borrower shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability

                                     A-3-14
       to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

           (e) if any order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower, or appointing a receiver, trustee, custodian or liquidator of the Borrower, or of all or any substantial part of their respective assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) days;

           (f) any purported or attempted assignment by the Borrower of any of its rights or obligations under this Agreement, the Notes or any use by the Borrower of any proceeds of the Advances for any purpose other than as permitted pursuant to Section 2.03 hereof;

           (g) any of the Sprint/VIA Agreements shall be terminated, or shall be modified so as to impose onerous conditions on the Borrower's ability to continue to build out, develop, operate, and maintain the Service Area Network under the Sprint/VIA Agreements.

        7.02. REMEDIES. Upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof, the Notes, and any and all other Indebtedness and Obligations of the Borrower to the Lender, shall, at the Lender's option, become immediately due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Notwithstanding the Lender's right immediately to accelerate payment of the Notes, and any and all other Indebtedness and Obligations of the Borrower to the Lender, and without prejudice to such right, upon an Event of Default, Lender shall not initiate or pursue any claim, cause of action, remedy or other right it may have or otherwise enforce against the Borrower under this Agreement or the Notes prior to the date that is 180 days from and after such an Event of Default; PROVIDED, HOWEVER, that nothing in the foregoing standstill shall be deemed to waive or otherwise prejudice the Lender's rights provided hereunder or, except as provided herein, otherwise evidence an intention by the Lender to waive, modify or forbear from exercising any of its rights, powers and privileges hereunder. Further, if the Event of Default is the result of the maturity or earlier acceleration of either of the FCC Notes or the RTFC Loan (each a "SENIOR LENDER"), and the Lender has received a payment blockage notice from such Senior Lender, the Lender shall not initiate or pursue any claim, cause of action, remedy or other right it may have or otherwise enforce against the Borrower under this Agreement or the Notes prior to the date that is (i) in the case of a payment default under the FCC Notes or the RTFC Loan, when such default is cured or waived (and if applicable, any acceleration is rescinded), and (ii) in the case of non-payment defaults, the earlier of the date when such default is cured or waived or 180 days after the date on which the payment blockage notice is received.

    VIII.  MISCELLANEOUS.

        8.01. SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Loans, and the execution and delivery to the Lender of the Notes, and shall continue in full force and effect for so long as the Notes and any other Indebtedness or other Obligations of the Borrower to the Lender are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the

                                     A-3-15
    successors and permitted assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower, shall inure to the benefit of the successors and assigns of the Lender.

        8.02. INDEMNIFICATION. The Borrower shall defend and indemnify the Lender and each of its directors, officers, employees, attorneys and agents against, and shall hold the Lender and such Persons harmless from, any and all losses, claims, damages and liabilities and related expenses, including reasonable counsel fees and expenses, incurred by the Lender or any such Person arising out of, in any way connected with, or as a result of:
    (a) the use of the proceeds of the Advances; (b) this Agreement, the ownership and operation of the Borrower's assets (including all real properties and improvements) or any agreement of the Borrower, the performance by the Borrower of its obligations thereunder, and the consummation of the transactions contemplated by this Agreement; and/or
    (c) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Lender or its directors, officers, employees, attorneys or agents are a party thereto; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from the willful misconduct or gross negligence of the Lender as determined pursuant to a final and non-appealable decision of a court of competent jurisdiction. The foregoing indemnity shall remain operative and in full force and effect regardless of the expiration or termination of this Agreement, the consummation of the transactions contemplated by this Agreement, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or the Notes, any investigation made by or on behalf of the Lender, and/or the content or accuracy of any representation or warranty made by the Borrower or any of its Affiliates under this Agreement. All amounts due under this Section 8.02 shall be payable on written demand therefor.

        8.03. COSTS AND EXPENSES. If the Mergers do not close for any reason other than a breach of its obligations under the Merger Agreement by UbiquiTel Parent or UbiquiTel, the Borrower shall reimburse the Lender for all reasonable fees and disbursements of counsel to the Lender in connection with (a) the preparation, execution and delivery of this Agreement, the Notes and related documentation, and (b) any amendments, modifications, consents or waivers with respect to this Agreement or any of the Notes; PROVIDED, HOWEVER, that in no event shall the Borrower be obligated to reimburse the Lender for such fees and disbursements in excess of $50,000. All such costs, expenses and charges shall be added to and become a part of the Term Loan.

        8.04. GOVERNING LAW. This Agreement and the Notes shall (irrespective of where same are executed and delivered) be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

        8.05. WAIVER OR AMENDMENT. Neither any modification or waiver of any provision of this Agreement, the Notes, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be set forth in writing duly signed or acknowledged by the Lender and the Borrower, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given. No notice to or demand on the Borrower in any instance shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

        8.06. RESERVATION OF REMEDIES. Neither any failure nor any delay on the part the Lender in exercising any right, power or privilege hereunder, or under the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege. All rights and remedies provided in this Agreement, and/or in the Notes or otherwise under Applicable Law, shall be cumulative, and all of such rights and remedies may be exercised singly or concurrently.

                                     A-3-16

        8.07. NOTICES. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied communication) and shall be personally delivered or delivered by overnight courier, or telegraphed or telecopied by facsimile transmission to the applicable party at the following addresses:

If to the Lender:........................  Ubiquitel Operating Company
                                           One West Elm Street, Fourth Floor
                                           Conshohocken, PA 19428Attn:Donald A.
                                           Harris, President & CEO
                                           Patricia E. Knese, Esq.

with a copy to:..........................  Greenberg Traurig, LLP
                                           1750 Tysons Boulevard, 12th Floor
                                           McLean, VA 22102
                                           Attn.: Lee R. Marks, Esq.

If to the Borrower:......................  Via Wireless, LLC
                                           6781 North Palm
                                           Fresno, CA 93704
                                           Attn: David Nelson

with copies to:..........................  Morris, Manning & Martin, LLP
                                           3343 Peachtree Road, N.E.,
                                           1600 Atlanta Financial Center
                                           Atlanta, GA 30326
                                           Attn.: Oby T. Brewer III, Esq.

                                           Ponderosa Cellular 4, Inc.
                                           47034 Road 201
                                           O'Neals, California 93654
                                           Attn: Matthew Boos

or, as to any party, at such other address and/or telecopier number as shall be designated by such party in a written notice to the other party given as aforesaid. All such notices, requests, demands and other communications shall be deemed to be received (a) in the case of delivery by hand or delivery by overnight courier, on the date of actual personal delivery, and (b) in the case of telegraph or facsimile transmission, one (1) day after being sent by facsimile transmission to a telecopier number designated by the addressee.

    8.08. BINDING EFFECT. This Agreement, the Warrant and the Notes shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns, except that the Borrower shall have no right to assign any of its rights or obligations hereunder without the prior written consent of the Lender (which consent may be granted or withheld in the Lender's sole and absolute discretion).

    8.09. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. The borrower hereby consents to the jurisdiction of all state and federal courts of the state of California taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this agreement, the notes, any other agreements or documents executed in connection herewith, or any of the transactions contemplated hereby or thereby, or any of the borrower's obligations hereunder or thereunder. the borrower hereby expressly waives any and all objections it may have as to venue in any of such courts, and also waives trial by jury in any such suit, action or proceeding, or counterclaim therein.

                                     A-3-17

        8.10. BROKERS OR OTHER FEES. No party hereto shall be obligated to pay any premium or other charge, brokerage fee, finder's fee, investment banking fee, commission or other such fee in connection with the transactions contemplated by this Agreement. Each of the parties hereto shall indemnify and hold the others harmless from and against any such claim arising out of such indemnifying party's acts or any acts of such party's agents or representatives.

        8.11. RELATIONSHIP OF PARTIES. Neither the Lender or the Borrower shall be deemed a partner, joint venturer or related entity of any other party by reason of this Agreement or any transactions contemplated hereby or pursuant hereto.

        8.12. RETURN OF DOCUMENTS. Any documents, schedules, invoices or other papers delivered to the Lender by the Borrower may be destroyed or otherwise disposed of by the Lender six (6) months after their initial receipt, unless the Borrower requests, in writing the return of any such materials, and makes appropriate arrangements for the return of such materials at the Borrower's expense.

        8.13. THIRD PARTY BENEFICIARIES. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and shall not serve to confer any rights or benefits in favor of any Person not a party hereto; and except for the parties hereto, no other Person shall have any right to rely on this Agreement or to derive any benefit herefrom.

                           [SIGNATURE PAGE TO FOLLOW]

                                     A-3-18

    IN WITNESS WHEREOF, the undersigned have executed this REVOLVING CREDIT AND TERM LOAN AGREEMENT as of the date first set forth above.

    Dated: February   , 2001

THE LENDER:                                       UBIQUITEL OPERATING COMPANY

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

THE BORROWER:
                                                  VIA WIRELESS, LLC

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                     A-3-19

                                                                       ANNEX A-4

                                VOTING AGREEMENT

    THIS VOTING AGREEMENT ("Agreement") is made and entered into as of February 22, 2001, among the undersigned stockholders (the "Stockholders") of UbiquiTel Inc., a Delaware corporation ("UbiquiTel"), and VIA Wireless, LLC, a California limited liability company ("VIA").

                                    RECITALS

    A. Concurrently with the execution of this Agreement, UbiquiTel, UbiquiTel Operating Company, VIA and related parties have entered into a Merger Agreement (the "Merger Agreement") which provides for mergers resulting in UbiquiTel obtaining control of VIA (the "Mergers").

    B. As a condition to its willingness to enter into the Merger Agreement, VIA has requested that the Stockholders agree to certain matters regarding the retention and voting of the UbiquiTel Stock (as defined below) in connection with any meeting of UbiquiTel stockholders held to approve the Mergers.

                                   AGREEMENT

    The parties agree as follows:

    1. AGREEMENT NOT TO TRANSFER UBIQUITEL STOCK. The Stockholders agree not to transfer, donate, or sell, (in each case, other than as a result of death) ("Transfer") any (i) UbiquiTel common stock as to which they currently have voting rights or (ii) any UbiquiTel common stock that they hereafter acquire and as to which they have voting rights (the shares of common stock referred to in Subsections 1(i) and 1(ii) are collectively referred to herein as the "UbiquiTel Stock") at any time prior to the earlier to occur of the UbiquiTel Stockholders' Meeting referred to in Section 11.3 of the Merger Agreement or the termination of the Merger Agreement pursuant to its terms, except to a person or entity who agrees to be bound by this Agreement and delivers a duly executed copy of this Agreement to UbiquiTel and to VIA to evidence such agreement.

    2. AGREEMENT TO VOTE UBIQUITEL STOCK AND GRANT PROXY. At every meeting of the stockholders of UbiquiTel called to approve the Mergers, each Stockholder agrees, severally and not jointly, to vote the UbiquiTel Stock in favor of approval of the Merger Agreement and the Mergers and any matter that could reasonably be expected to facilitate the Mergers. Each Stockholder further agrees that he, she or it will not directly or indirectly take any action to solicit or encourage any person or entity to vote against approval of the Mergers or to abstain from voting for approval of the Mergers.

    3. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of the stockholders' meeting referred to in Section 11.3 of the Merger Agreement or the termination of the Merger Agreement pursuant to its terms, provided that any action to enforce a breach of this Agreement by the Stockholders shall survive such termination.

    4.  MISCELLANEOUS.

    4.1 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

    4.2 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                                     A-4-1

    4.3 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that VIA will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholders set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to VIA upon any such violation, VIA shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to VIA at law or in equity.

    4.4 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with, the internal laws of the State of Delaware as such laws are applied to contracts entered into and to be performed entirely within Delaware.

    4.5 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    4.6 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                           [SIGNATURE PAGE FOLLOWS.]

                                     A-4-2

    IN WITNESS WHEREOF, the undersigned have executed this VOTING AGREEMENT as of the date first set forth above.

Date:                                             VIA WIRELESS, LLC

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                     A-4-3

    IN WITNESS WHEREOF, the undersigned have executed this VOTING AGREEMENT as of the date first set forth above.

Date:                                             STOCKHOLDERS:
                                                  ROBERT BERLACHER
                                                  NUMBER OF SHARES: 700,050

                                                  By:
                                                       ----------------------------------------------
                                                       Name: ROBERT BERLACHER

                                                  ROBERT BERLACHER AND JULIE T. BERLACHER, TENANTS BY
                                                  THE ENTIRETY

                                                  By:
                                                       ----------------------------------------------
                                                       Name: ROBERT BERLACHER

                                                  ROBERT BERLACHER IRA, BEAR STEARNS SOC. CORP. CUST.

                                                  By:
                                                       ----------------------------------------------
                                                       Name: ROBERT BERLACHER

                                                  LANCASTER INVESTMENT PARTNERS, L.P.
                                                  NUMBER OF SHARES: 2,001,000

                                                  By:
                                                       ----------------------------------------------
                                                       Name: ROBERT BERLACHER

                                                  TOTAL COMBINED NOS. OF SHARES: 2,701,050 SHARES

                                     A-4-4

    IN WITNESS WHEREOF, the undersigned have executed this VOTING AGREEMENT as of the date first set forth above.

Date:                                             STOCKHOLDERS:
                                                  DONALD A. HARRIS
                                                  NUMBER OF SHARES: 3,789,802

                                                  By:
                                                       ----------------------------------------------
                                                       Name: DONALD A. HARRIS

                                                  HARRIS FAMILY TRUST
                                                  NUMBER OF SHARES: 240,000

                                                  By:
                                                       ----------------------------------------------
                                                       Name: THOMAS WHITEMAN, TRUSTEE

                                                  TOTAL COMBINED NOS. OF SHARES: 4,029,802 SHARES

                                     A-4-5

    IN WITNESS WHEREOF, the undersigned have executed this VOTING AGREEMENT as of the date first set forth above.

Date:                                             CBT WIRELESS INVESTMENTS, L.L.C.
                                                  NUMBER OF SHARES: 4,322,160

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  BET ASSOCIATES, L.P.
                                                  NUMBER OF SHARES: 4,380,350

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  THOMAS N. TRKLA
                                                  NUMBER OF SHARES: 1,377,402

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  THE WALTER GROUP, INC.
                                                  NUMBER OF SHARES: 2,614,034

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  DONALDSON, LUFKIN & JENRETTE
                                                  MERCHANT BANKING PARTNERS II, L.P.
                                                  NUMBER OF SHARES: 4,297,696

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  PAUL F. JUDGE
                                                  NUMBER OF SHARES: 819,324

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                     A-4-6

                                VOTING AGREEMENT
                                   (PARSONS)

    THIS VOTING AGREEMENT ("Agreement") is made and entered into as of
February   , 2001, among the undersigned stockholders (the "Stockholders") of
UbiquiTel Inc., a Delaware corporation ("UbiquiTel"), and VIA Wireless, LLC, a California limited liability company ("VIA").

                                    RECITALS

    A. Concurrently with the execution of this Agreement, UbiquiTel, UbiquiTel Operating Company, VIA and related parties have entered into a Merger Agreement (the "Merger Agreement") which provides for mergers resulting in UbiquiTel obtaining control of VIA (the "Mergers").

    B. As a condition to its willingness to enter into the Merger Agreement, VIA has requested that the Stockholders agree to certain matters regarding the retention and voting of the UbiquiTel Stock (as defined below) in connection with any meeting of UbiquiTel stockholders held to approve the Mergers.

                                   AGREEMENT

    The parties agree as follows:

    1. AGREEMENT NOT TO TRANSFER UBIQUITEL STOCK. The Stockholders agree not to transfer, donate, or sell, (in each case, other than as a result of death) ("Transfer") more than fifty percent (50%) of any (i) UbiquiTel common stock as to which they currently have voting rights or (ii) any UbiquiTel common stock that they hereafter acquire and as to which they have voting rights (the shares of common stock referred to in Subsections 1(i) and 1(ii) are collectively referred to herein as the "UbiquiTel Stock") at any time prior to the earlier to occur of the UbiquiTel Stockholders' Meeting referred to in Section 11.3 of the Merger Agreement or the termination of the Merger Agreement pursuant to its terms, except to a person or entity who agrees to be bound by this Agreement and delivers a duly executed copy of this Agreement to UbiquiTel and to VIA to evidence such agreement.

    2. AGREEMENT TO VOTE UBIQUITEL STOCK AND GRANT PROXY. At every meeting of the stockholders of UbiquiTel called to approve the Mergers, each Stockholder agrees, severally and not jointly, to vote all of the shares of UbiquiTel Stock held by such Stockholder at the record date for, and the time of, such meeting(s) in favor of approval of the Merger Agreement and the Mergers and any matter that could reasonably be expected to facilitate the Mergers. Each Stockholder further agrees that he, she or it will not directly or indirectly take any action to solicit or encourage any person or entity to vote against approval of the Mergers or to abstain from voting for approval of the Mergers.

    3. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of the stockholders' meeting referred to in Section 11.3 of the Merger Agreement or the termination of the Merger Agreement pursuant to its terms, provided that any action to enforce a breach of this Agreement by the Stockholders shall survive such termination.

    4.  MISCELLANEOUS.

    4.1 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

    4.2 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                                     A-4-7

    4.3 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that VIA will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholders set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to VIA upon any such violation, VIA shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to VIA at law or in equity.

    4.4 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with, the internal laws of the State of Delaware as such laws are applied to contracts entered into and to be performed entirely within Delaware.

    4.5 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    4.6 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                           [SIGNATURE PAGE FOLLOWS.]

                                     A-4-8

    IN WITNESS WHEREOF, the undersigned have executed this VOTING AGREEMENT as of the date first set forth above.

                                                  VIA WIRELESS, INC.

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                     A-4-9

    IN WITNESS WHEREOF, the undersigned have executed this VOTING AGREEMENT as of the date first set forth above.

                                                  STOCKHOLDERS:
                                                  JAMES A. PARSONS & ANN MARIE PARSONS, as Joint
                                                  Tenants
                                                  NUMBER OF SHARES: 905,158

                                                  By:
                                                       ----------------------------------------------
                                                       Name: JAMES A. PARSONS

                                                  By:
                                                       ----------------------------------------------
                                                       Name: ANN MARIE PARSONS

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                     A-4-10

                                                                       ANNEX A-5

                                    FORM OF
                                ESCROW AGREEMENT

    This ESCROW AGREEMENT ("Agreement") is entered into as of February   , 2001
("Closing Date"), by and among UbiquiTel Inc., a Delaware corporation ("UbiquiTel Parent"), UbiquiTel Operating Company, a Delaware corporation and wholly-owned subsidiary of UbiquiTel Parent ("UbiquiTel"); First Union National Bank, a national banking association ("Escrow Agent"); Delmar Williams & Associates, L.P., a California limited partnership ("Selling Member"); and Delwyn C. Williams and Marlene G. Williams (collectively, the "Williams Group"); the stockholders of J.H. Evans Co., a California corporation ("Evans") whose names appear on the signature page hereto (the "Evans Stockholders" and collectively the "Evans Group"); The Ponderosa Telephone Co., a California corporation ("PTC"); Instant Phone, LLC, a California limited liability company, Ramyar, LLC, a California limited liability company, and RCBM, LLC, a California limited liability company (collectively the "PCS Group"); Bryan Family, Inc., a California corporation ("Bryan"); Kerman Communications, Inc., a California corporation, Barcus Family Limited Partnership, a California family limited partnership; and S&K Moran Family Limited Partnership, a California family limited partnership (collectively, the "Kerman Group"). The Williams Group, the Evans Group, PTC, the PCS Group, Bryan, and the Kerman Group are referred to individually as an "Indemnitor" and collectively as "Indemnitors."

                                    RECITALS

        A. UbiquiTel Parent, UbiquiTel, the Merger Subs, LLC, the Members, and the Stockholders entered into a Merger Agreement dated as of February 22, 2001 ("Merger Agreement") pursuant to which UbiquiTel Parent will acquire all of the Members' Interests. Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement unless the context requires otherwise.

        B.  This Escrow Agreement is entered into pursuant to the Merger
    Agreement.

    NOW, THEREFORE, the parties agree as follows:

    1.  DEPOSIT OF UBIQUITEL STOCK.

        (a) Concurrent with the Closing, each Indemnitor shall deposit into an account (the "Escrow Account") with the Escrow Agent the number of shares of UbiquiTel Parent common stock, par value $.0005 per share ("Stock") set forth opposite such Indemnitor's name on Exhibit A. The Stock deposited hereby, together with the proceeds thereof and any dividends paid or interest earned thereon, are referred to as the "Escrow Fund." The shares of Stock deposited into escrow by each Indemnitor shall be maintained in a separate subaccount ("Subaccount(s)") for such Indemnitor. The "Proportionate Interest" of each Indemnitor shall be a fraction the numerator of which is the initial value of the shares of Stock in the Subaccount of such Indemnitor as shown on Exhibit A (the "Initial Value") and the denominator of which is the total Initial Value of all shares of Stock in the Subaccounts of all Indemnitors as shown on Exhibit A. The Proportionate Interest shall be fixed as of the date of the Closing Date and shall not vary thereafter.

        (b) The shares of Stock deposited into the Escrow Account shall be shares subject to the 180-day lock-up period specified in the Lock-up Agreement.

        (c) An Indemnitor may at any time or from time to time, and upon notice to UbiquiTel, instruct the Escrow Agent to sell shares of Stock in such Indemnitor's Subaccount. If such shares are not then subject to the Lock-Up Agreement, and the sale will not violate applicable securities

                                     A-5-1
    laws or UbiquiTel Parent policies with respect to insider trading, UbiquiTel shall authorize the Escrow Agent to sell the Stock, in which case the Escrow Agent shall sell the Stock, retain in the Indemnitor's Subaccount such
    proceeds as shall equal $         per share multiplied by the number of
    shares sold, and deliver any balance (less brokerage commissions and any charges of the Escrow Agent) to the Indemnitor.

        (d) If at any time the amount of cash held in an Indemnitor's Subaccount equals the Initial Value of such Indemnitor's Subaccount, then, at the request of such Indemnitor, the Escrow Agent shall immediately release to such Indemnitor from its Subaccount any and all Stock held and any and all cash held in excess of cash in the amount of the Initial Value.

    2. INVESTMENT OF THE ESCROW FUND. Any cash that may from time to time be part of the Subaccounts, and all interest earned thereon shall be invested by the Escrow Agent at the written direction of each Indemnitor, provided, however that no investment or reinvestment may be made except in the following:

        (a) direct general obligations of, or obligations the payment of principal of and interest on which are unconditionally guaranteed by, the United States of America or any agency thereof, maturing within six months from the date of purchase;

        (b) certificates of deposit or other evidences of indebtedness issued by any bank or savings institution which is insured by the Federal Deposit Insurance Corporation, maturing within six months from the date of purchase, provided that such certificates of deposit or evidences of indebtedness, to the extent they exceed the amounts covered by such insurance, are fully secured by obligations described in clause (a) above;

        (c) prime commercial paper of companies whose commercial paper is rated A-1 or P-1 by Moody's or Standard & Poor's; and

        (d) any money market fund substantially all of which is invested in the foregoing investment categories.

        (e) If Escrow Agent has not received written direction at any time with respect to the investment of cash in a Subaccount, the cash in such Subaccount or such portion thereof as to which no written direction has been received, shall be invested in investments described in (d) above. All assets held under this Agreement shall be registered in the name of Escrow Agent.

    3. DIVIDENDS. Cash dividends on shares of Stock paid to the Escrow Agent with respect to Stock held in Subaccounts shall be distributed to the Indemnitors entitled thereto. Any dividend payable in shares of Stock (whether in the nature of a stock split, stock dividend or recapitalization), shall be added to the Subaccounts and become part of the Escrow Amount.

    4.  DUTIES OF THE ESCROW AGENT.

        (a) The Escrow Agent shall receive, hold and invest the Escrow Fund pursuant to the terms of this Agreement. On the first anniversary of the Closing under the Merger Agreement, the Escrow Agent shall promptly deliver to each Indemnitor the cash and shares of Stock then held in such Indemnitor's Subaccount less the amounts (if any) reserved against claims made by UbiquiTel pursuant to Section 4(c).

        (b) At any time prior to the first anniversary date of the Members' Closing, UbiquiTel may give the Escrow Agent and the Indemnitors written notice of any claim for indemnification of Losses under Section
    12.2(a)(i) of the Merger Agreement (a "Claim"), which notice (the "Claim Notice") shall describe with particularity the facts on which the Claim is based and the amount (reasonably estimated if necessary), of the Claim. Upon receiving a Claim Notice, the Escrow

                                     A-5-2

    Agent shall reserve from each of the Subaccounts, in accordance with the Proportionate Interests, the amount of the Claim set forth in the Claim Notice.

        (c) The Indemnitors shall, within fifteen days after receiving a Claim Notice, notify the Escrow Agent and UbiquiTel in writing whether they acknowledge that the Claim is valid, or dispute the validity of the Claim, or acknowledge that the Claim is valid in part. If the Indemnitors acknowledge that the Claim is valid, in whole or in part, then five
    (5) days thereafter, the Escrow Agent shall pay to UbiquiTel from the Escrow Fund (charging each Subaccount its Proportionate Interest) the amount reserved for that Claim, or so much of that amount as is undisputed. During such five (5) day period, the Indemnitors shall be entitled to sell shares of Stock (in the manner and subject to the limitations, set forth in Section
    1) in order to fund payment of the Claim. If the Escrow Agent is obligated to pay any Claim hereunder, the amount of such Claim shall be paid in accordance with the Proportionate Interest, first from cash held in the Indemnitors Subaccounts, and next from any Stock held in the Indemnitors Subaccounts. If the Indemnitors dispute the validity of a Claim, in whole or in part, the Escrow Agent shall continue to reserve an amount of the Escrow Fund equal to the amount specified in that Claim Notice (or such lesser amount as is in dispute) until the Escrow Agent receives either (i) a joint written direction from UbiquiTel, and the Indemnitors with respect to the disposition of the Claim or (ii) an order from a court of competent jurisdiction directing disbursement.

    5. OPERATIONS. The Indemnitors, UbiquiTel Parent and UbiquiTel hereby agree with the Escrow Agent that:

        (a) The Escrow Agent shall have no duties or responsibilities except as expressly provided for in this Agreement.

        (b) The Escrow Agent shall not be responsible for the identity, authority or rights of any person, firm or corporation executing or delivering or purporting to execute or deliver this Agreement or any document or security deposited hereunder or any endorsement thereon or assignment thereof.

        (c) The Escrow Agent shall not be responsible for the sufficiency, genuineness or validity of or title to any document or security deposited or to be deposited with it pursuant to this Agreement or of any endorsement thereon or assignment thereof.

        (d) The Escrow Agent may rely upon any instrument or writing believed by it to be genuine and sufficient and properly presented, and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof.

        (e) The Escrow Agent shall not be liable or responsible for any act it may do or omit to do in the exercise of reasonable care.

        (f) In case any property held by the Escrow Agent hereunder shall be attached, garnished or levied upon under any order of any court or the delivery thereof shall be stayed or enjoined by any order of any court, or any other order, judgment or decree shall be made or entered by any court affecting such property or any part thereof or any acts of the Escrow Agent (collectively an "Action"), the Escrow Agent is hereby authorized, in its exclusive discretion, and after reasonable advanced written notice to the Stockholders, Selling Member and to UbiquiTel, to obey and comply with all writs, orders, judgments, or decrees so entered or issued, whether with or without jurisdiction, and, if the Escrow Agent obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto, their successors, heirs or personal representatives or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated. The Escrow Agent shall notify the Indemnitors promptly upon the occurrence of any Action.

                                     A-5-3

        (g) UbiquiTel Parent, UbiquiTel, the Stockholders and Selling Member jointly and severally agree to indemnify and hold Escrow Agent harmless from any and all costs, expenses, claims, losses, liabilities and damages (including reasonable attorneys' fees) that may arise out of or in connection with Escrow Agent's acting as Escrow Agent under the terms of this Escrow Agreement, except in those instances where Escrow Agent has been guilty of gross negligence or willful misconduct.

    6.  MISCELLANEOUS.

        (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other persons shall have any rights herein.

        (b) This Agreement may be executed and endorsed in one or more counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        (c) All fees and expenses of the Escrow Agent hereunder shall be paid by one-half by UbiquiTel and one-half by the Indemnitors, provided that all fees and expenses reasonably incurred by the Escrow Agent in connection with any litigation hereunder shall be paid by the party obligated for the cost of such litigation.

        (d) A successor Escrow Agent may be appointed at any time by mutual agreement of the Stockholders, Selling Member and UbiquiTel.

        (e) The Escrow Agent agrees to hold the assets of the Escrow Fund in segregated and separate Subaccounts, outside the reach of its general creditors.

        (f) Any notice, statement or other communication which is required hereunder, including Claim Notices, shall be in writing and shall be sufficient in all respects if delivered in the manner and to the addresses stated in the Merger Agreement, except that any notice to the Escrow Agent shall be given to: First Union National Bank, Attention: Corporate Trust Department, 800 East Main Street, Lower Mezzanine, Richmond, Virginia 23219.

        (g) The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Delaware and all disputes hereunder shall be brought in the federal or state courts of that State.

        (h) Each of the parties hereto agrees to cooperate with the other parties hereto in effectuating this Agreement and to execute and deliver such further documents or instruments and to take such further actions as shall be reasonably requested in connection therewith.

        (i) If any one or more provisions in this Agreement, for any reason, shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Agreement shall not be in any way impaired.

        (j) The Escrow Agent may resign as such by delivering written notice to that effect at least 30 days prior to effective date of such resignation to UbiquiTel, the Stockholders and the Selling Member. UbiquiTel, the Stockholders and the Selling Member, acting jointly, may terminate the Escrow Agent from its position as such by delivering to the Escrow Agent written notice to that effect executed by UbiquiTel, the Stockholders and the Selling Member at least 30 days prior to the effective date of such termination. In the event of such resignation or termination of the Escrow Agent, a successor Escrow Agent shall be appointed by mutual agreement between UbiquiTel, the Stockholders and the Selling Member. From and after the appointment of a

                                     A-5-4
    successor Escrow Agent pursuant to this Section 6(j), all references herein to the Escrow Agent shall be deemed to be to such successor Escrow Agent.

                           [SIGNATURE PAGE TO FOLLOW]

                                     A-5-5

    IN WITNESS WHEREOF, the undersigned have executed this ESCROW AGREEMENT as of the date first set forth above.

                                                       UBIQUITEL INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       UBIQUITEL OPERATING COMPANY

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       FIRST UNION NATIONAL BANK

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       DELMAR WILLIAMS & ASSOCIATES, L.P.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                            -----------------------------------------
                                                            DELWYN C. WILLIAMS

                                                            -----------------------------------------
                                                            MARLENE G. WILLIAMS

                                                       J.H. EVANS INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       THE PONDEROSA TELEPHONE CO.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                     A-5-6

    IN WITNESS WHEREOF, the undersigned have executed this ESCROW AGREEMENT as of the date first set forth above.

                                                       RCBM, LLC

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       RAMYAR, LLC

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       INSTANT PHONE, LLC

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       BRYAN FAMILY, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       KERMAN COMMUNICATIONS, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       BARCUS FAMILY LIMITED PARTNERSHIP

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       S&K MORAN FAMILY LIMITED PARTNERSHIP

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                     A-5-7

    IN WITNESS WHEREOF, the undersigned have executed this ESCROW AGREEMENT as of the date first set forth above.

                                                       IRREVOCABLE TRUST UNDER THE WILL OF JOHN H.
                                                       EVANS

                                                       By:
                                                            -----------------------------------------
                                                            Name: Jane B. Vilas
                                                            Title: Trustee

                                                       J.H. EVANS FAMILY LIMITED PARTNERSHIP

                                                       By:
                                                            -----------------------------------------
                                                            Name: Jane B. Vilas
                                                            Title: General Partner

                                                       JANE BLAIR VILAS 1990 TRUST

                                                       By:
                                                            -----------------------------------------
                                                            Name: John H. Evans, Jr.
                                                            Title: Trustee

                                                       By:
                                                            -----------------------------------------
                                                            Name: Danna Jane Holmes
                                                            Title: Trustee

                                                       THE DAN AND DANNA HOLMES CHARITABLE REMAINDER
                                                       TRUST II

                                                       By:
                                                            -----------------------------------------
                                                            Name: Dan Holmes
                                                            Title: Trustee

                                                       By:
                                                            -----------------------------------------
                                                            Name: Danna Jane Holmes
                                                            Title: Trustee

                                                       By:
                                                            -----------------------------------------
                                                            Name: Van Newell
                                                            Title: Special Trustee

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                     A-5-8

    IN WITNESS WHEREOF, the undersigned have executed this ESCROW AGREEMENT as of the date first set forth above.

                                                       THE JOHN AND WENDY EVANS CHARITABLE REMAINDER
                                                       TRUST II

                                                       By:
                                                            -----------------------------------------
                                                            Name: John H. Evans, Jr.
                                                            Title: Trustee

                                                       By:
                                                            -----------------------------------------
                                                            Name: Wendy Evans
                                                            Title: Trustee

                                                       By:
                                                            -----------------------------------------
                                                            Name: Van Newell
                                                            Title: Special Trustee

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                     A-5-9

                                                                       ANNEX A-6

                               LOCK-UP AGREEMENT

                                 February 22, 2001

UbiquiTel Inc.
One West Elm Street
4th Floor
Conshohocken, PA 19428

    Dear Sirs:

    The undersigned understands that VIA Wireless, LLC, a California limited liability company ("VIA"), UbiquiTel Inc., a Delaware corporation (the "PARENT"), UbiquiTel Operating Company, a Delaware corporation ( "UBIQUITEL"), the Merger Subs, the Members, the Stockholders and the Controlling Evans Stockholders have entered into that definitive Merger Agreement (the "AGREEMENT") in which the Parent shall acquire the membership interests of VIA held by the Members. Capitalized terms used in this letter agreement and not otherwise defined herein have the meanings ascribed to them in the Agreement unless the context requires otherwise. The individuals listed on EXHIBIT A attached hereto, including the undersigned, will receive common stock, par value $0.0005 per share (the "COMMON STOCK") of the Parent.

    During the Lock-Up Periods defined below, the undersigned agrees that it will not, without the prior written consent of the Parent, (a) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Unreleased Shares (as hereinafter defined) of Common Stock or any securities convertible into or exercisable or exchangeable for Unreleased Shares of Common Stock (including, without limitation, Unreleased Shares of Common Stock or securities convertible into or exercisable or exchangeable for Unreleased Shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (b) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Unreleased Shares of Common Stock (regardless of whether any of the transactions described in clause
(a) or (b) is to be settled by the delivery of Unreleased Shares of Common Stock, or such other securities, in cash or otherwise); PROVIDED, HOWEVER, that the foregoing prohibitions set forth in clauses (a) and (b) shall not prohibit
(x) the transfer, sale or other disposition of Unreleased Shares of Common Stock or securities convertible into or exercisable for Unreleased Shares of Common Stock to a "Permitted Transferee" (as hereinafter defined) so long as, prior to any such transfer, sale or other disposition, such Permitted Transferee executes and delivers to the Parent a lock-up letter identical to this letter or (y) the pledge of no more than fifty percent (50%) of Unreleased Shares of Common Stock as collateral for margin loans of the undersigned so long as, prior to any such pledge, the undersigned obtains the prior written consent of the Parent (such consent shall not be unreasonably withheld), and such pledgee agrees to be bound by the terms and conditions of this letter as if a signatory hereto,

    For purposes of this lock-up letter, (a) "Unreleased Shares" of Common Stock shall be (i) all of the shares of Common Stock received by the undersigned pursuant to the Agreement, which shares are subject to lock-up hereunder for the period ("FIRST LOCK-UP PERIOD") commencing on the Pre-Closing Date and ending 90 days after the Pre-Closing Date; and (ii) fifty percent (50%) of the shares of Common Stock received by the undersigned pursuant to the Agreement, which shares shall continue to be subject to lock-up for the period ("SECOND LOCK-UP PERIOD") commencing on the expiration of the First Lock-Up Period and ending 180 days after the Pre-Closing Date; (b) "Lock-Up Period" shall

                                     A-6-1
mean the First Lock-Up Period and, as applicable, the Second Lock-Up Period; and
(c) "Permitted Transferee" shall be (i) the spouse, parents or issue of the undersigned, or the spouse or issue of such issue (collectively, "RELATIVES"),
(ii) a trust, the principal beneficiaries of which are the undersigned or one or more Relatives, (iii) any person or entity for the benefit of the undersigned or one or more Relatives for estate planning purposes; or (iv) employees of the undersigned or employees of J.H. Evans, Inc.

    The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                           [SIGNATURE PAGE TO FOLLOW]

                                     A-6-2

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  THE PONDEROSA TELEPHONE CO.

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-3

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  RCBM, LLC

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-4

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  RAMYAR, LLC

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-5

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  INSTANT PHONE, LLC

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-6

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  BRYAN FAMILY, INC.

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-7

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  KERMAN COMMUNICATIONS, INC.

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-8

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  BARCUS FAMILY LIMITED PARTNERSHIP

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-9

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  S&K MORAN FAMILY LIMITED PARTNERSHIP

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-10

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                 DELWYN C. WILLIAMS

                                                 ----------------------------------------------------
                                                 Address:
                                                 ----------------------------------------------------
                                                 ----------------------------------------------------
                                                 ----------------------------------------------------
                                                 (Social Security or Taxpayer Identification No.)
                                                 ----------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-11

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                 MARLENE G. WILLIAMS

                                                 ----------------------------------------------------
                                                 Address:
                                                 ----------------------------------------------------
                                                 ----------------------------------------------------
                                                 ----------------------------------------------------
                                                 (Social Security or Taxpayer Identification No.)
                                                 ----------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-12

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  IRREVOCABLE TRUST UNDER THE WILL
                                                  OF JOHN H. EVANS

                                                  By:
                                                       ----------------------------------------------
                                                       Name: Jane B. Vilas
                                                       Title: TRUSTEE

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-13

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  J.H. EVANS FAMILY LIMITED PARTNERSHIP

                                                  By:
                                                       ----------------------------------------------
                                                       Name:
                                                       Title:

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-14

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  JANE BLAIR VILAS 1990 TRUST

                                                  By:
                                                       ----------------------------------------------
                                                       Name: John H. Evans, Jr.
                                                       Title: Trustee

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                                                  By:
                                                       ----------------------------------------------
                                                       Name: Danna Jane Holmes
                                                       Title: Trustee

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                                     A-6-15

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  THE DAN AND DANNA HOLMES
                                                  CHARITABLE REMAINDER TRUST II

                                                  By:
                                                       ----------------------------------------------
                                                       Name: Dan Holmes
                                                       Title: Trustee

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                                                  By:
                                                       ----------------------------------------------
                                                       Name: Danna Jane Holmes
                                                       Title: Trustee

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                                                  By:
                                                       ----------------------------------------------
                                                       Name: Van Newell
                                                       Title: Special Trustee

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-16

    This LOCK-UP AGREEMENT has been executed and delivered as of the date first written above.

                                                  THE JOHN AND WENDY EVANS
                                                  CHARITABLE REMAINDER TRUST II

                                                  By:
                                                       ----------------------------------------------
                                                       Name: John H. Evans, Jr.
                                                       Title: Trustee

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                                                  By:
                                                       ----------------------------------------------
                                                       Name: Wendy Evans
                                                       Title: Trustee

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                                                  By:
                                                       ----------------------------------------------
                                                       Name: Van Newell
                                                       Title: Special Trustee

                                                  Address:
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  --------------------------------------------------
                                                  (Social Security or Taxpayer Identification No.)
                                                  --------------------------------------------------

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-17

                                                  Agreed To:
                                                  UBIQUITEL INC.

                                                  By:
                                                       ----------------------------------------------
                                                       Name: Donald A. Harris
                                                       Title: President and Chief Executive Officer

                     [SIGNATURE PAGE TO LOCK UP AGREEMENT]

                                     A-6-18

                                   EXHIBIT A
                              LIST OF STOCKHOLDERS

 1. J.H. Evans Inc., a California corporation and the sole stockholder of CVC ("EVANS"),

 2. Ponderosa Telephone Co., a California corporation and sole stockholder of PC4 ("PTC"),

 3. RCBM, LLC, a California limited liability company and a stockholder of PCS ("RCBM"),

 4. Ramyar, LLC, a California limited liability company and a stockholder of PCS ("RAMYAR"),

 5. Instant Phone, LLC, a California limited liability company and a stockholder of PCS ("IPLLC"),

 6. Bryan Family, Inc., a California corporation and sole stockholder of Pinnacles ("BFI"),

 7. Kerman Communications, Inc., a California corporation and a stockholder of Kerman ("KCI"),

 8. Barcus Family Limited Partnership, a California family limited partnership and a stockholder of Kerman ("BARCUS"),

 9. S&K Moran Family Limited Partnership, a California family limited partnership and a stockholder of Kerman ("S&K"),

 10. Delwyn C. Williams, an individual resident of the State of California and a general partner of the Selling Member ("D. WILLIAMS"),

 11. Marlene G. Williams, an individual resident of the State of California and a general partner of the Selling Member ("M. WILLIAMS"),

    THE PARTIES CONTROLLING EVANS (THE "CONTROLLING EVANS STOCKHOLDERS"):

 1. Jane B. Vilas, an individual resident of the State of California and a stockholder of Evans ("VILAS"),

 2. Jane B. Vilas, Trustee U/W John H. Evans,             and a stockholder of
    Evans (the "TRUSTEE"),

 3. John Henry Evans, Jr. & Danna Jane Holmes as Trustees of the Jane Blair
    Vilas 1990 Trust for the Benefit of Cynthia Evans,         and a stockholder
    of Evans (the "C.E.TRUSTEES"),

 4. Dan and Danna Holmes Charitable Remainder Unitrust II,         and a
    stockholder of Evans (the "HOLMES UNITRUST"),

 5. John and Wendy Evans Charitable Remainder Unitrust II,       and a
    stockholder of Evans (the "EVANS UNITRUST"), and

 6. J.H. Evans Family Partnership LP, a California family limited partnership, and a stockholder of Evans (the "EVANS LP").

                                     A-6-19

                                                                       ANNEX A-7

                            As of February 21, 2001

Board of Directors
UbiquiTel Inc.
One West Elm Street
4th Floor
Conshohocken, PA 19428

Ladies and Gentlemen:

You have asked us to advise you with respect to the fairness to UbiquiTel Inc. (the "Acquiror") from a financial point of view of the consideration to be paid by the Acquiror pursuant to the terms of the Merger Agreement, dated as of February 22, 2001 (the "Acquisition Agreement"), by and among the Acquiror, UbiquiTel Operating Company, the Merger Subsidiaries of the Acquiror listed therein (the "Subs"), VIA Wireless, LLC ("LLC"), the Members of LLC (the "Members"), the Stockholders of the Members listed therein and the Stockholders that control J. H. Evans Inc. ("Evans"). The Acquisition Agreement provides for the mergers, and, in one instance, the direct purchase of membership interests, (collectively, the "Mergers") of the Subs with and into certain of the Members, subject to certain exceptions, pursuant to which the Members will become direct or indirect wholly owned subsidiaries of the Acquiror and all of the issued and outstanding units of membership interests of LLC will be converted, in the aggregate, into the right to receive 16,400,000 shares of the common stock of the Acquiror.

In arriving at our opinion, we have reviewed certain business and financial information made available relating to the Acquiror and LLC, as well as the Acquisition Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Acquiror, and have met with LLC's and the Acquiror's management to discuss the business and prospects of LLC.

We have also considered certain financial and market data of LLC, and we have compared those data with similar data for publicly held companies in businesses similar to LLC and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Acquiror's management as to the future financial performance of LLC and as to the cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Mergers. With respect to certain transactions related to the Mergers, we have assumed, with your consent, that LLC will have disposed of certain of its PCS spectrum for the amount contemplated in the related acquisition agreement prior to consummation of the Mergers. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of LLC, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as

                                     A-7-1
they exist and can be evaluated on the date hereof. This letter does not constitute an opinion as to the price at which the common stock of the Acquiror will actually trade at any time.

We have acted as financial advisor to the Acquiror in connection with the Mergers and will receive a fee for our services, a portion of which will be payable in connection with the delivery of this opinion and the balance of which is contingent upon consummation of the Mergers.

In the past, we have performed certain investment banking services for the Acquiror and have received customary fees for such services. In addition, certain of our affiliates own, in the aggregate, approximately 7% of the common stock of the Acquiror.

In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of the Acquiror for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion does not address the relative benefits of the Mergers with any other business strategies that may have been considered by the Board of Directors of the Acquiror. This letter does not constitute a recommendation to any stockholder of the Acquiror as to how such stockholder should vote on the proposed issuance of common stock of the Acquiror in connection with the Mergers.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid by the Acquiror in the Mergers is fair to the Acquiror from a financial point of view.

                                                       Very truly yours,

                                                       CREDIT SUISSE FIRST BOSTON CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                            Douglas V. Brown
                                                            Managing Director

                                     A-7-2

                                                                         ANNEX B

                               FORM OF AMENDMENT
                            TO AMENDED AND RESTATED
                 CERTIFICATE OF INCORPORATION OF UBIQUITEL INC.

    RESOLVED, that the first sentence of Section (1) of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

1. The total number of shares of stock which the Corporation is authorized to issue is 250,000,000 shares of stock consisting of (a) 240,000,000 shares of Common Stock, par value $.0005 each, and (b) 10,000,000 shares of Preferred Stock, par value $.001 each.

                                                                         ANNEX C

                                    FORM OF
                AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
                               OF UBIQUITEL INC.

                                 UBIQUITEL INC.
                              AMENDED AND RESTATED
                           2000 EQUITY INCENTIVE PLAN
                        EFFECTIVE AS OF FEBRUARY 6, 2001

                                 UBIQUITEL INC.
                              AMENDED AND RESTATED
                           2000 EQUITY INCENTIVE PLAN

          1.            Purpose.....................................................      1
          2.            Definitions.................................................      1
          3.            Administration..............................................      4
                        (a) Authority of the Committee..............................      4
                        (b) Manner of Exercise of Committee Authority...............      4
                        (c) Limitation of Liability.................................      5
          4.            Stock Subject to Plan.......................................      5
                        (a) Limitation on Overall Number of Shares Subject to
                        Awards......................................................      5
                        (b) Application of Limitations..............................      5
          5.            Eligibility; Per-Person Award Limitations...................      5
          6.            Specific Terms of Awards....................................      6
                        (a) General.................................................      6
                        (b) Options.................................................      6
                        (c) Stock Appreciation Rights...............................      7
                        (d) Restricted Stock........................................      8
                        (e) Deferred Stock..........................................      9
                        (f) Bonus Stock and Awards in Lieu of Obligations...........     10
                        (g) Dividend Equivalents....................................     10
                        (h) Other Stock-Based Awards................................     10
          7.            Certain Provisions Applicable to Awards.....................     11
                        (a) Stand-Alone, Additional, Tandem, and Substitute
                        Awards......................................................     11
                        (b) Term of Awards..........................................     11
                        (c) Form and Timing of Payment Under Awards; Deferrals......     11
                        (d) Exemptions from Section 16(b) Liability.................     11
          8.            Performance and Annual Incentive Awards.....................     12
                        (a) Performance Conditions..................................     12
                        (b) Performance Awards Granted to Designated Covered
                        Employees...................................................     12
                        (c) Annual Incentive Awards Granted to Designated Covered
                        Employees...................................................     14
                        (d) Written Determinations..................................     15
                        (e) Status of Section 8(b) and Section 8(c) Awards Under
                        Code Section 162(m).........................................     15
          9.            Change in Control...........................................     15
                        (a) Effect of "Change in Control"...........................     15
                        (b) Definition of "Change in Control".......................     16
                        (c) Definition of "Change in Control Price".................     17
         10.            General Provisions..........................................     17
                        (a) Compliance With Legal and Other Requirements............     17
                        (b) Limits on Transferability; Beneficiaries................     17
                        (c) Adjustments.............................................     18
                        (d) Taxes...................................................     18
                        (e) Changes to the Plan and Awards..........................     19
                        (f) Limitation on Rights Conferred Under Plan...............     19
                        (g) Unfunded Status of Awards; Creation of Trusts...........     19
                        (h) Nonexclusivity of the Plan..............................     20
                        (i) Payments in the Event of Forfeitures; Fractional
                        Shares......................................................     20
                        (j) Governing Law...........................................     20
                        (k) Plan Effective Date and Stockholder Approval;
                        Termination of Plan.........................................     20

                                 UBIQUITEL INC.
                           2000 EQUITY INCENTIVE PLAN

    1. PURPOSE. The purpose of this 2000 Equity Incentive Plan (the "Plan") is to assist UbiquiTel Inc. (the "Company") and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, Directors and independent contractors by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Committee of the Board of Directors of the Company. Unless otherwise stated, all references to section numbers are to sections of this Plan. This Plan was originally adopted by the Board of Directors of the Company effective as of February 1, 2000. The Plan, as amended and restated herein in its entirety, shall be effective as of February 6, 2001.

    2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

        (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

        (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest, granted to a Participant under the Plan.

        (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under
    Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

        (d) "Beneficial Owner", "Beneficially Owning" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

        (e) "Board" means the Company's Board of Directors.

        (f) "Change in Control" means Change in Control as defined with related terms in Section 9.

        (g) "Change in Control Price" means the amount calculated in accordance with Section 9(c).

        (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

        (i) "Committee" means a committee designated by the Board to administer the Plan. The Committee shall consist of at least two directors, each member of which shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" within the meaning of Section 162(m) of the Code, unless administration of the Plan by

    "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

        (j) "Corporate Transaction" means a Corporate Transaction as defined in
    Section 9(b)(i).

        (k) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e).

        (l) "Deferred Stock" means a right, granted to a Participant under
    Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

        (m) "Director" means a member of the Board.

        (n) "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

        (o) "Dividend Equivalent" means a right, granted to a Participant under
    Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

        (p) "Effective Date" means the effective date of the Plan, which shall be February 1, 2000.

        (q) "Eligible Person" means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary. The foregoing notwithstanding, only employees of the Company or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

        (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

        (s) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

        (t) "Fair Market Value" means the fair market value of Stock (with no discount for minority ownership or lack of liquidity), Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date if the Company is publicly-held as of such date, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

        (u) "Incentive Stock Option" or "ISO" means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

        (v) "Incumbent Board" means the Incumbent Board as defined in
    Section 9(b)(ii).

        (w) "Limited SAR" means a right granted to a Participant under
    Section 6(c).

        (x) "Option" means a right granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

        (y) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

        (z) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

        (aa) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

        (bb) "Performance Award" means a right, granted to an Eligible Person under Section 8, to receive Awards based upon performance criteria specified by the Committee or the Board.

        (cc) "Person" shall have the meaning ascribed to such term in
    Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

        (dd) "Restricted Stock" means Stock granted to a Participant under
    Section 6(d), that is subject to certain restrictions and to a risk of forfeiture.

        (ee) "Rule 16b-3" and "Rule 16a-1(c)(3)" means Rule 16b-3 and
    Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act

        (ff) "Stock" means the Company's Common Stock, par value $0.0005 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c).

        (gg) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

        (hh) "Subsidiary" means UbiquiTel LLC, and any other corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

    3.  ADMINISTRATION.

        (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

        (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to
    Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.

        (c) LIMITATION OF LIABILITY. The Committee and the Board, and each member thereof, shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company's independent auditors, counsel, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

    4.  STOCK SUBJECT TO PLAN.

        (a) LIMITATION ON OVERALL NUMBER OF SHARES SUBJECT TO AWARDS. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan, including the number of shares of Stock which may be issued pursuant to ISOs, shall be the sum of (i) 7,500,000, plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        (b) APPLICATION OF LIMITATIONS.  The limitation contained in
    Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

    5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 1,500,000 shares of Stock, subject to adjustment as provided in
Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash

Award in any fiscal year by any one Participant shall be $2,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000.

    6.  SPECIFIC TERMS OF AWARDS.

        (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, no consideration other than services may be required for the grant (but not the exercise) of any Award.

        (b) OPTIONS. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:

           (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

           (ii) TIME AND METHOD OF EXERCISE. The Committee or the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

          (iii) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. No term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

              (A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

               (B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

        (c) STOCK APPRECIATION RIGHTS. The Committee and the Board each is authorized to grant SAR's to Participants on the following terms and conditions:

           (i) RIGHT TO PAYMENT. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of
       (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR" that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under
       Section 9(c)), over (B) the grant price of the SAR as determined by the Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a).

           (ii) OTHER TERMS. The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

        (d) RESTRICTED STOCK. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:

           (i) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted

       Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

           (ii) FORFEITURE. Except as otherwise determined by the Committee or the Board at the time of the Award, upon termination of a Participant's employment during the applicable restriction period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

          (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

           (iv) DIVIDENDS AND SPLITS. As a condition to the grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

        (e) DEFERRED STOCK. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

           (i) AWARD AND RESTRICTIONS. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

           (ii) FORFEITURE. Except as otherwise determined by the Committee or the Board, upon termination of a Participant's employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant's Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

          (iii) DIVIDEND EQUIVALENTS. Unless otherwise determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

        (f) BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

        (g) DIVIDEND EQUIVALENTS. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.

        (h) OTHER STOCK-BASED AWARDS. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

    7.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

        (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

        (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee or the Board; but the term of any Option or SAR shall not exceed ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

        (c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable Award agreement, payments to be made to the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, Stock that have been held for at least 6 months, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee or the Board (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee or the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

        (d) EXEMPTIONS FROM SECTION 16(B) LIABILITY. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

    8.  PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

        (a) PERFORMANCE CONDITIONS. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code
    Section 162(m), shall be exercised by the Committee and not the Board.

        (b) PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this
    Section 8(b).

           (i) PERFORMANCE GOALS GENERALLY. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this
       Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

           (ii) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified Subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards (except that the Committee may adopt additional business criteria or amend the listed criteria provided that, within three years from the Effective Date, it submits such additional or amended criteria to the Company's shareholders for approval): (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock; (3) net income;
       (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; (14) ratio of debt to stockholders' equity; (15) control of churn; (16) increase in number of subscribers (measured by percentages, ratios, comparisons, or absolute numbers); (17) control of operating costs; and (18) meeting build-out and coverage POPs targets. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as "performanced-based compensation under Code Section 162(m).

          (iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE
       GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code
       Section 162(m).

           (iv) PERFORMANCE AWARD POOL. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with
       Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

           (v) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

        (c) ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/ or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

           (i) ANNUAL INCENTIVE AWARD POOL. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii). The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

           (ii) POTENTIAL ANNUAL INCENTIVE AWARDS. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in
       Section 8(b)(ii) in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

          (iii) PAYOUT OF ANNUAL INCENTIVE AWARDS. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

        (d) WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under
    Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

        (e) STATUS OF SECTION 8(B) AND SECTION 8(C) AWARDS UNDER CODE
    SECTION 162(M). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c),
    (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code
    Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code
    Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

    9.  CHANGE IN CONTROL.

        (a) EFFECT OF "CHANGE IN CONTROL." If and to the extent provided in the Award, in the event of a "Change in Control," as defined in Section 9(b), the following provisions shall apply:

           (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control, subject only to applicable restrictions set forth in Section 10(a);

           (ii) Limited SARs (and other SARs if so provided by their terms) shall become exercisable for amounts, in cash, determined by reference to the Change in Control Price;

          (iii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

           (iv) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

        (b) DEFINITION OF "CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon:

           (i) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions (but not including a public offering of stock registered under the Securities Act of 1933, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a "Corporate Transaction") is subsequently abandoned);

           (ii) Individuals who, as of the date on which the Award is granted, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Award was granted whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

          (iii) the acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 30% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries.

        (c) DEFINITION OF "CHANGE IN CONTROL PRICE." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(i) or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

    10. GENERAL PROVISIONS.

        (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

        (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

        (c) ADJUSTMENTS. If any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that a substitution or adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee or the Board shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code
    Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

        (d) TAXES. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

        (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee or the Board may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

        (f) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person's or Participant's employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

        (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

        (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

        (i) PAYMENTS IN THE EVENT OF FORFEITURES; FRACTIONAL SHARES. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (j) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.

        (k) PLAN EFFECTIVE DATE AND STOCKHOLDER APPROVAL; TERMINATION OF
    PLAN. The Plan first become effective on February 1, 2000, and the Plan, as amended and restated shall be effective on February 6, 2001, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and
    422. Awards may be granted under the Plan, as amended and restated, subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate at such time as no shares of Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

                                                                         ANNEX D

                                 UBIQUITEL INC.
                            AUDIT COMMITTEE CHARTER

    The audit committee of the board of directors of Ubiquitel Inc. (the "Company") will have the oversight, responsibility, authority and duties as described below.

    The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing (i) the financial information that will be provided to the shareholders and others,
(ii) the systems of internal controls management and the board of directors have established and (iii) all audit processes.

COMPOSITION

    The audit committee will consist of not less than three (3) directors, as determined by the board of directors. The members of the audit committee will meet the independence and experience requirements of the Nasdaq Stock Market ("Nasdaq"). One of the members shall be appointed committee chairperson by the full board of directors.

GENERAL RESPONSIBILITIES

1. The audit committee provides open avenues of communication among the internal auditors, the independent accountant and the board of directors.

2. The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3. The audit committee has the power to conduct or authorize investigations into matters within the audit committee's scope of responsibilities. The audit committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4. The committee will meet at least four times each year, more frequently if circumstances make that preferable. The audit committee chairperson has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

5. The committee will do whatever else the law, the Company's charter or bylaws or the board of directors require.

SPECIFIC DUTIES

    In carrying out its oversight responsibilities, the audit committee will:

 1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the board of directors for approval. This should be done in compliance with applicable Nasdaq audit committee requirements.

 2. Review with the Company's management, internal audit personnel and independent accountants Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

 3. Review with the Company's management, internal audit personnel and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

 4. Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

 5. Review the scope and general extent of the independent accountants' annual audit. The audit committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the audit committee that no limitations have been placed on the scope or nature of their audit procedures. The audit committee will review annually with management the fee arrangement with the independent accountants.

 6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

 7. Have a predetermined arrangement with the independent accountants that they will advise the audit committee through its chairperson and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing the applicable Form 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the audit committee, if that is the case, or the written enumeration of required reporting issues.

 8. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

    - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

    - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

    - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

    - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended, modified or supplemented, relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended, modified or supplemented, and that they concur with management's representation concerning audit adjustments.

    If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

 9. After preparation by management and review by internal audit personnel and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The audit committee charter is to be published as an appendix to the proxy statement every three years.

 10. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

 11. Meet with management, internal audit personnel and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material' or "serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the audit committee. The audit committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

 12. Recommend to the board of directors the selection, retention or termination of the Company's independent accountants.

 13. Review the appointment and replacement of the senior internal audit executive.

 14. Review with management, internal audit personnel and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

 15. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

 16. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the Nasdaq, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

                                 UBIQUITEL INC.
               PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 August 9, 2001

The undersigned shareholder(s) of UbiquiTel Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Donald A. Harris and Dean E. Russell, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders of the Company to be held on August 9, 2001, at 10:00 a.m., local time, at the Philadelphia Marriott West Hotel, 111 Crawford Avenue, West Conshohocken, Pennsylvania, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 and 6.

    1. Approval of the issuance of shares of the Company's common stock in connection with the acquisition by the Company of VIA Wireless, LLC through the mergers.

        / / FOR                 / / AGAINST                 / / ABSTAIN

    2. Election of the following nominees as Class I directors, each for a three-year term ending in 2004: James E.Blake, Peter Lucas and Bruce E. Toll.

        / / FOR the nominees                    / / WITHHELD for all nominees
            above (except as marked below)          above

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

        ________________________________________________________________________

    3. Election of the following nominee as a Class II director, for a one-year term ending in 2002: Eric Weinstein.

        / / FOR the nominee above             / / WITHHELD for the nominee above


    4. Election of the following nominee as a Class II director, for a one-year term ending in 2002, subject to and upon completion of the acquisition by the Company of VIA Wireless, LLC through the mergers:
        Matthew J. Boos.

        / / FOR the nominee above             / / WITHHELD for the nominee above

    5. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 240,000,000 from 100,000,000.

        / / FOR                 / / AGAINST                 / / ABSTAIN

    6. Approval of the Company's Amended and Restated 2000 Equity Incentive Plan to (a) increase the number of shares of common stock reserved for issuance under the plan to 7,500,000 from 4,080,000, (b) provide for a maximum limitation of 1,500,000 shares that may be subject to awards granted under the plan to any one individual for any fiscal year during the term of the plan, (c) provide that the maximum amount that may be earned by a participant as an annual incentive award in any fiscal year is $2,000,000, and (d) provide that the maximum amount that may be earned by a participant as a performance award for any performance period is $5,000,000.

        / / FOR                 / / AGAINST                 / / ABSTAIN

    7. To transact any other business as may properly be brought before the Annual Meeting.


This proxy will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSALS 2, 3, AND 4, "FOR" PROPOSAL 5, AND "FOR" PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.


Receipt of the Notice of 2001 Annual Meeting of Shareholders and accompanying Proxy Statement, together with the Annual Report is hereby acknowledged.

IMPORTANT -- PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.


                                       ----------------------------------------


                                       ----------------------------------------
                                       Signature(s)                        Date











                                       2